SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement              [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                                  I-TRAX, INC.

                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]      No fee required.

   [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.


(1) Title of each class of securities to which transaction applies:



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(2) Aggregate number of securities to which transaction applies:




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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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(4) Proposed maximum aggregate value of transaction:




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(5) Total fee paid:



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[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:


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(2) Form, Schedule or Registration Statement No.:


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(3) Filing Party:


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(4) Date Filed:



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






[I-TRAX LOGO]                                               [CHD Meridian LOGO]


                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT



     The boards of directors of I-trax, Inc. and Meridian Occupational Healthcare Associates, Inc., doing business as CHD Meridian Healthcare, have approved a merger of the two companies. Upon the completion of the merger, I-trax will conduct the historic business of CHD Meridian through a subsidiary. We believe the merged companies will create more stockholder value than the companies could achieve independently.

     Upon completion of the merger, each share of CHD Meridian common stock will be converted into the right to receive:

     o the number of shares of I-trax common stock obtained by dividing 10,000,000 by the number of shares of CHD Meridian outstanding or issuable upon exercise of stock options at the merger's effective time (we refer to this number of shares as the CHD Meridian Shares Deemed Outstanding);

     o the number of shares of I-trax Series A convertible preferred stock (which we refer to in this proxy statement as I-trax convertible preferred stock), each of which is convertible into 10 shares of I-trax common stock, obtained by dividing 400,000 by the CHD Meridian Shares Deemed Outstanding; and

     o cash in the amount obtained by dividing $35 million by the CHD Meridian Shares Deemed Outstanding, subject to certain adjustments and, if applicable, tax withholding.


     In addition, in April 2005, each CHD Meridian stockholder will receive, for each share of CHD Meridian common stock held at the merger's effective time, such CHD Meridian stockholder's pro rata portion of 3,859,200 shares of I-trax common stock (less any shares used to satisfy CHD Meridian's indemnity obligations) if the historic business of CHD Meridian following the merger meets certain financial performance goals described in this proxy statement.


     I-trax stockholders will continue to hold their existing shares after the merger.

     CHD Meridian intends to offer to purchase shares of its common stock for cash from certain executives, other employees, holders of fewer than 3,300 shares, and non-accredited investors, effective immediately prior to the merger. CHD Meridian also plans to offer to terminate certain existing employee stock options for cash effective immediately prior to the merger. Cash spent for such repurchases or terminations will reduce the $35 million otherwise payable by I-trax in the merger. Such purchases or terminations will also reduce the number of CHD Meridian Shares Deemed Outstanding, thereby increasing the percentage of the shares of I-trax common stock shares of I-trax convertible preferred stock payable to each of the remaining CHD Meridian stockholders. Please refer to section titled "The Merger and Other Proposals - Questions and Answers About the Merger" beginning on page 1 of this proxy statement for a further discussion of this subject.

     In connection with the merger, the board of directors of I-trax has approved the issuance of an additional 1,100,000 shares of convertible preferred stock to third party investors in a private placement for cash. I-trax will use the proceeds of this private placement to fund a portion of the cash I-trax is required to deliver in the merger and to provide additional working capital.

     The shares of I-trax common stock to be issued in the merger, together with the shares of I-trax common stock issuable upon conversion of all of the shares of convertible preferred stock to be issued in the merger and in the related private placement to fund a portion of the cash to be delivered by I-trax in the merger, will represent approximately 61% of the outstanding I-trax common stock after the merger.

------------------------------------------------------------------

We are asking I-trax stockholders to:


1. Approve the issuance of up to 13,859,200 shares of common stock and 400,000 shares of convertible preferred stock in the merger;


2. Approve the merger of DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, with and into CHD Meridian;

3. Approve the sale of up to 1,100,000 shares of convertible preferred stock to raise a portion of the cash consideration to be used in the merger and for working capital; and

4. Ratify and approve the issuance, in a private placement that closed on October 31, 2003, of 1,400,000 shares of common stock and warrants to purchase 840,000 shares of common stock, and approve the issuance of the 840,000 shares of common stock upon the exercise of such warrants.

A special meeting of I-trax stockholders will be held on:

          Wednesday March 17, 2004
          10:00 a.m., local time
          at the offices of
          Ballard Spahr Andrews & Ingersoll, LLP
          1735 Market Street, 51st Floor
          Philadelphia, Pennsylvania  19103

I-TRAX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT I-TRAX
STOCKHOLDERS VOTE TO:


1. APPROVE THE ISSUANCE OF UP TO 13,859,200 SHARES OF COMMON STOCK AND 400,000 SHARES OF CONVERTIBLE PREFERRED STOCK IN
     THE MERGER;


2. APPROVE THE MERGER OF DCG ACQUISITION, INC., A WHOLLY-OWNED SUBSIDIARY OF I-TRAX, WITH AND INTO CHD MERIDIAN;

3. APPROVE THE SALE OF UP TO 1,100,000 SHARES OF CONVERTIBLE PREFERRED STOCK TO RAISE A PORTION OF THE CASH CONSIDERATION TO BE USED IN THE MERGER AND FOR WORKING CAPITAL; AND

4. RATIFY AND APPROVE THE ISSUANCE, IN A PRIVATE PLACEMENT THAT CLOSED ON OCTOBER 31, 2003, OF 1,400,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 840,000 SHARES OF COMMON STOCK AND APPROVE THE ISSUANCE OF 840,000 SHARES OF COMMON STOCK UPON EXERCISE OF SUCH WARRANTS.
------------------------------------------------------------------

/s/ Frank A. Martin
Frank A. Martin


Chief Executive Officer
I-trax, Inc.



We are asking CHD Meridian stockholders to consider and vote upon the adoption of the merger agreement. A special meeting of CHD Meridian stockholders will be held on:

          Wednesday March 17, 2004
          9:00 a.m., local time
          at the offices of
          CHD Meridian
          40 Burton Hills Boulevard
          Suite 200
          Nashville, Tennessee 37215

CHD MERIDIAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CHD MERIDIAN STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.



  /s/ Haywood D. Cochrane, Jr.
  ----------------------------
  Haywood D. Cochrane, Jr.


  Chief Executive Officer
  CHD Meridian

  CONSIDER THE RISKS DESCRIBED ON PAGES 13 THROUGH 24 OF THIS PROXY STATEMENT.


         Neither the Securities and Exchange Commission nor any state securities regulators have approved the capital stock to be issued pursuant to the transactions described in this proxy statement or determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.


         Joint proxy statement dated February 6, 2004 and first mailed to stockholders on or about February 9, 2004.

         This proxy statement incorporates important business and financial information about I-trax, including I-trax's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, June 30 and September 30, 2003 and several Current Reports on Form 8-K filed since January 1, 2003. These reports are attached to this proxy statement in Annex G. In addition, any information incorporated by reference into this proxy statement is available without charge to I-trax stockholders upon written or oral request by contacting I-trax's secretary at One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103 or by telephone at 215-557-7488 x116.

                                                                  [I-TRAX LOGO]

                            NOTICE OF SPECIAL MEETING
                                 OF STOCKHOLDERS

                     TO BE HELD ON WEDNESDAY, MARCH 17, 2004

                            AT 10:00 A.M., LOCAL TIME

To the Stockholders of I-trax, Inc.:

         A special meeting of stockholders of I-trax will be held on Wednesday, March 17, 2004, at 10:00 a.m., local time, at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103 to consider and vote upon:


         1. the approval of the issuance of up to 13,859,200 shares of I-trax common stock, par value $.001, and 400,000 shares of I-trax convertible preferred stock, par value $.001, to be delivered in connection with the Merger Agreement, dated as of December 26, 2003, as amended by the Amendment to Merger Agreement, dated February 4, 2004, among CHD Meridian, I-trax, DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, and CHD Meridian Healthcare, LLC, a wholly-owned subsidiary of I-trax;


         2. the approval of the merger of DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, with and into CHD Meridian;

         3. the approval of the sale of up to 1,100,000 shares of I-trax convertible preferred stock, par value $.001, to raise a portion of the cash consideration to be used in the merger, and for working capital; and


         4. the ratification and approval of the issuance, in a private placement that closed on October 31, 2003, of 1,400,000 shares of I-trax common stock and warrants to purchase 840,000 shares of I-trax common stock, which includes warrants to purchase 700,000 shares issued in the private placement and 140,000 shares issued to affiliates of the placement agent, and the approval of the issuance of the 840,000 shares of common stock upon the exercise of such warrants.


         Holders of record of I-trax common stock at the close of business on February 5, 2004, will be entitled to notice of and to vote at the I-trax special meeting or any adjournment or postponement thereof.

         If you attend the meeting, you must register before entering.



                                               /s/ Yuri Rozenfeld
                                                   -----------------------------
                                                   Yuri Rozenfeld
                                                   General Counsel and Secretary


February 6, 2004




YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE I-TRAX SPECIAL MEETING, PLEASE COMPLETE, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY AND BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

                                                            [CHD Meridian LOGO]


                            NOTICE OF SPECIAL MEETING
                                 OF STOCKHOLDERS

                     TO BE HELD ON WEDNESDAY, MARCH 17, 2004

                            AT 9:00 A.M., LOCAL TIME

To the Stockholders of Meridian Occupational Healthcare Associates, Inc., doing business as CHD Meridian Healthcare:


         A special meeting of stockholders of CHD Meridian Healthcare will be held on Wednesday, March 17, 2004, at 9:00 a.m., local time, at the offices of CHD Meridian Healthcare, 40 Burton Hills Boulevard, Suite 200, Nashville, Tennessee 37215 to consider and vote upon a proposal to adopt the Merger Agreement, dated as of December 26, 2003, as amended by the Amendment to Merger Agreement, dated February 4, 2004, among CHD Meridian, I-trax, Inc., DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, and CHD Meridian Healthcare, LLC, a wholly-owned subsidiary of I-trax.


         Holders of record of CHD Meridian common stock at the close of business on February 5, 2004, will be entitled to notice of and to vote at the CHD Meridian special meeting or any adjournment or postponement thereof.

         If you attend the meeting, you must register before entering.



                                                 /s/ Shannon W. Farrington
                                                     ---------------------
                                                     Shannon W. Farrington
                                                     Corporate Secretary


February 6, 2004




         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE CHD MERIDIAN SPECIAL MEETING, PLEASE COMPLETE, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY AND BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.



                                TABLE OF CONTENTS


                                                                                                                 Page
                                                                                                                 ----
     QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................................................2
     MERGER SUMMARY...............................................................................................2
     I-TRAX SUMMARY SELECTED FINANCIAL DATA.......................................................................2
     CHD MERIDIAN SUMMARY SELECTED FINANCIAL DATA.................................................................2
     I-TRAX SUMMARY SELECTED UNAUDITED PRO FORMA CONDENSED  COMBINED FINANCIAL DATA...............................2
     RISK FACTORS.................................................................................................2
         Risks Related to the Merger and the Merged Companies After the Merger....................................2
         Risks Related to I-trax..................................................................................2
         Risks Related to CHD Meridian Healthcare Business........................................................2
     CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS...................................................2
     DESCRIPTION OF I-TRAX........................................................................................2
     DESCRIPTION OF CHD MERIDIAN..................................................................................2
         CHD Meridian's Business..................................................................................2
         Management's Discussion and Analysis of Financial Condition and Results of Operations of CHD Meridian....2
         Quantitative And Qualitative Disclosures About Market Risk...............................................2
         Contractual Obligations..................................................................................2
     THE MERGER...................................................................................................2
         General..................................................................................................2
         Background of the Merger.................................................................................2
         Reasons for the Merger; Recommendations of the Boards of Directors.......................................2
         Recommendation of the Board of Directors of I-trax.......................................................2
         Recommendation of the Board of Directors of CHD Meridian.................................................2
         Financing of the Cash Portion of the Merger Consideration................................................2
         Effect of the Issuances of I-trax Common Stock and Convertible Preferred Stock on the Rights of
         Existing I-trax Stockholders.............................................................................2
         Cash Bonus Plan for Certain Non-executive CHD Meridian Employees After the Merger........................2
         Material United States Federal Income Tax Consequences of the Merger.....................................2
         Regulatory Matters Relating to the Merger................................................................2
         Dissenters' Rights.......................................................................................2
         Federal Securities Laws Consequences.....................................................................2
         Registration Rights......................................................................................2
         Accounting Treatment.....................................................................................2
         Stock Exchange Listing...................................................................................2
         Fees and Expenses of the Merger..........................................................................2
     INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER............................................................2
         I-trax...................................................................................................2
         CHD Meridian.............................................................................................2
         Ownership of I-trax Common Stock.........................................................................2
         Pro forma Ownership of I-trax Common Stock Following the Merger..........................................2
     THE MERGER AGREEMENT.........................................................................................2
         Structure of the Merger..................................................................................2
         Timing of Closing........................................................................................2
         Merger Consideration and Related Adjustments.............................................................2
         Treatment of CHD Meridian Stock Options..................................................................2
         Earn-Out Payment.........................................................................................2
         Appointment of CHD Meridian Stockholder Representative...................................................2
         Procedure For Payment....................................................................................2
         The Board of I-trax......................................................................................2
         Pre-Closing Covenants....................................................................................2
         Post-Closing Covenants...................................................................................2



                                        i




         Representations and Warranties...........................................................................2
         Conditions to the Completion of The Merger...............................................................2
         Remedies for Breach of the Merger Agreement..............................................................2
         Termination of the Merger Agreement......................................................................2
         Amendment and Third Party Beneficiaries..................................................................2
         Expenses.................................................................................................2
     OPINION OF I-TRAX'S FINANCIAL ADVISOR........................................................................2
     RATIFICATION AND APPROVAL OF I-TRAX'S ISSUANCE OF PRIOR COMMON STOCK AND WARRANT ON OCTOBER 31, 2003.........2
     MARKET PRICE AND DIVIDEND INFORMATION........................................................................2
     MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, INC. FINANCIAL DATA.............................................2
     CHD MERIDIAN SUPPLEMENTARY FINANCIAL INFORMATION.............................................................2
     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.................................................2
     INFORMATION ABOUT THE MEETINGS AND VOTING....................................................................2
         Matters Relating To The Special Meetings.................................................................2
         Vote Necessary To Approve I-trax and CHD Meridian Proposals..............................................2
         Voting By Proxy..........................................................................................2
         How To Vote By Proxy.....................................................................................2
         Other Business; Adjournments.............................................................................2
     CERTAIN LEGAL INFORMATION....................................................................................2
         Authorized Capital Stock.................................................................................2
         Number of Directors......................................................................................2
         Term, Classification and Selection of Board Of Directors.................................................2
         Removal of Directors.....................................................................................2
         Stockholder Action By Written Consent....................................................................2
         Special Meetings of Stockholders.........................................................................2
         Amendment of Certificate of Incorporation and Bylaws.....................................................2
     DESCRIPTION OF I-TRAX CAPITAL STOCK..........................................................................2
         General..................................................................................................2
         I-trax Common Stock......................................................................................2
         I-trax Preferred Stock...................................................................................2
         6% Convertible Senior Debenture..........................................................................2
         Exchange Agent, Transfer Agent And Registrar.............................................................2
     EXPERTS  2
     FUTURE I-TRAX STOCKHOLDER PROPOSALS..........................................................................2
     WHERE YOU CAN FIND MORE INFORMATION..........................................................................2





                                       ii



                                     ANNEXES



Annex A          -      Merger Agreement and Amendment to Merger Agreement

Annex B          -      Opinion of Bryant Park Capital, Inc.


Annex C          -      Escrow Agreement

Annex D          -      Certificate of Designations for Series A Convertible Preferred Stock of I-trax, Inc.

Annex E          -      Section 262 of the Delaware General Corporation Law

Annex F          -      Form of Letter of Transmittal

Annex G          -      Annual Report on Form 10-KSB           Fiscal year ended December 31, 2002

                        Quarterly Reports on Form 10-QSB       Fiscal  quarters ended March 31, 2003,
                                                               June 30, 2003, and September 30, 2003


                        Current Reports on Form 8-K            Filed on February 12, 2003, February
                                                               19, 2003, April 22, 2003, May 19, 2003,
                                                               August 15, 2003, October 17, 2003,
                                                               November 17, 2003, December 29, 2003,
                                                               December 30, 2003 and February 2, 2004


                        Proxy Statement on Schedule 14A        Filed on April 25, 2003





                                       iii

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:        What Will Happen In The Merger?

A: We are proposing to merge our two companies so that, when the merger transactions are completed, the operations of Meridian Occupational Healthcare Associates, Inc. (doing business as CHD Meridian Healthcare), which we refer to throughout this proxy statement as CHD Meridian, will be carried on by CHD Meridian Healthcare, LLC, a newly formed, wholly-owned subsidiary of I-trax, Inc. For tax and other reasons, the merger is structured as a two-step transaction. In the first step, DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, will merge with and into CHD Meridian, which will become a subsidiary of I-trax, and the common stock of CHD Meridian will be converted into the right to receive merger consideration. In the second step, CHD Meridian will merge with and into CHD Meridian Healthcare, LLC. For tax purposes, it is anticipated that the transaction will be treated as if the plan of reorganization had provided for a statutory merger of CHD Meridian directly into I-trax.

Q:        What Will CHD Meridian Stockholders Receive In The Merger?

A: Upon completion of the merger, each share of CHD Meridian common stock will be converted into the right to receive:


          o the number of shares of I-trax common stock obtained by dividing 10,000,000 by the number of shares of CHD Meridian outstanding or issuable upon exercise of stock options at the merger's effective time (we refer to this number of shares as the CHD Meridian Shares Deemed Outstanding);


          o the number of shares of I-trax convertible preferred stock, each of which is convertible into 10 shares of I-trax common stock, obtained by dividing 400,000 by the CHD Meridian Shares Deemed Outstanding; and

          o cash in the amount obtained by dividing $35 million by the CHD Meridian Shares Deemed Outstanding, subject to certain adjustments and, if applicable, tax withholding.


          In addition, in April 2005, each former CHD Meridian stockholder will receive, for each share of CHD Meridian common stock held at the merger's effective time, such CHD Meridian stockholder's pro rata portion of 3,859,200 shares of I-trax common stock (less any shares used to satisfy CHD Meridian's indemnity obligations) if the historic business of CHD Meridian following the merger meets certain financial performance goals described in this proxy statement.


          CHD Meridian intends to offer to purchase for cash shares of its common stock from certain executives, other employees, holders of fewer than 3,300 shares, and non-accredited investors, effective immediately prior to the merger. CHD Meridian also plans to offer to terminate certain existing employee stock options for cash effective immediately prior to the merger. Cash spent for such repurchases and such option terminations will reduce the $35 million of cash otherwise payable in the merger. However, any such transactions will also reduce the number of CHD Meridian Shares Deemed Outstanding, thereby increasing the percentage of shares of I-trax common stock and I-trax convertible preferred stock payable to each of the remaining CHD Meridian stockholders. The net effect of these transactions will be to alter the cash/equity mix payable to CHD Meridian stockholders at the merger's effective time. The stockholders who receive and accept such offers will receive only cash for their shares (or options) and, therefore, a disproportionately larger share of cash than the remaining CHD Meridian stockholders. The remaining CHD Meridian stockholders will receive a disproportionately larger share of the equity and a disproportionately smaller share of cash. The merger agreement limits the amount of cash to be used for such transactions to $11 million, and CHD Meridian expects to use such sum for such repurchases and terminations.

          The following table sets forth the approximate portion of merger consideration that each CHD Meridian stockholder would receive at the merger's effective time for each share of CHD Meridian common stock owned, assuming (1) no change in the 243,182 CHD Meridian Shares Deemed Outstanding on the date of this proxy statement and (2) that, as a result of transactions described in the preceding paragraph, 35,297 shares (and/or options to purchase shares) are repurchased or terminated (leaving 207,885 CHD Meridian Shares Deemed Outstanding at the merger's effective time) in exchange for approximately $10.2 million.


                                                               CHD Meridian Shares Deemed Outstanding
                                                              (1) 243,182                 (2) 207,885
                                                          --------------------       -----------------------

         Shares of I-trax common stock (a)                           41                            48
         Shares of I-trax convertible preferred stock (b)          1.64                          1.92
         Cash                                                   $143.93                       $119.49

         (a) Common stock will be rounded to the nearest share.

         (b) Convertible preferred stock will be rounded to the nearest one-hundredth of a share.



          There is no assurance that any CHD Meridian stockholder to whom an offer of share repurchase or option termination is made will accept such offer and, therefore, CHD Meridian stockholders will not know until the merger's effective time the exact mix of cash and equity payable in the merger.


          Throughout this proxy statement, we refer to the I-trax common stock, including the 3,859,200 shares potentially payable in April 2005, I-trax convertible preferred stock and the cash to be received by the CHD Meridian stockholders at the merger's effective time, as the merger consideration.


Q:        What Will Happen To I-trax Stockholders In The Merger?

A: I-trax stockholders will continue to hold their existing shares after the merger.

Q:        When Are The Stockholders' Special Meetings?

A: Each company's special meeting will take place on March 17, 2004 at the time and the respective location specified on the cover page of this proxy statement.

Q:        What Do I Need To Do Now?

A: Mail your signed proxy card in the enclosed return envelope, as soon as possible, so that your shares may be represented at the respective special meeting of your company. To assure that we obtain your vote, please give your proxy as instructed on your proxy card even if you currently plan to attend your special meeting in person.

          I-TRAX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT I-TRAX STOCKHOLDERS VOTE TO:


          1. APPROVE THE ISSUANCE OF UP TO 13,859,200 SHARES OF COMMON STOCK AND 400,000 SHARES OF CONVERTIBLE PREFERRED STOCK IN THE MERGER;


          2. APPROVE THE MERGER OF DCG ACQUISITION, INC., A WHOLLY-OWNED SUBSIDIARY OF I-TRAX, WITH AND INTO CHD MERIDIAN;

          3. APPROVE the SALE OF UP TO 1,100,000 SHARES of the convertible preferred stock TO RAISE A PORTION OF THE CASH CONSIDERATION TO BE USED IN the merger AND FOR WORKING CAPITAL; AND

          4. RATIFY AND APPROVE THE ISSUANCE, IN A PRIVATE PLACEMENT THAT CLOSED ON OCTOBER 31, 2003, OF 1,400,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 840,000 SHARES OF COMMON STOCK AND APPROVE THE ISSUANCE OF 840,000 SHARES OF COMMON STOCK UPON EXERCISE OF SUCH WARRANTS.

          CHD MERIDIAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CHD MERIDIAN STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

Q:        What Should I Do If I Want To Change My Vote?

A: If you are the record owner of your shares, you can send in a later-dated, signed proxy card to your company's Secretary or you can attend your special meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company's Secretary at the address under "Merger Summary - The Companies" below. If your shares are held in street name through your broker, you must contact your broker to change your vote.

Q:        What Vote Is Required To Approve The Merger?

A: Adoption of the merger agreement by the CHD Meridian stockholders requires the affirmative vote of the holders of a majority of the total votes entitled to be cast by holders of CHD Meridian common stock. Abstentions will have the same effect as votes against the CHD Meridian proposal. Because holders of the aggregate number of shares of CHD Meridian common stock representing approximately 72% of the total votes entitled to be cast have entered into voting agreements with I-trax pursuant to which they have agreed to vote in favor of the merger, we expect the merger agreement to be adopted by the CHD Meridian stockholders. Approval by the I-trax stockholders of each of the issuance of common stock and convertible preferred stock in the merger, the merger of DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, with and into CHD Meridian, and the sale of convertible preferred stock to raise a portion of the cash consideration to be used in the merger and for working capital requires the affirmative vote of the majority of the votes cast on such proposal, provided that the total votes cast represent over 50% of the voting stock present in person or by proxy at the meeting. Holders of the aggregate number of shares of I-trax common stock representing approximately 13.3% of the total votes to be cast have entered into voting agreements with CHD Meridian pursuant to which they have agreed to vote in favor of the merger.

Q: If My Shares Are Held In "Street Name" By My Broker, Will My Broker Vote My Shares For Me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Q:        Should I-trax Stockholders Send In Their Stock Certificates?

A:        No. I-trax stockholders will keep their existing certificates.

Q:        When Do You Expect The Merger To Be Completed?


A: We are hoping to complete the merger as quickly as practicable. In addition to stockholder approvals, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired, and we must satisfy certain other conditions to closing. We expect to complete the merger by March 30, 2004.


Q:        Whom Do I Call If I Have Questions About The Special Meetings Or The
          Merger?

A: I-trax stockholders should call Yuri Rozenfeld, the general counsel of I-trax, at (215) 557-7488 x 116. CHD Meridian stockholders should call Shannon W. Farrington, the chief financial officer of CHD Meridian, at
          (615) 665-9500.

                                 MERGER SUMMARY


     This Merger Summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this proxy statement (including the appendices) and the documents we refer to. See "Where You Can Find More Information" on page 128.

The Companies  (See Pages 24 and 26)


I-TRAX, INC.
One Logan Square
130 North 18th Street, Suite 2615
Philadelphia, Pennsylvania  19103
(215) 557-7488


     I-trax provides personalized health management solutions for focused disease and lifestyle/wellness management programs, which improve the health of the populations its serves, while reducing the cost of care. I-trax delivers the solutions through its Health-e-Lifesm Program, a health management program that enables corporations to offer all of their employees' life style, disease and risk reduction programs. The program is deployed through I-trax's Care Communications Center. I-trax's programs are fully integrated and use a single-data platform that allows all caregivers to share records that enable true coordination of care.


CHD MERIDIAN HEALTHCARE
40 Burton Hills Boulevard
Suite 200
Nashville, Tennessee 37215
(615) 665-9500

     CHD Meridian is a leading provider of outsourced, employer-sponsored healthcare services to Fortune 1,000 companies and the Federal government. CHD Meridian's programs are designed to allow employers to contract directly for a wide range of employee-related healthcare services delivered at or near the worksite. CHD Meridian offers programs in four areas: (1) primary care services;
(2) pharmacy services and benefits; (3) staffing and management of on-site occupational health facilities; and (4) corporate health staffing and management services. CHD Meridian currently maintains contracts with 90 leading U.S. employers serving approximately 650,000 lives.


Reasons for the Merger  (See Page 36)


     The combination of I-trax and CHD Meridian offers a unique opportunity to provide total population health management for the self-insured employer. I-trax provides personalized health management solutions for focused disease and lifestyle/wellness management programs. CHD Meridian provides on-site healthcare for Fortune 1,000 companies. With a nominal increase in variable costs, the combined company can offer to CHD Meridian's current customers the benefit of I-trax's solutions and the ability to participate in medical cost savings provided to these customers while enjoying increased profit margins. For new customers, the combination is an opportunity for employers to manage not only employees who use on-site facilities, but also the entire employer population through an integrated and comprehensive program. Potential clients could turn to the combined company as a single vendor for primary care, pharmacy, occupational health, disease management and health interventions. The companies believe that this will increase productivity, reduce absenteeism, improve health status of both active employees and retirees, and reduce overall costs for customers of the merged companies.


The Merger  (See Page 33)


     The merger is structured as a two-step transaction. In the first step, DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, will merge with and into CHD Meridian. The CHD Meridian stockholders will receive the merger consideration in exchange for their shares of CHD Meridian common stock in the first step of the merger. In the second step, CHD Meridian will merge with and into CHD Meridian Healthcare, LLC. The merger agreement is attached as Annex A to this proxy statement. We urge you to read the merger agreement as it is the principal legal document that governs the merger.


What CHD Meridian Stockholders Will Receive  (See Pages 1, 39, 46 and 52)


     Please refer to the summary of the merger consideration presented above in response to the question: "What Will CHD Meridian Stockholders Receive in the Merger?"


Financing of Cash Portion of Merger Consideration  (See Page 39)

     I-trax expects to distribute in the merger total cash consideration of $35 million, subject to certain adjustments and, if applicable, tax witholding.

     I-trax expects to fund the cash portion of the merger consideration by obtaining a senior credit facility with a national lender, which allows a closing date draw of $16 million, and by raising between $15 and $25 million through a private placement of additional shares of its convertible preferred stock. As of the date this proxy statement is being mailed, I-trax has received a loan commitment, subject to customary conditions, for the senior credit facility and subscriptions for $20 million of its convertible preferred stock. I-trax is seeking stockholder approval of the issuance of the shares of its convertible preferred stock in the private placement at its special meeting of stockholders.


Opinion of Financial Advisor  (See Page 61)


     In connection with the merger, I-trax's board of directors received the opinion of Bryant Park Capital, Inc. to the effect that, as of December 28, 2003, the merger consideration is fair, from a financial point of view, to I-trax. This opinion, which is attached as Annex B, sets forth assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion. WE URGE YOU TO READ THIS OPINION IN ITS ENTIRETY. The opinion of BryanT Park CapItal was provided solely to the I-trax Board and does not constitute a recommendation to any PERSON on how to vote on THE MERGER OR ANY MATTER RELATING TO THE MERGER.

Per Share Market Price Information  (See Page 72)


     I-trax's common stock is listed on the American Stock Exchange. On December 26, 2003, the last full trading day before the announcement of the merger agreement, I-trax common stock closed at $3.45 per share. On February 5, 2004, the most recent practicable date prior to the mailing of this proxy statement, the last reported closing price per share of I-trax common stock on the American Stock Exchange was $4.26.

Ownership of I-trax after the Merger  (See Page 49)

     Immediately after the merger, (a) stockholders of CHD Meridian at the effective time of the merger will own approximately 39% of the I-trax common stock (assuming all shares of convertible preferred stock were converted and without counting any shares potentially payable in April 2005); (b) purchasers of convertible preferred stock sold to raise a portion of the merger consideration will own approximately 22% of the I-trax common stock (assuming a sale of 800,000 shares of convertible preferred stock and assuming conversion); and (c) I-trax stockholders immediately before the merger's effective time will own approximately 39% of the I-trax common stock (on the same assumptions). This information is based on the number of shares of I-trax common stock outstanding on February 5, 2004 and does not take into account issuances of I-trax common stock upon conversion or exercise of I-trax's outstanding options, warrants and convertible debt.

Board of Directors of I-trax after the Merger  (See Page 46 and Page 55)


     After the merger, the board of directors of I-trax will have 10 members and will include Haywood D. Cochrane, Jr., the current chief executive officer of CHD Meridian.


Interests of Officers and Directors in the Merger  (See Page 46)


     When you consider our boards of directors' recommendations that you vote in favor of the relevant proposals, you should be aware that a number of our officers and directors will be entitled to receive certain benefits if the merger occurs that they will not be entitled to receive if the merger does not occur.

Material United States Federal Income Tax Consequences of the Merger
(See Page 40)

     The transaction has been structured to qualify as a tax-free reorganization. Assuming the transaction is a tax-free reorganization, a CHD Meridian stockholder who exchanges CHD Meridian shares for I-trax common stock, I-trax convertible preferred stock and cash in the merger generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the excess (if any) of (i) the amount of cash and the fair market value of the I-trax common stock and convertible preferred stock received in the exchange over (ii) the stockholder's adjusted tax basis in the CHD Meridian shares; and (2) the amount of cash received in the exchange. CHD Meridian stockholders are urged to consult their tax advisors as to the consequences of participation in the merger.


Accounting Treatment  (See Page 45)


     The merger will be accounted for under the purchase method of accounting, with I-trax treated as the acquirer.

Dissenters' Rights  (See Page 43)


     The holders of I-trax common stock will not have any right to an appraisal of the value of their shares in connection with the merger or the other matters being submitted to a vote of stockholders at the I-trax special meeting. The holders of CHD Meridian common stock will have appraisal rights for their shares if they do not vote in favor of the merger and comply with procedures required under Delaware law.


Regulatory Approvals  (See Page 43)

     Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger cannot be completed until after we have given certain information and materials to the Federal Trade Commission and the required waiting period has expired or been terminated. We plan to submit the pre-merger notification and report forms on or before February 17, 2004. If we submit the pre-merger notification and report forms on February 17, 2004, the waiting period would be scheduled to expire at midnight on March 18, 2004 unless earlier terminated or extended by a request for additional information.


     We are not required to effect the merger unless the Hart-Scott-Rodino waiting period has expired or been terminated.


Conditions to the Completion of the Merger  (See Page 58)


     The completion of the merger depends on satisfying numerous material conditions, which are discussed in detail later in this proxy statement.


Termination of the Merger Agreement  (See Page 60)

     Either I-trax or CHD Meridian can terminate the merger agreement with prior authorization of its board of directors if I-trax stockholders do not approve the issuance of common stock and convertible preferred stock in the merger or if CHD Meridian stockholders do not adopt the merger agreement. In addition, either party can terminate the merger agreement if the conditions to such party's consummation of the merger are not satisfied by April 30, 2004, provided that such party's breach of any of its respective warranties, representations or covenants is not the reason the condition has not been satisfied. If the only condition not satisfied on April 30, 2004 is that I-trax cannot reasonably determine that the issuance of I-trax common stock and convertible preferred stock as merger consideration is exempt from registration under Section 4(2) of the Securities Act of 1933, then I-trax may extend the date after which I-trax or CHD Meridian may terminate the merger agreement if conditions remain unsatisfied from April 30, 2004 to July 31, 2004, provided that I-trax promptly files a registration statement on Form S-4 registering the shares of common stock and convertible preferred stock to be issued in the merger and issuable upon conversion of such convertible preferred stock.


     Either party can terminate the agreement if the other party breaches any of its representations, warranties or covenants and does not remedy the breach within 30 days of notice of the breach. I-trax and CHD Meridian can also agree to terminate the merger agreement for any reason.

     CHD Meridian can terminate the merger agreement if the closing price of I-trax's common stock is less than $2.25 per share for ten consecutive trading days.

Stockholder Votes Required  (See Page 121)

     For I-trax stockholders: I-trax stockholders are being asked to consider and vote on the following at the special meeting:


1. Approval of the issuance of up to 13,859,200 shares of common stock and 400,000 shares of convertible preferred stock in the merger;


2. Approval of the merger of DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, with and into CHD Meridian;

3. Approval of the sale of up to 1,100,000 shares of convertible preferred stock to raise a portion of the cash consideration to be used in the merger and for working capital; and

4. Ratification and approval of the issuance, in a private placement that closed on October 31, 2003, of 1,400,000 shares of common stock and warrants to purchase 840,000 shares of common stock and approve the issuance of the 840,000 shares of common stock upon the exercise of such warrants.

     Each proposal requires the affirmative vote of the majority of the votes cast on such proposal, provided that the total votes cast represent over 50% of the voting stock present in person or by proxy at the meeting. As of January 20, 2004, directors and executive officers of I-trax and their affiliates owned an aggregate of 13.3% of the outstanding shares of I-trax common stock, which they have indicated they intend to vote in favor of the I-trax proposals.


     For CHD Meridian stockholders: Adoption of the merger agreement requires the approval of the holders of a majority of the total votes entitled to be cast by holders of CHD Meridian common stock. As of February 5, 2004, directors and executive officers of CHD Meridian and their affiliates owned an aggregate number of shares of CHD Meridian common stock representing approximately 80% of the total votes entitled to be cast, which they have indicated they intend to vote in favor of adoption of the merger agreement. Of these, holders of the aggregate number of shares of CHD Meridian common stock representing approximately 72% of the total votes entitled to be cast have entered into voting agreements with I-trax pursuant to which they have agreed to vote in favor of the merger.


          I-TRAX COMMON STOCK AND WARRANT ISSUANCE RATIFICATION SUMMARY


     This Summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the common stock and warrant issuance fully, you should carefully read this proxy statement and the documents we refer to. See "Where You Can Find More Information" on page 128.

     On October 31, 2003, I-trax closed a private placement to accredited investors in which I-trax sold as a unit two shares of common stock and a warrant to purchase an additional share of common stock exercisable at $3.00 for a unit purchase price of $5.00. I-trax issued a total of 1,400,000 shares of I-trax common stock and warrants to purchase 700,000 shares of common stock in the private placement. As part of this private placement, I-trax also issued warrants to purchase 140,000 shares of common stock to affiliates of the placement agent. The American Stock Exchange has advised I-trax that the Exchange will require I-trax to seek stockholder ratification and approval of the issuances of I-trax common stock and warrants to acquire I-trax common stock in the private placement I-trax closed on October 31, 2003 because this private placement may be integrated with the merger under the American Stock Exchange's rules.

Our Recommendations to Stockholders  (See Page 38)


To I-trax Stockholders:

     I-TRAX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO:


     1. APPROVE THE ISSUANCE OF UP TO 13,859,200 SHARES OF COMMON STOCK AND 400,000 SHARES OF CONVERTIBLE PREFERRED STOCK IN THE MERGER;


     2. APPROVE THE MERGER OF DCG ACQUISITION, INC., A WHOLLY-OWNED SUBSIDIARY OF I-TRAX, WITH AND INTO CHD MERIDIAN;

     3. APPROVE THE SALE OF UP TO 1,100,000 SHARES OF CONVERTIBLE PREFERRED STOCK TO RAISE A PORTION OF THE CASH CONSIDERATION TO BE USED IN THE MERGER AND FOR WORKING CAPITAL; AND

     4. RATIFY AND APPROVE THE ISSUANCE, IN A PRIVATE PLACEMENT THAT CLOSED ON OCTOBER 31, 2003, OF 1,400,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 840,000 SHARES OF COMMON STOCK AND APPROVE THE ISSUANCE OF THE 840,000 SHARES OF COMMON STOCK UPON THE EXERCISE OF SUCH WARRANTS.

To CHD Meridian Stockholders:

     CHD MERIDIAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

                     I-TRAX SUMMARY SELECTED FINANCIAL DATA


         The table below contains summary selected historical financial information for I-trax as of and for the years ended December 31, 2002 and 2001 and for the nine months ended September 30, 2003 and September 30, 2002. The information as of and for the years ended December 31, 2002 and 2001 has been prepared using the audited consolidated financial statements of I-trax. The information as of and for the nine months ended September 30, 2003 and September 30, 2002 has been prepared using the unaudited condensed consolidated financial statements of I-trax. This information is only a summary, and you should read it in conjunction with I-trax historical financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in I-trax's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, and Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, June 30 and September 30, 2003 filed with the Securities and Exchange Commission and attached to this proxy statement in Annex G.




Statement of Operations Data

                                               Nine months
                                                  ended          Nine months ended
                                              September 30,        September 30,       Year ended        Year ended
                                                   2003                2002           December 31,      December 31,
                                               (unaudited)          (unaudited)           2002              2001
                                             -----------------   ------------------ ----------------- ------------------
                                                            (In thousands, except per share amounts)

Revenue                                          $    3,668          $     1,776       $     3,932         $      613
Cost of revenue                                         977                  952             1,229                100

General and administrative (1)                        3,095                4,254             5,956              8,707(d)
Depreciation and amortization                         1,318                1,197             2.045                799
Research and development                                 --                  320               410                818
Marketing and publicity                               1,677(c)               367               774                990
Impairment charge related to intangible                  --                   --             1,648                 --
assets
Acquired in progress research and                        --                   --                --              1,643
development
Operating loss                                       (3,399)              (5,314)           (8,130)           (12,444)
Total other income (expenses)                        (1,917)                (924)           (1,295)            (1,915)
Loss before provision for income taxes               (5,316)              (6,238)           (9,425)           (14,359)
Net loss                                         $   (5,316)(e)      $    (6,238)      $    (9,425)      $    (14,359)
                                           =================   ================== ================= ==================
Adjusted net loss (b)                            $   (5,316)         $    (6,238)      $    (9,425)      $    (13,719)
                                           =================   ================== ================= ==================
Basic and diluted loss per common
share (a)                                        $     (.53)         $      (.76)      $     (1.04)       $     (2.71)
                                           =================   ================== ================= ==================
Effect of pro forma adjustment (b)               $      --           $       --        $       --         $      .12
                                           =================   ================== ================= ==================
Adjusted net loss per common share (a)           $     (.53)         $      (.76)      $     (1.04)       $     (2.59)
                                           =================   ================== ================= ==================
Weighted average number of shares                10,111,766            8,207,741         9,096,958          5,291,403
outstanding (a)                            =================   ================== ================= ==================



(1)      Includes salary and related benefits which are stated separately on I-trax's Form 10-KSB and Forms 10-QSB.




Balance Sheet Data

                                                                        September 30,     December 31,
                                                                            2003              2002
                                                                                 (unaudited)
                                                                       ---------------- -----------------
                                                                                 (In thousands)

         Cash                                                             $    245          $    360
         Office equipment and furniture, net                                   925               413
         Goodwill, net                                                       8,424             8,424
         Intangible assets, net                                              1,907             2,748
         Debt issuance costs, net                                               77               249
         Total assets                                                       13,887            14,407
         Total current liabilities                                           3,282             3,640
         Total liabilities                                                   4,029             6,008
         Total stockholders' equity                                          9,858             8,399


                                             Nine months        Nine months
                                                ended              ended
                                            September 30,      September 30,       Year ended         Year ended
                                                 2003               2002          December 31,       December 31,
                                             (unaudited)        (unaudited)           2002               2001
                                           -----------------  ----------------- -----------------  -----------------
                                                               (In thousands, except per share amounts)

 Reported net loss                          $   (5,316)        $   (6,238)       $   (9,425)        $  (14,359)
 Add back goodwill amortization                     --                 --                --                641
 Adjusted net loss                              (5,316)            (6,238)           (9,425)           (13,719)




(a) Per share and weighted average information has been adjusted to reflect a 1-for-5 reverse stock split effected as of January 3, 2003.

(b) Effective January 1, 2002, I-trax adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses accounting for goodwill and intangible assets subsequent to their acquisition. This statement eliminates the amortization of goodwill and requires that goodwill be reviewed annually for impairment. SFAS No. 142 was effective for fiscal years beginning after December 15, 2001. I-trax ceased amortizing goodwill on January 1, 2002 and the following table reflects the adjusted net loss to exclude goodwill amortization for the year ended December 31, 2001.

(c) Includes a non-cash charge of $1,467 resulting from the issuance of common stock, granting of warrants and contribution of common stock by certain stockholders of I-trax to an investor relations firm.

(d)      Includes a non-cash charge of $3,915 of stock based compensation.

(e) For the nine months ended September 30, 2003, EBITDA amounted to a negative $1,781, which includes a non-cash charge of $1,467 and a $200 non-recurring charge for costs of a previously uncompleted acquisition, and $500 of other income comprised of proceeds from a life insurance policy of a deceased officer and director.

                  CHD MERIDIAN SUMMARY SELECTED FINANCIAL DATA

     The table below contains summary selected historical financial information for CHD Meridian as of and for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 and for the nine months ended September 30, 2003 and September 30, 2002. The information as of and for the years ended December 31, 2002, 2001 and 2000 has been prepared using the audited consolidated financial statements of CHD Meridian. The information as of and for the years ended December 31, 1999 and 1998 and the nine months ended September 30, 2003 and September 30, 2002 has been prepared using unaudited financial statements of CHD Meridian. This information is only a summary, and you should read it in conjunction with CHD Meridian's historical financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations set forth below.


                                       AS OF OR FOR THE
                                       NINE MONTHS ENDED                        AS OF OR FOR THE YEAR ENDED
                                         SEPTEMBER 30,                                 DECEMBER 31,
                                   -------------------------- ----------------------------------------------------------------
                                      2003          2002         2002         2001         2000         1999         1998
                                   -------------------------- -------------------------------------- -------------------------
                                          (unaudited)                                                       (unaudited)
                                   -------------------------- -------------------------------------- -------------------------
                                                              (In thousands except share amounts)
                                   -------------------------------------------------------------------------------------------

Statement of Operations Data:

Net revenue                          $  86,588     $  78,634    $ 107,124    $ 100,411    $  96,671    $  34,725    $  28,334
Amortization and depreciation            1,125         1,447        1,854        2,117        1,886        1,489        1,147
Operating income (loss)                  3,634         1,777        2,137        1,287          746       (3,840)     (3,736)
Impairment of intangible assets             --            --           --           --           --        6,779           --
Net income (loss) from
continuing
  Operations                             2,908         1,605        1,924          893          188      (10,917)     (3,690)
Earnings per share                    $  13.56       $  7.70      $  9.23     $  (8.20)     $  5.84    $  (94.56) $   (57.93)
Weighted average number
  of shares outstanding                214,422       208,415      208,415      208,415      208,415      100,727       98,805

Balance Sheet Data:

Cash and cash equivalents            $  12,157      $  4,540   $    7,621     $  3,155     $  1,908      $    14     $  4,995
Total assets                            46,622        38,246       42,517       38,480       43,645       20,418       23,829
Long term liabilities                    2,548         2,907        2,896        2,725        7,934        4,682        8,055
Shareholders' equity                 $  26,128     $  23,001    $  23,320    $  21,396    $  23,104     $  7,557    $  11,010





              I-TRAX SUMMARY SELECTED UNAUDITED PRO FORMA CONDENSED
                             COMBINED FINANCIAL DATA

         The following summary selected unaudited pro forma condensed combined financial data of I-trax has been derived from the pro forma condensed combined financial information included elsewhere in this proxy statement and should be read in conjunction with the pro forma condensed combined financial information and related notes thereto and present the effect of the merger, which is to be accounted for as a purchase.

         The following summary selected unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 2003 and year ended December 31, 2002 are presented as if the merger had occurred at the beginning of such respective periods. The following summary selected unaudited pro forma condensed combined balance sheet data as of September 30, 2003 gives effect to the merger as if it had occurred on September 30, 2003.

         The summary selected unaudited pro forma condensed combined financial data are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The summary selected unaudited pro forma condensed combined financial data are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

Unaudited Pro Forma Condensed Statements of Operations Data


                                                                     Nine months
                                                                       ended            Year Ended
                                                                   September 30,       December 31,
                                                                       2003                2002
                                                                    (unaudited)
(unaudited)
                                                                  ----------------    ----------------


    Revenue                                                          $  90,256            $111,056
    Cost of revenue
     Operating expenses                                                 72,490              90,087
     General and administrative                                         13,411              21,030
     Depreciation and amortization                                       8,499              11,974
     Marketing and publicity                                             1,677(a)              774
    Research and development                                                --                 410
    Impairment charges related to intangible assets                         --               1,648
    Loss from operations                                                (5,821)            (14,867)
    Interest expense and other financing costs                           2,700               2,104
    Net loss before provision for income taxes                          (8,516)            (17,158)
    Provision for income taxes                                             788                 337
    Net loss                                                            (9,304)(b)         (17,495)
    Dividends applicable to preferred stockholders                     (12,000)            (12,000)
    Net loss applicable to common stock                                (21,304)            (29,495)
    Net loss per share - basic                                            (.29)               (.94)
    Net loss per share - diluted                                          (.29)               (.94)
    Shares used in computed basic loss per share                    32,511,766          31,496,958
    Shares used in computed diluted loss per share                  32,511,766          31,496,958





(a) Includes a non-cash charge of $1,467 resulting from the issuance of common stock, granting of warrants and contribution of I-trax common stock by certain stockholders of I-trax to an investor relations firm.



(b) For the nine months ended September 30, 2003, EBITDA amounted to $2,678, which includes a non-cash charge of $1,467 resulting from the issuance of common stock, granting of warrants and contribution of common stock by certain stockholders of I-trax to an investor relations firm, a $200 non-recurring charge for costs of a previously uncompleted acquisition, and $500 of other income comprised of proceeds from a life insurance policy of a deceased officer and director.

Pro Forma Combined Condensed Balance Sheet Data

                                                            September 30,
                                                                 2003
                                                              (unaudited)
                                                            --------------
          Cash and cash equivalents                         $   13,687
          Working capital                                       10,172
          Total assets                                         126,132
          Long-term debt, less current portion                  19,245
          Stockholders' equity                                  86,884

                                  RISK FACTORS
--------------------------------------------------------------------------------


         You should consider the following risk factors in determining how to vote at your company's special meeting.


Risks Related to the Merger and the Merged Companies After the Merger

          The price of I-trax common stock will fluctuate, which will affect the value of shares issued to CHD Meridian stockholders.

          The price of I-trax common stock has been, and we believe will continue to be, volatile. For example, during 2003, the per share price of I-trax common stock fluctuated from a high of $5.00 to a low of $1.37. The stock's volatility may be influenced by the market's perceptions of the healthcare sector in general or of other companies believed to be similar to us, or by the market's perception of our operations and future prospects. Many of these perceptions are beyond our control.

          A significant fluctuation in I-trax common stock price will affect, possibly adversely, the value of the merger consideration. CHD Meridian stockholders are advised to obtain recent market quotations for I-trax common stock. CHD Meridian can terminate the merger agreement if the closing price of I-trax's common stock is less than $2.25 for ten consecutive trading days. Finally, I-trax common stock is not heavily traded and, therefore, the ability to achieve relatively quick liquidity without a negative impact on the stock price is limited.

         Shares eligible for future sale upon the conversion of outstanding I-trax convertible debt and upon the exercise of issued options and warrants may cause dilution.

         As of January 20, 2004 (and without taking into account I-trax common stock to be issued in the merger and upon conversion of I-trax convertible preferred stock to be issued in the merger and in the related financing), approximately 5,947,472 shares of I-trax common stock were reserved for issuance upon conversion or exercise of I-trax's warrants, options and convertible debt. Our stockholders, therefore, could experience dilution of their investment upon conversion or exercise, as applicable, of these securities.

         We may be unable successfully to integrate our operations and realize the full cost savings we anticipate.

         The merger involves the integration of two companies that have previously operated independently in different segments of the healthcare industry. The difficulties of combining the companies' operations include:

     o integrating complementary businesses under centralized management efficiently;

     o    the necessity of coordinating geographically separated organizations;

     o    integrating personnel with diverse business backgrounds; and

     o    combining different corporate cultures.

         The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business, results of operations or financial condition of the merged company.

         Among the factors considered by the CHD Meridian and the I-trax boards of directors in connection with their respective approvals of the merger agreement were the opportunities for reduction of operating costs and improvements in operating efficiencies or other financial synergies that could result from the merger. We cannot give any assurance that these savings will be realized or, if realized, will be realized within the time periods contemplated by management.

          Obtaining required regulatory approvals may delay consummation of the merger.

         Consummation of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods, and any extension of the waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We intend to vigorously pursue all required regulatory approvals. The requirement for these approvals could delay the consummation of the merger for a significant period of time after our stockholders have approved the proposals relating to the merger at the special meetings. See "The Merger - Regulatory Matters Relating to Merger" below for a description of the regulatory approvals necessary in connection with the merger.

          CHD Meridian Stockholders may not receive a portion of the merger consideration if CHD Meridian does not achieve agreed upon fiscal 2004 financial results.


         The merger includes an earn-out component, under which all of the 3,859,200 shares of I-trax common stock that may potentially be issued to CHD Meridian stockholders will only be issued if CHD Meridian, and the surviving entity in the merger that continues to operate the CHD Meridian business, record calendar year 2004 earnings before interest, taxes, depreciation, and amortization of not less than $9 million. If the 2004 earnings before interest, taxes, depreciation, and amortization are less than $8.1 million, none of the earn-out shares will be earned. For 2004 earnings before interest, taxes, depreciation, and amortization of between $8.1 million and $9 million, the number of shares of I-trax common stock earned would be between 3,473,280 and 3,859,200. Although CHD Meridian management believes that the prospects of achieving the targeted earnings levels are reasonable, there can be no assurance that these targets will be met. Even if the required financial goals are met, issuance of the additional earn-out shares also is subject to possible reduction in the event of claims against the earn-out escrow by I-trax caused by breaches of the representations or warranties made by CHD Meridian in the merger agreement. Any escrowed shares not delivered to CHD Meridian stockholders in accordance with the merger agreement will be returned to I-trax and canceled.


          Neither party may have a meaningful remedy after closing of the merger if the other party has materially breached its representations and warranties in the merger agreement.


         Under the merger agreement, I-trax has agreed that its sole remedy for any breach of representations or warranties of CHD Meridian will be to reduce the number of additional shares of common stock potentially issuable to the CHD Meridian stockholders. At the time of the closing of the merger, 3,859,200 shares of I-trax common stock will be placed in escrow. This escrow serves the dual purpose of providing additional consideration to the CHD Meridian stockholders if the financial targets described in the preceding paragraph are met, and also creating a pool of shares, a portion of which I-trax could use to offset any losses to which it may be subject in the event of a breach of representations, warranties or covenants made by CHD Meridian under the merger agreement. If any of the representations, warranties or covenants of CHD Meridian in the merger agreement has been breached, the amount that I-trax can recover is limited to the lesser of (a) 3,200,000 shares of I-trax common stock,
(b) shares of I-trax common stock with a value, measured at the time of final resolution of such claim, of $8 million, or (c) shares of I-trax common stock with a value, measured at the time of final resolution of such claim, equal to the losses I-trax has incurred as a result of that breach. Even if the number of such shares is not sufficient to cover the full amount of the losses incurred by I-trax, I-trax is not entitled to make any further claim against the CHD Meridian stockholders, regardless of whether all or any of the escrowed shares would otherwise have been earned in light of the financial targets described in the preceding risk factor. In the case of a breach of representation, warranty or covenant by I-trax, Haywood D. Cochrane, Jr., in his capacity as representative of the former CHD Meridian stockholders and on their behalf, could make a claim under the merger agreement against I-trax. After the merger, however, former CHD Meridian stockholders will own between 35% and 40% of I-trax common stock, and the revenues, profits and assets of the former CHD Meridian business will represent an even larger percentage of the combined businesses. In light of those circumstances, there can be no assurance that a practical remedy would be available to compensate the former CHD Meridian stockholders even for a successful claim. Also, in order to recover for any losses arising from a breach of the representations, warranties or covenants of the other party in the merger agreement, the party incurring that loss must make a claim in writing for such losses by August 14, 2004, after which any such claim would be time barred.

          The merged companies will be limited in their ability to offset taxable income with I-trax's net operating losses.


         As a result of the merger transactions, I-trax will have an ownership change for certain tax purposes. I-trax has tax net operating losses of approximately $16.2 million through December 31, 2002, which losses will expire between 2020 and 2022. The ownership change will cause a substantial limitation on the ability of I-trax to use such net operating losses to offset future taxable income. While CHD Meridian will also have an ownership change for tax purposes as a result of the merger transactions, its tax net operating losses were already subject to a limitation as a result of a prior ownership change and should not be further limited as a result of the merger.


Risks Related to I-trax

          I-trax has a history of operating losses and anticipates continued operating losses.


         I-trax has used substantial cash to fund its operating losses, and I-trax has never earned a profit. Through September 30, 2003, I-trax has used approximately $15.4 million of cash to fund its operating activities. Moreover, I-trax expects to use additional cash to fund its operating losses through the fourth quarter of 2003 and possibly beyond. I-trax's ability to achieve profitability in I-trax's historic business will depend, in part, on:


     o    the commercial success of I-trax's services and software applications;

     o successful deployment and retention of I-trax's services and software applications by its customers; and

     o    I-trax's sales and marketing activities.

         The success of I-trax's historic business model depends on attracting customers, such as public health agencies, hospitals, health plans, self-insured employers, and colleges and universities, to I-trax's population health management solutions. Although I-trax believes that this business model will be successful, I-trax cannot assure you that it will achieve or sustain profitability or that the operating losses in I-trax's historic business will not increase in the future.

          I-trax may require additional capital improve its products and services.


         Although at the closing of the merger the merged companies will have access to proceeds from the senior credit facility and may receive proceeds from sales of I-trax convertible preferred stock to fund working capital in addition to paying the merger consideration, the merged companies have a loss on a pro forma combined basis and additional funds may be required to complete planned product development efforts and expand sales and marketing activities. If necessary, I-trax expects to obtain such funds from operations and financings activities. Financing activities may include equity or debt financings, strategic alliances with corporate partners and others, or through other sources. I-trax cannot provide assurance that additional funding will be available on acceptable terms, if at all. If adequate funds are not available, I-trax may have to delay, scale-back or eliminate certain operations or attempt to obtain funds through arrangements with collaborative partners or others. These results, in turn, could cause the relinquishment of rights to certain of I-trax technologies, products or potential markets, dilution of stockholder ownership in the business, or the loss of what I-trax believes is a current competitive advantage in technology enabled population health management field. Therefore, the inability to obtain adequate funds could have a material adverse impact on I-trax's business, financial condition and results of operations.


          The disease and population health management business is relatively new and the sales cycle is long and complex.


         The disease and population health management business, although growing rapidly, is a relatively new component of the healthcare industry and has many new entrants. Many companies use the generic label of "disease management" to characterize activities ranging from the sale of medical supplies and drugs to services aimed at managing demand for healthcare services. Because this industry is relatively new, potential purchasers take a long time to evaluate and decide whether to purchase such services. Further, the sales and implementation process for I-trax services and software applications is lengthy, involves a significant technical evaluation and requires I-trax's customers to commit a great deal of time and money. Finally, the sale and implementation of I-trax solutions are subject to delays due to customers' internal budgets and procedures for approving large capital expenditures and deploying new services and software applications within their organizations. The sales cycle for I-trax's products and services, therefore, is unpredictable and has generally ranged from 3 to 24 months from initial contact to contract signing. The time it takes to implement I-trax's solutions is also difficult to predict and has lasted as long as 18 months from contract execution to the commencement of live operation. During the sales cycle and the implementation period, I-trax may expend substantial time, effort and money preparing contract proposals, negotiating the contract and implementing the solution without receiving any related revenue.

          I-trax's limited operating experience may cause it to misjudge the industry in which it is operating.


         I-trax has only recently begun to design, build and offer disease management and comprehensive health management solutions. I-trax's enterprise software applications have been operational for less than four years, I-trax's web-based solutions have been operational for less than two years and I-trax's disease management and comprehensive health management solutions have been operational for only one year. Accordingly, I-trax has a limited operating history in its business. Furthermore, I-trax is also facing other risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets, increasing competition, the need to develop strategic relationships, and other risks described below. I-trax cannot guarantee that it will be able to successfully implement its business model. A person who is considering acquiring I-trax common stock must consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. As a result of the absence of meaningful history and experience in I-trax's business, it may easily misjudge the nature or size of its perceived markets, or the amount of work or capital necessary to complete its products or to implement its business plan.


          I-trax may be unable to implement its business strategy to deploy its products effectively and attract customers.

         Although I-trax believes that there is significant demand for its services and products in the overall healthcare market, there are many reasons why I-trax may be unable to execute its historical business strategy, including its possible inability to:

     o    deploy its services and software applications on a large scale;

     o attract a sufficiently large number of public health agencies, hospitals, health plans, self-insured employers and colleges and universities to subscribe for I-trax's services and software applications;

     o    increase awareness of its brand;

     o    strengthen user loyalty;

     o    develop and improve its services and software applications;


     o continue to develop and upgrade its services and software applications; and


     o    attract, retain and motivate qualified personnel.


          The healthcare industry is subject to cost pressures which may make it difficult to sell I-trax's services.


         The healthcare industry is currently under pressure by governmental and private-sector revenue sources to cut increasing costs. These pressures will continue and possibly intensify. Although I-trax believes that its services and software applications assist public health agencies, hospitals, health plans and self-insured employers to control the high costs associated with the treatment of chronic diseases, the pressures to reduce costs immediately may hinder I-trax's ability (or may increase the length of time I-trax requires) to obtain new contracts. In addition, the focus on cost reduction may pressure I-trax's customers to restructure contracts and reduce its fees.

          Government regulation could adversely affect the combined companies' business.

         Many of I-trax's existing and potential clients are subject to considerable state and Federal government regulations. Many of these regulations are vaguely written and subject to differing interpretations that may, in certain cases, result in unintended consequences that may affect I-trax's ability to deliver its services effectively. Regulatory and legislative efforts currently focus on the confidentiality of patient identifiable medical information, as evidenced by such legislation as the Health Insurance Portability and Accountability Act of 1996 (or HIPAA). While I-trax believes that its ability to obtain patient identifiable medical information for disease management purposes from certain of its clients is protected in recently released Federal regulations governing medical record confidentiality, state legislation or regulations will preempt Federal legislation if state legislation or regulations are more restrictive. Accordingly, new Federal or state legislation or regulations restricting the availability of this information for disease management purposes would have a material negative effect on the merged companies.


         Although I-trax is not directly subject to many of the regulations governing healthcare delivery, its clients, such as public health agencies, hospitals, health plans, and self-insured employers, must comply with regulations including the licensing and reimbursement requirements of Federal, state and local agencies. Further, certain of I-trax's professional healthcare employees, such as doctors and nurses, are subject to individual licensing requirements. All of I-trax healthcare professionals who are subject to licensing requirements are licensed in the state in which they are physically present. Multiple state licensing requirements for healthcare professionals who provide services telephonically over state lines may require us to license some of our healthcare professionals in more than one state. I-trax continually monitors the developments in telemedicine. There is no assurance, however, that new judicial decisions or Federal or state legislation or regulations would not increase the requirement for multi-state licensing of all central operating unit call center health professionals, which would significantly increase I-trax's administrative costs.


         I-trax is indirectly affected by changes in the laws governing health plan, hospital and public health agency reimbursement under governmental programs such as Medicare and Medicaid. There are periodic legislative and regulatory initiatives to reduce the funding of the Medicare and Medicaid programs in an effort to curtail or reduce overall federal healthcare spending. Federal legislation has and may continue to significantly reduce Medicare and Medicaid reimbursements to most hospitals. These reimbursement changes are negatively affecting hospital revenues and operations. There can be no assurance that such legislative initiatives or government regulations would not adversely affect I-trax operations or reduce demand for its services.

         Various Federal and state laws regulate the relationship among providers of healthcare services, other healthcare businesses and physicians. The "fraud and abuse" provisions of the Social Security Act provide civil and criminal penalties and potential exclusion from the Medicare and Medicaid programs for persons or businesses who offer, pay, solicit or receive remuneration in order to induce referrals of patients covered by federal healthcare programs (which include Medicare, Medicaid, TriCare and other Federally funded health programs). Although I-trax believes that its business arrangements with its clients are in compliance with these statutes, these fraud and abuse provisions are broadly written and the full extent of their application is not yet known. I-trax is therefore unable to predict the effect, if any, of broad enforcement interpretation of these fraud and abuse provisions.

          I-trax's dependence on the Internet and Internet-related technologies subjects I-trax to frequent change and risks.


         I-tax's web-based software applications that form the backbone of its disease management and comprehensive health management solutions depend on the continuous, reliable and secure operation of internet servers and related hardware and software. In the past, several large internet commerce companies have suffered highly publicized system failures, which depressed their stock prices, caused significant negative publicity and sometimes led to litigation. It is possible that I-trax may also suffer service outages from time to time. To the extent that I-trax's service is interrupted, I-trax's users will be inconvenienced and I-trax's reputation may be diminished. If access to I-trax system becomes unavailable at a critical time, users could allege I-trax is liable, which could depress I-trax stock price, cause significant negative publicity and possibly lead to litigation. Although I-trax's computer and communications hardware is protected by physical and software safeguards, I-trax is still vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. I-trax will not have redundancy for all of its computer and telecommunications facilities. A catastrophic event could have a significant negative effect on I-trax's business, results of operations, and financial condition.

         I-trax also depends on third parties to provide certain of its clients with Internet and online services necessary for access to I-trax servers. It is possible that I-trax's clients will experience difficulties with Internet and other online services due to system failures, including failures unrelated to I-trax's systems. Any sustained disruption in Internet access provided by third parties could have a material adverse effect on I-trax's business, results of operations and financial condition.

         Finally, I-trax retains confidential healthcare information on its servers. It is, therefore, critical that I-trax's facilities and infrastructure remain secure and are perceived by clients to be secure. Although I-trax operates its software applications from a secure facility managed by a reputable third party, I-trax's infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors or similar disruptive problems. A material security breach could damage I-trax's reputation or result in liability to I-trax.


          I-trax may be sued by its users if I-trax provides inaccurate health information on its website or inadvertently discloses confidential health information to unauthorized users.

         Because users of I-trax website will access health content and services relating to a medical condition they may have or may distribute I-trax's content to others, third parties may sue I-trax for defamation, negligence, copyright or trademark infringement, personal injury or other matters. I-trax could also become liable if confidential information is disclosed inappropriately. These types of claims have been brought, sometimes successfully, against online services in the past. Others could also sue I-trax for the content and services that will be accessible from its website through links to other websites or through content and materials that may be posted by I-trax users in chat rooms or on bulletin boards. Any such liability will have a material adverse effect on I-trax reputation and its business, results of operations or financial position.

          I-trax's business will be adversely affected if it loses a key employee or fails to recruit and retain other skilled employees.

         Frank A. Martin, I-trax's chairman and chief executive officer, is an integral part of I-trax's business and the merged companies' future success greatly depends upon his retention. I-trax's failure to retain Mr. Martin could significantly reduce the merged companies' ability to compete and succeed in the future.


         The merged companies' future success also depends on their ability to attract, retain and motivate highly skilled employees. As merged companies secure new contracts and implement their services and products, they will need to hire additional personnel in all operational areas. The merged companies may be unable to attract, assimilate or retain such highly qualified personnel. I-trax has in the past experienced, and it expects to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If I-trax does not succeed in attracting new personnel or retaining and motivating current personnel, its business will be adversely affected.


          I-trax may be unable to compete successfully against companies offering similar products.


         Many healthcare companies are offering disease management services and healthcare focused software solutions. Further, a vast number of Internet sites offer healthcare content, products and services. In addition, traditional healthcare providers compete for consumers' attention both through traditional means as well as through new Internet initiatives. Although I-trax believes its technology-enabled service solutions are unique and better than those of its competitors', I-trax competes for customers with numerous other businesses.


         Many of these potential competitors are likely to enjoy substantial competitive advantages compared to I-trax, including:

     o    greater name recognition and larger marketing budgets and resources;

     o    larger customer and user bases;

     o    larger production and technical staffs;

     o    substantially greater financial, technical and other resources; and

     o    a wider array of online products and services.

         To be competitive, I-trax must continue to enhance its products and services, as well as its sales and marketing channels, and its financial condition.

         I-trax may be exposed to liability claims.

         I-trax maintains professional malpractice, errors and omissions and general liability insurance for all of its locations and operations. Although I-trax's management believes that these insurance policies are adequate in amount and coverage for I-trax's current operations, there can be no assurance that coverage is sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost.


         I-trax Health Management Solutions, Inc., or Health Management, I-trax's operating subsidiary, had engaged in the physician practice management business. Although I-trax has not been engaged in that business since 1998, Health Management may be subject to unknown liabilities arising from such prior business operations, which may have a material adverse effect on I-trax's business, operations, financial condition, or prospects.

         Member-Link Systems, Inc., or Member-Link, a company I-trax acquired in 1999 by way of a merger with Health Management, was engaged in the business of marketing, selling and installing eImmune(R) and AsthmaWatch(R) applications. Since beginning its operations in 1996 until March 15, 2000, Member-Link and Health Management did so without obtaining product or professional liability insurance. Accordingly, if any customer of Member-Link or Health Management should in the future claim that the software applications Member-Link and Health Management sold prior to obtaining insurance on March 15, 2000 were defective, the merged companies would not have the protection of insurance in satisfying or defending against such claims. At this time I-trax is not aware of any such claims. Any such claims, however, could have a material adverse effect on I-trax's business, results of operations, financial condition and prospects.


         I-trax clients may sue it if any of its software applications or services are defective, fails to perform properly or injures the user. Even though I-trax currently has insurance, claims could require I-trax to spend significant time and money in litigation, to pay significant damages and to reserve for such liability on I-trax's financial statements. At this time I-trax is not aware of any such claims. However, any such claims, whether or not successful, could seriously damage I-trax's reputation and business, results of operations or financial position.

          If I-trax's intellectual property rights are undermined by third parties, its business will suffer.


         I-trax's intellectual property is important to its business. I-trax relies on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect its intellectual property. I-trax's efforts to protect its intellectual property may not be adequate. I-trax's competitors may independently develop similar technology or duplicate its products or services. Unauthorized parties may infringe upon or misappropriate I-trax's products, services or proprietary information. In addition, the laws of some foreign countries do not protect proprietary rights as well as the laws of the United States do, and the global nature of the Internet makes it difficult to control the ultimate destination of I-trax's products and services. In the future, litigation may be necessary to enforce I-trax's intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation would probably be time-consuming and costly. I-trax could be subject to intellectual property infringement claims as the number of I-trax's competitors grows and the content and functionality of software applications and services overlap with competitive offerings. Defending against these claims, even if not meritorious, could be expensive and divert the merged companies' attention from operating the merged companies. If I-trax becomes liable to third parties for infringing their intellectual property rights, it could be required to pay a substantial damage award and be forced to develop noninfringing technology, obtain a license or cease selling the applications that contain the infringing technology. I-trax may be unable to develop noninfringing technology or obtain a license on commercially reasonable terms, or at all. I-trax also intends to rely on a variety of technologies that it will license from third parties, including any database and Internet server software, which will be used to operate I-trax's applications. These third-party licenses may not be available to I-trax on commercially reasonable terms. The loss of or inability to obtain and maintain any of these licenses could delay the introduction of enhancements to I-trax's software applications, interactive tools and other features until equivalent technology could be licensed or developed. Any such delays could materially adversely affect I-trax's business, results of operations and financial condition.

          Provisions of I-trax's certificate of incorporation could impede a takeover of I-trax and the merged companies even though a takeover may benefit I-trax stockholders.


         I-trax's board of directors has and will continue to have after the merger the authority, without further action by the stockholders, to issue from time to time, shares of preferred stock in one or more classes or series, and to fix the rights and preferences of such preferred stock, subject, however, to the limitations contained in the certificate of designations to be filed with respect to the I-trax convertible preferred stock. I-trax is subject to provisions of Delaware corporate law which, subject to certain exceptions, will prohibit I-trax from engaging in any "business combination" with a person who, together with affiliates and associates, owns 15% or more of I-trax common stock (referred to as an interested stockholder) for a period of three years following the date that such person became an interested stockholder, unless the business combination is approved in a prescribed manner. Additionally, I-trax's bylaws establish an advance notice procedure for stockholder proposals and for nominating candidates for election as directors. These provisions of Delaware law and of I-trax's certificate of incorporation and bylaws may have the effect of delaying, deterring or preventing a change in I-trax's control, may discourage bids for I-trax common stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders of I-trax common stock.


          The loss of any of I-trax's very limited number of customers will have a material adverse effect on I-trax' business.


         Historically, a very limited number of customers has accounted for a significant percentage of I-trax's revenues. In 2001, I-trax's largest customer, Walter Reed Army Medical Center, accounted for 84% of I-trax revenues. In 2002, I-trax's largest customers, UICI, Inc. and Aetna Health Management, Inc. accounted for 42% and 30% of I-trax's revenues, respectively. And for the nine months ended September 30, 2003, I-trax's two largest customers, UICI and Aetna Health Management accounted for 38% and 11% of I-trax's revenues, respectively. I-trax anticipates that its results of operations in any given period will continue to depend to a significant extent upon a small number of customers. Accordingly, if I-trax were to lose the business of even a single customer, I-trax's results of operations would be materially and adversely affected.


Risks Related to CHD Meridian Healthcare Business

          CHD Meridian expects increasing competition for contracts to establish and manage employer-dedicated pharmacies and clinics.


         CHD Meridian pioneered the field of employer-dedicated pharmacies and primary care clinics. Although CHD Meridian has always faced competition from other methods by which business enterprises can arrange and pay for healthcare services for their employees, until recently CHD Meridian has rarely experienced face-to-face bidding for a contract to manage a particular employer's pharmacy or clinic. CHD Meridian has recently begun to see direct competition for employer-dedicated pharmacy management contracts, and expects this competition will increase over time. CHD Meridian believes that it has certain advantages in such competition, which include its status as the market leader, experience and valuable know-how that CHD Meridian competitors do not yet have. CHD Meridian also faces some disadvantages, which include the fact that some of its competitors and potential competitors are of substantially greater size and financial resources, including prescription benefit management companies with revenues in the multiple billions of dollars. CHD Meridian believes that the potential market for employer-dedicated pharmacies is large enough for CHD Meridian to meet its growth plans despite increasing competition, but there are no assurances that CHD Meridian will in fact be able to do so. CHD Meridian's ability to maintain existing clients, expand services to existing clients, add new clients so as to meet its growth objectives, and maintain attractive pricing for its services, will depend on the interplay between these factors of overall growth in the use of employer-dedicated facilities, entry of new competitors to the business, and its success or failure in maintaining CHD Meridian's market position as against these new entrants.

         In addition to this increasing head-to-head competition for contracts to establish and manage employer-dedicated facilities, CHD Meridian will continue to face competition for the large employer's healthcare budget from other kinds of enterprises, including without limitation pharmacy benefit managers, health insurers, managed health care plans and retail pharmacy chains.

          Loss of key management could adversely affect the merged companies side of the merged companies' business.

         CHD Meridian's business has enjoyed a strong and stable management team, including among others, Haywood D. Cochrane, Jr., CHD Meridian's chief executive officer, Charles D. (Chip) Phillips, CHD Meridian's president and chief operating officer, and Shannon W. Farrington, CHD Meridian's chief financial officer. Following the merger, Mr. Cochrane will join the I-trax board of directors as vice-chairman, and Mr. Phillips and Ms. Farrington will remain with the merged companies. Although CHD Meridian's believes that the earn-out applicable to a portion of the merger consideration will create an incentive for these individuals to remain with the merged company and to focus on its success through 2004 at a minimum, there is no assurance that any of these individuals will do so. Each of these individuals will receive a portion of the merger consideration in respect of their equity interests in CHD Meridian at closing, which could reduce these individuals' incentive to remain with the merged company. See "Interest of Officers and Directors in the Merger" below. Finally, although CHD Meridian believes that its management team has reasonable depth, the loss of one or several of these individuals, could have an adverse effect on the merged companies' business.

          Loss of advantageous pharmaceutical pricing could adversely affect CHD Meridian's income and the value that CHD Meridian provides to its clients.


         CHD Meridian receives favorable pricing from pharmaceutical manufacturers as a result of its class of trade designation, which in turn is based on selling products only to CHD Meridian clients' employees, dependents and retirees. CHD Meridian also receives rebates from pharmaceutical manufacturers for driving market share to preferred products. The benefit of favorable pricing is generally passed on to CHD Meridian clients under the terms of client contracts. In the last few years, retail pharmacies have brought legal cases against pharmaceutical manufacturers challenging class of trade designations as unlawful price discrimination under the Robinson-Patman Act. Although these challenges have generally failed, there remains a possibility that CHD Meridian would lose the benefit of this favorable pricing, either due to legal challenge or to a change in policies of the pharmaceutical manufacturers. Such a loss would diminish the value that CHD Meridian can provide to its clients and, therefore, would make its services less attractive. CHD Meridian also receives volume performance incentives from its pharmaceutical wholesaler which directly affect CHD Meridian revenue, and the loss of which could adversely affect CHD Meridian's business.


          CHD Meridian's business involves exposure to professional liability claims, and a failure effectively to manage CHD Meridian's professional liability risks could have an adverse impact on CHD Meridian's business.


         Under the terms of CHD Meridian's contracts with clients, it is responsible for procuring professional liability insurance covering the operations of clinics and pharmacies that it manages. CHD Meridian also typically indemnifies its clients against vicarious professional liability claims arising out of acts or omissions of healthcare providers working at the clinics and pharmacies manage by CHD Meridian. Under the terms of its services agreements with affiliated professional corporations, CHD Meridian is also contractually obligated for procuring malpractice insurance on behalf of the professional corporations and their employed physicians, and CHD Meridian typically absorbs such claims as are subject to the policy self insured retention limit or above the policy limits. There also exists the possibility of vicarious professional liability claims being made directly against CHD Meridian. As a result of these contractual arrangements, CHD Meridian routinely incurs significant expenses arising out of professional liability claims. If CHD Meridian fails to manage the professional liability claims and associated risk effectively, its business will be adversely affected.


         Certain of CHD Meridian's past professional liability insurance policy years were insured by two insurance companies that are now either insolvent or under regulatory supervision. As a result, CHD Meridian is effectively partially uninsured for those periods. CHD Meridian has established reserves in connection with the six pending claims from such policy years. Although CHD Meridian's management believes such reserves are reasonable based on CHD Meridian's historic loss experience, there is no assurance that these reserves will be sufficient to pay any judgments or settlements. In addition, because CHD Meridian current professional liability insurance self-insured retention is $500,000, it is effectively partially uninsured against a variety of claims that may arise from other years. CHD Meridian has maintained a layer of excess insurance that begins with losses in excess of $1,000,000 per claim, including for the years in which its primary insurer is insolvent. CHD Meridian's balance sheet includes reserves for projected future professional liability expenses based on its operations to date. But the estimates could prove wrong, and the size of CHD Meridian's ultimate uninsured liability could exceed the established reserves. CHD Meridian's professional liability insurance policies are written on a claims-made basis, meaning that they cover only claims made during the policy period, and not events that occur during the policy period but result in a claim after the expiration of the policy. With this insurance strategy, it is necessary that CHD Meridian continue to renew or replace coverage each year in order to have coverage for prior years' operations. Availability and cost of such coverage are subject to market conditions, which can fluctuate significantly.


          CHD Meridian expects to establish a captive insurance company, which, once established, will be subject it to risks associated with the insurance business, including additional regulatory requirements.


         CHD Meridian is planning to establish a captive insurance subsidiary to insure its professional liability exposure. CHD Meridian believes this approach that will enhance its ability to manage malpractice exposure and stabilize insurance costs. Although CHD Meridian has hired a manager for the captive insurer, and has engaged an actuarial consulting firm, its operation of the captive insurer will nonetheless be subject to the risks associated with any insurance business, which include investment risk relating to the performance of its investment of assets set aside as reserves for future claims, and the challenges associated with making actuarial estimates of projected future professional liability losses and loss adjustment expenses. Failure to make an adequate return on CHD Meridian's investments, or to maintain the principal of invested funds, or failure to estimate such future loss and loss adjustment expenses accurately, could have an adverse effect on CHD Meridian and, therefore, of the merged companies. Also, operation of a captive insurer will expose CHD Meridian to substantial additional regulatory requirements, with attendant risks if it fails to comply with applicable regulations.


          CHD Meridian is subject to complex and extensive legal requirements, and failure to comply with those requirements could have an adverse effect on its business.

         The healthcare industry is subject to numerous Federal, state and local laws, regulations and judicial doctrines. These legal requirements cover, among other topics, licensure, corporate practice of medicine, privacy of patient medical records, government healthcare program participation requirements and restrictions, reimbursement for patient services, and Medicare and Medicaid fraud and abuse.


         There are judicial and statutory prohibitions on the corporate practice of medicine, which vary from state to state. The corporate practice of medicine doctrine prohibits a corporation, other than a professional corporation, from practicing medicine or employing physicians. Some states also prohibit a non-physician from splitting or sharing fees charged by a physician for medical services. The services that CHD Meridian provides to its clients include establishing and managing medical clinics. Most physician services at clinics that are managed by CHD Meridian are provided by physicians who are employees of professional corporations with which CHD Meridian has agreements and under which it provides non-professional services such as purchasing equipment and supplies, patient scheduling, billing, collection, accounting, and computer services. The professional corporations control hiring and supervising physicians and all medical functions. CHD Meridian has option agreements with the physician-owners of affiliated professional corporations that entitle CHD Meridian to require such physician-owned corporations to sell the stock of the professional corporations to another licensed physician designated by CHD Meridian. This structure is intended to permit consolidation of the professional corporations' financial statements with those of CHD Meridian, while still maintaining sufficient separateness to comply with the corporate practice of medicine doctrine and with fee-splitting and fee-sharing prohibitions. There remains, however, potential exposure to claims that this structure violates the corporate practice of medicine doctrine or fee-splitting or fee-sharing prohibitions, although CHD Meridian does not believe that it does. If such a claim is successfully asserted against CHD Meridian in any jurisdiction, it could be subject to civil and criminal penalties, or could be required to restructure its contractual arrangements with clients. Any restructuring of contractual arrangements could result in lower revenues, increased expenses and reduced influence over the business decisions of those operations. Alternatively, some existing CHD Meridian contracts could be found to be illegal and unenforceable, which could result in the termination of those contracts and an associated loss of revenue, or inability to enforce valuable provisions of those contracts.

         CHD Meridian personnel have custody of confidential patient records at various clinics and pharmacies, and its computer servers also contain confidential health risk assessments completed by employees of clients. Many patient records are subject to a rule entitled Privacy of Individually Identifiable Health Information promulgated by the U.S. Department of Health and Human Services under HIPAA (or the HIPAA Privacy Rule), and also to any state laws that may have more stringent privacy requirements. CHD Meridian attempts to protect the privacy and security of confidential patient information in accordance with applicable law, but could face claims of violation of the HIPAA Privacy Rule, invasion of privacy or similar claims, if its files or computers were compromised, or if its interpretations of the applicable privacy requirements, many of which are complex, were incorrect or allegedly incorrect, or if CHD Meridian fails to maintain a sufficiently effective compliance program.

         In recent years, various government entities have actively investigated potential violations of fraud and abuse statutes and regulations by healthcare providers and by pharmaceutical manufacturers. Violations of these laws and regulations can result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Although CHD Meridian's services and those of its affiliated professional corporations are generally paid for by employer clients, CHD Meridian does bill the Medicare and Medicaid programs, and private insurance companies, as agent of its affiliated professional corporations, to recover reimbursable amounts that offset the healthcare costs borne by CHD Meridian's clients. CHD Meridian is subject to various regulations under the Medicare and Medicaid programs, including fraud and abuse prohibitions. CHD Meridian believes that it is compliant with these requirements, but could face claims of non-compliance if its interpretations of the applicable requirements, many of which are complex, were incorrect or allegedly incorrect, or if it fails to maintain a sufficiently effective compliance program.


         Although CHD Meridian believes that it complies in all material respects with applicable law, compliance with laws, regulations and judicial doctrines can be complex and may be subject to future review and interpretation by government agencies and others, and there remains a possibility that future legal actions against CHD Meridian would adversely affect its business.

          Deterioration of the financial health of CHD Meridian's clients, many of which are large U.S. manufacturing enterprises, could adversely affect its business volume and collections.


         An adverse trend in one or more U.S. manufacturing industries could lead to plant closings or layoffs that could eliminate or reduce the need for some of CHD Meridian's employer-dedicated healthcare facilities. Also, if any CHD Meridian client becomes insolvent, CHD Meridian may not be able to recover outstanding accounts receivable owed by that client, and may suffer premature contract termination. CHD Meridian's professional liability insurance is written on a claims-made basis, and, in order to fund continued coverage of an operation after termination of a contract, CHD Meridian typically has charged its clients for tail insurance coverage at the time that a contract terminates. If a client is insolvent at the time of contract termination, CHD Meridian may not be able to recoup the cost of tail insurance coverage, or other costs related to facility shutdown. CHD Meridian has already experienced this in the case of one major steel manufacturer, for which it formerly managed several facilities, which became the debtor in a federal bankruptcy proceeding. This resulted in difficulty in collecting some amounts due to CHD Meridian, and also generated a claim against CHD Meridian for repayment of an allegedly preferential transfer previously received from the client. Because of the risks to CHD Meridian associated with client insolvency, and the concentration of CHD Meridian's client base, its business is to some extent dependent on the continued health of U.S. manufacturing industries.

          CHD Meridian cannot yet predict the impact of the recently adopted Medicare prescription drug benefit on its business.


         In December 2003, President Bush signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003. This law provides Medicare beneficiaries with insurance coverage that offers access to prescription medicines. The prescription drug benefit, which will be called Medicare Part D, begins January 1, 2006. In the interim, a national prescription drug discount card for Medicare-eligible seniors will be instituted in April 2004. Under the new law, drug benefits will be provided through risk-bearing private plans contracting with the government (including plans offering only the Medicare Part D coverage as well as integrated plans offering all Medicare benefits). There will be an annual open period during which Medicare beneficiaries will choose their drug plan from among those available in their area of residence. In any areas where there are fewer than two private plan choices, the government will make a drug plan available directly.

         This law could affect CHD Meridian's business either positively or negatively and its ultimate effect is not yet clear. Subsidies for employers providing retiree drug benefits will decrease the costs to those employers of providing such benefits, and therefore might be expected to increase the number of employers willing to provide retiree drug benefits, which would positively affect CHD Meridian's business. On the other hand, it is possible that employers that presently offer prescription drug benefits will decide no longer to offer those benefits, on the basis that their retirees now will be able to obtain such benefits on their own through Medicare. In that case, such employers would have less need for employer-dedicated pharmacies of the kinds that we establish and manage and the CHD Meridian business would be negatively affected.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

         This proxy statement and its attachments incorporate forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995.

         Statements regarding aspects of I-trax's and CHD Meridian's businesses and our expectations as to the merger set forth in this proxy statement may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations. Factors that might cause or contribute to such differences include, but are not limited to, whether I-trax and CHD Meridian will in fact satisfy the conditions to closing and complete the merger described in this proxy statement, the ability of our two companies to integrate our businesses successfully, demand for the merged companies' products and services, uncertainty of future profitability and changing economic conditions. These and other risks pertaining to I-trax, CHD Meridian and the merged companies after the merger are described in detail above under the caption "Risk Factors" and, with respect to I-trax, in its periodic reports filed with the Securities and Exchange Commission, which are incorporated by reference or attached to this proxy statement.

                              DESCRIPTION OF I-TRAX

         I-trax enables better healthcare through personalized health management programs.

         We believe that our personalized disease and lifestyle management solutions enable organizations to evolve from fragmented care management practices into a cohesive and efficient system of healthcare. Our solutions are fully integrated, use a single-data platform that allows all caregivers to share records, and enable our clients to provide true coordination of care. We believe that by facilitating real-time communication between all stakeholders within today's complex healthcare system, our solutions reduce costs and enable improved delivery of care.

         We deliver our solutions through our proprietary Health-e-LifeSM Program. The Program is designed to deliver lifestyle, disease and risk reduction interventions to an entire population by utilizing predictive science, technology, clinical expertise, and personal care coordination.

         Predictive Science. Our Health-e-LifeSM Program incorporates predictive science to analyze our clients' medical claims and pharmacy and clinical data to predict future healthcare costs. We believe this is an essential step to effective disease and lifestyle management. Experts agree that predictive science provides a comprehensive advantage to health plans, employers and providers, and leads to cost effective medical management and greater profitability. Using predictive science, we analyze our clients' entire populations to accurately predict our clients' future healthcare costs, including avoidable costs, the health conditions that will drive those costs and the people within our clients' populations who are at risk for those conditions. Armed with this information, I-trax is able to target the most appropriate resources to achieve the best savings and return on investment.

         Technology Solutions. All technology components of our Health-e-LifeSM Program utilize a single data platform--Medicive(R) Medical Enterprise Data System--a proprietary software architecture developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry.

         Further, our web accessible solutions include portals for key stakeholders in the care delivery process--consumers, physicians and care managers--thus permitting real-time sharing of information and support the adherence to our health and disease intervention programs. The key technology we use for effective care coordination include:

     o    Health-e-Coordinator(TM), a web-based care management application;

     o    MyFamilyMD(TM), a consumer health management portal;

     o CarePrime(R), a clinical care application for physicians and clinicians; and

     o    I-talk(TM), interactive smart voice technology.

         Interventions and Clinical Expertise. Our personalized health and disease interventions include intensive programs for individuals who suffer from, or are at high risk for, active or chronic disease and tailored programs for individuals who are at low risk. Depending on the individual's level of risk, our custom tailored interventions include self-help programs available through the web or person-assisted programs administered through our Care Communication Center, which is staffed by trained nurses and other healthcare professionals 24 hours per day, 7 days per week. All interventions include lifestyle and risk reduction programs that follow evidence-based clinical guidelines to optimize health, fitness, productivity and quality of life.

         We have designed and are implementing interventions for a number of specific chronic conditions, including congestive heart failure (CHF), coronary artery disease (CAD), asthma, diabetes, cancer management, cystic fibrosis, lower back pain and chronic obstructive pulmonary disease (COPD).

         Care Communication Center. Our Care Communications Center is staffed with trained nurses and other healthcare professionals 24 hours per day, 7 days per week. Through the Center, we effect targeted interventions to improve the health management of the populations we serve. The Center helps consumers make informed decisions about their health and provides ongoing support for those with chronic diseases. Our demand management and nurse triage services incorporate nationally recognized, evidence-based clinical guidelines to ensure that all caregivers and consumers are following the best practices.

         Everything we do is built on information, which drives decision-making and results. Information guides the identification of consumers, the utilization of protocols that provide high quality and cost effective care, the communication among the key stakeholders and ultimately the return on capital invested in providing healthcare. When all of these components are in place, we believe that consumer satisfaction will increase and the costs of providing quality healthcare will decrease.

                           DESCRIPTION OF CHD MERIDIAN

         CHD Meridian's Business

         CHD Meridian is the nation's largest provider of outsourced, employer-sponsored healthcare services. Our programs are designed to allow employers to contract directly for a wide range of employee related healthcare services delivered at or near the work site. Specifically, we develop and manage customer-specific healthcare delivery models that address the pharmacy, primary care, occupational health, and corporate health demands of our clients. Pursuant to the terms of our multi-year agreements, employers may elect to offer their employees and retirees services on an integrated or stand-alone basis, through on-site or off-site delivery platforms, or as a component of or complement to pre-existing health plan options.

         Our target market consists of both large and mid-sized employers and business consortia, which due to their scale and focus on controlling healthcare expenditures, are more likely to derive immediate and tangible benefit from outsourced support services for non-core functions organized around employee health benefits. We operate approximately 160 locations in 32 states and maintain contracts with 90 leading employers, which pay us directly for our services. Our customers include automotive and automotive parts manufacturers, consumer products manufacturers and large financial institutions. As evidenced by exceptionally high client retention rates, we have established strong customer relationships supported by increasing recognition among clients of the critical nature of our services, the tangible benefits achieved by employer and employee constituents, and the utilization of multi-year service contracts.

         CHD Meridian's outsourced suite of healthcare benefit management solutions to our employer clients consist of the following:

         Pharmacy Services. CHD Meridian operates employer-sponsored pharmacies that offer, on an exclusive basis, prescription services directly to a company's covered population. By leveraging prescription volume across our client base and utilizing our ability to procure pharmaceuticals as a captive class of trade, we purchase products at considerable savings for our clients and thus significantly and positively affect our customers' fastest-growing healthcare cost category. CHD Meridian's pharmacy services also use sophisticated information technologies. These technologies may be integrated with clients' existing pharmacy management programs and plans and improve employee convenience with respect to prescription fulfillment. Further, these technologies and the pharmacy's proximity to the employee can be utilized to deliver to the employee additional information and services, including I-trax's disease management programs. CHD Meridian currently operates 24 pharmacies.

         Primary Care Services. CHD Meridian also operates healthcare centers that return control of costs, quality, and access to the employer. These health centers are designed to integrate within existing healthcare plans and to offer employers a way to contract directly for primary care health services. CHD Meridian's health centers generally service only a single employer and offer health management programs addressing the specific primary care needs of the employee base, including optometry services as well as limited prevention and disease management programs. In addition, CHD Meridian offers customized solutions in network management and absence management, including non-work related case management and disability management. Physicians, nurses, and other related staff are dedicated to the customer's employee population, allowing employees, retirees, and their dependents to receive cost-effective, high-quality care on a more accessible and convenient basis. CHD Meridian currently operates 17 primary care centers.

         Occupational Health Services. CHD Meridian provides professional staffing and management of on-site occupational health facilities that address the occupational health, workers compensation, and minor illness needs of the employer's workforce. These programs are designed to operate across the entire array of occupational health regulatory environments and emphasize work-related injury cost-reduction, treatment, medical surveillance or testing, disability management, case management, return-to-work coordination, medical community relations or oversight, on-site physical therapy, and injury prevention/ ergonomic assessment and intervention. In general, CHD Meridian's occupational health programs improve compliance, enhance employee productivity, and allow for greater employer control of occupational health costs. CHD Meridian currently operates 77 occupational health facilities.

         Corporate Health Services. For non-industrial client work environments without significant injury rates (e.g., financial services, advertising or consulting), but nonetheless large workforces that require general and specialized medical services, CHD Meridian offers unique workplace programs that combine preventative care, occupational health, medical surveillance or testing, travel medicine, and health education for clients. We currently operate 47 corporate healthcare facilities.

          Management's Discussion and Analysis of Financial Condition and Results of Operations of CHD Meridian

         The following discussion and analysis should be read together with our financial statements and the notes to our financial statements included below under section titled "Meridian Occupational Healthcare Associates, Inc. Financial Data."

         This Management's Discussion and Analysis of Financial Condition and Results of Operations of Meridian Occupational Healthcare Associates, Inc. (doing business as CHD Meridian) contains forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations. Factors that might cause or contribute to such differences include, but are not limited to, whether I-trax and CHD Meridian will in fact satisfy the conditions to closing and complete the merger described in this proxy statement, the ability of our two companies to integrate our businesses successfully, demand for the merged companies' products and services, uncertainty of future profitability and changing economic conditions. These and other risks pertaining to I-trax, CHD Meridian and the merged companies after the merger are described in detail above under the caption "Risk Factors" and, with respect to I-trax, in its periodic reports filed with the Securities and Exchange Commission, which are attached in Section Five below.

          CHD Meridian's Business Overview

         CHD Meridian provides outsourced, employer-sponsored healthcare services. Our programs are designed to allow employers to contract directly for a wide range of employee related healthcare services delivered at or near the work site. Specifically, we develop and manage customer-specific healthcare delivery models that address, depending on customer's need, the pharmacy, primary care, occupational health, and corporate health demands of our customers.

          CHD Meridian's Corporate Overview

         CHD Meridian is a Delaware corporation, which began operations on November 16, 1996. All of our current operations consist of employer-sponsored healthcare. CHD Meridian currently conducts business through five wholly owned subsidiaries. Physician services are provided at CHD Meridian's locations under service agreements with affiliated physician associations (Physician Groups), which are professional corporations that hire licensed physicians who provide medical services. Pursuant to the terms of such service agreements, the Physician Groups provide all medical aspects of CHD Meridian's services, including the development of professional standards, policies and procedures for a fee. CHD Meridian provides a wide array of business services to its employer clients and the Physician Groups, including administrative services, support personnel, facilities, marketing, and non-medical services in exchange for a management fee. The Physician Groups are consolidated with Meridian Occupational Healthcare Associates, Inc. and subsidiaries in the CHD Meridian's consolidated financial statements presented below.


          CHD Meridian's Customers


         As of January 20, 2004, CHD Meridian served approximately 90 clients at 160 locations in 32 states. Customers are typically large self-insured employers that have a significant employee, retiree and dependent population in a concentrated geographic area. Marketing efforts are directed at this market.

         Ongoing Acquired Operations. In 1996, CHD Meridian acquired certain assets and liabilities of NHS National Health Services, Inc., a leading provider of employer-sponsored corporate and occupational health centers in New York in exchange for $4,437,000 in cash, the assumption of $1,242,000 in liabilities, and a $1,000,000 promissory note. Also in 1996, CHD Meridian acquired all of the outstanding shares of American Occupational Health Management, Inc., a leading provider of employer-sponsored occupational health centers in West Virginia in exchange for $1,122,500 in cash and 2,255 shares of CHD Meridian's Series A convertible preferred stock. In addition, in 1998, CHD Meridian remitted cash and Series A convertible preferred stock of $388,000 and $390,000 respectively, related to contingent consideration for this transaction. In 1997, CHD Meridian acquired all of the capital stock of Medicenter, Inc., a leading provider of employer-sponsored primary care centers and pharmacies in Oklahoma in exchange for $2,200,000 in cash.

         In 2000, CHD Meridian acquired the stock of Corporate Health Dimensions, Inc., a leading provider of employer-sponsored primary care, pharmacy and occupational health centers in New York in exchange for 104,044 shares of common stock.

         Discontinued Operations. In 1996 and 1997, CHD Meridian provided occupational health services through free-standing occupational health clinics in the Northern California marketplace. The clinics associated with this business were acquired through various acquisitions. In 1996, CHD Meridian acquired certain assets of: (1) Natomi Hospitals of California, Inc., in California in exchange for the assumption of four operating leases; (2) San Jose Medical Clinic, Inc. for $375,000 in cash; (3) The Advantage Group for $10,566,000 in cash and the assumption of $432,000 in liabilities; and (4) Sierra Pacific Medical Center for $2,267,000 in cash and the assumption of $472,000 in liabilities. In 1998, CHD Meridian divested all of the assets associated with the free-standing clinics in Northern California to Novacare, Inc. for $8,000,000 in cash and a $2,000,000 promissory note. The sale of the California free-standing occupational health operations was accounted for as discontinued operations for the years ended December 31, 1998, 1999 and 2000.

         In 1999, CHD Meridian acquired certain assets from PHP Healthcare Corporation associated with three government sponsored primary care centers and pharmacies for the Department of Defense for $4,572,000 in cash and the assumption of $2,533,000 in liabilities. In 2001, CHD Meridian was notified of the cancellation of the contracts related to these centers. The contract cancellation was accounted for as discontinued operations in the accompanying consolidated financial statements.

         Results of Operations

         Year Ended December 31, 2002 Compared to Year Ended December 31, 2001.

         Net revenues for 2002 were $107.1 million, an increase of $6.7 million or 6.7% from $100.4 million for 2001. The increase in net revenues is primarily attributable to the addition of a new pharmacy, as well as an increase in the size of existing primary care and pharmacy contracts.

         Operating expenses are primarily comprised of salaries and benefits, pharmaceutical and medical supplies, lab and radiology fees, and professional liability insurance directly related to the operation of our health facilities and pharmacies. Operating expenses for 2002 were $88.9 million an increase of 7.1% from $83.0 million for 2001. The increase is attributable to a $4.8 million increase in the purchase of pharmaceuticals for the addition of a new pharmacy, an increase in our professional liability insurance expense of $2.0 million, and a decrease in our professional fees of $0.9 million related to the movement of contracted providers to employed providers for services rendered in several of our health facilities. We expect that in future periods our professional liability insurance expense will continue to increase based upon market conditions, and our other operating expenses will increase or decrease in proportion to volume of business.

         General and administrative expenses were $14.3 million for 2002 as compared to $14.1 million for 2001, an increase of 1.4%. The increase was attributable to a $0.3 million increase in lease expense related to a new lease for corporate office space in Nashville and a $0.4 million increase in other travel related expenses, offset by $0.3 million decrease in salaries and benefits related to reductions in headcount for duplicative functions in the corporate headquarters of Corporate Health Dimensions, Inc. that existed elsewhere in CHD Meridian and a $0.2 million decrease in insurance expenses. We expect to continue to leverage our general and administrative functions as growth continues, but also anticipate cost-of-living increases in salaries and benefits.

         Depreciation and amortization expenses were $1.9 million in 2002 as compared to $2.1 million in 2001. The decrease is primarily attributable to the adoption of SFAS 142 on January 1, 2002 to discontinue the amortization of goodwill. During 2001, CHD Meridian had amortization expense associated with goodwill of $0.2 million. We do not expect that there will be significant changes in depreciation and amortization in the future.

         Net interest income for 2002 was $0.1 million increasing by $0.4 million or 144% from net interest expense of ($0.3 million) for 2001. During 2001 and 2002, CHD Meridian incurred interest expense on amounts outstanding on a term loan with Bank of America. The balance was paid throughout 2002, with the final balance being paid during the fourth quarter of 2002. Daily excess cash was invested in overnight funds through Bank of America. Since CHD Meridian paid off its term loan with Bank of America, we do not expect to incur any significant interest expense charges in the future except in connection with the senior credit facility I-trax and CHD Meridian expect to secure in connection with the merger.

         During 2001, CHD Meridian discontinued its operations related to two primary care centers and pharmacies operated on behalf of the Department of Defense. This was accounted for under SFAS 144 in the accompanying financial statements. The gain on discontinued operations of $0.5 million (net of taxes) for the year ended December 31, 2001 was reclassified and reflected separately in CHD Meridian's consolidated statements of operations. CHD Meridian also recorded a loss on disposal of the discontinued operations of $3.1 (net of taxes) million for the year ended December 31, 2001, which consisted primarily of the write-down of the equipment and intangible assets. CHD Meridian also recorded a gain on disposal of discontinued operations of $0.01 million before taxes related to early termination of a lease for the California operations, which were sold in 1998.

         Year Ended December 31, 2001 Compared to Year Ended December 31, 2000.

         Net revenues for 2001 were $100.4 million, an increase of $3.7 million or 3.8% from $96.7 million for 2001. The increase in net revenues is primarily attributable to the addition of a new primary care and pharmacy center, the addition of a new multi-site occupational health client, an increase in CHD Meridian's volume based performance incentive on pharmaceutical purchases, as well as an increase in the size of existing primary care and pharmacy contracts and corporate health contracts offset by a closure of a primary care center.

         Operating expenses are primarily comprised of salaries and benefits, pharmaceutical and medical supplies, lab and radiology fees, and professional liability insurance directly related to the operation of our health facilities and pharmacies. Operating expenses for 2001 were $83.0 million an increase of 5.1% from $79.0 million for 2000. The increase is primarily attributable to a $3.9 million increase in salaries and benefits related to the opening of new facilities and expansion of existing facilities and an increase of $1.0 million in professional liability insurance expense offset by a reduction in professional fees of $0.4 million related to the movement of contracted providers to employed providers for services rendered in one of our health facilities, and a reduction in lease and rental expense of $0.3 million related to the closure of a primary care center.

         General and administrative expenses were $14.1 million for 2001 as compared to $15.0 million for 2000, a decrease of 6.0%. The decrease was attributable to a decrease in salaries and benefits expense and lease expense related to reductions in headcount and the related office space for duplicative functions in the corporate headquarters of Corporate Health Dimensions, Inc.

         Depreciation and amortization expenses were $2.1 million in 2001, as compared to $1.9 million in 2000. This increase is primarily related to an increase in the property and equipment purchased in 2000 and 2001 related to the data center development in Nashville.

         Net interest income for 2001 was $0.3 million increasing by $0.1 million or 29% from $0.2 million for 2000. The increase is related to the number and size of the term loan outstanding during 2001 versus 2000. Daily excess cash was invested in overnight funds through Bank of America.

         During 2000, CHD Meridian discontinued its operations related to two primary care centers and pharmacies operated on behalf of the Department of Defense. This was accounted for under SFAS 144 in the accompanying financial statements. The gain on discontinued operations of $1.2 million for the year ended December 31, 2000 was reclassified and reflected separately in CHD Meridian's consolidated statements of operations. CHD Meridian also recorded a gain on disposal of discontinued operations of $0.4 million before taxes related to early termination of a lease for the California operations, which were sold in 1998.

          Nine Months Ended September 30, 2003 Compared to the Nine Months Ended September 30, 2002.

         Net revenue for the nine months ended September 30, 2003 was $86.6 million, an increase of $8.0 million or 10.2% from $78.6 million for the nine months ended September 30, 2002. The increase is attributable primarily to new site openings and, to a lesser extent, existing site expansion. We expect that in future periods we will generate a significant portion of our revenue increases in the pharmacy and primary care markets.

         Operating expenses are primarily comprised of salaries and benefits, pharmaceutical and medical supplies, lab and radiology fees, and professional liability insurance directly related to the operation of our health facilities and pharmacies. Operating expenses for the nine months ended September 30, 2003 were $71.5 million, an increase of 9.6% from $65.3 million for the nine months ended September 30, 2002. The increase is primarily attributable to a $5.2 million increase in the purchase of pharmaceuticals for the addition of two new pharmacies and growth in a third pharmacy and an increase in our professional liability insurance expense of $0.9 million. We expect that in future periods our professional liability insurance expense will continue to increase based upon market conditions, and our other operating expenses will increase or decrease in proportion to volume of business.

         General and administrative expenses were $10.3 million for the nine months ended September 30, 2003 as compared to $10.2 million for the nine months ended September 30, 2002, an increase of 1.6%. The net increase was primarily attributable to a $0.9 million increase in salaries and benefits related to additions in headcount to manage the clinical side of our pharmacy business and for cost of living adjustments for corporate staff, offset partially by a $0.5 million reduction in professional liability insurance expense. We expect to continue to leverage our general and administrative functions as growth continues, but do expect that there will be increases in the salaries and benefits expenses due to cost of living increases.

         Depreciation and amortization expenses were $1.1 million for the nine months ended September 30, 2003, as compared to $1.4 million for the nine months ended September 30, 2002. The decrease is primarily attributable to a reduction in the total fixed asset base for items that became fully depreciated during 2002 and fixed assets that were disposed of during 2002.

         Net interest income for the nine months ended September 30, 2003 was $62,000 decreasing by $31,000 or 34.0% from net interest income of $93,000 for the nine months ended September 30, 2002. The decrease is attributable to a reduction in the overall interest rate received on overnight investments.

          Liquidity and Capital Resources

         CHD Meridian's primary cash needs during 2003, 2002 and 2001 have been to fund working capital requirements and capital expenditures. In addition in 2001, CHD Meridian used cash to pay principal and interest on the outstanding portion of the term loan. CHD Meridian's primary source of liquidity has been cash flows generated from operating activities. As of September 30, 2003, CHD Meridian had net working capital (current assets less current liabilities) of $10.4 million. Current liabilities are primarily comprised of trade payables, payroll and benefit related accruals and deferred revenue.

         CHD Meridian also maintains a $6.5 million credit facility from Bank of America that is scheduled to expire on November 15, 2005. We expect to restructure the facility in connection with the merger. The credit facility has a $2.3 million letter of credit portion with the remainder being a term loan revolver. A letter of credit of $2.0 million has been issued for the benefit of AIG, the Lexington Group, CHD Meridian's medical malpractice carrier. The credit facility is secured by substantially all of CHD Meridian's assets. At no time may the borrowings on the credit facility exceed 75% of the Company's assets. Borrowings, at CHD Meridian's election, may be either base rate loans or LIBOR loans. Base rate loans bear interest at the federal funds rate plus 5% per annum. The LIBOR loans bear interest at the LIBOR rate plus a range of 1.5% to 3.0% based on the Company's leverage ratio. At September 30, 2003 and December 31, 2002, the Company had no debt outstanding on the term loan.

         Sources and Uses of Cash

         Cash flows provided by operating activities were $5.1 million and $3.2 million for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively. CHD Meridian purchased approximately $0.5 million and $1.2 million of property and equipment during the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively. These purchases primarily related to investments into our information systems data center located in Nashville. The remaining $2.3 million of the total net change in cash of $4.4 million cash during 2002 was generated from operations of the Department of Defense contracts that were discontinued during the year.

         Critical Accounting Policies

         Concentration of Credit Risk. CHD Meridian's credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts, whose balances may exceed federally-insured limits from time-to-time. Accounts receivable consist primarily of amounts due from corporate customers. CHD Meridian continually reviews collectibility of its accounts receivable and maintains allowances for doubtful accounts. Since December 31, 2000, CHD Meridian has written off $0.5 million of accounts receivable against the allowance for doubtful accounts.

         During 2003 and 2002, a large customer for which CHD Meridian operated primary care centers, pharmacies and occupational health centers, represented 11% of CHD Meridian's net revenue for the nine-month period ended September 30, 2003 and year ended December 31, 2002.

         Estimated Medical Professional Liability Claims. CHD Meridian is insured for medical professional liability claims on a claims-made basis through commercial insurance policies. It is CHD Meridian's policy that provision for estimated medical professional liability costs be made for asserted and unasserted claims based on actuarially projected estimates, based on historical loss payment patterns. Provision for such professional liability claims includes estimates of the ultimate costs of such claims. CHD Meridian evaluates the financial condition of its insurers and reinsurers and monitors its credit risk related to insolvencies. Certain of CHD Meridian's policy years were insured by two companies who are either insolvent or under regulatory supervision. CHD Meridian's provision for losses from professional liability claims assumes these policy years to be self-insured. CHD Meridian estimated liability for its self-insured retention related to medical professional claims was $3.7 million and $3.1 million at September 31, 2003 and December 31, 2002, respectively.

         Goodwill and Other Intangible Assets. Goodwill represents the excess of purchase price over fair value of net tangible assets acquired. Through December 31, 2001, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally forty years. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," or Statement 142. Effective January 1, 2002, the amortization of all goodwill was discontinued upon the adoption of Statement 142. This statement prohibits the amortization of goodwill and other indefinite lived intangible assets over a set period, rather these assets must be tested for impairment at least annually using a fair value method. CHD Meridian performed a transitional goodwill impairment test, noting no impairment. Impairment is measured using a discounted cash flows model to determine the fair value of the reporting units. The Company will perform a goodwill impairment test whenever events or changes in facts or circumstances indicate that impairment may exist, or at least annually during the fourth quarter each year.

         Other intangible assets represent customer lists, which are amortized on a straight-line basis over the expected periods to be benefited, generally 16 years. CHD Meridian evaluates impairment of its customer lists through SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," or Statement 144, as discussed below.

         Discontinued Operations. During 2001, CHD Meridian was notified of the cancellation of two government contracts, located in Fairfax and Woodbridge, Virginia. The cancellation of these contracts met the requisite requirements to be accounted for as discontinued operations under Statement 144 because of the distinct financial information of the component entities that was available and reviewed by management. In 1998, CHD Meridian divested 11 freestanding occupational healthcare clinics located in Northern California (California Operations). The sale of the California Operations met the requisite requirements to be accounted for as discontinued operations under Statement 144. The accompanying financial statements of CHD Meridian have recorded both of these events as required under Statement 144.

         Revenue Recognition and Accounts Receivable. Revenue is recorded at estimated net amounts to be received from employers for services rendered. Pass through pharmaceutical ingredients purchased solely on behalf of our customers are recorded net. The allowance for doubtful accounts represents management's estimate of potential credit issues associated with amounts due from employers.

Quantitative And Qualitative Disclosures About Market Risk

         Interest Rate Risk. CHD Meridian has limited exposure to financial market risks, including changes in interest rates. An increase or decrease in interest rates may significantly increase or decrease interest expense on our debt obligations due to the variable nature of our debt obligations.

         Foreign Currency Risk. CHD Meridian does not have any exposure to changes in foreign currency exchange rates or weak economic conditions in the foreign markets, as it does not presently have significant operations outside the United States.

Contractual Obligations

         CHD Meridian leases corporate office space, operating facilities, and equipment under various operating lease agreements. Long-term liabilities represent $2.4 million related to professional liability costs made for asserted and unasserted claims based on actuarially projected estimates, which are based upon historical loss payment patterns. The remaining amount represents client deposits related to up front working capital on several contracts.



                                                                 Payments due by period
Contractual Obligations                                              (In thousands)
------------------------------------------------------------------------------------------------------------------
                                    Total       Less than 1 year     1-3 years      3-5 years      More than 5
                                                                                                      years
Operating Lease Obligations          $ 5,788            $ 1,167        $ 1,901        $ 1,521           $ 1,199
Other Long Term Liabilities            2,896                 --             --             --             2,896
                                 ------------ ------------------ -------------- -------------- -----------------
Total                                $ 8,684            $ 1,167        $ 1,901        $ 1,521           $ 4,095


                                   THE MERGER

General

         The I-trax board of directors is using this proxy statement to solicit proxies from the holders of I-trax common stock for use at the I-trax special meeting. The CHD Meridian board of directors is also using this proxy statement to solicit proxies from the holders of CHD Meridian common stock for use at the CHD Meridian special meeting.

         I-trax Merger Proposal

         At the I-trax special meeting, I-trax stockholders will be asked to vote on a proposal to approve the issuance of I-trax common stock and convertible preferred stock in the merger, approve the merger of DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, with and into CHD Meridian, approve the sale of I-trax convertible preferred stock to raise a portion of the cash consideration to be used in the merger and ratify and approve the issuance, in a private placement that closed on October 31, 2003, of 1,400,000 shares of common stock and warrants to purchase 840,000 shares of common stock and approve the issuance of 840,000 shares of common stock upon exercise of such warrants. We sometimes refer to these proposals together as the I-trax merger proposals.

         CHD Meridian Merger Proposal

         At the CHD Meridian special meeting, holders of CHD Meridian common stock will be asked to consider and vote upon a proposal to adopt the merger agreement. We sometimes refer to this proposal as the CHD Meridian proposal.

Background of the Merger

         The respective management groups of I-trax and CHD Meridian review, on a continuing basis, the strategic focus of their companies in light of the changing competitive environment of the healthcare industry with the objective of identifying alternative strategies to enhance stockholder value. Each company believes it has attractive future prospects on a stand-alone basis. However, the management of I-trax and CHD Meridian have also explored possible joint ventures, business combinations and other strategic alternatives as a means of attaining a more competitive position in their respective areas of focus in the healthcare industry. The boards of directors of I-trax and CHD Meridian have been updated regularly concerning such matters.

         Many CHD Meridian stockholders have held their investments in the business for eight years or more. During that entire period, CHD Meridian has been privately held, and the investment has been illiquid. In recent years, some of CHD Meridian's stockholders have expressed an interest in obtaining liquidity for their investment. Other stockholders have been content to continue to hold the investment in its current form. As a result, in recent years CHD Meridian has considered a number of alternatives, including merger, sale and recapitalization, that might meet the goal of liquidity for those stockholders seeking that end. In this connection, CHD Meridian held discussions with various parties, including both strategic and financial buyers, and received acquisition or merger proposals with valuations ranging from approximately $45 million to $90 million. None of these proposals went as far as a signed letter of intent. In the fall of 2003, prior to commencement of negotiations with I-trax, CHD Meridian was seriously considering the possibility of an internal recapitalization transaction, involving the payment of significant cash to stockholders by way of dividends and / or stock repurchases. This transaction would have been funded through a combination of excess cash on CHD Meridian's balance sheet and new borrowing. It would also have made it possible for some stockholders to be cashed out, while others would acquire ownership of a larger percentage of the CHD Meridian's equity.

         At the same time as CHD Meridian was considering a possible merger, sale or recapitalization transaction, CHD Meridian's clients were advising CHD Meridian on how it could better meet the clients' needs. One recurring theme was the desire of clients for more a more comprehensive range of population health management services, particularly for predictive modeling, appropriate off-site intervention capabilities and multiple access points to improve care outcomes and reduce or avoid future healthcare costs. To provide its clients with a more complete solution, CHD Meridian began a survey of the relevant health management tools available from various sources.

         I-trax's Health-e-LifeSM Program is designed for self-insured employers and I-trax has been offering its solutions within this market space for approximately one year. With this focus in mind, a member of I-trax's board of directors introduced I-trax to CHD Meridian in the first quarter of 2003. CHD Meridian concluded that I-trax offered the best comprehensive health management tools available in the market, and that the I-trax service offerings were exactly the complement to CHD Meridian's current capabilities that its clients were seeking. The two companies completed preliminary due diligence on each other's business and concluded that there were significant potential synergies which could be achieved in combining their businesses. CHD Meridian's current business model is predicated on opening, staffing and operating on-site clinics for self-insured employers. Such clinics deliver a broad range of services, including primary care, occupational health, closed pharmacies and corporate health. I-trax's services will enable CHD Meridian to offer its self-insured employer clients better means of predicting the health status of their employee and retiree populations, improving the health of their employees and retirees in a cost-effective way through active health management, and predicting their future healthcare costs. Also, because of the partial geographic coverage that is inherent in a walk-in pharmacy or clinic, CHD Meridian's reach extends, on average, to only about 25% of its clients' employees and dependents. I-trax's Health-e-LifeSM Program, conversely, is designed to reach 100% of a self-insured employer's employees and dependents by using its software applications and care communications center staffed with registered nurses and other health care professionals. Following several joint sales presentations to potential clients, the managements of I-trax and CHD Meridian concluded that there was significant benefit to combining the companies.


         Merger discussions started in October 2003. The I-trax board of directors first considered a possible merger with CHD Meridian at its meeting held on October 3, 2003. At that meeting, Frank A. Martin, I-trax's chairman and chief executive officer, advised the board that I-trax management started preliminary discussions with CHD Meridian. Mr. Martin described to the board CHD Meridian's business and leadership role in on-site corporate health services for primary care, occupational health and closed pharmacy. Mr. Martin also noted that the companies had identified significant potential synergies, including the potential of expanding I-trax products and services to CHD Meridian's clients. After discussion, the I-trax board authorized I-trax's management to commence due diligence, establish a timeline for the potential acquisition, financing, and potential structures for the transaction. The board also requested that management consult with a financial advisor regarding the possible merger. The CHD Meridian board also met in early October and received an update from management on all of the strategic alternatives under consideration, including the commencement of discussions with I-trax.


         I-trax and CHD Meridian executed a letter of intent concerning the merger on October 8, 2003 following their respective board meetings. The letter of intent was first amended on October 28, 2003 to change the proposed timeline of the merger.

         The I-trax board of directors convened a special meeting on October 30, 2003. At the meeting, Mr. Martin reviewed with the board the status of the negotiations with CHD Meridian, the results of I-trax's due diligence efforts and discussions with potential equity investors regarding financing the acquisition. The board considered and weighed further the benefits of the transaction and several strategic alternatives. Upon further discussion, the board authorized Mr. Martin to proceed with negotiating a definitive merger agreement.


         The CHD Meridian board met on November 18, 2003 and again on November 19, 2003 to receive management's update on the progress of discussions with I-trax. There was detailed discussion of proposed transaction terms, including the proposed earn-out provision of the merger agreement.


         The letter of intent was amended for the second time on November 21, 2003 to clarify certain proposed financial terms of the merger, and for the third and final time on December 12, 2003, to further extend the time line for the proposed merger.

         On December 18, 2003, the I-trax board of directors held another meeting at which members of the I-trax management team made presentations concerning the proposed merger. In particular, Frank A. Martin, chief executive officer of I-trax, presented the proposed terms of the merger, the open issues still to be resolved, and the advantages and disadvantages of the proposed merger, which the directors discussed at some length. Yuri

Rozenfeld, general counsel of I-trax, discussed with the board the status of the draft merger agreement. Bryant Park Capital, I-trax's financial advisor, also made a presentation to the board, which included its preliminary financial analysis of the effects of the merger. I-trax's board then discussed at length the matters presented by management and by Bryant Park Capital, including the factors discussed in "Our Reasons for the Merger - Recommendations of Our Board of Directors." After discussion and due consideration and additional questions posed by the directors to management and Bryant Park Capital, the I-trax directors unanimously approved the concept of the merger, subject to further review and consideration. The board authorized management to finalize the terms of a merger agreement for future board consideration.

         The I-trax board of directors met again on December 24, 2003, after having received the draft merger agreement. At the meeting, Mr. Martin and Mr. Rozenfeld described the principal terms of the merger agreement. Mr. Martin also discussed with the board the following three primary issues, which had been resolved since the last board meeting:

     o The amount of cash CHD Meridian was required to have at the merger's effective time before any adjustment would be made to the cash consideration;

     o    The terms of the earn-out; and

     o How the indemnification in favor of I-trax from the escrowed earn-out shares would be calculated.

At the meeting, Mr. Martin also discussed with the directors the amount of due diligence regarding CHD Meridian and the proposed transaction which had been done by I-trax.


         A discussion among the I-trax board members then followed about the terms of the merger agreement. In particular, the directors discussed the parties' representations and warranties contained in the merger agreement, the earn-out applicable to a portion of the merger consideration, and the bank financing and the equity financing necessary to consummate the merger. Bryant Park Capital also provided an updated financial analysis as to the effects of the merger, which analysis reflected an expected equity capital raise of approximately $25 million. After discussion and due consideration, the I-trax board of directors unanimously approved the merger agreement and all related transactions, and authorized management to enter into the merger agreement, subject to any further non-economic modifications to the merger agreement that may be approved by I-trax's general counsel and its chief executive officer and subject further to receipt from Bryant Park Capital of its opinion as to the fairness of the merger consideration to I-trax from a financial point of view.

         Following such approval, David Bock, a member of the compensation committee of the board, reported on how the compensation committee believed that management should be rewarded if the merger were completed. Mr. Bock proposed that the board allocate $800,000, comprised of $500,000 in cash and $300,000 in I-trax common stock or options to acquire I-trax common stock, to be used to compensate I-trax officers and other employees for their work in connection with completing the CHD Meridian merger and subsequent integration of the merged companies. This bonus pool will be created and distributed at the effective time of the merger. See "Interest of Officers and Directors in the Merger."


         Between and in addition to the specific board meetings mentioned above, Haywood D. Cochrane, Jr., CHD Meridian's chief executive officer, updated members of the CHD Meridian board of directors at numerous times between the middle of October and the middle of December as to the status of discussions with I-trax regarding the merger. The CHD Meridian board of directors also convened an additional meeting on December 24, 2003. The day before the meeting, Mr. Cochrane sent to the board of directors the current draft of the merger agreement, the form of voting agreement that I-trax had requested from principal CHD Meridian stockholders, and also a spreadsheet showing in detail the proposed allocation of merger proceeds to CHD Meridian stockholders and option holders. At the meeting, Mr. Cochrane summarized the terms of the merger agreement. R. Riley Sweat, Managing Director, Health Care Investment Banking at Raymond James & Associates, who acted as financial advisor to CHD Meridian in connection with the I-trax merger and various other strategic alternatives, spoke about various financial aspects of the merger. Messrs. Cochrane and Sweat, along with Stephen
P. Rothman, Esq., CHD Meridian's outside counsel, responded to questions from directors. Among other topics, the discussion focused on the split of cash and equity consideration among CHD Meridian stockholders, management and option holders, the function of the voting agreements that I-trax had requested from principal CHD Meridian stockholders and that CHD Meridian had requested from I-trax management stockholders, the extent to which each party would become committed to the merger by execution of the merger agreement and the voting agreements, and the right of CHD Meridian stockholders to have the resale of their I-trax stock registered promptly after consummation of the merger. After motion duly made and seconded, the directors present unanimously approved the I-trax merger and the merger agreement, and authorized Mr. Cochrane to finalize, execute and deliver the merger agreement.

         On December 26, 2003, I-trax learned that one of the expected subscribers to the convertible preferred stock had decided not to invest, which brought the aggregate expected amount of equity down from $25 million to $20 million. Also on December 26, 2003, Bryant Park Capital distributed an update to its December 24, 2003 financial presentation, which reflected the decision of the potential investor not to invest. I-trax then convened another board meeting on the morning of December 28, 2003, to determine whether this development had any effect on the board's decision to go forward with the merger. After discussion and the posing of questions to management and Bryant Park Capital by the board, the directors asked whether Bryant Park Capital, in light of the present facts and circumstances, was prepared to render a fairness opinion to the I-trax board of directors. Bryant Park Capital confirmed that it was and rendered to I-trax's board of directors an oral opinion, which was confirmed by delivery of a written opinion dated December 28, 2003, to the effect that, as of December 28, 2003 and based on and subject to the matters described in the opinion, the consideration to be paid by I-trax in the merger was fair to I-trax from a financial point of view. That opinion is attached to this proxy statement as Annex B. See also "Opinion of I-trax's Financial Advisor."


Reasons for the Merger; Recommendations of the Boards of Directors


         Reasons Common to Both I-trax and CHD Meridian for the Merger

         The combination of I-trax and CHD Meridian offers a unique opportunity to provide total population health management in the market sector most affected by rising healthcare costs: the self-insured employer. The self-insured employer also has the strongest incentive to spend money on active health maintenance programs that will reduce later need for critical care, and therefore contain healthcare costs while also maximizing health. I-trax provides personalized health management solutions for focused disease and lifestyle/wellness management programs, which improve the health of the populations I-trax serves, while reducing the cost of care. CHD Meridian is the leader in on-site healthcare for Fortune 1,000 companies, a primary target for I-trax's disease and health management programs. The addition of I-trax's capabilities to CHD Meridian's service offerings will respond to a specific and frequent request of the large employers that are CHD Meridian's clients, for a more comprehensive range of population health management services, particularly for predictive modeling, appropriate off-site intervention capabilities and multiple access points to improve care outcomes and reduce or avoid downstream healthcare costs.


         We believe that with a nominal increase in variable costs, the merged company can offer to CHD Meridian's current clients the value added benefit of I-trax's solutions and participate in medical cost savings provided to certain of these customers while enjoying improved gross profit margins. CHD Meridian currently serves approximately 650,000 lives. This represents only approximately 25% of CHD Meridian clients' employees, dependents and retirees. We believe that the combination of the two companies will allow the merged company to access a larger portion of the employer population base with a "per member per month" pricing model that affords substantially greater profit margins. A penetration of a larger population affords a substantial expansion of services delivered to CHD Meridian's existing client base.


         We believe that the combination of I-trax and CHD Meridian will allow employers better to manage healthcare provided to employees who use on-site facilities and provide an integrated, comprehensive program for the entire employee base. We believe that this should result in savings because clients will have one vendor for primary care, pharmacy, occupational health and disease management and health interventions. The combination of these services will increase productivity, reduce absenteeism, improve health status of both active employees and retirees, and reduce overall costs.

         In addition, the components of I-trax's disease and health management program will offer multiple entry points for corporate customers that may want to "unbundle" the solution. This could substantially shorten the sales cycle currently experienced by CHD Meridian and provide an opportunity to build a more comprehensive program as the relationship grows with the customer over time.

         Each of our boards of directors, in reaching its decision on the merger, consulted with its financial and legal advisors and its senior management, reviewed a significant amount of information and considered a number of factors. The most relevant information reviewed and factors considered are set forth below:

     o the reasons described in this section and the risks described above under "Risk Factors";

     o the strategic and financial alternatives available to each of I-trax and CHD Meridian in the healthcare industry;

     o the strategic fit between CHD Meridian and I-trax, and the belief that the merged company has the potential to enhance stockholder value through additional opportunities;

     o the opportunity for the I-trax and CHD Meridian stockholders to participate in a larger, more competitive company;

     o information concerning the financial performance, business operations, debt capacity and asset quality of CHD Meridian and I-trax and of the two companies on a combined basis;

     o the likely impact of the merger on each company's employees and customers;

     o the expected effect of the merger on our existing relationships with third parties;

     o the interests of officers and directors of each company in the merger, as described under "Interests of Officers and Directors in the Merger"; and

     o the qualification of the merger as a tax-free transaction for United States federal income tax purposes.

         I-trax's Reasons for the Merger

         The disease and population health management business, although growing rapidly, is a relatively new segment of the overall healthcare industry and has many entrants. Many companies use the generic label of "disease management" to characterize activities ranging from the sale of medical supplies and drugs to services aimed at managing demand for healthcare services. Although we believe that I-trax is competing effectively within the disease and population health management business, I-trax's board of directors and management believe that the company could benefit from developing and offering employers a solution that would integrate on-site healthcare services with disease and population health management. The combination would also strengthen significantly I-trax's position in the industry, thus we believe further improving I-trax ability to secure new business. After pursuing the merger and related transactions, I-trax's board of directors also considered the opinion of Bryant Park Capital that, as of December 28, 2003, and subject to the assumptions and limitations set forth in the opinion, the consideration to be paid by I-trax in the merger was fair from a financial point of view to I-trax, and the financial presentations made by Bryant Park Capital to the I-trax board of directors. Bryant Park Capital's opinion was prepared solely for the benefit and use of I-trax's board of directors. Bryant Park Capital's opinion is not intended to, and does not, constitute a recommendation to any person on how to vote on the merger or any other matter relating to the merger. It should be understood that Bryant Park Capital has not updated its opinion and has no duty to update such opinion.

         CHD Meridian's Reasons for the Merger

         In addition to the reasons common to CHD Meridian and I-trax as described above, additional reasons for the merger from the CHD Meridian perspective include:

     o the ability to enhance liquidity through the merger with a company that has publicly traded securities;

     o the fact that a part cash/part stock transaction establishes a suitable compromise between elements of the CHD Meridian stockholder base who desire liquidity and those who are prepared to retain their investment; and

     o the requests of CHD Meridian's clients for a more comprehensive range of population health management services, particularly for predictive modeling, appropriate off-site intervention capabilities and multiple access points to improve care outcomes and reduce or avoid downstream healthcare costs.


         The foregoing discussion of the information and factors considered by the companies' boards of directors is not intended to be exhaustive. In view of the wide variety of the material factors considered in connection with our respective evaluations of the merger and the complexity of these matters, our boards of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, our boards of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to our boards of directors' ultimate determination, but rather, our boards of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our respective management and legal and financial advisors. In considering the factors described above, individual members of our boards of directors may have given different weight to different factors.


         There can be no assurance that any of the potential savings, synergies or opportunities considered by our boards of directors will be achieved through consummation of the merger. See sections titled "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements" above.

                  Recommendation of the Board of Directors of I-trax

         I-TRAX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT I-TRAX STOCKHOLDERS VOTE TO:


     1. APPROVE THE ISSUANCE OF UP TO 13,859,200 SHARES OF COMMON STOCK AND 400,000 SHARES OF CONVERTIBLE PREFERRED STOCK IN THE MERGER;


     2. APPROVE THE MERGER OF DCG ACQUISITION, INC., A WHOLLY-OWNED SUBSIDIARY OF I-TRAX, WITH AND INTO CHD MERIDIAN;

     3. APPROVE THE SALE OF UP TO 1,100,000 SHARES OF CONVERTIBLE PREFERRED STOCK TO RAISE A PORTION OF THE CASH CONSIDERATION TO BE USED IN THE MERGER AND FOR WORKING CAPITAL; AND

     4. RATIFY AND APPROVE THE ISSUANCE, IN A PRIVATE PLACEMENT THAT CLOSED ON OCTOBER 31, 2003, OF 1,400,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 840,000 SHARES OF COMMON STOCK AND APPROVE THE ISSUANCE OF THE 840,000 SHARES OF COMMON STOCK UPON THE EXERCISE OF SUCH WARRANTS.

Recommendation of the Board of Directors of CHD Meridian

         CHD MERIDIAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CHD MERIDIAN STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

Financing of the Cash Portion of the Merger Consideration

         Part of the consideration that CHD Meridian stockholders will receive in the merger is cash in the amount of $35 million, subject to certain adjustments. I-trax and its subsidiaries, which after the merger will include CHD Meridian, intend to borrow approximately $16 million of the cash consideration through a senior loan facility. In addition, I-trax expects to raise between $15 and $25 million through a private placement of additional shares of its convertible preferred stock at least $15 million of which will be used to fund the cash consideration. We will pay the costs of the merger from the excess proceeds of the financings and available cash of the merged companies. Please see section titled "The Merger Agreement - Merger Consideration and Related Adjustments" below for a more detailed discussion.

         Senior Loan Facility. I-trax and CHD Meridian have received a loan commitment, subject to customary conditions, from a national bank pursuant to which I-trax and its subsidiaries, which will include CHD Meridian, will be able to borrow up to $16 million at the closing of the merger. The loan will be senior to all other indebtedness of I-trax. I-trax, CHD Meridian and the national bank have begun to negotiate definitive loan documents. If the merger is consummated, I-trax will borrow $16 million and use such funds toward payment of the cash portion of the merger consideration.


         Convertible Preferred Stock Offering. I-trax has received subscriptions for 800,000 shares of its convertible preferred stock at a purchase price of $25.00 per share. The convertible preferred stock is convertible into I-trax common stock at the price of $2.50 per share. The offering was made and the shares of convertible preferred stock will be issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, or Securities Act, and the rules promulgated thereunder. All of the purchasers are accredited investors as such term is defined in Rule 501 promulgated under the Securities Act.
 The closing of the offering is expected to occur contemporaneously with the closing of the merger. I-trax has reserved a sufficient number of shares of convertible preferred stock for issuance in the private placement and common stock for issuance upon exercise of the convertible preferred stock. The remainder of the proceeds will be used for working capital of the merged companies.

         I-trax is asking its stockholders to approve the issuance of up to 1,100,000 shares of convertible preferred stock. This approval covers the 800,000 shares of convertible preferred stock for which subscriptions have been received, provides up to an additional 200,000 shares of convertible preferred stock for which additional subscriptions may be received after the date of this proxy statement, up to 50,000 shares of convertible preferred stock (or 5% of the aggregate shares of convertible preferred stock sold to third party investors) issuable upon exercise of a warrant which I-trax is required to pay to the placement agent at the closing, and an additional 50,000 shares of convertible preferred stock which could be payable as a penalty for a delay in I-trax's compliance with its obligation to file a registration statement on Form S-3 with the Securities and Exchange Commission following the merger. See "The Merger- Registration Rights," and "The Merger - Fees and Expenses of the Merger" for a further discussion of these matters.


         If I-trax is not successful in obtaining the senior loan facility in an amount of at least $16 million, or if it fails to obtain cash proceeds from the private placement of convertible preferred stock of at least $15 million, I-trax can terminate the merger agreement.

         In addition to normal and customary conditions to closing, the closing of the sale of convertible preferred stock is subject to the following conditions:

     o No event shall have occurred which has led I-trax to believe (or which should have led I-trax to believe in the exercise of reasonable business judgment) that any material assumption underlying the financial forecast delivered by I-trax to the investors is untrue or is more likely than not to become untrue.

     o The expected pro forma net income of I-trax and CHD Meridian and their respective subsidiaries for calendar year 2003, measured in accordance with generally accepted accounting principles before any expenses for interest, taxes, depreciation and amortization (and excluding certain adjustments), equals at least $5,500,000.

Effect of the Issuances of I-trax Common Stock and Convertible Preferred Stock on the Rights of Existing I-trax Stockholders


         In the event that the merger is consummated, current I-trax stockholders will experience significant dilution of their equity ownership. The following table shows the dilutive effect of the merger on I-trax common stockholders as of January 20, 2004 (excluding the shares of common stock placed in escrow). The table, however, does not reflect any further dilution that may result from the exercise or conversion of I-trax's currently outstanding warrants, options and convertible debt or shares, options or warrants that may be issued in the future.

                                                                                                  Percentage of
                                                                           Number of Shares        Outstanding
                                                                           -----------------     -----------------
Number of shares of I-trax common stock issued and outstanding at                13,952,376           38.8%
     February 5, 2004
Number of shares of I-trax common stock to be issued in the merger               10,000,000           27.8
Number of shares of I-trax common stock issuable upon conversion of
     convertible preferred stock to be issued in the merger                       4,000,000           11.1
Estimated maximum number of shares of I-trax common stock issuable upon conversion of convertible preferred stock to be sold to raise a
     portion of the cash consideration to be used in the merger (a)               8,000,000            22.3
                                                                           -----------------     -----------------
Maximum number of shares of I-trax common stock to be issued and                 35,952,376          100.0%
     outstanding immediately following the closing of the merger           =================     =================





(a) Excludes the common stock issuable upon conversion of 200,000 shares of convertible preferred stock for which I-trax has not received subscriptions, 50,000 shares of convertible preferred stock reserved for issuance of placement agent warrants, and 50,000 shares of convertible preferred stock reserved for penalties that may be associated with I-trax's failing to file a registration statement on Form S-3 covering the resale of I-trax common stock issuable upon the conversion of the convertible preferred stock to be sold to raise a portion of the cash merger consideration.

          Cash Bonus Plan for Certain Non-executive CHD Meridian Employees After the Merger

         CHD Meridian plans to establish a cash bonus plan with a $352,000 bonus pool and to offer certain non-executive employees of CHD Meridian the opportunity to participate in such plan. Cash awards under the plan will be contingent upon CHD Meridian's meeting certain financial performance goals in its 2004 calendar year. Plan participants will not earn awards if CHD Meridian terminates their employment for cause prior to the payment of the bonus or if they resign without good reason (as defined in the plan) prior to December 31, 2004. I-trax will assume CHD Meridian's obligations under the plan at the merger's effective time.


          Material United States Federal Income Tax Consequences of the Merger

         Generally


         The following discussion addresses certain material U.S. Federal income tax consequences of the merger, focusing primarily on those that generally are applicable to CHD Meridian stockholders. The following discussion does not deal with all U.S. Federal income tax consequences that may be relevant to CHD Meridian stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, banks, insurance companies, tax-exempt organizations, subject to alternative minimum tax, holding their shares as part of a hedge, straddle, or other risk reduction transaction, non-U.S. persons, dissenting from the merger, or who acquired their CHD Meridian shares through stock option or stock purchase programs or otherwise as compensation. In addition, it does not address the tax consequences of the merger under state, estate, local, or foreign tax laws or the tax consequences of transactions completed before, after or contemporaneously with the transactions constituting the merger, such as the exercise of options or rights to purchase CHD Meridian shares in anticipation of the merger, the repurchase of shares of stock by CHD Meridian prior to the merger, or any exchanges of I-trax stock among former CHD Meridian stockholders.


         Furthermore, the discussion of the tax impact on CHD Meridian stockholders is limited to CHD Meridian stockholders that hold their CHD Meridian shares as capital assets and does not consider the tax treatment of CHD Meridian stockholders that hold CHD Meridian shares through a partnership or other pass-through entity. CHD Meridian stockholders are urged to consult their own tax advisors regarding the tax consequences to them of the merger based on their own circumstances, including the applicable U.S. Federal, state, estate, local, and foreign tax consequences to them of the merger.


         The following discussion is based on the Internal Revenue Code of 1986, as amended (or the Code), applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, all as of the date of this proxy statement, all of which are subject to change. Any such change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to CHD Meridian, I-trax, and/or their respective stockholders.

         Neither CHD Meridian nor I-trax has requested nor will request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. It is a condition to CHD Meridian's obligation to close the first step of the merger that Irell & Manella LLP, counsel to CHD Meridian, render its opinion to CHD Meridian, subject to certain assumptions (including that the second step of the merger will take place), qualifications and limitations, that, among other things, the merger will constitute a reorganization under
Section 368(a) of the Code.


         Based on our belief that the merger will constitute a reorganization, and subject to the limitations and qualifications referred to in this discussion, the following U.S. Federal income tax consequences will result from the merger:


         Single Statutory Merger

         Although the transaction has been structured as a two-step merger, it is intended that the two steps will be executed pursuant to an integrated plan, such that the transaction will qualify as a single statutory merger of CHD Meridian under ss.368(a)(1)(A) of the Code. Moreover, because CHD Meridian Healthcare, LLC intends to elect to be disregarded as an entity separate from its owner (I-trax), it is expected that the transaction will be treated as a statutory merger of CHD Meridian directly into I-trax, such that the legal requirements for qualification as a "reorganization" under Section 368 of the Code will be fewer than if the transaction were structured in a different manner.

         Gain Recognition

         A CHD Meridian stockholder who exchanges CHD Meridian shares for I-trax common stock, I-trax convertible preferred stock and cash in the merger generally will recognize gain (but not loss) in an amount equal to the lesser of:

     o the excess (if any) of (a) the amount of cash and the fair market value of the I-trax common stock and convertible preferred stock received in the exchange (including shares held in escrow) over (b) the stockholder's adjusted tax basis in the CHD Meridian shares; and

     o    the amount of cash received in the exchange.

         Such gain generally will be capital gain, and will be long-term capital gain with respect to any CHD Meridian shares that have been held by the CHD Meridian stockholder for more than one year as of the time of the exchange. Nevertheless, any gain recognized by a CHD Meridian stockholder pursuant to the merger may be taxed as an ordinary dividend if such stockholder actually or constructively owns a sufficient amount of I-trax shares after the merger so as not to qualify for exchange treatment under the rules set forth in Section 302 of the Code. A CHD Meridian stockholder who exchanges CHD Meridian shares for I-trax common stock, I-trax convertible preferred stock and cash pursuant to the merger will not be permitted to recognize a loss in the exchange.

         Tax Basis

         The aggregate tax basis of the I-trax common stock and I-trax convertible preferred stock received by CHD Meridian stockholders in the merger (including shares held in escrow) will be equal to the aggregate tax basis of the CHD Meridian shares exchanged for I-trax common stock and convertible preferred stock, decreased by the aggregate amount of cash received in the exchange, and increased by the aggregate amount of gain (if any) recognized in the exchange. Such aggregate tax basis will be allocated among the shares of I-trax common stock and I-trax convertible preferred stock received in proportion to their relative fair market values as of the time of the exchange.

         Holding Period

         The holding period of the I-trax common stock and convertible preferred stock received by a CHD Meridian stockholder in the merger (including shares held in escrow) will include the holding period of the CHD Meridian shares that were exchanged for those I-trax shares.

         Escrow Shares

         For federal income tax purposes, the CHD Meridian stockholders will be considered owners of the shares of I-trax common stock that are held in the escrow established by the merger agreement from the effective time of the first step of the merger. No gain or loss will be recognized by a CHD Meridian stockholder upon the release of any shares from escrow or upon the return of any escrowed shares to I-trax that were allocated to such stockholder as of such effective time. In the event any escrowed shares are returned to I-trax, the tax basis of a CHD Meridian stockholder for the returned shares shall be reallocated to the other shares of I-trax received by such stockholder in the merger.

         Consequences if the Merger Does Not Qualify as a Reorganization

         If the merger should fail to qualify as a "reorganization" for U.S. federal income tax purposes, either because the second step of the merger does not take place or for some other reason, it is expected that the transaction would be treated as a fully taxable purchase of shares of CHD Meridian by I-trax. In that event, a CHD Meridian stockholder would recognize the full amount of its capital gain (or loss) realized on the exchange, computed by reference to the amount by which the sum of the value of the I-trax common stock and convertible preferred stock on the date of the exchange (including shares held in escrow) and the amount of cash received exceeds (or is less than) the stockholder's adjusted tax basis in the CHD Meridian shares exchanged. A CHD Meridian stockholder's initial tax basis in its I-trax common stock and convertible preferred stock received in the merger would be equal to the fair market value of that stock on the date of the merger, and that stockholder's holding period for such stock would begin on the day after the date of the exchange.


         Dividends on I-trax Convertible Preferred Stock

         The I-trax convertible preferred stock provides that dividends are payable on conversion or liquidation of the stock and that I-trax may pay such dividends in cash or in common stock. If I-trax has current or accumulated earnings and profits in the year of payment of a dividend, such dividend should be taxable as dividend income to the holder, even if the dividend is payable in common stock and even if the payment coincides with a conversion of the convertible preferred stock into common stock.

         Backup Withholding

         Cash payments made to CHD Meridian stockholders pursuant to the merger may, under certain circumstances, be subject to backup withholding at a rate of 28 percent. However, backup withholding will not apply to a CHD Meridian stockholder who either (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the requisite forms that will be included as part of the letter of transmittal, or (ii) otherwise proves to I-trax and the exchange agent that the CHD Meridian stockholder is exempt from backup withholding.

         THE FOREGOING DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AND IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. AS DESCRIBED ABOVE, THIS DISCUSSION DOES NOT ADDRESS CERTAIN CATEGORIES OF STOCKHOLDERS, NOR DOES IT ADDRESS STATE, ESTATE, LOCAL OR FOREIGN TAX CONSEQUENCES. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. CHD MERIDIAN STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DETERMINE THEIR PARTICULAR U.S. FEDERAL INCOME, STATE, ESTATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

Regulatory Matters Relating to the Merger

         U.S. Antitrust Review


         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the Hart-Scott-Rodino Act, and the rules promulgated thereunder, the merger may not be consummated until notifications have been given and certain information and materials have been furnished to and reviewed by the U.S. Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied or have been terminated. On or before February 17, 2004, I-trax and CHD Meridian will file the premerger notification forms required by the Hart-Scott-Rodino Act with the DOJ and FTC. If I-trax and CHD Meridian file the premerger notification forms on February 17, 2004, then the applicable waiting period would be scheduled to expire at midnight on March 18, 2004. At any time prior to or after the consummation of the merger, the DOJ or the FTC could take action under the Federal antitrust laws, including seeking to enjoin the merger or seeking conditions thereon. State antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or impose conditions.


         I-trax and CHD Meridian believe that the merger promotes competition and does not raise serious concerns under U.S. antitrust laws. However, there can be no assurance that the antitrust review process will move rapidly or that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, that it would not be successful.

Dissenters' Rights

     The holders of CHD Meridian common stock will have appraisal or dissenters' rights under Delaware law in connection with the merger. If a holder has not voted shares of CHD Meridian common stock in favor of adopting the merger agreement, such holder has the right to demand appraisal of, and to be paid the fair value for, such shares of CHD Meridian common stock. Such appraisal will be made by the Delaware Court of Chancery if the surviving entity or one or more stockholders who has complied with the procedures required under Delaware law to preserve appraisal rights petitions the Court to do so in a timely manner. The value of the CHD Meridian common stock for this purpose will exclude any element of value arising from the accomplishment or expectation of the merger. For a holder of CHD Meridian common stock to exercise its right to an appraisal, such holder must deliver to CHD Meridian a written demand for an appraisal of the shares of CHD Meridian common stock prior to the time the vote is taken on the merger at the CHD Meridian special meeting as provided by Delaware law. Annex E to this proxy statement sets forth the pertinent provisions of Delaware law addressing appraisal rights. Simply voting against the merger will not be considered a demand for appraisal rights. If a CHD Meridian stockholder fails to deliver a written demand prior to the time the vote is taken on the merger at the CHD Meridian special meeting, such holder will lose the right to an appraisal. In addition, if such holder votes shares of CHD Meridian common stock in favor of the merger agreement, such holder will lose the right to an appraisal with respect to such shares. The preceding discussion is not a complete statement of the law pertaining to appraisal or dissenters' rights under the Delaware General Corporation Law and is qualified in its entirety by the provisions of Delaware law attached as Annex E to this proxy statement.

         I-trax stockholders will not have any right to appraisal of the value of their shares or any dissenters' rights in connection with the merger or in connection with the other matters being submitted to a vote of stockholders at the special meeting.

Federal Securities Laws Consequences



         This proxy statement does not cover the resale of the I-trax common stock or the I-trax convertible preferred stock to be received by the stockholders of CHD Meridian upon completion of the merger, and no person is authorized to make any use of this proxy statement in connection with any such resale.


         The shares of I-trax capital stock to be issued in the merger have not been registered under the Securities Act. Consequently, such shares can be issued only if such issuance is exempt from the applicable registration requirement. I-trax and CHD Meridian are anticipating that they will rely on the exemption contained in Section 4(2) of the Securities Act for sales not involving any public offering. To be able to rely on the safe harbor provisions of Regulation D promulgated under the Securities Act, among other things, the number of CHD Meridian stockholders and option holders who are not "accredited investors" or otherwise excluded from the number of purchasers (as determined under Rule 501 promulgated under the Securities Act) must not be greater than 35 at the effective time of the merger. Currently, there are approximately 100 CHD Meridian stockholders and option holders. CHD Meridian management is confident, however, that a sufficient number of stockholders and option holders will accept the cash repurchase offers described below to permit closing of the merger in compliance with Regulation D.

         To comply with the requirements Section 4(2) of the Securities Act, CHD Meridian anticipates offering to purchase from selected stockholders their shares of CHD Meridian common stock immediately prior to the merger at a cash purchase price of $287.85 per share in cash. In addition, CHD Meridian anticipates offering to pay $287.85 in cash (less the option exercise price) in exchange for the termination of each outstanding option to purchase a share of CHD Meridian common stock immediately prior to the merger. The merger agreement permits expenditures of up to $11 million for such transactions. The amount spent in such transactions will reduce the cash portion of the merger consideration payable at closing, but because the number of CHD Meridian Shares Deemed Outstanding will be reduced by virtue of such transactions, the number of shares of I-trax capital stock per share of CHD Meridian common stock payable to remaining CHD Meridian stockholders at the effective time of the merger will increase. CHD Meridian stockholders and option holders are not obligated to accept the CHD Meridian purchase offer.


         In addition to the purchases of CHD Meridian common stock and termination of options referred to in the preceding paragraph, CHD Meridian will also purchase shares from certain executive officers as described in "Interest of Officers and Directors in the Merger."


         If, as anticipated, the I-trax capital stock is issued in the merger pursuant to the exemption contained in Section 4(2) of the Securities Act for sales not involving any public offering, then such shares of capital stock will be "restricted securities" that may only be resold pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. Under Rule 144 promulgated under the Securities Act, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of those securities that does not exceed the greater of 1% of the then-outstanding shares of the issuer in the same class or the average weekly trading volume in the public market during the four calendar weeks preceding the filing of the seller's Form 144, provided that certain requirements concerning the availability of public information concerning the issuer, the manner of sale and the filing of the seller's Form 144 are satisfied. A person who is not an affiliate, has not been an affiliate within three months prior to the sale and has beneficially owned restricted securities for at least two years is entitled to sell those securities under Rule 144(k) without regard to any of the other limitations described above.


         In the event that I-trax cannot reasonably determine that the issuance of I-trax common stock and convertible preferred stock as merger consideration will be exempt from registration under Section 4(2) of the Securities Act by April 30, 2004 and this remains the only unsatisfied condition to consummation of the merger, I-trax has the option to file a registration statement on Form S-4 registering the shares of I-trax common stock to be issued in the merger as well as the shares of I-trax common stock issuable upon conversion of the I-trax convertible preferred stock to be issued in the merger. If I-trax chooses to file a registration statement on Form S-4, then the date after which either party may terminate the merger agreement if the conditions to such party's consummation of the merger are not satisfied, provided that such party's breach of any of its respective warranties, representations or covenants is not the reason the condition has not been satisfied, will be extended from April 30, 2004 to July 31, 2004. Shares issued pursuant to such registration statement on Form S-4 will be freely transferable by individuals who are not affiliates of I-trax.


Registration Rights

         I-trax has agreed to register under the Securities Act, at I-trax's sole cost and expense, the resale of the shares of I-trax common stock distributed to the CHD Meridian stockholders in the merger, as well as the shares of common stock issuable upon conversion of the convertible preferred stock. I-trax has agreed to keep such registration statement effective for two years. While effectiveness of this registration is maintained, the shares of I-trax common stock covered by the registration statement may be resold by the holder and, upon resale, will become freely transferable. However, shares of common stock held by a person who is deemed to be an "affiliate" (as this term is defined under the Securities Act) of CHD Meridian prior to the merger or of I-trax after the merger may only be resold by them in accordance with the volume, manner-of-sale and notice requirements of Rules 144 under the Securities Act. Persons who may be deemed to be I-trax's or CHD Meridian's affiliates generally include individuals or entities that control, are controlled by, or are under common control with, I-trax or CHD Meridian, as applicable and include executive officers and directors of the applicable company. For further discussion, see the section entitled "The Merger Agreement - Post-Closing Covenants - Registration Statement."

         If I-trax fails to file with the Securities and Exchange Commission a registration statement covering the resale of I-trax common stock issuable upon conversion of the convertible preferred stock purchased by third party investors within 30 days of the closing of the merger, I-trax will be obligated to issue to such investors, at no additional cost, as compensation for such failure additional shares of convertible preferred stock in an amount equal to one percent of the convertible preferred stock purchased from I-trax and held by such investors and, until such registration statement has been filed, additional shares of convertible preferred stock in an amount equal to one percent of the convertible preferred stock purchased for every subsequent 30 days I-trax does not file such registration statement.

Accounting Treatment

         The merger will be accounted for under the purchase method of accounting, with I-trax treated as the acquirer. As a result, I-trax will record the assets and liabilities of CHD Meridian at their estimated fair values and will record as goodwill the excess of the purchase price over such estimated fair values. The operating results of CHD Meridian will be combined with the results of I-trax from the date of the merger. As a result, I-trax's 2004 earnings will include CHD Meridian's 2004 earnings only after the effective time of the merger.

Stock Exchange Listing

         I-trax will file an application with the American Stock Exchange to have the shares of I-trax common stock to be issued in the merger and the shares of I-trax common stock issuable upon conversion of any convertible preferred stock issued in the merger and to be sold to raise a portion of the cash consideration to be used in the merger listed on the American Stock Exchange under the ticker symbol "DMX." I-trax has agreed in the merger agreement to use reasonable commercial efforts to cause I-trax common stock issued in the merger and issuable upon conversion of convertible preferred stock issued in the merger to be approved for listing on the American Stock Exchange.

Fees and Expenses of the Merger


         The merged companies will incur certain one-time costs, some of which will be charged to operations and some will be deemed to be part of the purchase price of CHD Meridian. Currently, I-trax estimates that I-trax will incur approximately $1,568,000 of direct transactional costs, which will be capitalized and included as part of the purchase price. These costs consist principally of professional fees, Securities Act registration costs and other regulatory costs. I-trax also estimates that I-trax will incur approximately $2,564,000 of costs related to the sale of I-trax convertible preferred stock to third party investors, of which $1,200,000 will be in cash and $1,364,000 in equity. These costs will also be capitalized. Lastly, I-trax expects to charge $800,000 to operations of which $500,000 will be cash and $300,000 in common stock for a bonus pool for I-trax employees directly involved in negotiating and completing the merger transaction. These amounts are preliminary estimates and are therefore subject to change. Additional unanticipated transactional costs may be incurred in addition to the anticipated expenses incurred in the integration of our businesses.


                INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

         In considering the recommendations of I-trax's board of directors and CHD Meridian's board of directors with respect to the merger, stockholders of I-trax and CHD Meridian should be aware that the officers and directors of I-trax and CHD Meridian have interests in the merger that are different from, or in addition to, their interests as stockholders of I-trax and CHD Meridian generally. I-trax's board of directors and CHD Meridian's board of directors were aware of these interests and considered them, among other matters, in adopting the merger agreement and the transactions contemplated by the merger agreement. Two executive officers of I-trax, Frank A. Martin and John R. Palumbo, were also members of I-trax's nine-person board of directors when that board approved the merger and will continue as executive officers of the merged companies after completion of the merger. Similarly, two executive officers of CHD Meridian, Haywood D. Cochrane, Jr. and Charles D. (Chip) Phillips, were members of CHD Meridian's seven-person board of directors when the CHD Meridian board approved the merger. Both will likewise continue as executive officers of the merged companies after completion of the merger. In addition, under the terms of the merger agreement, I-trax has agreed to make Mr. Cochrane a member of the I-trax board of directors at the effective time of the merger.

I-trax


         The compensation committee of I-trax's board of directors has allocated $800,000, comprised of $500,000 in cash and $300,000 in I-trax common stock or options to acquire common stock, to be used to compensate I-trax officers and other employees for their work in connection with completing the CHD Meridian merger and subsequent integration of the merged companies. This bonus pool will be created and distributed at the merger effective time of the merger. The compensation committee of I-trax's board of directors has not yet determined the manner in which the bonus pool will be allocated among I-trax officers and other employees.


CHD Meridian

         Haywood D. Cochrane Jr., the chief executive officer of CHD Meridian, Charles D. (Chip) Phillips, the chief operating officer, and Shannon W. Farrington, the chief financial officer of CHD Meridian, are the owners of 7,400, 12,232 and 2,475 shares, or options to acquire shares, of CHD Meridian common stock, respectively. CHD Meridian has agreed to redeem 5,592, 7,812 and 2,475 of their shares or options, respectively, immediately prior to the effective time of the merger at a cash purchase price of $287.85 per share. This amount represents the value of the merger consideration without the earn-out shares, based on the $2.50 price of I-trax common stock that was used in connection with the merger negotiations and does not reflect option exercise prices. In addition, Messrs. Cochrane and Phillips are negotiating a reallocation agreement among them and certain other CHD Meridian stockholders pursuant to which, among other things, Messrs. Cochrane and Phillips would, following the effective time of the merger, exchange all of the convertible preferred stock they receive in the merger (3,478.85 and 8,504.70 shares, respectively) for 34,788 and 85,047 shares of I-trax common stock, respectively, received in the merger by the other parties to such reallocation agreement. The reallocation agreement being negotiated would also allow Messrs. Cochrane and Phillips to obtain from such other stockholders the earn-out shares (to the extent CHD Meridian Healthcare, LLC, operating the historic business of CHD Meridian, meets certain financial performance goals-See "The Merger Agreement - Earn-out Payment") calculated as if the shares, or options to acquire shares, of CHD Meridian common stock redeemed from them immediately before the effective time of the merger had not been so redeemed but, rather, such shares, or options to acquire shares, had been converted into the right to receive merger consideration.

                  There is no assurance that such reallocation agreement will be implemented; however, implementation will not increase the aggregate merger consideration payable by I-trax. If implemented, such reallocation agreement (together with the redemptions of shares from Messrs. Cochrane and Phillips) would have the following effects as compared to the treatment Messrs. Cochrane and Phillips would have received in the merger in the absence of such redemptions and such reallocation agreement (exclusive of earn out shares):



                               Merger Without Share                               Merger With Share
                       Redemption or Reallocation Agreement             Redemption and Reallocation Agreement
                       ------------------------------------             --------------------------------------

                                                                                                        Convertible
                                                    Convertible     Redemption and                       Preferred
                         Cash      Common Stock   Preferred Stock     Merger Cash      Common Stock        Stock
                     ------------- -------------- ---------------- ------------------ ---------------- --------------


Mr. Cochrane           $1,065,052        304,303           12,173        $ 1,825,693          121,760             --
Mr. Phillips            1,760,503        503,004           20,122          2,776,823          297,665             --
Ms. Farrington            356,217        101,777            4,071            705,233               --             --
                     ------------- -------------- ---------------- ------------------ ---------------- --------------
TOTAL                  $2,825,555        807,307           32,295        $ 5,307,749          419,424             --




         The merger agreement requires I-trax to maintain in effect for at least 48 months liability insurance no less favorable than that in effect prior to the merger in favor of the CHD Meridian officers and directors. I-trax also commits to observe indemnification provisions now existing in the certificate of incorporation or bylaws of CHD Meridian for the benefit of current CHD Meridian directors and officers, and also certain indemnification provisions in favor of Michael J. Hardies, CHD Meridian's chairman of the board, who also served as owner of the stock of various affiliated professional corporations.

Ownership of I-trax Common Stock

         The table below sets forth, as of January 20, 2004, the number of shares and percentage of I-trax common stock beneficially owned by:

     o I-trax's chief executive officer, four other most highly compensated executive officers based on compensation earned during 2003;

     o    each director;

     o    all directors and executive officers as a group; and

     o each person who is known by I-trax to own beneficially five percent or more of I-trax's outstanding common stock.

         Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares, such as upon exercise of options or warrants, within 60 days of January 20, 2004, the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares includes the amount of shares beneficially owned by such person (and only such person) by reason of any acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

         To I-trax's knowledge, except as indicated in the footnotes to this table and under applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                  Shares of       Options and
                                                Common Stock        Warrants
                                                Beneficially      Exercisable
Executive Officers and Directors*                   Owned        Within 60 Days        Total       Percent of Class
---------------------------------------------- ---------------- ----------------- ---------------- -----------------

Frank A. Martin (1)                                  1,323,134           551,756        1,874,890        12.9
Gary Reiss (2)                                         354,472           606,258          960,730         6.6
David R. Bock (1)                                      570,165                --          570,165         4.1
John R. Palumbo                                         37,080           128,333          165,413         1.2
Yuri Rozenfeld (3)                                      22,156            85,253          107,409          **
Anthony Tomaro                                           6,136            99,401          105,537          **
Philip D. Green (4)                                      1,200            69,280           70,480          **
William S. Wheeler                                      10,000            10,000           20,000          **
Michael M.E. Johns, M.D.                                    --            20,000           20,000          **
Arthur N. Leibowitz, M.D.                                   --            20,000           20,000          **
David Nash, M.D.                                            --            10,000           10,000          **
R. Dixon Thayer                                             --                --               --          **
All executive officers and directors as a
group (12 persons)                                   1,854,178         1,600,281        3,454,456        22.2




                                                  Shares of
                                                Common Stock        Warrants
                                                Beneficially      Exercisable
5% Stockholders                                     Owned        Within 60 Days        Total       Percent of Class
---------------------------------------------- ---------------- ----------------- ---------------- -----------------



Woodglen Group, L.P. (5)                               631,108           225,000          856,108        6.0
John Blazek *                                          852,619                --          852,619        6.1
----------------------------------------------


     * Executive officers, directors and five percent stockholder can be reached at I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.


     ** Less than 1% of the outstanding shares of common stock.


     (1) Messrs. Martin and Bock are members and managing directors of The Nantucket Group, LLC, or Nantucket. Nantucket is the general partner of Nantucket Healthcare Ventures I, L.P. or Nantucket Ventures, an owner of 470,165 shares. Nantucket has sole voting and sole dispositive power with respect to these shares. Therefore, Messrs. Martin and Bock may be deemed to have beneficial ownership of the shares held by Nantucket Ventures. Messrs. Martin and Bock disclaim beneficial ownership of the shares held by Nantucket Ventures, except to the extent of their respective pecuniary interest in Nantucket Ventures. Mr. Bock own directly 100,000 shares. Mr. Martin own directly and with his wife 852,969 shares. The address for Nantucket Ventures is c/o The Nantucket Group, LLC, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.


     (2)  Includes 3,800 shares held in the name of Mr. Reiss' wife.


     (3) Mr. Rozenfeld is a partner of The Spartan Group Limited Partnership, an owner of 6,000 shares. Mr. Rozenfeld has shared voting and shared dispositive power with respect to the shares held by Spartan. Mr. Rozenfeld may be deemed to have beneficial ownership of the shares held by Spartan. Mr. Rozenfeld disclaims beneficial ownership of the shares held by Spartan, except to the extent of his pecuniary interest in Spartan. Mr. Rozenfeld owns 16,156 shares directly.

     (4) Mr. Green is an affiliate of Health Industry Investments, LLC and Akin Gump Health Strategies, LLC, holders of options to purchase 20,000 and 6,400 shares, respectively, exercisable as of March 20, 2004.


     (5) Woodglen Associates, LLC is the general partner of Woodglen Group, L.P., and, as such, has sole voting and sole dispositive power with respect to the shares it holds. Its address is 101 East Street Road, Kennett Square, Pennsylvania 19348.


Pro forma Ownership of I-trax Common Stock Following the Merger

         The table below sets forth, as of January 20, 2004, on a pro forma basis as if the merger had occurred on such date, the number of shares and percentage of I-trax common stock beneficially owned by:

     o the chief executive officer, four other most highly compensated executive officers based on compensation earned during 2003 and each director of I-trax;


     o three executive officers of CHD Meridian that will join I-trax as executive officers following the merger;


     o all directors and executive officers of I-trax following the merger as a group; and

     o all executive officers and directors of CHD Meridian before the merger as a group.


         For purposes of the following table, outstanding I-trax common stock includes (1) 10,000,000 share of I-trax common stock and 4,000,000 shares of I-trax common stock issuable upon conversion of I-trax convertible preferred stock issued to CHD Meridian stockholders at the merger effective time and (2) 8,000,000 shares of I-trax common stock issuable upon conversion of I-trax convertible preferred stock issued to third party investors in the financing to be completed to raise a portion of the cash consideration. The table does not include up to 3,859,200 additional shares of I-trax common stock that may be issued upon satisfaction of the earn-out condition.

         In addition, beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares, such as upon exercise of options or warrants, within 60 days of January 20, 2004, the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares deemed outstanding includes the amount of shares beneficially owned by such person (and only such person) by reason of any acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.


         To I-trax's knowledge, except as indicated in the footnotes to this table and under applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                     Shares of      Options and
                                                   Common Stock      Warrants
                                                  Beneficially      Exercisable                   Percent of
Executive Officers and Directors                      Owned        Within 60 Days      Total         Class
------------------------------------------------ ---------------- ----------------- ------------ --------------

Frank A. Martin *(1)                                 1,323,134           551,756    1,874,890       5.1
Gary Reiss * (2)                                       354,472           606,258      960,730       2.6
David R. Bock * (1)                                    570,165                --      570,165       1.6
John R. Palumbo *                                       37,080           128,333      165,413       1.2
Yuri Rozenfeld * (3)                                    22,156            85,253      107,409       ***
Anthony Tomaro *                                         6,136            99,401      105,537       ***
Philip D. Green * (4)                                    1,200            69,280       70,480       ***
William S. Wheeler *                                    10,000            10,000       20,000       ***
Michael M.E. Johns, M.D. *                                  --            20,000       20,000       ***
Arthur N. Leibowitz, M.D. *                                 --            20,000       20,000       ***
David Nash, M.D. *                                          --            10,000       10,000       ***
R. Dixon Thayer *                                           --                --           --       ***
Joel Ackerman ** (5) (10)                            4,259,634                --    4,259,634      11.8
Eileen Sweeney ** (6) (10)                           2,379,094                --    2,379,094        6.6
Brad Cooper ** (7) (10)                              1,586,041                --    1,586,041        4.4
W. David Swenson ** (8) (10)                         1,175,572                --    1,175,572        3.3
Michael J. Hardies, M.D. ** (9) (10)                 1,511,826                --    1,511,826       4.2
Haywood D. Cochrane, Jr. ** (10)                       121,760                --      121,760       ***
Charles D. (Chip) Phillips ** (10)                     297,665                --      297,665       ***
Shannon W. Farrington ** (10)                               --                --           --       ***
All post-merger executive officers and
directors of I-trax as a group (15 persons)          2,273,603         1,600,281    3,873,884      10.3
All pre-merger CHD Meridian executive officers
and directors as a group (8 persons)                11,331,592                --   11,331,592      31.5




     * Executive officers and directors of I-trax can be reached at I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street,
          Philadelphia, Pennsylvania 19103.


     ** Executive officers and directors of CHD Meridian can be reached at CHD Meridian, 40 Burton Hills Boulevard, Suite 200, Nashville, Tennessee 37215.

     *** Less than 1% of the outstanding shares of common stock.


     (1) Messrs. Martin and Bock are members and managing directors of The Nantucket Group, LLC, or Nantucket. Nantucket is the general partner of Nantucket Healthcare Ventures I, L.P. or Nantucket Ventures, an owner of 470,165 shares. Nantucket has sole voting and sole dispositive power with respect to these shares. Therefore, Messrs. Martin and Bock may be deemed to have beneficial ownership of the shares held by Nantucket Ventures. Messrs. Martin and Bock disclaim beneficial ownership of the shares held by Nantucket Ventures, except to the extent of their respective pecuniary interest in Nantucket Ventures. Mr. Bock own directly 100,000 shares. Mr. Martin own directly and with his wife 852,969 shares. The address for Nantucket Ventures is c/o The Nantucket Group, LLC, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.


     (2)  Includes 3,800 shares held in the name of Mr. Reiss' wife.

     (3) Mr. Rozenfeld is a partner of The Spartan Group Limited Partnership, an owner of 6,000 shares. Mr. Rozenfeld has shared voting and shared dispositive power with respect to the shares held by Spartan. Mr.

          Rozenfeld may be deemed to have beneficial ownership of the shares held by Spartan. Mr. Rozenfeld disclaims beneficial ownership of the shares held by Spartan, except to the extent of his pecuniary interest in Spartan. Mr. Rozenfeld owns 16,156 shares directly.

     (4) Mr. Green is an affiliate of Health Industry Investments, LLC and Akin Gump Health Strategies, LLC, holders of options to purchase 20,000 and 6,400 shares, respectively, exercisable as of June 20, 2003.

     (5) Mr. Ackerman is a director of CHD Meridian and an affiliate of Warburg, Pincus Ventures, L.P. Upon the closing of the merger, Warburg, Pincus Ventures will hold 3,005,009 shares and 1,254,625 shares issuable upon conversion of I-trax convertible preferred stock. Mr. Ackerman may be deemed to have beneficial ownership of the shares held by Warburg, Pincus Ventures. Mr. Ackerman disclaims beneficial ownership of the shares held by Warburg, Pincus Ventures, except to the extent of his pecuniary interest in Warburg, Pincus Ventures.

     (6) Ms. Sweeney is a director of CHD Meridian and an affiliate of Centre Reinsurance, Ltd. Upon the closing of the merger, Centre Reinsurance will hold 1,678,360 shares and 700,734 shares issuable upon conversion of I-trax convertible preferred stock. Ms. Sweeney may be deemed to have beneficial ownership of the shares held by Centre Reinsurance. Ms. Sweeney disclaims beneficial ownership of the shares held by Centre Reinsurance, except to the extent of her pecuniary interest in Centre Reinsurance.

(7) Mr. Cooper is a director of CHD Meridian and an affiliate of CHD Investors, LLC. Upon the closing of the merger, CHD Investors will hold 1,118,891 shares and 467,150 shares issuable upon conversion of I-trax convertible preferred stock. Mr. Cooper may be deemed to have beneficial ownership of the shares held by CHD Investors. Mr. Cooper disclaims beneficial ownership of the shares held by CHD Investors, except to the extent of his pecuniary interest in CHD Investors.

(8) Mr. Swenson is a director of CHD Meridian and an affiliate of Coleman, Swenson, Hoffman, Booth IV, L.P. and Franklin Capital Associates III, L.P. Upon the closing of the merger, Coleman Swenson and Franklin Capital Associates will hold, respectively, 158,871 and 670,451 shares of common stock and, respectively, 66,330 and 279,920 shares issuable upon conversion of I-trax convertible preferred stock. Mr. Swenson may be deemed to have beneficial ownership of the shares held by Coleman Swenson and Franklin Capital Associates. Mr. Cooper disclaims beneficial ownership of the shares held by Coleman Swenson and Franklin Capital Associates, except to the extent of his pecuniary interest in Coleman Swenson or Franklin Capital Associates.

(9) Mr. Hardies is a director, chairman and chief medical officer of CHD Meridian. Upon the closing of the merger, Mr. Hardies will hold 1,066,535 shares and 445,291 shares issuable upon conversion of I-trax convertible preferred stock.



(10) Please refer to section title "Interest of Officers and Directors in the Merger - CHD Meridian" above for information about the anticipated exchanges of I-trax common stock and I-trax convertible preferred stock between certain CHD Meridian stockholders after the merger. Such exchanges are reflected in this table.

                              THE MERGER AGREEMENT


         The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, dated as of December 26, 2003, and the amendment to the merger agreement, dated February 4, 2004, which are incorporated by reference and attached as Annex A. Throughout this proxy statement, we refer to the merger agreement and the amendment to the merger agreement collectively as the merger agreement.


Structure of the Merger

         The merger will be a two-step transaction. In step one, DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, will merge with and into CHD Meridian. CHD Meridian stockholders will receive the merger consideration in exchange for their shares of CHD Meridian common stock in the first step of the merger. In step two, CHD Meridian will merge with and into CHD Meridian Healthcare, LLC, a wholly-owned subsidiary of I-trax. Upon the effectiveness of the second merger, all shares of CHD Meridian common stock will be cancelled.

Timing of Closing


         The closing of the merger will take place on the second business day after all closing conditions set forth in the merger agreement have been satisfied or waived, unless I-trax and CHD Meridian agree to a different date. Upon the closing of the merger, I-trax will file a certificate of merger with the Secretary of State of the State of Delaware for the first step of the merger transaction and, as soon as practicable after the first step, for the second step of the merger transaction. The effective time for each step of the merger transaction will be the time the certificate of merger is filed for such step.


Merger Consideration and Related Adjustments

         The total merger consideration to be received at the closing by holders of CHD Meridian securities in the merger is 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax convertible preferred stock (each of which is convertible into 10 shares of I-trax common stock) and $35 million of cash. The $35 million in cash will be reduced by (1) the aggregate amount CHD Meridian incurs or commits to incur to redeem or purchase, as the case may be, any shares of CHD Meridian common stock or any options to acquire shares of CHD Meridian common stock during the period beginning on December 26, 2003 and ending at the effective time of the first step of the merger (but which may not exceed $11 million); and (2) the amount, if any, by which the actual cash balance of CHD Meridian, as of the effective time of the first step of the merger, measured in accordance with GAAP, minus any unpaid accrued fees and expenses of attorneys, accountants and investment professionals incurred by CHD Meridian in the merger, is less than $13,258,338. Throughout this section, we refer to the $35 million, after adjustments, as the adjusted cash consideration. The following are examples of how the adjusted cash consideration will be computed:



                                                          Example 1         Example 2           Example 3
Amount spent for redemption/ repurchase/option
termination                                               $10,150,000       $10,150,000         $10,150,000
Cash balance at merger's effective time (a)               $13,500,000       $13,258,338         $13,000,000
Adjusted cash consideration                               $24,850,000       $24,850,000         $24,591,662



     (a) Before taking into account redemption/repurchase/option termination payments and calculated, in accordance with the merger agreement, net of all deposits and payments in transit at the merger's effective time.

         The merger agreement provides that each share of CHD Meridian common stock outstanding immediately prior to the effective time of the first step of the merger will at such effective time be converted into the right to receive the number of shares of I-trax common stock obtained by dividing 10,000,000 by the CHD Meridian Shares Deemed Outstanding, the number of shares of I-trax convertible preferred stock obtained by dividing 400,000 by the CHD Meridian Shares Deemed Outstanding, and the amount of cash obtained by dividing the adjusted cash consideration by the CHD Meridian Shares Deemed Outstanding, subject to any required tax withholding. Any shares of CHD Meridian common stock held in treasury by CHD Meridian will be cancelled. I-trax has reserved a sufficient number of shares of convertible preferred stock and common stock for issuance in the merger and a sufficient number of shares of common stock for issuance upon conversion of the convertible preferred stock.

         CHD Meridian intends to offer to purchase for cash shares of its common stock from certain executives, other employees, holders of fewer than 3,300 shares, and non-accredited investors, effective immediately prior to the merger. CHD Meridian also plans to offer to terminate certain existing employee stock options for cash effective immediately prior to the merger. Cash spent for such repurchases and such option terminations will reduce the $35 million of cash otherwise payable in the merger as described above. However, any such transactions will also reduce the number of CHD Meridian Shares Deemed Outstanding, thereby increasing the percentage of shares of I-trax common stock and convertible preferred stock payable to each of the remaining CHD Meridian stockholders. The net effect of these transactions will be to alter the cash/equity mix payable to CHD Meridian stockholders at the merger's effective time. The stockholders who receive and accept such offers will receive only cash for their shares (or options), and therefore a disproportionately larger share of the cash as described above than remaining CHD Meridian stockholders, and the remaining CHD Meridian stockholders will receive a disproportionately larger share of the equity and a disproportionately smaller share of the cash. The merger agreement limits the amount of cash to be used for such transactions to $11 million, and CHD Meridian expects to use such sum for such repurchases and terminations.

         The following table sets forth the approximate portion of merger consideration that each CHD Meridian stockholder would receive at the merger's effective time for each share of CHD Meridian common stock owned (1) assuming no change in the 243,182 CHD Meridian Shares Deemed Outstanding on the date of this proxy statement and (2) assuming that, as a result of transactions described in the preceding paragraph, 35,297 shares (and/or options to purchase shares) are repurchased or terminated (leaving 207,885 CHD Meridian Shares Deemed Outstanding at the merger's effective time) in exchange for approximately $10.2 million.

                                                               CHD Meridian Shares Deemed Outstanding
                                                              (1) 243,182                 (2) 207,885
                                                          --------------------       -----------------------

Shares of I-trax common stock (a)                                    41                            48
Shares of I-trax convertible preferred stock (b)                   1.64                          1.92
Cash                                                            $143.93                       $119.49




     (a)  Common stock will be rounded to the nearest share.

     (b) Convertible preferred stock will be rounded to the nearest one-hundredth of a share.

         There is no assurance that any CHD Meridian stockholder to whom an offer of share repurchase or option termination is made will accept such offer and, therefore, CHD Meridian stockholders will not know until the merger's effective time the exact mix of cash and equity payable in the merger. The offers referred to in the preceding two paragraphs are not part of the merger agreement.

         I-trax will not issue any fractional shares of common stock in the merger. The number of shares of I-trax common stock each holder of CHD Meridian will be entitled to receive will be rounded to the nearest share. I-trax will issue fractional shares of convertible preferred stock in the merger. The number of shares of I-trax convertible preferred stock each holder of CHD Meridian common stock will be entitled to receive will be rounded to the nearest one-hundredth of one share.

         As a result of the merger, all shares of CHD Meridian common stock will no longer be outstanding and shall be canceled.

Treatment of CHD Meridian Stock Options

         At the effective time, each outstanding option to purchase a share of CHD Meridian common stock will be converted into the right to receive an option to purchase the merger consideration distributable for one share of CHD Meridian common stock including the right to participate in any earn-out payment (discussed below) at the exercise price in effect immediately prior to the effective time of the first step of the merger. Each converted option will be subject to the same terms and conditions, including exercise rights, termination dates and restrictions, as were applicable to such option prior to the effective time of the first step of the merger.

Earn-Out Payment


         In April 2005, the former CHD Meridian stockholders will receive, for each share of CHD Meridian common stock held at the merger's effective time, the number of shares of I-trax common stock obtained by dividing 3,859,200 (less any shares used to satisfy CHD Meridian's indemnity obligation) by the CHD Meridian Shares Deemed Outstanding if CHD Meridian Healthcare, LLC, operating the historic business of CHD Meridian, meets certain financial performance goals described below. Throughout this proxy statement, we refer to this contingent payment as the earn-out. At the effective time of the first merger, I-trax will deposit 3,859,200 shares of I-trax common stock in escrow to cover the possible additional issuance. These 3,859,200 shares are in addition to the 10,000,000 shares of I-trax common stock being delivered to CHD Meridian stockholders at the closing of the merger. If CHD Meridian breaches any of its representations, warranties or covenants and I-trax is harmed by the breach, then I-trax may be able to recover a portion of additional shares in escrow to cover the cost or damage to I-trax of such breach if I-trax makes a claim against the shares on or before August 14, 2004. The indemnification of I-trax is discussed in more detail in the section entitled "Remedies for Breach of the Merger Agreement" below.


         For the CHD Meridian stockholders to receive any earn-out shares of I-trax common stock, for the period from January 1, 2004 to December 31, 2004, CHD Meridian Healthcare, LLC, conducting the historic business of CHD Meridian (and including the financial results of CHD Meridian during such period prior to the merger) must record earnings before interest, taxes, depreciation and amortization, or EBITDA, of at least $8.1 million. If CHD Meridian Healthcare, LLC records EBITDA of between $8.1 and $9 million, then the number of shares to be distributed to the former CHD Meridian stockholders will be determined by multiplying the total number of shares of I-trax common stock remaining in escrow after the release of shares, if any, to I-trax as indemnification by a fraction, the numerator of which is CHD Meridian Healthcare, LLC's EBITDA and the denominator of which is $9 million. If CHD Meridian Healthcare, LLC records EBITDA greater than $9 million for the period from January 1, 2004 to December 31, 2004, then all shares remaining in escrow will be distributed to the former CHD Meridian stockholders. However, even if the financial conditions are satisfied, if I-trax makes an indemnity claim against the shares in escrow on or before August 14, 2004 that has not been resolved on April 1, 2005, then the I-trax common stock in escrow subject to such claim will not be released until the claim is resolved. If the claim is ultimately resolved against I-trax, then shares subject to the pending claim will be delivered to the former CHD Meridian stockholders.

Appointment of CHD Meridian Stockholder Representative

         Pursuant to the merger agreement, the stockholders of CHD Meridian will be deemed to have appointed an agent for certain matters. We refer to this agent throughout this section as the CHD Meridian Representative. At the effective time of the first merger, Haywood D. Cochrane, Jr. will be the appointed CHD Meridian Representative. The CHD Meridian Representative's duties as agent will be to act on behalf of the CHD Meridian stockholders with respect to the escrow agreement covering the shares of I-trax common stock in escrow. The CHD Meridian Representative will also act on behalf of the CHD Meridian stockholders with respect to all claims in connection with the earn-out, the shares of I-trax in escrow, the escrow agreement, I-trax's obligation to report the merger as a tax-free reorganization on tax returns and filings, the indemnification of I-trax for the breach of a representation, warranty or covenant made by CHD Meridian, breach of any representations, warranties or covenants made by I-trax and I-trax's obligation to keep the registration statement on Form S-3 registering the resale of shares of I-trax common stock issued in the merger and issuable upon conversion of the I-trax convertible preferred stock issued in the merger effective for two years. The CHD Meridian Representative may resign by providing notice to I-trax and the former CHD Meridian stockholders and may appoint a successor. The individuals and/or entities who held a majority of the CHD Meridian common stock at the closing of the merger can, by affirmative vote or written consent, appoint a successor to the CHD Meridian Representative if the representative dies, is incapacitated or resigns without appointing a successor and can, by affirmative vote or written consent, remove and replace the CHD Meridian Representative.

         The CHD Meridian Representative will not be liable for anything he may do or refrain from doing in connection with his duties, except as a result of his own gross negligence, willful misconduct or bad faith. The CHD Meridian Representative may consult with counsel and will not be liable for following counsel's advice in good faith. By adopting the merger agreement, the CHD Meridian stockholders will be deemed to have agreed jointly and severally to indemnify the CHD Meridian Representative for any adverse consequences he suffers as a result of serving as the CHD Meridian Representative. If the CHD Meridian Representative incurs legal or other professional expenses on behalf of the CHD Meridian stockholders in connection with determining the earn-out or asserting or defending claims arising out of the merger agreement, then the CHD Meridian stockholders immediately prior to the merger will be responsible to pay their pro rata share of those expenses and will be required to advance such funds at the CHD Meridian Representative's reasonable request. However, the maximum amount for which a former CHD Meridian stockholder will have to indemnify the CHD Meridian Representative is the amount of merger consideration the former CHD Meridian stockholder received. If a former CHD Meridian stockholder does not meet its indemnification obligations, the CHD Meridian Representative can borrow funds from other former CHD Meridian stockholders and repay the borrowed amount, with interest at 10% per year, when the shares of I-trax common stock in escrow are released with the portion of such escrow shares that the defaulting former CHD Meridian stockholder would otherwise would be entitled to receive.

Procedure For Payment

         I-trax has appointed an exchange agent to handle the exchange of CHD Meridian stock certificates for I-trax common stock and convertible preferred stock certificates in the merger. I-trax will make the payment of the cash portion of the merger consideration by check or wire at the effective time of first step of the merger. Together with this proxy statement, I-trax will send to each CHD Meridian stockholder a letter of transmittal, substantially in the form of Annex F attached to this proxy statement, to be used to exchange CHD Meridian stock certificates for shares of I-trax common stock and I-trax convertible preferred stock and to receive the cash portion of the merger consideration. The letter of transmittal will contain instructions explaining the procedure for surrendering CHD Meridian stock certificates. You should not return any stock certificates with the enclosed proxy card.

         Holders of CHD Meridian stock who surrender their stock certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of CHD Meridian stock will not be entitled to receive any dividends or other distributions on I-trax common stock or I-trax convertible preferred stock payable by I-trax after the effective time of the first step of the merger until they surrender their stock certificates in accordance with the letter of transmittal.

         Stockholders of I-trax will keep their I-trax share certificates without exchange after the merger.


The Board of I-trax


          I-trax has agreed to take the necessary action so that, as of the effective time of the merger, Haywood D. Cochrane, Jr., the chief executive officer of CHD Meridian, will become a member of the I-trax's board of directors.

Pre-Closing Covenants


          For the period from December 26, 2003 until the earlier of the closing of the merger or the termination of the merger agreement, I-trax and CHD Meridian have each undertaken to perform certain covenants in the merger agreement. The principal covenants are as follows:

          General. I-trax and CHD Meridian have each agreed to use its reasonable efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

         Regulatory Matters and Approvals. I-trax and CHD Meridian have each agreed to make any filings with, give any notices to and to use its reasonable efforts to get any required approvals, consents and authorizations, including:

                  Delaware Law. In accordance with the Delaware General Corporate Law and the Delaware Limited Liability Company Act, each of I-trax and CHD Meridian will convene special meetings of its stockholders to vote upon the matters referred to in this proxy statement. Each of I-trax and CHD Meridian has agreed to use reasonable efforts to obtain its stockholders' approval of the merger and related transactions. However, these covenants are qualified by the fact that both I-trax's and CHD Meridian's directors and officers do not need to do anything that will violate their fiduciary duty or other legal requirement.


                  Securities Laws. I-trax and CHD Meridian have agreed to prepare, including providing each other with any assistance or information necessary for preparation, and distribute proxy materials for I-trax's and CHD Meridian's special meetings of stockholders and to include all information in the proxy materials that is necessary for the issuance of I-trax common stock and convertible preferred stock as merger consideration to qualify for an exemption from registration under Section 4(2) of the Securities Act. I-trax has agreed to take all actions necessary under Federal and state securities law in connection with the issuance of I-trax common stock and convertible preferred stock as merger consideration.

                  Hart-Scott-Rodino Act. I-trax and CHD Meridian have agreed to take all actions necessary under the Hart-Scott-Rodino Act and to use reasonable efforts to get an early termination of the applicable waiting period under the Act.

          Operations of the Two Companies Pending Closing. I-trax and CHD Meridian have each agreed to restrictions on its activities pending the closing of the merger. In general, I-trax and CHD Meridian each agreed not to engage in activities outside of its ordinary course of business without written approval of the other party. In particular, I-trax and CHD Meridian have agreed that:

     o Neither I-trax nor CHD Meridian will authorize or effect any change of its bylaws or charter;


     o CHD Meridian will not grant options, warrants or other rights to obtain capital stock, or, issue, sell or otherwise dispose of capital stock, other than upon the conversion of options, warrants or other rights outstanding when the merger agreement was signed;

     o I-trax will not grant options, warrants or other rights to obtain capital stock, or issue, sell or otherwise dispose of capital stock, other than upon the conversion of options, warrants or other rights outstanding when the merger agreement was signed, under I-trax's current equity compensation plans or issuances at fair market value as determined by I-trax's board of directors;


     o Neither I-trax nor CHD Meridian will declare, set aside or pay dividends or redeem, repurchase or otherwise acquire any of its outstanding capital stock, except that CHD Meridian may repurchase, by written agreement approved by I-trax and for cash consideration determined fair by the CHD Meridian board, up to an aggregate of $11 million of its outstanding common stock and common stock options;

     o Neither I-trax nor CHD Meridian will issue any note, bond or other debt security, or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation or grant any security interest with respect to any of its assets;

     o Neither I-trax nor CHD Meridian will make any change to the employment terms for any of its officers and directors; and


     o Neither CHD Meridian nor its subsidiaries will incur more than $50,000 or more individually, or $100,000 or more in the aggregate, in expenditures not set forth in the budget CHD Meridian attached as an exhibit to the merger agreement nor will CHD Meridian or any of its subsidiaries delay payment of its account payable or accrued liability that is not in CHD Meridian's ordinary course of business.


         Exclusivity. I-trax and CHD Meridian have agreed not to solicit, initiate or encourage any proposal or offer to acquire all or substantially all of the assets of I-trax, CHD Meridian or any of their subsidiaries, including acquisitions structured as mergers, consolidations or share exchanges, nor will I-trax or CHD Meridian, unless fiduciary duty requires, participate in any negotiations or discussions regarding, furnish any information with respect to, assist or participate in, or otherwise facilitate any effort by a person or entity to do the foregoing. However, I-trax can engage in such acquisition-related activities if they will not impair the merger transaction with CHD Meridian, I-trax promptly informs CHD Meridian of such activities and CHD Meridian can participate to the extent it reasonably requests. I-trax and CHD Meridian have also each agreed to notify the other promptly if any person or entity contacts it regarding an acquisition proposal or offer.


         Listing of I-trax Common Stock. I-trax has agreed to make commercially reasonable efforts to get the I-trax common stock issued in the merger and issuable upon conversion of the I-trax convertible preferred stock issued in the merger approved for listing on the stock market or exchange where shares of I-trax common stock are then listed.

Post-Closing Covenants


         Following the closing of the merger, I-trax and CHD Meridian have each undertaken to perform certain covenants in the merger agreement. The principal covenants are as follows:


         Insurance and Indemnification.  I-trax has agreed to:

     o provide for a period of four years, the former officers and directors of CHD Meridian with liability insurance coverage no less favorable than the liability insurance they had immediately prior to the closing of the merger;

     o observe any indemnification provisions existing in CHD Meridian's certificate of incorporation or bylaws at the time the merger agreement was signed for anyone who served as an officer or director of CHD Meridian prior to the closing of the merger; and

     o provide any CHD Meridian stockholder who becomes an officer or director with reasonable coverage under the I-trax directors and officers liability insurance policy while such person is an officer or director and for the applicable statute of limitations period after such person ceases to be an officer or director.

         Registration Statement. I-trax has agreed, subject to compliance with the Securities Act and the regulations promulgated thereunder, to file a registration statement on Form S-3 covering the resale of the I-trax common stock issued in the merger and issuable upon conversion of the I-trax convertible preferred stock issued in the merger, and to use commercially reasonable efforts to cause the registration statement to become effective promptly. I-trax has also agreed to keep the registration statement effective for two years. Both I-trax and CHD Meridian have agreed to have their executive officers enter into lock-up agreements prohibiting the sale of their I-trax stock during the first 90 days the registration statement is effective. I-trax will bear the costs in connection with the preparation and filing of the registration statement. I-trax will also, at its expense, supply the former CHD Meridian stockholders with copies of the registration statement, any prospectus contained therein and other related documents reasonably requested. The former CHD Meridian stockholders will bear the costs of any underwriting or brokerage discounts applicable to the shares being registered as well as the fees and expenses of their counsel. I-trax will indemnify the former CHD Meridian stockholders and their affiliates for any liability or expenses caused by an untrue or allegedly untrue statement of material fact in the registration statement or any amendments thereto or caused by an omission of a material fact required to make statements in the registration statement or any amendments thereto not misleading unless the untrue statement or omission conforms with information furnished by the former CHD Meridian stockholders to assist with preparation of the registration statement.

         Tax-Free Reorganization Treatment. I-trax and CHD Meridian have each agreed to use its best efforts (both before and after the merger) to cause the merger to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and not to take any actions (before or after the merger) that would, to its knowledge, cause the merger not to constitute a tax-free reorganization. Unless otherwise required by law, I-trax and CHD Meridian each agreed to report the merger as a tax-free reorganization on tax returns and not take any action or position that is inconsistent with this characterization in any audit, administrative proceeding, litigation or otherwise.


Representations and Warranties


         I-trax and CHD Meridian have made various customary mutual representations and warranties in the merger agreement about themselves and their subsidiaries, including representations and warranties related to corporate standing and power, corporate authority to enter into, and carry out the obligations under, the merger agreement, the absence of certain changes or events, compliance with laws, environmental, health and safety matters, employees and employee benefits, contracts, leases or business arrangements, including with stockholders and their affiliates, absence of officers' and directors' involvement in certain legal proceedings and absence of untrue statements of material fact or omissions of material facts in the representations and warranties. In addition, I-trax also made representations and warranties relating to its filings with the SEC and that it was not acquiring the shares of CHD Meridian common stock with the intent of distributing them.


         The representations and warranties contained in the merger agreement will survive the closing of the merger and will continue in full force and effect until August 14, 2004. See the section below entitled "Remedies for Breach of the Merger Agreement" for a discussion of the remedies for a breach of a representation or warranty in the merger agreement.

 Conditions to the Completion of The Merger


         Each of I-trax and CHD Meridian's respective obligations to complete the merger is subject to the satisfaction or waiver of various conditions, the most significant of which are:


         Conditions to Obligation of Each of I-trax and CHD Meridian to Close:

     o the other party must have received certain third party consents set forth in the merger agreement;

     o the representations and warranties contained in the merger agreement made by the other party must be true and correct in all respects as of the closing date of the merger and such party shall not have added, after December 26, 2003, matters or events to its disclosure schedule to the merger agreement that, in total, have a negative financial impact of greater than $250,000;

     o the other party must have performed and complied with all covenants contained in the merger agreement through the closing of the merger agreement;

     o there must be no pending or threatened action, suit or proceeding against the other party or its subsidiaries, an unfavorable outcome of which would prevent the consummation of the merger or cause any of the transactions in connection with the merger to be rescinded;

     o all material governmental authorizations, approvals and consents required for the parties to effect the merger must have been received;

     o each party must have received a legal opinion from counsel to the other party in the forms set forth as exhibits to the merger agreement;

     o I-trax must have sold convertible preferred stock to third parties with gross proceeds of at least $15 million;

     o an escrow agreement regarding the 3,859,200 shares of I-trax common stock to be held in escrow until the satisfaction of certain post-closing conditions must have been executed and delivered;


     o the senior facility under which I-trax may borrow at least $16 million on the closing date of the merger must have closed; and

     o the waiting period under the Hart-Scott-Rodino Act must have expired or been terminated.

Conditions to Obligation of I-trax to Close:

     o    the merger agreement must be adopted by CHD Meridian's stockholders;

     o there must be no pending or threatened action, suit or proceeding against CHD Meridian, an unfavorable outcome of which would adversely affect the right of I-trax to own and control the surviving entities in the merger transactions or adversely affect the right of CHD Meridian to own and operate its businesses;

     o resignations of officers and directors of CHD Meridian, effective as of the closing of the merger, must be received, unless, after consultation with CHD Meridian, I-trax specifies otherwise within five business days of the closing of the merger;

     o I-trax must have reasonably determined that the issuance of the I-trax common stock and convertible preferred stock will be exempt from registration under Section 4(2) the Securities Act; and

     o CHD Meridian and its subsidiaries must have caused any of its employees that have borrowed money to repay any such outstanding loans.

Conditions to Obligation of CHD Meridian to Close:

     o the issuance of shares of common stock and convertible preferred stock as merger consideration must be approved by I-trax's stockholders;

     o there must be no pending or threatened action, suit or proceeding against I-trax, an unfavorable outcome of which would adversely affect the right of the CHD Meridian stockholders to own the merger consideration or adversely affect the right of I-trax to own the combined assets and operations of I-trax and CHD Meridian after the merger;

     o an opinion of Irell & Manella LLP that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 must have been received;

     o Mr. Cochrane must have been elected to the board of directors of I-trax; and


     o I-trax common stock must continue to be listed on the American Stock Exchange, I-trax must not have received any notice of delisting and there shall be no basis for delisting I-trax common stock.


Remedies for Breach of the Merger Agreement

         The representations and warranties contained in the merger agreement will survive the closing of the merger and will continue in full force and effect until August 14, 2004. Any claim based on a representation or warranty made in the merger agreement will be time barred unless submitted in writing before August 14, 2004.

         Indemnification for Benefit of I-trax. If CHD Meridian breaches a warranty, representation or covenant before it expires, I-trax may seek indemnification against the shares of I-trax common stock placed in escrow. I-trax may recover the number of shares out of escrow with a value equal to the adverse consequences I-trax suffers as a result of the breach, subject to a total limit of the lesser of (1) 3,200,000 shares or (2) shares valued, measured at the time of the final resolution of the applicable claim, $8,000,000. I-trax, however, can only recover indemnification claims against the shares held in escrow after I-trax has suffered adverse consequences in excess of $500,000 and then only to the extent I-trax has suffered adverse consequences in excess of $500,000. For purposes of the indemnification, the shares of I-trax common stock in escrow will be valued at the average of the closing price of I-trax common stock for the ten consecutive trading days ending on the date of final resolution of the claim in question. Any shares released from escrow to indemnify I-trax will be charged on a pro rata basis to the former CHD Meridian stockholders who are entitled to receive the shares on in April 2005. The shares in escrow will be the sole remedy I-trax has for a breach of any representations or warranties by CHD Meridian. If the shares in escrow are not sufficient to cover the full amount of the adverse consequences I-trax suffers because of a breach by CHD Meridian, I-trax will not have a claim or right against the former CHD Meridian stockholders.


         Matters Involving Third Parties. If a third party brings a claim against I-trax pursuant to which I-trax may be able to make a claim for indemnification against the shares of I-trax common stock in escrow, the CHD Meridian Representative will be entitled to defend I-trax against such third party claim using counsel of his choice that I-trax reasonably finds satisfactory, subject to certain conditions set forth in the merger agreement.


         Indemnification for Benefit of CHD Meridian. If I-trax breaches a warranty, representation or covenant before it expires, CHD Meridian stockholders may seek indemnification against I-trax as such stockholders are third-party beneficiaries of I-trax's warranties, representations and covenants.

Termination of the Merger Agreement

         Termination by Either I-trax or CHD Meridian. Either I-trax or CHD Meridian can terminate the merger agreement with prior authorization of its board of directors if:


     o I-trax stockholders do not approve the issuance of common stock and convertible preferred stock in the merger or CHD Meridian stockholders do not adopt the merger agreement;


     o the other party breaches any of it's representations, warranties or covenants, notice of the breach is provided to the other party and the breach is not remedied within 30 days of notice of the breach; or

     o the conditions to such party's consummation of the merger are not satisfied by April 30, 2004, provided that such party's breach of any of its respective warranties, representations or covenants is not the reason the condition has not been satisfied. If the only condition not satisfied on April 30, 2004 is that I-trax cannot reasonably determine that the issuance of I-trax common stock and convertible preferred stock as merger consideration is exempt from registration under
          Section 4(2) of the Securities Act, then I-trax may extend the date after which I-trax or CHD Meridian may terminate the merger agreement if conditions remain unsatisfied from April 30, 2004 to July 31, 2004, if I-trax promptly files a registration statement on Form S-4 registering the shares of common stock issued in the merger and upon conversion of the convertible preferred stock to be issued in the merger.

         I-trax and CHD Meridian can also mutually agree to terminate the merger agreement.

         Termination by CHD Meridian. CHD Meridian can terminate the merger agreement if the closing price of I-trax's common stock is less than $2.25 for ten consecutive trading days.

Amendment and Third Party Beneficiaries


         I-trax and CHD Meridian may mutually amend, in writing, any provision of this merger agreement at any time prior to the effective time of the first step of the merger with the prior authorization of each of its respective boards of directors. However, any amendment effected subsequent to stockholder approval of the merger and related transaction will be subject to the restrictions set forth in the Delaware General Corporation Law. All amendments to the merger agreement must be in writing signed by each party.

         The merger does not confer any rights or remedies upon any person or entity other than the parties to the merger agreement and their respective successors and permitted assigns, except that the CHD Meridian stockholders are the beneficiaries of (1) the provisions of the merger agreement concerning delivery of the merger consideration, (2) the obligation of I-trax to keep the registration statement on Form S-3 registering the resale of the I-trax common stock issued in the merger and upon conversion of the I-trax convertible preferred stock issued in the merger effective for two years, (3) the continuing obligation of I-trax to report the merger on all tax returns and filings as a tax-free reorganization, and (4) the representations and warranties made by I-trax in the merger agreement. In addition, CHD Meridian officers and directors, CHD Meridian stockholders who becomes officers or directors of I-trax and their respective legal representatives are the beneficiaries of the post-closing covenant in the merger agreement concerning insurance and indemnification.

Expenses

         Each party will each bear its own costs and expenses incurred in connection with the merger agreement and transactions contemplated thereby. If the merger is consummated, all such expenses will, in effect, be borne by the merged companies except to the extent that the cash portion of the merger consideration is reduced by virtue of the transaction costs incurred by CHD Meridian. See "The Merger - Fees and Expenses of the Merger" above.

                      OPINION OF I-TRAX'S FINANCIAL ADVISOR

         Pursuant to an engagement letter dated June 26, 2003, as amended, I-trax engaged Bryant Park Capital to act as its financial advisor. As part of the engagement, Bryant Park Capital was asked to render an opinion to I-trax's board of directors as to the fairness to I-trax, from a financial point of view, of the consideration to be paid by I-trax in the merger. Bryant Park Capital is an investment-banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings and valuations for corporate and other purposes. I-trax first engaged Bryant Park Capital as an advisor in April 2003 to assist I-trax in a strategic investor search. No fees were paid in connection with that engagement. In addition, prior to engaging Bryant Park Capital to provide the services described in this proxy statement, I-trax interviewed and considered two additional candidates. Upon due consideration of numerous factors, including proposed engagement fees, experience and depth of resources, I-trax selected Bryant Part Capital to perform the fairness analysis presented in this proxy statement. Bryant Part Capital's experience in providing such analysis and full understanding of the healthcare industry proved of particular importance. Bryant Park Capital did not advise I-trax, and rendered no opinion or financial analysis, with respect to the private placement that closed on October 31, 2003.


         On December 28, 2003, at a meeting of I-trax's board of directors, Bryant Park Capital rendered to I-trax's board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated December 28, 2003, to the effect that, as of that date and based on and subject to the matters described in the opinion, the consideration to be paid by I-trax in the merger was fair to I-trax from a financial point of view. The actual merger consideration was determined separately by arms' length negations between I-trax and CHD Meridian.


         The full text of Bryant Park Capital's written opinion, dated December 28, 2003, to I-trax's board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this proxy statement. I-trax's stockholders are urged to read such opinion carefully in its entirety before making a decision as to whether to vote for the merger. Bryant Park Capital's opinion was provided to I-trax's board of directors in connection with its evaluation of the merger and relates only to the fairness to I-trax, from a financial point of view, of the consideration to be paid by I-trax in the merger. Bryant Park Capital's opinion does not address any other aspect of the merger and is not intended to constitute, and does not constitute, a recommendation as to how any person should vote in connection with the merger or as to any other matters relating to the merger. Bryant Park Capital's opinion does not address the relative merits of the merger or any other business strategies or transactions discussed by I-trax's board of directors as alternatives to the merger or the underlying business decision of I-trax's board of directors to proceed with or effect the merger. The summary of Bryant Park Capital's opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

         In arriving at its opinion, Bryant Park Capital reviewed the December 24, 2003 draft of the merger agreement, as well as certain publicly available business and financial information relating to I-trax and CHD Meridian. Bryant Park Capital also reviewed certain other information relating to I-trax and CHD Meridian, including financial forecasts, provided to or discussed with Bryant Park Capital by I-trax and CHD Meridian and met with the management of I-trax and CHD Meridian to discuss the businesses and prospects of I-trax and CHD Meridian. Bryant Park Capital also considered certain financial and stock market data, as applicable, of I-trax and CHD Meridian and compared those data with similar data for other publicly and privately held companies in businesses similar to I-trax and CHD Meridian and considered, to the extent publicly available, the financial terms of other business combinations and transactions which have been effected or announced. Bryant Park Capital also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.


         In connection with its review, Bryant Park Capital did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects and upon the assurances of the management of I-trax and CHD Meridian that no relevant information was omitted or was undisclosed to it. Bryant Park Capital was advised, and assumed, that the financial forecasts for I-trax and CHD Meridian were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of I-trax and CHD Meridian as to the future financial performance of I-trax and CHD Meridian. With respect to forecasts regarding certain cost savings, operating efficiencies and other financial synergies, Bryant Park Capital was advised, and assumed, that such synergies will be realized in the amounts and in the time periods currently estimated. Bryant Park Capital expressed no view as to the reasonableness of such forecasts or the assumptions upon which they are based. In addition, Bryant Park Capital has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of I-trax or CHD Meridian, nor has it been furnished with any such evaluations or appraisals. Bryant Park Capital is not expressing any opinion as to what the value of the I-trax common stock and I-trax convertible preferred stock will be, at any future time, including when issued to CHD Meridian stockholders pursuant to the merger or the prices at which such I-trax common stock and I-trax convertible preferred will trade subsequent to the announcement of the merger. Bryant Park Capital expresses no view as to the Federal, state or local tax consequences of the merger.


         In arriving at Bryant Park Capital's opinion, it had assumed with I-trax's consent, among other things, the following: (a) that all 4,000,000 shares of I-trax common stock originally contemplated to be placed in escrow will be paid to the stockholders of CHD Meridian pursuant to the earn-out (as described above in this section and the merger agreement) and (b) that, as of the effective time of the merger, CHD Meridian will have a net cash balance of not less than $13,258,338, provided that if it has a lower cash balance the cash component of the merger consideration will be reduced dollar-for-dollar by the amount that such cash balance is less than $13,258,338.


         Bryant Park Capital also assumed, with I-trax's consent, that, in the course of obtaining the necessary regulatory and third party approvals, consents and releases for the merger, no modification, delay, limitation, restriction or condition would be imposed that would have a material adverse effect on the merger and that the merger would be consummated in accordance with applicable laws and regulations and the terms of the merger agreement as set forth in the December 24, 2003 draft of the merger agreement, without waiver, amendment or modification of any material term, condition or agreement and without waiver by any party of any of the conditions to its obligations under the merger agreement and without any material alteration of the consideration as a result of the indemnification provisions in the merger agreement. Bryant Park Capital has also assumed that the representations and warranties of the parties contained in the merger agreement will be true and correct.

         Bryant Park Capital's opinion was necessarily based on information available to it, and financial, economic, market and other conditions and circumstances as they existed and could be evaluated, on the date of Bryant Park Capital's opinion. It should be understood that, although subsequent developments may affect Bryant Park Capital's opinion, Bryant Park Capital has not updated, revised or reaffirmed its opinion and does not have any obligation to update, revise or reaffirm its opinion.

         In preparing its opinion to I-trax's board of directors, Bryant Park Capital performed a variety of financial and comparative analyses, including those described below. The summary of Bryant Park Capital's analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Bryant Park Capital made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Bryant Park Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

         Bryant Park Capital has acted as financial advisor to I-trax in connection with the merger and will receive a fee, which is contingent upon consummation of the merger. Bryant Park Capital has received a fee based upon the request of I-trax to prepare and deliver Bryant Park Capital's opinion. I-trax has also agreed to reimburse Bryant Park Capital for its reasonable fees and expenses in connection with its engagement letter. It has also agreed to indemnify and hold harmless Bryant Park Capital and its affiliates for liabilities relating to and arising out of its engagement letter. Bryant Park Capital and its affiliates have in the past provided financial and investment banking advice to I-trax and its affiliates, including with regard to possible financing sources in connection with the merger, and may in the future provide financial or investment banking services to I-trax and its affiliates unrelated to the merger. Bryant Park Capital has not received from I-trax any fees for such prior financial and investment banking advice, except as disclosed in this paragraph. To the extent Bryant Park Capital is engaged by I-trax to provide investment banking advice in the future, Bryant Park Capital will receive a separate fee for such services.

         In its analyses, Bryant Park Capital considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of I-trax. No company, transaction or business used in Bryant Park Capital's analyses as a comparison is identical to I-trax, CHD Meridian or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Bryant Park Capital's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Bryant Park Capital's analyses are inherently subject to substantial uncertainty. The type and amount of consideration payable in the merger was determined through negotiation among the parties to the transactions, and the decision to enter into the transactions was solely that of I-trax's board of directors. Bryant Park Capital's opinion and financial analyses were only one of many factors considered by I-trax's board of directors in its evaluation of the transaction and should not be viewed as determinative of the views of I-trax's board of directors or I-trax's management with respect to the merger or the consideration to be paid in connection with the merger.

         The following is a summary of the material financial analyses underlying Bryant Park Capital's opinion dated December 28, 2003 delivered to I-trax's board of directors in connection with the Merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Bryant Park Capital's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Bryant Park Capital's financial analyses.

CHD Meridian Comparable Companies Analysis

         Using publicly available information, Bryant Park Capital reviewed the market values and trading multiples of the following six selected publicly held companies in the health care industry:

          o    Cross Country Healthcare, Inc.

          o    Medical Staffing Network, Inc.

          o    Accredo Health, Inc.

          o    Chronimed Inc.

          o    America Service Group, Inc.

          o    HealthExtras, Inc.


         Bryant Park Capital reviewed (a) enterprise values of the selected companies, calculated as equity value plus net debt, as a multiple of calendar year 2003 and calendar year 2004 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and calendar year 2003 and calendar year 2004 estimated earnings before interest and taxes, commonly referred to as EBIT, and (b) ratios of stock price to calendar year 2003 and calendar year 2004 estimated earnings per share. All multiples were based on closing stock prices on December 22, 2003. Estimated financial data were based on publicly available research analysts' estimates in the case of the selected companies, and internal estimates of CHD Meridian's management in the case of CHD Meridian. Bryant Park Capital then applied a range of selected multiples derived from the selected companies to corresponding financial data of CHD Meridian in order to derive an implied equity reference range for CHD Meridian. Bryant Park Capital then added the implied reference range implied from its Synergies Discounted Cash Flow Analysis (as described below) to the implied equity reference range for CHD Meridian in order to derive an implied equity reference range for CHD Meridian that included synergies. Bryant Park Capital then compared the equity reference range for CHD Meridian implied by this analysis, both including and excluding synergies, to the consideration to be paid by I-trax in the proposed merger. This analysis indicated the following:


    Implied Equity Reference Range for CHD      Assumed Aggregate Consideration to be Paid by I-trax in the
        Meridian (excluding synergies)                                    Merger
   ------------------------------------------ ----------------------------------------------------------------
          $91,557,000 to $101,630,000         Pre-earn-out                                $70,000,000
    Implied Equity Reference Range for CHD    Post-earn-out based on I-trax
        Meridian (including synergies)        stock price of $2.50                        $80,000,000
   ------------------------------------------
                                              Post-earn-out based on I-trax               $92,600,000
         $109,720,000 to $124,491,000         closing stock price as of 12/22/03


CHD Meridian Control Transaction Analysis

         Using publicly available information, Bryant Park Capital reviewed the transaction values and implied transaction multiples in the following nine recently announced selected transactions in the health care industry:


                Target                                                  Acquiror
                ------                                                  --------
   StatusOne Health Systems, Inc.                          American Healthways, Inc.

   Health Net Employer Services, Inc.                      First Health Group Corp.

   One Call Medical, Inc.                                  TA Associates, Inc.

   Kessler Rehabilitation Corp.                            Select Medical Corp.

   SunScript Pharmacy Corp. (a subsidiary of Sun
      Healthcare Group Inc.)                               Omnicare Inc.

   MATRIX Rehabilitation, Inc. (a subsidiary of
     Beverly Enterprises, Inc.)                            Benchmark Medical Holdings, Inc.

   Choice Source Therapeutics, Inc.                        Caremark Rx, Inc.

   Apex Therapeutic Care, Inc.                             Curative Health Services, Inc.

   Vitality Home Infusion Services, Inc.                   MIM Corp.

         Bryant Park Capital reviewed enterprise values, calculated as equity value plus net debt, as a multiple of latest 12 months EBITDA and latest 12 months EBIT for the target companies in each of the foregoing transactions. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction and estimated financial data for CHD Meridian was based on internal estimates of CHD Meridian's management. Bryant Park Capital then applied a range of selected multiples derived from the selected transactions to corresponding calendar year 2003 financial data of CHD Meridian in order to derive an implied equity reference range for CHD Meridian. Using publicly available information, Bryant Park Capital reviewed the premiums implied by the announced transaction values relative to the closing stock prices of targets in such transactions one trading day prior to public announcement of such transactions, in transactions announced over the last two years in which the target company had an equity value between $50 and $100 million. Bryant Park Capital then applied a range of premiums derived from these transactions to the equity reference range implied from the CHD Meridian Comparable Companies Analysis in order to derive an implied equity reference range for CHD Meridian. Bryant Park Capital then compared the equity reference range for CHD Meridian implied by this analysis to the consideration to be received in the merger. This analysis indicated the following:

     Implied Equity Reference Range for      Assumed Aggregate Consideration to be Paid by I-trax in the
                CHD Meridian                                            Merger
    -------------------------------------- ------------------------------------- ---------------------------
         $86,660,000 to $92,390,000        Pre-earn-out                                 $70,000,000
                                           Post-earn-out based on I-trax stock
                                           price of $2.50                               $80,000,000
                                           Post-earn-out based on I-trax
                                           closing stock price as of 12/22/03           $92,600,000

         CHD Meridian Discounted Cash Flow Analysis

         Bryant Park Capital performed a discounted cash flow analysis of CHD Meridian to calculate the estimated present value of the unlevered, after-tax free cash flows that CHD Meridian could generate over fiscal years 2004 through 2008. Estimated financial data for CHD Meridian were based on internal estimates of CHD Meridian's management. Bryant Park Capital calculated a range of estimated terminal values by applying EBITDA multiples ranging from 7.0x to 9.0x to CHD Meridian's fiscal year 2008 estimated EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 14% to 16%. Bryant Park Capital then added the implied reference range implied from its Synergies Discounted Cash Flow Analysis to the implied equity reference range for CHD Meridian in order to derive an implied equity reference range for CHD Meridian that included synergies. Bryant Park Capital then compared the equity reference range for CHD Meridian implied by this analysis, both including and excluding synergies, to the proposed aggregate consideration to be paid by I-trax in the merger. This analysis indicated the following:

     Implied Equity Reference Range for      Assumed Aggregate Consideration to be Paid by I-trax in the
     CHD Meridian (excluding synergies)                                 Merger
    -------------------------------------- -----------------------------------------------------------------
         $78,900,000 to $97,658,000        Pre-earn-out                                 $70,000,000
     Implied Equity Reference Range for    Post-earn-out based on I-trax stock
     CHD Meridian (including synergies)    price of $2.50                               $80,000,000
    --------------------------------------
                                           Post-earn-out based on I-trax                $92,600,000
         $97,062,000 to $120,519,000       closing stock price as of 12/22/03


Synergies Discounted Cash Flow Analysis

         Bryant Park Capital also performed a discounted cash flow analysis of the synergies generated by the proposed merger as estimated by managements of I-trax and CHD Meridian to calculate the estimated present value of the unleveraged, after-tax free cash flows that such synergies could generate over fiscal years 2004 through 2008. Bryant Park Capital calculated a range of estimated terminal values with regard to such synergies by applying perpetual growth rates ranging from 2% to 3%. The present value of the cash flows and terminal values were calculated using discount rates ranging from 30% to 35%. This analysis indicated the following:

                            Implied Reference Range for Assumed Synergies
                        -------------------------------------------------------

                                      $18,163,000 to $22,861,000

I-trax Comparable Companies Analysis

         Using publicly available information, Bryant Park Capital reviewed the market values and trading multiples of the following five selected publicly held companies in the disease management industry:

          o    American Healthways, Inc.

          o    Curative Health Services, Inc.

          o    Landacorp, Inc.

          o    Matria Healthcare, Inc.

          o    Q-Med, Inc.

         Bryant Park Capital reviewed (a) enterprise values of the selected companies, calculated as equity value plus net debt, as a multiple of estimated calendar year 2003 EBITDA, estimated calendar year 2004 EBITDA, and estimated calendar year 2004 EBIT, and (b) ratios of stock price to estimated calendar year 2004 earning per share. All multiples were based on closing stock prices on December 22, 2003. Estimated financial data were based on publicly available research analysts' estimates in the case of the selected companies and internal estimates of I-trax's management in the case of I-trax. Bryant Park Capital then applied a range of selected multiples derived from the selected companies to corresponding one year forward financial data of I-trax in order to derive an implied per share equity reference range for I-trax. Bryant Park Capital then compared the per share equity reference range for I-trax implied by this analysis to a price per share of I-trax common stock of $2.50 and of $3.20, the closing price on December 22, 2003. This analysis indicated the following:

                                                                                  Price per Share of I-trax Common
Implied Per Share Equity Reference Range     Price per Share of I-trax Common                 Stock On
               for I-trax                             Stock of $2.50                     December 22, 2003
------------------------------------------ ------------------------------------- -----------------------------------
             $2.41 to $2.55                               $2.50                                $3.20



I-trax Discounted Cash Flow Analysis

         Bryant Park Capital performed a discounted cash flow analysis of I-trax to calculate the estimated present value of the unlevered, after-tax free cash flows that I-trax could generate over fiscal years 2004 through 2008. Estimated financial data for I-trax were based on internal estimates of I-trax's management. Bryant Park Capital calculated a range of estimated terminal values by applying EBITDA multiples ranging from 7.5x to 9.5x to I-trax's fiscal year 2008 estimated EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 25% to 30%. Bryant Park Capital then compared the per share equity reference range for I-trax implied by this analysis to a price per share of I-trax common stock of $2.50 and of $3.20, the closing price on December 22, 2003. This analysis indicated the following:


Implied Per Share Equity Reference Range     Price per Share of I-trax Common     Price per Share of I-trax Common
               for I-trax                             Stock of $2.50                 Stock On December 22, 2003
------------------------------------------ ------------------------------------- -----------------------------------
             $2.25 to $3.04                               $2.50                                $3.20


Contribution Analysis

         Bryant Park Capital analyzed and compared the implied estimated percentage contribution of each of I-trax and CHD Meridian (a) for the calendar years 2004 and 2005 to the estimated pro forma revenues, EBITDA and EBIT of the merged companies but before taking into account any synergies that may be realized from the merger, and (ii) to the pro forma equity valuation and enterprise valuation, calculated as equity value plus net debt, at a price per share of I-trax common stock of $2.50 and of $3.20, the closing price on December 22, 2003. Estimated financial data were based on internal estimates of I-trax's management in the case of I-trax and on internal estimates of CHD Meridian's management in the case of CHD Meridian. The following table presents the results of this analysis:

                                                            Implied Estimated Percentage Contribution
                                                            I-trax                       CHD Meridian
-------------------------------------------------- -------------------------        ------------------------
Pro Forma Revenue
     CY 2004E                                                6.0%                            94.0%
     CY 2005E                                                7.9%                            92.1%
Pro Forma EBITDA
     CY 2004E                                               22.0%                            78.0%
     CY 2005E                                               32.0%                            68.0%
Pro Forma EBIT
     CY 2004E                                                3.5%                            96.5%
     CY 2005E                                               25.5%                            74.5%
Pro Forma Equity Valuation
     At price of $2.50 per share                            30.3%                            69.7%
     At price per share on December 22, 2003                34.1%                            65.9%
Pro Forma Enterprise Valuation
     At price of $2.50                                      33.9%                            66.1%
     At price per share on December 22, 2003                37.8%                            62.2%



Pro Forma Analysis of the Merger

         Bryant Park Capital analyzed the potential pro forma effects of the merger on the projected financial data of I-trax for calendar years 2004, 2005 and 2006, both before and after giving effect to potential synergies generated by the proposed merger. Estimated financial data were based on internal estimates of I-trax's and CHD Meridian's management. The pro forma results were calculated as if the merger would close on December 31, 2003. The following table presents the pro forma impact of the merger on earnings per share for I-trax for estimated calendar years 2004, 2005 and 2006:

                                                           Accretion/(Dilution) Percentage
             Pro Forma Earnings per Share               2004E              2005E           2006E
             ------------------------------------ ------------------- ----------------- -------------
             Excluding Synergies                         190%              (21%)           (38%)

             Including Synergies                         397%               64%             27%

Other Factors

         In rendering its opinion, Bryant Park Capital reviewed and considered other factors, including:

          o historical trading prices and trading volumes for I-trax common stock during the 52-week and three-year periods preceding December 22, 2003;

          o the trading volumes for I-trax common stock at various prices during the three-year period preceding December 22, 2003;

          o the relationship between movements in I-trax common stock and movements in a price-weighed index of selected disease management companies comparable to I-trax and the S&P 600 Health Care Sector Index during the three-year period preceding December 22, 2003;

          o historical and projected financial information for I-trax and CHD Meridian as provided by management of I-trax and CHD Meridian;

          o projected synergies generated by the proposed merger as provided by managements of I-trax and CHD Meridian; and

          o an implied reference range for shares of I-trax common stock and I-trax convertible preferred stock to be issued to CHD Meridian based on the implied reference ranges for I-trax and CHD Meridian, as compared to the number of shares of I-trax common stock and I-trax convertible preferred stock to be issued in the merger.

Conclusion

         This summary is not a complete description of Bryant Park Capital's opinion to I-trax's board of directors of the financial analysis performed and factors considered by Bryant Park Capital in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Bryant Park Capital believes that its analyses and this summary must be considered as a whole and that selecting portions of its analysis and factors or focusing on information presented in tabular form, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the process underlying Bryant Park Capital's analyses and opinion. The opinion of Bryant Park Capital was provided solely to the I-trax board of directors and does not constitute a recommendation to any person on how to vote on the merger or any matter relating to the merger.


         In the amendment to the merger agreement dated February 4, 2004, the number of earn-out shares was reduced from 4,000,000 to 3,859,200. Management believes that this reduction in the aggregate potential merger consideration does not materially change the terms of the merger.

    RATIFICATION AND APPROVAL OF I-TRAX'S ISSUANCE OF PRIOR COMMON STOCK AND
                           WARRANT ON OCTOBER 31, 2003

         I-trax is seeking stockholder ratification and approval of its issuance of 1,400,000 shares of I-trax common stock and warrants to purchase 840,000 shares of I-trax common stock in a private placement that closed on October 31, 2003. In addition, I-trax is seeking approval of the issuance of 840,000 shares of I-trax common stock upon exercise of the warrants.


Issuance of I-trax Common Stock and Warrants

         On August 14, 2003, I-trax commenced a private placement in which I-trax sold as a unit two shares of I-trax common stock and a warrant to purchase an additional share of I-trax common stock exercisable at $3.00 per share for a unit purchase price of $5.00. The private placement was completed in five rolling closings, the last of which occurred on October 31, 2003. A total of approximately 73 accredited investors purchased units in the offering. I-trax issued 1,400,000 shares of common stock and warrants to acquire an additional 700,000 shares of common stock in this private placement. The issuance was exempt from registration under Section 4(2) of the Securities Act and the rules promulgated thereunder. Westminster Securities Corporation acted as the placement agent in the private placement. As consideration for placing the securities in this offering, I-trax paid Westminster a placement agent fee equal to 12% of gross proceeds in the private placement and issued to thirteen Westminster employees or their affiliates warrants to acquire 140,000 shares of I-trax common stock exercisable at $2.50 per share. The issuance of warrants to the employees and affiliates of Westminster Securities was also exempt from registration under Section 4(2) of the Securities Act and the rules promulgated thereunder. Accordingly, the aggregate number of warrants issued covered 840,000 shares of common stock.


         The proceeds I-trax received upon completion of the private placement, net of expenses of the offering, were $3,047,000 and were used for working capital, expanding I-trax's sales force and improvement of I-trax's software applications.

         As of the date this proxy statement is being first mailed to I-trax stockholders, none of the warrants issued in the private placement or to affiliates Westminster Securities has been exercised.

         The issuance of the I-trax common stock had, and the exercise of the warrants will have, the effect of diluting the equity ownership of our stockholders.

Description of Warrants


         The warrants that were issued in the private placement have a term of five years beginning as of the date of issue and are exercisable at $3.00 per share. I-trax has reserved a sufficient number of shares of I-trax common stock for issuance upon exercise of the warrants. If the closing price of I-trax common stock, as reported by the American Stock Exchange or such other exchange or quotation service on which the common stock may be traded following the issuance of the warrants, is three times its exercise price or more (as adjusted for any stock splits or reverse splits) for a period of ten consecutive trading days, and the shares of I-trax common stock issuable upon exercise of the warrants have been and are registered for immediate resale by the holder, I-trax may, within ten days of the last such trading day, deliver to the holders, at the holders' addresses as on file with I-trax, written notice of the I-trax's intent to redeem the warrants for a price of $.05 for each share then issuable upon the exercise of the warrants. Each holder will then have a period of 30 days following receipt of such notice to exercise the warrant in accordance with its terms. If a holder does not exercise the warrant within the 30 day period, the warrant will be deemed to have been redeemed by I-trax and the holder will only be entitled to receive from I-trax the redemption price of $.05 for each share of I-trax common stock which would have been issuable upon the exercise of the warrant immediate prior to its deemed redemption. No holder will possess any rights as a stockholder solely by reason of ownership of the warrants. I-trax common stock is described in the section titled "Description of I-trax Capital Stock" below.

Reason for Stockholder Ratification of Issuance


         The American Stock Exchange has advised I-trax that the Exchange is likely to integrate the issuance of I-trax common stock and I-trax convertible preferred stock in the merger transaction with the unit private placement, thus requiring I-trax to seek stockholder ratification and approval of the issuances of I-trax common stock and warrants to acquire I-trax common stock in the private placement that closed on October 31, 2003. The rules of the American Stock Exchange require that stockholder approval be obtained for transactions involving the sale, issuance, or potential issuance by a company of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the company equals 20% or more of the currently outstanding common stock. As a result, if the merger is consummated, the private placement would be considered part of transaction involving the issuance of more than 20% of currently outstanding common stock and, therefore, stockholder approval would be required. If we do not obtain shareholder ratification of the issuance of the common stock and warrants, we may be in violation of the rules of the American Stock Exchange.


         I-TRAX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT I-TRAX STOCKHOLDERS VOTE TO:


          1. APPROVE THE ISSUANCE OF UP TO 13,859,200 SHARES OF COMMON STOCK AND 400,000 SHARES OF CONVERTIBLE PREFERRED STOCK IN THE MERGER;


          2. APPROVE THE MERGER OF DCG ACQUISITION, INC., A WHOLLY-OWNED SUBSIDIARY OF I-TRAX, WITH AND INTO CHD MERIDIAN;

          3. APPROVE the SALE OF UP TO 1,100,000 SHARES of the convertible preferred stock TO RAISE A PORTION OF THE CASH CONSIDERATION TO BE USED IN the merger AND FOR WORKING CAPITAL; AND

          4. RATIFY AND APPROVE THE ISSUANCE, IN A PRIVATE PLACEMENT THAT CLOSED ON OCTOBER 31, 2003, OF 1,400,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 840,000 SHARES OF COMMON STOCK AND APPROVE THE ISSUANCE OF 840,000 SHARES OF COMMON STOCK UPON EXERCISE OF SUCH WARRANTS.

                      MARKET PRICE AND DIVIDEND INFORMATION

         I-trax common stock trades on the American Stock Exchange under the symbol "DMX." The following table sets forth the high and low closing prices for I-trax common stock for the periods indicated. All closing prices have been adjusted to reflect a 1-for-5 reverse stock split effected as of close of business on January 3, 2003.

                                                                          High                    Low
                                                                          ----                    ---
   2004
        First Quarter (through February 5, 2004)                        $  4.44                 $  3.91
   2003
        Fourth Quarter                                                    4.490                   2.600
        Third Quarter                                                     3.790                   2.600
        Second Quarter                                                    3.000                   1.510
        First Quarter                                                     5.000                   1.370

   2002
        Fourth Quarter                                                    4.300                   2.500
        Third Quarter                                                     5.100                   2.750
        Second Quarter                                                    6.625                   4.150
        First Quarter                                                     7.650                   5.100

   2001
        Fourth Quarter                                                    8.350                   1.800
        Third Quarter                                                     5.500                   1.800
        Second Quarter                                                    5.155                   2.900
        First Quarter                                                    15.000                   3.440



         On December 26, 2003, the last full trading day prior to the announcement of the signing of the merger agreement, the last reported closing price per share of I-trax common stock on the American Stock Exchange was $3.45. On February 5, 2004, the most recent practicable date prior to the mailing of this proxy statement, the last reported closing price per share of I-trax common stock on the American Stock Exchange was $4.26. Stockholders are urged to obtain current market quotations prior to making any decision with respect to the merger.


         There is currently no established market for the I-trax convertible preferred stock and we do not anticipate that there will be a market for the convertible preferred stock.

         There is no established market for shares of CHD Meridian common stock. As of January 20, 2003, there were approximately 55 holders of CHD Meridian common stock.

         Neither I-trax nor CHD Meridian have ever paid cash dividends or their common stock and do not anticipate paying cash dividend in the future.

                               CHD MERIDIAN EQUITY COMPENSATION PLAN INFORMATION

                                        (a)                      (b)                          (c)
                                                                                    Number of securities
                                                                                   remaining available for
                              Number of securities to      Weighted average         future issuance under
                              be issued upon exercise      exercise price of      equity compensation plans
                              of outstanding options,    outstanding options,       (excluding securities
       Plan Category            warrants and rights       warrants and rights     reflected in column (a))
---------------------------- -------------------------- ------------------------ ----------------------------
Equity compensation plans
approved by security holders            10,935                 $ 133.83                        1,253

Equity compensation plans
not approved by security holders            --                       --                           --
                             -------------------------- ------------------------ ----------------------------
TOTAL                                   10,935                 $ 133.83                        1,253



                MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, INC.
                                 FINANCIAL DATA











CONSOLIDATED FINANCIAL STATEMENTS

Meridian Occupational Healthcare Associates, Inc. and Subsidiaries (d/b/a CHD Meridian Healthcare)

Nine Months ended September 30, 2003 and 2002 (unaudited)

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                        Consolidated Financial Statements
                                   (Unaudited)
                  Nine Months ended September 30, 2003 and 2002


                                    Contents


Consolidated Financial Statements

Consolidated Balance Sheet.................................................76
Consolidated Statement of Operations.......................................77
Consolidated Statement of Stockholders' Equity.............................78
Consolidated Statement of Cash Flows.......................................79
Notes to Consolidated Financial Statements.................................80


                             Meridian Occupational Healthcare Associates, Inc.
                              and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                         Consolidated Balance Sheet
                                                (Unaudited)
                                   (in thousands, except per share data)



                                                                            As of                   As of
                                                                        September 30,            December 31,
                                                                             2003                    2002
                                                                   -------------------------------------------------
 Assets
 Current assets:
     Cash and cash equivalents                                          $   12,157               $   7,621
     Accounts receivable, less allowance for doubtful accounts of
      $624 and $639 at September 30, 2003 and December 31, 2002,
      respectively                                                          14,537                  14,373
     Other current assets                                                    1,668                   1,598
                                                                   -------------------------------------------------
        Total current assets                                                28,362                  23,592

 Property and equipment, net                                                 2,840                   3,063

 Goodwill                                                                    8,181                   8,181
 Customer lists, net                                                         7,201                   7,645
 Other intangibles, net                                                          2                      --
 Other long-term assets                                                         36                      36
                                                                   -------------------------------------------------
 Total assets                                                           $   46,622              $   42,517
                                                                   =================================================

 Liabilities and stockholders' equity
 Current liabilities:
     Accounts payable                                                   $    4,812               $   5,796
     Accrued employee benefits                                               3,745                   3,496
     Deferred revenue                                                        2,311                   1,644
     Net liabilities of discontinued operations                              1,299                   1,299
     Other accrued liabilities                                               5,779                   4,066
                                                                   -------------------------------------------------
 Total current liabilities                                                  17,946                  16,301

 Other long-term liabilities                                                 2,548                   2,896

 Stockholders' equity:
     Common stock, $0.001 par value; authorized 250,000 shares, 207,715 and
        208,415 shares issued and outstanding at
        September 30, 2003 and December 31, 2002, respectively                   -                       -
     Additional paid-in capital                                             66,844                   66,44
     Accumulated deficit                                                   (40,716)                (43,624)
                                                                   -------------------------------------------------
 Total stockholders' equity                                                 26,128                  23,320
                                                                   -------------------------------------------------
 Total liabilities and stockholders' equity                             $   46,622               $  42,517
                                                                   =================================================


See accompanying notes to consolidated financial statements (unaudited).

                             Meridian Occupational Healthcare Associates, Inc.
                              and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                   Consolidated Statements of Operations
                                                (Unaudited)
                                               (in thousands)


                                                           For the Nine Months   For the Nine Months
                                                           Ended September 30,   Ended September 30,
                                                                   2003                  2002
                                                          ---------------------------------------------
 Net revenues                                                $     86,588          $     78,634

 Costs and expenses:
     Operating expenses                                            71,513                65,254
     General and administrative expenses                           10,316                10,156
     Depreciation and amortization                                  1,125                 1,447
                                                          ---------------------------------------------
 Total costs and expenses                                          82,954                76,857
                                                          ---------------------------------------------

 Operating income                                                   3,634                 1,777

 Other (income) expense:
     Interest, net                                                    (62)                  (93)
                                                          ---------------------------------------------
     Other, net                                                         -                     -
 Total other (income) expense                                         (62)                  (93)
                                                          ---------------------------------------------

 Income from continuing operations before income taxes              3,696                 1,870

 Provision for income taxes                                           788                   265
                                                          ---------------------------------------------
 Net income                                                  $      2,908          $      1,605
                                                          =============================================



See accompanying notes to consolidated financial statements (unaudited).

                                       Meridian Occupational Healthcare Associates, Inc.
                                        and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                        Consolidated Statements of Stockholders' Equity
                                     For the Nine Months Ended September 30, 2003 and 2002
                                                          (Unaudited)
                                               (in thousands, except share data)



                                                                                  Additional                         Total
                                      Common Stock         Preferred Stock         Paid-in      Accumulated      Stockholders'
                                  Shares       Amount    Shares        Amount     Capital        Deficit           Equity
                               ----------------------------------------------------------------------------------------------
Balance at December 31, 2002     208,415     $  -            -      $     -       $  66,944       $ (43,624)       $  23,320
   Repurchase of common stock       (700)       -            -            -            (100)                            (100)
   Net income                          -        -            -            -               -           2,908            2,908
                               ----------------------------------------------------------------------------------------------
Balance at September 30, 2003    207,715     $  -            -      $     -       $  66,844       $ (40,716)         $26,128
                               ==============================================================================================


See accompanying notes to consolidated financial statements (unaudited).

                      Meridian Occupational Healthcare Associates, Inc.
                       and Subsidiaries (d/b/a CHD Meridian Healthcare)

                            Consolidated Statements of Cash Flows
                                         (Unaudited)
                              (in thousands, except share data)


                                                             For the Nine    For the Nine Months
                                                             Months Ended           Ended
                                                             September 30,      September 30,
                                                                 2003                2002
                                                          ----------------------------------------
 Operating activities
 Net income from continuing operations                          $   2,908          $   1,605
 Adjustments to reconcile net income from continuing
    operations to net cash provided by operating
    activities:
    Depreciation and amortization                                   1,125              1,447
    Changes in operating assets and liabilities, net of
      effects of acquisitions:
        Accounts receivable                                          (164)               749
        Other current assets                                          (70)              (858)
        Accounts payable                                             (984)            (1,634)
          Accrued employee benefits                                   249                196
        Deferred revenue                                              667             (1,497)
        Other accruals and liabilities                              1,713               (385)
        Other long-term liabilities                                  (348)               182
                                                          ----------------------------------------
 Net cash provided by operating activities                          5,096               (195)
                                                          ----------------------------------------

 Investing activities
 Purchase of property and equipment                                  (460)              (793)
 Proceeds from sale of fixed assets                                                       65
                                                          ----------------------------------------
 Net cash used in investing activities                               (460)              (728)
                                                          ----------------------------------------

 Financing activities
 Repurchase of common stock                                          (100)                 -
 Proceeds from exercise of common stock options                         -
                                                          ----------------------------------------
 Net cash used in financing activities                               (100)
                                                          ----------------------------------------

 Discontinued operations
 Cash flows of discontinued operations                                  -              2,308
                                                          ----------------------------------------
 Net cash provided by discontinued operations                           -              2,308
                                                          ----------------------------------------

 Net change in cash and cash equivalents                            4,536              1,385
 Cash and cash equivalents at beginning of year                     7,621              3,155
                                                          ----------------------------------------
 Cash and cash equivalents at end of year                      $   12,157           $  4,540
                                                          ========================================

 Supplemental cash flow information:
    Cash paid for interest                                     $      19            $      0
                                                          ========================================
    Cash paid for income taxes                                 $     162            $    250
                                                          ========================================


See accompanying notes to consolidated financial statements (unaudited).

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                   Notes to Consolidated Financial Statements

                               September 30, 2003


1. Reporting Entity and Principles of Consolidation

Reporting Entity

Effective January 1, 2000, Meridian Occupational Healthcare Associates, Inc. ("Meridian") acquired Corporate Health Dimensions, based in Latham, New York. In conjunction with the acquisition, Meridian began doing business as CHD Meridian Healthcare ("CHD Meridian"), also referred to herein as the "Company".

CHD Meridian Healthcare is the nation's largest provider of outsourced health care services to the employer-sponsored market. The Company's model allows employers to contract directly for a wide range of health care services on behalf of employees, dependents, and retirees that are delivered through facilities located at or near the work site. CHD Meridian develops and manages custom designed facilities that address the pharmacy, primary care, occupational health, and corporate health demands of its clients. CHD Meridian currently provides employer-sponsored services to 90 clients at 156 locations in 30 states.

Physician services are provided at CHD Meridian's locations under management agreements with affiliated physician associations (the Physician Groups), which are organized professional corporations that hire licensed physicians who provide medical services.

Pursuant to the service agreements, the Physician Groups provide all medical aspects of CHD Meridian's services, including the development of professional standards, policies, and procedures for a fee. CHD Meridian provides a wide array of business services to the Physician Group, including administrative services, support personnel, facilities, marketing, and non-medical services in exchange for a management fee.

Principles of Consolidation

The consolidated financial statements include accounts of Meridian Occupational Healthcare Associates, Inc., its wholly owned subsidiaries, and the Physician Groups. The financial statements of the Physician Groups are consolidated with CHD Meridian in accordance with the nominee shareholder model of EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements". CHD Meridian has unilateral control over the assets and operations of the Physician Groups. Consolidation of the Physician Groups with CHD Meridian is necessary to present fairly the financial position and results of operations of CHD Meridian. Control of the Physician Groups is perpetual and other than temporary because of the nominee shareholder model and the management agreements between the entities. The net tangible assets of the Physician Groups were not material at September 30, 2003. All significant intercompany accounts and transactions have been eliminated in consolidation.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)



2.  Interim Results and Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2003 and the results of the operations and cash flows for the nine months ended September 30, 2003 and 2002. The results for the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2003.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.

These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2002 included in elsewhere in this Proxy.

3. Long-Term Debt

In January 2000, Bank of America purchased the Company's line of credit from First Union and extended the maturity date to May 2000. Effective May 15, 2000, the Company obtained a permanent $7.5 million credit facility from Bank of America that expired on November 15, 2002. Effective November 15, 2002, the Company amended the permanent $7.5 million credit facility from Bank of America. The permanent credit facility was reduced to $6.5 million and extended to November 15, 2005. The credit facility has a $2.25 million letter of credit portion with the remainder being a term loan revolver. The letter of credit of $2 million has been issued for the benefit of AIG, the Lexington Group, the Company's medical malpractice carrier. The credit facility is secured by substantially all of the Company's assets. At no time may the borrowings on the credit facility exceed 75% of the Company's assets. Borrowings, at the Company's election, may be either base rate loans or LIBOR loans. Base rate loans bear interest at the federal funds rate plus 5% per annum. The LIBOR loans bear interest at the LIBOR rate plus a range of 1.5% to 3.0% based on the Company's leverage ratio. At September 30, 2003, the Company had no debt outstanding on the term loan.

The credit facility includes certain financial covenants customary for the amount and duration of this commitment. The Company was in compliance with all such covenants at September 30, 2003.

4. Stockholders' Equity

Capital Stock

The Company has 93,500 authorized shares of Series A preferred stock and 60,000 authorized shares of Series B preferred stock. Through September 30, 2003, the Company has not issued any of the preferred series stock.

The Company has 250,000 authorized shares of common stock. During 2003, the company repurchased 700 shares of common stock. Through September 30, 2003, the Company has 207,715 issued and outstanding shares of common stock.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)



4. Stockholders' Equity (continued)

Stock Option Plan

The Company's 1997 Stock Incentive Plan (the "Plan"), provides for qualified and non-qualified incentive stock option grants which may be granted to key employees as designated by the Board of Directors. The options are exercisable commencing on dates specified in the option agreements and generally vest ratably over a four-year period. All option agreements stipulate immediate vesting upon a change of control of ownership. The options expire at the earlier of ten years from the date of grant or three months after the termination of the holder's employment with the Company.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("Statement 148"), which amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"). Statement 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. Statement 148 is effective for financial statements issued for fiscal years ending after December 15, 2002. The Company has elected to account for stock-based compensation plans under the intrinsic value-based method of accounting prescribed by APB 25 that does not utilize the fair value method.

All options have been granted with exercise prices equal to or greater than management's estimate of the fair value of the Company's common stock on the date of grant. As a result, no compensation cost has been recognized. If the alternative method of accounting for stock option plans prescribed by Statement 123 and Statement 148 had been followed, the Company's net income (loss) would not have been materially different for the nine months ended September 30, 2003.

A summary of the status of the Company's options issued to employees is as follows at September 30, 2003:

                                                             Weighted Average
                                        Number of Shares      Exercise Price
                                      --------------------- -------------------

Outstanding at December 31, 2002             36,092         $          137
   Canceled                                    (625)                 143
                                      --------------------- -------------------
Outstanding at September 30, 2003            35,467         $        112
                                      ===================== ===================

Available for future grant                    1,253
                                      =====================

Exercisable at September 30, 2003            29,960                $ 106
                                      ===================== ===================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


5. Employee Benefit Plan

The Company has a defined-contribution employee benefit plan that was established under provisions of Section 401(k) of the Internal Revenue Code. Substantially all full-time regular employees of the Company are eligible to participate in the plan. Under the plan's provisions, an employee may contribute, on a tax-deferred basis, up to 15% of total cash compensation within a calendar year, subject to Internal Revenue Code limitations. Matching contributions and discretionary contributions can be made by the Company. The Company made matching contributions of $440,000 for the nine months ended September 30, 2003.

6. Commitments and Contingencies

Concentration of Credit Risks

The Company's credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts, whose balances may exceed federally-insured limits from time-to-time. Accounts receivable consist primarily of amounts due from corporate customers. The Company continually reviews collectibility of its accounts receivable and maintains allowances for doubtful accounts.

The Company had one customer for the Nine Months Ended September 30, 2003 that accounted for 11% of total revenue.

Estimated Medical Professional Liability Claims

The Company is insured for medical professional liability claims on a claims-made basis through commercial insurance policies. It is the Company's policy that provision for estimated medical professional liability costs be made for asserted and unasserted claims based on actuarially projected estimates, based on historical loss payment patterns. Provision for such professional liability claims includes estimates of the ultimate costs of such claims. The Company evaluates the financial condition of its insurers and reinsurers and monitors its credit risk related to insolvencies. September 30, 2003, certain of the Company's policy years were insured by two companies who are either insolvent or under regulatory supervision. The Company's provision for losses from professional liability claims assumes these policy years to be self-insured. The Company's estimated liability for its self-insured retention related to medical professional claims was $3,254,000 at September 30, 2003.

Litigation

The Company is involved in certain legal actions and claims on a variety of matters related to the normal course of business. It is the opinion of management that such legal actions will not have a material effect on the results of operations or the financial position of the Company.

Healthcare Regulations

The healthcare industry is subject to numerous laws and regulations of Federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

CONSOLIDATED FINANCIAL STATEMENTS

Meridian Occupational Healthcare Associates, Inc. and Subsidiaries
(d/b/a CHD Meridian Healthcare)
Years ended December 31, 2002, 2001 and 2000 with Report of Independent Auditors

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                        Consolidated Financial Statements

                  Years ended December 31, 2002, 2001 and 2000


                                    Contents

Report of Independent Auditors.......................................86

Consolidated Financial Statements

Consolidated Balance Sheets..........................................87
Consolidated Statements of Operations................................88
Consolidated Statements of Stockholders' Equity......................89
Consolidated Statements of Cash Flows................................90
Notes to Consolidated Financial Statements...........................91

                         Report of Independent Auditors


The Board of Directors
CHD Meridian Healthcare

We have audited the accompanying consolidated balance sheets of Meridian Occupational Healthcare Associates, Inc. and subsidiaries (d/b/a CHD Meridian Healthcare), a Delaware corporation, as of December 31, 2002, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meridian Occupational Healthcare Associates, Inc. and subsidiaries at December 31, 2002, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company changed its method of accounting for goodwill and other intangible assets.

As discussed in Note 3, in 2001 the Company changed its method of accounting for discontinued operations.



Nashville, Tennessee
March 13, 2003

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                           Consolidated Balance Sheets
                        (in thousands, except share data)


                                                                                   December 31
                                                                     2002             2001             2000
                                                               ----------------------------------------------------
 Assets
 Current assets:
     Cash and cash equivalents                                       $   7,621        $   3,155        $  1,908
     Accounts receivable, less allowance for doubtful accounts
      of $639, $834, and $1,199 at December 31, 2002, 2001 and
      2000, respectively                                                14,373           13,595           16,532
     Income tax receivable                                                 529              649                -
     Net assets of discontinued operations                                   -            1,009            4,569
     Other current assets                                                1,069              484              508
                                                               ----------------------------------------------------
        Total current assets                                            23,592           18,892           23,517

 Property and equipment, net                                             3,063            2,977            2,786

 Goodwill                                                                8,181            8,181            8,047
 Customer lists, net                                                     7,645            8,394            8,899
 Non-compete agreements, net                                                 -                -               60
 Other intangibles, net                                                      -                -              256
 Other long-term assets                                                     36               36               80
                                                               ----------------------------------------------------
 Total assets                                                        $  42,517        $  38,480       $  43,645
                                                               ====================================================

 Liabilities and stockholders' equity
 Current liabilities:
     Accounts payable                                                $   5,796        $   5,548        $  6,014
     Accrued employee benefits                                           3,496            2,954            2,008
     Deferred revenue                                                    1,644            2,444            1,341
     Income taxes payable                                                    -                -              270
     Net liabilities of discontinued operations                          1,299                -                -
     Other accrued liabilities                                           4,066            3,413            2,974
                                                               ----------------------------------------------------
 Total current liabilities                                              16,301           14,359           12,607

 Line of credit                                                              -                -            6,030

 Other long-term liabilities                                             2,896            2,725            1,904

 Stockholders' equity:
     Preferred stock, 153,500 authorized shares, none
        outstanding                                                          -                -                -
     Common stock, $0.001 par value; authorized 250,000
        shares, 208,415 shares issued and outstanding at
        December 31, 2002, 2001 and 2000                                     -                -                -
     Additional paid-in capital                                         66,944           66,944           66,944
     Accumulated deficit                                               (43,624)         (45,548)         (43,840)
                                                               ----------------------------------------------------
 Total stockholders' equity                                             23,320           21,396           23,104
                                                               ----------------------------------------------------
 Total liabilities and stockholders' equity                          $  42,517        $  38,480          $43,645
                                                               ====================================================



See accompanying notes to consolidated financial statements.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                      Consolidated Statements of Operations
                                 (in thousands)


                                                                              Year ended December 31
                                                                     2002             2001              2000
                                                               -----------------------------------------------------
 Net revenues                                                     $    107,124    $    100,411      $     96,671

 Costs and expenses:
     Operating expenses                                                 88,858          82,950            79,037
     General and administrative expenses                                14,275          14,057            15,002
     Depreciation and amortization                                       1,854           2,117             1,886
                                                               -----------------------------------------------------
 Total costs and expenses                                              104,987          99,124            95,925
                                                               -----------------------------------------------------

 Operating income                                                        2,137           1,287               746

 Other (income) expense:
     Interest, net                                                        (124)            255               198
     Other, net                                                              -               -                (8)
                                                               -----------------------------------------------------
 Total other (income) expense                                             (124)            255               190
                                                               -----------------------------------------------------

 Income from continuing operations before income taxes                   2,261           1,032               556

 Provision for income taxes                                                337             139               368
                                                               -----------------------------------------------------

 Income from continuing operations                                       1,924             893               188

 Gain on discontinued operations, net of income taxes of $80
    and $418 at December 31, 2001 and 2000, respectively                     -             527               814
 Gain (loss) on disposal of discontinued operations, net of
     income tax benefit (expense) of $506 and $(134) at
     December 31, 2001 and 2000, respectively                                -          (3,128)              216
                                                               -----------------------------------------------------
 Net income (loss)                                                $      1,924    $     (1,708)      $       1,218
                                                               =====================================================



See accompanying notes to consolidated financial statements.


                                       Meridian Occupational Healthcare Associates, Inc.
                                       and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                        Consolidated Statements of Stockholders' Equity
                                               (in thousands, except share data)



                                                                                    Additional                      Total
                                           Common Stock       Preferred Stock         Paid-in    Accumulated    Stockholders'
                                     Shares       Amount    Shares       Amount       Capital      Deficit         Equity
                                     ----------------------------------------------------------------------------------------
Balance at December 31, 1999           14,609     $  -      104,044     $52,022       $   500      $ (44,965)    $  7,557
   Repurchase of common stock         (14,981)       -            -           -          (648)           (93)        (741)
   Conversion of preferred stock to
      common stock                    104,043        -     (104,044)    (52,022)       52,022              -            -
   Issuance of common stock in
      conjunction with acquisition    104,044        -            -           -        15,000              -       15,000
   Options exercised                      700        -            -           -            70              -           70
   Net income                               -        -            -           -             -          1,218        1,218
                                     ----------------------------------------------------------------------------------------
Balance at December 31, 2000          208,415        -            -           -        66,944        (43,840)      23,104
   Net loss                                 -        -            -           -             -         (1,708)      (1,708)
                                     ----------------------------------------------------------------------------------------
Balance at December 31, 2001          208,415        -            -           -        66,944        (45,548)      21,396
   Net income                               -        -            -           -             -          1,924        1,924
                                     ----------------------------------------------------------------------------------------
Balance at December 31, 2002          208,415     $  -            -     $     -       $66,944      $ (43,624)     $23,320
                                     ========================================================================================


See accompanying notes to consolidated financial statements.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                      Consolidated Statements of Cash Flows
                        (in thousands, except share data)

                                                                               Year ended December 31
                                                                        2002            2001            2000
                                                                  --------------------------------------------------

 Operating activities
 Net income from continuing operations                                  $   1,924       $     893       $     188
 Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
    Depreciation and amortization                                           1,854           2,117           1,886
    Loss on disposal of fixed assets                                           72               -               -
    Changes in operating assets and liabilities, net of effects of acquisitions:
        Accounts receivable                                                  (778)          2,955          (4,414)
        Other current assets                                                 (585)           (581)          1,285
        Accounts payable                                                      (17)           (466)         (3,773)
        Income taxes receivable                                               120            (270)            270
        Deferred revenue                                                     (800)          1,103              24
        Other accruals and liabilities                                      1,195           1,377            (166)
        Other long-term liabilities                                           171             521            (108)
                                                                  --------------------------------------------------
 Net cash provided by (used in) operating activities                        3,156           7,649          (4,808)
                                                                  --------------------------------------------------

 Investing activities
 Purchase of property and equipment                                        (1,170)         (1,266)         (1,026)
 Proceeds from sale of fixed assets                                           172               -           4,074
 Cash paid for acquisitions                                                     -             (43)           (917)
 Increase in other assets                                                       -               -             (54)
                                                                  --------------------------------------------------
 Net cash provided by (used in) investing activities                         (998)         (1,309)          2,077
                                                                  --------------------------------------------------

 Financing activities
 (Payments) borrowings under line of credit, net                                -          (6,030)          4,230
 Payments on debt and capital lease obligations                                 -             (22)           (125)
 Repurchase of common stock                                                     -               -            (741)
 Proceeds from exercise of common stock options                                 -               -              70
                                                                  --------------------------------------------------
 Net cash provided by (used in) financing activities                            -          (6,052)          3,434
                                                                  --------------------------------------------------

 Discontinued operations
 Cash flows of discontinued operations                                      2,308             959           1,191
                                                                  --------------------------------------------------
 Net cash provided by discontinued operations                               2,308             959           1,191
                                                                  --------------------------------------------------

 Net change in cash and cash equivalents                                    4,466           1,247           1,894
 Cash and cash equivalents at beginning of year                             3,155           1,908              14
                                                                  --------------------------------------------------
 Cash and cash equivalents at end of year                              $    7,621       $   3,155       $  1,908
                                                                  ==================================================

 Supplemental cash flow information:
    Cash paid for interest                                             $       -        $     350       $     352
                                                                  ==================================================
    Cash paid for income taxes                                         $     217        $   1,392       $     170

 Supplemental non-cash investing and financing information:
    Conversion of Series A and Series B preferred stock to
      104,043 shares of common stock                                   $       -        $       -       $  52,022


See accompanying notes to consolidated financial statements.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                   Notes to Consolidated Financial Statements

                                December 31, 2002

1. Reporting Entity and Principles of Consolidation

Reporting Entity

Effective January 1, 2000, Meridian Occupational Healthcare Associates, Inc. ("Meridian") acquired Corporate Health Dimensions, based in Latham, New York. In conjunction with the acquisition, Meridian began doing business as CHD Meridian Healthcare ("CHD Meridian"), also referred to herein as the "Company".

CHD Meridian Healthcare is the nation's largest provider of outsourced health care services to the employer-sponsored market. The Company's model allows employers to contract directly for a wide range of health care services on behalf of employees, dependents, and retirees that are delivered through facilities located at or near the work site. CHD Meridian develops and manages custom designed facilities that address the pharmacy, primary care, occupational health, and corporate health demands of its clients. CHD Meridian currently provides employer-sponsored services to 88 clients at 156 locations in 31 states.

Physician services are provided at CHD Meridian's locations under management agreements with affiliated physician associations (the Physician Groups), which are organized professional corporations that hire licensed physicians who provide medical services.

Pursuant to the service agreements, the Physician Groups provide all medical aspects of CHD Meridian's services, including the development of professional standards, policies, and procedures for a fee. CHD Meridian provides a wide array of business services to the Physician Group, including administrative services, support personnel, facilities, marketing, and non-medical services in exchange for a management fee.

Principles of Consolidation

The consolidated financial statements include accounts of Meridian Occupational Healthcare Associates, Inc., its wholly owned subsidiaries, and the Physician Groups. The financial statements of the Physician Groups are consolidated with CHD Meridian in accordance with the nominee shareholder model of EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." CHD Meridian has unilateral control over the assets and operations of the Physician Groups.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


1. Reporting Entity and Principles of Consolidation (continued)

Principles of Consolidation (continued)

Consolidation of the Physician Groups with CHD Meridian is necessary to present fairly the financial position and results of operations of CHD Meridian. Control of the Physician Groups is perpetual and other than temporary because of the nominee shareholder model and the management agreements between the entities. The net tangible assets of the Physician Groups were not material at December 31, 2002, 2001 or 2000. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Summary of Significant Accounting Policies

Revenue Recognition and Accounts Receivable

Revenue is recorded at estimated net amounts to be received from employers for services rendered. The allowance for doubtful accounts represents management's estimate of potential credit issues associated with amounts due from employers.

Concentration of Credit Risks

The Company's credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts, whose balances may exceed federally-insured limits from time-to-time. Accounts receivable consist primarily of amounts due from corporate customers. The Company continually reviews collectibility of its accounts receivable and maintains allowances for doubtful accounts.

The Company had one customer in 2002, 2001 and 2000 that accounted for 11%, 11% and 10% of total revenue, respectively.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

                                                    Years
                                        ---------------------------------
Furniture and equipment                              5-7
Leasehold improvements                   Remaining life of the lease

Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over fair value of net tangible assets acquired. Through December 31, 2001, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally forty years. In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("Statement 142"). Effective January 1, 2002, the amortization of all goodwill was discontinued upon the adoption of Statement
142. This statement prohibits the amortization of goodwill and other indefinite lived intangible assets over a set period, rather these assets must be tested for impairment at least annually using a fair value method. The Company performed a transitional goodwill impairment test, noting no impairment. Impairment is measured at the reporting unit level using a discounted cash flows model to determine the fair value of the reporting units.

The Company will perform a goodwill impairment test whenever events or changes in facts or circumstances indicate that impairment may exist, or at least annually during the fourth quarter each year.

Other intangible assets represent customer lists, which are amortized on a straight-line basis over the expected periods to be benefited, generally 16 years. The Company evaluates impairment of its customer lists through SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("Statement 144"), as discussed below.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company adopted Statement 144 on September 1, 2001. Statement 144 supersedes Statement 121 and addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of.

Management evaluates the carrying value of long-lived assets, including property and equipment in accordance with Statement 144. Statement 144 requires that companies consider whether events or changes in facts and circumstances, both internally and externally, may indicate that an impairment of long-lived assets held for use is present. If this review indicates that such long-lived assets will not be recoverable based on undiscounted cash flows of the related assets, the Company would record an impairment charge, representing the difference between carrying value and fair value (generally determined based on discounted cash flows). Other than as described in Note 3, management has determined that there was no impairment of long-lived assets at December 31, 2002, 2001 or 2000.

Stock Option Plan

The Company applies the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") "Accounting for Stock Issued to Employees," and related interpretations in accounting for its options. As such, compensation expense would generally be recorded on the date of grant only if the then current market price of the underlying stock exceeded the exercise price.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Estimated Medical Professional Liability Claims

The Company is insured for medical professional liability claims on a claims-made basis through commercial insurance policies. It is the Company's policy that provision for estimated medical professional liability costs be made for asserted and unasserted claims based on actuarially projected estimates, based on historical loss payment patterns. Provision for such professional liability claims includes estimates of the ultimate costs of such claims. The Company evaluates the financial condition of its insurers and reinsurers and monitors its credit risk related to insolvencies. At December 31, 2002, certain of the Company's policy years were insured by two companies who are either insolvent or under regulatory supervision. The Company's provision for losses from professional liability claims assumes these policy years to be self-insured. The Company's estimated liability for its self-insured retention related to medical professional claims was $3,098,000, $2,178,000 and $1,373,000 at December 31, 2002, 2001 and 2000, respectively.

Disclosure About Fair Value of Financial Instruments

The fair value of the Company's cash and cash equivalents, accounts receivable, other current assets, accounts payable, and accrued expenses approximate carrying amounts because of the short maturity of those instruments.

The fair value of the Company's debt instruments is estimated based on the current rates offered to the Company for similar instruments of the same maturities and approximates the carrying amounts.

Reclassifications

Certain prior year balances have been reclassified to conform with the current year presentation. Such reclassifications had no effect on the net results of operations as previously reported.

Business Segment

The Company operates in a single reportable business segment.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)

3. Discontinued Operations

During 2001, the Company was notified of the cancellation of two government contracts, located in Fairfax, VA and Woodbridge, VA. The cancellation of these contracts met the requisite requirements to be accounted for as discontinued operations under Statement 144 because of the distinct financial information of the component entities that was available and reviewed by management. In accordance with Statement 144, the gain on discontinued operations of these two contracts of $607,000 and $1,232,000 for the years ended December 31, 2001 and 2000 was reclassified and reflected separately in the accompanying Consolidated Statements of Operations. In accordance with Statement 144, the Company recorded a loss on disposal of the discontinued operations of $3,716,000 for the year ended December 31, 2001, which consisted predominantly of the write-down of the equipment and intangible assets. Any remaining gains or losses on the discontinued operations will be recorded in the period incurred, in accordance with the requirements of Statement 144. At December 31, 2001, the net assets of discontinued operations consisted of accounts receivable ($2,509), net of severance accruals of ($201) and contract staffing accruals of ($1,299). At December 31, 2002, the net liabilities of discontinued operations consisted of the contract staffing accruals. The contract staffing accruals represent management's estimate of the Company's obligations related to the government's right to audit the contract terms and conditions.

The Company divested of its 11 freestanding occupational healthcare clinics located in Northern California (California Operations) during 1998. The sale of the California Operations was accounted for as discontinued operations in the accompanying consolidated financial statements. During 2000, one of two remaining leases was cancelled through an early payment settlement, resulting in a gain on discontinued operations of $350,000, which represents the difference between the obligation and the settlement payment. During 2001, the remaining lease expired, resulting in a gain on disposal of discontinued operations of $82,000. There was no impact to the financial statements related to the California Operations during 2002.

4. Business Combinations

2000 Acquisition

Effective January 1, 2000, the Company acquired all of the assets and liabilities of Corporate Health Dimensions, Inc. in exchange for 104,044 shares of common stock.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)

4. Business Combinations (continued)

2000 Acquisition (continued)

The aggregate purchase price of $15,000,000 for this acquisition is summarized as follows (in thousands):

Fair value of tangible assets acquired                $  11,581
Liabilities assumed                                     (10,749)
Goodwill                                                  5,723
Customer lists                                            8,445
                                                 -----------------
Common stock issued                                   $  15,000
                                                 -----------------

Corporate Health Dimensions, Inc. operated and managed on-site healthcare clinics for large employers. Their delivery model for employer-sponsored healthcare services was very similar to the Company's model. They operated in the primary care, pharmacy and occupational areas and had been a competitor on most large contracts prior to the merger. From a strategic standpoint, Corporate Health Dimensions, Inc. was the only nationwide competitor for the Company, and thus, an excellent candidate for merger. Their client list was a complement to the Company's own client list, and together established the combined Company as the single source for on-site healthcare for Fortune 1000 companies.

5. Property and Equipment

Property and equipment consist of the following (in thousands):

                                                                                 December 31
                                                                  2002               2001              2000
                                                           ---------------------------------------------------------
 Furniture and equipment                                       $     6,089        $      5,894      $     4,709
 Leasehold improvements                                                180                 264               183
                                                           ---------------------------------------------------------
                                                                     6,269               6,158             4,892
 Less accumulated depreciation                                      (3,206)             (3,181)           (2,106)
                                                           ---------------------------------------------------------
                                                               $     3,063        $      2,977      $      2,786
                                                           =========================================================

Depreciation expense was $1,105,000, $1,083,000 and $895,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)

6. Goodwill and Other Intangible Assets

In accordance with Statement 142, the Company discontinued the amortization of goodwill effective January 1, 2002. A reconciliation of previously reported net income (loss) to the pro forma amounts adjusted for the exclusion of goodwill amortization net of the related income tax effect follows (in thousands):

                                                                               Year ended December 31,
                                                                       2002              2001             2000
                                                                 ------------------ ---------------- ----------------
Reported net income (loss)                                                  $1,924         $(1,708)           $1,218
Add:  goodwill amortization                                                      -              200              153
                                                                 ------------------ ---------------- ----------------
Pro forma adjusted net income (loss)                                        $1,924         $(1,508)           $1,371
                                                                 ================== ================ ================


The Company's separately identifiable intangible assets, which consists of customer lists, are as follows:

                                                                                    December 31,
                                                                       2002              2001             2000
                                                                 ------------------ ---------------- ---------------
Amortized intangible assets:
Carrying amount                                                       $ 10,691          $  10,691         $ 10,679
Accumulated amortization                                                (3,046)            (2,297)          (1,464)
                                                                 ------------------ ---------------- ---------------
Net                                                                 $    7,645         $    8,394       $    9,215
                                                                 ================== ================ ===============

Amortization expense for the year ended December 31, 2002 was $749,000. Estimated amortization expense for each of the succeeding five fiscal years is as follows:

Year ending December 31
    2003                                                         $   637,833
    2004                                                             609,688
    2005                                                             609,688
    2006                                                             609,688
    2007                                                             609,688

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)

7. Long-Term Debt

In January 2000, Bank of America purchased the Company's line of credit from First Union and extended the maturity date to May 2000. Effective May 15, 2000, the Company obtained a permanent $7.5 million credit facility from Bank of America which expired on November 15, 2002. Effective November 15, 2002, the Company amended the permanent $7.5 million credit facility from Bank of America. The permanent credit facility was reduced to $6.5 million and extended to November 15, 2005. The credit facility has a $1 million letter of credit portion with the remainder being a term loan revolver. The letter of credit of $1 million has been issued for the benefit of The Reciprocal Alliance, the Company's medical malpractice carrier. The credit facility is secured by substantially all of the Company's assets. At no time may the borrowings on the credit facility exceed 75% of the Company's assets. Borrowings, at the Company's election, may be either base rate loans or LIBOR loans. Base rate loans bear interest at the federal funds rate plus 5% per annum. The LIBOR loans bear interest at the LIBOR rate plus a range of 1.5% to 3.0% based on the Company's leverage ratio. At December 31, 2002, and 2001, the Company had no debt outstanding on the term loan. At December 31, 2000, the Company had $6,030,000 outstanding on the term loan.

The credit facility includes certain financial covenants customary for the amount and duration of this commitment. The Company was in compliance with all such covenants at December 31, 2002.

8. Income Taxes

Income tax expense is comprised of the following for the years ended December 31 (in thousands):

                                                          2002              2001               2000
                                                   ------------------- ---------------- -------------------
   Current:
     Federal                                        $             -     $         (128)  $           162
     State                                                      337                267               206
   Deferred                                                       -                  -                 -
                                                   ------------------- ---------------- -------------------
     Income tax expense                             $           337     $          139   $           368
                                                   =================== ================ ===================

During the year ended December 31, 2001 and all years prior to December 31, 2000, the Company generated net operating loss (NOL) carryforwards for federal and state income tax purposes. The NOL carryforwards are applicable to both discontinued and continuing

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


8. Income Taxes (continued)

operations. As a result of each period's loss and existing NOL carryforwards, the Company has not recorded a provision for current federal income tax for the years ended December 31, 2002, 2001 and 2000. At December 31, 2002, 2001 and 2000, the Company has a cumulative NOL carryforward for federal income tax purposes of $18.2 million, $19.8 million, and $19.5 million, respectively, which expires between 2011 and 2021. At December 31, 2002, 2001 and 2000, the Company has cumulative NOL carryforwards for state income tax purposes of $33.7 million, $25.0 million, and $16.3 million, respectively, which expire between 2006 and 2021. For financial reporting purposes, a valuation allowance has been recorded against the deferred tax assets related to these carryforwards.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company's deferred tax assets and liabilities for continuing and discontinued operations are as follows (in thousands):

                                                            2002               2001               2000
                                                      ----------------- ------------------- -----------------
Deferred tax assets:
    Net operating loss carryforwards                   $         7,880   $         7,989     $         7,462
    Allowance for doubtful accounts                                249               325                 436
    Accrued expenses                                             1,712             1,805               1,546
    Amortization                                                 1,387             1,549               1,679
    Other                                                          331               323                 382
                                                      ----------------- ------------------- -----------------
Total gross deferred tax assets                                 11,559            11,991              11,505
    Less:  Valuation allowance                                 (11,248)          (11,775)            (11,367)
                                                      ----------------- ------------------- -----------------
Total deferred tax assets                                          311               216                 138
Deferred tax liability:
    Depreciation                                                  (311)             (216)               (138)
                                                      ----------------- ------------------- -----------------
Net deferred tax asset (liability)                     $             -   $             -     $             -
                                                      ================= =================== =================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)

8. Income Taxes (continued)

The provision for income taxes for continuing operations for the years ended December 31, 2002, 2001 and 2000 differs from the amount computed by applying the statutory rate of 34% due to the following (in thousands):

                                                              2002              2001              2000
                                                        ----------------- ----------------- -----------------
Tax at federal statutory rate                            $          769    $          351    $           189
State income taxes                                                  223               176                136
Nondeductible amortization                                          225               309                285
Other                                                                24               129                 69
Change in valuation allowance                                      (904)             (826)              (311)
                                                        ----------------- ----------------- -----------------
  Income tax provision (benefit)                         $          337    $          139    $           368
                                                        ================= ================= =================

During 2001, the valuation allowance changed by approximately $1.2 million for the tax effect of discontinued operations.

9. Stockholders' Equity

Capital Stock

The Company has 93,500 authorized shares of Series A preferred stock and 60,000 authorized shares of Series B preferred stock. Through December 31, 2002, the Company has not issued any of the preferred series stock.

On January 1, 2000, all holders of Meridian common stock, representing 14,609 shares, exchanged their shares for $593,000. Thereafter, just prior to the acquisition of Corporate Health Dimensions, Inc., all holders of Series A and Series B preferred stock converted their shares into 104,043 shares of Meridian common stock at a conversion price of $500 per preferred share. Effective January 1, 2000, Meridian issued an additional 104,044 shares of common stock to the shareholders of Corporate Health Dimensions stock in exchange for 100% of the outstanding shares of Corporate Health Dimensions stock.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)



9. Stockholders' Equity (continued)

Stock Option Plan

The Company's 1997 Stock Incentive Plan (the "Plan"), provides for qualified and non-qualified incentive stock option grants which may be granted to key employees as designated by the Board of Directors. The options are exercisable commencing on dates specified in the option agreements and generally vest ratably over a four-year period. The options expire at the earlier of ten years from the date of grant or three months after the termination of the holder's employment with the Company.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("Statement 148"), which amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"). Statement 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. Statement 148 is effective for financial statements issued for fiscal years ending after December 15, 2002. The Company has elected to account for stock-based compensation plans under the intrinsic value-based method of accounting prescribed by APB 25 that does not utilize the fair value method.

All options have been granted with exercise prices equal to or greater than management's estimate of the fair value of the Company's common stock on the date of grant. As a result, no compensation cost has been recognized. If the alternative method of accounting for stock option plans prescribed by Statement 123 and Statement 148 had been followed, the Company's net income (loss) would not have been materially different for the years ended December 31, 2002, 2001 and 2000, respectively.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)



9. Stockholders' Equity (continued)

Stock Option Plan (continued)

A summary of the status of the Company's options issued to employees is as follows at December 31, 2002, 2001 and 2000:

                                                                                            Weighted Average
                                                                       Number of Shares      Exercise Price
                                                                     --------------------- -------------------
Outstanding at December 31, 1999                                             5,503                $ 100
   Granted                                                                  31,397                  143
   Canceled                                                                   (998)                 108
   Exercised                                                                  (700)                 100
                                                                     --------------------- -------------------
Outstanding at December 31, 2000                                            35,202                  137
   Granted                                                                   2,890                  143
   Canceled                                                                 (1,545)                 139
   Exercised                                                                     -                    -
                                                                     --------------------- -------------------
Outstanding at December 31, 2001                                            36,547                $ 137
   Granted                                                                       -                    -
   Canceled                                                                   (455)                  141
   Exercised                                                                     -                    -
                                                                     --------------------- -------------------
Outstanding at December 31, 2002                                            36,092                 $ 137
                                                                     ===================== ===================


Available for future grant                                                     628
                                                                     =====================

Exercisable at December 31, 2002                                            18,276                $ 136
                                                                     ===================== ===================
Exercisable at December 31, 2001                                            10,363                $ 130
                                                                     ===================== ===================
Exercisable at December 31, 2000                                             1,986                $ 100
                                                                     ===================== ===================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


10. Employee Benefit Plan

The Company has a defined-contribution employee benefit plan that was established under provisions of Section 401(k) of the Internal Revenue Code. Substantially all full-time regular employees of the Company are eligible to participate in the plan. Under the plan's provisions, an employee may contribute, on a tax-deferred basis, up to 15% of total cash compensation, not to exceed, within a calendar year, subject to Internal Revenue Code limitations. Matching contributions and discretionary contributions can be made by the Company. The Company made matching contributions of $498,000, $565,000 and $181,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

11. Lease Obligations

The Company leases corporate office space, operating facilities, and equipment under various operating lease agreements. Future minimum lease payments under noncancelable operating leases as of December 31, 2002, are as follows (in thousands):

Year ending December 31
    2003                                                           $   1,167
    2004                                                               1,055
    2005                                                                 846
    2006                                                                 815
    2007                                                                 706
    Thereafter                                                         1,199
                                                        ---------------------
                                                                    $  5,788
                                                        =====================

Rent expense on operating leases for the years ended December 31, 2002, 2001 and 2000 was $2,753,000, $3,117,000, and 3,557,000, respectively.

12. Commitments and Contingencies

Litigation

The Company is involved in certain legal actions and claims on a variety of matters related to the normal course of business. It is the opinion of management that such legal actions will not have a material effect on the results of operations or the financial position of the Company.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)



12. Commitments and Contingencies (continued)

Healthcare Regulations

The healthcare industry is subject to numerous laws and regulations of Federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

                CHD MERIDIAN SUPPLEMENTARY FINANCIAL INFORMATION

         The table below contains summary selected quarterly financial data for CHD Meridian as of and for the years ended December 31, 2002 and 2001, and for the nine months ended September 30, 2003. The information as of and for the years ended December 31, 2002 and 2001 has been prepared using the audited consolidated financial statements of CHD Meridian. The information as of and for the periods ended September 30, 2003 is unadudited, butt has been prepared using general accounting principals and is consistent with the information presented for other periods presented. This information is only a summary, and you should read it in conjunction with CHD Meridian's historical financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations.






                         Third    Second    First     Fourth   Third     Second    First        Fourth     Third     Second  First
                         Quarter  Quarter   Quarter   Quarter  Quarter   Quarter    Quarter    Quarter   Quarter   Quarter Quarter
                         ---------------------------  ---------------------------------------  -------------------------------------
                                    2003                               2002                                   2001
                         ---------------------------  ---------------------------------------  -------------------------------------
                                                                       (In thousands)
Net revenues             29,960    29,214   27,414    28,490    26,214    26,755    25,665     26,745     24,341   24,622   24,703
                         -------- --------- --------  -------- --------- --------- ----------  --------- --------- ------- ---------
Operating income          1,170    1,071     1,393      360      471       682        624       (918)      776      720      709

Income from continuing
operations                 728      951      1,229      319      419       618        568       (230)      247      643      233
                         -------- --------- --------  -------- --------- --------- ----------  --------- --------- ------- ---------

Gain on Discontinued
operations, net of tax
(a)                         -        -         -         -        -         -          -         (43)      135      278      157

Gain (Loss) on
disposal of
discontinued
operations, net of tax
benefit of $506 (a)         -        -         -         -        -         -          -       (3,128)      -        -        -

Net income (loss)          728      951      1,229      319      419       618        568      (3,401)     382      921      390
                         ======== ========= ========  ======== ========= ========= ==========  ========= ========= ======= =========


(a) During 2001, CHD Meridian discontinued its operations related to two primary care centers and pharmacies operated on behalf of the Department of Defense. This was accounted for under SFAS 144 in the accompanying financial statements. The gain on discontinued operations of $0.6 million for the year ended December 31, 2001 was reclassified and reflected separately in the accompanying Consolidated Statements of Operations. CHD Meridian also recorded a loss on disposal of the discontinued operations of $3.7 million for the year ended December 31, 2001, which consisted predominantly of the write-down of the equipment and intangible assets. CHD Meridian also recorded a gain on disposal of discontinued operations of $0.4 million before taxes related to early termination of a lease for the California operations, which were sold in 1998.

                             I-TRAX AND CHD MERIDIAN
                           COMPARATIVE PER SHARE DATA
                                   (UNAUDITED)

         Set forth below are the net income and book value per common share data separately for I-trax and CHD Meridian on a historical basis, for I-trax on a pro forma combined basis and on a pro forma combined basis per CHD Meridian equivalent share. Neither CHD Meridian nor I-trax have ever paid any dividends on their common stock and do not anticipate paying cash dividends in the foreseeable future.

         The CHD Meridian equivalent share pro forma information shows the effect of the merger from the perspective of an owner of CHD Meridian common stock.

         You should read the information below together with the historical financial statements and related notes of CHD Meridian contained in this proxy statement and the historical financial statements and related notes of I-trax contained in the annual reports and other information that I-trax has filed with the SEC and incorporated by reference into this proxy statement and attached in Annex G to this proxy statement. The unaudited pro forma combined data below is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                                                                     As of and for the nine   As of and for the Year
                                                                          months ended              ended December
                                                                       September 30, 2003           31, 2002
--------------------------------------------------------------------------------------------------------------------------
I-TRAX HISTORICAL PER COMMON SHARE DATA:
Earnings (loss) per share - continuing operations                          $   (.53)               $   (1.04)
Book value per common share                                                     .83                      .90
CHD MERIDIAN HISTORICAL PER COMMON
   SHARE DATA:
Earnings (loss) per share - continuing operations                             13.56                     9.23
Book value per common share                                                  125.79                   111.89
UNAUDITED PRO FORMA COMBINED
Earnings (loss) per share - continuing operations                              (.66)                    (.94)
Book value per common share                                                    2.53                       --

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION

General


         I-trax entered into a merger agreement with CHD Meridian, a privately held company and a leading provider of outsourced, employer-sponsored healthcare services to Fortune 1,000 companies on December 26, 2003, as amended.



         The merger agreement provides for delivery of: 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax convertible preferred stock and cash. CHD Meridian stockholders will also receive additional shares of I-trax common stock if CHD Meridian, continuing its operations following the closing of the merger as a subsidiary of I-trax, achieves certain calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization (or EBITDA). If EBITDA exceeds $8.1 million, the number of such additional I-trax common shares payable will be 3,473,280; the number of such shares increases proportionately up to a maximum of 3,859,200 such additional I-trax common shares if EBITDA exceeds $9.0 million.


         The amount of cash payable as part of the merger consideration will be $35 million less (1) the amount, if any, by which CHD Meridian's cash at closing is less than $13.2 million and (2) the amount CHD Meridian spends to redeem any of its outstanding common stock or options to acquire common stock, which may equal up to $11 million.

         I-trax expects to fund the cash portion of the merger consideration by selling 800,000 shares of convertible preferred stock at $25 per share and convertible into common stock at a price of $2.50 per share, for gross proceeds of $20 million, and obtaining a senior credit facility with a national lender, which allows a closing date draw of least $16 million.

Pro Forma Condensed Combined Financial Statements

         The following information has been provided to aid you in your analysis of the financial aspects of the merger. This information was derived from the audited consolidated financial statements of each of I-trax and CHD Meridian for year 2002 and the unaudited condensed consolidated financial statements of each of I-trax and CHD Meridian for the nine months ended September 30, 2003. The information should be read together with the historical financial statements and related notes of CHD Meridian contained in this proxy statement and the historical financial statements and related notes contained in I-trax's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003 and Current Reports on Form 8-K filed since January 1, 2003 filed with the Securities and Exchange Commission and attached to this proxy in Annex G.

         The unaudited pro forma adjustments are based on management's preliminary estimates of the value of the tangible and intangible assets and liabilities acquired. As a result, the actual determination of the value of the tangible and intangible assets and liabilities acquired may differ materially from those presented in these unaudited pro forma condensed combined financial statements. A change in the unaudited pro forma condensed combined balance sheet adjustments of the purchase price for the acquisition would primarily result in the reallocation affecting the value assigned to tangible and intangible assets. The income statement effect of these changes will depend on the nature and the amount of the assets or liabilities adjusted.

         The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of I-trax that would have occurred had the purchase been consummated as of the dates indicated above. In addition, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the future financial condition or operating results of I-trax.

Accounting Treatment

         The merger will be accounted for under the purchase method of accounting, with I-trax treated as the acquirer. As a result, I-trax will record the assets and liabilities of CHD Meridian at their estimated fair values and will record as goodwill the excess of the purchase price over such estimated fair values. The unaudited pro forma condensed combined financial statements reflect preliminary estimates of the allocation of the purchase price for the acquisition that may be adjusted. The operating results of CHD Meridian will be combined with the results of I-trax from the date of the merger. As a result, I-trax's earnings for 2004 will not include CHD Meridian's 2004 earnings prior to the merger.

Periods Covered

         The following unaudited pro forma condensed combined balance sheet as of September 30, 2003 is presented as if the merger had occurred on September 30, 2003. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2003, and for the year ended December 31, 2002, are presented as if the companies had merged as of January 1, 2002.

                                             PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                         SEPTEMBER 30, 2003
                                                             (UNAUDITED)

                                               (In thousands, except per share price.)

                                                                                 Meridian                              Pro Forma
                                                             I-trax, Inc.      Occupational                          Consolidated
                                                                  and           Healthcare                           I-trax, Inc.
                        I-trax, Inc.                          Subsidiaries      Associates,                               and
                            and                              September 30,      Inc., and             Pro Forma     Subsidiaries
                        Subsidiaries              Activity       2003          Subsidiaries           Adjustments     (Unaudited)
                       September 30,    Adj.     Adjustment   as adjusted     September 30,    Adj.  (Unaudited)    September 30,
                          2003 (a)      Ref.         (b)         (c)             2003 (d)      Ref.      (e)             2003
                       -----------------------------------------------------------------------------------------------------------
Current assets

Cash and cash
   equivalents                $   245    1         $ 1,676        $  2,197         $   12,157   A        $ 36,000        $  13,187
                                         2             175                                      F         (22,899)
                                         4            (300)                                     F          (1,568)
                                         5             (50)                                     C          (1,200)
                                         8             451                                      E         (11,000)
                                                                                                H            (500)
Due from insurance
   company                        500    6            (500)             --                 --                                   --
Accounts receivable,
   net                            564                                  564             14,537                               15,101
Other current assets              269                                  269              1,668                                1,937
                       ----------------      -------------- --------------- ------------------      -------------- ----------------

Total current assets            1,578                1,452           3,030             28,362             (1,167)           30,225
                       ----------------      -------------- --------------- ------------------      -------------- ----------------


Investments in CHD
   Meridian                                                                                     F          80,467                -
                                                                                                G         (80,467)
Property, equipment
   and furniture, net             925                                  925              2,840                                3,765
Deferred marketing
   costs, net                     944                                  944                 --                                  944
Goodwill                        8,424                                8,424              8,181   G          32,669           49,274
Customer
   lists\relations, net           946                                  946              7,201   G          32,669           40,816
Non-compete
   agreements, net                961                                  961                                                     961
Other intangibles, net             77                                   77                  2                                   79
Other long term assets             32                                   32                 36                                   68
                       ----------------      -------------- --------------- ------------------      -------------- ----------------

Total assets                 $ 13,887              $ 1,452        $ 15,339          $  46,622            $ 64,171        $ 126,132
                       ================      ============== =============== ==================      ============== ================











                                                   (Continues on following page.)



                                          (Continues from previous page.)
                                                                                  Meridian                             Pro Forma
                                                                                Occupational                         Consolidated
                        I-trax, Inc                          I-trax, Inc and     Healthcare                         I-trax, Inc. and
                            and                                Subsidiaries    Associates, Inc.         Pro Forma    Subsidiaries
                        Subsidiaries             Activity      September 30   and Subsidiaries         Adjustments    (Unaudited)
                        September 30,   Adj.    Adjustment       2003 as        September 30,   Adj.   (Unaudited)   September 30,
                          2003 (a)      Ref.       (b)         adjusted (c)       2003 (d)      Ref.      (e)              2003


Current liabilities

Credit line payable         $     300    4      $    (300)      $      --        $        --                             $       --
Accounts payable                  710                                 710              4,812                                  5,522
Accrued expenses                  443                                 443              9,524                                  9,967
Due to related parties            548    6           (500)             48                 --                                     48
Deferred revenue                   --                                  --              2,311                                  2,311
Promissory notes and
   debenture payable            1,220    3           (175)            845                 --                                    845
                                         7           (200)
Other current
   liabilities                     61                                  61              1,299                                  1,360
                       ----------------      ------------- --------------- ------------------        -------------- ----------------
Total current
   liabilities                  3,282              (1,175)          2,107             17,946                    --           20,053
                       ----------------      ------------- --------------- ------------------        -------------- ----------------

Credit lines payable,
   long term                                                           --                 --   A            16,000           16,000
Due to related parties            315    5            (50)            265                 --                                    265
Promissory notes, net
   of discount                    398                                 398                 --                                    398
Other long term
   liabilities                     34                                  34              2,548                                  2,582
                       ----------------      ------------- --------------- ------------------        -------------- ----------------
Total liabilities               4,029              (1,225)          2,804             20,494                16,000           39,298
                       ----------------      ------------- --------------- ------------------        -------------- ----------------

Preferred stock                                                        --                 --   A            20,000           30,000
                                                                                               F            10,000

Common stock and
   additional paid
   -in-capital                 46,020    1          1,676          48,697             66,834   F            46,000          105,796
                                         2            175                                      C            (1,200)
                                         3            175                                      E           (11,000)
                                         7            200                                      B            12,000
                                         8            451                                      D             1,364
                                                                                               D            (1,364)
                                                                                               G           (55,835)
                                                                                               H               300
Accumulated deficit
   and other                  (36,162)                            (36,162)           (40,706)  G            40,706          (48,962)
                                                                                               B           (12,000)
                                                                                               H              (800)
                       ----------------      ------------- --------------- ------------------        -------------- ----------------
Total stockholders'
   equity                       9,858               2,677          12,535             26,128                48,171           86,834
                       ----------------      ------------- --------------- ------------------        -------------- ----------------

Total liabilities and
   stockholder's equity      $ 13,887             $ 1,452        $ 15,339         $   46,622              $ 64,171        $ 126,132
                       ================      ============= =============== ==================        ============== ================

                                                   (Continues on following page.)

                                                                111

                         (Continues from previous page.)

(a) Represents historical balance sheet of I-trax, Inc. as of September 30, 2003 derived from the unaudited consolidated financial statements included in the Quarterly Report on Form 10-QSB.

(b) To give effect to certain material transactions as of September 30, 2003, which occurred during October 2003.

(c) Represents the historical balance sheet of I-trax, Inc. as of September 30, 2003 adjusted for certain material transactions which occurred during October 2003.

(d) Represents historical balance sheet of Meridian Occupational Healthcare Associates, Inc. and subsidiaries as of September 30, 2003, derived from the unaudited consolidated financial statements.

(e) The pro forma adjustments give effect to the financings of the acquisition and the acquisition of CHD Meridian Healthcare as if it were consummated as of September 30, 2003.





        See accompanying notes to unaudited pro forma condensed combined financial information.

                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                             (UNAUDITED)

                                               (In thousands, except per share price.)


                                                                    Meridian
                                                                  Occupational                                      Pro Forma
                                           I-trax, Inc. and        Healthcare                                  consolidated I-trax,
                                           Subsidiaries for   Associates, Inc. and                            Inc. and Subsidiaries
                                           the nine months    Subsidiaries for the                             for the nine months
                                          ended September 30,  nine months ended               Pro Forma             ended
                                           2003 (Unaudited)     September 30,        Adj.      adjustments     September 30, 2003
                                                 (a)          2003 (Unaudited) (b)   Ref.    (Unaudited) (c)       (Unaudited)
                                         ------------------- ---------------------- ------  ---------------- ----------------------

Revenue                                       $      3,668         $       86,588                                  $      90,256

Cost and expenses:
  Operating expenses                                  977,                 71,513                                         72,490
  General and administrative                         3,095                 10,316     H                                   13,411
  Depreciation and amortization                      1,318                  1,125     I              6,056                 8,499
  Marketing and publicity                            1,677                     --                                          1,677
                                         ------------------ ----------------------         ----------------  -----------------------
Total costs and expenses                             7,067                 82,954                    6,056                96,077
                                         ------------------ ----------------------         ----------------  -----------------------

Operating (loss) income                             (3,399)                 3,634                   (6,056)               (5,821)
                                         ------------------ ----------------------         ----------------  -----------------------

Other income (expenses):
  Proceeds from life insurance policy                  500                     --                                            500
  Costs in connection with uncompleted
   acquisition                                        (200)                    --                                           (200)
  Amortization of debt issuance costs                 (295)                    --                                           (295)
  Interest (expense) income and
   financing costs                                  (1,922)                    62     J             (840)                 (2,700)
                                         ------------------ ----------------------         ----------------  -----------------------
Total other expenses                                (1,917)                    62                    (840)                (2,695)
                                         ------------------ ----------------------         ----------------  -----------------------

Net income (loss) before provision for
   income taxes                                     (5,316)                 3,696                   (6,896)               (8,516)
                                         ------------------ ----------------------         ----------------  -----------------------

Provision for income taxes                              --                    788                       -                    788
                                         ------------------ ----------------------         ----------------  -----------------------

Net Income (loss)                                   (5,316)                 2,908                   (6,896)               (9,304)

Less: dividends applicable to preferred
   stockholders                                         --                     --                       --                    --
                                         ------------------ ----------------------         ----------------  -----------------------

Net income (loss) applicable to common
   stock                                     $      (5,316)          $      2,908              $    (6,896)         $     (9,304)
                                         ================== ======================         ================  =======================

Loss per common share:

Basic and diluted                            $       (0.53)                                                         $      (0.29)
                                         ==================                                                  =======================

Weighted average number of shares
   outstanding:                                     10,112                                                                32,512
                                         ==================                                                  =======================


                                                   (Continues on following page.)

                                                                113


                         (Continues from previous page.)

(a) Represents historical statement of operations of I-trax for the nine months ended September 30, 2003 derived from the unaudited statements included in the quarterly report on Form 10-QSB.

(b) Represents historical statement of operations for CHD Meridian and subsidiaries for the nine months ended September 30, 2003 included in its unaudited consolidated financial statements.

(c) The pro forma adjustments give effect to the financings of the acquisition and the acquisition of CHD Meridian as if it were consummated on January 1, 2002.








        See accompanying notes to unaudited pro forma condensed combined financial information.


                                       PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
                                                    YEAR ENDED DECEMBER 31, 2002
                                                             (UNAUDITED)

                                               (In thousands, except per share price.)


                                                                    Meridian
                                                                  Occupational
                                                                  Healthcare                                       Pro Forma
                                          I-trax, Inc. and    Associates, Inc. and                             consolidated I-trax,
                                          Subsidiaries for    Subsidiaries for the                            Inc. and Subsidiaries
                                          the nine months         year ended                   Pro Forma       for the year ended
                                         ended December 31,      December 31,        Adj.      adjustments     December 31, 2002
                                            2002 (a)          2002 (Unaudited) (b)   Ref.    (Unaudited) (c)       (Unaudited)
                                         ------------------- ---------------------- ------  ---------------- ----------------------


Revenue                                         $    3,932          $     107,124                                    $   111,056
                                         ------------------ ----------------------          ----------------  -------------------

Cost and expenses:
  Operating expenses                                 1,229                 88,858                                         90,087
  General and administrative                         5,955                 14,275    H                  800               21,030
  Depreciation and amortization                      2,045                  1,854     I               8,075               11,974
  Marketing and publicity                              774                     --                                            774
  Research & Development                               410                     --                                            410
  Impairment charges related to
   intangible assets                                 1,648                     --                                          1,648
                                         ------------------ ----------------------          ----------------  -------------------
Total costs and expenses                            12,061                104,987                     8,875              125,923
                                         ------------------ ----------------------          ----------------  -------------------

Operating (loss) income                             (8,129)                 2,137                    (8,875)             (14,867)
                                         ------------------ ----------------------          ----------------  -------------------

Other income (expenses):
  Amortization of debt issuance costs                 (187)                    --                                           (187)
  Interest (expense) income and
   financing costs                                  (1,108)                   124    J               (1,120)              (2,104)
                                         ------------------ ----------------------          ----------------  -------------------
Total other expenses                                (1,295)                   124                    (1,120)              (2,291)
                                         ------------------ ----------------------          ----------------  -------------------

Net income(loss) before provision for
   income taxes                                     (9,424)                 2,261                    (9,995)             (17,158)
                                         ------------------ ----------------------          ----------------  -------------------

Provision for income taxes                              --                    337                                            337
                                         ------------------ ----------------------          ----------------  -------------------

Net Income (loss)                                   (9,424)                 1,924                    (9,995)             (17,495)

Less: dividends applicable to preferred
   stockholders                                         --                     --     B              12,000               12,000
                                         ------------------ ----------------------          ----------------  -------------------

Net income (loss) applicable to common
   stock                                        $   (9,424)               $ 1,924                 $ (21,995)        $    (29,495)
                                         ================== ======================          ================  ===================

Loss per common share:

Basic and diluted                              $     (1.04)                                                        $       (0.94)
                                         ==================                                                   ===================

Weighted average number of shares
   outstanding:                                      9,097                                                                31,497
                                         ==================                                                   ===================




                                                   (Continues on following page.)

                                                                115


                         (Continues from previous page.)



(a) Represents historical statement of operations of I-trax for the year ended December 31, 2002 derived from the audited statements included in the annual report on Form 10-KSB.

(b) Represents historical statement of operations for CHD Meridian and subsidiaries for the year ended December 31, 2002 included in its audited consolidated financial statements.

(c) The pro forma adjustments give effect to the financings of the acquisition and the acquisition of CHD Meridian as if it were consummated on January 1, 2002.








        See accompanying notes to unaudited pro forma condensed combined financial information.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The activity adjustments below give effect to material transactions as if they were consummated as of September 30, 2003.

1. To give effect as of September 30, 2003, the sale of I-trax common stock during October 2003 in a private placement commenced in August 2003. I-trax realized proceeds of $1,676 after expenses for these October sales.

2. To give effect as of September 30, 2003, the receipt of $175 during October 2003 as a result of the exercise of warrants from a debenture holder.

3. To give effect as of September 30, 2003, the conversion of $175 of debenture principal into equity during October 2003 from the Company's debenture holder.

4. To give effect as of September 30, 2003, the repayment of I-trax's credit line during October 2003 amounting to $300.

5. To give effect as of September 30, 2003, the repayment of $50 to a related party during October 2003.

6. To give effect as of September 30, 2003, the repayment of $500 of related party loans during October 2003, using proceeds from a pledged from a life insurance policy on the life of a deceased senior executive officer and director of I-trax.

7. To give effect for the granting of 50,000 warrants to I-trax's debenture holder for extending the maturity date of the debenture for one year. The warrants were valued at $200 utilizing the Black-Scholes Model. The value of the warrant is recorded as a discount to the debenture and will be accreted to interest expense over the remaining life of the debenture.

8. To give effect to the exercise of 257,692 warrants from the Company's debenture holder yielding the Company $451.

         The pro forma adjustments to the condensed combined balance sheet below give effect to the financing of the CHD Meridian acquisition and the acquisition of CHD Meridian as if they were both consummated as of September 30, 2003. The pro forma adjustments to the condensed combined statement of profit and loss below give effect to the financing of the CHD Meridian acquisition and the acquisition of CHD Meridian as if they were both consummated as of January 1, 2002.

A. To give effect to the receipt of $36,000 of cash comprised of a $16,000 draw down from a senior credit facility and $20,000 from the issuance of 800,000 shares of I-trax's convertible preferred stock at $25 per share. Each share of preferred stock is convertible into 10 shares of I-trax's common stock at $2.50 per share.

B. In connection with the expected issuance of convertible preferred stock, I-trax has recorded the value of a beneficial conversion feature for the underlying common stock amounting to $12,000 under the assumption that the acquisition is effected with an estimated market price of approximately $4.00 per share. The beneficial value, which is the benefit realized by the preferred stockholder, is treated as a dividend for purpose of computing earnings per share. The dividend is computed by multiplying the difference between the current market value of the underlying common stock ($4.00 per share) and the conversion price ($2.50 per share) by the number of shares of common stock for which the preferred is convertible into (8,000,000 shares).

C. To give effect to the placement agent commission fees associated with the sale of $20,000 of convertible preferred stock computed at 6% of the gross proceeds or $1,200 in cash.

D. To give effect to the additional placement agent commission fees associated with the sale of $20,000 of convertible preferred stock. The consideration consists of warrants to purchase 400,000 shares of common stock at $2.50 per share. Based on the Black-Scholes model, I-trax has valued such warrants at $1,364.

E. To give effect to CHD Meridian's redeeming approximately $11,000 of common stock and options from its current stockholders and option holders.

F. To give effect to the acquisition of CHD Meridian estimated at $80,467. The pro forma adjustment gives effect to the following items: i) disbursement of the cash portion of the acquisition in the amount of $22,899, as adjusted for the redemption of CHD Meridian common stock and options, and for a minimum cash balance requirement as per the merger agreement; ii) estimated disbursements in connection with the costs of the transaction amounting to $1,568; iii) issuance of 10,000,000 shares of I-trax common stock valued at $4.00 per share (based on an approximate current value; this amount will change based on the market value on the actual date of closing), or $40,000; iv) issuance of 400,000 shares of convertible preferred stock at $25 per share or $10,000, convertible into 4,000,000 shares of I-trax common stock. In connection with the expected issuance of the 400,000 shares of convertible preferred stock, I-trax has also recorded the value of beneficial conversion feature of the underlying common stock in the amount of $6,000. The beneficial value to the convertible preferred stock holders is treated as additional consideration given in the acquisition. The beneficial value is computed by multiplying the difference between the current market value of the underlying I-trax common stock of $4.00 per share less the conversion price of $2.50 per share by the number of share of I-trax common stock to be issued.

G. To give effect to the consolidation and the elimination of CHD Meridian's equity and preliminarily to allocate the purchase price over the estimated fair values of the assets and liabilities acquired with the excess assigned to goodwill.

H. To give effect to the bonus pool approved by the Compensation Committee for employees associated with the merger. The bonus pool aggregating to $800 is composed of $500 in cash and $300 in the form of I-trax common stock.

I. To give effect to the amortization expense associated with the estimated amount of customer lists/relations acquired for the nine months ended September 30, 2003 and the year ended December 31, 2002 over an estimated average useful life of four years.

J. To give effect to the interest expense associated with the draw down of $16,000 credit line facility, which has been utilized to fund a portion of the acquisition price as discussed in Note A above.

                    INFORMATION ABOUT THE MEETINGS AND VOTING


         The I-trax board of directors is using this proxy statement to solicit proxies from the holders of I-trax common stock for use at the I-trax special meeting. The CHD Meridian board of directors is also using this proxy statement to solicit proxies from the holders of CHD Meridian common stock for use at the CHD Meridian special meeting. We are first mailing this proxy statement and accompanying forms of proxies to I-trax and CHD Meridian stockholders on or about February 9, 2004.

                  Matters Relating To The Special Meetings

Time and Place

            I-TRAX                                    CHD MERIDIAN

Wednesday, March 17, 2004                   Wednesday, March 17, 2004
10:00 a.m., local time                      9:00 a.m., local time
at the offices of                           at the offices of
Ballard Spahr Andrews & Ingersoll, LLP      CHD Meridian
1735 Market Street, 51st Floor              40 Burton Hills Boulevard, Suite 200
Philadelphia, Pennsylvania  19103           Nashville, Tennessee  37215




The Purpose of the Special Meetings is to Vote on the Following Items

                          I-TRAX                                                   CHD MERIDIAN
1.   A proposal to approve the issuance of up to                 1. A proposal to adopt the   merger agreement; and
     13,859,200 shares of common stock and 400,000 shares
     of convertible preferred stock in the merger;


2.   A proposal to approve the merger of DCG Acquisition,        2. Such other matters as may properly come before the
     Inc., a wholly-owned subsidiary of I-trax, with and            CHD Meridian special meeting.
     into CHD Meridian;

3. A proposal to approve the sale of up to 1,100,000 shares of convertible preferred stock to raise a portion of the cash consideration to be used in the merger and for working capital;

4. A proposal to ratify and approve the issuance, in a private placement that closed on October 31, 2003, of 1,400,000 shares of common stock and warrants to purchase 840,000 shares of common stock and approve the issuance of the 840,000 shares of common stock upon the exercise of such warrants; and

5. Such other matters as may properly come before the I-trax special meeting.


Record Date

                                     I-TRAX

Holders of record of I-trax common stock at the close of business on February 5, 2004 will be entitled to notice of and to vote at the special meeting.



                                  CHD MERIDIAN

Holders of record of CHD Meridian common stock at the close of business on February 5, 2004 will be entitled to notice of and to vote at the special meeting.


Outstanding Shares Held on Record Date

                                     I-TRAX


As of February 5, 2004, there were approximately 13,952,376 outstanding shares of I-trax common stock.





                                  CHD MERIDIAN


As of February 5, 2004, there were approximately 232,247 outstanding shares of CHD Meridian common stock.




Shares Entitled to Vote

                                     I-TRAX

Each share of I-trax common stock that you own as of the record date entitles you to one vote.

                                  CHD MERIDIAN

Each share of CHD Meridian common stock that you own as of the record date entitles you to one vote.

Shares held by CHD Meridian in its treasury will not be voted.



Quorum Requirement

                                     I-TRAX

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of a majority of the shares of I-trax common stock entitled to vote at the meeting is a quorum.

Abstentions and broker "non-votes" count as present for establishing a quorum. A broker non-vote occurs on a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

                                  CHD MERIDIAN

A quorum of stockholders is necessary to hold a valid meeting.

The presence in person or by proxy at the meeting of holders of a majority of the shares of CHD Meridian common stock entitled to vote at the meeting is a quorum. Abstentions count as present for establishing a quorum.

Shares Beneficially Owned by Directors and Executive Officers as of February 5, 2004


                                     I-TRAX


I-trax directors and executive officers beneficially own 3,454,456 shares of I-trax common stock, including exercisable options and warrants. These shares represent approximately 22.2% of the shares of I-trax common stock outstanding as of February 5, 2004.


These individuals have indicated that they intend to vote in favor of the I-trax proposals.


                                  CHD MERIDIAN

CHD Meridian directors and executive officers beneficially own 186,566 shares of CHD Meridian common stock, including exercisable options. These shares represent approximately 80% of the shares of CHD Meridian common stock outstanding as of February 5, 2004.

These individuals have indicated that they intend to vote in favor of the CHD Meridian proposal.






Vote Necessary To Approve I-trax and CHD Meridian Proposals

                                     I-TRAX

I-trax stockholders are being asked to consider and vote on the following at the special meeting:


1. Approve the issuance of up to 13,859,200 shares of common stock and 400,000 shares of convertible preferred stock in the merger;


2. Approve the merger of DCG Acquisition, Inc., a wholly-owned subsidiary of I-trax, with and into CHD Meridian;

3. Approve the sale of up to 1,100,000 shares of convertible preferred stock to raise a portion of the cash consideration to be used in the merger and for working capital; and

4. Ratify and approve the issuance, in a private placement that closed on October 31, 2003, of 1,400,000 shares of common stock and warrants to purchase 840,000 shares of common stock and approve the issuance of the 840,000 shares of common stock upon the exercise of such warrants.


Each proposal requires the affirmative vote of the majority of the votes cast on such proposal, provided that the total votes cast represent over 50% of the voting stock present in person or by proxy at the meeting. Abstentions and broker non-votes will not be treated as votes cast and have no effect on the outcome of the vote on the proposals.


                                  CHD MERIDIAN

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding stock of CHD Meridian. Abstentions will have the same effect as votes against the CHD Meridian proposal. Holders of the aggregate number of shares of CHD Meridian common stock representing approximately 71% of the outstanding stock have entered into voting agreements with I-trax pursuant to which they have agreed to vote in favor of adopting the merger agreement.




Voting By Proxy

         You may vote in person at your special meeting or by proxy. We recommend you vote by proxy even if you plan to attend your special meeting. You can always change your vote at the meeting.

         Voting instructions are included on your proxy card. If you properly give your proxy and submit it in time to vote, one of the individuals named as your proxy will vote your shares in the manner you have directed. You may vote for or against the proposal(s) submitted at your special meeting or abstain from voting.

                  How To Vote By Proxy

                          I-TRAX                                                   CHD MERIDIAN
Complete, sign, date and return your proxy card in the       Complete, sign, date and return your proxy card in the
enclosed envelope.                                           enclosed envelope.

         If you submit your proxy but do not make specific choices, your shares will be voted in favor of all proposals presented in this proxy statement.

         I-TRAX'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO:


          1. APPROVE THE ISSUANCE OF UP TO 13,859,200 SHARES OF COMMON STOCK AND 400,000 SHARES OF CONVERTIBLE PREFERRED STOCK IN THE MERGER;


          2. APPROVE THE MERGER OF DCG ACQUISITION, INC., A WHOLLY-OWNED SUBSIDIARY OF I-TRAX, WITH AND INTO CHD MERIDIAN;

          3. APPROVE THE SALE OF UP TO 1,100,000 SHARES OF CONVERTIBLE PREFERRED STOCK TO RAISE A PORTION OF THE CASH CONSIDERATION TO BE USED IN THE MERGER AND FOR WORKING CAPITAL; AND

          4. RATIFY AND APPROVE THE ISSUANCE, IN A PRIVATE PLACEMENT THAT CLOSED ON OCTOBER 31, 2003, OF 1,400,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 840,000 SHARES OF COMMON STOCK AND APPROVE THE ISSUANCE OF THE 840,000 SHARES OF COMMON STOCK UPON THE EXERCISE OF SUCH WARRANTS.

         CHD MERIDIAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

         Revoking Your Proxy.  You may revoke your proxy before it is voted by:

          o    submitting a new proxy with a later date;

          o notifying your company's Secretary in writing before the special meeting that you have revoked your proxy; or

          o    voting in person at the special meeting.

         Voting in Person. If you plan to attend the special meeting of your company and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on February 5, 2004, the record date for voting.

         Proxy Solicitation. Each company will pay its own costs of soliciting proxies. In addition to this mailing, I-trax and CHD Meridian employees may solicit proxies personally, electronically or by telephone.


         The extent to which these proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted. You should submit your proxy by mail without delay. I-trax will reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

         DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS.

Other Business; Adjournments

         We are not currently aware of any other business to be acted upon at either special meeting other than the matters set forth in this proxy statement. If, however, other matters are properly brought before either special meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment.


                            CERTAIN LEGAL INFORMATION


         CHD Meridian is presently a privately held company, incorporated under Delaware law. As such, matters related to corporate control, stockholder meetings, voting of stock, transferability of stock, and to the relative powers and authority of the stockholders, directors and officers, are generally governed by Delaware law, by CHD Meridian's certificate of incorporation and bylaws, and by a Stockholders Agreement dated as of January 1, 2000. I-trax is also incorporated under Delaware law, but it is publicly held, and corporate control and similar issues for I-trax are governed by I-trax's certificate of incorporation and bylaws, which differ in some respects from those of CHD Meridian, and the rules of the American Stock Exchange, on which I-trax common stock is traded. Because I-trax common stock is publicly traded, I-trax and its stockholders do not have a stockholders agreement establishing rights of first refusal, tag-along rights, drag along rights or preemptive rights analogous to those established under the Stockholders Agreement. Upon closing of the first step of the merger, CHD Meridian stockholders will become I-trax stockholders, the Stockholders Agreement will terminate, and the CHD Meridian's certificate of incorporation and bylaws will no longer determine the rights of CHD Meridian stockholders. CHD Meridian stockholders who were entitled under the Stockholders Agreement to designate certain members of CHD Meridian's board of directors will not have any contractual right to designate directors of I-trax, but will vote for directors along with all other I-trax stockholders. The registration rights held by CHD Meridian stockholders under the Stockholders Agreement will also terminate. The merger agreement, however, requires I-trax to register the resale of I-trax common stock received by CHD Meridian stockholders in the merger and upon conversion of I-trax convertible preferred stock issued to CHD Meridian stockholders in the merger.

         The summary contained in the following chart is not intended to be a complete description of all differences in corporate governance between CHD Meridian and I-trax, and is qualified by reference to Delaware law, the CHD Meridian charter, bylaws and Stockholders Agreement, and the I-trax charter and bylaws, in each case as in effect on the date of this proxy statement.


            SUMMARY OF CERTAIN DIFFERENCES BETWEEN MATERIAL RIGHTS OF
                     OF I-TRAX AND CHD MERIDIAN STOCKHOLDERS

Authorized Capital Stock

                                     I-TRAX

The authorized capital stock of I-trax consists of 100,000,000 shares of common stock and 2,000,000 shares of preferred stock.

As of the date of this proxy statement, no shares of any series of I-trax preferred stock are outstanding. It is anticipated that 400,000 shares of convertible preferred stock will be issued in the merger. In addition, up to 1,100,000 shares of convertible preferred stock will be issued in the financing in connection to the merger.

                                  CHD MERIDIAN

The authorized capital stock of CHD Meridian consists of 250,000 shares of common stock and 93,500 shares of preferred stock.

No shares of CHD Meridian preferred stock are outstanding.

Number of Directors

                                     I-TRAX


The I-trax board of directors currently consists of 9 directors.



                                  CHD MERIDIAN

The CHD Meridian board of directors currently consists of 7 directors.


Term, Classification and Selection of Board Of Directors

                                     I-TRAX

The I-trax board of directors is not divided into classes. Each director is elected at I-trax's annual meeting of stockholders and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Vacancies and newly created directorships resulting from increases in the authorized number of directors may be filled by a majority of the directors in office, even if less than a quorum, or by the sole remaining director, and, each director so chosen will hold office until the next annual meeting and until his or her successor is duly elected and qualified unless he or she is sooner displaced. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, the Court of Chancery may, upon application of stockholders holding at least ten percent of the total outstanding voting stock, order an election to be held to fill such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                                  CHD MERIDIAN

Under the CHD Meridian Stockholders Agreement, CHD Meridian's board of directors consists of the chairman of the board, the chief executive officer, the chief operating officer, two persons designated by Centre Reinsurance Limited and CHD Investors, LLC, and two persons designated by Warburg, Pincus Ventures, L.P., Pacific Venture Group, L.P. and Bessemer Venture Partners. Removal or replacement of any of the four directors that particular stockholders are entitled to designate may only be effected with the consent of such stockholders. Under the Stockholders Agreement, actions of CHD Meridian's board of directors require a majority of the full number of board members (even if not all Board members are present at the meeting).

Removal of Directors

                                     I-TRAX

Directors may be removed from office with or without cause by a majority of the shares entitled to vote at an election of directors.


                                  CHD MERIDIAN

Under the CHD Meridian Stockholders Agreement, removal or replacement of any of the four CHD Meridian directors that particular stockholders are entitled to designate may only be effected with the consent of such stockholders.

Stockholder Action By Written Consent

                                     I-TRAX

I-trax stockholders may act by written consent in lieu of a meeting of stockholders if the written consent or consents are signed to I-trax stockholders holding stock representing the minimum number of votes required to take such action at a meeting where all stockholders entitled to vote on the action were present and voted. If the written consent is not unanimous, notice of the action must be promptly given to stockholders who did not consent in writing. Election of directors by less than unanimous written consent must comply with the provisions of the Delaware General Corporation Law.

                                  CHD MERIDIAN

CHD Meridian stockholders may act by written consent in lieu of a meeting of stockholders if the written consent or consents are signed to CHD Meridian stockholders holding stock representing the minimum number of votes required to take such action at a meeting where all stockholders entitled to vote on the action were present and voted. If the written consent is not unanimous, notice of the action must be promptly given to stockholders who did not consent in writing


Special Meetings of Stockholders

                                     I-TRAX

The I-trax bylaws provide that a special meeting of stockholders may be called by the chairman or president and must be called by president or secretary at the written request of majority of the board of directors or the holders of a majority of I-trax's outstanding voting stock.

                                  CHD MERIDIAN

The CHD Meridian bylaws provide that a special meeting of stockholders may be called by the board of directors, or by the president, and shall be called by the President at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote.


Amendment of Certificate of Incorporation and Bylaws

                                     I-TRAX

I-trax's certificate of incorporation may be amended if the change is proposed by the board and approved by the holders of a majority of the outstanding shares, provided that the consent of holders of at least a majority of the outstanding shares of convertible preferred stock, if issued and outstanding, is required to change the certificate of incorporation so as to adversely affect the rights, preference or privileges of the convertible preferred stock or any equity securities of I-trax that rank senior to or on parity with I-trax convertible preferred stock.

The I-trax bylaws may be amended by the stockholders or directors at any regular meeting of stockholders or directors or at any special meeting of stockholders or directors if notice of such amendment is provided in the notice of the special meeting, provided that the consent of holders of at least a majority of the outstanding shares of the I-trax convertible preferred stock, if issued and outstanding, is required to change the bylaws so as to adversely affect the rights, preference or privileges of the I-trax convertible preferred stock or any equity securities of I-trax that rank senior to or on parity with the I-trax convertible preferred stock.

                                  CHD MERIDIAN

CHD Meridian's certificate of incorporation may be amended if the change is proposed by the board and approved by the holders of a majority of the outstanding shares. The certificate of incorporation also contains various protective provisions in favor of the preferred stock, but these have no current application, as no preferred shares are presently outstanding.

CHD Meridian's board of directors has the power to amend the CHD Meridian bylaws, provided, however, that the stockholders also have the power to amend the bylaws, and have the power to enact bylaws which if so expressed may not be amended or repealed by the board of directors.

                       DESCRIPTION OF I-TRAX CAPITAL STOCK

General


         The authorized capital stock of I-trax consists of 100,000,000 shares of I-trax common stock, par value $0.001 per share, of which, as of February 5, 2004, there were 13,952,376 shares issued and outstanding and 2,000,000 shares of preferred stock, par value $0.001 per share, none of which, as of February 5, 2004, were outstanding, 1,500,000 shares of which have been reserved for issuance and, if the merger is completed, will be designated convertible preferred stock and issued as consideration in the merger and in the financing in connection with the issuance. All of the outstanding shares of the capital stock of I-trax are duly authorized, validly issued, fully paid and nonassessable, and no class is entitled to preemptive rights. As of February 5, 2004, there were no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating I-trax to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock, except shares of I-trax common stock (1) issuable upon conversion of the I-trax convertible preferred stock I-trax, (2) approximately 478,187 shares issuable upon conversion of I-trax's convertible debt, and (3) approximately 5,469,286 shares issuable upon exercise of outstanding warrants and options. The following summary description of the capital stock of I-trax does not purport to be complete and is qualified in its entirety by reference to I-trax's certificate of incorporation, including the certificate of designations relating to the convertible preferred stock, and to the Delaware General Corporation Law.


I-trax Common Stock

         Holders of I-trax common stock are entitled to one vote for each share held of record on all matters submitted to a vote of I-trax stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends declared by I-trax's board of directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up of I-trax, holders of I-trax common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights.

I-trax Preferred Stock

         General

         I-trax's preferred stock is issuable in series upon resolution of its board of directors. I-trax's board of directors is authorized, by resolution or resolutions and subject to limitations prescribed by law and the provisions of its certificate of incorporation, to provide for the issuance of shares of preferred stock, in one or more series or class, and, by filing a statement pursuant to the General Corporation Law of Delaware, to establish from time to time the number of shares to be included in each such series or class and to fix the designations, powers, preferences and rights of the shares of each such series or class and the qualifications, limitations or restrictions thereof. The ability of the I-trax board of directors to issue I-trax preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of I-trax. As of the date of this proxy statement, no shares of I-trax preferred stock are issued and outstanding.

         Series A Convertible Preferred Stock


         Designation and Amount. The I-trax Series A Convertible Preferred Stock to be issued as consideration in the merger and in the financing in connection with the merger, has a par value of $.001 per share and a stated value and a liquidation preference of $25.00 per share, plus accrued and unpaid dividends. The authorized number of shares of the I-trax convertible preferred stock is 1,500,000.

         Rank. In a liquidation, the Series A Convertible Preferred Stock will rank as to dividends and rights on liquidation senior to I-trax common stock and all future classes and series of capital stock except those classes or series of I-trax capital stock created in the future which expressly designated as ranking senior to or on a parity with the I-trax Series A Convertible Preferred Stock.

         Dividends. The Series A Convertible Preferred Stock will accrue, from issuance, dividends at a rate of 8% per year on the $25.00 per share original issue price. Dividends will only be payable upon liquidation of I-trax or conversion of the Series A Convertible Preferred Stock into common stock and will be payable, at the option of I-trax, in cash or common stock.


         Conversion Rights. The holders of shares of Series A Convertible Preferred Stock will have the right, at their option, to convert any or all of such shares into shares of I-trax common stock initially at a conversion price equal to $2.50 per share of common stock, with each share of Series A Convertible Preferred Stock being valued at $25.00 for such purpose. In addition, shares of Series A Convertible Preferred Stock will convert into I-trax common stock automatically if (1) shares of I-trax common stock issuable upon conversion are registered for resale under the Securities Act, (2) the closing price of I-trax common stock is at least $7.50 per share for 20 of 30 consecutive trading days, (3) there is an effective registration statement and prospectus permitting resale of conversion shares during the 30 consecutive trading days, (4) the conversion shares are listed or admitted for trading on The Nasdaq National Market, The American Stock Exchange or the New York Stock Exchange and (5) I-trax otherwise honors all conversions. Notwithstanding the preceding, Series A Convertible Preferred Stock will not automatically convert into I-trax common stock with respect to a holder if conversion will result in such holder owning more than 4.9% of the outstanding I-trax common stock. Rather, such holder will have 90 days to reduce such holder's potential ownership to below 4.9%. The conversion price is subject to antidilution adjustments in the event of stock splits, stock combinations or recapitalizations.


         Voting Rights. Each share of Series A Convertible Preferred Stock will have voting rights equal to that number of shares of I-trax common stock into which such Series A Convertible Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, voting together with the holders of shares of I-trax common stock as one class. Initially, the number of votes per share of Series A Convertible Preferred Stock will be ten.

         Protective Provision. The consent of at least a majority of the outstanding Series A Convertible Preferred Stock will be required to amend any provision of the I-trax's certificate of incorporation or bylaws, if such amendment would adversely affect rights, preferences or privileges of the Series A Convertible Preferred Stock, or any equity securities of I-trax that rank senior to or on parity with the Series A Convertible Preferred Stock, to affect them adversely.


         Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of I-trax, the holders of Series A Convertible Preferred Stock will be entitled to receive out of I-trax's assets legally available for distribution a distribution in the amount of $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, before any distribution or payment is made to holders of common stock of I-trax or on any other class of the company stock ranking junior to the Series A Convertible Preferred Stock.

         Restrictions on I-trax. As long as shares of Series A Convertible Preferred Stock are outstanding, the consent of a majority of the outstanding shares of Series A Convertible Preferred Stock is required to authorize, issue, or sell (or to agree to any of the foregoing), a new class or series of equity securities, or securities or rights of any kind that are convertible into or exchangeable for equity securities, that rank senior to or on parity with the convertible preferred stock. In addition, the consent of a majority of the outstanding shares of Series A Convertible Preferred Stock will be required to declare, set aside or pay any dividend on any equity securities that the Series A Convertible Preferred Stock is senior to, other than dividends payable in equity securities to which the preferred stock is senior, and any dividend on securities on equity securities the preferred stock ranks in parity with, unless the Series A Convertible Preferred Stock equally participates in the dividend.

         A form of the Certificate of Designations for I-trax Series A Convertible Preferred Stock is included as Annex D to this proxy statement.

6% Convertible Senior Debenture


         In February 2002, I-trax sold a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC, of which approximately $741,000 remains outstanding as of February 5, 2004. The principal amount of the debenture accrues interest at the rate of 6% per annum, payable semi-annually on July 1 and January 1. I-trax may, at its option, pay accrued interest in cash or add accrued interest to the principal amount of the debenture. The outstanding principal and any capitalized interest are payable in full on or before February 3, 2005. Further, outstanding principal and any capitalized interest may be converted at any time at the election of the Palladin into I-trax common stock at a conversion price of $1.75 per share. Further, the applicable conversion price is subject to anti-dilution adjustment if I-trax issues securities at an effective per share price of less than the then applicable conversion price or the then applicable market price.


Exchange Agent, Transfer Agent And Registrar

         The exchange agent, transfer agent and registrar for the I-trax common stock is StockTrans, Inc.

                                     EXPERTS

         The financial statements incorporated in this proxy statement by reference to the Annual Report on Form 10-KSB of I-trax, Inc. for the year ended December 31, 2002 have been so incorporated in reliance on the reports of Goldstein Golub Kessler LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting

         The financial statements incorporated in this proxy statement by reference to the Annual Report on Form 10-KSB of I-trax, Inc. for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Representatives of Goldstein Golub Kessler LLP are expected to attend the special meeting of I-trax stockholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         The consolidated financial statements of CHD Meridian at December 31, 2002, 2001 and 2000 and for each of the three years in the period ended December 31, 2002 included in this proxy statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



                       FUTURE I-TRAX STOCKHOLDER PROPOSALS

         The deadline for receipt of a proposal to be considered for inclusion in I-trax's proxy statement for the 2004 annual meeting of stockholders has passed. The deadline for notice to I-trax of a proposal for the 2004 annual meting of stockholders for which a stockholder will conduct his or her own solicitation has also passed.

                       WHERE YOU CAN FIND MORE INFORMATION

         I-trax files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.


         The SEC allows I-trax to incorporate by reference information into this proxy statement, which means that it can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.


                             I-TRAX SEC FILINGS
   (FILE NO. 001-31584)                                  PERIOD
Annual Report on Form 10-KSB                 Fiscal year ended December 31, 2002
Quarterly Reports on Form 10-QSB             Fiscal quarters ended March 31, 2003, June 30, 2003,
                                             and September 30, 2003.
Current Reports on Form 8-K                  Filed on February 12, 2003, February 19, 2003, April 22,
                                             2003, May 19, 2003, August 15, 2003, October 17, 2003,
                                             November 17, 2003, December 29, 2003, December 30, 2003
                                             and February 2, 2004


Proxy Statement on Schedule 14A              Filed on April 25, 2003

         We are also incorporating by reference additional documents that we file with the SEC between the date of this proxy statement and the date of the meetings.

         I-trax has supplied all information contained or incorporated by reference in this proxy statement relating to I-trax and CHD Meridian has supplied all such information relating to CHD Meridian.


         We are delivering copies of the I-trax Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, the I-trax Form 10-QSB for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and the above-referenced Forms 8-K in Annex G to this proxy statement. You can also obtain any of the documents incorporated by reference through I-trax or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from I-trax's Secretary at the following address and telephone number:


                                  I-TRAX, INC.
                                ONE LOGAN SQUARE
                         SUITE 2615, 130 N. 18th STREET
                             PHILADELPHIA, PA 19103
                               (215) 557-7488 x116

         If you would like to request documents from us, please do so by March 1, 2004 to receive them before the meetings.

         You can also get more information by visiting I-trax's web site at www.i-trax.com and CHD Meridian's web site at www.chdmeridian.com. Web site materials are not part of this document.


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE I-TRAX PROPOSALS AND THE CHD MERIDIAN PROPOSAL, AS THE CASE MAY BE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 6, 2004. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ISSUANCE OF I-TRAX COMMON STOCK OR I-TRAX CONVERTIBLE PREFERRED STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                         ANNEX A
                                                                         -------











                                MERGER AGREEMENT


                                  BY AND AMONG


                      I-TRAX, INC., DCG ACQUISITION, INC.,


                MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, inc.


                        (D/B/A chd MERIDIAN HEALTHCARE),


                                       and


                              CHDM HEALTHCARE, LLC


                                DECEMBER 26, 2003

                                TABLE OF CONTENTS

1.       Definitions..............................................................................................5
2.       Basic Transaction........................................................................................9
         (a)      Two-Step Merger................................................................................10
         (b)      Merger Consideration...........................................................................10
         (c)      The Closing....................................................................................10
         (d)      Deliveries at the Closing......................................................................10
         (e)      Effect of First Merger.........................................................................10
         (f)      Procedure for Payment..........................................................................12
         (g)      Closing of Transfer Records....................................................................12
         (h)      Closing Escrow.................................................................................12
         (i)      Earn Out.......................................................................................12
         (j)      CHDM Representative as Limited Agent...........................................................13
         (k)      Effect of Second Merger........................................................................14
3.       Representations and Warranties of I-trax and Acquisition................................................14
         (a)      Organization...................................................................................14
         (b)      Authorization of Transaction...................................................................15
         (c)      Capitalization.................................................................................15
         (d)      Filings with the SEC...........................................................................16
         (e)      Financial Statements...........................................................................16
         (f)      Events Subsequent to November 14, 2003.........................................................16
         (g)      Noncontravention...............................................................................18
         (h)      Brokers' Fees..................................................................................18
         (i)      Tax Matters....................................................................................18
         (j)      Subsidiaries...................................................................................19
         (k)      Litigation.....................................................................................19
         (l)      Legal Compliance...............................................................................19
         (m)      Title to Assets................................................................................19
         (n)      Undisclosed Liabilities........................................................................19
         (o)      Real Property..................................................................................20
         (p)      Intellectual Property..........................................................................20
         (q)      Tangible Assets................................................................................21
         (r)      Contracts......................................................................................21
         (s)      Notes and Accounts Receivable..................................................................22
         (t)      Insurance......................................................................................22
         (u)      Employees......................................................................................22
         (v)      Employee Benefits..............................................................................22
         (w)      Guaranties.....................................................................................23
         (x)      Environmental, Health, and Safety Matters......................................................23
         (y)      Certain Business Relationships with I-trax.....................................................23
         (z)      Status of Officers and Directors...............................................................23
         (aa)     Investment.....................................................................................23
         (bb)     Disclosure.....................................................................................23
         (cc)     Definitive Proxy Materials.....................................................................23
4.       Representations and Warranties of CHDM..................................................................24
         (a)      Organization...................................................................................24
         (b)      Capitalization.................................................................................24
         (c)      Authorization of Transaction...................................................................24
         (d)      Noncontravention...............................................................................25
         (e)      Brokers' Fees..................................................................................25
         (f)      Title to Assets................................................................................25
         (g)      Subsidiaries...................................................................................25
         (h)      Financial Statements...........................................................................25
         (i)      Events Subsequent to Most Recent Fiscal Month End..............................................26


                                       i



         (j)      Undisclosed Liabilities........................................................................27
         (k)      Legal Compliance...............................................................................27
         (l)      Tax Matters....................................................................................27
         (m)      Real Property..................................................................................28
         (n)      Intellectual Property..........................................................................29
         (o)      Tangible Assets................................................................................29
         (p)      Contracts......................................................................................29
         (q)      Notes and Accounts Receivable..................................................................30
         (r)      Insurance......................................................................................30
         (s)      Litigation.....................................................................................31
         (t)      Employees......................................................................................31
         (u)      Employee Benefits..............................................................................31
         (v)      Guaranties.....................................................................................32
         (w)      Environmental, Health, and Safety Matters......................................................32
         (x)      Certain Business Relationships with CHDM.......................................................32
         (y)      Status of Officers and Directors...............................................................32
         (z)      Definitive Proxy Materials.....................................................................32
         (aa)     Disclosure.....................................................................................32
5.       Pre-Closing Covenants...................................................................................32
         (a)      General........................................................................................32
         (b)      Notices and Consents...........................................................................33
         (c)      Regulatory Matters and Approvals...............................................................33
         (d)      Fairness Opinion...............................................................................33
         (e)      Financing......................................................................................34
         (f)      Operation of Businesses........................................................................34
         (g)      Full Access....................................................................................35
         (h)      Notice of Developments.........................................................................35
         (i)      Exclusivity....................................................................................35
         (j)      Listing of Shares..............................................................................35
         (k)      Financial Statements Re-characterization.......................................................35
6.       Conditions to Obligation to Close.......................................................................35
         (a)      Conditions to Obligation of I-trax, Acquisition and Acquisition LLC............................36
         (b)      Conditions to Obligation of CHDM...............................................................37
7.       Post-Closing Covenants..................................................................................39
         (a)      I-trax Common Shares...........................................................................39
         (b)      Insurance and Indemnification..................................................................39
         (c)      Registration Statement on Form S-3.............................................................40
         (d)      General Cooperation............................................................................40
         (e)      Tax-Free Reorganization Treatment..............................................................40
8.       Remedies for Breaches of this Agreement.................................................................41
         (a)      Survival of Representations and Warranties.....................................................41
         (b)      Indemnification Provisions for Benefit of I-trax...............................................41
         (c)      Matters Involving Third Parties................................................................41
         (d)      Limitations on Liability.......................................................................42
         (e)      Determination of Adverse Consequences..........................................................42
         (f)      Basket.........................................................................................42
9.       Termination.............................................................................................42
         (a)      Termination of Agreement.......................................................................42
         (b)      Effect of Termination..........................................................................43
10.      Miscellaneous...........................................................................................43
         (a)      Press Releases and Public Announcements........................................................43
         (b)      No Third-Party Beneficiaries...................................................................43
         (c)      Entire Agreement...............................................................................44
         (d)      Succession and Assignment......................................................................44
         (e)      Counterparts...................................................................................44
         (f)      Headings.......................................................................................44





                                       ii

         (g)      Notices........................................................................................44
         (h)      Governing Law..................................................................................45
         (i)      Amendments and Waivers.........................................................................45
         (j)      Severability...................................................................................45
         (k)      Expenses.......................................................................................45
         (l)      Construction...................................................................................45
         (m)      Incorporation of Exhibits, Annexes, and Schedules..............................................45
         (n)      Specific Performance...........................................................................46
         (o)      Submission to Jurisdiction.....................................................................46







Exhibit A                           --      First Merger Certificate of Merger
Exhibit B                           --      Directors and Officers of the First Merger Surviving Corporation
Exhibit C                           --      Certificate of Designations, Preferences and Rights of Series A
                                            Convertible Preferred Stock of I-trax
Exhibit D                           --      Form of Letter of Transmittal and Subscription Agreement
Exhibit E                           --      Form of Escrow Agreement
Exhibit F                           --      Acquisition LLC EBIDTA Calculation Rules
Exhibit G                           --      Second Merger Certificate of Merger
Exhibit H                           --      CHDM and its Subsidiaries Budget
Exhibit I                           --      Form of Opinion of Counsel to CHDM
Exhibit J                           --      Form of Opinion of Counsel to I-trax
Exhibit K                           --      Form of Registration Statement on Form S-3


I-trax Disclosure Schedule --       Exceptions to Representations and Warranties of I-trax and Acquisition

CHDM Disclosure Schedule   --       Exceptions to Representations and Warranties of CHDM

                                MERGER AGREEMENT


         Agreement entered into on December 26, 2003, by and among I-trax, Inc., a Delaware corporation ("I-trax"), DCG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of I-trax ("Acquisition"), CHDM Healthcare, LLC, a Delaware limited liability company of which I-trax is the sole member ("Acquisition LLC"), and Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare), a Delaware corporation ("CHDM"). Each of I-trax, Acquisition, Acquisition LLC and CHDM are referred to herein individually as a "Party" and collectively as the "Parties."

         This Agreement provides for a two-step reorganization transaction. The initial step of the reorganization transaction will involve a merger of Acquisition with and into CHDM, in which merger CHDM will continue as the surviving corporation. The second step of the reorganization transaction will involve a statutory merger of the surviving corporation of the initial step of the reorganization transaction with and into Acquisition LLC, in which merger Acquisition LLC will continue as the surviving entity. The Parties intend to complete the initial step and the second step of the reorganization as part of an integrated plan, such that the two steps will constitute a single transaction treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

1.       Definitions.

         "2004 EBITDA" has the meaning set forth in Section 2(i) below.

         "Accrued CHDM Professional Expenditures" has the meaning set forth in
Section 10(k) below.

         "Acquisition" has the meaning set forth in the preface above.

         "Acquisition LLC" has the meaning set forth in the preface above.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs (including the costs of investigating or litigating or arbitrating any claim), amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses associated with the foregoing, net of any insurance proceeds actually received by the party suffering such consequences.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Authority" means any Federal, state, local or foreign, court, governmental bureau, commission, board, agency or instrumentality.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Cash Consideration" has the meaning set forth in Section 2(b) below.

         "CHDM" has the meaning set forth in the preface above.

         "CHDM Disclosure Schedule" has the meaning set forth in Section 4 below.

         "CHDM Material Adverse Effect" means: (i) an adverse effect on the business, operations, results of operations, properties (including intangible properties), conditions (financial or otherwise), assets or liabilities (including contingent liabilities) of CHDM, which would have an economic impact of more than $500,000; or (ii) a material adverse effect on the ability of CHDM to perform its obligations under this Agreement and each other agreement contemplated by this Agreement.

         "CHDM Representative" means Haywood D. Cochrane, Jr. or such other Person that may succeed him according to the procedures set out in Section 2(j)(ii) below.

         "CHDM Share" means a share of common stock, $.001 par value, of CHDM.

         "CHDM Shares Deemed Outstanding" means the number of CHDM Shares deemed outstanding immediately prior to the Effective Time, calculated on a fully diluted basis, including without limitation, CHDM Shares issuable upon conversion of outstanding preferred stock or the exercise of options to acquire CHDM Shares, warrants or any other rights to acquire securities of CHDM, but specifically excluding CHDM Shares in treasury and any CHDM Share or any option to acquire CHDM Share which is redeemed at or prior to the Effective Time.

         "CHDM Stockholder" means any Person who or which holds any CHDM Share.

         "Closing" has the meaning set forth in Section 2(c) below.

         "Closing Date" has the meaning set forth in Section 2(c) below.

         "Code" has the meaning set forth in the preface above.

         "Common Shares Consideration" has the meaning set from in Section 2(b) below.

         "Confidential Information" means any information concerning the businesses and affairs of a Party that is not already generally available to the public.

         "Controlled Group" means a controlled group within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

         "Definitive Proxy Materials" means the Definitive Proxy Materials relating to the Special I-trax Meeting and Special CHDM Meeting.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Dissenting Share" means any CHDM Share that any stockholder who or which has exercised his, her or its appraisal rights under the Delaware General Corporation Law holds of record.

         "Effective Time" has the meaning set forth in Section 2(e)(i) below.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all Federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means a reputable financial institution reasonably acceptable to I-trax and CHDM Representative.

         "Escrow Agreement" has the meaning set forth in Section 2(h) below.

         "Escrow Shares" has the meaning set forth in Section 2(h) below.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" means StockTrans, Inc.

         "Financial Statements" has the meaning set forth in Section 4(h) below.

         "First Merger" has the meaning set forth in Section 2(a) below.

         "First Merger Certificate of Merger" has the meaning set forth in
Section 2(d) below.

         "First Merger Surviving Corporation" has the meaning set forth in
Section 2(a) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "I-trax" has the meaning set forth in the preface above.

         "I-trax Common Share" means a share of common stock, $.001 par value per share, of I-trax.

         "I-trax Disclosure Schedule" has the meaning set forth in Section 3 below.

         "I-trax Material Adverse Effect" means: (i) an adverse effect on the business, operations, results of operations, properties (including intangible properties), conditions (financial or otherwise), assets or liabilities (including contingent liabilities) of I-trax, which would have an economic impact of more than $250,000; or (ii) a material adverse effect on the ability of I-trax to perform its obligations under this Agreement and each other agreement contemplated by this Agreement.

         "I-trax Preferred Share" means a share of Series A Preferred Stock, $.001 par value per share, of I-trax issued pursuant to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of I-trax attached hereto as Exhibit C.

         "I-trax Preferred Designations" means the designations, preferences and rights of I-trax Preferred Shares attached hereto as Exhibit C.

         "I-trax Stockholder" means any Person who or which holds an I-trax Common Share.

         "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software and related code (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means, as to CHDM, the actual knowledge, or the knowledge which would be obtained after reasonable investigation, of Haywood D. Cochrane, Jr., Chip Phillips or Shannon Wolcott and means, as to I-trax, the actual knowledge, or the knowledge which would be obtained after reasonable investigation, of Frank A. Martin, Anthony Tomaro or Yuri Rozenfeld.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Merger" has the meaning set forth in Section 2(a) below.

         "Merger Consideration" has the meaning set forth in Section 2(b) below.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(h) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(h) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(h) below. "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means, with respect to a Person, the conduct of business consistent with past custom and practice (including with respect to quantity and frequency) of such Person.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Plan" has the meaning set forth in Section 3(3) of ERISA.

         "Preferred Shares Consideration" has the meaning set from in Section 2(b) below.

         "Process Agent" has the meaning set forth in Section 10(o) below.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Public Reports" has the meaning set forth in Section 3(d) below.

         "Requisite Stockholder Approval" means the affirmative vote or consent of the holders of a majority of the I-trax Common Shares and the CHDM Shares, in each case outstanding as of the applicable record date, in favor of this Agreement, the First Merger and such other matters as are contemplated herein.

         "SEC" means the Securities and Exchange Commission.

         "Second Merger" has the meaning set forth in Section 2(a) below.

         "Second Merger Certificate of Merger" has the meaning set forth in
Section 2(k)(i) below.

         "Second Merger Effective Time" has the meaning set forth in Section 2(k)(i) below.

         "Second Merger Surviving Company" has the meaning set forth in Section 2(a) below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) landlords, carriers, warehousemen, mechanic's, materialmen's, and similar liens, (ii) liens for Taxes, assessments, governmental charges or claims not yet due and payable,
(iii) letters of credit or other instruments in favor of insurers in connection with insurance policies, (iv) surety and appeal bonds and letters of credit securing performance under client contracts, (v) any attachment or judgment lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged or the execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay, (vi) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions pertaining to real property (except encumbrances to secure payment of money), which (individually and in the aggregate) do not materially impair the use of such property or the value of such property in the business for which it is used; (vii) Any lien on property acquired after the date hereof; provided that each such lien shall at all times be confined solely to the item or items of property so acquired; and the principal amount of indebtedness secured by each such lien shall at no time exceed the cost of the property so acquired; and (viii) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Special I-trax Meeting" has the meaning set forth in Section 5(c)(i) below.

         "Special CHDM Meeting" has the meaning set forth in Section 5(c)(i) below.

         "Subsidiary" means any business entity with respect to which a specified Person (or a Subsidiary thereof) owns more than 50 percent of the fair market value of the equity interests or has the power to vote or direct the voting of sufficient voting interests to elect a majority of the directors or managers.

         "Tax" means any Federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax-Free Reorganization" has the meaning set forth in Section 7(e) below.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8(c)(i) below.

         2. Basic Transaction.

         (a) Two-Step Merger. On and subject to the terms and conditions of this Agreement, Acquisition will merge with and into CHDM (the "First Merger") at the Effective Time. CHDM shall be the entity surviving the First Merger (the "First Merger Surviving Corporation"). As soon as practicable following the First Merger and on and subject to the terms and conditions of this Agreement, First Merger Surviving Corporation will merge with and into Acquisition LLC (the "Second Merger"). Acquisition LLC shall be the entity surviving the Second Merger (the "Second Merger Surviving Company"). The First Merger and the Second Merger are referred to, collectively, as the "Merger."

         (b) Merger Consideration. The aggregate consideration to be paid by I-trax in the Merger (the "Merger Consideration") equals: (i) 10,000,000 I-trax Common Shares (the "Common Shares Consideration"); (ii) 400,000 I-trax Preferred Shares (the "Preferred Shares Consideration"); and (iii) cash in the amount of $35,000,000 minus, and without double counting: (A) the expenditure CHDM incurs or commits to incur to redeem or purchase, as the case may be, any CHDM Share or any option to acquire CHDM Share during the period beginning on the date hereof and ending at the Effective Time; and (B) the amount, if any, by which the actual cash balance of CHDM as of the Effective Time, measured in accordance with GAAP, minus any unpaid Accrued CHDM Professional Expenditures, is less than $13,258,338 (the resulting amount, the "Cash Consideration"). For the avoidance of doubt, such cash balance shall be calculated net of all deposits and payments in transit at the Effective Time, and shall be deemed to include the aggregate amount of outstanding promissory notes in favor of CHDM given by employees upon exercise of options, which notes shall be set off against Merger Consideration due to such employees.

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (d) Deliveries at the Closing. At the Closing, (i) CHDM will deliver to I-trax and Acquisition the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) I-trax and Acquisition will deliver to CHDM the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) Acquisition and CHDM will file with the Secretary of State of the State of Delaware a Delaware Certificate of Merger in the form attached hereto as Exhibit A (the "First Merger Certificate of Merger"); (iv) I-trax will deliver the Merger Consideration in the manner provided in Section 2(e) and 2(f) below and (v) I-trax will comply with its covenant under Section 7(c) below concerning filing a registration statement on Form S-3 covering I-trax Common Shares issued pursuant to the Merger and the I-trax Common Shares issuable upon conversion of I-trax Preferred Shares issued pursuant to the Merger.

         (e) Effect of First Merger.

               (i) General. The First Merger shall become effective at the time (the "Effective Time") CHDM and Acquisition file the First Merger Certificate of Merger with the Secretary of State of the State of Delaware. The First Merger shall have the effects set forth in the Delaware General Corporation Law. I-trax may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Acquisition or CHDM in order to carry out and effectuate the transactions contemplated by this Agreement.

               (ii) Certificate of Incorporation. The Certificate of Incorporation of the First Merger Surviving Corporation shall be the Certificate of Incorporation of Acquisition in effect immediately before the Effective Time without any modification or amendment as a result of the First Merger.

               (iii) Bylaws. The Bylaws of the First Merger Surviving Corporation shall be the Bylaws of Acquisition in effect immediately before the Effective Time without any modification or amendment as a result of the First Merger.

               (iv) Directors and Officers. The directors and officers listed on Exhibit B attached hereto shall become the directors and officers of the First Merger Surviving Corporation at and as of the Effective Time.

               (v) Conversion of CHDM Shares. At and as of the Effective Time:
         (A) each outstanding CHDM Share (other than any Dissenting Share or CHDM Share held in treasury) shall be converted into the right to receive: (1) the number of I-trax Common Shares obtained by dividing the Common Shares Consideration by the number of CHDM Shares Deemed Outstanding, rounded, with respect to each CHDM Stockholder, to the nearest whole I-trax Common Share; (2) the number of I-trax Preferred Shares obtained by dividing the Preferred Shares Consideration by the number of CHDM Shares Deemed Outstanding, rounded, with respect to each CHDM Stockholder, to the nearest one-hundredth of one I-trax Preferred Share and (3) the amount of cash (without interest) determined by dividing the Cash Consideration by the number of CHDM Shares Deemed Outstanding rounded, with respect to each CHDM Stockholder, to the nearest cent, subject, however, to any withholding described in Section 2(e)(vii) below; (B) each Dissenting Share shall be converted into the right to receive payment from the First Merger Surviving Corporation with respect thereto in accordance with the provisions of Delaware General Corporation Law and Section 2(e)(vii) below; and (C) each CHDM Share held in treasury shall be canceled. No CHDM Share shall be deemed to be outstanding or to have any rights other than those set forth in this Section 2(e)(v) after the Effective Time.

               (vi) Conversion of CHDM Options. At and as of the Effective Time, each outstanding option to purchase a CHDM Share will be converted into an option to purchase the Merger Consideration divided by the CHDM Shares Deemed Outstanding for an exercise price per CHDM Share equal to the exercise price in effect immediately prior to the Effective Time. Each such option as converted will be subject to the same terms and conditions (including exercise rights, termination dates and restrictions) as were applicable to such CHDM option at the Effective Time; provided, however, that in the case of any CHDM option to which Code Section 421 applies by reason of its qualification under any of Code Sections 422-424, the exercise price and number of I-trax Common Shares subject to such option shall be determined in a manner that meets the requirements for "issuing or assuming a stock option in a transaction to which Code Section 424(a) applies," within the meaning of Code Section 424(a).

               (vii) Tax Withholdings. I-trax will deduct and withhold, or cause to be deducted or withheld, from the Merger Consideration deliverable to any holder of (A) a CHDM Share that received such CHDM Share upon the exercise of any CHDM option or (B) a CHDM option, an amount required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts will be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

               (viii) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, CHDM Shares outstanding as of the Effective Time and held by CHDM Stockholders who do not vote in favor of the Merger and who demand in writing appraisal for such CHDM Shares in accordance with Section 262 of the Delaware General Corporation Law will not receive the Merger Consideration. Such CHDM Stockholders will be entitled to receive payment of the appraised value of the CHDM Shares held by them in accordance with Section 262 of the Delaware General Corporation Law, except that all Dissenting Shares held by CHDM Stockholders who fail to perfect or effectively withdraw or lose their rights to appraisal of such Dissenting Shares under Section 262 of the Delaware General Corporation Law will thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2(f) below, of the stock certificate representing such stockholder's CHDM Shares. The CHDM Representative shall give I-trax prompt notice of any demands received by CHDM for appraisal of CHDM Shares and I-trax will have the right to be informed of all negotiations and proceedings with respect to such demands. Neither CHDM nor the CHDM Representative may, except with the prior written consent of I-trax, make any payment with respect to, or settle or make a binding offer to settle, any such demands.

               (ix) Conversion of Capital Stock of Acquisition. At and as of the Effective Time, each share of common stock, $.001 par value per share, of Acquisition shall be converted into one share of common stock, without par value, of the First Merger Surviving Corporation.

         (f) Procedure for Payment.

               (i) At Closing, (A) CHDM will deliver to I-trax a certified list of all record holders of outstanding CHDM Shares, including each such holder's name, address and CHDM Share ownership, (B) each CHDM Stockholder of record will deliver to I-trax a completed Letter of Transmittal and Subscription Agreement in the form attached hereto as Exhibit D together with the applicable stock certificates which represented such holder's CHDM Shares, and (C) I-trax will deliver to each CHDM Stockholder, by wire if requested by such CHDM Stockholder, and otherwise by check or wire, for each CHDM Share owned of record by such CHDM Stockholder, the pro rata cash portion of the Merger Consideration as calculated pursuant to Section 2(e)(v) above (less any withholding described in Section 2(e)(vii) above), and will cause the Exchange Agent to deliver to each CHDM Stockholder the pro rata stock portion of the Merger Consideration.

               (ii) I-trax will not pay any dividend or make any distribution on I-trax Common Shares or I-trax Preferred Shares (with a record date at or after the Effective Time) to any record holder of outstanding CHDM Shares until the holder surrenders for exchange the certificates representing the holder's CHDM Shares. I-trax instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of such the holder pending surrender and exchange. No holder of outstanding CHDM Shares will be entitled to any interest or earnings on the dividend or distribution pending receipt.

               (iii) I-trax may cause the Exchange Agent to return any I-trax Common Shares, I-trax Preferred Shares and dividends and distributions thereon remaining unclaimed one hundred eighty (180) days after the Effective Time, and thereafter each remaining record holder of outstanding CHDM Shares shall be entitled to look to I-trax (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to I-trax Common Shares, I-trax Preferred Shares and dividends and distributions thereon to which such holder is entitled upon surrender of the holder's certificates representing former CHDM Shares.

               (iv) I-trax shall pay all charges and expenses of the Exchange Agent.

         (g) Closing of Transfer Records. After the Effective Time, transfers of CHDM Shares shall not be made on the stock transfer books of the First Merger Surviving Corporation.

         (h) Closing Escrow. At Closing, the Parties will establish an escrow with the Escrow Agent for Four Million (4,000,000) I-trax Common Shares (the "Escrow Shares") that will be delivered at the Effective Time by I-trax to the Escrow Agent. The Escrow Shares are in addition to the I-trax Common Shares deliverable to the CHDM Stockholders at Closing under Section 2(b). The Escrow Agent shall hold and distribute the Escrow Shares in accordance with the terms of this Section 2(h), Section 2(i) and the escrow agreement (the "Escrow Agreement") substantially in the form of Exhibit E attached hereto to be entered into at the Closing by I-trax, the CHDM Representative and the Escrow Agent.

         (i) Earn Out. On the earlier of (X) two business days following the date on which I-trax files its annual report on Form 10-K or Form 10-KSB for the year ended December 31, 2004, or (Y) April 30, 2005, I-trax and the CHDM Representative shall cause the Deliverable Escrow Shares (as defined below) to be delivered to the CHDM Stockholders in accordance with the Escrow Agreement if CHDM (prior to the Effective Time) and First Merger Surviving Corporation or Acquisition LLC, as applicable (after the Effective Time), record calendar year 2004 earnings before interest, taxes, depreciation, and amortization ("2004 EBITDA") of not less than $8,100,000. I-trax and the CHDM Representative shall calculate 2004 EBITDA in accordance with the rules set forth in Exhibit F to this Agreement. "Deliverable Escrow Shares" means that number of the Escrow Shares equal to the product of (i) a fraction, the numerator of which is the lesser of 2004 EBITDA or Nine Million Dollars ($9,000,000) and the denominator of which is Nine Million Dollars ($9,000,000) multiplied by (ii) 4,000,000 shares, less (A) any Escrow Shares released to I-trax pursuant to Section 8 and
(B) any Escrow Shares which are subject to a pending claim that has been made against the Escrow Shares in accordance with Section 8 on or before August 31, 2004; provided, however, that any Escrow Shares subtracted from the Deliverable Escrow Shares pursuant to clause (B) shall be deliverable to CHDM Stockholders at a later date if such claim is ultimately resolved against I-trax. Any Escrow Shares not delivered to CHDM Stockholders in accordance with this Section 2(i), will be returned to I-trax and canceled.

         (j) CHDM Representative as Limited Agent.

               (i) At the Effective Time, CHDM Stockholders will be deemed to have (A) directed I-trax to deliver to the Escrow Agent the Escrow Shares in accordance with Section 2(h) above, (B) irrevocably appointed Haywood D. Cochrane, Jr. as the CHDM Stockholders' exclusive agent to act on the CHDM Stockholders' behalf with respect to any and all claims under (U) Section 2(i) above, (V) the Escrow Shares and Escrow Agreement, (W) Section 8 below, (X) the obligation of I-trax to keep the Form S-3 effective for two years, (Y) the continuing obligation of I-trax to report the Merger on all Tax returns and filings as a Tax-Free Reorganization, and/or (Z) the representations and warranties of I-trax and Acquisition set forth in Section 3 below, and (C) authorized the CHDM Representative to exercise any rights on behalf of the CHDM Stockholders under the Escrow Agreement. In such representative capacity, the CHDM Representative will take, and the CHDM Stockholders agree that the CHDM Representative will take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the CHDM Stockholders, as fully as if the CHDM Stockholders were acting on their own behalf, including without limitation, defending all Third Party Claims, consenting to, compromising or settling all Third Party Claims, conducting negotiations with I-trax and its representatives regarding such Third Party Claims, interacting with I-trax and the Escrow Agent under the Escrow Agreement with respect to all matters arising under the Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters.

               (ii) The CHDM Representative may resign at any time by providing written notice to I-trax and the CHDM Stockholders, and may appoint a successor CHDM Representative by providing notice of such appointment to I-trax and the CHDM Stockholders before the effective time of his resignation. In the event of the death or incapacity of the CHDM Representative, or the resignation of the CHDM Representative without his appointing a successor, a successor representative will be appointed by an affirmative vote or written consent of the holders of the majority of the CHDM Shares outstanding as of the Closing Date at a meeting of such holders called for such purpose or in an action by written consent without a meeting. The CHDM Representative may also be removed and replaced by the vote or written consent of the holders of a majority of the CHDM Shares outstanding as of the Closing Date. A meeting for removal or replacement of the CHDM Representative may be called by any three members of the CHDM Board of Directors as it existed immediately prior to the First Merger.

               (iii) In connection with his duties hereunder, the CHDM Representative, in his capacity as such, shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to him hereunder and believed by him to be genuine and to have been signed or sent by the proper party or parties, and the CHDM Representative shall not be liable for anything he may do or refrain from doing in connection with his duties hereunder, except as a result of his own gross negligence, willful misconduct or bad faith. The CHDM Representative may consult counsel and shall be protected in respect of any action, claim or proceeding brought against the CHDM Representative by a CHDM Stockholder if the CHDM Representative took or omitted taking action in good faith on the advice of such counsel.

               (iv) CHDM Stockholders, by adopting this Agreement, shall be deemed to have agreed jointly and severally to indemnify the CHDM Representative from and against the entirety of any Adverse Consequences the CHDM Representative may suffer resulting from, arising out of, relating to, in the nature of, or caused by his serving as the CHDM Representative under this Agreement. Without limiting the generality of the foregoing, should the CHDM Representative incur any legal, accounting, arbitrator or other professional fees on behalf of the CHDM Stockholders in connection with determination of the earn-out or asserting or defending claims arising out of the representations and warranties or other provisions of the Merger Agreement, each Person who holds CHDM Shares immediately prior to the First Merger shall pay its pro rata share of such expenses, and shall, if so requested by the CHDM Representative, advance such funds as the CHDM may reasonably request for that purpose; provided, that in no case, shall a former CHDM Stockholder be required to pay under this provision an amount in excess of the aggregate Merger Consideration received by such CHDM Stockholder. Should any CHDM Stockholder fail to meet its obligation under this Section 2(j)(iv), the CHDM Representative shall be entitled to advance funds and/or borrow funds from other CHDM Stockholders, and to repay the amount so advanced, with interest at 10% per year, at the time of distribution of the Escrow Shares, from the Escrow Shares that would otherwise be distributed to the defaulting CHDM Stockholder.

         (k) Effect of Second Merger.

               (i) General. The Second Merger shall become effective (the "Second Merger Effective Time") at the time the First Merger Surviving Corporation and Acquisition LLC file the Second Merger Certificate of Merger in the form attached hereto as Exhibit G (the "Second Merger Certificate of Merger") with the Secretary of State of the State of Delaware. The Second Merger shall have the effects set forth in the Delaware General Corporation Law. I-trax may, at any time after the Second Merger Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Acquisition or Acquisition LLC in order to carry out and effectuate the transactions contemplated by this Agreement.

               (ii) Operating Agreement. The Operating Agreement of Acquisition LLC in effect at and as of the Second Merger Effective Time will be the Operating Agreement of the Second Merger Surviving Company without any modification or amendment as a result of the Second Merger.

               (iii) Certificate of Formation. The Certificate of Formation of Acquisition LLC in effect at and as of the Second Merger Effective Time will be the Certificate of Formation of the Second Merger Surviving Company without any modification or amendment as a result of the Second Merger.

               (iv) Officers. The officers listed on Exhibit B attached hereto shall become the officers of the Second Merger Surviving Company at and as of the Second Merger Effective Time.

               (v) Cancellation of First Merger Surviving Corporation Stock. At the Second Merger Effective Time, all outstanding shares of stock of the First Merger Surviving Corporation shall be canceled.

               (vi) Second Merger Surviving Company Interests. At the Second Merger Effective Time, each limited liability company interest in Acquisition LLC shall be converted into a like interest of the Second Merger Surviving Company.

         3. Representations and Warranties of I-trax and Acquisition. I-trax and Acquisition, jointly and severally, represent and warrant to CHDM that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "I-trax Disclosure Schedule"). The I-trax Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3.

         (a) Organization.

               (i) Each of I-trax and its Subsidiaries is a corporation or limited liability company validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of I-trax and its

         Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except for failures to be so duly authorized or good standing that would not, individually or in the aggregate, have a I-trax Material Adverse Effect. Each of I-trax and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. I-trax has delivered to CHDM complete and correct copies of its and its Subsidiaries' charter, bylaws and other organizational documents and all amendments thereto to the date hereof. The minute books (containing, as the case may be, the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificates and the stock record of I-trax are correct and complete. I-trax is not in default under or in violation of any provision of its organizational documents, charter or bylaws.

               (ii) Acquisition is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition has delivered to CHDM complete and correct copies of its charter, bylaws and other organizational documents and all amendments thereto to the date hereof. The minute books (containing, as the case may be, the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificates and the stock record of Acquisition are correct and complete. Acquisition is not in default under or in violation of any provision of its organizational documents, charter or bylaws.

         (b) Authorization of Transaction. Each of I-trax and Acquisition has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that I-trax cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of I-trax and Acquisition, enforceable in accordance with its terms. Other than filings required by the Delaware General Corporation Law, Regulation D under the Securities Act, blue sky state filings and filings required by means the Hart-Scott-Rodino Act, none of I-trax and Acquisition need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Capitalization.

               (i) The entire authorized capital stock of I-trax consists of 102,000,000 shares, of which 100,000,000 shares are designated as common stock, par value $0.001 per share, of which 13,766,817 shares are issued and outstanding on the date hereof, and of which 2,000,000 shares are designated as preferred stock, par value $0.001 per share, none of which is issued or outstanding. All of the outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights. All I-trax Common Shares and I-trax Preferred Shares to be issued in the First Merger in accordance with this Agreement, and I-trax Common Shares issuable upon conversion of I-trax Preferred Shares will be, when so issued in accordance with this Agreement or the I-trax Preferred Designations, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. A sufficient number of I-trax Common Shares is reserved to permit the conversion of all I-trax Preferred Shares to be issued in the First Merger in accordance with this Agreement and the I-trax Preferred Designations. Except as set forth in Section 3(c) of the I-trax Disclosure Schedule, there are no outstanding options, warrants or rights to purchase or acquire from I-trax any capital stock of I-trax, there are no existing registration covenants with I-trax with respect to outstanding I-trax Common Shares, and there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which I-trax is bound to issue any additional shares of its capital stock or other securities.

               (ii) The entire authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $.001 per share, of which 100 shares are issued and outstanding and owned by I-trax. All of the outstanding shares of common stock, par value $0.001 per share, of Acquisition are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

         (d) Filings with the SEC. I-trax has made all filings with the SEC that it has been required to make since January 1, 2000 under the Securities Act and the Exchange Act (collectively the "Public Reports") in accordance within the time requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Each of the Public Reports has complied with the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Public Reports in all material respects. None of the Public Reports, as of its applicable date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. I-trax has advised CHDM that a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.com, a website maintained by the SEC where CHDM Stockholders may view such Public Reports. I-trax is currently eligible to register on Form S-3 the resale of I-trax Common Shares issuable in the Merger and I-trax Common Shares issuable upon conversion of the I-trax Preferred Shares issuable in the Merger.

         (e) Financial Statements. The consolidated financial statements of I-trax and its Subsidiaries (including, if applicable, the notes thereto) included in the Public Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-QSB of the SEC), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, present fairly the results of operations of I-trax and its Subsidiaries for such periods (subject to normal year-end adjustments, which will not be material individually or in the aggregate) and the financial condition of I-trax and its Subsidiaries at the end of such periods, are correct and complete and are consistent with the books and records of I-trax and its Subsidiaries (which books and records are correct and complete).

         (f) Events Subsequent to November 14, 2003. Except as disclosed in the Public Reports and in Section 3(f) of the I-trax Disclosure Schedule, since November 14, 2003 there has not been any: (i) change, event, condition (financial or otherwise) or state of circumstances or facts in the business, financial condition or results of operations of I-trax and its Subsidiaries taken as a whole, which has had or could reasonably be expected to have an I-trax Material Adverse Effect; (ii) amendment to the Certificate of Incorporation of I-trax; (iii) payment of dividends or changes in the capital structure of I-trax; or (iv) other transactions material to I-trax and its Subsidiaries taken as a whole. Except as disclosed in Section 3(f) of the I-trax Disclosure Schedule, since November 14, 2003, I-trax has conducted its, and has caused its Subsidiaries to conduct their, business and affairs only in the Ordinary Course of Business. Since November 14, 2003 and except as disclosed in Public Reports filed after November 14, 2003 or in Section 3(f) of the I-trax Disclosure Schedule:

               (i) None of I-trax and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible outside the Ordinary Course of Business;

               (ii) None of I-trax and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000;

               (iii) No party (including I-trax or its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which I-trax is a party or by which it is bound;

               (iv) None of I-trax and its Subsidiaries has granted any Security Interest on any of its assets, tangible or intangible;

               (v) None of I-trax and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) involving more than $50,000;

               (vi) None of I-trax and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $50,000;

               (vii) None of I-trax and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

               (viii) None of I-trax and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (ix) None of I-trax and its Subsidiaries has canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $50,000;

               (x) None of I-trax and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

               (xi) There has been no change made or authorized in the charter, bylaws or other organizational documents of I-trax or any Subsidiary;

               (xii) None of I-trax and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, other than options to employees granted in the Ordinary Course of Business all of which are disclosed in Section 3(c) of the I-trax Disclosure Schedule;

               (xiii) None of I-trax and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) None of I-trax and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property except where such damage, destruction or loss did not cause an I-trax Material Adverse Effect;

               (xv) None of I-trax and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, managers, officers, and employees;

               (xvi) None of I-trax and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) None of I-trax and its Subsidiaries has granted any increase in the base compensation or made any other change in employment terms of any of its directors, managers, officers, and employees;

               (xviii) None of I-trax and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Welfare Benefit Plan or Employee Pension Benefit Plan);

               (xix) None of I-trax and its Subsidiaries has made or pledged to make any charitable or other capital contribution;

               (xx) There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving I-trax or its Subsidiaries which would have an economic impact of more than $50,000;

               (xxi) None of I-trax and its Subsidiaries has agreed to do any of the foregoing; and

               (xxii) There has not been an I-trax Material Adverse Effect.

         (g) Noncontravention. Except as disclosed on Schedule 3(g) of the I-trax Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of I-trax or any of its Subsidiaries is subject or any provision of their respective certificates of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of I-trax or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest on any of its assets), excluding from the foregoing clauses (i) and
(ii) violations or conflicts that, individually or in the aggregate, would not have an I-trax Material Adverse Effect. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Act, the state securities laws, and the Hart-Scott-Rodino Act none of I-trax and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (h) Brokers' Fees. Except as disclosed on Schedule 3(h) of the I-trax Disclosure Schedule, none of I-trax, its Subsidiaries or I-trax Stockholders, has or will have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (i) Tax Matters.

               (i) Each of I-trax and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of I-trax and its Subsidiaries (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an Authority in a jurisdiction where one of I-trax and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of I-trax and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Each of I-trax and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) No director or officer (or employee responsible for Tax matters) of I-trax or its Subsidiaries has been informed formally or informally or has any reason to believe any Authority may assess additional Taxes for any period for which Tax Returns have been filed or is aware of any state of facts which could give rise to any claim, audit, action, suit, proceeding, or investigation which respect to any Tax for which I-trax could be liable. Schedule 5(i)(iii) of the I-trax Disclosure Schedule lists all Federal, state, local, and foreign income Tax Returns filed with respect to I-trax and its Subsidiaries for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. I-trax has delivered to CHDM correct and complete copies of all Federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by I-trax or any of its Subsidiaries for calendar year 2000 through the Closing Date.

               (iv) None of I-trax and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) None of I-trax and its Subsidiaries has made any payments, is not obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of I-trax and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of I-trax and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of I-trax and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated Federal income Tax Return (other than a group the common parent of which was I-trax) or (B) has any Liability for the Taxes of any Person (other than I-trax) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (vi) The unpaid Taxes of I-trax and its Subsidiaries (A) did not, as of the fiscal quarter ended September 30, 2003, exceed the reserve for Tax Liability of I-trax and its Subsidiaries (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of I-trax and its Subsidiaries consolidated balance sheet at September 30, 2003 (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of I-trax and its Subsidiaries in filing their Tax Returns.

         (j) Subsidiaries. Section 3(j) of the I-trax Disclosure Schedule sets forth for each Subsidiary of I-trax (i) its name and jurisdiction of incorporation or formation, (ii) the type of entity, (iii) the number of shares or of authorized capital stock of each class of its capital stock or other equity interests, (iv) the number of issued and outstanding shares of each class of its capital stock or other equity interests, and (v) the number of shares of its capital stock or other equity interests held in treasury. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of I-trax have been duly authorized and are validly issued, fully paid, and nonassessable. I-trax holds of record and owns beneficially all of the outstanding shares or other equity interests of each Subsidiary of I-trax, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

         (k) Litigation. Section 3(k) of the I-trax Disclosure Schedule sets forth each instance in which any of I-trax, any of its Subsidiaries or any of their directors or officers in their capacity as such: (i) (A) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (B) is a party or, to the Knowledge of I-trax, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator; and (ii) identifies if such instance, including associated litigation costs, is covered by insurance. To the Knowledge of I-trax, and unless otherwise disclosed on Section 3(k) of the I-trax Disclosure Schedule, none of the actions, suits, proceedings, hearings and investigations set forth in Section 3(k) of the I-trax Disclosure Schedule could result in a I-trax Material Adverse Effect. None of I-trax, any of its Subsidiaries or directors or officers (or employees with responsibility for litigation matters) of I-trax or any of its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against I-trax.

         (l) Legal Compliance. Each of I-trax, its Subsidiaries and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Federal, state, local, and foreign governments (and all agencies thereof) except where failure to comply with such laws would not, individually or in the aggregate, have an I-trax Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (m) Title to Assets. Each of I-trax and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it and located on its premises or, except for properties and assets disposed of in the Ordinary Course of Business since September 30, 2003, shown on the of I-trax and its Subsidiaries' consolidated balance sheet at September 30, 2003, free and clear of all Security Interests (other than Security Interests disclosed on Section 3(r) of the I-trax Disclosure Schedule), except where failure to have such marketable title or valid leasehold interest, individually or in the aggregate, would not have an I-trax Material Adverse Effect.

         (n) Undisclosed Liabilities. None of I-trax and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of I-trax and its Subsidiaries' consolidated balance sheet at September 30,

2003 (rather than in any notes thereto), (ii) Liabilities which have arisen after September 30, 2003 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (iii) Liabilities which, individually or in the aggregate, do not constitute an I-trax Material Adverse Effect.

         (o) Real Property.

               (i) None of I-trax and its Subsidiaries owns any real property.

               (ii) Section 3(o)(ii) of the I-trax Disclosure Schedule lists and describes briefly all real property leased or subleased to I-trax or its Subsidiaries. I-trax has delivered to I-trax correct and complete copies of the leases and subleases listed in Section 3(o)(ii) of the I-trax Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3(o)(ii) of the I-trax Disclosure
         Schedule: (A) the lease or sublease is in full force and effect; (B) the lease or sublease will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated by this Agreement; (C) to the Knowledge of I-trax, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (D) the Knowledge of I-trax, no party to the lease or sublease has repudiated any provision thereof; (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (F) with respect to each sublease, to the Knowledge of I-trax, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease; (G) none of I-trax and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created thereunder; and (H) to the Knowledge of I-trax, all facilities leased or subleased thereunder have received all approvals of Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

         (p) Intellectual Property. Section 3(p) of the Disclosure Schedule lists all registrations and applications for patents, trademarks and copyrights by I-trax and all Universal Resource Locators material to the conduct of the business of I-trax and its Subsidiaries as now conducted. Section 3(p) of the Disclosure Schedule also identifies each trade name or unregistered trademark or service mark used by I-trax and its Subsidiaries in connection with any of their businesses. To the Knowledge of I-trax, each of I-trax and its Subsidiaries has all right, title and interest in, or a valid and binding license to use, the Intellectual Property necessary or required to conduct the business of I-trax and its Subsidiaries as now conducted. None of I-trax and its Subsidiaries is in default (nor would it be in default but for the giving of notice or lapse of time or both) under any license, sublicense, agreement, or permission to use such Intellectual Property and, to the Knowledge of I-trax, there is no threatened dispute or disagreement with respect to any such license, sublicense, agreement, or permission except for such defaults, disputes and disagreements which, individually or in the aggregate, would not have an I-trax Material Adverse Effect. To the Knowledge of I-trax, such Intellectual Property is not being infringed or misappropriated by any third party and no such claims have been brought against any third party. To the Knowledge of I-trax, each item of Intellectual Property owned or used by I-trax and its Subsidiaries immediately prior to the Closing will be owned or available for use by First Merger Surviving Corporation and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing. To the Knowledge of I-trax, none of I-trax and its Subsidiaries is infringing any Intellectual Property of any third party and no litigation is pending and no notice or other claim in writing has been received by I-trax or its Subsidiaries alleging any such infringement. Except as set forth in Section 3(p) of the Disclosure Schedule, to the Knowledge of I-trax, there are no claims against I-trax or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any Intellectual Property. To the Knowledge of I-trax, none of the present or former executive officers or employees of I-trax or any of its Subsidiaries has any claims whatsoever (whether direct, indirect or contingent) of right, title or interest in or to any of the Intellectual Property of I-trax or any of its Subsidiaries. To the Knowledge of I-trax, none of the present or former executive officers or employees of I-trax or any of its Subsidiaries are precluded by an agreement from engaging in the business of I-trax as now conducted.

         (q) Tangible Assets. I-trax owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as currently conducted and as currently proposed to be conducted except where failure to own or lease such assets, individually or in the aggregate, would not have an I-trax Material Adverse Effect. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used and is proposed to be used except where such defects would not, individually or in the aggregate, have an I-trax Material Adverse Effect.

         (r) Contracts. Except as executed in connection with the transactions contemplated herein, Section 3(r) of the I-trax Disclosure Schedule lists the following contracts and other agreements to which I-trax or any of its Subsidiaries is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to I-trax or any of Subsidiaries or involve consideration in excess of $50,000;

               (iii) any agreement (or group of related agreements) for the sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing of services, the performance of which will extend over a period of more than one year, result in a material loss to I-trax or any of Subsidiaries or involve consideration in excess of $50,000;

               (iv) any agreement concerning a partnership or joint venture;

               (v) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has granted a Security Interest on any of its assets, tangible or intangible;

               (vi) any agreement concerning confidentiality or noncompetition;

               (vii) any agreement with any of the I-trax Stockholders or any of their Affiliates (other than I-trax);

               (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (ix) any collective bargaining agreement;

               (x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

               (xi) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

I-trax has delivered to I-trax a correct and complete copy of each agreement listed in Section 3(r) of the I-trax Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(r) of the I-trax Disclosure Schedule. With respect to each such agreement: (A) the agreement is in full force and effect;

(B) the agreement will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) I-trax, its Subsidiaries and, to the Knowledge of I-trax, the other parties thereto, are not in breach or default, and, to the Knowledge of I-trax, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of I-trax, no party has repudiated any provision of the agreement.

         (s) Notes and Accounts Receivable. Section 3(s) of the I-trax Disclosure Schedule sets a list of all notes and accounts receivable of I-trax and its Subsidiaries. All such notes and accounts receivable of I-trax and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of I-trax and its Subsidiaries consolidated balance sheet at September 30, 2003 (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of I-trax and its Subsidiaries, except where the validity and collection of such accounts receivables and any failure to properly record such notes and accounts receivables would not, individually or in the aggregate, have an I-trax Material Adverse Effect.

         (t) Insurance.

               (i) Section 4(t) of the I-trax Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which I-trax or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage: (A) the name of the insurer, the name of the policyholder, and the name of each covered insured; (B) the policy number and the period of coverage; (C) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (D) a description of any retroactive premium adjustments or other loss-sharing arrangements.

               (ii) With respect to each such insurance policy: (A) the policy is in full force and effect; (B) the policy will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither I-trax, any of its Subsidiaries nor, to the Knowledge of I-trax, any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of I-trax and its Subsidiaries has been covered during the period of its existence by insurance in scope and amount customary and reasonable for the businesses in which it has engaged. Section 3(t) of the I-trax Disclosure Schedule describes any self-insurance arrangements affecting any of I-trax and its Subsidiaries.

         (u) Employees. Section 3(u) of the I-trax Disclosure Schedule lists each executive officer of I-trax, such executive's annual base salary as of such date and such executive's expected base salary for the next calendar year. To the Knowledge of I-trax, no executive, key employee, or group of employees of I-trax or its Subsidiaries has any plans to terminate employment with I-trax or any of its Subsidiaries. None of I-trax and its Subsidiaries is a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of I-trax and its Subsidiaries has committed any unfair labor practice. I-trax has no Knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of any of I-trax and its Subsidiaries.

         (v) Employee Benefits. None of I-trax and its Subsidiaries is a member of a Controlled Group. Except as disclosed in Section 3(v) of the I-trax Disclosure Schedule, none of I-trax and its Subsidiaries maintains any Plan or any other severance, bonus, stock option, stock appreciation, stock purchase, restricted stock, retirement, insurance, profit sharing, deferred compensation, change of control, incentive or fringe benefit plan, agreement or arrangement, whether written or unwritten, providing benefits for employees or former employees of I-trax or any of its Subsidiaries (including such arrangements contained within the provisions of an individual employment or consulting agreement). None of I-trax and its Subsidiaries maintains or has ever maintained an Employee Pension Benefit Plan which is a "defined benefit" or other plan subject to the funding requirements of Section 302 of ERISA or Code Section 312, or which is subject to Title IV of ERISA. None of I-trax and its Subsidiaries is now nor has it ever been obligated to contribute to a Multiemployer Plan. None of the plans, agreements or arrangements listed in Section 3(v) of the I-trax Disclosure Schedule is an Employee Welfare Benefit Plan which provides for benefits or coverage for any former or retired employees or their dependents, except to the extent required by Code Section 3980B or Section 601 et. seq. of ERISA. Each plan, agreement or arrangement listed on Section 3(v) of the I-trax Disclosure Schedule has at all times been maintained and administered in all material respects in accordance with its terms and the applicable requirements of the Code and ERISA, including the reporting, disclosure and fiduciary responsibility requirements thereof. I-trax has delivered or after the Closing will deliver to I-trax true and complete copies of all plan documents and summary plan descriptions of the plans, agreements or arrangements listed on
Section 3(v) of the I-trax Disclosure Schedule. I-trax has also delivered to I-trax true and complete copies of the IRS Form 5500 filed in the most recent year with respect to any such plan, agreement or arrangement, including all schedules thereto.

         (w) Guaranties. None of I-trax and its Subsidiaries is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         (x) Environmental, Health, and Safety Matters. To the Knowledge of I-trax, each of I-trax, its Subsidiaries and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements. Without limiting the generality of the foregoing, each of I-trax, its Subsidiaries and their respective predecessors and Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business, except where such compliance, individually or in the aggregate, would not have an I-Trax Material Adverse Effect. None of I-trax, its Subsidiaries and their predecessors and Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

         (y) Certain Business Relationships with I-trax. Except as disclosed in the most recent Proxy Statement filed with the SEC by I-trax prior to the date of this Agreement, or in Section 3(y) of the I-trax Disclosure Schedules, none of I-trax Stockholders or any of their Affiliates has been involved in any contract, lease or business arrangement or relationship with I-trax within the past 12 months, and none of I-trax Stockholders or any of their Affiliates owns any asset, tangible or intangible, which is used in the business of I-trax or any of its Subsidiaries.

         (z) Status of Officers and Directors. No officer or director of I-trax has been involved in legal proceedings that would currently require disclosure in any registration statement under the Securities Act covering I-trax's securities under Section 401(f) of Regulation S-K promulgated by the SEC if such registration statement were to be filed on the date hereof.

         (aa) Investment. I-trax is not acquiring the CHDM Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         (bb) Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         (cc) Definitive Proxy Materials. None of the information supplied or to be supplied by I-trax for inclusion or incorporation by reference in (i) the Definitive Proxy Materials, or (ii) any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Definitive Proxy Materials, when it is delivered to I-trax Stockholders cause the Definitive Proxy Materials or such other documents to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents that I-trax is responsible for filing with the SEC and any other regulatory agency in connection with the transactions contemplated by this Agreement will comply as to form in all material respects with the provisions of applicable law and any applicable rules or regulations thereunder. I-trax, however, makes no representation with respect to statements made in the documentation referenced in this Section 3(cc) based on information supplied by CHDM. The offer and sale by I-trax of the I-trax Common Shares and I-trax Preferred Shares pursuant to this Agreement will be exempt from registration under the Securities Act and the applicable state securities laws, or if not exempt under applicable state securities laws, I-trax will take such steps as are required to register such shares in compliance with the applicable state securities laws.

         4. Representations and Warranties of CHDM. CHDM represents and warrants to I-trax and Acquisition that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4) except as set forth in the CHDM Disclosure Schedule (the "CHDM Disclosure Schedule"). The CHDM Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) Organization. Each of CHDM and its Subsidiaries is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of CHDM and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except for failures to be so duly authorized or good standing that would not, individually or in the aggregate, have a CHDM Material Adverse Effect. Each of CHDM and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it proposes to engage and to own and use the properties owned and used by it.
Section 4(a) of the CHDM Disclosure Schedule lists all directors and officers of CHDM and each of its Subsidiaries. CHDM has delivered to I-trax correct and complete copies, as applicable, of its and each of its Subsidiary's charters, bylaws and other organizational documents and all amendments thereto to the date hereof. The minute books (containing, as the case may be, the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificates, and the stock records of CHDM are correct and complete. CHDM is not in default under or in violation of any provision of its organizational documents, charter or bylaws.

         (b) Capitalization. The authorized capital of CHDM consists of 403,500 shares, of which 250,000 shares are designated as common stock, par value $0.001 per share, of which 233,247 shares are issued and outstanding and none of which are held in treasury, and of which 93,500 shares are designated as Series A Preferred Stock, without par value per share, and 60,000 shares are designated as Series B Preferred Stock, without par value per share, none of which is issued or outstanding. All of the issued and outstanding CHDM Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective CHDM Stockholders as set forth in Section 4(b) of the CHDM Disclosure Schedule. Except as set forth in Section 4(b) of the CHDM Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, agreements of sale or other contracts or commitments that could require CHDM to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in Section 4(b) of the CHDM Disclosure Schedule, there are no outstanding or authorized equity appreciation, phantom stock, profit participation, or similar rights with respect to CHDM. Except as set forth in
Section 4(b) of the CHDM Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of CHDM.

         (c) Authorization of Transaction. CHDM has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that CHDM cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of CHDM enforceable in accordance with its terms.

         (d) Noncontravention. Except as disclosed on Schedule 4(d) of the CHDM Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CHDM or any of its Subsidiaries is subject or any provision of the charter or bylaws of CHDM or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CHDM or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest on any of its assets), excluding from the foregoing clauses (i) and (ii) violations or conflicts that, individually or in the aggregate, would not have a CHDM Material Adverse Effect. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Act, the state securities laws and the Hart-Scott-Rodino Act, none of CHDM and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Brokers' Fees. Except as disclosed on Schedule 4(e) of the CHDM Disclosure Schedule, none of CHDM, its Subsidiaries and CHDM Stockholders has or will have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (f) Title to Assets. Each of CHDM and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it and located on its premises or, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, shown on the Most Recent Balance Sheet, free and clear of all Security Interests (other than Security Interests disclosed on Section 4(f) of the CHDM Disclosure Schedule), except where failure to have such marketable title or valid leasehold interest, individually or in the aggregate, would not have a CHDM Material Adverse Effect.

         (g) Subsidiaries. Section 4(g) of the CHDM Disclosure Schedule sets forth for each Subsidiary of CHDM (i) its name and jurisdiction of incorporation or formation, (ii) the type of entity, (iii) the number of shares of authorized capital stock of each class of its capital stock or other equity interests, (iv) the number of issued and outstanding shares of each class of its capital stock or other equity interests, the names of the holders thereof, and the number of shares or other equity interests held by each such holder, and (v) the number of shares of its capital stock or other equity interests held in treasury. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of CHDM have been duly authorized and are validly issued, fully paid, and nonassessable. Except as disclosed on Section 4(g) of the CHDM Disclosure Schedule, CHDM holds of record and owns beneficially all of the outstanding shares or other equity interests of each Subsidiary of CHDM, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

         (h) Financial Statements. Attached to Section 4(h) of the CHDM Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheet and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 (the "Most Recent Fiscal Year End") for CHDM and its Subsidiaries; (ii) unaudited balance sheet and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the ten months ended October 31, 2003 (the "Most Recent Fiscal Month End") for CHDM and its Subsidiaries; and (iii) unaudited consolidating balance sheet and statements of income, changes in stockholders' equity, and cash flow as of and for the Most Recent Fiscal Year End for CHDM and its Subsidiaries. The Financial Statements (including, if applicable, the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of CHDM and its Subsidiaries as of such dates and the results of operations of CHDM and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of CHDM and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial

Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (i) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End and except as disclosed in Section 4(i) of the CHDM Disclosure Schedule:

               (i) None of CHDM and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible outside the Ordinary Course of Business;

               (ii) None of CHDM and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $350,000;

               (iii) No party (including CHDM or its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which CHDM is a party or by which it is bound;

               (iv) None of CHDM and its Subsidiaries has granted any Security Interest on any of its assets, tangible or intangible;

               (v) None of CHDM and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) involving more than $350,000;

               (vi) None of CHDM and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $350,000;

               (vii) None of CHDM and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $350,000 in the aggregate;

               (viii) None of CHDM and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (ix) None of CHDM and its Subsidiaries has canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $350,000;

               (x) None of CHDM and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

               (xi) There has been no change made or authorized in the charter, bylaws or other organizational documents of CHDM or any Subsidiary;

               (xii) None of CHDM and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, other than options to employees granted in the Ordinary Course of Business all of which are disclosed in Section 4(b) of the CHDM Disclosure Schedule;

               (xiii) None of CHDM and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) None of CHDM and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property except where such damage, destruction or loss did not cause a CHDM Material Adverse Effect;

               (xv) None of CHDM and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, managers, officers, and employees;

               (xvi) None of CHDM and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) None of CHDM and its Subsidiaries has granted any increase in the base compensation or made any other change in employment terms of any of its directors, managers, officers, and employees;

               (xviii) None of CHDM and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Welfare Benefit Plan or Employee Pension Benefit Plan);

               (xix) None of CHDM and its Subsidiaries has made or pledged to make any charitable or other capital contribution;

               (xx) There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving CHDM or its Subsidiaries which would have an economic impact of more than $350,000;

               (xxi) None of CHDM and its Subsidiaries has agreed to do any of the foregoing; and

               (xxii) There has not been a CHDM Material Adverse Effect.

         (j) Undisclosed Liabilities. None of CHDM and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (iii) Liabilities which, individually or in the aggregate, do not constitute a CHDM Material Adverse Effect.

         (k) Legal Compliance. Each of CHDM, its Subsidiaries and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Federal, state, local, and foreign governments (and all agencies thereof) except where failure to comply with such laws would not, individually or in the aggregate, have a CHDM Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (l) Tax Matters.

               (i) Each of CHDM and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by CHDM and its Subsidiaries (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an Authority in a jurisdiction where CHDM or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of CHDM and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Each of CHDM and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) No director or officer (or employee responsible for Tax matters) of CHDM or its Subsidiaries has been informed formally or informally or has any reason to believe any Authority may assess additional Taxes for any period for which Tax Returns have been filed or is aware of any state of facts which could give rise to any claim, audit, action, suit, proceeding, or investigation which respect to any Tax for which CHDM could be liable. Schedule 4(l)(iii) of the CHDM Disclosure Schedule lists all Federal, state, local, and foreign income Tax Returns filed with respect to CHDM and its Subsidiaries for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. CHDM has delivered to I-trax correct and complete copies of all Federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by CHDM or any of its Subsidiaries for calendar year 2000 through the Closing Date.

               (iv) None of CHDM and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) None of CHDM and its Subsidiaries has made any payments, is not obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of CHDM and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of CHDM and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of CHDM and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated Federal income Tax Return (other than a group the common parent of which was CHDM) or (B) has any Liability for the Taxes of any Person (other than CHDM) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (vi) The unpaid Taxes of CHDM and its Subsidiaries (A) did not, as of the Most Recent Fiscal Year End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CHDM or its Subsidiary in filing its Tax Returns.

         (m) Real Property.

               (i) None of CHDM and its Subsidiaries owns any real property.

               (ii) Section 4(m)(ii) of the CHDM Disclosure Schedule lists and describes briefly all real property leased or subleased to CHDM or its Subsidiaries. CHDM has delivered to I-trax correct and complete copies of the leases and subleases listed in Section 4(m)(ii) of the CHDM Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(m)(ii) of the CHDM Disclosure
         Schedule: (A) the lease or sublease is in full force and effect; (B) the lease or sublease will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated by this Agreement; (C) to the Knowledge of CHDM, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (D) the Knowledge of CHDM, no party to the lease or sublease has repudiated any provision thereof; (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (F) with respect to each sublease, to the Knowledge of CHDM, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease; (G) none of CHDM and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created thereunder; and (H) to the Knowledge of CHDM, all facilities leased or subleased thereunder have received all approvals of Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

         (n) Intellectual Property. Section 4(n) of the CHDM Disclosure Schedule lists all registrations and applications for patents, trademarks and copyrights by CHDM and all Universal Resource Locators material to the conduct of the business of CHDM and its Subsidiaries as now conducted. Section 4(n) of the CHDM Disclosure Schedule also identifies each trade name or unregistered trademark or service mark used by CHDM and its Subsidiaries in connection with any of their businesses. To the Knowledge of CHDM, each of CHDM and its Subsidiaries has all right, title and interest in, or a valid and binding license to use, the Intellectual Property necessary or required to conduct the business of CHDM and its Subsidiaries as now conducted. None of CHDM and its Subsidiaries is in default (nor would it be in default but for the giving of notice or lapse of time or both) under any license, sublicense, agreement, or permission to use such Intellectual Property and, to the Knowledge of CHDM, there is no threatened dispute or disagreement with respect to any such license, sublicense, agreement, or permission except for such defaults, disputes and disagreements which, individually or in the aggregate, would not have a CHDM Material Adverse Effect. To the Knowledge of CHDM, such Intellectual Property is not being infringed or misappropriated by any third party and no such claims have been brought against any third party. To the Knowledge of CHDM, each item of Intellectual Property owned or used by CHDM and its Subsidiaries immediately prior to the Closing will be owned or available for use by Second Merger Surviving Company and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing. To the Knowledge of CHDM, none of CHDM and its Subsidiaries is infringing any Intellectual Property of any third party and no litigation is pending and no notice or other claim in writing has been received by CHDM or its Subsidiaries alleging any such infringement. Except as set forth in Section 4(n) of the CHDM Disclosure Schedule, to the Knowledge of CHDM, there are no claims against CHDM or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any Intellectual Property. To the Knowledge of CHDM, none of the present or former executive officers or employees of CHDM or any of its Subsidiaries has any claims whatsoever (whether direct, indirect or contingent) of right, title or interest in or to any of the Intellectual Property of CHDM or any of its Subsidiaries. To the Knowledge of CHDM, none of the present or former executive officers or employees of CHDM or any of its Subsidiaries are precluded by an agreement from engaging in the business of CHDM as now conducted.

         (o) Tangible Assets. CHDM owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as currently conducted and as currently proposed to be conducted except where failure to own or lease such assets, individually or in the aggregate, would not have a CHDM Material Adverse Effect. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used and is proposed to be used except where such defects would not, individually or in the aggregate, have a CHDM Material Adverse Effect.

         (p) Contracts. Except as executed in connection with the transactions contemplated herein, Section 4(p) of the CHDM Disclosure Schedule lists the following contracts and other agreements to which CHDM or any of its Subsidiaries is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $350,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to CHDM or any of Subsidiaries or involve consideration in excess of $350,000;

               (iii) any agreement (or group of related agreements) for the sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing of services, the performance of which will extend over a period of more than one year, result in a material loss to CHDM or any of Subsidiaries or involve consideration in excess of $350,000;

               (iv) any agreement concerning a partnership or joint venture;

               (v) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $350,000 or under which it has granted a Security Interest on any of its assets, tangible or intangible;

               (vi) any agreement concerning confidentiality or noncompetition;

               (vii) any agreement with any of the CHDM Stockholders or any of their Affiliates (other than CHDM);

               (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (ix) any collective bargaining agreement;

               (x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

               (xi) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $350,000.

CHDM has delivered to I-trax a correct and complete copy of each agreement listed in Section 4(p) of the CHDM Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the CHDM Disclosure Schedule. With respect to each such agreement: (A) the agreement is in full force and effect; (B) the agreement will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;
(C) CHDM, its Subsidiaries and, to the Knowledge of CHDM, the other parties thereto, are not in breach or default, and, to the Knowledge of CHDM, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of CHDM, no party has repudiated any provision of the agreement.

         (q) Notes and Accounts Receivable. Section 4(r) of the CHDM Disclosure Schedule sets forth the list of all notes and accounts receivable of CHDM and its Subsidiaries. All such notes and accounts receivable of CHDM and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CHDM and its Subsidiaries, except where the validity and collection of such accounts receivables and any failure to properly record such notes and accounts receivables would not, individually or in the aggregate, have a CHDM Material Adverse Effect.

         (r) Insurance.

               (i) Section 4(r) of the CHDM Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which CHDM or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage: (A) the name of the insurer, the name of the policyholder, and the name of each covered insured; (B) the policy number and the period of coverage; (C) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (D) a description of any retroactive premium adjustments or other loss-sharing arrangements.

               (ii) With respect to each such insurance policy: (A) the policy is in full force and effect; (B) the policy will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither CHDM, any of its Subsidiaries nor, to the Knowledge of CHDM, any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of CHDM and its Subsidiaries has been covered during the period of its existence by insurance in scope and amount customary and reasonable for the businesses in which it has engaged. Section 4(r) of the CHDM Disclosure Schedule describes any self-insurance arrangements affecting any of CHDM and its Subsidiaries.

         (s) Litigation. Section 4(s) of the CHDM Disclosure Schedule sets forth each instance in which any of CHDM, any of its Subsidiaries or any of their directors or officers in their capacity as such: (i) (A) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (B) is a party or, to the Knowledge of CHDM, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator; and (ii) identifies if such instance, including associated litigation costs, is covered by insurance. To the Knowledge of CHDM, and unless otherwise disclosed on Section 4(s) of the CHDM Disclosure Schedule, none of the actions, suits, proceedings, hearings and investigations set forth in Section 4(s) of the CHDM Disclosure Schedule could result in a CHDM Material Adverse Effect. None of CHDM, any of its Subsidiaries or directors or officers (or employees with responsibility for litigation matters) of CHDM or any of its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against CHDM.

         (t) Employees. Section 4(t) of the CHDM Disclosure Schedule lists each executive officer of CHDM, such officer's annual base salary as of such date and such officer's expected base salary for the next calendar year. To the Knowledge of CHDM, no executive, key employee, or group of employees of CHDM or its Subsidiaries has any plans to terminate employment with CHDM or any of its Subsidiaries. None of CHDM and its Subsidiaries is a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of CHDM and its Subsidiaries has committed any unfair labor practice. CHDM has no Knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of any of CHDM and its Subsidiaries.

         (u) Employee Benefits. None of CHDM and its Subsidiaries is a member of a Controlled Group. Except as disclosed in Section 4(u) of the CHDM Disclosure Schedule, none of CHDM and its Subsidiaries maintains any Plan or any other severance, bonus, stock option, stock appreciation, stock purchase, restricted stock, retirement, insurance, profit sharing, deferred compensation, change of control, incentive or fringe benefit plan, agreement or arrangement, whether written or unwritten, providing benefits for employees or former employees of CHDM or any of its Subsidiaries (including such arrangements contained within the provisions of an individual employment or consulting agreement). None of CHDM and its Subsidiaries maintains or has ever maintained an Employee Pension Benefit Plan which is a "defined benefit" or other plan subject to the funding requirements of Section 302 of ERISA or Code Section 412, or which is subject to Title IV of ERISA. None of CHDM and its Subsidiaries is now nor has it ever been obligated to contribute to a Multiemployer Plan. None of the plans, agreements or arrangements listed in Section 4(u) of the CHDM Disclosure Schedule is an Employee Welfare Benefit Plan which provides for benefits or coverage for any former or retired employees or their dependents, except to the extent required by Code Section 4980B or Section 601 et. seq. of ERISA. Each plan, agreement or arrangement listed on Section 4(u) of the CHDM Disclosure Schedule has at all times been maintained and administered in all material respects in accordance with its terms and the applicable requirements of the Code and ERISA, including the reporting, disclosure and fiduciary responsibility requirements thereof. CHDM has delivered or after the Closing will deliver to I-trax true and complete copies of all plan documents and summary plan descriptions of the plans, agreements or arrangements listed on Section 4(u) of the CHDM Disclosure Schedule. CHDM has also delivered to I-trax true and complete copies of the IRS Form 5500 filed in the most recent year with respect to any such plan, agreement or arrangement, including all schedules thereto.

         (v) Guaranties. Except as disclosed on Schedule 4(v) of the CHDM Disclosure Schedule, none of CHDM and its Subsidiaries is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         (w) Environmental, Health, and Safety Matters. Except as disclosed on
Schedule 4(w) of the CHDM Disclosure Schedule, to the Knowledge of CHDM, each of CHDM, its Subsidiaries and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements. Without limiting the generality of the foregoing, each of CHDM, its Subsidiaries and their respective predecessors and Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business, except where such compliance, individually or in the aggregate, would not have a CHDM Material Adverse Effect. None of CHDM, its Subsidiaries and their predecessors and Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

         (x) Certain Business Relationships with CHDM. Except as disclosed in
Section 4(x) of the CHDM Disclosure Schedules, none of CHDM Stockholders or any of their Affiliates has been involved in any contract, lease or business arrangement or relationship with CHDM within the past 12 months, and none of CHDM Stockholders or any of their Affiliates owns any asset, tangible or intangible, which is used in the business of CHDM or any of its Subsidiaries.

         (y) Status of Officers and Directors. No officer or director of CHDM has been involved in legal proceedings that would currently require disclosure in any registration statement under the Securities Act covering CHDM's securities under Section 401(f) of Regulation S-K promulgated by the SEC if such registration statement were to be filed on the date hereof.

         (z) Definitive Proxy Materials. None of the information supplied or to be supplied by CHDM for inclusion or incorporation by reference in (i) the Definitive Proxy Materials, or (ii) any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Definitive Proxy Materials, when it is delivered to CHDM Stockholders, cause the Definitive Proxy Materials or such othe documents to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

         (aa) Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and earlier of (x) the Closing and (y) the termination of this Agreement in accordance with Section 9 below:

         (a) General. Each of CHDM, I-trax and Acquisition will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this

Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

         (b) Notices and Consents. Each of CHDM, I-trax and Acquisition will give any notices to third parties, and will use its reasonable efforts to obtain any third party consents, that any of CHDM, I-trax or Acquisition reasonably may request in connection with the matters referred to in Sections 3(g) and 4(d) above, with CHDM giving any notices to third parties, and obtaining any third party consents under Section 4(d) above and I-trax and Acquisition giving any notices to third parties, and obtaining any third party consents under Section 3(g) above.

         (c) Regulatory Matters and Approvals. CHDM, I-trax and Acquisition will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(g) and Section 4(d) above. Without limiting the generality of the foregoing:

               (i) Delaware Law. Each of I-trax and CHDM will call, and will take all actions necessary in connection with, a special meeting of I-trax Stockholders and a special meeting of CHDM Stockholders (the "Special I-trax Meeting" and "Special CHDM Meeting," respectively) as soon as reasonably practicable, in order that the I-trax Stockholders and CHDM Stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act. Each of I-trax and CHDM will use its reasonable efforts to obtain the Requisite Stockholder Approval, and the written materials provided to the CHDM Stockholders in connection with obtaining of the Requisite Stockholder Approval will contain the affirmative recommendation of the board of directors of CHDM and I-trax in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of CHDM or I-trax shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

               (ii) Securities Act and State Securities Laws. I-trax and CHDM will prepare and distribute to CHDM Stockholders and I-trax Stockholders the Definitive Proxy Materials to permit CHDM Stockholders and I-trax Stockholders to deliver the Requisite Stockholder Approval, at the Special I-trax Meeting and Special CHDM Meeting. The Definitive Proxy Materials will contain such information as is required for the offering and issuance of I-trax Common Shares and I-trax Preferred Shares to CHDM Stockholders pursuant to the First Merger to qualify for an exemption from registration under Section 4(2) of the Securities Act and the regulations promulgated thereunder. Each of I-trax and CHDM will, and will cause its professional advisors to, provide to the other Party any information and assistance required or requested in connection with the foregoing matters. I-trax will take all actions that may be necessary, proper, or advisable under Federal and state securities laws in connection with the offering and issuance of I-trax Common Shares and I-trax Preferred Shares. Each of I-trax and CHDM will, and will cause its professional advisors to, provide to the other Party any information and assistance required or requested in connection with the foregoing matters, including, if required by applicable securities laws, an opinion by Irella and Manella LLP supporting any tax matters and consequences to the CHDM Stockholders described in the Definitive Proxy Materials. I-trax will take all actions that may be necessary, proper, or advisable under Federal and state securities laws in connection with the offering and issuance of I-trax Common Shares and I-trax Preferred Shares.

               (iii) Hart-Scott-Rodino Act. Each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

         (d) Fairness Opinion. I-trax will engage a financial advisor to consider the fairness, from a financial point of view, of the Merger Consideration to I-trax.

         (e) Financing. I-trax will use commercially reasonable efforts to enter into agreements to acquire the financings required for I-trax and Acquisition to deliver the cash portion of the Merger Consideration as soon as reasonably practicable on terms and conditions reasonably acceptable to CHDM and I-trax. I-trax will furnish correct and complete copies of such agreements to CHDM. Any provision of this Agreement to the contrary notwithstanding, none of I-trax and CHDM will mail the Definitive Proxy Materials to its stockholders until I-trax has delivered copies of such agreements to CHDM.

         (f) Operation of Businesses. None of CHDM, I-trax and their respective Subsidiaries will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business unless such practice, action or transaction is disclosed in writing to the other Parties and approved in writing by such other Parties (which approval will not be unreasonably withheld), except for actions taken in connection with the consummation of the Merger or the terms of this Agreement. Without limiting the generality of the foregoing, unless each of the following items is disclosed in writing by CHDM to I-trax and by I-trax to CHDM and approved in writing by the Party receiving the disclosure (which approval will not be unreasonably withheld), and except in connection with the consummation of the Merger or the terms of this Agreement:

               (i) None of CHDM, I-trax and their respective Subsidiaries will authorize or effect any change in its charter or bylaws;

               (ii) None of CHDM and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding and identified in Section 4(b) of the CHDM Disclosure Schedules);

               (iii) None of I-trax and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock, except (A) upon the conversion or exercise of options, warrants, and other rights currently outstanding, (B) under I-trax's 2000 and 2001 Equity Compensation Plans as presently in force; or (C) at fair market value as determined by the Board of Directors of I-trax;

               (iv) None of CHDM, I-trax and their respective Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, except, subject to an aggregate limit of $11,000,000, CHDM may redeem or purchase pursuant to a written instrument in form and substance satisfactory to I-trax in its sole discretion, and for cash consideration determined by the Board of Directors of CHDM (and acceptable to I-trax) to be fair in light of all relevant facts and circumstances, certain outstanding CHDM options and CHDM Shares in the manner that could not cause a breach of the representation and warranty of CHDM in Section 4(j) above;

               (v) None of CHDM, I-trax and their respective Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

               (vi) None of CHDM, I-trax and their respective Subsidiaries will grant any Security Interest with respect to any of its assets;

               (vii) None of CHDM, I-trax and their respective Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person, except $4,000,000 to fund the proposed captive insurance subsidiary of CHDM;

               (viii) None of CHDM, I-trax and their respective Subsidiaries will make any change in employment terms for any of its directors or officers;

               (ix) None of CHDM and its Subsidiaries will (A) incur any expenditures of $50,000 or more individually or $100,000 or more in the aggregate if such expenditures are not set forth in the CHDM and its Subsidiaries budget attached to this Agreement as Exhibit H or (B) delay payment of any account payable or accrued liability in a manner that is not in CHDM's Ordinary Course of Business; and

               (x) None of CHDM and its Subsidiaries will agree to do any of the foregoing.

         (g) Full Access. Each Party will permit representatives of the other Parties to have full access at all reasonable times and on reasonable notice, and in a manner so as not to interfere with its normal business operations, to all of its premises, properties, personnel, books, records (including tax records), contracts, and documents. Each Party will treat and hold as such any Confidential Information it receives from the other Party in the course of the reviews contemplated by this Section 5(g), will not use any such Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Party providing such Confidential Information all tangible embodiments (and all copies) thereof which are in its possession. Any such Confidential Information is further subject to that certain Confidentiality Agreement dated as of June 16, 2003 between I-trax and CHDM.

         (h) Notice of Developments. Each of CHDM, I-trax and Acquisition will give prompt notice to the others of any material Adverse Consequences or any breach of any of its respective representations and warranties in Sections 3 and 4 above. No disclosure by any Party pursuant to this Section 5(h), however, shall be deemed to amend or supplement the CHDM Disclosure Schedule or the I-trax Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant. Notwithstanding the foregoing, but subject to Sections 6(a)(iii) and 6(b)(iii), each Party will update its respective Disclosure Schedule prior to the Closing so that such Party's Disclosure Schedule is correct and complete as of the Closing Date.

         (i) Exclusivity. None of CHDM, I-trax or Acquisition will (and will cause or permit any of its Subsidiaries not to): (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of CHDM, I-trax or any of their Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing; provided, however, that any of CHDM, I-trax, Acquisition or their Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing to the extent their fiduciary duties require them to do so. Notwithstanding the limitations set forth in this
Section 5(i), I-trax may engage in any of the actions and activities contemplated by this Section 5(i) if such actions and activities will not impair the ability or commitment of I-trax to consummate the transactions contemplated herein and if I-trax promptly informs CHDM of such actions and activities and allows CHDM to participate therein to the extent reasonably requested. Each of CHDM, I-trax and Acquisition shall notify all the others immediately if any Person makes any proposal or offer contact with respect to any of the foregoing.

         (j) Listing of Shares. I-trax shall take reasonable commercial efforts to have the I-trax Common Shares (including Escrow Shares) and the I-trax Common Shares issuable upon conversion of the I-trax Preferred Shares issuable pursuant to the Merger, to be approved for listing on any stock market or exchange on which I-trax Common Shares are then listed.

         (k) Financial Statements Re-characterization. CHDM will use its reasonable efforts, and will cause its Subsidiaries and independent auditors to use their respective reasonable efforts, to re-state its Financial Statements to re-characterize gross net revenue and net revenue line items to exclude from such items revenue associated with CHDM and its Subsidiaries pharmaceutical sales and to deliver them to I-trax prior to Closing.

         6. Conditions to Obligation to Close.

         (a) Conditions to Obligation of I-trax, Acquisition and Acquisition LLC. The obligation of I-trax, Acquisition and Acquisition LLC to consummate the transactions to be performed by each of them respectively in connection with the Closing is subject to satisfaction of the following conditions:

               (i) this Agreement and the First Merger shall have received the Requisite Stockholder Approval;

               (ii) CHDM shall have procured all of the third party consents specified in Section 5(b) above;

               (iii) the representations and warranties set forth in Sections 4 above shall be true and correct in all respects at and as of the Closing Date and the aggregate negative financial impact of all matters or events added to the CHDM Disclosure Schedule since the date of execution of this Agreement must not exceed $250,000;

               (iv) CHDM shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

               (v) no action, suit, or proceeding shall be pending or threatened against CHDM or any of its Subsidiaries before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of I-trax to own the capital stock of the First Merger Surviving Corporation and all of the equity interest of the Second Merger Surviving Company and to control the First Merger Surviving Corporation and the Second Merger Surviving Company, or (D) affect adversely the right of each of CHDM and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (vi) CHDM shall have delivered to I-trax a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) have been satisfied in all respects, together with a exhibit identifying all amendments to the CHDM Disclosure Schedule;

               (vii) CHDM shall have delivered to I-trax a certificate of CHDM's Secretary attaching, and certifying that each such attachment is true, correct, complete and in effect on the Closing Date: (A) CHDM's Certificate of Incorporation, (B) CHDM's Bylaws, (C) resolutions of the Board of Directors of CHDM with respect to all transactions contemplated by this Agreement; and (D) resolutions or minutes of meeting of CHDM Stockholders approving this Agreement and the First Merger, and (E) a good standing certificate issued by the Secretary of State of the State of Delaware date not more than five days prior to the Closing Date;

               (viii) CHDM shall have delivered to I-trax a certificate stating that each officer of CHDM executing this Agreement and all related agreements and certificates is an incumbent officer of CHDM;

               (ix) CHDM, I-trax and Acquisition shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 5(b) and 5(c) above;

               (x) I-trax shall have received from counsel to CHDM an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to I-trax and dated as of the Closing Date;

               (xi) I-trax shall have received the resignations, effective as of the Closing, of each director of CHDM, and of each officer of CHDM other than those whom I-trax shall have specified, after consultation with CHDM, in writing at least five business days prior to the Closing;

               (xii) I-trax shall have closed the sale of I-trax Preferred Shares the gross proceeds of which are not less than $15,000,000 pursuant to the agreements referred to in Section 5(e) above;

               (xiii) I-trax shall have filed the I-trax Preferred Designations with the Secretary of State of the State of Delaware;

               (xiv) Acquisition LLC and each employee of CHDM deemed key in the reasonable discretion of I-trax and CHDM Representative shall have entered into employment agreements on mutually acceptable terms;

               (xv) I-trax, the CHDM Representative and the Escrow Agent shall have entered into the Escrow Agreement in form and substance substantially as attached hereto as Exhibit E hereto;

               (xvi) CHDM shall have delivered a certificate of CHDM's Chief Financial Officer stating the cash balance of CHDM and its Subsidiaries as of the Closing Date computed in accordance with Section 2(b) above;

               (xvii) I-trax shall have determined, in the exercise of its reasonable judgment, that issuance of I-trax Common Shares and I-trax Preferred Shares will qualify for exemption from registration under
         Section 4(2) of the Securities Act and the regulations promulgated thereunder;

               (xviii) I-trax and CHDM shall have closed on a senior loan facility pursuant to which not less than $16,000,000 is available to be borrowed by I-trax and CHDM on the Closing Date;

               (xix) The waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

               (xx) CHDM and its Subsidiaries shall have caused any of its employee that have borrowed money from CHDM or its Subsidiaries to repay such loans; and

               (xxi) All actions to be taken by CHDM in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to I-trax.

I-trax may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of CHDM. The obligation of CHDM to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) this Agreement and the First Merger shall have received the Requisite Stockholder Approval;

               (ii) I-trax shall have procured all of the third party consents specified in Section 5(b) above;

               (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date and the aggregate negative financial impact of all matters or events added to the I-trax Disclosure Schedule since the date of execution of this Agreement must not exceed $250,000;

               (iv) I-trax shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

               (v) no action, suit, or proceeding shall be pending or threatened against I-trax or any of its Subsidiaries before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of CHDM Stockholders to own the I-trax Common Shares I-trax Preferred Shares issued in the First Merger (excluding, however, fluctuations of price of I-trax Common Shares not below $2.25), or (D) affect adversely the right of I-trax to own the combined assets and operations of I-trax and CHDM after the Merger;

               (vi) I-trax and Acquisition shall have delivered to CHDM a certificate to the effect that each of the conditions specified above in Sections 6(b)(i)-(v) is satisfied in all respects; together with an exhibit identifying all amendments to the I-trax Disclosure Schedule;

               (vii) I-trax and Acquisition shall have delivered to CHDM a certificate of I-trax's Secretary and Acquisition's Secretary attaching, and certifying that each such attachment is true, correct, complete and in effect on the Closing Date, I-trax's and Acquisition's:
         (A) certificate of incorporation, (B) Bylaws, (C) resolutions of the Board of Directors with respect to all transactions contemplated by this Agreement; and (D) resolutions or minutes of meeting of stockholders approving this Agreement and the Merger, and (E) a good standing certificate issued by the Secretary of State of the State of Delaware date not more than five days prior to the Closing Date;

               (viii) I-trax shall have delivered to CHDM a certificate stating that each officer of I-trax executing this Agreement and all related agreements and certificates is an incumbent officer of I-trax;

               (ix) CHDM, I-trax and Acquisition shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 5(b) and 5(c) above;

               (x) CHDM shall have received from counsel to I-trax an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to CHDM and dated as of the Closing Date and any tax opinion to be rendered pursuant to Section 5(c)(ii);

               (xi) CHDM shall have received a written opinion of Irell & Manella LLP, in form and substance reasonably satisfactory to CHDM, to the effect that the transactions contemplated herein will constitute a reorganization within the meaning of Section 368(a) of the Code; the Parties agree to make such reasonable written representations as requested by Irell & Manella LLP for the purpose of rendering such opinion;

               (xii) Haywood D. Cochrane, Jr. shall have been elected to the Board of Directors of I-trax;

               (xiii) I-trax shall have closed the sale of I-trax Preferred Shares the gross proceeds of which are not less than $15,000,000 pursuant to agreements referred to in Section 5(e) above;

               (xiv) I-trax shall have filed the I-trax Preferred Designations with the Secretary of State of the State of Delaware;

               (xv) I-trax and CHDM shall have closed on a senior loan facility pursuant to which not less than $16,000,000, is available to be borrowed by I-trax and CHDM on the Closing Date;

               (xvi) I-trax, the CHDM Representative and the Escrow Agent shall have entered into the Escrow Agreement in form and substance substantially as attached hereto as Exhibit E hereto;

               (xvii) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

               (xviii) I-trax Common Shares shall not have been delisted or otherwise removed from the stock market or exchange on which I-trax Common Shares are traded as of the date of this Agreement, I-trax shall not have received any notice of the delisting or removal of the I-trax Common Shares from the stock market or exchange on which I-trax Common Shares are traded as of the date of this Agreement and there shall be no Basis for the delisting or removal of the I-trax Common Shares from the stock market or exchange on which I-trax Common Shares are traded as of the date of this Agreement; and

               (xix) all actions to be taken by I-trax in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to CHDM.

Each of CHDM or the CHDM Representative may waive any condition specified in this Section 6(b) if it or he executes a writing so stating at or prior to the Closing.

         7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) I-trax Common Shares. Each I-trax Common Share issued in the First Merger will be imprinted with a legend substantially in the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Said shares cannot be sold, transferred, disposed of, pledged or hypothecated in any manner whatsoever in the absence of an effective registration statement for the shares under said Act, or in the opinion reasonably satisfactory to the Company in form and of counsel, an exemption from the registration requirements is in fact applicable to said shares.

         (b) Insurance and Indemnification.

               (i) I-trax will provide each individual who served as a director or officer of CHDM at any time prior to the Effective Time with liability insurance for a period of 48 months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time.

               (ii) I-trax will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of CHDM for the benefit of any individual who served as a director or officer of CHDM at any time prior to the Effective Time.

               (iii) I-trax will provide each CHDM Stockholder who joins the I-trax board of directors or becomes an officer of I-trax or its Subsidiaries with reasonable coverage under I-trax's directors and officers liability insurance policy beginning with the time period when such CHDM Stockholder is an officer or director of I-trax and for the applicable statute of limitations period after such CHDM Stockholder ceases to be an officer and director of I-trax.

               (iv) I-trax will observe the indemnification provisions set forth in Section 7(b) of the Employment Agreement dated as of March 3, 1997 and in Section 2 of the letter agreement dated September 20, 1999, in each case between Michael J. Hardies and Corporate Health Dimensions, Inc., a Subsidiary of CHDM, for a period of four years after the Effective Time.

         (c) Registration Statement on Form S-3. Subject to compliance with SEC regulations under the Securities Act, including the requirement that current financial information is available as a condition to effectiveness of certain registration statements filed under the Securities Act, I-trax shall file with the SEC a registration statement on Form S-3 in the form of Exhibit G attached hereto as amended in such respects as I-trax determines in necessary to comply with its obligations under the securities laws covering I-trax Common Shares issuable in the First Merger and the I-trax Common Shares issueable upon conversion of I-trax Preferred Shares in the First Merger. I-trax shall use its commercially reasonable efforts to cause such Form S-3 to become effective promptly. I-trax shall promptly convey to CHDM and its counsel all correspondence with the SEC related to the Form S-3. I-trax shall keep such registration statement effective for a period of two years from its initial effective date. I-trax will cause its executive officers to enter into lock-up agreements prohibiting the sale of their I-trax stock until such time as the Form S-3 has been effective for 90 days. CHDM Representative will cause its executive officers to enter into lock-up agreements prohibiting the sale of their I-trax stock until such time as the Form S-3 has been effective for 90 days. All fees, disbursements and out-of-pocket expenses and costs incurred by I-trax in connection with the preparation and filing of the Form S-3 and in complying with applicable Federal and state securities laws (including, without limitation, all attorneys' fees of I-trax) shall be borne by I-trax. The former CHDM Stockholders shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the shares being registered and the fees and expenses of their counsel. I-trax shall use its reasonable best efforts to qualify any of the registered I-trax Common Stock for sale in such states as any former CHDM Stockholder reasonably designates. However, I-trax shall not be required to qualify in any state which will require an escrow or other restriction relating to I-trax and/or the sellers, or which will require I-trax to qualify to do business in such state or require I-trax to file therein any general consent to service of process. I-trax at its expense will supply the former CHDM Stockholders with copies of the Form S-3 and any prospectus included therein and other related documents in such quantities as may be reasonably requested by the former CHDM Stockholders. I-trax will indemnify and hold harmless the former CHDM Stockholders and their affiliates against any liability or expense under the Securities Act of 1933 or otherwise, insofar as such liability or expense is caused by any untrue statement or alleged untrue statement of any material fact contained in the Form S-3, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that I-trax will not be liable to the extent that any such liability or expense arises out of an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such former CHDM Stockholder in writing specifically for use in the preparation of the Form S-3.

         (d) General Cooperation. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

         (e) Tax-Free Reorganization Treatment. Each of I-trax, Acquisition, Acquisition LLC shall use its or their best efforts to cause the Merger to constitute a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes (a "Tax-Free Reorganization"). None of the aforementioned Parties has taken or will take, either before or after consummation of the Merger, any action that, to the Knowledge of such Party, would cause the Merger to fail to constitute a Tax-Free Reorganization. Unless otherwise required by law, each Party shall (i) report the Merger on all Tax returns and filings as a Tax-Free Reorganization, and (ii) not take any position or action that is inconsistent with the characteristics of the Merger as a Tax-Free Reorganization in any audit, administrative proceeding, litigation or otherwise.

         8. Remedies for Breaches of this Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement will survive the Closing hereunder (even if the beneficiary of such representation and warranties knew or had reason to know of any misrepresentation or breach of representation or warranty at the time of Closing) and continue in full force and effect until August 14, 2004, at which time they shall expire and be of no further force or effect except for covenants which by their specific terms extend for a longer period of time in which case such specific longer period of time shall be applicable and control. Any claim based on any of representation or warranty will be time barred unless submitted in writing prior to August 14, 2004 to the Party charged with such claim, regardless of the applicable legal theory underlying such claim and regardless of any different statute of limitation that might otherwise apply under applicable law.

         (b) Indemnification Provisions for Benefit of I-trax.

               (i) In the event CHDM breaches (or in the event any third party alleges facts that, if true, would mean CHDM has breached) any of its representations, warranties, or covenants contained herein or in any other document or instrument delivered in connection with the transactions contemplated hereby, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that I-trax makes a written claim for indemnification against the Escrow Shares in accordance with the terms of the Escrow Agreement within such survival period, then I-trax shall recover a portion of the Escrow Shares, equal to the lesser of (a) 3,200,000 I-trax Common Shares, (b) I-trax Common Shares with a value, measured at the time of final resolution of such claim, of $8,000,000, or (c) Shares with a value, measured at the time of final resolution of such claim, equal to the entirety of any Adverse Consequences I-trax suffers through and after the date of the claim for indemnification (including any Adverse Consequences I-trax suffers after the end of any applicable survival period from the events that are the subject of an indemnification claim made prior to the end of the survival period) resulting from, arising out of, relating to or caused by the breach (or the alleged breach).

               (ii) For purposes of determining the number of Escrow Shares that shall be released to I-trax in satisfaction of any Adverse Consequences claimed under this Section 8(b), each Escrow Share shall be valued at the average of the closing price of I-trax Common Shares for ten (10) consecutive trading days ending the day prior to the final resolution of the claim in question. All Adverse Consequences paid pursuant to this Section 8(b) out of the Escrow Shares shall be treated as an adjustment to the Merger Consideration and such Adverse Consequences shall be charged on a pro rata basis to the CHDM Stockholders whose I-trax Shares are held in escrow. In the event the Escrow Shares are not sufficient to cover the full amount of the Adverse Consequences claimed pursuant to this Section 8(b), I-trax shall have no claim or right against CHDM Stockholders regardless of whether all or any of the Escrow Shares are actually earned by the CHDM Stockholders pursuant to terms set forth in this Agreement. Notwithstanding any other provision in this Agreement, recourse to such of the Escrow Shares is the sole post-Closing remedy of I-trax for breach of any representations and warranties of CHDM. After the Escrow Shares have been distributed, I-trax shall have no claim or right against CHDM Stockholders.

         (c) Matters Involving Third Parties.

               (i) If any third party shall notify I-trax with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Escrow Shares under this Section 8, then I-trax shall promptly notify the CHDM Representative in writing and promptly make available to the CHDM Representative all relevant information which is material to the claim and which is in the possession of I-trax; provided, however, that no delay on the part of I-trax in notifying the CHDM Representative shall limited the ability of I-trax to claim for indemnification against the Escrow Shares unless (and then solely to the extent) such delay is actually prejudicial to the defense of such Third Party Claim.

               (ii) The CHDM Representative will have the right to defend I-trax against the Third Party Claim with counsel of his choice reasonably satisfactory to I-trax (with legal expenses to be paid out of escrow by the Escrow Agent) as long as (A) the CHDM Representative notifies I-trax in writing within 15 days after I-trax has given notice of the Third Party Claim that the CHDM Representative will indemnify I-trax from and against the entirety of any Adverse Consequences I-trax may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (D) the CHDM Representative conducts the defense of the Third Party Claim in a commercially reasonable, active and diligent manner.

               (iii) As long as the CHDM Representative is conducting the defense of the Third Party Claim in accordance with Section 8(c)(ii) above, (A) I-trax may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) CHMD Representative will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of I-trax (not to be withheld unreasonably), and (C) the CHDM Representative will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Parties (not to be withheld unreasonably).

               (iv) In the event any of the conditions in Section 8(c)(ii) above is breached materially and such breach is not cured within ten (10) days of notice thereof, or becomes unsatisfied, however, (A) I-trax may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner they reasonably may deem appropriate (and I-trax need not consult with, or obtain any consent from, the CHDM Representative in connection therewith), and (B) I-trax will collect the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) out of the Escrow Shares.

         (d) Limitations on Liability. In no event will the aggregate Liability for breach of any CHDM representations and warranties contained in this Agreement exceed the Escrow Shares. In no event will any CHDM Stockholder be personally liable on account of a breach of any representation or warranty of CHDM hereunder.

         (e) Determination of Adverse Consequences. All indemnification payments under this Section 8 shall be deemed adjustments to Merger Consideration.

         (f) Basket.

               (i) Notwithstanding anything in Section 8(b) above to the contrary, no Escrow Shares will be applied to indemnify I-trax from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any breach (or any alleged breach) of any representation or warranty until I-trax has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of $500,000 and then only to the extent that I-trax has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of $500,000.

               (ii) For purposes of Sections 8(b) and this Section 8(f), any and all references to a "Material Adverse Effect" or "material" limitations in the representations and warranties of CHDM which determine whether a breach has occurred shall not be considered deductibles or a separate basket, i.e., Adverse Consequences shall be calculated from the first dollar of loss.

         9. Termination.

         (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

               (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

               (ii) I-trax may terminate this Agreement by giving notice to CHDM prior to the Effective Time (A) in the event CHDM has breached any representation, warranty, or covenant contained in this Agreement in any respect, I-trax or Acquisition has notified CHDM of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2004 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from I-trax's or Acquisition's breaching any representation, warranty, or covenant contained in this Agreement); provided, however, if the sole condition precedent which has failed is the condition under
         Section 6(a)(xvii) above, I-trax may, by notice to CHDM, elect to extend the termination date set forth in Sections 9(a)(ii) and 9(a)(iii) to July 31, 2004 if I-trax promptly files a registration statement on Form S-4 to register the I-trax Shares issuable in the Merger.

               (iii) CHDM may terminate this Agreement by giving notice to I-trax and Acquisition at any time prior to the Effective Time (A) in the event I-trax or Acquisition has breached any representation, warranty, or covenant contained in this Agreement in any respect, CHDM has notified I-trax and Acquisition of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2004 by reason of the failure of any condition precedent under
         Section 6(b) hereof (unless the failure results primarily from CHDM's breaching any representation, warranty, or covenant contained in this Agreement);

               (iv) I-trax and Acquisition may terminate this Agreement by giving notice to the other Parties at any time prior to the Effective Time in the event the fairness opinion referred to in Section 5(d) is withdrawn;

               (v) CHDM may terminate this Agreement by giving notice to I-trax at any time prior to the Effective Time in the event the closing price of I-trax Common Shares of the American Stock Exchange for ten (10) consecutive trading days is less than $2.25.

               (vi) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special CHDM Meeting or the Special I-trax Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(g) above shall survive any such termination.

         10. Miscellaneous.

         (a) Press Releases and Public Announcements. None of the Parties shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Parties prior to making the disclosure).

         (b) No Third-Party Beneficiaries. This Agreement does not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions of this Agreement concerning delivery of the Merger Consideration, the obligation of I-trax to keep the Form S-3 effective for two years, the continuing obligation of I-trax to report the Merger on all Tax returns and filings as a Tax-Free Reorganization, and the representations and warranties of I-trax and Acquisition set forth in Section 3 above are for the benefit of the CHDM Stockholders (in each case to be enforced on their behalf by the CHDM Representative), and (ii) the provisions in Section 5(i) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (c) Entire Agreement. This Agreement and the Confidentiality Agreement dated as of June 16, 2003 between I-trax and CHDM constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (e) Counterparts. This Agreement may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to CHDM:                       CHD Meridian Healthcare
                                  40 Burton Hills Blvd.
                                  Suite 200
                                  Nashville, Tennessee 37215
                                  Attention:  Haywood D. Cochrane, Jr., CEO

Copies to:                        R. Riley Sweat
                                  Managing Director
                                  Raymond James & Associates
                                  2525 West End Avenue, Suite 925
                                  Nashville, TN 37203
                                  Fax: (615) 321-4588

                                  and to:

                                  Stephen P. Rothman, Esq.
                                  1533 Addison Road
                                  Palos Verdes Estates, CA 90274
                                  Fax: (310) 373-0211

If to I-trax or Acquisition       I-trax, Inc.
                                  One Logan Square, Suite 2615
                                  130 N. 18th Street
                                  Philadelphia, PA 19103
                                  Fax No.  (215) 557-7820
                                  Attention: Frank A. Martin, CEO
                                  and Yuri Rozenfeld, Esq.

Copy to:                          Ballard Spahr Andrews & Ingersoll, LLP
                                  1735 Market Street, 51st Floor
                                  Philadelphia, PA 19103
                                  Fax No.  (215) 864-8999
                                  Attention: Justin P. Klein, Esq.

If to the Process Agent:          Corporate Trust Center
                                  1209 Orange Street
                                  Wilmington, DE 19801


         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware, State of Tennessee or Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, as may be required by this Section 10(h).

         (i) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by CHDM and I-trax. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Further, CHDM will cause its attorneys, accountants and investment professionals, including without limitation, Raymond James and Associates to invoice CHDM at or prior to Closing for all of their fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, to the extent not yet paid (such amounts, in the aggregate, "Accrued CHDM Professional Expenditures").

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or Federal court sitting in the State of Pennsylvania, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints CT Corporation (the "Process Agent") as his, her or its agent to receive on his, her or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(o), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                           I-TRAX, INC.


                           By:    /s/ Frank A. Martin
                              ---------------------------------
                                    Frank A. Martin
                                    Chief Executive Officer



                           DCG ACQUISITION, INC.


                           By:    /s/ Frank A. Martin
                              --------------------------------
                                    Frank A. Martin
                                    Chief Executive Officer



                           MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, INC.


                           By:     /s/ Haywood D. Cochrane, Jr.
                              -----------------------------------------
                                    Haywood D. Cochrane, Jr.
                                    Chief Executive Officer


                           CHD MERIDIAN HEALTHCARE, LLC

                           By: I-trax, Inc., its sole member



                           By:     /s/ Frank A. Martin
                              -----------------------------------------
                                    Frank A. Martin
                                    Chief Executive Officer

                          AMENDMENT TO MERGER AGREEMENT

         This Amendment to Merger Agreement is dated as of February 4, 2004 (the "Amendment"), is by and among I-trax, Inc., a Delaware corporation ("I-trax"), DCG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of I-trax, CHD Meridian Healthcare, LLC, a Delaware limited liability company of which I-trax is the sole member ("Acquisition LLC"), and Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare), a Delaware corporation ("CHDM"), and amends the Merger Agreement dated December 26, 2003 (the "Merger Agreement") among such Parties. All capitalized terms used in this Amendment without definition have the respective meanings set forth in the Merger Agreement.

         WHEREAS, the Parties desire to amend the Merger Agreement and the Escrow Agreement to change the number of I-trax Common Shares to be delivered at the Effective Time by I-trax to the Escrow Agent and distributed to the CHDM Stockholders in April 2005 if the historic business of CHDM meets certain financial performance goals described in the Merger Agreement;

         WHEREAS, the Parties desire to amend Section 5(f) of the Merger Agreement to correct a typographical numbering error; and

         WHEREAS, the Parties desire to amend Exhibit F to the Merger Agreement to exclude certain expenses or accruals from the calculation of the 2004 EBITDA;

         NOW THEREFORE, the Parties, intending to be legally bound, agree as follows:

        1. Escrow Shares.
           --------------

     (a) Section 2(h) of the Merger Agreement be and it hereby is amended and restated to be and read in full as follows:

                           (h) Closing Escrow. At Closing, the Parties will
                  establish an escrow with the Escrow Agent for 3,859,200 I-trax Common Shares (the "Escrow Shares") that will be delivered at the Effective Time by I-trax to the Escrow Agent. The Escrow Shares are in addition to the I-trax Common Shares deliverable to the CHDM Stockholders at Closing under Section 2(b). The Escrow Agent shall hold and distribute the Escrow Shares in accordance with the terms of this Section 2(h), Section 2(i) and the escrow agreement (the "Escrow Agreement") substantially in the form of Exhibit E attached hereto to be entered into at the Closing by I-trax, the CHDM Representative and the Escrow Agent.

     (b) Section 2(i) of the Merger Agreement be and it hereby is amended and restated to be and read in full as follows:

                           (i) Earn Out. On the earlier of (X) two business days
                  following the date on which I-trax files its annual report on Form 10-K or Form 10-KSB for the year ended December 31, 2004, or (Y) April 30,

                   2005, I-trax and the CHDM Representative
                  shall cause the Deliverable Escrow Shares (as defined below) to be delivered to the CHDM Stockholders at the Effective Time in accordance with the Escrow Agreement if CHDM (prior to the Effective Time) and First Merger Surviving Corporation or Acquisition LLC, as applicable (after the Effective Time), record calendar year 2004 earnings before interest, taxes, depreciation, and amortization ("2004 EBITDA") of not less than $8,100,000. I-trax and the CHDM Representative shall calculate 2004 EBITDA in accordance with the rules set forth in Exhibit F to this Agreement. "Deliverable Escrow Shares" means that number of the Escrow Shares equal to the product of
                  (i) a fraction, the numerator of which is the lesser of 2004 EBITDA or $9,000,000 and the denominator of which is $9,000,000 multiplied by (ii) 3,859,200 shares, less (A) any Escrow Shares released to I-trax pursuant to Section 8 and (B) any Escrow Shares which are subject to a pending claim that has been made against the Escrow Shares in accordance with
                  Section 8 on or before August 31, 2004; provided, however, that any Escrow Shares subtracted from the Deliverable Escrow Shares pursuant to clause (B) shall be deliverable to CHDM Stockholders at a later date if such claim is ultimately resolved against I-trax. Any Escrow Shares not delivered to CHDM Stockholders in accordance with this Section 2(i), will be returned to I-trax and canceled.

2. Escrow Agreement. The form of Escrow Agreement attached as Exhibit E to the Merger Agreement be and it hereby is replaced with the amended and restated form of Escrow Agreement attached as Exhibit E to this Amendment.

3. Exhibit F. 2004 EBITDA Calculation Rules attached as Exhibit F to the Merger Agreement be and they hereby are replaced with the amended and restated 2004 EBITDA Calculation Rules attached as Exhibit E to this Amendment.

4. Section 5(f). Section 5(f), "Operation of the Businesses," of the Merger Agreement is amended to renumber each subsection thereof sequentially from (i) through (x).

5. Miscellaneous

          (a) Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware, State of Tennessee or Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, as may be required by this Section 5(a).

          (b) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Amendment or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

(c) Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Amendment.

(d) Ratification. Except as expressly modified by this Amendment, the terms and provisions of the Merger Agreement shall remain in full force and effect and effect and references in the Merger Agreement to "this Agreement", "the Agreement", "hereunder", "herein", "hereof" and words of like effect shall mean the Merger Agreement as amended by this Amendment. If there is any conflict between the provisions of the Merger Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

(e) Amendments. This Amendment may be changed, modified or amended only by an agreement in writing signed by the Parties hereto.

(f) Counterparts. This Amendment may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

















                       [Signatures on the following page.]

         IN WITNESS WHEREOF, the Parties' duly authorized representatives have executed and delivered this Amendment to the Merger Agreement as of the date and year first above written.

                                         I-TRAX, INC.


                                         By:   /s/ Frank A. Martin
                                             -------------------------------
                                                  Frank A. Martin
                                                  Chief Executive Officer



                                         DCG ACQUISITION, INC.


                                         By:  /s/ Frank A. Martin
                                            --------------------------------
                                                  Frank A. Martin
                                                  Chief Executive Officer



                                         MERIDIAN OCCUPATIONAL HEALTHCARE
                                         ASSOCIATES, INC.


                                         By:  /s/ Haywood D. Cochrane, Jr.
                                             -------------------------------
                                                  Haywood D. Cochrane, Jr.
                                                  Chief Executive Officer


                                         CHD MERIDIAN HEALTHCARE, LLC

                                         By: I-trax, Inc., its sole member



                                         By:  /s/ Frank A. Martin
                                            --------------------------------
                                                  Frank A. Martin
                                                  Chief Executive Officer

                                                                         ANNEX B
                                                                         -------







                    [LETTERHEAD OF BRYANT PARK CAPITAL, INC.]







December 28, 2003

Board of Directors
I-trax, Inc.
One Logan Square
130 N. 18th Street
Philadelphia, PA  19103

Members of the Board:

You have asked us, in our capacity as investment bankers, to advise you with respect to the fairness to I-trax, Inc. ("I-trax"), from a financial point of view, of the Consideration (as defined below) to be paid by I-trax pursuant to the terms of the Merger Agreement (the "Merger Agreement") to be entered into by and among I-trax, DCG Acquisition, Inc. ("Acquisition"), Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare) ("CHDM") and CHDM Healthcare, LLC ("Acquisition LLC"). The Merger Agreement provides for a two-step merger whereby (i) Acquisition would merge with and into CHDM (the "First Merger") and CHDM would be the entity surviving the First Merger and (ii) as soon as practicable following the First Merger, CHDM would merge with and into Acquisition LLC (the "Second Merger" and together with the First Merger, the "Transaction") and Acquisition LLC would be the entity surviving the Second Merger. The aggregate consideration to be paid by I-trax at the effective time of the First Merger (the "Merger Consideration") will equal: (i) 10,000,000 shares of common stock, par value $.001 par value per share, of I-trax (the "Common Shares Consideration"), (ii) 400,000 shares of Series A Preferred Stock, par value $.001 per share, of I-trax (the "Preferred Shares Consideration") and
(iii) $35,000,000 in cash minus the expense CHDM incurs to redeem or repurchase, as the case may be, any outstanding share of common stock, par value $0.001 per share, of CHDM (each a "CHDM Share") or any option to acquire a CHDM Share ("CHDM Option") during the period beginning on the date of the Merger Agreement and ending on the closing date of the Transaction (the "Cash Consideration"). At the effective time of the First Merger (the "Effective Time"); each CHDM Option will be converted into an option to purchase the Merger Consideration divided by the CHDM Shares Deemed Outstanding (as defined in the Merger Agreement) for an exercise price per CHDM Share equal to the exercise price in effect immediately prior to the Effective Time; provided, however, that in the case of any CHDM Option to which Code Section 421 applies by reason of its qualification under any of Internal Revenue Code of 1986, as amended (the "Code") Sections 422-424, the exercise price and number of I-trax Common Shares subject to such option shall be determined in a manner that meets the requirements for "issuing or assuming a stock option in a transaction to which Code Section 424(a) applies," within the meaning of Code Section 424(a).

December 28, 2003
Board of Directors
I-Trax, Inc.
Page 2 of 3



In addition, on April 30, 2005, I-trax may be required to deliver up to 4,000,000 additional I-trax Common Shares if Acquisition LLC meets certain financial milestones (the "Earn-Out" and together with the Merger Consideration, the "Consideration").

In arriving at our opinion, we have been advised by I-trax and have assumed, among other things, the following: (i) that all 4,000,000 I-trax Common Shares will be paid to the CHDM Stockholders pursuant to the Earn-Out and (ii) that, as of the Effective Time, CHDM will have a net cash balance of not less than $13,258,338, provided that if it has a lower cash balance: the Cash Consideration shall be reduced dollar-for-dollar by the amount that such cash balance is less than $13,258,338.

In addition, in arriving at our opinion, we have reviewed the December 24, 2003 draft of the Merger Agreement as well as certain publicly available business and financial information relating to I-trax and CHDM. We also have reviewed certain other information relating to I-trax and CHDM, including financial forecasts, provided to or discussed with us by I-trax and CHDM, and have met with the management of I-trax and CHDM to discuss the businesses and prospects of I-trax and CHDM. We have also considered certain financial and stock market data, as applicable, of I-trax and CHDM, and we have compared those data with similar data for other publicly and privately held companies in businesses similar to I-trax and CHDM, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects and upon the assurances of the management of I-trax and CHDM that no relevant information has been omitted or remains undisclosed to us. We have been advised, and have assumed, that the financial forecasts for I-trax and CHDM have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of I-trax and CHDM as to the future financial performance of I-trax and CHDM. With respect to forecasts regarding certain cost savings, operating efficiencies and other financial synergies, we have been advised, and have assumed, that such synergies will be realized in the amounts and in the time periods currently estimated. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of I-trax or CHDM, nor have we been furnished with any such evaluations or appraisals. Our opinion does not address the relative merits of the Transaction as compared to other business strategies that might be available to I-trax, nor does it address the underlying business decision of I-trax to proceed with the Transaction. We are not expressing any opinion as to what the value of the I-trax Common Shares and I-trax Preferred Shares will be, at any future time, including when issued to the holders of CHDM Shares pursuant to the Transaction or the prices at which such I-trax Common Shares and I-trax Preferred Shares will trade subsequent to the announcement of the Transaction. We express no view as to the federal, state or local tax consequences of the Transaction.

We have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party approvals, consents and releases for the Transaction, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Transaction and that the Transaction will be consummated in accordance with applicable laws and

December 28, 2003
Board of Directors
I-Trax, Inc.
Page 3 of 3

regulations and the terms of the Merger Agreement as set forth in the December 24, 2003 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. We have assumed that the Transaction will be consummated in accordance with the terms of the Merger Agreement as set forth in the December 24, 2003 draft thereof, without any further amendments thereto, without waiver by any party of any of the conditions to its obligations thereunder and without any material alteration of the Consideration as a result of the indemnification provisions thereof. We have also assumed that the representations and warranties of the parties contained in the Merger Agreement will be true and correct.

Our opinion is necessarily based on information available to us, and financial, economic, market and other conditions and circumstances as they exist and can be evaluated by us, as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm the opinion.

We have acted as financial advisor to I-trax in connection with the Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transaction. We also will receive a fee based upon a request of I-trax to prepare and deliver this opinion. We and our affiliates have in the past provided financial and investment banking services to I-trax and its affiliates, including with regard to possible financing sources in connection with the Transaction, and may in the future provide financial or investment banking services to I-trax and its affiliates unrelated to the Transaction for which we have received, and expect to receive, compensation.

It is understood that this letter is for the information of the Board of Directors of I-trax in connection with its evaluation of the Transaction and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matter relating to the Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, information statement or proxy statement or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by I-trax in the Transaction is fair to I-trax from a financial point of view.

Very truly yours.


BRYANT PARK CAPITAL, INC.

                                                                         ANNEX C
                                                                         -------

                                ESCROW AGREEMENT

                    ESCROW AGREEMENT dated this ___ day of _______ 2004 (the "Agreement") by and among I-trax, Inc., a Delaware corporation ("I-trax"), Haywood D. Cochrane, Jr., solely in his capacity as limited agent of the shareholders of CHDM (as defined below) under the Merger Agreement (as defined below) (the "CHDM Representative"), and ____________________ (the "Escrow Agent"). I-trax, the CHDM Representative and the Escrow Agent are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                   BACKGROUND

                  A. I-trax, Meridian Occupational Healthcare Associates, Inc., a Delaware corporation (d/b/a/ CHD MERIDIAN HEALTHCARE) ("CHDM"), DCG Acquisition, Inc., a Delaware corporation ("Acquisition") and a subsidiary of I-trax, and CHD Meridian Healthcare LLC are parties to a Merger Agreement dated December 26, 2003 and an Amendment to Merger Agreement dated as of February 4, 2004 (together, the "Merger Agreement"). Except as provided in this Agreement, terms with initial capital letters used but not defined in this Agreement have the meanings given to such terms in the Merger Agreement.

                  B. The Merger Agreement contemplates a merger of Acquisition with and into CHDM, in which merger CHDM will continue as the surviving corporation. As provided in the Merger Agreement, I-trax is depositing with the Escrow Agent 3,859,200 I-trax Common Shares (the "Escrow Shares").

                  C. The Parties wish to provide for the appointment of an escrow agent to hold the Escrow Shares, and to set forth the terms and conditions under which the Escrow Shares will be distributed.

                                    AGREEMENT

                  NOW, THEREFORE, intending to be legally bound hereby, the Parties hereto agree as follows:

                  1. Appointment of Escrow Agent. I-trax and CHDM Representative appoint the Escrow Agent, as the escrow agent under this Agreement and the Escrow Agent accepts such appointment and agrees to hold the Escrow Shares, together with all dividends thereon, deposited into escrow with the Escrow Agent pursuant to Section 2(g) of the Merger Agreement, in accordance with the terms of this Agreement, and to perform the Escrow Agent's other duties under this Agreement.

                  2. Establishment of Escrow. Concurrently with the execution of this Agreement I-trax is delivering to the Escrow Agent a single stock certificate in the name of the Escrow Agent representing the Escrow Shares. The Escrow Agent will upon receipt of the Escrow Shares provide written confirmation to I-trax and the CHDM Representative that the Escrow Shares have been deposited with it. The portion of the Escrow Shares attributable to each CHDM Stockholder is set forth on Annex A to this Agreement. The Federal tax identification number of each CHDM Stockholder is likewise set forth on Annex A to this Agreement.

                  3. Security Interest. The CHD Representative hereby grants (to the extent the CHD Representative has the power to do so) I-trax a security interest and lien in the Escrow Shares for purposes of satisfying any indemnity rights of I-trax under the Merger Agreement, which security interest will terminate on the earlier of distribution of from the Escrow Shares or the Termination Date (as defined below).

                  4. Escrow Shares - Dividends and Voting. For Federal income tax purposes or otherwise, each CHDM Stockholder identified on Annex A to this Agreement will be deemed to be the owner of his, her or its pro rata portion of the Escrow Shares while the Escrow Shares are held by the Escrow Agent. Any regular or liquidating dividends paid on the Escrow Shares will be deposited into escrow with the Escrow Agent and each CHDM Stockholder identified on Annex A to this Agreement will be entitled to receive, upon distribution of the Escrow Shares to the CHDM Stockholders in accordance with the terms of this Agreement, any such dividends attributable to his, her or its pro rata portion of the Escrow Shares. While the Escrow Shares are held by the Escrow Agent, the Escrow Agent will vote the Escrow Shares held by it in proportion in which other outstanding shares of Common Stock are voted with respect to any and all matters which may be presented to the I-trax stockholders for action.

                  5. Escrow Shares - No Liquidation. The Escrow Agent shall not without the consent of both I-trax and the CHDM Representative liquidate any Escrow Shares.

                  6. Fees and Expenses of Escrow Agent. I-trax shall bear and pay promptly upon receipt of an invoice the Escrow Agent's fees and expenses according to the schedule of fees and expenses previously delivered by Escrow Agent to I-trax.

                  7. Distribution of Escrow Shares.

                            (a) The Escrow Agent shall distribute the Escrow
Shares only:

                                    (i) In accordance with mutual written and
executed directions of I-trax and CHDM
         Representative; or

                                    (ii) In accordance with the terms and
provisions of Section 9 below; or

                                    (iii) If no Claims (as defined below) are
pending, on the earlier of (X) two business days following the date on which I-trax files its annual report on Form 10-K or Form 10-KSB with the SEC for the year ended December 31, 2004, or (Y) April 30, 2005 all remaining Escrow Shares to the CHDM Stockholders without any further instructions from any Party; or

                            (b) Any delivery of Escrow Shares pursuant to this
Agreement will be made to the CHDM Stockholders pro rata in accordance with the percentage interests in the Escrow Shares of each CHDM Stockholder as set forth on Annex A attached hereto; provided, however, that if a CHDM Stockholder has defaulted in its obligations to fund its pro rata share of any CHDM Representative expenses under Section 2(j)(iv) of the Merger Agreement, the CHDM Representative may direct that Escrow Shares otherwise distributable to such CHDM Stockholder, with a value equal to the unpaid obligation, plus interest at 10% per year, shall instead be distributed to the CHDM Representative or to another CHDM Stockholder who has funded more than its share of such expenses.

                  8. Claims Procedures. If, while the Escrow Shares are held in escrow by the Escrow Agent, I-trax, acting in good faith, reasonably determines:
(i) that I-trax has incurred a loss as a result of an Adverse Consequence for which I-trax is entitled to be indemnified out of the Escrow Shares pursuant to the Merger Agreement or (ii) the earn-out condition set forth in Section 2(i) of the Merger Agreement has not been satisfied or has not been satisfied in full (a "Claim"), then:

                            (a) I-trax is entitled to deliver to the Escrow
Agent and the CHDM Representative written notice of the Claim (a "Claim Notice"). In the Claim Notice, I-trax shall specify in reasonable detail the reasons for the conclusion that: (i) a loss caused by an Adverse Consequence for which I-trax or Acquisition is entitled to be indemnified has been incurred, the approximate date on which such Claim was first incurred, the dollar amount of the loss if it can be reasonably estimated, and the number of Escrow Shares, as calculated in accordance with Section 8 (including without limitation Section 8(b)(i) and Section 8(f)) of the Merger Agreement) that are properly recoverable by I-trax on account of such Claim or (ii) the earn-out condition set forth in
Section 2(i) of the Merger Agreement has not been satisfied or has not been satisfied in full, and the number of Escrow Shares that are properly recoverable by I-trax on account of such Claim. The Escrow Shares subject to a Claim are referred to as the "Claim Shares".

                            (b) On the 15th business day following the date on
which the CHDM Representative and the Escrow Agent receive the Claim Notice, the Escrow Agent shall release and deliver to I-trax the Claim Shares, together with any dividends accrued thereon, unless prior to the release date I-trax and the Escrow Agent receive a written notice from the CHDM Representative stating that the CHDM Representative objects to the Claim Notice (an "Objection Notice"). In the Objection Notice, the CHDM Representative shall specify in reasonable detail the conclusion that I-trax is not entitled to the Claim Shares or, if the CHDM Representative is disputing only the amount of Claim Shares to which I-trax is entitled, the reason for the conclusion that I-trax is entitled to fewer Claim Shares and further providing the alternate calculation of the number of Claim Shares to which I-trax is entitled. Reasonably promptly after I-trax and Escrow Agent receive the Objection Notice, the Escrow Agent shall: (i) release from the Escrow Shares the portion of the Claim Shares not subject to a dispute, together with any dividends earned thereon; (ii) not release from the Escrowed Shares the remainder of the Claim Shares; and (iii) notify I-trax and the CHDM Representative of the Claim Shares so released and retained pursuant to this
Section 8(b).

                            (c) If the CHDM Representative and I-trax cannot,
within an additional 10 days of the Claim Notice, resolve the dispute regarding whether I-trax or CHDM Representative is entitled to the Claim Shares, the CHDM Representative and I-trax will resolve the dispute through an arbitration proceeding conducted in Philadelphia, Pennsylvania, under the Commercial Arbitration Rules, Expedited Procedures, of the American Arbitration Association. Upon delivery to the Parties of the arbitrator's determination, the Escrow Agent shall promptly comply therewith. I-trax and the CHDM Representative shall pay the fees and expenses of arbitration as follows: (i) if the arbitrator resolves all of the disputes in favor of I-trax, the CHDM Representative shall pay all of the fees and expenses of the arbitration; (ii) if the arbitrator resolves all of the disputes in favor of the CHDM Representative, I-trax shall pay all of the fees and expenses of the arbitration; and (iii) if the arbitrator resolves some of the disputes in favor of the CHDM Representative and the rest of the disputes in favor of I-trax, the CHDM Representative shall pay a proportionate amount of the fees and expenses of the arbitration based on the dollar amount of the disputes resolved against the CHDM Representative compared to the total dollar amount of all disputes submitted to the arbitrator and I-trax shall pay a proportionate amount of the fees and expenses of the arbitration based on the dollar amount of the disputes resolved against I-trax compared to the total dollar amount of all disputes submitted to the arbitrator. Each of the CHDM Representative's and I-trax's own costs and expenses will be paid in the same manner as is set forth above.

                  9. Transfer Agent. Upon distribution of the Escrow Shares in accordance with Section 8 of this Agreement, the Escrow Agent shall return the certificate(s) representing the Escrow Shares to I-trax's transfer agent directing that the shares be issued to the applicable CHDM Stockholders and/or I-trax.

                  10. Termination. This Agreement will terminate on May 1, 2005 (such date, the "Termination Date"), unless:

                            (a) The Escrow Agent distributes the Escrow Shares
in accordance with the terms of this Agreement prior to the Termination Date, in which case this Agreement will terminate on the date on which all Escrow Shares are so distributed; or

                            (b) A Claim is pending on the Termination Date, in
which case the Escrow Agent will distribute the Escrow Shares that are not subject to a Claim in accordance with the terms of this Agreement and retain the balance of the Escrow Shares until the CHDM Representative and I-trax resolve the dispute in accordance with terms of this Agreement.

                  11. Resignation or Removal of Escrow Agent. The Escrow Agent is entitled to resign at any time upon 30 days' prior notice to the other Parties, and the other Parties are entitled to remove the Escrow Agent by mutual consent upon 30 days' prior notice to the Escrow Agent. Prior to the effective date of the resignation or removal of the Escrow Agent or any successor escrow agent, the Parties other than the Escrow Agent shall appoint a successor escrow agent to hold the Escrow Shares, and any such successor escrow agent shall execute and deliver to the predecessor escrow agent an instrument accepting such appointment; thereupon such successor escrow agent will, without further act, become vested with all of the rights, powers and duties of the predecessor escrow agent as if originally named herein.

                  12. Liability of Escrow Agent.

                            (a) The duties of Escrow Agent hereunder are
entirely administrative and not discretionary. Further, the Escrow Agent is a Party to this Agreement solely for the purposes of carrying out its administrative duties hereunder and for no other purpose. The Escrow Agent shall act only in accordance with written instructions received by it as provided in this Agreement, is authorized to comply with any orders, judgments or decrees of any court or arbitration panel and shall not incur any liability as a result of its compliance with such instructions, orders, judgments or decrees. The Escrow Agent is not required to complete any duties hereunder outside of the Escrow Agent's ordinary course of business.

                            (b) The Escrow Agent is entitled to rely on any
instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the persons or parties purporting to sign the same and to conform to the provisions of this Agreement.

                            (c) Each of CHDM Representative and I-trax waives
any suit, claim, demand or cause of action of any kind which any of them may have against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the willful misappropriation of funds by the Escrow Agent or the gross negligence or willful misconduct of the Escrow Agent.

                  13. Dispute Resolution; Action in Interpleader. Notwithstanding any other provision of this Agreement, if any dispute or difference arises between the Escrow Agent and any other Party, or if any conflicting demand is made upon the Escrow Agent, the Escrow Agent shall not determine the same or take any action thereon. Rather, the Escrow Agent shall await settlement of the controversy by appropriate legal proceedings; or the Escrow Agent is entitled to, by written notice to the other Parties hereto, require the Parties to enter binding arbitration or litigation to determine to whom the Escrow Agent shall distribute the Escrow Shares or any portion thereof held under this Agreement; or the Escrow Agent is entitled to file suit in interpleader with the proper court in Philadelphia, Pennsylvania for the purpose of having the respective rights of the Parties adjudicated. The Escrow Agent, upon initiation of such suit, is entitled to deposit the Escrow Shares with the court and, upon giving notice thereof to the Parties, the Escrow Agent is entitled to be fully released and discharged from all further obligations hereunder with respect to the Escrow Shares.

                  15. Notices. Any notices required or permitted hereunder must be in writing and will be deemed to be properly given when personally delivered to the party entitled to receive such notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at its respective address set forth opposite its name below, or at such other address as the party specifies by written notice similarly delivered.

If to I-trax:                I-trax, Inc.
                             One Logan Square
                             130 N. 18th Street, Suite 2615
                             Philadelphia, PA  19103
                             Attention: Chief Executive Officer
                             Fax No. (215) 557-7828
                             Tax Identification No: 23-3057511

with a copy to:              I-trax, Inc.
                             One Logan Square
                             130 N. 18th Street, Suite 2615
                             Philadelphia, PA  19103
                             Attention: General Counsel
                             Fax No. (215) 557-7820

If to CHDM Representative:   Haywood D. Cochrane, Jr.
                             CHD Meridian Healthcare
                             40 Burton Hills Blvd.
                             Suite 200
                             Nashville, Tennessee 37215

with a copy to:              Stephen P. Rothman, Esq.
                             1533 Addison Road
                             Palos Verdes Estates, CA 90274

If to Escrow Agent:




                  16. Miscellaneous. This Agreement, the Merger Agreement, and all exhibits and schedules to the Merger Agreement set forth the entire understanding of the Parties with respect to the subject matter hereof. All of the terms and provisions of this Agreement will be binding upon and inure to the benefit of the respective successors, including any successor to the CHDM Representative appointed in accordance with the Merger Agreement, and assigns of the Parties hereto. If there is any conflict between this Agreement and the Merger Agreement that pertains to the rights and obligations of I-trax and the CHDM Representative as against each other, the Merger Agreement shall control. If there is any conflict between this Agreement and the Merger Agreement that pertains to the rights and obligations of the Escrow Agent, this Agreement shall control.

                  17. Governing Law. This Agreement must be construed and interpreted in accordance with the laws of the State of Delaware, without regard to any choice or conflict of laws provision or rule that will cause the applicability of the laws of any jurisdiction other than the State of Delaware.

                  18. Counterparts. This Agreement may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first-above written.

                                   I-TRAX, INC.


                                   By:_______________________________
                                   Name:
                                   Title:


                                   CHDM REPRESENTATIVE


                                   _____________________________________
                                   Haywood D. Cochrane, Jr.


                                   ESCROW AGENT


                                   By:__________________________________
                                   Name:
                                   Title:

                                     ANNEX A
                                    --------

[Persons that receive Merger Consideration pursuant to Merger Agreement will be listed on this Annex A in proportion to the amount of Merger Consideration that such Persons receive in the Merger.]

                                                                         ANNEX D
                                                                         -------


Note: I-trax will use its best efforts to incorporate the changes indicated below in bold and surrounded by brackets prior to Closing.

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                    THE SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                                  I-TRAX, INC.

                            _________________________

        (Pursuant to Section 151 of the Delaware General Corporation Law)

                            _________________________

         I-trax, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Company (the "Board") by the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), the following resolution was adopted as of _______________, 20___ by the Board pursuant to Section 141 of the Delaware General Corporation
Law:

         RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation there shall be created a series of Preferred Stock, $0.001 par value per share, with the following designations, powers, preferences, rights, qualifications, limitations and restrictions:

         1. Designation and Number of Shares. There shall hereby be created and established a series of Preferred Stock designated as "Series A Convertible Preferred Stock." The authorized number of shares of Series A Preferred Stock is 1,500,000.

         2. Conversion.

                  (a) Conversion Formula. Each share of Series A Preferred Stock is convertible into the number of shares of common stock, par value $.001 per share, of the Company ("Common Stock") equal to the quotient of Twenty-Five Dollars ($25.00) (the "Original Issue Price") divided by the then applicable Conversion Price (as defined below).

                  (b) Optional or Automatic Conversion.

                           (1) Subject to Section 2(c), Shares of Series A
Preferred Stock are convertible in whole or in part, at any time, or from time to time upon the election of the holder (such conversion, an "Optional Conversion").

                           (2) If (i) the shares of Common Stock issuable upon
conversion of the Series A Preferred Stock (the "Underlying Shares") are registered for resale under the Securities Act of 1933, as amended, (ii) there is an effective registration statement and a related prospectus permitting resale of the Underlying Shares during the entire Automatic Conversion Period (as defined below); (iii) during the entire Automatic Conversion Period, the Common Stock is listed or admitted for trading on The Nasdaq National Market, The American Stock Exchange or the New York Stock Exchange; and (iv) the Company has honored all conversions for which a Conversion Notice (as defined below) has been received in accordance with Section 2(e)(5), the Shares of Series A Preferred Stock will be automatically converted, to the extent not restricted by
Section 2(c), on the Trading Day (as defined below) immediately following the twentieth (20th) Trading Day out of thirty (30) consecutive Trading Days on which the Market Price (as defined below) of a share of Common Stock is equal to or greater than Seven Dollars Fifty Cents ($7.50) (subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events and) (such conversion, the "Automatic Conversion," such 30 Trading Day period, the "Automatic Conversion Period" and the date on which it occurs, the "Automatic Conversion Date").

                           (3) Each such conversion under this Section 2(b) will
be in accordance with the terms of Section 2(a) above.

                  (c) 4.9% Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by a holder of Series A Preferred Stock upon conversion of Series A Preferred Stock will not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the holder's right to convert, exercise, or purchase similar to the limitation set forth herein ("Excluded Shares")), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership of such holder for purposes of determining whether a group exists or for purposes of determining the holder's beneficial ownership (the "Aggregation Parties"), in either case for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), Rule 13d-1 to 7, and Schedules 13D and 13G thereunder (including as the same is made applicable to Section 16 of the Exchange Act and the rules promulgated thereunder), would result in the beneficial ownership by such holder or such group of more than 4.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the Exchange Act and the rules promulgated thereunder. The Company and the holders of Series A Preferred Stock agree that, if and to the extent this Section 2(c) would restrict the conversion of the shares of Series A Preferred Stock held by any holder (a "Restricted Holder"), then notwithstanding anything to the contrary contained herein, only that portion of the shares of Series A Preferred Stock held by the Restricted Holder as may be converted in accordance with this Section 2(c) will be converted and the remaining shares of Series A Preferred Stock held by the Restricted Holder will remain outstanding until the ninetieth (90th) day following the date of the Automatic Conversion Date, at which time the remaining shares of Series A Preferred Stock held by the Restricted Holder will automatically convert into shares of Common Stock in the manner provided for in
Section 2(b) above and the limitation on conversion set forth in this Section 2(c) will cease and be of no further force or effect. Any Restricted Holder will promptly (and in any event prior to the Automatic Conversion Date) notify the Company in writing if this Section 2(c) would restrict conversion of such holder's Series A Preferred Stock, specifying therein the number of shares of Series A Preferred Stock so restricted. If at any time the limits in this
Section 2(c) make the shares of Series A Preferred Stock held by any holder not convertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter as and when shares of Common Stock may be issued without violating such restrictions. Notwithstanding anything else in this Section 2(c) to the contrary, all shares of Series A Preferred Stock will cease to accrue dividends effective as of the Automatic Conversion Date and any holder of Series A Preferred Stock may waive the terms of this Section 2(c) upon sixty-one (61) day notice to the Company to this effect.

                  (d) Additional Definitions.

                           (1) Conversion Price. The initial "Conversion Price"
of each share of Series A Preferred Stock is Two Dollars Fifty Cents ($2.50) (such that on the date on which shares of Series A Preferred Stock are first issued, each such share would convert into ten (10) shares of Common Stock). The initial and any subsequent Conversion Price is subject to adjustment as provided in Section 3 below.

                           (2) Market Price. "Market Price" means, with respect
to the shares of Common Stock on a Trading Day, (i) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market on such Trading Day; (ii) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported highest closing bid and lowest asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information on such Trading Day; or (iii) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported highest bid and lowest asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the highest bid and lowest asked quotation shall be obtained from two market makers and the average of the highest bid and lowest asked quotation) on such Trading Day. In the absence of any available public quotations for the Common Stock, the Board shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company, and which shall constitute the Market Price.

                           (3) Trading Day. "Trading Day" means a day on which
the principal market or quotation system on which shares of Common Stock are traded or quoted is open to transact business.

                  (e) Effecting a Conversion.

                           (1) Optional Conversion. The holder of a share of
Series A Preferred Stock shall effect an Optional Conversion by surrendering to the Company the certificate representing such share, together with written notice of election to convert and specifying the name and address in which a certificate or certificates of shares of Common Stock are to be issued (a "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Series A Preferred Stock to be converted and the effective date of such conversion, which date may be neither prior to, nor more than ten (10) days after, the date the holder delivers such Conversion Notice to the Company. If the effective date of the conversion is not specified in a Conversion Notice, the effective date of the conversion will be the date that the Conversion Notice is received by the Company. Each Conversion Notice, once given, is irrevocable, except that (A) a conversion not honored, and the shares issuable thereunder not delivered, within three business days of the effective date of such conversion will be revocable until such conversion is honored and the shares issuable thereunder delivered and [(B) the effectiveness of a Conversion Notice may be made conditional upon external events, such as the acceptance for purchase in a tender offer of Underlying Shares, or the consummation of a merger or other transaction involving Underlying Shares.] A holder of shares of Series A Preferred Stock may only convert shares of Series A Preferred Stock in blocks equal to at least the lesser of (i) the number of shares of Series A Preferred Stock convertible into five thousand (5,000) shares of Common Stock and (ii) all shares of Series A Preferred Stock then held by the holder. If the holder is converting less than all shares of Series A Preferred Stock represented by the certificate or certificates tendered by the holder to the Company with the Conversion Notice, the Company will convert the number of shares of Series A Preferred Stock so specified and shall within three business days of the effective date of conversion deliver to such holder a certificate for such number of shares of Series A Preferred Stock as have not been converted.

                           (2) Automatic Conversion. Upon Automatic Conversion,
the Company will notify each holder of Series A Preferred Stock of the effective date of Automatic Conversion and each holder shall surrender the certificate or certificates representing all of the shares of Series A Preferred Stock owned by such holder. Each holder of shares of Series A Preferred Stock will be deemed a holder of record of the Common Stock upon such Automatic Conversion.

                           (3) Dividends. Upon conversion of a share of Series A
Preferred Stock all accrued and unpaid dividends on such share shall, at the election of the Company, be paid either in cash, to the extent funds are legally available therefor, or that number of shares of Common Stock equal to the quotient of such accrued and unpaid dividends divided by the average Market Price of the Common Stock for the ten (10) consecutive Trading Days preceding the effective date of conversion. Pursuant to this Section 2(e)(3), accrued but unpaid dividends may only be paid in Shares of Common Stock if such Shares of Common Stock are registered under the Securities Act of 1933, as amended.

                           (4) Fractional Shares. The value of all fractional
shares resulting from a conversion of shares of Series A Preferred Stock or accrued but unpaid dividends thereon will be rounded down to the nearest whole cent and paid out in cash.

                           (5) Miscellaneous. The Company will cancel upon
receipt all certificates representing shares of Series A Preferred Stock surrendered for conversion for which conversions have been honored. Within three business days of the date of conversion, the Company shall deliver to the holder of shares so surrendered certificate(s) representing the number of shares of Common Stock into which such shares were converted.

                  (f) Reservation of Shares.

                           (1) Reserved Shares. The Company will at all times
reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series A Preferred Stock, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock issued upon conversion of shares of Series A Preferred Stock shall be duly and validly authorized and fully paid and non-assessable.

                           (2) Additional Shares. If at any time the number of
authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, the Company will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (g) Issue Taxes. The Company shall pay any issue taxes incurred in respect of the issue of shares of Common Stock upon conversion of shares of Series A Preferred Stock. If a holder of shares of Series A Preferred Stock specifies that the shares of Common Stock to be issued are to be issued in a name or names other than the name or names in which such Series A Preferred Stock stand, then the Company will not be required to pay any additional transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes are not paid to the Company or the transfer agent for the Series A Preferred Stock at the time of such conversion, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the Series A Preferred Stock were registered, despite the instructions to the contrary.

         3. Adjustment of Conversion Price. The number and kind of securities issuable upon the conversion of the Series A Preferred Stock and the Conversion Price will adjusted from time to time in accordance with the following provisions:

                  (a) Subdivision or Combination of Shares. If, while any share of Series A Preferred Stock is outstanding, the Company (i) subdivides the outstanding shares of Common Stock into a larger number of shares or (ii) combines the outstanding shares of Common Stock into a smaller number of shares, then, and in each such event, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions pertaining to the Series A Preferred Stock will be taken by the Company) so that the holder of any outstanding share of Series A Preferred Stock thereafter surrendered for conversion will receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have received upon or by reason of any event described in this Section 3(a) had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3(a) shall become effective retroactively in the case of any such subdivision or combination, to the close of business on the day upon which such corporate action becomes effective.

                  (b) Stock Dividends. If, while any share of Series A Preferred Stock is outstanding, the Company declares, pays or otherwise distributes a dividend or other distribution with respect to outstanding shares of Common Stock (or declares such dividend), the Conversion Price shall be reduced, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which is the number of shares of Common Stock outstanding immediately prior to such declaration, payment or other distribution, and (ii) the denominator of which is the total number of shares of Common Stock outstanding immediately after such declaration, payment or other distribution. If the Company declares, pays or otherwise distributes any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (c) Capital Events.

                           (1) Condition to Capital Event. While any Share of
Series A Preferred Stock is outstanding, in advance of, and as a condition to the occurrence of, any Capital Event (as defined below), any resulting successor or acquiring entity (if not the Company) must assume by written instrument the obligations of this Section 3(c).

                           (2) Capital Event Obligations. If, while any share of
Series A Preferred Stock is outstanding, there is a Capital Event (as defined below), the Board, in advance of such Capital Event and subject to the right of the holder of shares of Series A Preferred Stock to elect to declare certain such events a Deemed Liquidation pursuant to Section 5(c) below, shall make appropriate adjustment (as reasonably determined in good faith by the Board) in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder of the Series A Preferred Stock, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of shares underlying the Series A Preferred Stock) shall thereafter be applicable, as near as reasonably may be, in relation to any such shares of stock or other securities or other property thereafter deliverable upon conversion of the Series A Preferred Stock. "Capital Event" means a capital reorganization or reclassification (other than a change in par value) of the capital stock of the Company, or (ii) exchange or conversion of the Common Stock for or into securities of another corporation or other entity, or (iii) consolidation or merger of the Company into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or (iv) sale, lease or other conveyance of all or substantially all of the assets of the Company.

                  (d) Other Provisions Applicable to Adjustment Under this
Section 3. The following provisions apply to an adjustment of the Conversion Price as provided in this Section 3:

                           (1) Treasury Shares. The number of shares of Common
Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

                           (2) Other Action Affecting Common Stock. If the
Company takes any action affecting the outstanding number of shares of Common Stock other than an action described in Sections 3(a)-3(c), which would have an inequitable effect on the holders of the Series A Preferred Stock, then the Conversion Price shall be adjusted in such manner and at such times as the Board may in good faith determine to be equitable in the circumstances.

                           (3) Minimum Adjustment. No adjustment of the
Conversion Price shall be made if such adjustment is less than one percent (1%) of the Conversion Price then in effect, but any such amount will be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

                           (4) Certain Adjustments. The Conversion Price shall
not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                  (e) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (f) Notices of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Chief Financial Officer (or another senior executive officer in the absence of the Chief Financial Officer) of the Company shall, in good faith, compute the adjusted Conversion Price in accordance with the foregoing provisions and prepare a written certificate setting forth such adjusted Conversion Price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to each record holder of the Series A Preferred Stock.

         4. Rank. In a Liquidation (as defined in Section 5(a) below), Series A Preferred Stock will rank, as to dividends, rights upon liquidation, dissolution or winding up, senior and prior to (i) Common Stock and (ii) each other class or series of capital stock of the Company hereafter created which does not expressly rank pari passu with or senior to Series A Preferred Stock. (All equity securities of the Company to which the Series A Preferred Stock ranks senior, whether with respect to dividends, rights upon liquidation, dissolution, winding up or otherwise, including the Common Stock, are collectively referred to herein as "Junior Securities," all equity securities of the Company to which the Series A Preferred Stock ranks on a parity with, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as "Parity Securities" and all equity securities of the Company to which the Series A Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise are collectively referred to herein as "Senior Securities").

         5.       Liquidation Rights.

                  (a) Liquidation Preference. Upon a voluntary or involuntary liquidation, or dissolution or winding up of the Company (a "Liquidation"), before any distribution of assets are made to the holders of Junior Securities, the holder of each then outstanding share of Series A Preferred Stock shall be paid out of the assets of the Company legally available for distribution to its stockholders (the "Available Assets") the Original Issue Price plus all dividends accrued but unpaid on the Original Issue Price (whether or not declared) up to the date of the Liquidation (such amount, the "Liquidation Preference").

                  (b) Priority. If the Available Assets are insufficient to pay the holders of outstanding shares of Series A Preferred Stock and of all Parity Securities the full Liquidation Preference of all such securities, then the holders of all such shares shall share the Available Assets ratably with all other holders of shares of Series A Preferred Stock and Parity Securities in such distribution of assets in proportion to the Liquidation Preference of the respective shares.

                  (c) Deemed Liquidation. The holders of a majority of the then outstanding shares of Series A Preferred Stock, acting as a single class, may deem a Liquidation to be any of the following (each such event, a "Deemed Liquidation"): (i) a merger, reorganization or consolidation of the Company with or into another corporation or other similar transaction or series of related transactions if the Company is not the surviving entity in such merger, reorganization, consolidation or similar transaction or series of related transactions or if the member of the Board immediately prior to such merger, reorganization, consolidation or similar transaction do not continue as a majority of members of the Board of the surviving entity immediately after such merger, reorganization, consolidation or similar transaction; and (ii) the sale of all or substantially all the assets of the Company. Upon a Deemed Liquidation, holders of Series A Preferred Stock may elect to receive either (i) the Liquidation Preference or (ii) the consideration issuable in the merger, reorganization or consolidation or similar transaction to the holders of shares of the Common Stock pro rata with such holders as if the outstanding shares of

Series A Preferred Stock were converted into shares of Common Stock pursuant to
Section 2 above immediately prior to the record date of such merger, reorganization or consolidation or similar transaction. The value of consideration issuable in any merger, reorganization or consolidation or similar transaction shall be determined in good faith by the Board.

                  (d) Notice. The Company will send a written notice of a Liquidation to the holders of record of the Series A Preferred Stock, stating a payment date, the liquidation amount and the place where the Liquidation Amount will be paid, not less than fifteen (15) days prior to the payment date, using any of the following delivery methods: (i) in person; (ii) mailed by certified or registered mail, return receipt requested; (iii) sent by national courier; or
(iv) sent by telecopier. The notice will be addressed to each holder as shown by the records of the Company.

         6. Dividends. Each share of Series A Preferred Stock will accrue dividends at the rate of 8% per annum on the Original Issue Price beginning on the Original Issue Date of such share of Series A Preferred Stock. Accrued and unpaid dividends are payable in accordance with Section 2(e)(3) or 5(a).

         7. Voting Rights.

                  (a) Stockholder Votes. Each holder of outstanding shares of Series A Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held of record by such holder are convertible at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law and by the provisions of Section 8 below, the holders of shares of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) Notice. The Company shall notify in writing each holder of Series A Preferred Stock of any meeting of the stockholders (and provide them with copies of proxy materials and other information sent to stockholders). In the event of any undertaking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, recapitalization or similar transaction) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with a Liquidation the Company shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or twenty (20) days prior to the consummation of any transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

                  (c) Delaware General Corporation Law. To the extent that under the Delaware General Corporation Law ("DGCL") the vote of the holders of the Series A Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class.

         8. Protective Provision. As long as the shares of Series A Preferred Stock are outstanding, the Company shall not, without the consent of at least a majority of the then outstanding shares of Series A Preferred Stock:

                  (a) Parity or Senior Securities. Authorize, issue, sell or agree to any of the foregoing any new class or series of Parity Securities, Senior Securities or securities or rights of any kind convertible into or exercisable or exchangeable for any Parity Securities or Senior Securities;

                  (b) Charter Amendments. Amend the Certificate of Incorporation or Bylaws of the Company so as to affect adversely the rights, preferences or privileges of the Series A Preferred Stock or any Parity Securities or Senior Securities; or

                  (c) Dividends. Declare, pay, or set aside for payment any dividend on any Junior Securities (except for dividends payable in Junior Securities) or Parity Securities (unless the Series A Preferred Stockholders shall participate in such dividend pari passu).

         9. No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock acquired by the Company upon redemption, purchase, conversion or otherwise shall not be reissued, and all such shares of Series A Preferred Stock shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock which the Company shall be authorized to issue. Any such shares of Series A Preferred Stock acquired by the Company shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated series and may be redesignated and reissued in any series of preferred stock other than as Series A Preferred Stock. No shares of Series A Preferred Stock shall be authorized or issued after the date of this resolution other than those set forth in Section 1.

         10. Registered Holders. A holder of Series A Preferred Stock registered on the Company's stock transfer books as the owner of shares of Series A Preferred Stock shall be treated as the owner of such shares of all purposes. All notices and all payments required to be mailed to a holder of shares of Series A Preferred Stock shall be mailed to such holder's registered address on the Company's stock transfer books, and all dividends and redemption payments to a holder of Series A Preferred Stock made hereunder shall be deemed to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at his registered address on the Company's stock transfer books.

         11. Certain Remedies. Any registered holder of shares of Series A Preferred Stock is entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States of America or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

         12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         13. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Company, has executed this Certificate of Designations as of _____________, 2004.

                                  I-TRAX, INC.



                                  By:
                                      ---------------------------------------
                                           Name:  Frank A. Martin
                                           Title: Chief Executive Officer

                                                                        ANNEX E
                                                                        -------

                 Section 262 of Delaware General Corporation Law
                                Appraisal Rights

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

              (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

              (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                      a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation, or depository receipts in respect thereof;

                      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                      c. Cash in lieu of fractional shares or fractional
                  depository receipts described in the foregoing subparagraphs
                  a. and b. of this paragraph; or

                      d. Any combination of the shares of stock, depository
                  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

              (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

              (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

              (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                       ANNEX F
                                                                       -------
                              LETTER OF TRANSMITTAL
                                  to accompany
                            Shares of Common Stock of
Meridian Occupational Healthcare Associates, Inc.(d/b/a CHD Meridian Healthcare)
                                    ("CHDM")
   Surrendered in Exchange for Shares of Common Stock and Preferred Stock of
                                  I-trax, Inc.
                                   ("I-trax")
               and a Cash Payment Pursuant to the Merger Agreement
                             Dated December 26, 2003

                              To: StockTrans, Inc.
                                c/o I-trax, Inc.
                          One Logan Square, Suite 2615
                               130 N. 130th Street
                             Philadelphia, PA 19003
                               ------------------

                  By Mail, Hand Delivery or Overnight Courier:
                         Attention: Transfer Department

         The instructions accompanying this letter of transmittal should be read carefully before completing this letter of transmittal.

         Ladies and Gentlemen:

         Pursuant to a Merger Agreement dated December 26, 2003 by and among I-trax, CHDM, and certain affiliates of I-trax (the "Merger Agreement"), the undersigned herewith surrenders the following certificate(s) of Common Stock of CHDM in exchange for shares of Common Stock of, shares of Preferred Stock of, and a cash payment by, I-trax, Inc.



--------------------------------------------------------------------------------
                         DESCRIPTION OF SHARES TENDERED
--------------------------------------------------- ----------------------------------- ----------------------------
Name(s) and Address(es) of Registered Holder(s)                                           Total Number of Shares
(Please fill in exactly as name(s) appear(s) on           Certificate                         Represented by
certificate(s))                                           Number(s)                            Certificate(s)
--------------------------------------------------- ----------------------------------- ----------------------------


--------------------------------------------------- ----------------------------------- ----------------------------


--------------------------------------------------- ----------------------------------- ----------------------------


--------------------------------------------------- ----------------------------------- ----------------------------


--------------------------------------------------- ----------------------------------- ----------------------------


--------------------------------------------------- ----------------------------------- ----------------------------


--------------------------------------------------- ----------------------------------- ----------------------------
                                                                                           Total Shares
--------------------------------------------------- ----------------------------------- ----------------------------



         Capitalized terms used in the Letter of Transmittal which are not defined herein shall have the respective meanings given to them in the Merger Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender the shares of Common Stock of CHDM described above and that the undersigned has good and unencumbered title to such shares, free and clear of all liens, restrictions, charges, encumbrances, and agreements, and that such shares are not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents as may be deemed necessary or desirable by I-trax or StockTrans, Inc., Inc. to complete the surrender of such shares in exchange for the Merger Consideration.


-------------------------------------------------------------------------------

                                    SIGN HERE
             (Please also complete Substitute Form W-9 appearing on
                      page 5 of this Letter of Transmittal)

             ->                                                 <-

             ->                                                 <-

                            Signature(s) of Owner(s)

                 Dated                                         , 2004

                 Name(s)



                                 (Please Print)

                 Capacity (full title)


                 Area Code and Telephone No.


                 E-mail address


      (Must be signed by the registered holder(s) exactly as name(s)
      appear(s) on the stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.)
-------------------------------------------------------------------------------

                  If you are requesting payment of the cash portion of the merger consideration by wire transfer, check the box at the right and complete the information below.

--------------------------------          ---------------------------------
Name of Holder's Bank                      ABA Routing Number for Holder's Bank

--------------------------------          ---------------------------------
Holder's Bank Account Number              Name on Holder's Bank Account to which
                                          Funds will be Wired

--------------------------------          ---------------------------------
Holder's Telephone Number                 Address of Holder's Bank
(including area code)

                     INSTRUCTIONS FOR LETTER OF TRANSMITTAL

         The instructions below must be followed when forwarding certificates for shares of Common Stock of CHDM.

         1.       Transmittal Letter.

                  A. The Letter of Transmittal must be properly completed, signed, dated and sent to StockTrans, Inc. at the address shown on the face of the Letter of Transmittal, together with the certificate(s) surrendered.

                  B. The signature(s) on the Letter of Transmittal must correspond with the name(s) on the face of the CHDM certificate(s), surrendered, without alterations, enlargement or any change whatsoever. If any of the CHDM shares surrendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal. If any of the CHDM shares surrendered are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If there is not enough space on the face of the Letter of Transmittal to list all of your stock certificates, please attach a separate list.

                  C. The method of transmitting stock certificates is at the option and risk of the holder. Delivery will be effected, and risk of loss and title will pass, only upon delivery of the certificates to StockTrans, Inc. Unless and until certificates representing the CHDM shares have been surrendered to StockTrans, Inc. holders of such certificates will not be entitled to receive the Merger Consideration. Upon surrender of the CHDM certificates, certificates for shares of I-trax Common Stock and shares of I-trax Preferred Stock will be issued and delivered in exchange therefor and payment of the cash portion of the Merger Consideration will be made by wire transfer if so requested by the holder, and otherwise by wire transfer or check. If the Letter of Transmittal is sent by mail, registered mail (return receipt requested) is recommended.

         2.       Endorsement of Certificates; Stock Powers and Endorsements.

                  A. If the Letter of Transmittal is signed by the registered holder(s) of the CHDM shares surrendered and the Merger Consideration is to be issued and delivered to the registered holder(s), no endorsements of certificates or separate stock powers are required.

                  B. If any of the I-trax shares are to be issued in a name other than the name of the registered holder(s) of the CHDM shares, the CHDM share certificate or a separate stock power must be signed by all registered holders and the signature(s) must be guaranteed by a member of the Securities Transfer Agent Medallion Program (STAMP). A notary public is NOT acceptable.

                  C. If the Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to StockTrans, Inc. of the authority of such person so to act must be submitted.

         3. Substitute Form W-9. The surrendering holder of the CHDM shares is required to provide StockTrans, Inc. with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below. Failure to provide the information on Substitute Form W-9 may subject the surrendering holder to Federal income tax backup withholding. The box in Part 2 of Substitute Form W-9 may be checked if the surrendering holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future.

         4. Requests for Assistance or Additional Copies. Any questions or requests for assistance may be directed to the Secretary of I-trax at the address shown on the first page of the Letter of Transmittal or by calling (215) 557-7488. Requests for additional copies of the Letter of Transmittal may be directed to such person and such copies will be furnished promptly at I-trax's expense.

                            IMPORTANT TAX INFORMATION

         Under Federal income tax law, a holder whose surrendered CHDM shares are accepted in exchange for the Merger Consideration is required to provide StockTrans, Inc. with such holder's correct TIN on Substitute Form W-9 below. If such holder is an individual, the TIN is his or her social security number. For businesses and other entities, the TIN is the employer identification number. If StockTrans, Inc. is not provided with the correct TIN, the holder will be subject to backup withholding on reportable payments made by I-trax and may be subject to a monetary penalty imposed by the Internal Revenue Service.

         Backup withholding is not an additional tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

                         Purpose of Substitute Form W-9

         To avoid backup withholding, the holder is required to notify I-trax of his or her correct TIN by completing the Substitute Form W-9 attached hereto and certifying that the TIN provided on Substitute Form W-9 is correct and that (a) the holder has not been notified by the Internal Revenue Service that he or she is subject to Federal income tax backup withholding as a result of failure to report all interest or dividends or (b) the Internal Revenue Service has notified the holder that he or she is no longer subject to Federal income tax backup withholding.



                                    Payer's Name:
--------------------------- -------------------------------------------------- -------------------------------------

                            Part  1--PLEASE  PROVIDE  YOUR  TIN IN THE  BOX AT  Social security number OR
                            RIGHT AND CERTIFY BY SIGNING AND DATING BELOW:      Employee Identification Number

SUBSTITUTE                                                                      TIN
--------------------------- -------------------------------------------------- -------------------------------------

Form W-9                    Name (Please Print)                                                Part 2

Department of the Treasury  Address                                                            Awaiting TIN |_|
Internal Revenue Service
                            City      State             Zip Code
                                            ----------
--------------------------- ------------------------------------------------------------------ ---------------------

                            Part 3--CERTIFICATION--UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT:

Payer's Request for
Taxpayer Identification
Number ("TIN") and      (1)   The number shown on this form is my correct
Certification                 taxpayer identification number (or a TIN has not
                              been issued to me but I have mailed or delivered
                              an application to receive a TIN or intend to do so
                              in the near future).


                        (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal
                              Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.

                        (3) I am a U.S. person (including a U.S. resident alien).

                        (4)  All other information provided on this form is
                              true, correct and complete.


    SIGNATURE: ____________________            DATE: ____________________

                            You must cross out item (2) above if you have been
                            notified by the IRS that you are currently subject
                            to backup withholding because of underreporting
                            interest or dividends on your tax return.
--------------------------- ----------------------------------------------------------------------------------------


NOTE:      FAILURE TO COMPLETE AND RETURN THIS FORM AND, IF APPLICABLE, THE
           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER BELOW MAY
           RESULT IN BACKUP WITHHOLDING OF 28% OF THE CASH CONSIDERATION AND OF
           ANY DIVIDENDS OR DISTRIBUTIONS PAYABLE ON THE I-TRAX SHARES. PLEASE
           REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER
           IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
           PART 2 OF THE SUBSTITUTE FORM W-9.

--------------------------------------------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue
Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 calendar days, 28% of any dividends or distributions thereafter payable on the I-Trax Shares will be withheld until I provide a number.

SIGNATURE: ____________________                      DATE: ____________________


--------------------------------------------------------------------------------------------------------------------

                          [Continued on following page]


                  ADDITIONAL AGREEMENTS OF SURRENDERING HOLDER
                                 OF CHDM SHARES


          In consideration for receiving the Merger Consideration, the undersigned surrendering holder of CHDM shares hereby represents, warrants, acknowledges, and agrees as follows:

          1. Access to I-trax. Prior to his, her or its execution of this Letter of Transmittal, the undersigned has had the opportunity to ask questions of the management of I-trax and to receive answers concerning the terms and conditions of the merger and to obtain any additional information which I-trax possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to the undersigned.

          2. Review of Information. He, she or it has received copies of the following documents and has had an opportunity to review them:

                  (a) Joint Proxy Statement dated February ___, 2004 provided to the undersigned by I-trax and CHDM, including all of the appendices thereto;

                  (b) I-trax's annual report to stockholders for the fiscal year ended December 31, 2002;

                  (c) I-trax's definitive proxy statement for its annual meeting of stockholders held on April 25, 2003;

                  (d) I-trax's Annual Report on Form 10-KSB for the year ended December 31, 2002;

                  (e) I-trax's Quarterly Reports on Form 10-QSB for the periods ended March 31, 2003 , June 30, 2003, and September 30, 2003;

                  (f) I-trax's Current Reports on Form 8-K dated October 17, 2003, November 17, 2003, and December 29, 2003.

          3. Risk Factors. There are substantial risks attendant to I-trax and its business, including the risks identified under the heading "Risk Factors" in the Joint Proxy Statement provided to the undersigned together with this Letter of Transmittal. The undersigned has considered and understands such risks. No representations or warranties have been made concerning the business or the potential profit of an investment in I-trax.

          4. Private Placement. Although I-trax has agreed pursuant to the Merger Agreement to register the I-trax shares of capital stock to be received by the undersigned as part of the Merger Consideration, I-trax has not yet done so, and therefore, such shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. As such, such I-trax shares cannot be transferred without registration or available exemption from registration under the Securities Act or such state securities laws. The undersigned is acquiring the I-trax shares of capital stock for his, her or its own account as principal not with a view to or for sale in connection with any distribution of all or any part of such shares.

         5. Representation of Investment Experience and Ability to Bear Risk. The undersigned (i) is knowledgeable and experienced with respect to the financial, tax and business aspects of the ownership of investments such as the shares of I-trax capital stock and of the businesses in which the merged company will be engaged and is capable of evaluating the risks and merits of acquiring the shares of I-trax capital stock, and (ii) can bear the economic risk of an investment in such shares for an indefinite period of time and can afford to suffer the complete loss thereof.

         6. Accredited Investor. The undersigned has read the definition of "accredited investor" attached to this Letter of Transmittal. The undersigned is or is not (check one box) an accredited investor within such definition. If the undersigned is an accredited investor, the reason(s) why is/are set forth in one or more of the affirmative responses of the undersigned below.

INITIAL EACH BOX THAT APPLIES TO THE UNDERSIGNED

Verification of Status as "Accredited Investor" under Regulation D.
------------------------------------------------------------------

         _____ The undersigned is a natural person (individual) whose net worth, or joint net worth with that of the undersigned's spouse, if any, exceeds $1,000,000. Net worth for this purpose means total assets (including residence, personal property and other assets) in excess of total liabilities.

         _____ The undersigned is a natural person (individual) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse, if any, in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year.

         _____ The undersigned is a director or executive officer of I-trax.

FOR ENTITIES OTHER THAN INDIVIDUALS
-----------------------------------

INITIAL EACH BOX THAT APPLIES TO THE UNDERSIGNED
        ----

Verification of Status as "Accredited Investor" under Regulation D.
------------------------------------------------------------------

          _____                 The undersigned is either a bank as defined in
                                section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in section 2(13) of the Securities Act; an investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business
                                Investment Act of 1958; a plan established and maintained by a state of the United States of America, its political subdivisions or any agency or instrumentality of a state of the United States of America or its political subdivisions for the benefit of its employees that has total assets in excess of $5,000,000; an Employee Benefit Plan within the meaning of ERISA if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor; an Employee Benefit Plan that has total assets in excess of $5,000,000; or an Employee Benefit Plan that is a self-directed plan, with investment decisions made solely by persons that are accredited investors.

          _____ The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act.

          _____ The undersigned is either an organization described in section 501(c)(3) of the Code; a corporation; a Massachusetts or similar business trust; or a Company, in each case not formed for the specific purpose of acquiring the securities offered and in each case with total assets in excess of $5,000,000.

          _____ The undersigned is an entity as to which all of the equity owners are accredited investors.

          _____ The undersigned is a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

          _____ The undersigned (i) was not formed and (ii) is not being utilized primarily for the purpose of making an investment in the Company (and investment in this Company does not exceed 40% of the aggregate capital committed to the undersigned by the undersigned's partners, shareholders or others).

          _____ The undersigned is or is acting on behalf of (i) an employee benefit plan within the meaning of section 3(3) of ERISA, whether or not such plan is subject to ERISA, or (ii) an entity which is deemed to hold the assets of any such employee benefit plan pursuant to 29 C.F.R. ss.2510.3-101. For example, a plan which is maintained by a foreign corporation, governmental entity or church, a Keogh plan covering no common-law employees and an individual retirement account are employee benefit plans within the meaning of section 3(3) of ERISA but generally are not subject to ERISA.

          _____ The undersigned is or was acting on behalf of such an employee benefit plan or is an entity deemed to hold the assets of any such plan or plans (i.e., the undersigned is subject to ERISA).

          _____ The undersigned is a U.S. pension trust or governmental plan qualified under section 401(a) of the Code or a U.S. tax-exempt organization qualified under section 501(c)(3) of the Code.

          _____ The undersigned (i) is an investment company under the Investment Company Act or (ii) is relying on the "private investment company" exclusion provided by section 3(c)(1) or section 3(c)(7) of the Investment Company Act to avoid registration and regulation under such Act.

                    SIGNATURE PAGE FOR LETTER OF TRANSMITTAL



                               DATED this ___ day of _________ 2004.



                               ------------------------------------------
                               Name of Organization, if applicable


                               ------------------------------------------
                               Signature





                               ------------------------------------------
                               Print Name


                               ------------------------------------------
                               Title (if applicable)



                               ------------------------------------------
                               Address


                               ------------------------------------------
                               Address


                               ------------------------------------------
                               Telephone Number


                               ------------------------------------------
                               E-mail Address

         Accredited Investor. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

         (1) Any bank as defined in Section 3(a)(2) of the Securities Act of 1993 (the "Securities Act") or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
         (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
         (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
         (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
         (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;
         (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
         (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and
         (8) Any entity in which all of the equity owners are accredited investors.

                                                                         ANNEX G
                                                                         -------


                                                 INDEX

                                            Report                                            Page of
                                                                                              Annex G

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002                        G-2

Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003                     G-76

Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003                      G-100

Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003                 G-129

Current Report on Form 8-K filed on February 12, 2003                                           G-160

Current Report on Form 8-K filed on February 19, 2003                                           G-162

Current Report on Form 8-K filed on April 22, 2003                                              G-164

Current Report on Form 8-K filed on May 19, 2003                                                G-166

Current Reports on Form 8-K filed on August 15, 2003                                            G-168

Current Report on Form 8-K filed on October 17, 2003                                            G-172

Current Report on Form 8-K filed on November 17, 2003                                           G-174

Current Report on Form 8-K filed on December 29, 2003                                           G-176

Current Report on Form 8-K filed on December 30, 2003                                           G-181

Current Report on Form 8-K filed February 2, 2004                                               G-183

Proxy Statement on Schedule 14A filed on April 25, 2003                                         G-237



                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                   Form 10-KSB

      [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
          OF 1934

                  For the fiscal year ended: December 31, 2002

      [ ] TRANSITION REPORT UNDER TO SECTION 13 OR 15(d) OF THE SECURITIES
          EXCHANGE ACT OF 1934

                For the transition period from _______ to _______

                         Commission File Number: 0-30275

                                  I-TRAX, INC.
                   ------------------------------------------
                 (Name of small business issuer in its charter)

              Delaware                               23-3057155
  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)

              One Logan Square
    130 N. 18th Street, Suite 2615
       Philadelphia, Pennsylvania                            19103
  (Address of principal executive offices)                  (Zip Code)

                    Issuer's telephone number: (215) 557-7488

Securities registered under Section 12(b) of the Exchange Act:     None

Securities registered under Section 12(g) of the Exchange Act:     Common Stock,
$.001 par value

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

State issuer's revenues for its most recent fiscal year: $3,931,910.

The aggregate market value of the voting stock held by non-affiliates computed by reference to the price at which the stock was sold on March 21, 2003 on the American Stock Exchange was $11,652,493. As of March 21, 2003, the number of shares outstanding of each class of common equity was 9,372,727 shares of Common Stock, $.001 par value.

DOCUMENTS INCORPORATED BY REFERENCE: Portions of the issuer's definitive proxy statement for its 2003 Annual Meeting of Stockholders are incorporated by reference in Part III of this report.

Transitional Small Business Disclosure Format (Check one):  [   ] Yes  [X] No

--------------------------------------------------------------------------------

                                  I-TRAX, INC.

                            FORM 10-KSB ANNUAL REPORT

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                TABLE OF CONTENTS



Item                                                                                                    Page No.

                                     PART I
1.       Description of Business............................................................................ 1
2.       Description of Properties..........................................................................19
3.       Legal Proceedings..................................................................................20
4.       Submission of Matters to a Vote of Security Holders................................................20

                                     PART II

5.       Market for Common Equity and Related Stockholder Matters...........................................21
6.       Management's Discussion and Analysis of Financial Condition and Results of Operations..............25
7.       Financial Statements...............................................................................32
8.       Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...............66

                                    PART III

9.       Directors, Executive Officers, Promoters and Control Persons; Compliance with
         Section 16(a) of the Exchange Act .................................................................66
10.      Executive Compensation.............................................................................66
11.      Security Ownership of Certain Beneficial Owners and Management.....................................66
12.      Certain Relationships and Related Transactions.....................................................66
13.      Exhibits and Reports on Form 8-K...................................................................66
14.      Controls and Procedures............................................................................70



                                     PART I


ITEM 1.  DESCRIPTION OF BUSINESS

         This report includes and incorporates forward-looking statements. All statements, other than statements of historical facts, included or incorporated in this report regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this report, particularly under the heading "Risk Factors" beginning on page 13 that we believe could cause actual results or events to differ materially from the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Business Overview

         I-trax provides focused disease management and comprehensive health management solutions designed to improve the health of the populations we serve while reducing the cost of medical care.

         Our solutions are designed to meet the needs of insurers, employers and consumers seeking to reduce costs and improve the quality of care by enabling healthcare organizations to evolve from fragmented care management practices into a cohesive and efficient system of healthcare management. Our solutions are fully integrated, use a single-data platform that allows all caregivers to share records and enable our clients to provide true coordination of care. By facilitating real-time communication between all stakeholders within today's complex healthcare system, I-trax's health management solutions reduce costs and enable the best possible delivery of care.

         Ours is a three-pronged approach that results in savings and consumer satisfaction: Prediction + Prevention + Care Management = Performance

         Prediction

         First, we use historical information to predict future healthcare costs. Experts agree that predictive modeling provides a comprehensive advantage to health plans, employers and providers, which leads to cost effective medical management and greater profitability. By using predictive modeling, we identify our clients' future healthcare costs, the health conditions that will drive those costs and the people within our clients' populations who are at risk for those conditions. Armed with this information, we target appropriate resources to address the costly conditions and the populations that are at risk for those conditions, thus managing costs while improving care.

         Prevention

         Second, we use what we believe to be state-of-the-art demand management and nurse triage services to effect our targeted interventions. These services incorporate nationally recognized, evidence-based clinical guidelines to ensure that all caregivers and consumers are following the best practices. We also link the key stakeholders in this care delivery effort--consumers, physicians and care managers--through secure, web-based solutions. These solutions facilitate real-time sharing of information and support the adherence to our population and disease management programs. Finally, we staff our state-of-the-art Care Communications Center with skilled nurses and other healthcare professionals 24 hours per day, 7 days per week. The Center helps consumers make informed decisions about their health and provides ongoing support for those with chronic diseases.

         The products and services we use to deliver targeted interventions include: MyNurseLine(TM), a technology-enabled nurse triage service; DoctorsLine(TM), an after-hours custom triage and administrative outsourcing service; Health-e-Community(TM), a specialized enrollment, marketing and fulfillment service; eImmune(R), a clinical immunization and related adverse events tracking system; and Medicive(R) Medical Enterprise Data System, a proprietary software architecture developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry, which serves as the foundation for our Care Coordination Platform offerings. Our Care Coordination Platform includes: Health-e-Coordinator(TM), a web-based care management application; MyFamilyMD(TM), a consumer health management portal; and CarePrime(R), a clinical care application for physicians and clinicians.

         Care Management

         Finally, we believe that we offer the industry's most comprehensive health management and disease management solution. We assist clients in managing the healthcare of their populations by outsourcing clinical and administrative services as part of a strategic partnership. Through long-term partnerships with our clients, we align our assets and core competencies to develop targeted solutions to meet the needs of the populations our clients serve. Our disease management solutions currently address congestive heart failure (CHF), coronary artery disease (CAD), asthma, diabetes, lower back pain and chronic obstructive pulmonary disease (COPD). We also develop programs using evidenced-based guidelines based on our clients' requests. Health-e-Life Program(TM) is our comprehensive end-to-end solution for care management.

         Performance

         Everything we do is built on information, which drives decision-making and results. Information guides the identification of consumers, the utilization of protocols that provide high quality and cost effective care, the communication among the key stakeholders and ultimately the return on capital invested in providing healthcare. When all of these components are in place, we believe that consumer satisfaction will increase and the costs of providing quality healthcare will decrease.

Corporate History

         I-trax, Inc.--Holding Company

         I-trax was incorporated in the State of Delaware on September 15, 2000 at the direction of the Board of Directors of I-trax Health Management Solutions, Inc. ("Health Management"), I-trax's then parent company. On February 5, 2001, I-trax became the holding company of Health Management at the closing of a reorganization pursuant to Section 251(g) of Delaware General Corporation Law. The holding company reorganization was described in greater detail in I-trax's registration statement on Form S-4 (Registration Number 333-48862), filed with the Securities and Exchange Commission on October 27, 2000. At the effective time of the reorganization all of the stockholders of Health Management became the stockholders of I-trax and Health Management became a wholly owned subsidiary of I-trax. Further, all outstanding shares of Health Management were converted into shares of I-trax in a non-taxable transaction. Health Management no longer files reports with the Securities and Exchange Commission. However, I-trax does file reports with the Securities and Exchange Commission, and its common stock is traded on the American Stock Exchange under the symbol "DMX."

         The holding company structure has allowed us greater flexibility in our operations and expansion and diversification plans, including in the acquisition of WellComm Group, Inc. on February 6, 2002 and iSummit Partners, LLC, doing business as "MyFamilyMD," on February 7, 2001.

         I-trax acquired WellComm effective February 6, 2002 in a two-step reorganization pursuant to a Merger Agreement dated January 28, 2002 by and among I-trax, WC Acquisition, Inc., an Illinois corporation and a wholly-owned subsidiary of I-trax, WellComm and WellComm's two principals. The initial step of the reorganization transaction involved a merger of WC Acquisition with and into WellComm, in which merger WellComm continued as the surviving corporation. The second step of the reorganization transaction involved a statutory merger of WellComm with and into I-trax, in which merger I-trax continued as the surviving corporation.

         At the closing of the WellComm merger, we delivered to the WellComm stockholders approximately $2,200,000 in cash and 1,488,000 shares of our common stock, and to each of two senior officers of WellComm options to acquire 56,000 shares of our common stock at a nominal exercise price. After the merger, three executive officers of WellComm joined us as senior executives and WellComm's two principal stockholders were elected to our Board of Directors.

         We funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC pursuant to a Purchase Agreement dated as of February 4, 2002 between Palladin and us. Pursuant to the purchase agreement, we also issued Palladin a warrant to purchase up to 307,692 shares of our common stock at an exercise price of $5.50 per share. The outstanding principal and any interest under the debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any interest may be converted at any time at the election of Palladin into our common stock. The current conversion price under the debenture is $3.03. The current conversion price is subject to "reset" as of August 4, 2003 but only if the closing bid price for our common stock, averaged during a period of 20 consecutive trading days ending on August 3, 2003, is less than the then current conversion price.

         I-trax acquired iSummit effective February 7, 2001 in an exchange transaction pursuant to a Contribution and Exchange Agreement dated September 22, 2000, as amended, by and among iSummit, I-trax, Health Management and iSummit's three members. I-trax issued 580,682 shares of common stock to acquire iSummit (reflecting a post closing adjustments to the aggregate number of issued shares effective as of December 31, 2001).

         I-trax Health Management Solutions, Inc.--Operating Subsidiary

         Health Management is a predecessor to I-trax and is our operating subsidiary. It was incorporated in the State of Delaware under the name of Marmac Corporation in May 1969. In December 1979, it changed its name to Ibex Industries International, Inc. On April 1, 1996, Health Management purchased the assets of certain physician practices, changed its name to U.S. Medical Alliance, Inc., and commenced operations as a physician practice management company.

         As U.S. Medical Alliance, Health Management completed one additional physician practice acquisition. However, it did not have adequate liquidity or capital resources to withstand the downturn in the physician practice management industry, nor the ability to acquire profitable physician practices. In January 1997, the Board of Directors, in an effort to reorganize Health Management, elected Frank A. Martin as its President. Mr. Martin negotiated the return of the previously acquired physician practice assets to the physicians in exchange for the cancellation of any Health Management capital stock or notes associated with those acquisitions. Health Management changed its name to I-Trax.com, Inc. in August 1999.

         Health Management merged with Member-Link effective December 30, 1999 pursuant to a Merger Agreement dated as of December 14, 1999. In the merger, Health Management issued an aggregate of 1,554,368 shares (as adjusted) of its common stock. And on February 7, 2001, Health Management and I-trax completed the previously described holding company reorganization. Health Management assumed its current name, I-trax Health Management Solutions, Inc., on March 21, 2001.

Our Market and Business Strategy

         We believe that the market for our population health management solutions is large and continues to grow. Experts in disease management outsourcing estimate that the disease management industry generated outsource fees of approximately $73 million in 1997 and approximately $425 million in 2001. Same experts also estimate that these outsource fees could reach $20 billion in 2010.

         As the costs of medical care continue to grow, there is a growing recognition throughout the healthcare community of the need for targeted, coordinated, and effective healthcare management solutions. Further, we believe that increased interest in population health and disease management among health plans, employers and governmental agencies and optimistic results from numerous ongoing population health and disease management programs indicate that population health and disease management are effective and will become a permanent aspect of healthcare.

         Because our solutions are scalable and can be tailored to fit into most healthcare organizations, we feel we have a competitive advantage. We have identified, and are targeting, the following segments of the healthcare industry as purchasers of our solutions:

o Self-Insured Employers. As the ultimate payor for health related costs, self-insured employers have a significant stake in making sure that employees and their dependents are empowered with tools to make the best and most educated healthcare decisions. We believe that correct and informed decisions will not only reduce direct healthcare costs, but also reduce employee absenteeism and improve employees' focus at work. Where employees are older or retired and at risk for chronic diseases, early risk identification and targeted interventions will help reduce costs and improve quality of life.

o Military and Government. The eImmune(R) application is the first application we designed and built. It now used to manage records for 2.5 million individuals. With recent increased funding to state health programs, this application is now very expandable.

o Public Health Agencies. Public health agencies are charged with coordinating care to a significant portion of America's uninsured population. Our care coordination tools and disease management programs are well suited to benefit this segment of the healthcare market. Furthermore, eImmune(R) and our other software applications are ideally suited for aggregating and analyzing vast of amounts of data required to, among other things, track immunizations and detect trends that can provide important surveillance information in the event of an outbreak of infectious diseases associated with bio-terrorism.

o Hospitals and Health Systems. Hospitals and health systems are under increasing financial pressure to balance the expense of high quality medical care with public and private insurers' reimbursements. Our solutions assist hospitals and health systems to reduce costs while enhancing the service and care provided to patients. Our flexible call center solution offers multi-lingual 24 per day, 7 days per week technology-enabled nurse triage and disease management services, which permit hospitals and health systems to reduce operational costs.

o Health Plans and Health Insurers. We believe that the era of health maintenance organizations denying access to care as a measure to reduce costs is over. We believe that health plans and health insurers are under increasing pressure to revise their methods to reduce medical errors, coordinate care and implement technology enabled population health management solutions and disease management programs. We believe that denial of access was a short-term solution that is now causing escalated costs. Population health management is a long-term solution with proven return on investment.

o Colleges and Universities. America's colleges and universities have an increasing need to communicate with their students, streamline and automate the collection of medical histories during the enrollment process, and improve communication between the student and student health services in a secure, confidential manner. Furthermore, colleges and universities seeking to improve the healthcare services offered to enrolled students are beginning to value 24 hours per day, 7 days per week nurse triage and health information services that we offer.

         We are now servicing and continuing to add clients in each of our targeted markets. To devise acceptable pricing plans, we work with each of our clients individually. Generally, our clients pay us for each completed transaction or on a "per member, per month" or "per member, per year" basis.

Our Products and Services

         I-trax provides focused disease management and comprehensive health management solutions designed to improve the health of the populations we serve while reducing the cost of medical care. Ours is a three-pronged approach that results in savings and consumer satisfaction:

                  Prediction + Prevention + Care Management = Performance

         Prediction

         We use historical information to predict future healthcare costs. Experts agree that predictive modeling provides a comprehensive advantage to health plans, employers and providers, which leads to cost effective medical management and greater profitability. By using predictive modeling, we identify our clients' future healthcare costs, the health conditions that will drive those costs and the people within our clients' populations who are at risk for those conditions. Armed with this information, we target appropriate resources to address the costly conditions and the populations that are at risk for those conditions, thus managing costs while improving care.

         Prevention

         We use what we believe to be state-of-the-art demand management and nurse triage services to effect our targeted interventions. These services incorporate nationally recognized, evidence-based clinical guidelines to ensure that all caregivers and consumers are following the best practices. We also link the key stakeholders in this care delivery effort--consumers, physicians and care managers--through secure, web-based solutions. These solutions facilitate real-time sharing of information and support the adherence to our population and disease management programs. Finally, we staff our state-of-the-art Care Communications Center with skilled nurses and other healthcare professionals 24 hours per day, 7 days per week. The Center helps consumers make informed decisions about their health and provides ongoing support for those with chronic diseases.

         Our prevention products and services include:

         MyNurseLine(TM). MyNurseLine(TM) is our technology-enabled, clinical nurse triage service that is available 24 hours per day, 7 days per week. The service provides clients with tailored communication center solutions to meet their healthcare needs. By utilizing state-of-the-art information technology, MyNurseLine(TM) affords consumers access to affordable, high quality health and wellness information through our Care Communications Center, ultimately reducing costs and improving general health status.

         MyNurseLine(TM) service allows for rapid assessment of callers' condition, triaging them to the appropriate level of care ranging from emergency care referral to guided self-care at home. Recent studies cited by the Wall Street Journal indicate that 37% to 54% of the 95 million yearly emergency room visits are for conditions that do not require immediate treatment, such as sore throats and ankle sprains. By using MyNurseLine(TM) nurse triage a client can reduce medical costs by directing callers to appropriate levels of care thereby reducing unnecessary over utilization of services. MyNurseLine(TM) service features:

     o    Fully operational, 24 hours a day, 7 days per week.

     o Calls answered by registered nurses, with a minimum of three-years of recent clinical experience, including experience in critical care and case management.

     o Seamless continuity for patients or members because nurses answering calls become part of our client's staff by using greeting and procedures customized and to client specifications.

     o    Triage  protocols  provided  by Barton D.  Schmitt,  MD,  FAAP and the
          American   Institute  for  Preventive   Medicine  and  organized  into
          manageable topics such as chest pain, fever and rashes.

     o High level of quality assurance by physicians and registered and telephone triage certified nurses serving as clinical team leaders.

     o Multi-lingual triage and support.

     o Selection of 1,800 standard patient call reports, including caller satisfaction, telephone activity by day-of-week and patient chart reports. Reports may be faxed or emailed to clients daily.

         DoctorsLine(TM). DoctorsLine(TM) service is our after-hours custom triage and administrative outsourcing service for physicians. DoctorsLine(TM) service provides physicians with a cost effective solution to address telephone coverage and general administrative needs. This service is uniquely designed to be highly flexible so that physicians can switch their telephone coverage during times of vacations, staff meetings as well as for standard after-hours coverage.

         Nurses staffing the DoctorsLine(TM) service resolve over 80% of all after-hours triage calls by using Barton Schmitt pediatric triage protocols, American Institute of Preventative Medicine adult triage protocols and, if applicable, the treating physicians protocols, thus reducing significantly unnecessary emergency room visits and costs. DoctorsLine(TM) service features many of the features included in the NurseLine(TM) service, including:

     o Ability for each physician to customize patient orders according to the physician's practice management specifications.

     o Call-in of drug prescriptions by nurses in non-emergency situations.

     o    Seamless  coverage if office staff is unable to answer  telephones for
          any  reason,  including  after-hours,   holidays,   vacations,  office
          closings and family functions.

     o Patient encounter and caller detail reports sent daily to each client to ensure coordination of information and care.

     o Custom reporting options including quality assurance, costs savings, benefits and management reports.

         Health-e-Community(TM). Health-e-Community(TM) services provide healthcare organizations with enrollment, marketing and fulfillment services. Health-e-Community(TM) services are designed to help clients who are instituting or have already started disease management programs for their populations by augmenting and enhancing the resources allocated by our clients. We have had particular success in specialized patient enrollments, including those requiring multi-lingual capabilities.

         Health-e-Community(TM) services support increased communications between members and care providers and facilitate real-time communication between our Care Communications Center staff and our clients' administrative, clinical and care management teams. We gather, process and deliver data real-time to help our clients monitor and measure outcomes. Our timely response ensures greater success for our clients' health management programs. Health-e-Community(TM) service includes:

o Disease management program enrollment.
o Specialized patient enrollment, education and communication. o Health risk assessments and surveys. o Targeted health screenings.
o Health information and literature  fulfillment services. o Class registration.
o Customer contact management.
o Physician referrals for consumers. o Community services referral.
o Patient test result line with personal identification number secure access. o Emergency room pre-certification. o Membership management.
o Physician, hospital and clinic database management.

o Quality assurance reports.
o Service measurement, demographic and outcome reporting. o Admission and revenue justification. o Complaint and suggestion tracking.

         eImmune(R). The eImmune(R) application is a comprehensive clinical software product for processing, recording and tracking immunizations and related adverse events. The eImmune(R) application is designed for use by state registries, physician networks, managed care plans, school nurses and individual physicians. The program enables caregivers to follow standards of care and adhere to documentation requirements, including capturing ICD-9 codes, CPT codes and lab information.

         The eImmune (R) application was developed in conjunction with Walter Reed Army Medical Center, Allergy and Immunology Department, in Washington, D.C., to maintain all military immunizations at that site. First installed at Walter Reed in January 1998, the eImmune(R) application now manages records for
2.5 million individuals. An upgraded, secure, web-enabled version of eImmune(R) software released in August 2000 now operates at a number of sites, including the Pentagon and the Office of Attending Physician, U.S. Congress. The eImmune(R) application:

     o    Tracks administration of vaccines.

     o Retrieves and records vital patient information, including medical and medication history and allergies.

     o Produces standard and ad-hoc encounter reports, labels for yellow-shot records and adverse event reports in a Vaccine Adverse Event Reporting System format.

     o Provides information on dosing schedules for vaccines and skin test materials and manufacturer specific contraindications and warnings.

     o Generates vaccination schedules and reminder notices, which include specific product information.

     o    Follows  customary   information  flow  required  during  the  patient
          encounter using touch screen and point and click data entry.

     o Utilizes intuitive user interfaces for easy navigation facilitating point of care data entry.

     o Coordinates with I-trax's consumer Internet portal, which provides users with access to their official immunization records.

     o    Supports integration with existing software.

     o    Maintains a confidential and secure platform.

          The eImmune(R) application's system-wide benefits include:

     o A secure, web-enabled clinical immunization documentation and tracking system which can be used in routine immunizations as well as large-scale immunization efforts, including as part of a bioterrorism preparedness plan.

     o Automated data collection, tracking and analysis of outcomes and critical health data enabling quicker response to public health threats such as emerging infectious diseases or bioterrorism.

     o A comprehensive framework integrating health data with immunization information to facilitate timely and accurate reporting of information to the Centers of Disease Control and state and local health departments to comply with government requirements.

     o Architecture that supports integration with existing immunization registry systems to provide states with an enhanced comprehensive solution to meet the requirements established by United States Department of Health and Human Services.

     o Improved operational efficiency and reduction of paperwork thereby allowing health providers more time to deliver care.

         Medicive(R) Medical Enterprise Data System. All I-trax software applications and health management solutions are built on a common platform--The Medicive(R) Medical Enterprise Data System. The Medicive(R) system is a proprietary database developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry. It is through the Medicive(R) system that I-trax solutions are able to be completely integrated and enable true coordination of care, thereby delivering the right information to the right person at the right time. The Medicive(R) platform is the foundation of our Care Coordination Platform.

         A key feature of the Medicive(R) platform is the architecture's ability to accept new and critical data, which is important for an industry experiencing rapid advances in clinical care, laboratory research, facilities improvements, diagnostic modalities, as well as changes in treatment protocols. Using point-of-care user interfaces, Medicive(R) collects data such as demographics and staff and physician assessments, and allows the user to view a record over time, call it up in graphical display, to generate reports, and to make quick comparisons in easy-to-read formats. We believe that our technology is "user-friendly" and personalized because we developed it in concert with a team of health care providers, technology experts and third-party users. The ability to monitor patient care data longitudinally not only gives the provider an unprecedented view of the progress of treatments and factors that contribute to a particular disease, but also provides a comprehensive picture of the management of the disease and treatment outcomes promoting successful health care delivery. As a result, our technology promotes user interaction, facilitates decision-making and supports health care management, thus expanding our offering into an enterprise-wide system covering all aspects of a customer's business process.

         The flexibility of Medicive(R) Medical Enterprise Data System's construction is due primarily to the effort that went into its architecture design. Medicive(R) system has been structured to capture information about the general healthcare process or activity and then to narrow the healthcare process or activity to the most specific level. Thus, the architecture permits new data to be added to the database because, in most instances, new data are extensions of existing data. We believe that Medicive(R) Medical Enterprise Data System's flexibility gives us an advantage over competitors that may need to spend far more time to modify their systems to accommodate new healthcare processes or activities. The Medicive(R) Medical Enterprise Data System contains and organizes several industry standard medical data elements and is capable of producing ICD9 diagnosis codes, CPT procedure codes, SNOMED, or Medcin coded medical data. These codes are commonly used in the medical profession to identify specific disease states.

         Medicive(R)'s schema is completely platform independent. Deployed systems have utilized Microsoft SQL Server 7.0. However, I-trax can create execution files to put the Medicive(R) platform on any SQL platform available today, including, Oracle(R) 8i, Sybase(R) Adaptive Server, or IBM(R) DB2.

         Health-e-Coordinator(TM). Health-e-Coordinator(TM) software enables true coordination of care by connecting all healthcare professionals involved in the treatment and monitoring of patients. It is a sophisticated web-based application designed to support disease management, patient care management, education and referral according to current published clinical guidelines. Health-e-Coordinator(TM) software serves as an over-arching application to view and manage all information that resides in our Medicive(R) Medical Enterprise Data System, regardless of which other I-trax software applications are used to collect the information.

         Health-e-Coordinator(TM) is ideally suited for disease management and care management by clinicians in a communications center venue or an outpatient setting. It is designed to manage large volume of members or patients while ensuring consistency and quality among caregivers. Key features of Health-e-Coordinator(TM) software include:

     o Schedule and Task List. This feature not only organizes patient care, but also assists healthcare providers to manage workflow. Providers can quickly access member activities from various activity lists. Each clinician can view a list of the members they need to contact and quickly view each member's health summary or complete health record to help focus their activities.

     o Member Record. This feature enables documentation of members past medical history, medications and vaccinations. Member Record also permits documentation and generation of surveys, assessments and care plans.

     o    Messaging.   This  feature   provides  for  the  secure   transfer  of
          information from patients to providers. The messaging feature encourages the patient to participate in the management of their care.

     o Reports. Reports are available to support the management and oversight of work processes and outcomes for all healthcare providers involved in the care process. The application provides a number of standard management reports and enables the end-user to generate custom reports to meet their specific requirements. All reports are immediately available to authorized users via the Internet.

     o Resource Library. This feature provides users easy accessible disease specific information to enhance the care process should members have specific educational needs. The information can be mailed or e-mailed to members, therefore enhancing the interaction between the clinician and the member.

         MyFamilyMD(TM). The MyFamilyMD(TM) web-based platform is designed to allow patients to chronicle their daily health routines, including medications, allergies, exercise and achievement of health goals. By providing easy-to-use graphs and reports, the MyFamilyMD(TM) platform empowers patients to monitor and control their health by reviewing trends in their healthcare regimen.

         The cornerstone of the MyFamilyMD(TM) platform is its ability to provide the tools for consumers to collaborate with their healthcare provider about their daily management. The MyFamilyMD(TM) platform provides capability for prescription refill requests, appointment requests, health assessments, interactive tools for weight and blood sugar management, lab tracking and health history forms for pre- and post-encounter information exchange. The platform's messaging system is built to facilitate user compliance with the Health
Insurance Portability and Accountability Act of 1996 and related regulations ("HIPAA") standards to ensure the utmost security and confidentiality of personal and medical information.

         The MyFamilyMD(TM) platform uses what we believe to be leading-edge personalization to deliver relevant news, articles and messaging from qualified medical sources based on the user's medical history and health concerns, thus providing timely information without burdening users with the tedious manual Internet searches. The MyFamilyMD(TM) platform features:

     o    A  personal  health  record to store and  maintain  health  interests,
          medical   concerns,   medications,   diet  and  exercise   habits  and
          immunizations, among other information.

     o    Secure   messaging   of   non-urgent,   routine   requests,   such  as
          appointments, refill requests, immunizations and screening tests.

     o Interactive MedWizard(R) applications that help to monitor blood glucose, insulin dosing, blood pressure, weight, height, pulse, peak flow, lab values and other variables. Members can custom-design journals or daily diaries to track a series of symptoms and health care concerns.

     o Risk assessments that evaluate the risk for diabetes and asthma, and recommend appropriate safety habits and information about when to seek appropriate medical care.

     o Daily, personalized content from qualified medical sources about health maintenance and conditions such as diabetes, asthma and other medical concerns of patient health interest.

     o    Automated  recall  alerts  for  medications,   vaccines  and  consumer
          products.

         CarePrime(R). CarePrime(R) is a web-based communication tool for physicians and their staff that permits secure messaging between the physicians, their staff and patients, and facilitates online appointment requests and referrals. The CarePrime(R) and MyFamilyMD(TM) applications promote a
partnership  between  patients  and  physicians  by  allowing  providers,   with
permission, to access their patients' personal health record kept in the MyFamilyMD(TM) application.

         Replacing or  supplementing  patients'  paper files,  the  CarePrime(R)
application provides healthcare providers a web based tool for reviewing a snapshot of client's health information, immunization compliance, medical history, demographics, allergies and applicable evidence-based clinical guidelines. The CarePrime(R) application brings important information to the provider's fingertips. The CarePrime(R) application features include:

     o Secure messaging for non-urgent requests such as prompting diabetic patients to schedule eye examinations and providing parents with immunization reminders for their children.

     o    Group  messaging,   with  message  tracking,  to  all  patients  or  a
          predefined group of patients on topics such as air quality alerts, or scheduling school physical examinations.

     o    Custom   and   automated,   based  on   established   rules,   patient
          notifications such as exam reminders.

     o Communication with patients when they update their Personal Health Record MyFamilyMD(TM), and forward the information to their providers via a secure Internet portal, to be received through CarePrime(R) application.

     o Easy differentiation between customer or patient and provider or professional entered data.

     o Completion and submission of health forms and immunization records electronically via the MyFamilyMD(TM) application to the CarePrime(R) application, which are then physician-verified and become the core of an electronic medical record.

     o Quick provider access to reports on vaccine recalls, dosing schedules for vaccines, and patient adverse reactions.

     o    Patient compliance monitoring by providers in an easy-to-use format.

         Care Management

         We believe that we offer the industry's most comprehensive health management and disease management solution. We assist clients in managing the healthcare of their populations by outsourcing clinical and administrative services as part of a strategic partnership. Through long-term partnerships with our clients, we align our assets and core competencies to develop targeted solutions to meet the needs of the populations our clients serve. Our disease management solutions currently address congestive heart failure (CHF), coronary artery disease (CAD), asthma, diabetes, lower back pain and chronic obstructive pulmonary disease (COPD). We also develop programs using evidenced-based guidelines based on our clients' requests.

         Health-e-Life(TM) Program. Our Health-e-Life(TM) Program provides interactive tools for healthcare providers and their well patients which are intended to reduce the possibility of acute or chronic conditions. The components of the program are delivered through I-trax's Health-e-Coordinator(TM) care coordination tool, our web portals CarePrime(R) and MyFamilyMD(TM) and our communications center staffed by skilled nurses and other health professionals 24 hours per day, 7 days per week. Features and benefits of I-trax's Health-e-Life(TM) Program include:

     o    Proven success demonstrated with clinical and financial outcomes.

     o Protocols designed and reviewed by physicians and experts in disease management.

     o Integration of industry-leading technology, proven clinical protocols, and clients' business practices to drive custom results.

     o Utilization of care processes with focus on self-care, advocacy, and education and change management tailored to each enrolled member.

     o    Utilization   of  clinical   expertise  and  technology  to  integrate
          individual member needs including co-morbidities and cultural factors without increasing program costs.

     o Stratification of populations using clinically validated statistical analysis.

     o    Life  assessment  and  coaching   regarding   stress,   self-advocacy,
          lifestyle changes and self-assessment.

     o    Educations  about  risk  prevention,   healthy  lifestyles,  diet  and
          exercise, and other self care activities.

     o    Risk assessments for leading causes of morbidity and mortality.

     o MyFamilyMD(TM) interactive health platform for members with web access, including health record management and messaging.

     o    Personalized daily content about health concerns and conditions.

     o    Status reporting to physicians about changes in members' health.

     o    Home monitoring and home visits as needed.

     o Flexible program implementation, including complete outsourcing to I-trax, or licensing of I-trax's technology with in-house management, with expert consulting available.

Customer Service

         We obtain new business, in part, based upon referrals from satisfied customers, such as Walter Reed Army Medical Center and Los Angeles County. We have received referrals from Walter Reed Medical Center in two primary forms. First, the immunology department at Walter Reed has referred its own departments to us for possible product purchase. Second, Walter Reed has provided some of our prospective customers with positive information relating to our products and our commitment to customer service. In addition, customers, such as Walter Reed Army Medical Center, have returned to purchase some of our new products and upgrades on our existing products. We attribute this success, in part, on our high level of customer service. We intend to continue this high level of customer service, as we believe it is a key factor for its success in this market. Management has recently implemented a staffing plan in advance of growth to assure that premier standards in customer service are met.

Competition

         Numerous companies are operating in the disease management segment of the larger healthcare industry. Many of these companies are larger than we are and have greater resources, including access to capital. We believe, however, that our total population health management solutions are unique. We also believe that our software applications and our broad based expertise in designing and deploying scalable, military grade software applications allow us to compete effectively against these larger competitors. We consider the following types of companies to compete with us in providing a similar product:

     o Disease management and care enhancement companies, such as American Healthways, Lifemasters, Matria, Allere and McKesson.

     o Established providers of existing, healthcare information technology. These firms have competencies in hospital information systems but also offer general electronic medical records, practice management systems, clinical data repositories, hospital information systems, accounting systems. E.g. Cerner Corporation, Siemens, McKesson, GE Medical Systems, Philips, IDX, Epic and Landacorp.

     o Health-related, online services or web sites targeted at consumers, such as careenhance.com, drweil.com, healthcentral.com, healthgate.com, intelihealth.com, mayoclinic.com, thriveonline.com, webmd.com and wellmed.

     o Hospitals, HMOs, pharmaceutical companies, managed care organizations, insurance companies, other healthcare providers and payors that offer disease management solutions.

         One or more of these companies could choose to expand their markets so as to compete more directly with us. Most of them are better capitalized than we are, and therefore such an entry into our niche would add to the competitive pressures of our business. Nonetheless, we believe we enjoy two primary competitive advantages. First, we have a standing strategic relationship with one early adopter of our technology, Walter Reed Army Medical Center, which has used our custom applications since 1995. Second, we have a time advantage in software and database development over any new direct competitor.

Intellectual Property

         Our proprietary software applications are protected by United States copyright laws. We have registered the use of certain of our trade names and service names in the United States. We also have the rights to a number of Internet domain names, including I-trax.com and .net, MyFamilyMD.com and .net, eImmune.com and .net, CarePrime.com and .net and healthecoordinator.com. In addition, we continue to explore potential availability of patent protection for our business processes and innovations.

Research and Development

         We conduct research and development on three levels on a continuing basis. First, we continually study the business process in the medical community. A pivotal part of the success of our services is understanding the exact needs of our customers, and applying that knowledge to the graphic user interface, thus allowing our systems to integrate into the user's workflow without disruption. I-trax was founded on this principle. We are constantly studying the changing work environment and clinical landscape of our customers and the industry as a whole. New disease modules, such as a diabetes-tracking module, are under development and modifications and additional functionality will continue to be added to currently available services.

         Second, as a by-product of the business process study, the invention and development of unique problem solving tools embedded in our software applications make possible the process of entering and retrieving vast amounts of information in short periods of time. Constant development, re-engineering and implementation of these tools is a priority of the design and engineering staff and will continue to be our focus, allowing us to maintain a leading role in information systems development.

         Third, further technology platform research, development and engineering are conducted on a continual basis. New technologies, such as Internet applications and the commercial software that support it, lack certain capabilities and functionalities required to allow the medical and healthcare industry to migrate to a total eHealth strategy. We believe we are in the process of creating software components to solve these problems and are constantly educating ourselves on available and emerging technologies that will help support and enhance our services.

         We have spent approximately $1.3 million on research and development activities over the past two fiscal years, the majority of which was attributable to the completion of MedWizards(R) health assessment tools, and Health-e-Coordinator(TM) and CarePrime(R) applications. We expect to continue to spend funds on adding functionality to the MyFamilyMD(TM) application by adding MedWizard(R) tools, on CarePrime(R), which interacts with the MyFamilyMD(TM) application and its MedWizards(R) tools, and on Health-e-Coordinator(TM) software by adding additional disease capabilities.

Employees

         We believe our success depends to a significant extent on its ability to attract, motivate and retain highly skilled, vision-oriented management and employees. To this end, we focus on incentive programs for our employees and endeavor to create a corporate culture that is challenging, rewarding and fun. As of March 24, 2003, we had 56 full-time and 20 part-time employees.

Risk Factors

         In addition to other information in this report, you should carefully consider the following risks and the other information in evaluating I-trax and its business. Our business, financial condition and results of operations could be materially and adversely affected by each of these risks. Such an adverse effect could cause the market price of our Common Stock to decline, and you could lose all or part of your investment.

      We Have a History of Operating Losses and Anticipate Continued Operating Losses Through the Third Quarter of 2003

         We have used substantial cash to fund our operating losses, and we have never earned a profit. Through December 31, 2002, we have used approximately $12.8 million of cash to fund our operating activities. Moreover, we expect to use additional cash to fund our operating losses through the third quarter of 2003. Our ability to achieve profitability will depend, in part, on:

     o    the commercial success of our service and software applications;

     o successful deployment and retention of our services and software applications by our customers; and

     o    our sales and marketing activities.

         The success of our business model depends on attracting customers, such as public health agencies, hospitals, health plans, self-insured employers, and colleges and universities, to our population health management solutions.
Although we believe that this business model will be successful, we cannot assure you that we will achieve or sustain profitability or that our operating losses will not increase in the future.

         We Will Require Additional Capital To Improve Our Products and Services

         At present, we have projected sufficient funding to cover our operating expenses and therefore to mitigate questions about our ability to continue as a going concern. Additional funds, however, will be required to complete our planned product development efforts and to expand our sales and marketing activities. We will have to obtain such funds through equity or debt financing, strategic alliances with corporate partners and others, or through other sources. We do not have any committed sources of additional financing, and we cannot provide assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, we may have to delay, scale-back or eliminate certain aspects of our operations or attempt to obtain funds through arrangements with collaborative partners or others. And this will cause us to loose what we believe is a current competitive advantage in the technology-enabled population health management field. Therefore, if we are unable to obtain adequate funds, our business, financial condition and results of operations may be adversely affected.

      The Segment of the Healthcare Industry in Which We Operate Is Relatively New and Our Sales Cycle Is Long and Complex

         The disease and population health management business, although growing rapidly, is a relatively new segment of the overall healthcare industry and has many entrants. Many companies use the generic label of "disease management" to characterize activities ranging from the sale of medical supplies and drugs to services aimed at managing demand for healthcare services. Because this segment of the industry is relatively new, potential purchasers take a long time to evaluate and purchase such services, lengthening our sales cycle. Further, the sales and implementation process for our services and software applications is lengthy, involves a significant technical evaluation and requires our customers to commit a great deal of time and money. Finally, the sale and implementation of our solutions are subject to delays due to our customers' internal budgets and procedures for approving large capital expenditures and deploying new services and software applications within their organizations. The sales cycle for our solutions, therefore, is unpredictable and has generally ranged from 3 to 24 months from initial contact to contract signing. The time it takes to implement our solutions is also difficult to predict and has lasted as long as 18 months from contract execution to the commencement of live operation. During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating the contract and implementing the solution without receiving any related revenue.

      Our Limited Operating Experience May Cause Us to Misjudge the Segment of the Healthcare Industry in Which We Are Operating

         We have only recently begun to design, build and offer disease management and comprehensive health management solutions. Our enterprise software applications have been operational for less than four years, our web-based solutions have been operational for less than two years and our disease management and comprehensive health management solutions have been operational for only one year. Accordingly, we have a limited operating history in our business. Furthermore, we are also facing other risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets, increasing competition, the need to develop strategic relationships, and other risks described below. We cannot guarantee that we will be able successfully to implement our business model. An investor in our common stock must consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. As a result of the absence of meaningful history and experience in our business, we may easily misjudge the nature or size of our perceived markets, or the amount of work or capital necessary to complete our pending products or to implement our business plan.

      We May Be Unable to Implement Our Business Strategy to Deploy Our Products Effectively and Attract Customers

         Although we believe that there is significant demand for our services and products in the overall healthcare market, there are many reasons why we may be unable to execute our business strategy, including our possible inability to:

     o    deploy our services and software applications on a large scale;

     o attract a sufficiently large number of public health agencies, hospitals, health plans, self-insured employers and colleges and universities to subscribe for our services and software applications;

     o    increase awareness of our brand;

     o    strengthen user loyalty;

     o    develop and improve our services and software applications;

     o continue to develop and upgrade our services and software applications; and

     o    attract, retain and motivate qualified personnel.

         The Healthcare Industry Is Subject to Cost Pressures

         The healthcare industry is currently under pressure by governmental and private-sector revenue sources to cut spiraling costs. These pressures will continue and possibly intensify. Although we believe that our services and software applications assist public health agencies, hospitals, health plans and self-insured employers to control the high costs associated with the treatment of chronic diseases, the pressures to reduce costs immediately may hinder our ability (or the length of time we require) to obtain new contracts. In addition, the focus on cost reduction may pressure our customers to restructure contracts and reduce our fees.

         Government Regulation Could Adversely Affect Our Business

         Many of our existing and potential clients are subject to considerable state and federal government regulations. Many of these regulations are vaguely written and subject to differing interpretations that may, in certain cases, result in unintended consequences that may affect our ability to effectively deliver our services. Regulatory and legislative efforts currently focus on the confidentiality of patient identifiable medical information, as evidenced by such legislation as the Health Insurance Portability and Accountability Act of 1996 (or "HIPAA"). While we believe that our ability to obtain patient identifiable medical information for disease management purposes from certain of our clients is protected in recently released federal regulations governing medical record confidentiality, state legislation or regulations will preempt federal legislation if it is more restrictive. Accordingly, new federal or state legislation or regulations restricting the availability of this information to us or leaving uncertain whether disease management is an allowable use of patient identifiable medical information would have a material negative effect on us.

         Although we are not directly subject to many of the regulations governing healthcare delivery, our clients, such as public health agencies, hospitals, health plans, and self-insured employers, must comply with regulations including the licensing and reimbursement requirements of federal, state and local agencies. Further, certain of our professional healthcare employees, such as doctors and nurses, are subject to individual licensing requirements. All of our healthcare professionals who are subject to licensing requirements are licensed in the state in which they are physically present. Multiple state licensing requirements for healthcare professionals who provide services telephonically over state lines may require us to license some of our healthcare professionals in more than one state. We continually monitor the developments in telemedicine. There is no assurance, however, that new judicial decisions or federal or state legislation or regulations would not increase the requirement for multi-state licensing of all central operating unit call center health professionals, which would significantly increase our administrative costs.

         We are indirectly affected by changes in the laws governing health plan, hospital and public health agency reimbursement under governmental programs such as Medicare and Medicaid. There are periodic legislative and regulatory initiatives to reduce the funding of the Medicare and Medicaid programs in an effort to curtail or reduce overall federal healthcare spending. Federal legislation has and may continue to significantly reduce Medicare and Medicaid reimbursements to most hospitals. These reimbursement changes are negatively affecting hospital revenues and operations. There can be no assurance that such legislative initiatives or government regulations would not adversely affect our operations or reduce demand for our services.

         Various federal and state laws regulate the relationship among providers of healthcare services, other healthcare businesses and physicians. The "fraud and abuse" provisions of the Social Security Act provide civil and criminal penalties and potential exclusion from the Medicare and Medicaid programs for persons or businesses who offer, pay, solicit or receive remuneration in order to induce referrals of patients covered by federal healthcare programs (which include Medicare, Medicaid, TriCare and other federally funded health programs). Although we believe that our business arrangements with our clients are in compliance with these statutes, these fraud and abuse provisions are broadly written and the full extent of their application is not yet known. We are therefore unable to predict the effect, if any, of broad enforcement interpretation of these fraud and abuse provisions.

      Our Dependence on the Internet and Internet-Related Technologies Subjects Us to Frequent Change and Risks

         Our web-based software applications that form the backbone of our disease management and comprehensive health management solutions depend on the continuous, reliable and secure operation of Internet servers and related hardware and software. In the past, several large Internet commerce companies have suffered highly publicized system failures, which depressed their stock prices, caused significant negative publicity and sometimes led to litigation. It is possible that we may also suffer service outages from time to time. To the extent that our service is interrupted, our users will be inconvenienced and our reputation may be diminished. If access to our system becomes unavailable at a critical time, users could allege we are liable, which could depress our stock price, cause significant negative publicity and possibly lead to litigation. Although our computer and communications hardware is protected by physical and software safeguards, it is still vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. We will not have 100% redundancy for all of our computer and telecommunications facilities. A catastrophic event could have a significant negative effect on our business, results of operations, and financial condition.

         We also depend on third parties to provide certain of our clients with Internet and online services necessary for access to our servers. It is possible that our clients will experience difficulties with Internet and other online services due to system failures, including failures unrelated to our systems. Any sustained disruption in Internet access provided by third parties could have a material adverse effect on our business, results of operations and financial condition.

         Finally, we retain confidential healthcare information on our servers. It is, therefore, critical that our facilities and infrastructure remain secure and are perceived by clients to be secure. Although we operate our software applications from a secure facility managed by a reputable third party, our infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors or similar disruptive problems. A material security breach could damage our reputation or result in liability to us.

      We May Be Sued by Our Users if We Provide Inaccurate Health Information on Our Web Site or Inadvertently Disclose Confidential Health Information to Unauthorized Users

         Because users of our web site will access health content and services relating to a medical condition they may have or may distribute our content to others, third parties may sue us for defamation, negligence, copyright or trademark infringement, personal injury or other matters. We could also become liable if confidential information is disclosed inappropriately. These types of claims have been brought, sometimes successfully, against online services in the past. Others could also sue us for the content and services that will be accessible from our web site through links to other web sites or through content and materials that may be posted by our users in chat rooms or bulletin boards. Any such liability will have a material adverse effect on our reputation and our business, results of operations or financial position.

      Our Business Will Be Adversely Affected If We Lose a Key Employee or Fail to Recruit and Retain Other Skilled Employees

      Our Chairman and Chief Executive Officer, Frank A. Martin, is an integral part of our business and our future success greatly depends upon his retention. Our failure to retain Mr. Martin could significantly reduce our ability to compete and succeed in the future.

         Our future success also depends on our ability to attract, retain and motivate highly skilled employees. As we secure new contracts and implement our services and products, we will need to hire additional personnel in all operational areas. We may be unable to attract, assimilate or retain such highly qualified personnel. We have in the past experienced, and we expect to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

      We May Be Unable to Compete Successfully Against Companies Offering Similar Products

         Many healthcare companies are offering disease management services and healthcare focused software solutions. Further, a vast number of Internet sites offer healthcare content, products and services. In addition, traditional healthcare providers compete for consumers' attention both through traditional means as well as through new Internet initiatives. Although we believe our technology-enabled service solutions are unique and better than our competitors', we compete for customers with numerous other businesses.

         Many of these potential competitors are likely to enjoy substantial competitive advantages compared to us, including:

     o    greater name recognition and larger marketing budgets and resources;

     o    larger customer and user bases;

     o    larger production and technical staffs;

     o    substantially greater financial, technical and other resources; and

     o    a wider array of online products and services.

      To be competitive, we must continue to enhance our products and services, as well as our sales and marketing channels and our financial condition.

         We May Be Exposed to Liability Claims

         We maintain professional malpractice, errors and omissions and general liability insurance for all of our locations and operations. Although we believe that these insurance policies are adequate in amount and coverage for our current operations, there can be no assurance that coverage is sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost.

         I-trax Health Management Solutions, Inc., our operating subsidiary, had engaged in the physician practice management business. While we are no longer engaged in that business, Health Management may be subject to unknown liabilities arising from such prior business operations, which may have a material adverse effect on our business, operations, financial condition, or prospects.

         Member-Link Systems, Inc., a company we acquired in 1999 by way of a merger with Health Management, was engaged in the business of marketing, selling and installing eImmune(R) and AsthmaWatch(R) applications. Since beginning its operations in 1996 until March 15, 2000, Member-Link and Health Management did so without obtaining product or professional liability insurance. Accordingly, if any customer of Member-Link or Health Management should in the future claim that the software applications Member-Link and Health Management sold prior to obtaining insurance on March 15, 2000 were defective, we would not have the protection of insurance in satisfying or defending against such claims. At this time we are not aware of any such claims. Any such claims, however, could have a material adverse effect on our business, results of operations, financial condition and prospects.

         Our clients may sue us if any of our software applications or services is defective, fails to perform properly or injures the user. Even though we currently have insurance, claims could require us to spend significant time and money in litigation, to pay significant damages and to reserve for such liability on our financial statements. At this time we are not aware of any such claims. However, any such claims, whether or not successful, could seriously damage our reputation and our business, results of operations or financial position.

      If Our Intellectual Property Rights Are Undermined by Third Parties, Our Business Will Suffer

         Our intellectual property is important to our business. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property. Our efforts to protect our intellectual property may not be adequate. Our competitors may independently develop similar technology or duplicate our products or services. Unauthorized parties may infringe upon or misappropriate our products, services or proprietary information. In addition, the laws of some foreign countries do not protect proprietary rights as well as the laws of the United States do, and the global nature of the Internet makes it difficult to control the ultimate destination of our products and services. In the future, litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation would probably be time-consuming and costly. We could be subject to intellectual property infringement claims as the number of our competitors grows and the content and functionality of software applications and services overlap with competitive offerings. Defending against these claims, even if not meritorious, could be expensive and divert our attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and forced to develop noninfringing technology, obtain a license or cease selling the applications that contain the infringing technology. We may be unable to develop noninfringing technology or obtain a license on commercially reasonable terms, or at all. We also intend to rely on a variety of technologies that we will license from third parties, including any database and Internet server software, which will be used to operate our applications. These third-party licenses may not be available to us on commercially reasonable terms. The loss of or inability to obtain and maintain any of these licenses could delay the introduction of enhancements to our software applications, interactive tools and other features until equivalent technology could be licensed or developed. Any such delays could materially adversely affect our business, results of operations and financial condition.

      Provisions of Our Certificate of Incorporation Could Impede a Takeover of Our Company Even Though a Takeover May Benefit Our Stockholders

         Our Board of Directors has the authority, without further action by the stockholders, to issue from time to time, up to 2,000,000 shares of preferred stock in one or more classes or series, and to fix the rights and preferences of such preferred stock. We are subject to provisions of Delaware corporate law which, subject to certain exceptions, will prohibit us from engaging in any "business combination" with a person who, together with affiliates and associates, owns 15% or more of our common stock (referred to as an interested stockholder) for a period of three years following the date that such person became an interested stockholder, unless the business combination is approved in a prescribed manner. Additionally, our bylaws establish an advance notice procedure for stockholder proposals and for nominating candidates for election as directors. These provisions of Delaware law and of our certificate of incorporation and bylaws may have the effect of delaying, deterring or preventing a change in our control, may discourage bids for our common stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders of our common stock.

      Our Officers and Directors Have Effective Control of the Company and Other Stockholders May Have Little or No Voice in Corporate Management

         Our Chairman, the venture capital firm with which our Chairman is affiliated, three other members of our management team and two directors beneficially own, in the aggregate, approximately 30% of the outstanding shares of our common stock. As a result, these stockholders, acting together, effectively control the election of directors and matters requiring approval by our stockholders. Thus, they may be able to prevent corporate transactions such as future mergers that might be favorable from our standpoint or the standpoint of the other stockholders.

      The Loss of Any of Our Very Limited Number of Customers Will Have a Material Adverse Effect on Our Business

         Historically, a very limited number of customers has accounted for a significant percentage of our revenues. In 2001, our largest customer, Walter Reed Army Medical Center, accounted for 84% of our revenues. In 2002, our largest customers, UICI and Aetna Health Management, Inc. accounted for 42% and 30% of our revenues, respectively. We anticipate that our results of operations in any given period will continue to depend to a significant extent upon a small number of customers. Accordingly, if we were to lose the business of even a single customer, our results of operations would be materially and adversely affected.

      Shares Eligible for Future Sale Upon the Conversion of the Debenture and Upon the Exercise of Issued Options And Warrants may cause significant dilution

         Palladin Opportunity Fund, LLC purchased from us a debenture with the principal amount of $2,000,000. The debenture is convertible into such number of shares of our common stock as determined by dividing the principal amount thereof by the then current conversion price. If converted on March 21, 2003, the debenture would convert into approximately 661,000 shares of our common stock. But this number of shares could prove to be significantly greater when the conversion price of the debentures is "reset" in August 4, 2003, the date that is 18 months after the issue date. Our stockholders, therefore, could experience substantial dilution of their investment upon conversion of the debenture. The shares of common stock issuable upon the conversion of the debentures are registered under the Securities Act of 1933, as amended, and may be sold by Palladin, subject to certain limitations, at any time.

         As of December 31, 2002, approximately 3,843,755 shares of our common stock were reserved for issuance upon exercise of our outstanding warrants and options and an additional 1,061,538 shares of our common stock were reserved for issuance upon conversion of the debenture and exercise of the warrants issued in connection with the debenture.

      If We Cannot Repay the Debenture We Sold to Palladin, We Will Be In Default on a Material Obligation, Which Will Cause Us to Suffer a Material Adverse Event

         We owe Palladin $2,000,000 under a 6% convertible senior debenture. If Palladin does not convert this sum into our common stock, this sum, together with interest, must be repaid on February 3, 2004. If we do not have sufficient funds to repay this sum on debenture's due date, we will be in default on a material obligation and as a result our operations may be materially and adversely effected.

         The Price of Our Common Stock Is Volatile

         Our stock price has been and we believe will continue to be volatile. The stock's volatility may be influenced by the market's perceptions of the healthcare sector in general, or other companies believed to be similar to us or by the market's perception of our operations and future prospects. Many of these perceptions are beyond our control. In addition, our stock is not heavily traded and therefore the ability to achieve relatively quick liquidity without a negative impact on our stock price is limited.

ITEM 2.  DESCRIPTION OF PROPERTIES

         Our executive, administrative and sales offices are located in Philadelphia, Pennsylvania, where we lease approximately 4,659 square feet of office space pursuant to a lease expiring in June 2005 at a current base annual rate of $128,123. The property is in good condition.

         Our technology development offices are located in Reston, Virginia, where we lease approximately 1,381 square feet of office space pursuant to a lease expiring in August 2003 at a current base annual rate of $42,673. The property is in good condition.

         Our Customer Contact Center is located in Omaha, Nebraska, where we lease approximately 6,212 square feet of office space pursuant to a lease expiring in May 2007, at a current base annual rate of $55,908. The property is in good condition.

         We do not invest in real estate or interest in real estate, in real estate mortgages or in securities or of or interests in persons primarily engaged in real estate activities.

ITEM 3.  LEGAL PROCEEDINGS

Threatened Litigation

         In 1998, a former Chief Executive Officer, stockholder and creditor of Health Management (the "Plaintiff") commenced an action in New Jersey state court against, among others, the present Chief Executive Officer of Health Management. Health Management is identified in the caption as a defendant. The complaint alleges breach of contract, breach of fiduciary duty, breach of the covenant of good faith and fair dealing, securities fraud, common law fraud, negligent misrepresentation and racketeering activity. See Nazir Memon v. Frank Martin, et al, CAM-L-04026-98. The allegations in this action reference circumstances relating to Health Management's prior line of business of physician practice management. In 1999, the court entered two orders dismissing the action "without prejudice" for procedural reasons. Furthermore, in 1999 the Plaintiff filed for bankruptcy protection. As part of the bankruptcy proceedings, the Plaintiff, the present Chief Executive Officer and Health Management entered into a stipulation limiting the period within which the Plaintiff can bring a new action alleging Plaintiff's claims. Plaintiff sought to reactivate his prior state court action in January 2001 (within the stipulated period), rather than commence a new action. The stipulated time period for commencing a new action has expired.

         By Opinion-Letter/Order dated August 22, 2001, the New Jersey Superior Court, Civil Division, ruled in favor of I-trax by barring Plaintiff from reactivating the civil action by the bankruptcy stipulation. By order date March 10, 2003, the New Jersey Superior Court, Appellate Division likewise ruled in favor of I-trax by affirmed the lower court decision. At this time, this matter has been finally resolved in favor of I-trax because Plaintiff has exhausted all rights to appeal.

ITEM 4.  SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS

         No matters were submitted to a vote of our stockholders during the quarter ended December 31, 2002.

>


                                     PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market For Our Common Stock

         Our common stock trades on the American Stock Exchange under the symbol "DMX." Prior to January 15, 2003, our common stock was quoted on OTC Bulletin Board under the symbol "IMTX" and "ITRX." The following table sets forth the high and low closing prices for our common stock for the periods indicated. All closing prices have been adjusted to reflect a 1-for-5 reverse stock split effected as of close of business on January 3, 2003.

                                                 High           Low
                                                 ----           ---
2003
   First Quarter (through March 21, 2003)       $ 5.000       $ 1.370

2002
   Fourth Quarter                                 4.300         2.500
   Third Quarter                                  5.100         2.750
   Second Quarter                                 6.625         4.150
   First Quarter                                  7.650         5.100

2001
   Fourth Quarter                               $ 8.350       $ 1.800
   Third Quarter                                  3.850         1.800
   Second Quarter                                 5.155         2.900
   First Quarter                                 15.000         3.440

         We obtained the information presented above from Nasdaq.com.

         As of January 10, 2003, there were approximately 843 registered and "street name" holders of our common stock. On March 21, 2003, the last reported sales price of our common stock was $1.80.

Dividend Policy

         We have never paid or declared any cash dividends on our common stock or other securities and do not anticipate paying cash dividends in the foreseeable future.

Equity Compensation Plan Information

         The following table represents information about all equity compensation plans under which equity securities of I-trax are authorized for issuance as of December 31, 2002. All share and exercise price information presented below reflects a 1-for-5 reverse stock split effected as of close of business on January 3, 2003.



                                                                                               Number of shares of
                                                                                             common stock available
                                         Number of shares of                                   for issuance under
                                        common stock issuable        Weighted average          equity compensation
                                         upon the exercise of        exercise price of       plans (excluding shares
                                         outstanding options,      outstanding options,          of common stock
            Plan Category              warrants and rights (a)    warrants and rights (b)   reflected in column (a))
-------------------------------------- ------------------------- -------------------------- --------------------------
Equity compensation plans approved             1,271,802                     $ 5.04                    528,198
by security holders (1)
Equity compensation plans not
approved by security holders (2)               2,571,953                     $ 3.55                          0
                                               ---------                    ---------                  ---------

Totals:                                        3,843,755                     $ 4.04                    528,198
--------------------------------------         =========                    =========                  =========



(1) Includes I-trax's 2000 and 2001 Equity Compensation Plans. The number of shares authorized for issuance under I-trax's 2001 Equity Compensation Plan increases automatically on the first day of each year beginning with the year 2002 by 200,000 shares. Accordingly, as of January 1, 2003, 1,400,000 shares were authorized for issuance under the 2001 Plan.

(2) Includes options to acquire an aggregate of 439,000 shares granted outside of I-trax's 2000 and 2001 Equity Compensation Plans and warrants to acquire an aggregate of 2,132,953 shares. Options granted outside of I-trax's 2000 and 2001 Equity Compensation Plans have terms similar to options granted pursuant to such plans including, exercise prices established with reference to our common stock's market price, vesting terms and exercise terms. Warrants are granted as necessary to secure financings and have terms of five or seven years. Please see Notes 19 and 20 to our financial statements appearing below for further discussion.

Recent Sales of Unregistered Securities

         In October 2001, we initiated a private placement of up to 1,200,000 shares of our common stock to accredited investors at $2.50 per share, seeking to raise approximately $2,500,000 in cash and to convert into our common stock approximately $500,000 accrued by us on account of services rendered to us by certain consultants and vendors. As of December 31, 2001, we sold 780,200 shares, yielding proceeds of $1,950,500, issued 156,995 shares in exchange for previously rendered services and issued 133,800 shares in exchange for surrender of debt held by our Chief Executive Officer and Chief Operating Officer. During the month of January 2002, we sold an additional 22,000 shares under this private placement, yielding additional proceeds of $55,000. We closed the private placement on January 31, 2002. The funds raised in this private placement, with the exception of a portion of the proceeds used to cover expenses related to the offering, have been used to fund our operations. In issuing shares in this private placement, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. We filed with the Securities and Exchange Commission a Form D in connection with the issuance of our shares in this private placement.

         Effective January 4, 2002, four institutional investors and one I-trax officer exercised warrants using a "cashless" feature of the warrants, and upon this exercise the institutional investors received 340,316 shares of our common stock and the employee received 10,580 shares of our common stock. These shares were valued at $7.48 for purposes of the warrants' "cashless" feature. In undertaking this offering, we relied on an exemption from registration under
Section 4(2) of the Securities Act.

         We acquired WellComm effective as of February 6, 2002 in a two-step merger transaction pursuant to a Merger Agreement dated as of January 28, 2002, as amended. To acquire WellComm, we issued a total of 1,488,000 shares of our common stock to seven WellComm stockholders. We recorded an accounting expense of

$6.55 per share in connection with this issuance. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act.

         Effective February 4, 2002, we sold a 6% senior convertible debenture, initially convertible into 400,000 shares of our common stock at a conversion price of $5.00 per share. Effective February 4, 2003, the conversion price under the debenture was reset to $3.03 and it is therefore convertible into 660,939 shares of our common stock. With the 6% senior convertible debenture, we also sold a warrant to acquire 307,692 shares of our common stock, at an exercise price of $5.50 per share. The purchaser was an institutional investor. In undertaking this offering, we relied on an exemption from registration under
Section 4(2) of the Securities Act.

         As of June 30, 2002, we sold 505,500 shares of our common stock at $3.75 per share pursuant to a private placement initiated on February 7, 2002. All participants were accredited investors. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. We filed a Form D with the Securities and Exchange Commission in connection with the issuance of our common stock in this transaction.

         Effective as of March 20, 2002, we issued 15,000 shares of our common stock to two companies as consideration for investor relations services. We recorded an accounting expense of $5.50 per share in connection with this issuance. The companies are accredited investor. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

         Effective as of March 20, 2002, we issued 6,200 shares of our common stock and a warrant to acquire 40,000 shares of our common stock to an investment banker as consideration for services rendered in connection with the WellComm financing. For purposes of this issuance, each issued share of common stock was valued at $6.55 per share. The exercise price under the warrant is $5.00 per share. The investment baker is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

         Effective as of March 20, 2002, we issued 16,000 shares of our common stock to an employee as consideration for services rendered in connection with the WellComm acquisition. For purposes of this issuance, we valued each issued share of our common stock at $6.55 per share. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act.

         Effective as of October 1, 2002, a former I-trax employee exercised options to acquire 2,727 shares of our common stock by surrendering to the exercise price of $2.75 per share. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

         Effective as of October 15, 2002, one I-trax officer exercised a warrant to acquire 2,000 shares of our common stock by paying the exercise price of $.75 per share. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act.

         Effective as of October 15, 2002, we issued 5,128 shares of our common stock to a consultant in exchange for previously rendered personnel recruiting services. For purposes of this issuance, we valued each issued share of our common stock at $3.25 per share. The consultant is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.

         Effective as of October 15, 2002, we issued 13,333 shares of our common stock to a consultant in exchange for previously rendered investor relations services. For purposes of this issuance, we valued each issued share of our common stock at $3.25 per share. The consultant is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.

         Effective October 31, 2002, we issued a customer a warrant to acquire 400,000 shares of our common stock at $5.50 per share in connection with a joint marketing agreement. The customer is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

         Effective as of November 4, 2002, we issued 3,579 shares of our common stock to a consultant as consideration for investor relations services. We recorded an accounting expense of $4.40 per share in connection with 1,704 of such shares and $4.00 per share in connection with 1,875 of such shares. The consultant is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

      ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion and analysis together with our financial statements and the notes to our financial statements included elsewhere in this report.

         This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements, which are based upon current expectations and involve a number of risks and uncertainties. In order for I-trax, Inc. to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by important factors, which are set forth below and elsewhere in this report, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include the Company's ability to continue as a going concern and the Company's ability to execute contracts for disease management services and software technology.

Our Business

         I-trax has historically developed enterprise and client server applications for collecting disease specific data at the point-of-care for several large hospitals and medical centers. In 2001, we expanded our product lines by developing additional software applications, adding services, and completing several strategic acquisitions.

         I-trax now provides focused disease management and comprehensive health management solutions designed to improve the health of the populations we serve while reducing the cost of medical care. Our solutions are designed to meet the needs of insurers, employers and consumers seeking to reduce costs and improve the quality of care by enabling healthcare organizations to evolve from fragmented care management practices into a cohesive and efficient system of healthcare management. Our solutions are fully integrated, use a single-data platform that allows all caregivers to share records and enable our clients to provide true coordination of care.

Our Services

      Our services are divided into three portfolios: Prediction, Prevention and Care Management. The specific services in each portfolio are:

         Prediction

         First, we license third party software to analyze our clients' historical information to predict future healthcare costs. By using predictive modeling, we identify our clients' future healthcare costs, the health conditions that will drive those costs and the people within our clients' populations who are at risk for those conditions.

         Prevention

         Second, we use what we believe to be state-of-the-art demand management and nurse triage services to effect our targeted interventions. Our services incorporate nationally recognized, evidence-based clinical guidelines to ensure that all caregivers and consumers are following the best practices. We also link the key stakeholders in this care delivery effort--consumers, physicians and care managers--through secure, web-based solutions. These solutions facilitate real-time sharing of information and support the adherence to our population and disease management programs. Our prevention products and services include:

     o MyNurseLine(TM)--24 hours per day, 7 days per week demand management and nurse triage service staffed by skilled nurses;

     o    DoctorsLine(TM)--an   after-hours  custom  triage  and  administrative
          outsourcing service;

     o Health-e-Community(TM)--a specialized enrollment, marketing and fulfillment service;

     o eImmune(R)--a clinical immunization and related adverse events tracking system;

     o Medicive(R) Medical Enterprise Data System--a proprietary software architecture developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry, which serves as the foundation for our Care Coordination Platform offerings;

     o    Health-e-Coordinator(TM)--a web-based care management application;

     o    MyFamilyMD(TM)--a consumer health management portal; and

     o    CarePrime(R)--a   clinical  care   application   for   physicians  and
          clinicians.

         Care Services

         Finally, we offer what we believe to be the industry's most comprehensive health management and disease management solutions. Our disease management solutions currently address congestive heart failure (CHF), coronary artery disease (CAD), asthma, diabetes, lower back pain and chronic obstructive pulmonary disease (COPD). We also develop programs using evidenced-based guidelines based on our clients' requests. Health-e-Life Program(TM) is our comprehensive end-to-end solution for care management.

Listing on the American Stock Exchange

         Effective January 3, 2003 we completed a 1-for-5 reverse stock split. Our Board of Directors and stockholders authorized the reverse stock split in connection with the then pending application to list our common stock on the American Stock Exchange. We began trading on the American Stock Exchange on January 15, 2003 under the symbol "DMX."

Significant Transactions

         On September 30, 2002, we entered into a license and maintenance agreement with UICI, a company listed on the New York Stock Exchange. Pursuant to the agreement, we granted to UICI an exclusive license to certain I-trax software, including MyFamilyMD(TM) and CarePrime(R), in the student market and a non-exclusive license to such software for use by UICI for its other businesses. We also agreed to maintain the licensed software. The agreement is valued at approximately $2,800,000.

         The license agreement resulted from a relationship between I-trax and UICI's wholly owned subsidiary, Student Resources, based in St. Petersburg, Florida. Student Resources and I-trax entered the student health market in second quarter of 2002 by piloting at five colleges and universities, covering a total of approximately 77,000 students, a web-based service, utilizing MyFamilyMD(TM) and CarePrime(R) applications. The service connects students to their college or university health centers, providing them online access to secure and confidential electronic appointment requests, lab results, prescription refill requests and explanation of benefits. The solution enables students to build their personal health record, utilize private and secure messaging and receive targeted health education content, and complete required school health forms online.

         On October 31, 2002, UICI and I-trax entered into a Joint Marketing Agreement. Under this agreement, each party will, using its reasonable discretion, market to its clients the other party's products and services. In connection with the agreement, I-trax issues UICI a seven year warrant to acquire up to 400,000 shares of common stock at $5.50 per share.

         Effective February 6, 2002, I-trax acquired WellComm in a two-step reorganization pursuant to a Merger Agreement dated January 28, 2002 by and among I-trax, WC Acquisition, Inc., an Illinois corporation and a wholly-owned subsidiary of I-trax, WellComm and WellComm's two principals. The initial step of the reorganization transaction involved a merger of WC Acquisition with and into WellComm, in which merger WellComm continued as the surviving corporation. The second step of the reorganization transaction involved a statutory merger of WellComm with and into I-trax, in which merger I-trax continued as the surviving corporation.

         At the closing of the WellComm merger, we delivered to the WellComm stockholders approximately $2,200,000 in cash and 1,488,000 shares of our common stock, and to each of two senior officers of WellComm options to acquire 56,000 shares of our common stock at a nominal exercise price. After the merger, three executive officers of WellComm joined us as senior executives and WellComm's two principal stockholders were elected to our Board of Directors.

         We funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC pursuant to a Purchase Agreement dated as of February 4, 2002 between Palladin and us. Pursuant to the purchase agreement, we also issued Palladin a warrant to purchase an aggregate of up to 307,692 shares of our common stock at an exercise price of $5.50 per share. The outstanding principal and any interest under the debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any interest may be converted at any time at the election of Palladin into our common stock. The current conversion price under the debenture is $3.03. The current conversion price is subject to "reset" as of August 4, 2003 but only if the closing bid price for our common stock, averaged during a period of 20 consecutive trading days ending on August 3, 2003, is less than the then current conversion price.

Corporate Overview

         I-trax was incorporated in the State of Delaware on September 15, 2000 at the direction of the Board of Directors of I-trax Health Management Solutions, Inc. ("Health Management"), I-trax's then parent company. On February 5, 2001, I-trax became the holding company of Health Management at the closing of a reorganization pursuant to Section 251(g) of Delaware General Corporation Law. The holding company reorganization was described in greater detail in I-trax's registration statement on Form S-4 (Registration Number 333-48862) filed with the Securities and Exchange Commission on October 27, 2000. At the effective time of the reorganization, all of the stockholders of Health Management became the stockholders of I-trax and Health Management became a wholly owned subsidiary of I-trax. Further, all outstanding shares of Health Management were converted into shares of I-trax in a non-taxable transaction. Health Management no longer files reports with the Securities and Exchange Commission. However, I-trax does file reports with the Securities and Exchange Commission, and its common stock is traded on the American Stock Exchange under the symbol "DMX."

         The holding company structure has allowed us greater flexibility in our operations and expansion and diversification plans, including in the acquisition of WellComm Group, Inc. on February 6, 2002 and iSummit Partners, LLC, doing business as "MyFamilyMD," on February 7, 2001.

         I-trax acquired iSummit effective February 7, 2001 in an exchange transaction pursuant to a Contribution and Exchange Agreement dated September 22, 2000, as amended, by and among iSummit, I-trax, Health Management and iSummit's three members. I-trax issued 580,682 shares of common stock to acquire iSummit (reflecting a post closing adjustments to the aggregate number of issued shares effective as of December 31, 2001).

         I-trax now conducts its business through two wholly owned entities, Health Management and WellComm Group, LLC. WellComm Group, LLC was formed following the acquisition of WellComm Group, Inc. to hold its assets.

Our Customers

         As of December 31, 2002, we served approximately 65 customers. Our customers include physician groups, hospitals, health plans, including plans providing Medicaid and Medicare covered services, universities and colleges and agencies and branches of the United States government.

         We continue to focus our marketing efforts on the following markets: health plans and health insurers; self-insured employers; military, government and public health agencies; college and university student health services; and hospital and health systems.

Results of Operations

         In 2001 and 2002, we expended a predominant portion of our resources to build and deliver eImmune(R) and C-Trax(TM) applications to Walter Reed Army Medical Center in accordance with prior contractual obligations. Further, during this period, we changed our focus from developing custom software applications for few clients to combining all of our services and applications to deliver a single solution to the population and disease management market place.

         Year Ended December 31, 2002 Compared to Year Ended December 31, 2001.

         Revenue for 2002 was $3,931,910, an increase of $3,318,840 or 541% from $613,070 for 2001. Total revenue was comprised of two components: (1) prevention and care services revenue of $1,706,602 derived from contracts we assumed effective February 1, 2002 as a result of the WellComm acquisition; and (2) technology license and services revenue of $2,225,308 derived from licensing of eImmune(R), AsthmaWatch(R), Health-e-Coordinator(TM), CarePrime(R) and MyFamilyMD(TM) applications, including a perpetual and exclusive license of CarePrime(R) and MyFamilyMD(TM) that represented revenue of approximately $1,700,000 to UICI for use in the student health market. We expect that in future periods we will generate a significant portion of our revenue from delivery of prevention services, such as MyNurseLine(TM), and care services that we deliver using the Health-e-Program(TM).

         Cost of revenue for 2002 was $1,229,044, an increase of 1134% from $99,584 for 2001. The increase is attributable to the personnel costs required to service our prevention and care services contracts, which we assumed effective February 1, 2002. We expect that in future periods our cost of revenue will increase or decrease in proportion to volume of business. This is because we expect to derive a significant portion of our future revenue from prevention and care services contracts, which require human involvement proportionate to the size of the contract.

         Research and development costs were $410,220 for 2002 as compared to $818,176 for 2001, a decrease of 50%. The decrease was attributable in significant part to a shift of some software development work from a subcontractor to in-house. Despite the decrease, we expect to continue to spend funds on adding functionality to our products including to the MyFamilyMD(TM) application by adding MedWizard(R) tools, on CarePrime(TM) application, which interacts with MyFamilyMD(TM) and its MedWizard(R) tools, and on Health-e-Coordinator(TM) application by adding additional disease capabilities. All product development costs for 2002 were expensed.

         General and administrative expenses (excluding salary and related benefits which are discussed separately below) were virtually unchanged, $1,711,430 in 2001 and $1,721,685 in 2002, even though 2002 general and administrative expenses include approximately of $630,000 of expenses attributable to the operation of WellComm, which we assumed effective February 1, 2002. Our ability to maintain general and administrative expenses constant is attributable to post-WellComm acquisition efficiencies, personnel reductions and stringent budgetary controls implemented in the fourth quarter of 2001. We do not anticipate increasing spending in 2003. We believe that with the addition of WellComm's personnel, we have the resources to handle increased revenue with minimal incremental costs up to a certain level, and then have the ability to ramp-up expenses with additional business.

         Salary and related  benefits  were  $4,233,209  for 2002 as compared to
$6,996,108 for 2001. The 2001 expenses include approximately $3,900,000 attributable to a non-cash charge associated with stock purchase warrants we issued to employees and officers in exchange for surrender of accrued salary under our salary deferment program. Excluding this component, the increase in salary and related benefits from 2001 to 2002 was approximately $1,150,000, of which approximately $700,000 was the result of the WellComm acquisition completed effective February 1, 2002, and the balance of which relates to hiring additional management and sales personnel.

         Acquired in process research and development was $1,642,860 in 2001 and was directly attributable to the acquisition of iSummit on February 7, 2001. An independent third-party valuation company derived this amount after a detailed analysis of all the underlying facts.

         Depreciation and amortization expenses were $2,045,461 in 2002, as compared to $779,014 in 2001. The increase is primarily attributable to the amortization of the value of intangible assets acquired in the WellComm acquisition.

         Marketing and advertising expenses were $773,963 in 2002 as compared to $989,972 in 2001. The decrease of 22% resulted from stringent budgetary constraints.

         Interest expense for 2002 was $1,107,632 increasing by $583,000 or 111% from $524,632 for 2001. For 2002, interest expense includes the amortization and accretion on items related to the $2,000,000 debenture as follows: $434,798 associated with the beneficial conversion feature of the debenture; $408,041 associates with the value of the warrants issued with the debenture; and $147,654 associated with the option liability stemming from the option we granted Palladin to purchase from us an additional debenture. Generally, the beneficial conversion value represents the benefit to the investor that results from purchasing an immediately convertible debenture with a conversion price that is less than fair market value on the date of purchase after first allocating a portion of the proceeds from the debenture to the associated warrants. For 2001, the incurred interest charges were associated with certain promissory notes converted into common stock.

         Amortization of debt issuance and conversion costs was $187,337 and $1,424,688 for 2002 and 2001, respectively. The significant decrease is due solely to the fact that in 2001, we re-priced the exercise price of certain warrants issued in connection with convertible promissory notes. The re-price of the warrants from $10 to $2.50 resulted in a one-time charge of approximately $1,400,000.

         Our net loss was $9,424,973 in 2002 as compared to a net loss of $14,359,432 in 2001, a decrease of 34%. In both periods, we had significant transactional charges. In 2002, we incurred a charge of approximately $434,798 on account of an interest expenses associated with the beneficial conversion value associated with the debenture we issued to Palladin, additional depreciation and amortization of $1,753,144 in connection with intangible assets acquired in the WellComm acquisition and a $1,648,333 impairment charge incurred in connection with those same assets. In 2001, we incurred a one-time charge of $1,642,860 on account of acquired in process research and development in the iSummit acquisition, $1,424,688 for certain securities issuances and conversion costs and $3,915,232 of stock based compensation associated with the conversion of deferred salary in warrants.

Liquidity and Capital Resources

         Working Capital Deficiency

      We ended 2002 with approximately $360,000 in cash on our balance sheet. As of December 31, 2002, we had a working capital deficiency of $2,384,004. Further, during the past two years and as of the date of this report, cash flow deficits from operations averaged approximately $300,000 per month. Through
December 31, 2002 and the date of this report, we have been able to finance these deficits by sales of common stock to unrelated parties and loans from our senior management team and their affiliates, including members of our senior executive management team and a director. Although we expect to continue to run cash flow deficits as of the date of this report, we also continue to make progress towards producing positive cash flow from operations and we expect, although no assurances exist, that we will reach operating cash flow break even in the third quarter of 2003.

         In 2002, we borrowed from certain executives and certain relatives of such executives a total of $700,000. These loans bear interest at a rate of 8% per annum and were used to fund working capital deficiencies. In February 2003, pursuant to a promissory note, the former Chief Executive Officer of WellComm, now a member of our Board of Directors advanced to us $200,000 for working capital. The loan carries interest at 8% per year and matures in February 2004.

         Additionally, during the three months ended March 31, 2003, our Chief Executive and Operating Officers, along with certain stockholders advanced to us, in the form of loans and equity, $540,000 for working capital. Our Chief Executive and Operating Officers have committed to continue to fund us until we generate positive cash flow from operations and raise additional funds in the private placement, which we commenced subsequent to year-end, but at least through January 1, 2004.

         Sources and Uses of Cash

         Despite our negative cash flows from operations, which amounted to $2,871,201 in 2002 and $4,922,266 in 2001, we have been able to secure funds to support our operations. In 2002, we secured funding by selling equity securities and a debenture, which aggregated approximately $4,000,000. Of the $4,000,000, approximately $2,200,000 we used to acquire WellComm and the remainder to fund operations. Additionally, in the third quarter of 2002, we received $2,500,000 from a customer as a deposit on a license and future development work. In 2002, we also received (net of repayments) $510,000 from officers and related parties. In 2001, we used $4,922,266 to fund our operations, of which sum $3,822,968 we raised by selling common stock, $682,809 we received by issuing promissory notes and $700,000, net of repayments, we received from related parties.

         As of December 31, 2002, our current liabilities were $3,640,334 of which $225,000 is due on demand to a relative of a senior executive. In February 2003, $140,000 of the $225,000 was repaid. The remainder of current liabilities of approximately $3,415,000 is made up, primarily, of trade payables of approximately $918,791, accrued expenses of approximately $743,000, $300,000 credit line payable, which was assumed with the acquisition of WellComm and approximately $1,379,922 of deferred revenue. We have good relationships with all of our vendors.

         As of December 31, 2002, the face value of our long-term debt amounted to approximately $3,700,000. This sum is comprised of 6% convertible senior debenture in the aggregate principal amount of $2,000,000 (but carrying value of $842,839) held by Palladin, for which principal and deferred interest is not due until February 3, 2004, $692,809 (but carrying value of $403,137) held by a group of investors led by Psilos Group Partners, L.P., which includes Nantucket Healthcare Ventures I, L.P., a venture fund managed by our Chief Executive Officer, for which principal and interest is not due until March 2006, and approximately $1,000,000 held by executive officer and members of our Board of Directors.

         Related Party Transactions

         In 2002, certain of our officers and a relative of an officer advanced to us funds for working capital. Such advances totaled $700,000, of which, $350,000 are due on demand and $350,000 are due in February 2004. All advances bear interest at a rate of 8% per annum.

Critical Accounting Policies

         Legal Contingencies

         As of December 31, 2002, we were involved in certain litigation. We prevailed in the matter with finality in March 2003. As of December 31, 2002, we had not accrued a loss contingency because the plaintiff's success in this matter was not deemed probable nor could we have reasonably estimated any adverse effect based on the then current facts.

         Impairment of Goodwill and Intangible

         We operate in an industry that is rapidly evolving and extremely competitive. It is reasonably possible that our accounting estimates with respect to the useful life and ultimate recoverability of our carrying basis of goodwill and intangible assets could change in the near term and that the effect of such changes on the financial statements could be material. During the quarter ended December 31, 2002, we recorded an impairment charge of $1,648,332 in connection with the WellComm acquisition. The charge was related to the write off of a portion of an intangible asset associated with customer relations.

         Revenue Recognition

         We derive our revenue pursuant to different type contracts, including perpetual software licenses, subscription licenses and custom development services, all of which may also include support services revenue such as licensed software maintenance, training, consulting and web hosting arrangements. As described below, significant management judgments and estimates must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of our revenue for any period if our management made different judgments or utilized different estimates.

         We license our software products for a specific term or on a perpetual basis. Most of our license contracts also require maintenance and support. We apply the provisions of Statement of Position 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to all transactions involving the sale of software products and hardware transactions where the software is not incidental. For hardware transactions where software is not incidental, we do not unbundle the fee and we do not apply separate accounting guidance to the hardware and software elements. For hardware transactions where no software is involved we apply the provisions of Staff Accounting Bulletin 101 "Revenue Recognition." In addition, we apply the provisions of Emerging Issues Task Force Issue No. 00-03 "Application of AICPA Statement of Position 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity's Hardware" to our hosted software service transactions.

         We recognize revenue from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable and collection of the resulting receivable is reasonably assured. Delivery generally occurs when product is delivered to a common carrier.

         At the time of the transaction, we assess whether the fee associated with our revenue transactions is fixed and determinable and whether or not collection is reasonably assured. We assess whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, we account for the fee as not being fixed and determinable. In these cases, we recognize revenue as the fees become due.

         We assess collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. We do not request collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

         For arrangements with multiple obligations (for example, undelivered maintenance and support), we allocate revenue to each component of the arrangement using the residual value method based on the fair value of the undelivered elements. This means that we defer revenue from the arrangement fee equivalent to the fair value of the undelivered elements.

         We recognize revenue for maintenance services ratably over the contract term. Our training and consulting services are billed based on hourly rates, and we generally recognize revenue as these services are performed. However, at the time of entering into a transaction, we assess whether or not any services included within the arrangement require us to perform significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests. If these services are included as part of an arrangement, we recognize the entire fee using the percentage of completion method. We estimate the percentage of completion based on our estimate of the total costs estimated to complete the project as a percentage of the costs incurred to date and the estimated costs to complete.

         We recognize service revenue as the services are rendered. We contracts with our customers to provide services based on an established monthly fee, a per-call charge or a combination of both.

         Although as of the date of these financials, we have not entered into any risk-based contracts, we expect that in the very near future it will do so. These types of contracts are generally for terms of three to five years, provide for an automatic renewal and typically provide that a percentage of our fees may be refundable ("performance based") based on achieving a targeted percentage reduction in the customer's healthcare costs.

Material Equity Transactions

         In 2002, we executed equity transactions with related and unrelated parties in connection with the raising funds for working capital along with issuing securities in lieu of compensation for services received. We believe that we have valued all such transaction pursuant to the various accounting rules and that they ultimately represent the economic substance of each transaction.

ITEM 7.  FINANCIAL STATEMENTS



                          I-TRAX, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002
                                       AND
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Item                                                                                                      Page No.

Reports of independent accountants..........................................................................33

Balance sheet at December 31, 2002..........................................................................35

Statements of operations for the years ended December 31, 2002 and 2001.....................................36

Statement of stockholders' equity (deficiency) for the years ended December 31, 2002 and 2001...............37

Statements of cash flows for the years ended December 31, 2002 and 2001.....................................39

Notes to consolidated financial statements..................................................................41


                        Report of Independent Accountants


To the Board of Directors and
  Stockholders of I-trax, Inc.:

         We have audited the accompanying consolidated balance sheet of I-trax, Inc. & Subsidiaries (the "Company") as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2002, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 6 to the consolidated financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.



Goldstein Golub Kessler LLP
New York, New York
March 5, 2003

                        Report of Independent Accountants


To the Board of Directors and
  Stockholders of I-trax, Inc.:

         We have audited the accompanying consolidated balance sheet of I-trax, Inc. & Subsidiaries (the "Company") as of December 31, 2001 (not included herein), and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2001, and the results of its operations and cash flows for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements as of December 31, 2001 and for the year then ended were prepared assuming that the Company would continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and incurred losses from operations for the years ended December 31, 2001 and 2000, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. Accordingly, the financial statements as of December 31, 2001 did not include any adjustments that might have resulted from the outcome of those uncertainties.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 29, 2002

                          I-TRAX, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002

                                     ASSETS

Current assets
     Cash                                                              $   360,166
     Deposit on potential acquisition                                      200,000
     Accounts receivable, net                                              597,635
     Prepaid expenses                                                       77,569
     Other current assets                                                   20,960
                                                                  -----------------
         Total current assets                                            1,256,330
                                                                  -----------------


Office equipment, furniture and leasehold improvements, net                412,779
Deferred marketing costs, net                                            1,284,445
Goodwill                                                                 8,424,062
Intangible assets, net                                                   2,748,087
Debt issuance cost, net                                                    249,273
Security deposits                                                           31,564
                                                                  -----------------

       Total assets                                                  $  14,406,540
                                                                  =================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Credit line payable                                                   300,000
     Accounts payable                                                      918,791
     Accrued expenses                                                      743,151
     Due to related party                                                  225,000
     Capital lease payable                                                  60,047
     Deferred revenue                                                    1,379,922
     Other current liabilities                                              13,423
                                                                  -----------------
       Total current liabilities                                         3,640,334
                                                                  -----------------

Capital lease obligation, net of current portion                            96,765
Promissory notes and debenture payable, net of discount                  1,245,876
Due to officers and directors                                            1,024,598
                                                                  -----------------

       Total liabilities                                                 6,007,573
                                                                  -----------------


Commitments and contingencies (Note 17)

Stockholders' equity
     Preferred stock - $.001 par value, 2,000,000 shares authorized,
       -0- issued and outstanding
     Common Stock - $.001 par value, 100,000,000 shares authorized,
       9,372,727 shares issued and outstanding                               9,372
     Additional paid in capital                                         39,236,119
     Accumulated deficit                                               (30,846,524)
                                                                  -----------------
       Total stockholders' equity                                        8,398,967
                                                                  -----------------

       Total liabilities and stockholders' equity                    $  14,406,540
                                                                  =================

                 See accompanying notes to financial statements.


                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                                         2002                    2001
                                                                   ------------------       ---------------

Revenue:
     Technology licenses                                                $  2,225,308            $  613,070
     Services                                                              1,706,602                    --
                                                                   ------------------       ---------------
Total revenue                                                              3,931,910               613,070
                                                                   ------------------       ---------------

Cost of revenue:
     Technology licenses                                                      67,788                99,584
     Services                                                              1,161,256                    --
                                                                   ------------------       ---------------
Total cost of revenue                                                      1,229,044                99,584
                                                                   ------------------       ---------------

Gross profit                                                               2,702,866               513,486

Operating expenses:
     General and administrative                                            1,721,685             1,711,430
     Salary and related benefits, including $3,915,232 for 2001
          of stock based compensation                                      4,233,209             6,996,108
     Research and development                                                410,220               818,176
     Acquired in progress research and development                                --             1,642,860
     Depreciation and amortization                                         2,045,461               799,014
     Marketing and publicity                                                 773,963               989,972
     Impairment charge related to intangible assets                        1,648,332                    --
                                                                   ------------------       ---------------
Total operating expenses                                                  10,832,870            12,957,560
                                                                   ------------------       ---------------

Operating loss                                                            (8,130,004)          (12,444,074)
                                                                   ------------------       ---------------

Other income (expenses):
     Amortization of debt issuance and conversion costs                     (187,337)           (1,424,688)
     Interest income                                                              --                33,962
     Interest expense                                                     (1,107,632)             (524,632)
                                                                   ------------------       ---------------
Total other income (expenses)                                             (1,294,969)           (1,915,358)
                                                                   ------------------       ---------------

Net loss                                                               $  (9,424,973)        $ (14,359,432)
                                                                   ==================       ===============

Loss per common share:

Basic and diluted                                                        $     (1.04)           $    (2.71)
                                                                   ==================       ===============

Weighted average number of shares outstanding:                             9,096,958             5,291,403
                                                                   ==================       ===============

                 See accompanying notes to financial statements.

                          I-TRAX, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                                                   Total
                                                                  Additional                       Notes       Stockholders'
                                          Common Stock             Paid-in       Accumulated    Receivable        Equity
                                  -----------------------------
                                     Shares         Amount          Capital        Deficit       Officers      (Deficiency)
                                  -------------- -------------- --------------- -------------- --------------  --------------

Balances at January 1, 2001           3,850,969    $     3,851   $   6,684,441  $  (7,062,119)  $   (999,500)  $  (1,373,327)

Common stock issued in
   connection with acquisition of
   iSummit Partners, LLC                673,600            674       5,253,406             --             --       5,254,080

Fair market value of detachable
   warrants issued in connection
   with amended and restated
   promissory notes                          --             --         459,854             --             --         459,854

Sale of common stock, June 2001
   private placement                    440,000            440       1,099,560             --             --       1,100,000

Grant of non-qualified and
non-plan options to consultants as
consideration for services rendered                         --          29,741             --             --          29,741

Cancellation of note and
   Pledge Agreements                   (100,000)          (100)       (999,900)            --        999,500            (500)

Issuance of common stock and
   warrants in connection with
   conversion of convertible
   promissory notes                     912,063            912       2,550,872             --             --       2,551,784

Issuance of common stock and
   warrants in connection
   with conversion of
   advances from officers               247,465            247       1,248,885             --             --       1,249,132

Sale of common stock, net of
costs,
   October 2001 private placement       842,395            842       2,042,116             --             --       2,042,958

Issuance of common stock and
   warrants as consideration for
services rendered                       120,307            120       1,012,778             --             --       1,012,898

Granting of warrants to employees
as consideration for deferring and
converting accrued salary amounting
to $814,595 into warrants                    --             --       3,915,232             --             --       3,915,232

Cancellation of shares in
connection with purchase price adjustment
   for iSummit Partners, LLC            (92,918)           (93)       (724,671)            --             --        (724,764)

Issuance of common stock in
connection
   with exercise of warrants             94,013             94          70,416                                        70,510

Mark-to-market of options granted
to officers in lieu of canceling
note and pledge agreement                                              350,000                                       350,000

Net loss for the year ended
   December 31, 2001                                        --              --    (14,359,432)            --     (14,359,432)
                                  -------------- -------------- --------------- -------------- --------------  --------------

Balances at December 31, 2001         6,987,894     $    6,987   $  22,992,730   ($21,421,551)    $       --    $  1,578,166
                                  -------------- -------------- --------------- -------------- --------------  --------------

                 See accompanying notes to financial statements.


                          I-TRAX, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001




                                                     Common Stock             Additional                            Total
                                             -----------------------------     Paid-in        Accumulated     Stockholders'
                                                Shares          Amount         Capital          Deficit            Equity
                                             --------------  ------------- ----------------  --------------  ---------------

Balances at December 31, 2001                    6,987,894       $  6,987     $ 22,992,730   $ (21,421,551)    $  1,578,166

Cancellation of unclaimed shares and reverse
   stock split adjustment                          (45,332)           (45)              45              --               --

Issuance of compensatory stock options                  --             --          163,200              --          163,200

Fair market value of detachable warrants
   issued in connection with debenture and
   beneficial conversion value                          --             --        1,838,923              --        1,838,923

Issuance of common stock and granting of
   options in connection with the
   acquisition of WellComm Group, Inc.           1,488,000          1,488       10,478,512              --       10,480,000

Issuance of common stock and warrants as
   consideration for finder fee                     22,200             22          391,386              --          391,408

Sale of common stock, net of $7,150 in costs       540,833            541        1,942,935              --        1,943,476

Issuance of common stock and warrants as
   consideration for services                       23,708             24        1,677,243              --        1,677,267

Issuance of common stock in connection with
   exercise of options and warrants                355,424            355            1,145              --            1,500

Mark-to-market of options granted to
   officers in lieu of canceling note and
   pledge agreement during 2001                         --             --         (250,000)             --         (250,000)

Net loss for the year ended December 31, 2002           --             --               --      (9,424,973)      (9,424,973)
                                             --------------  ------------- ----------------  --------------  ---------------

Balances at December 31, 2002                    9,372,727       $  9,372     $ 39,236,119   $ (30,846,524)     $ 8,398,967
                                             ==============  ============= ================  ==============  ===============



                 See accompanying notes to financial statements.

>


                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                   2002                 2001
                                                                             -----------------     ----------------

Operating activities:
     Net loss                                                                   $  (9,424,973)       $ (14,359,432)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Accretion of discount on notes payable charged to interest                   498,751              463,551
expense
         Accretion of beneficial conversion value of debenture                        434,798                   --
         Amortization of option liability                                            (147,655)                  --
         Amortization of debt issuance costs                                          187,337                   --
         Depreciation and amortization                                              2,045,461              799,014
         Impairment charge related to intangible assets                             1,648,332                   --
         Issuance of securities for services                                          230,467            6,576,003
         Write-off of in process research and development acquired
            in iSummit Partners, LLC acquisition                                           --            1,642,860
Changes in operating assets and liabilities, net of acquisitions:
     Decrease (increase) in:
       Accounts receivable                                                           (119,888)             217,145
       Prepaid expenses                                                                54,828              (62,539)
       Other current assets                                                           (19,045)               2,666
     (Decrease) increase in:
       Accounts payable                                                               235,686              192,462
       Accrued expenses                                                               273,608             (167,592)
       Deferred revenue                                                             1,231,092             (226,404)
                                                                             -----------------     ----------------
Net cash used in operating activities                                              (2,871,201)          (4,922,266)
                                                                             -----------------     ----------------

Investing activities:
     Proceeds from repayment of note receivable                                        72,437              312,500
     Deposit on potential acquisition                                                (200,000)                  --
     Cash used to acquire property and equipment                                      (68,040)              (1,990)
     Proceeds from partial release of security deposit                                 38,839               61,486
     Net cash to acquire WellComm Group, Inc.                                      (2,199,136)                  --
                                                                             -----------------     ----------------
Net cash used in investing activities                                              (2,355,900)             371,996
                                                                             -----------------     ----------------

Financing activities:
     Principal payments on capital leases                                             (21,918)             (40,095)
     Proceeds from credit line payable                                                125,000                   --
     Proceeds from issuance of promissory notes                                            --              692,809
     Repayment to related parties                                                    (190,000)            (480,000)
     Proceeds from related parties                                                    700,000            1,180,990
     Proceeds from issuance of convertible promissory notes                                --              270,000
     Proceeds from sale of Common Stock                                             1,944,976            3,822,968
     Proceeds from sale of option                                                     161,078
     Proceeds from issuance of debenture                                            1,838,923                   --
                                                                             -----------------     ----------------

Net cash provided by financing activities                                           4,558,059            5,446,672
                                                                             -----------------     ----------------

Net (decrease) increase in cash                                                      (669,042)             896,402

Cash at beginning of period                                                         1,029,208              132,806
                                                                             -----------------     ----------------

Cash at end of period                                                             $   360,166         $  1,029,208
                                                                             =================     ================
Supplemental disclosure of non-cash flow information:  Cash paid during the year for:
       Interest                                                                   $    15,163         $      7,468
                                                                             =================     ================

                         (Continues on following page.)

                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                         (Continues from previous page.)

                                                                                     2002                2001
                                                                                ----------------   -----------------

Schedule of non-cash investing activities:
     Issuance of 673,600 shares of common stock in connection with
       acquisition of iSummit Partners, LLC                                          $        --       $ 5,254,080
                                                                                     =============     ===========

     Issuance of 1,488,000  shares of common stock and granting of 112,000 stock options in connection with acquisition of WellComm Group,
       Inc                                                                           $  10,480,000     $      --
                                                                                     =============     ===========


     Issuance of common stock and warrants for finder fee                            $     391,408     $      --
                                                                                     =============     ===========



Schedule of non-cash financing activities:
     Issuance of common stock in connection with conversion of convertible
       promissory notes and related party advances                                   $        --       $ 2,551,784
                                                                                     =============     ===========

     Issuance of common stock in connection with conversion of advances
       from officers                                                                 $        --       $   275,000
                                                                                     =============     ===========


     Issuance of common stock in connection with conversion of accounts
       payable                                                                       $      16,667     $    76,798
                                                                                     =============     ===========

     Acceptance (cancellation) of promissory notes in connection with sale
       of common stock                                                               $        --       $  (999,500)
                                                                                     =============     ===========

     Acquisition of office equipment in connection with capital lease
       obligation                                                                    $     107,709     $      --
                                                                                     =============     ===========

     Issuance of warrants in connection with marketing agreement                     $   1,360,000     $      --
                                                                                     =============     ===========



                 See accompanying notes to financial statements.


                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 1--ORGANIZATION

I-trax, Inc. (the "Company") provides focused disease management and comprehensive health management solutions designed to improve the health of the populations it serves while reducing the cost of medical care. The Company was incorporated in the State of Delaware on September 15, 2000. On February 5, 2001, the Company and I-trax Health Management Solutions, Inc. (formerly known as I-Trax.com, Inc.) ("Health Management") completed a holding company reorganization. The holding company reorganization was accomplished through a merger under Delaware law. At the effective time of the reorganization, all of the stockholders of Health Management became stockholders of the Company and Health Management became a wholly owned subsidiary of the Company. The Company's common stock is traded on the American Stock Exchange under the symbol "DMX."

As of December 31, 2002, the Company had three wholly owned subsidiaries: Health Management, a corporation, and iSummit Partners, LLC and WellComm Group, LLC, each a single member limited liability company. The Company acquired iSummit Partners, LLC in February 2001. iSummit Partners, LLC does not conduct any operations but maintains ownership of certain intellectual property. The Company formed WellComm Group, LLC to conduct the activities of WellComm Group, Inc., which the Company acquired on February 6, 2002, as further described in Note 8. The Company conducts its operations through Health Management and WellComm Group, LLC.

Effective January 3, 2003, the Company completed a 1-for-5 reverse stock split. Accordingly, all information presented in these financial statements has been adjusted retroactively to reflect this reverse stock split.

The accompanying financial statements as of December 31, 2001 and for the year then ended were prepared assuming that the Company would have continued as a going concern. For the years ended 2001 and 2000, the Company used cash in operations of approximately $4,900,000 and $4,700,000 respectively. As of December 31, 2001, the Company's accumulated deficit amounted to $21,421,551 of which $14,359,432 resulted from losses generated during the year ended December 31, 2001. Of the total loss of $14,359,432 for 2001, $1,642,860 was a non-cash charge to operations for the acquired in progress research and development in connection with iSummit acquisition and $6,576,003 of non-cash charges as consideration for payments for services rendered to the Company and for the granting and re-pricing of warrants associated with the conversion of debt into equity and for the borrowing of funds from related parties. As of December 31, 2001, the Company's working capital deficiency amounted to $624,863.

The financial statements as of December 31, 2001, did not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might have been necessary should the Company had been unable to continue in operation. The Company implemented several cash conservation programs and raised sufficient funds during 2002 from various sources in order to continue operations through December 31, 2002.


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal and state income tax reporting purposes.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Loss Per Common Share

Loss per common share is computed pursuant to SFAS No. 128, "Earnings Per Share." Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. As of December 31, 2002 and 2001, 3,843,755 and 2,348,744, respectively, options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

Use Of Estimates

In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Disclosure At December 31, 2002

The carrying value of cash, accounts payable, accrued expenses and credit line payable are reasonable estimates of their fair value because of short-term maturity. The fair value of the promissory notes and debenture payable approximates their principal amount of $2,692,800.

Office Equipment, Furniture And Leasehold Improvements

The Company records office equipment, furniture and leasehold improvements at cost less accumulated depreciation and amortization, which is provided for on the straight line basis over the estimated useful lives of the assets which range between three and seven years. The Company expenses expenditures for maintenance and repairs as incurred.

Accounts Receivable

The Company utilizes the allowance method for determining the collectibility of its accounts receivable. The allowance method recognizes bad debt expense following a review of the individual accounts outstanding in light of the surrounding facts. Accounts receivables are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts based on historical bad debts, factors related to specific customers ability to pay and economic trends. The Company writes off accounts receivables against the allowance when a balance is determined to be uncollectible.

Research And Development Costs

Research and development costs are expensed as incurred. Such costs amounted to $410,220 and $818,176 for the years ended December 31, 2002 and 2001, respectively.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Revenue Recognition

The Company recognizes revenue from technology licenses in accordance with Statement of Position 97-2 "Software Revenue Recognition" as further modified by Statement of Position 98-9 "Modification of SOP 97-2, "Software Revenue Recognition with Respect to Certain Transactions." SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post-contract customer support, installation and training to be allocated to each element based on the relative fair value of the elements.

The Company recognizes revenue from software development contracts on a percentage-of-completion method with progress to completion measured based upon labor hours incurred or achievement of contract milestones. Revenue from re-sale of hardware and software, obtained from vendors, is recognized at the time hardware and software is delivered to customers. Customer deposits represent funds received in advance in excess of revenue recognized. The Company has adopted the provisions of the Securities and Exchange Commission Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements," in the fourth quarter of 2000, retroactively to January 1, 2000, as required by the Securities and Exchange Commission. The adoption had no impact on the Company's financial statements.

The Company recognizes service revenue as the services are rendered. The Company contracts with its customers to provide services based on an established monthly fee, a per-call charge or a combination of both.

During the third quarter of 2002, the Company entered into a License and Maintenance Agreement with UICI, a New York Stock Exchange company, valued at approximately $2,800,000. For the year ended December 31, 2002, the Company recognized approximately $1,700,000, representing the amount allocated to the software license. The balance representing services to be performed has been deferred.

Software Development Costs

In accordance with the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes software development and production costs once technological feasibility has been achieved. Software development costs incurred prior to achieving technological feasibility are included in research and development expense in the accompanying statement of operations. As of December 31, 2002, the Company had not capitalized any software development costs. Commencing with the first quarter of 2003, the Company expects to start capitalizing some of its software development costs based on the expected completion of working models for several of its software products.

Deferred Marketing Costs

Deferred marketing costs consist of the value of the warrant issued to a customer in October 2002 in connection with a three-year joint marketing agreement. The warrant to acquire 400,000 shares of common stock was valued at $1,360,000 utilizing the Black-Scholes pricing model. The value of the warrant is being amortized over the three-year life of the joint marketing agreement on a straight-line basis. During the year ended December 31, 2002, $75,555 was charged. The unamortized portion of the deferred marketing costs was $1,284,445 and is reflected on the accompanying consolidated balance sheet.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Debt Issuance Costs

The Company recorded debt issuance costs in connection with the sale of a 6% senior debenture in February 2002. These costs consist of a cash payment of $130,000 and common stock and warrants issued to an unrelated party as a finder fee. The Company is amortizing the total costs of $416,610 on a straight-line basis over the two-year life of the debenture. For the year ended December 31, 2002, amortization of debt issuance costs amounted to $167,337. The unamortized portion of debt issuance costs was $249,273 and is reflected on the accompanying consolidated balance sheet.

Comprehensive Income

The Company adopted SFAS No. 130, "Accounting for Comprehensive Income." This statement establishes standards for reporting and disclosing of comprehensive income and its components (including revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. The Company had no items of other comprehensive income for the years ended December 31, 2002 and 2001.

Stock-Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123." SFAS No. 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that chooses to change to the fair-value-based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that statement to require prominent disclosure about the effects that accounting for stock-based employee compensation using the fair-value-based method would have on reported net income and earnings per share and to require prominent disclosure about the entity's accounting policy decisions with respect to stock-based employees compensation. Certain of the disclosure requirements are required for all companies, regardless of whether the fair value method or intrinsic value method is used to account for stock-based compensation arrangements. The amendments to SFAS No. 123 are effective for financial statements for fiscal years ended after December 15, 2002 and for interim periods beginning after December 15, 2002.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Stock-Based Compensation (cont'd)

The Company accounts for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123. The adoption of the disclosure requirements of SFAS No. 148 did not have a material effect on the Company's financial position or results of operations. Had the Company determined compensation expense base on the fair value at the grant dates for those awards consistent with the method of SFAS 123, the Company's net loss per share would have been increased to the following pro forma amounts:


                                                              2002            2001
                                                         ------------   ------------

  Net loss as reported                                  $ (9,424,973)     $(14,359,432)

  Add back intrinsic value of the options issued to
  employee and charged to operations                         163,200              --

  Deduct total stock based employee  compensation  expense determined under fair value based methods
  for all awards                                          (2,844,904)       (1,191,937)
                                                        ------------      ------------

  Pro forma net loss                                    $(12,106,677)     $(15,551,369)
                                                        ============      ============

  Basic and diluted net loss per share as reported      $      (1.04)     $      (2.70)

  Pro forma basic and diluted net loss per share        $      (1.33)     $      (2.90)



The above pro forma disclosure may not be representative of the effects on reported net operations for future years as options vest over several years and the Company may continue to grant options to employees.

The fair market value of each option grant is estimated at the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions

                     Dividend yield                              0.00%
                     Expected volatility                         162%
                     Risk-free interest rate                     5%
                     Expected life                               5 year

Segment Reporting

The Company evaluates segment performance based on income from operations. Through December 31, 2002, the Company has not measured segment performance because the Company has operated in only one segment.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

New Accounting Pronouncements

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived assets to be Disposed Of." SFAS 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within. Management periodically evaluates carrying values of long-lived assets, including property, plant and equipment and intangible assets, when events and circumstances indicate that these assets may have been impaired. On January 1, 2002, the Company adopted SFAS No. 144, which provides for the evaluation of impairment of long-lived assets. An asset is considered impaired when undiscounted cash flows to be realized from the use of such assets are less than its carrying value. In that event, a loss is determined based on the amount the carrying value exceeds the fair market value of such asset. The adoption of SFAS 144 did not have a material impact on the financial statements of the Company.

In April 2002, the FASB issued SFAS No. 145, "Rescission on FASB Statements 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Under certain provisions of SFAS No. 145, gains and losses related to the extinguishment of debt are no longer automatically segregated on the income statement as extraordinary items net of the effects of income taxes. Instead, unless those gains and losses meet the usual criteria for extraordinary items under APB No. 30, those gains and losses are included as a component of income before income taxes. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002 with early adoption encouraged. To date, the Company has not recorded any gains or losses on its statements of operations as extraordinary items.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred rather than when a company commits to such an activity and also establishes fair value as the objective for initial measurement of the liability. The provisions of SFAS 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company does not expect the provisions of SFAS No. 146 to have a material effect on the Company's financial position or results of operations.

The Company does not believe that any other recently issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.


NOTE 3--DEPOSIT ON POTENTIAL ACQUISITION

On November 8, 2002, the Company entered into a merger agreement to acquire DxCG, Inc. for a total purchase price of approximately $10,000,000, of which the Company intended to pay $6,000,000 in cash and $4,000,000 in common stock. Under the terms of this agreement and at the time this agreement was executed, the Company deposited $200,000 into an escrow account. This sum was intended to be released to DxCG if DxCG terminated the merger agreement because the Company failed to satisfy certain conditions to closing, including third party financing for the cash portion of the purchase price. The Company did not secure the financing by January 31, 2003 as stipulated in the merger agreement and accordingly the sum of $200,000 was released to DxCG in the first quarter of 2003 and charged to operations as an uncompleted acquisition cost.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 4--NOTE RECEIVABLE

Pursuant to a promissory note and a security agreement dated December 19, 2000, the Company loaned Diabetex Corporation, which is in the business of managing the healthcare of diabetes patients, $350,000 with a maturity date of February 19, 2002 or within 60 days of termination of merger discussions, bearing interest at 8% per annum. In March 2001, the parties terminated the merger discussions. Further, on April 30, 2001, the Company demanded that, pursuant to the terms of the promissory note, Diabetex repay the principal amount of the promissory note and all accrued interest thereon on or before June 29, 2001. As of December 31, 2001, Diabetex and certain of its related parties had paid the Company a total of $312,500, which had been first applied to accrued interest and reimbursable expenses and the balance to principal. As of December 31, 2001, the principal and interest outstanding under the promissory note was $72,437, of which $37,500 was paid on February 11, 2002 and the balance on July 15, 2002.


NOTE 5--OFFICE EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS

Office equipment, furniture and leasehold improvements are as follows at December 31, 2002:


        Office equipment                                           $ 850,560
        Furniture                                                    143,404
        Leasehold improvements                                        50,000
                                                               -------------
                                                                       1,043,964
        Less accumulated depreciation and amortization              (631,185)

                                                               -------------
                                                                       $ 412,779
                                                               =============


Certain office equipment is pledged as collateral for related capital lease obligations. (See Note 11.)

Depreciation expense for the years ended December 31, 2002 and 2001 amounted to $216,762 and $158,162, respectively.


NOTE 6--GOODWILL AND INTANGIBLE ASSETS

In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations and supercedes APB Opinion No. 16, "Business Combinations." Changes made by SFAS No. 141 include
(1) requiring the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and (2) established specific criteria for the recognition of intangible assets separately from goodwill. These provisions were effective for business combinations for which the date of acquisition was subsequent to June 30, 2001. SFAS No. 142 addresses the accounting for goodwill and intangible assets subsequent to their acquisition. The provisions for SFAS No. 142 were effective for fiscal years beginning after December 15, 2001. The Company has adopted SFAS No. 142 as of January 1, 2002. SFAS No. 142 eliminates the amortization of goodwill and certain other intangible assets and requires the Company to complete a test for impairment of these assets annually as well as a transitional goodwill impairment test within six months of the date of adoption. The Company has completed its impairment assessment as required by SFAS No. 142 and concluded that no impairment of recorded goodwill exists. The impairment testing was based on capitalization of earnings.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 6--GOODWILL AND INTANGIBLE ASSETS (cont'd)

The changes in the carrying amount of goodwill for the year ended December 31, 2002 are as follows:

                                              Total
                                          ----------------

Balance as of January 1, 2002                 $  2,224,726
Goodwill acquired during the year                6,199,336
                                          ----------------
Balance as of December 31, 2002               $  8,424,062
                                          ================


SFAS No. 142 also requires disclosure of what net loss would have been in all periods presented had SFAS No. 142 been in effect in such periods. The following table is provided to disclose such net loss.

                                                  Year ended                         Year ended
                                               December 31, 2002                  December 31, 2001
                                            Amount          Per share          Amount          Per share
                                       ----------------- ---------------- ----------------- ----------------

      Reported net loss                   $  (9,424,973)      $    (1.04)    $ (14,359,432)     $     (2.71)
      Add back goodwill amortization                 --               --           640,851              .12
                                       ----------------- ---------------- ----------------- ----------------
      Adjusted net loss                   $  (9,424,973)      $    (1.04)    $ (13,718,581)     $     (2.59)
                                        ================ ================ ================ ================

The components of identifiable intangible assets, which are included in the consolidated balance sheet as of December 31, 2002, are as follows:

                                                  Gross Carrying        Accumulated           Net Carrying
                                                      Amount           Amortization             Amount
                                                 -----------------    ---------------    -----------------
       Amortized intangible assets:
           Non-compete covenants                          1,648,000           (377,667)           1,270,333
           Customer relationships                         2,853,231         (1,375,477)           1,477,754
                                                 ------------------    ----------------    -----------------
       Total                                          $   4,501,231      $  (1,753,144)       $   2,748,087
                                                 ==================   ================    =================

During the quarter ended December 31, 2002, the Company recorded an impairment charge of approximately $1,650,000 related to customer relationships. This charge related to a loss of expected business from a customer following the acquisition of WellComm Group, Inc. as further discussed in Note 8. Total amortization expense for all the intangibles amounted to $1,753,144 for the year ended December 31, 2002. The estimated amortization expense for the years ending December 31, 2003, 2004, 2005 and 2006 is $1,121,320, $1,121,320, $471,114 and
$34,333, respectively.


NOTE 7--ACQUISITION OF ISUMMIT PARTNERS, LLC

Effective February 7, 2001, the Company acquired iSummit Partners, LLC, doing business as MyFamilyMD, by issuing a net of 580,682 shares of common stock (after certain cancellation of shares resulting from a purchase price adjustment) to the owners of iSummit in exchange for all of the issued and outstanding limited liability company membership interests of iSummit. The acquisition was valued at $5,254,080, of which $3,590,341 was allocated to goodwill, after allocating $1,642,860 to in-progress research and development (representing undeveloped software) and $20,879 to tangible assets. The allocation of purchase price was prepared based on a formal valuation by an independent appraiser.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 7--ACQUISITION OF ISUMMIT PARTNERS, LLC (cont'd)

The Company amortized the goodwill through December 31, 2001. Accordingly, from February 7, 2001 (date of acquisition) through December 31, 2001, the Company recorded amortization expense of $640,851.

The following summary table sets forth the pro-forma statement of operations for the year ended December 31, 2001 as if the acquisition was consummated at January 1, 2001.

                                                   Year ended
                                                  December 31,
                                                      2001
                                                 ----------------

 Total revenue                                      $    613,070
                                                    ============
 Total expenses                                     $ 14,972,502
                                                    ============
 Net loss                                           $(14,359,432)
                                                    ============
 Pro forma basic and diluted net loss per share     $      (2.71)
                                                    ============
 Weighted average number of shares outstanding         5,291,403
                                                    ============


NOTE 8--ACQUISITION OF WELLCOMM GROUP, INC.

On February 6, 2002, the Company acquired all of the issued and outstanding common stock of WellComm Group, Inc., as stipulated in the Merger Agreement dated January 28, 2002, as amended, by issuing 1,488,000 shares of common stock valued at $9,746,400, granting 112,000 options valued at $733,600 to acquire common stock at a nominal exercise price and paying approximately $2,200,000 in cash. In addition, the Company issued 16,000 shares of common stock to an employee for introducing the Company to WellComm valued at $104,800 and charged to operations. The aggregate acquisition price amounted to approximately $12,660,000. The value of common stock issued and stock options granted was determined based on the average market price of common stock immediately before and after the acquisition was agreed to and announced. For accounting purposes, the effective date of the acquisition is January 31, 2002.

WellComm was a disease management company that offered a wide array of expertise including a nurse contact center specializing in disease management, triage, health information surveys and research services for the healthcare industry. The Company acquired WellComm in order to enhance its portfolio of product offerings by combining technology and services.

The financial statements include the operations of WellComm from February 1, 2002 forward.

The purchase price allocation is based on a formal valuation prepared by an independent appraiser. Of the total purchase price, the Company allocated approximately $1,648,000 to non-compete covenants, approximately $4,501,000 to customer relationships, $311,000 to net assets acquired with the remainder of approximately $6,200,000 assigned to goodwill. Non-compete covenants will be amortized on a straight-line basis over a four-year life and customer relationships will be amortized over a three-year life.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 8--ACQUISITION OF WELLCOMM GROUP, INC. (cont'd)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

 Current assets                $   635,000
 Property and equipment            190,000
 Intangible assets               6,149,000
 Goodwill                        6,200,000
                               -----------
 Total assets acquired         $13,174,000
                               ===========

 Current liabilities           $   485,000
 Long term debt                     29,000
                               -----------
 Total liabilities assumed         514,000
                               -----------
 Net assets acquired           $12,660,000
                               ===========

The following unaudited pro forma results of operations of the Company give effect to the acquisition of WellComm as though the acquisition was consummated at the beginning of the year for each of the respective periods.

                                                                            Year ended
                                                                            December 31,
                                                                 2002                  2001
                                                           -----------------      ---------------

     Total revenue                                            $    4,185,689       $    5,900,772
                                                           =================      ================
     Total expenses                                           $   13,688,289       $   20,063,645
                                                           =================      ================
     Net loss                                                 $   (9,502,600)      $  (14,162,873)
                                                           =================      ================
     Pro forma net loss per share:                            $        (1.03)      $        (2.09)
       Basic and Diluted
                                                           =================      ================
     Weighted average number of shares outstanding:                9,220,958            6,779,403
       Basic and Diluted                                   =================      ================



NOTE 9--DEPOSIT ON ACQUISITION OF INTELLECTUAL PROPERTY

On March 9, 2001 the Company entered into an intellectual property letter of intent with Disease Management Holdings, Inc., doing business as CardioContinuum, a company in the business of providing disease management services to patients suffering from cardiac disease. Among other things, the letter of intent contemplated a license by CardioContinuum to the Company of certain protocols and workflows that facilitate efficient treatment of patients suffering from cardiac disease. The letter of intent also contemplated that an outstanding loan by the Company to CardioContinuum in the amount of $100,000, and all accrued but unpaid interest thereunder, as of January 8, 2001, would be surrendered by the Company to CardioContinuum for cancellation as an up front license payment for the subject intellectual property. Following CardioContinuum's 2001 bankruptcy filing, the Company wrote off the deposit on the intellectual property since it would not have been able to realize any value from the license and repayment of the note was unlikely. The deposit was charged to operations during the year ended December 31, 2001.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 10--ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2002:

                      Interest                       $ 317,712
                      Salaries                         385,869
                      Other                             39,570
                                                 --------------
                          Total                      $ 743,151
                                                 ==============


NOTE 11--CAPITAL LEASE OBLIGATIONS

In April 2000, the Company acquired a telephone system for $34,290 by entering into capital lease obligations with interest at approximately 10% per annum, requiring 60 monthly payments of $731, which include principal and interest. The related equipment secures the lease.

In October 2000, the Company acquired web hosting equipment for $107,288 by entering into a capital lease obligation with interest at approximately 9% per annum, requiring 36 monthly payments of $3,572, which include principal and interest. The related equipment secures the lease.

In July 2002, the Company acquired a new telephony system for its call center with a total cost of $107,709 by entering into a capital lease obligation with interest at approximately 8% per annum, requiring 60 monthly payments of approximately $2,278, which includes principal and interest. The related equipment secures the lease.

The future minimum lease commitments under the capital leases as of December 31, 2002 are as follows:

     For the year ending December 31:
     -------------------------------

              2003                                                  $  77,228
              2004                                                     41,508
              2005                                                     35,660
              2006                                                     32,736
              2007                                                     15,946
                                                                --------------
              Total future payments                                   203,078
              Less amount representing interest                       (46,266)
                                                                --------------
              Present value of minimum lease payments                 156,812
              Less current portion                                     60,047
                                                                --------------
              Net long term portion                                 $  96,765
                                                                ==============

At December 31, 2002 equipment under capital leases is carried at a book value of $124,061.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 12--RELATED PARTIES TRANSACTIONS

2001 Related Party Transactions

During the year ended December 31, 2001, the Company's Chief Executive Officer, Chief Operating Officer and a key employee have periodically loaned funds to the Company for working capital. As of December 31, 2001, the Company had borrowed $739,598 net of certain repayments and the conversion discussed below. As consideration for the advances, the Company issued to such individuals, detachable stock purchase warrants to acquire an aggregate of 218,600 shares of common stock at exercise prices ranging from $2.50 to $5 per share. The Company valued the detachable warrants using the Black-Scholes pricing model, thereby recording a charge to earnings for financing costs of $630,469.

In connection with the Company's Chief Executive Officer and Chief Operating Officer converting a total of $618,663 of advances at $2.50 per share, the Company issued an aggregate of 247,465 shares of its common stock.

From November 2000 through May 2001, the Company issued several convertible promissory notes with an aggregate face amount of $2,200,000. Of such total, $500,000 was from the Company's Chief Executive Officer and Chief Operating Officer during October 2000, which was subsequently converted into common stock as further discussed in Note 16.

As of December 31, 2001, a venture fund managed by the Company's Chief Executive Officer loaned the Company $75,000 and received warrants to purchase 39,480 shares of common stock at $.50 per share. (See Note 14 for additional information.)

In connection with signing of their employment agreements, the Company's Chief Executive and Operating Officers had each purchased from the Company 50,000 shares of common stock for a purchase price of $10 per share. The shares were purchased pursuant to a subscription agreement and a note and pledge agreement. Each note was for a principal amount of $499,750 (net of a $250 bonus), bearing interest at approximately 6% per annum, and provided that the unpaid principal amount was due in five equal annual installments beginning on December 29, 2001. Effective during the second quarter 2001, pursuant to board resolutions, such notes and pledge agreements were canceled. Further, on April 10, 2001, each of such executive officers was granted 70,000 incentive stock options pursuant to the Company's 2001 Equity Compensation Plan. Pursuant to FASB Interpretation No. 44, variable accounting at the end of each interim period must be applied to 50,000 of the 70,000 options granted on April 10, 2001 since they are deemed a re-price of the cancelled pledge and note agreements. Accordingly, since fair value of common stock was $6.25 per share at December 31, 2001 and such options have an exercise of $2.75 per share, the Company recorded the intrinsic value of $3.50 or a total of $350,000 as compensation expense on account of the re-pricing. The Company will continue to mark-to-market these options at the end of each respective interim period until they are exercised.

On December 31, 2001, the Company issued 94,013 shares of common stock in connection with the Chief Executive Officer exercising 94,013 warrants by converting $70,510 of advance into equity. Such warrants were granted in connection with the salary deferment program.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 12--RELATED PARTIES TRANSACTIONS (cont'd)

2002 Related Party Transactions

At December 31, 2001, the Company had loans outstanding from certain officers amounting to $739,598. During the year ended December 31, 2002, the Company borrowed an additional $700,000 from other officers and a relative of an officer. During the year ended December 31, 2002, repayments of these loans amounted to $190,000. At December 31, 2002, $225,000 of the outstanding amount has been classified as a current liability as it is due on demand and $1,024,598 has been classified as a long term liability as it is subordinate to the convertible debenture.

Interest  expense  associated with related party loans and advances  amounted to
$79,735  and  $38,708  for  the  years  ended   December   31,  2002  and  2001,
respectively.


NOTE 13--CREDIT LINE

The Company, by virtue of acquiring WellComm, assumed a revolving line of credit that allows the Company to borrow up to $300,108. Amounts outstanding under the line of credit bear interest at 0.5% over the National Prime Rate, as reported by the Wall Street Journal and are payable monthly. As of December 31, 2002, $300,000 was outstanding under the line of credit. WellComm's assets collateralize the line of credit. The line, which was due on August 2002, has been extended through April 30, 2003. The Company is in the process of extending this line of credit.


NOTE 14--PROMISSORY NOTES PAYABLE

On March 2, 2001 the Company  entered  into an Amended and  Restated  Promissory
Note and Warrant Purchase Agreement with Psilos Group Partners, L.P., its affiliates and a venture capital fund managed by the Company's Chief Executive Officer (collectively, the "Psilos Investor Group") pursuant to which the Psilos Investor Group agreed to loan the Company up to $1,000,000. As consideration, the Company granted the Psilos Investor Group detachable warrants to acquire common stock at $0.50 per share. The loan bears interest at 8% per annum, with a default rate of 12% per annum, and is due five years from original date of issuance. As of December 31, 2002, the Psilos Investor Group funded an aggregate of $692,809 of the $1,000,000, which sum is included in promissory notes and debenture payable on the accompanying consolidated balance sheet. The Company also granted warrants to purchase 364,694 shares of common stock. These warrants were exercised during the first quarter of 2002 and the Company issued an aggregate 340,317 shares of common stock, net of shares surrendered as exercise price.

The Company valued the issued detachable warrants at $459,854 using the Black-Scholes pricing model, thereby allocating a portion of the proceeds from the debt to the warrants utilizing the relevant fair value of the debt and warrants to the actual proceeds from the debt. This amount was recorded as a discount to the related promissory notes and netted against the related debt. Furthermore, the discount is being accreted to interest expense over the five-year term of the underlying promissory notes. For the years ended December 31, 2002 and 2001, the amount accreted to interest expense was $90,708 and $79,372, respectively. At December 31, 2002, the carrying value of the notes amounted to $403,037 and is included in the promissory notes and debenture payable in the accompanying consolidated balance sheet.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 15--CONVERTIBLE DEBENTURE

The Company funded the cash portion of WellComm's acquisition price by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC pursuant to a Purchase Agreement dated February 4, 2002. Pursuant to the Purchase Agreement, the Company also issued a warrant to Palladin to purchase an aggregate of up to 307,692 shares of common stock. The outstanding principal and any accrued interest under the debenture are payable in full on or before February 3, 2004. Palladin can also convert the outstanding principal and any accrued interest at any time into common stock. The conversion price (as of February 3, 2003, 12 months from issuance of debenture) is $3.026 per share. The conversion price is subject to "reset" as of the date that is 18 months after the issue date. On the date of reset, the conversion price may be reduced if the average of closing bid prices for the common stock during a period of 20 consecutive trading days ending on the date which immediately precedes the reset date is less than the then applicable conversion price, in which case, the reset conversion price will be reset to equal such average. The warrant entitles Palladin to purchase shares of the Company's common stock at the price of $5.50 per share.

Pursuant to the Purchase Agreement, Palladin also received a one-year option to purchase an additional 6% convertible senior debenture in the face amount of $1,000,000 and an additional warrant to purchase up to 153,846 shares of common stock. In connection with this option, the Company recorded a liability of $161,077, which is being accreted to interest expense over the one-year life of the option. For the year ended December 31, 2002, the Company amortized $147,654 to offset interest expense.

Finally, pursuant to a related registration rights agreement, the Company registered all of the shares of common stock underlying the Palladin debenture and warrant in a registration statement on Form SB-2, which was declared effective by the Securities and Exchange Commission in July 2002.

The Company valued the warrant issued to Palladin at $890,272 using the Black-Scholes pricing model, thereby allocating a portion of the proceeds from the debt to the warrant and the option using the relevant fair value of the debt and warrant to the actual proceeds from the debenture. The Company recorded $890,272 as a discount to the debenture and this amount will be accreted to interest expense over the life of the debenture. For the year ended December 31, 2002, $408,041 of the discount was accreted to interest expense. The Company also recorded $434,798 of interest expense from February 4, 2002 through December 31, 2002 for the amortization of the portion of the beneficial conversion value of the debenture. The amount allocated to the beneficial conversion feature was $948,651. The beneficial conversion value represents the difference between the fair market value of the common stock on the date the debenture was sold and the price at which the debt could be converted into common stock. As of December 31, 2002, the carrying value of the debenture amounted to $842,839 and is included in the promissory notes and debenture payable in the accompanying consolidated balance sheet. Lastly, in connection with facilitating the transaction with Palladin, the Company recorded $416,610 of debt issuance costs comprised of $130,000 of cash, 6,200 shares of common stock valued at $40,610 and a warrant to acquire 40,000 shares of common stock at $5.00 valued at $246,000 per share issued to a third party that brokered the transaction. These costs are being amortized over the life of the debenture. For the year ended December 31, 2002, amortization expense amounted to $187,337.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



NOTE 16--CONVERTIBLE PROMISSORY NOTES PAYABLE

From November 2000 through May 2001, the Company issued several convertible promissory notes with an aggregate face amount of $2,200,000. Of such total, $500,000 represented bridge financing provided to the Company by its Chief Executive Officer and Chief Operating Officer in October 2000. The principal amount of these promissory notes and accrued and unpaid interest thereon were convertible into common stock at $10.00 per share. The promissory notes were to mature one year from the date of issuance and bore interest at 8% per annum or 12% per annum in an event of default. Furthermore, the Company issued to the holders of the promissory notes detachable warrants to purchase an additional 440,000 shares of common stock at an exercise price of $10.00.

The proceeds allocated to the detachable purchase warrants amounted to $845,650, which was arrived at using the Black-Scholes pricing model. Such amount was recorded as a discount to the promissory notes. The discount has been accreted as interest expense over the life of the underlying promissory notes. As of May 15, 2001, the date the holders of the promissory notes and the Company entered in to an Exchange Agreement discussed below, the Company accreted $365,143 of the discount to interest expense.

Pursuant to an Exchange Agreement dated May 14, 2001 between the Company and the holders of the promissory notes, the holders agreed to exchange $2,200,000, representing the principal amounts of the promissory notes, and $80,157, the interest accrued thereon through May 15, 2001, into common stock at the exchange price of $2.50 per share. In addition, as consideration for the exchange, the Company reset the exercise price of the warrants to $2.50 per share. Accordingly, the Company issued a total of 912,063 shares of common stock in the exchange. For accounting purposes, the Company recorded the conversion at $2,551,784 (net of the un-amortized discount) into equity. In connection with the Company reducing the conversion price from $10.00 to $2.50 for the purpose of inducing note holders to convert, during the second quarter, the Company recorded debt conversion costs amounting to $794,219 which represented the difference between the adjusted conversion price and the fair market value of the Company's securities on the date of conversion.


NOTE 17--COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Company is a party to various employment agreements with certain of its officers and key employees. Such employment agreements range between three to five years with annual salaries ranging from $100,000 to $175,000. The aggregated annual minimum commitment under these agreement is $575,000.

Nature of Business

The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet and health care applications utilizing the Internet, intense competition and a limited operating history.

Significant Customers

Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of December 31, 2002, one customer represented 46% of the total accounts receivable. For the year ended December 31, 2002, the Company had two unrelated customers, which accounted for 42% and 30%, respectively, of total revenues. For the year ended December 31, 2001, the Company had one unrelated customer, which accounted for 84% of total revenues.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 17--COMMITMENTS AND CONTINGENCIES (cont'd)

Office Leases

During October 1999, the Company entered into a lease agreement for its technology and product development offices. The lease was to expire on October 31, 2004 with annual rent of approximately $162,000 before annual escalations. During December 2001, the Company was successful in negotiating out of this lease by entering into an amendment\relocation lease agreement with the same landlord for materially less space. The Company entered into an eighteen-month lease, which requires monthly payment of approximately $3,600.

During April 2000, the Company entered into a lease agreement for its executive offices. The lease expires June, 2005 and requires annual rent payments of approximately $150,000 before annual escalations.

During May 2002, the Company entered into a lease agreement for its call center located in Omaha, Nebraska. The lease expires during May 2007 with annual rent of approximately $56,000 before annual escalations.

The Company's approximate future minimum annual rental payments including annual escalations under the non-cancelable operating leases in effect as of December 31, 2002 are as follows:

            For the year ending December 31:
            -------------------------------

                     2003                 $  224,000
                     2004                    206,000
                     2005                    119,000
                     2006                     56,000
                     2007                     24,000
                                       -------------
                                          $  629,000
                                       =============



Rent expense for the years ended December 31, 2002 and 2001 amounted to approximately $275,000 and $312,000, respectively.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 17--COMMITMENTS AND CONTINGENCIES (cont'd)

Threatened Litigation

In 1998, a former Chief Executive Officer, stockholder and creditor of Health Management (the "Plaintiff") commenced an action in New Jersey state court against, among others, the present Chief Executive Officer of Health Management. Health Management is identified in the caption as a defendant. The complaint alleges breach of contract, breach of fiduciary duty, breach of the covenant of good faith and fair dealing, securities fraud, common law fraud, negligent misrepresentation and racketeering activity. See Nazir Memon v. Frank Martin, et al, CAM-L-04026-98. The allegations in this action reference circumstances relating to Health Management's prior line of business of physician practice management. In 1999, the court entered two orders dismissing the action "without prejudice" for procedural reasons. Furthermore, in 1999 the Plaintiff filed for bankruptcy protection. As part of the bankruptcy proceedings, the Plaintiff, the present Chief Executive Officer and Health Management entered into a stipulation limiting the period within which the Plaintiff can bring a new action alleging Plaintiff's claims. Plaintiff sought to reactivate his prior state court action in January 2001 (within the stipulated period), rather than commence a new action. The stipulated time period for commencing a new action has expired.

By Opinion-Letter/Order dated August 22, 2001, the New Jersey Superior Court, Civil Division, ruled in favor of I-trax by barring Plaintiff from reactivating the civil action by the bankruptcy stipulation. By order date March 10, 2003, the New Jersey Superior Court, Appellate Division likewise ruled in favor of I-trax by affirmed the lower court decision. At this time, this matter has been finally resolved in favor of I-trax because Plaintiff has exhausted all rights to appeal.

Profit Sharing Plan

The Company maintains a 401(k) profit sharing plan covering qualified employees, which includes employer participation in accordance with the provisions of the Internal Revenue Code. The plan allows participants to make pretax contributions and the Company to match certain percentages of employee contributions depending on a number of factors, including the participant's length of service. The profit sharing portion of the plan is discretionary and noncontributory. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee. As of December 31, 2002, the Company has made no contributions.

Risk Based Contracts

The Company enters into risk-based contracts in certain disease management arrangements. These contracts are generally for terms of three to five years and provide that a percentage of the Company's fees may be refunded to a client if the Company does not save the client a certain percentage of the expenses incurred by individuals whose health is managed by the Company. As of December 31, 2002, the Company had not entered into these types of contracts.

NOTE 18--PROVISION FOR INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed at a rate of 34% federal and 6% state.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 18--PROVISION FOR INCOME TAXES (cont'd)

As of December 31, 2002, the Company had deferred tax assets of approximately $8,011,000 resulting from temporary differences and net operating loss carry-forwards of approximately $19,036,000, which are available to offset future taxable income, if any, through 2017. As utilization of the net operating loss carry-forwards and temporary difference is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance.

The tax effects of temporary differences, loss carry-forwards and the valuation allowance that give rise to deferred income tax assets are as follows:


                                                                                     December 31,
                                                                                         2002
                                                                                   ---------------
           Temporary differences:

                 Fair value of warrants                                              $   451,000
                 Compensation not currently deductible                                 1,088,000
                 Net operating losses                                                  6,472,000
                 Less valuation allowance                                             (8,011,000)
                                                                                   ---------------
                    Deferred tax assets                                              $         0
                                                                                   ===============

           The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2002 and 2001 is as follows:

                 Federal income tax rate                                                   (34.0)%
                 Change in valuation allowance on net operating carry-forwards              34.0
                                                                                   ---------------
                    Effective income tax rate:                                               0.0 %
                                                                                   ===============

NOTE 19--STOCKHOLDERS' EQUITY

Amendment of the Company's Certificate of Incorporation

The Company amended its Certificate of Incorporation to increasing the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares on June 4, 2001. The holders of the majority of the Company's then outstanding shares of common stock approved this amendment on May 21, 2001.

Unclaimed Shares and Reverse Stock Split Adjustment

The Company has been unable to locate one stockholder entitled to receive common stock as a result of a 1999 merger. Accordingly, the Company has cancelled 45,141 unclaimed shares of common stock. In connection with a 1-for-5 reverse stock split, the Company paid stockholders cash for all fractional shares that resulted from the reverse stock split. Accordingly, a total of 191 shares were cashed out.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 19--STOCKHOLDERS' EQUITY (cont'd)

2001 Issuances of Common Stock and Warrants

In connection  with the issuance of the  promissory  notes payable  discussed in
Note 14, the Company granted the Psilos Investor Group detachable warrants to acquire 0.5264 shares of common stock at $.50 per share for each $1 of the face amount of the loan. As of December 31, 2002, the Psilos Investor Group (which includes a venture fund managed by the Company's Chief Executive Officer) funded an aggregate of $692,809 of the $1,000,000 and received warrants to purchase 364,695 shares of common stock. The Company valued the detachable warrants issued at $459,854 using the Black-Scholes pricing model, thereby allocating a portion of the proceeds from the debt to the warrants utilizing the relevant fair value of the debt and warrants to the actual proceeds from the debt. This amount was recorded as a discount to the related promissory notes and netted against the related debt.

Effective as of June 25, 2001, the Company completed a private placement of 440,000 shares of its common stock at $2.50, yielding to the Company a total of $1,100,000. As consideration for completing the private placement, the Company issued to the participating investors detachable stock purchase warrants to acquire a total of 110,000 shares of common stock at an exercise price of $5.00 per share.

In connection with signing of their employment agreements, the Company's Chief Executive and Operating Officers had purchased from the Company a total of 100,000 shares of common stock for a purchase price of $10 per share. The shares were being purchased pursuant to a subscriptions agreement and a note and pledge agreement. The note was for a principal amount of $999,500 (net of a $500 bonus), bearing interest at approximately 6% per annum, and provided that the unpaid principal amount was due in five equal annual installments beginning on December 29, 2001. During the second quarter 2001, pursuant to board resolutions, such notes and pledge agreements were canceled. Thereafter, such executive officers were granted an aggregate of 140,000 incentive stock options pursuant to the Company's 2001 Equity Compensation Plan. Pursuant to FASB Interpretation 44, variable accounting at the end of each interim period must be applied to such options since they are deemed a re-pricing of the cancelled pledge and note agreements. Accordingly, since the fair market value of common stock was $6.25 per share at December 31, 2001 and such options have an exercise of $2.75 per share, the Company recorded the intrinsic value of $3.50 per option or $350,000 of compensation expense. The Company will continue to mark-to-market these options at the end of each respective interim period until they are exercised. In connection with the re-pricing, for the year ended December 31, 2002, the Company reversed a charge amounting to $250,000 for the mark-to-market comparison.

Effective as of June 25, 2001 and pursuant to an Exchange Agreement dated as of May 14, 2001 between the Company and the holders of the convertible promissory notes as discussed in Note 16, the holders agreed to exchange $2,200,000, the principal amount of the promissory notes, and $80,157, the interest accrued thereon effective as of May 15, 2001, into common stock at the exchange price of $2.50 per share. Accordingly, during the second quarter, the Company issued a total of 912,063 shares of common stock for conversion of such debt. In addition, as consideration for the conversion, the Company reset the exercise price of 440,000 warrants previously issued to such holders to $2.50 per share from $10.00. For accounting purposes, the Company recorded the conversion at $2,551,784 (net of un-amortized discount) into equity. In connection with the Company reducing the conversion price from $10.00 to $2.50, the Company recorded debt conversion costs amounting to $794,219, which represents the difference between the adjusted conversion price and the fair market value of the Company's securities on the date of conversion.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 19--STOCKHOLDERS' EQUITY (cont'd)

2001 Issuances of Common Stock and Warrants (cont'd)

During 2001, the Company's Chief Executive and Operating Officers, and a Vice President of Sales (and a shareholder), lent the Company funds for working capital purposes. At various dates during the year, the officers elected to convert a portion of their advances to the Company into equity. As consideration for the advances, the Company granted such individuals detachable stock purchase warrants to acquire 218,600 shares of common stock at exercise prices ranging from $2.50 to $5 per share. The Company valued the detachable warrants issued to such individuals using the Black-Scholes pricing model, thereby recording a charge to earnings for financing costs of $630,469. Lastly, the Company issued an aggregate of 247,465 shares of common stock to its Chief Executive and Operating Officer in exchange for the conversion of a portion of their advances amounting to $618,663.

During November and December of 2001, pursuant to a private placement, the Company sold an aggregate of 842,395 shares of common stock for cash and services for $2,042,958, net of $50,640 of direct costs.

During 2001, pursuant to various agreements and board resolutions, the Company issued an aggregate of 120,307 shares of common stock to various consultants for consideration of services received. The common stock was valued at the fair market value of the stock on the date of issuance or $907,598 in the aggregate. In addition, in July 2001, the Company granted an investment banker 36,000 five year warrants with an exercise price of $3.75 for services from July 2001 to July 2002. The Company valued such warrants at $72,000 by utilizing the Black-Scholes pricing model. Pursuant to EITF 96-18, the Company, at the end of each reporting period, must apply variable accounting treatment and re-value these warrants. As of December 31, 2001, the Company recorded a charge to earnings of $33,300 as an investor relations expense. For the year ended December 31, 2002, the Company recorded a net reduction of $18,900 for investor relations as a result of re-valuating the warrants on a quarterly basis.

Effective December 31, 2001, the Company terminated the salary deferment program and granted each participant as consideration for participating in the program, one warrant for each dollar deferred with exercise prices ranging between $2.50 to $5.00. Accordingly, the Company granted 142,197 warrants with an exercise price of $2.50 each and 20,541 warrants with an exercise price of $5.00 each. Additionally, individuals were given the option to convert the actual deferred salaries into warrants with an exercise price of $.75 or elect to be paid in cash over time. As of December 31, 2001, the Company had accrued $1,038,876 of deferred salary of which $814,595 was converted into equity by granting such individuals 465,483 warrants exercisable at $.75. Accordingly, the Company granted an aggregate of 628,220 warrants for which it utilized the Black-Scholes pricing model resulting in an additional charge to earnings of $3,100,635 representing additional compensation cost.

On December 31, 2001, the Company's issued 94,013 shares of common stock in connection with the Chief Executive Officer exercising 94,013 warrants by converting $70,510 of advance into equity. Such warrants were granted in connection with the salary deferment program as discussed above.

As of December 31, 2001, the total number of warrants outstanding amounted to 1,703,502 with exercise prices ranging from $.50 to $5.00.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 19--STOCKHOLDERS' EQUITY (cont'd)

2002 Issuance of Common Stock and Warrants

In connection with the sale of the $2,000,000 debenture, the Company also issued a warrant to Palladin to purchase an aggregate of up to 307,692 shares of common stock at the price of $5.50 per share. The Company valued the warrant at $890,272 using the Black-Scholes pricing model, thereby allocating a portion of the proceeds from the debt to the Warrant using the relevant fair value of the debt and warrants to the actual proceeds from the debenture. The Company recorded $890,272 as a discount to the debenture and this amount will be accreted to interest expense over the life of the debenture. The Company also recorded $434,798 of interest expense for the year ended December 31, 2002 for amortization of the beneficial conversion value over the two year life of the debenture.

On February 6, 2002, the Company acquired all of the issued and outstanding common stock of WellComm as stipulated in the Merger Agreement dated January 28, 2002, as amended, by issuing 1,488,000 shares of common stock, granting 112,000 options to acquire common stock at a nominal price and paying $2,175,056 in cash.

In connection with facilitating the transaction with Palladin, the Company paid $130,000, issued 6,200 shares of common stock valued at $40,610 and granted a warrant to acquire 40,000 shares of common stock at $5.00 per share to a third party that brokered the transaction. Lastly, the Company issued 16,000 shares of common stock valued at $104,800 to an employee for introducing the Company to WellComm. The Company has valued the shares at the market price on day of issuance or $145,408 and has valued the warrants utilizing the Black-Scholes option-pricing model or $246,000.

During January 2002, the Company sold in a private placement an aggregate of 22,000 shares of common stock for $47,850, net of $7,150 of direct costs. This private placement was commenced in November 2001. Additionally, pursuant to a private placement commenced in February 2002, the Company sold 505,500 shares of common stock, yielding proceeds of $1,895,626. In connection with the fund raising efforts from an existing stockholder, the Company issued 13,333 shares as consideration to such stockholder.

During the year ended December 31, 2002, pursuant to various agreements and board approvals, the Company issued an aggregate of 23,708 shares of common stock and granted 60,000 warrants to various consultants for services received and for settlement of debt. The common stock was valued at fair market value on the date of issuance or $114,167 in the aggregate, which was charged to operations. The warrants were valued utilizing the Black-Scholes option-model. Accordingly, the Company recorded a charge of $222,000 for investor relations as a result of granting such warrants.

During the year ended December 31, 2002, the Company charged operations for $163,200 related to the issuance of options to a former employee.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 19--STOCKHOLDERS' EQUITY (cont'd)

2002 Issuances of Common Stock and Warrants (cont'd)

Effective October 31, 2002, the Company and one of its customers entered into a three year Joint Marketing Agreement. Under this agreement, each party will, using its reasonable discretion, market to its clients the other party's products and services. In connection with the agreement, the Company granted UICI, a New York Stock Exchange Company, a seven-year warrant to acquire up to 400,000 shares of common stock at $5.50 per share. The Company and UICI are also parties to a license and maintenance agreement entered into on September 30, 2002, pursuant to which the Company granted UICI an exclusive license to certain software in the student market and a non-exclusive license to such software for use by UICI for its other businesses. The Company, utilizing the Black-Scholes option-pricing model, has valued such warrant at approximately $1,360,000. Such amount has been capitalized and it will be amortized on a monthly basis over the life of the agreement of three years. For the year ended December 31, 2002, the Company has charged $75,555.

During the year ended December 31, 2002, a total of 380,960, warrants and options were exercised and accordingly, the Company issued an aggregate of 355,424 shares of common stock, net of shares surrendered as exercise price.

The following table summarizes the Company's activity as it relates to its warrants for the year ended December 31, 2002:

    Balance outstanding at January 1,2002                1,703,493
    Quarter ended March 31, 2002
             Granted                                       347,692
             Exercised                                    (376,232)
                                                ------------------
    Balance outstanding at March 31, 2002                1,674,953
    Quarter ended June 30, 2002
             Granted                                            --
             Exercised                                          --
                                                ------------------
    Balance outstanding at June 30, 2002                 1,674,953
    Quarter ended September 30, 2002
             Granted                                            --
             Exercised                                          --
                                                ------------------
    Balance outstanding at September 30, 2002            1,674,953
    Quarter ended December 31, 2002
             Granted                                       460,000
             Exercised                                      (2,000)
                                                ------------------
    Balance outstanding at December 31, 2002             2,132,953
                                                ==================

Outstanding warrants are exercisable at prices ranging from $.75 to $5.50.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 20--STOCK OPTIONS

Equity Compensation Plans and Non-Plan Stock Options

The Company has two equity compensation plans, which were adopted in 2000 and 2001. The purpose of the plans is to provide the opportunity for grants of incentive stock options, nonqualified stock options and restricted stock to employees of the Company and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries and non-employee members of the Company's Board of Directors. The 2001 plan has several additional features, including, a salary investment option grant program that permits eligible employees to reduce their salary voluntarily as payment of two-thirds of the fair market value of the underlying stock subject to the option, with the remaining one-third of the fair market value payable as the exercise price for the option and, if specifically implemented, automatic grant program for non-employee members of the Board of Directors at periodic intervals.

There are 600,000 shares of common stock authorized for issuance under the 2000 plan and 1,200,000 shares of common stock authorized for issuance under the 2001 plan. The number of shares authorized for issuance under the 2001 plan increases automatically on the first day of each year beginning with the year 2002 by an amount equal to the lesser of (a) three percent of the shares of common stock then outstanding and (b) 200,000 shares. As a result, effective January 1, 2002, the number of shares of common stock available for issuance under the 2001 plan increased from 1,000,000 to 1,200,000.

The maximum aggregate number of shares of common stock that can be granted to any individual during any calendar year is 70,000 under the 2000 plan and 80,000 and under the 2001 plan.

         2000 Plan Grants

As of December 31, 2002, an aggregate of 430,134 options were outstanding under the 2000 plan. Exercise prices of these options range from $5.00 to $10.00 per share (depending on the fair market value of the stock on the date of grant).

         2001 Plan Grants

As of December 31, 2002, an aggregate of 841,668 options were outstanding under the 2001 plan. Exercise prices of these options range from $2.75 to $6.25 (depending on fair market value of the stock on the date of grant).

         Non-Plan Stock Option Grants

As of December 31, 2002, the Company had outstanding an aggregate of 439,000 options outside of any stock option plan with exercise prices ranging from $.01 to $10.00 per share (depending on fair market value of the stock on the date of grant).

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 20--STOCK OPTIONS (cont'd)

The table below summaries the activity in the Company's stock option plans for the years ended December 31, 2001 and 2002:


                                                     Non-Qualified          Non-Plan
                              Incentive Options         Options           Non-Qualified            Total
                                                                             Options
   ------------------------- -------------------- -------------------- -------------------- --------------------
   Outstanding as of
   January 1, 2001                       343,000              180,445               89,000              612,445
   Granted                               120,500              346,926              120,000              587,426
                             -------------------- -------------------- -------------------- --------------------
   Outstanding as of
   December 31, 2001                     463,500              527,371              209,000            1,199,871
   Granted                               342,878               95,700              230,000              668,578
   Exercised                                  --              (2,727)                   --              (2,727)
   Forfeited/Expired                    (70,549)             (84,371)                   --            (154,920)
                             -------------------- -------------------- -------------------- --------------------
   Outstanding as of
   December 31, 2002                     735,829              535,973              439,000            1,710,802
                             ==================== ==================== ==================== ====================
   Vesting Dates:
          December 31, 2003              179,342              137,670               75,834              392,846
          December 31, 2004              119,641               27,667               39,168              186,476
          December 31, 2005               68,048               19,335               26,668              114,051
          December 31, 2006               10,000                   --                   --               10,000
          December 31, 2007                   --                   --                   --                   --
                 Thereafter                   --                   --               20,000               20,000


As of December 31, 2002, there were outstanding an aggregate of 987,429 of exercisable plan and non-plan options with exercise prices ranging from $.01 to $10.00.

The weighted average fair value of options granted during the year ended December 31, 2002 amounted to $2,456,385.

For the year ended December 31, 2002 and 2001, the Company recorded $163,000 and $29,741, respectively, of compensation.


NOTE 21--SUBSEQUENT EVENTS

Agreement to Acquire DxCG, Inc.

On November 8, 2002, the Company entered into a merger agreement to acquire DxCG, Inc. for a total purchase price of approximately $10,000,000, of which the Company intended to pay $6,000,000 in cash and $4,000,000 in common stock. Under the terms of this agreement and at the time this agreement was executed, the Company deposited $200,000 into an escrow account. This sum was intended to be released to DxCG if DxCG terminated the merger agreement because the Company failed to satisfy certain conditions to closing, including third party financing for the cash portion of the purchase price. The Company did not secure the financing.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 21--SUBSEQUENT EVENTS (cont'd)

Related Party Transactions

During February 2003, pursuant to a promissory note, the former Chief Executive Officer of WellComm, now a member of the Company's Board of Directors, advanced $200,000 to the Company for working capital. The loan carries interest at 8% per year and it matures during February 2004.

During the three months ended March 31, 2003, the Company's Chief Executive and Operating Officers, along with certain stockholders advanced the Company $540,000 for working capital. The Company's Chief Executive and Operating Officers have committed to continue to fund the Company until it generates positive cash flow from operations and raises additional funds in the private placement described below, but at least through January 1, 2004.

Private Placement Memorandum

During March 2003, the Company commenced a private placement in order to raise additional funds. The Company is offering to sell up to 1,000,000 Units of equity securities, each consisting of one share of common stock and one warrant to acquire one share of common stock.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         There are no changes and disagreements with accountants on accounting or financial disclosure.


                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

         See the information set forth in the section entitled "Proposal No. 1 Election of Directors" in I-trax's Proxy Statement for the 2003 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission within 120 days after the end of the Company's fiscal year ended December 31, 2002 (the "2003 Proxy Statement"), which is incorporated herein by reference.

ITEM 10. EXECUTIVE COMPENSATION

         See the information set forth in the section entitled "Executive Compensation" in the 2003 Proxy Statement, which is incorporated herein by reference.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         See the information set forth in the section entitled "Security Ownership of Certain Beneficial Owners and Management" in the 2003 Proxy Statement, which is incorporated herein by reference.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         See the information set forth in the section entitled "Certain Relationships and Related Transactions" in the 2002 Proxy Statement, which is incorporated herein by reference.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

(a)      Exhibits

   NUMBER    EXHIBIT TITLE
   ------    -------------

      2.1 Agreement and Plan of Merger dated December 14, 1999 between I-Trax.com, Inc. and Member-Link Systems, Inc. (Incorporated by reference to Exhibit 2.1 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275, filed on April 10, 2000.)

      2.2 Form of Agreement and Plan of Merger by and among I-Trax.com, Inc., I-trax, Inc. and I-Trax.com Acquisition Co. (Exhibit A to the prospectus incorporated in I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862, filed on October 27, 2000.)

      2.3 Merger Agreement dated as of January 28, 2002 by and among I-trax, Inc., WC Acquisition, Inc., WellComm Group, Inc., John Blazek and Carol Rehtmeyer. (Incorporated by reference to Exhibit 2.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

      2.4 Amendment dated as of February 5, 2002 to Merger Agreement dated as of January 28, 2002 by and among I-trax, Inc., WC Acquisition, Inc., WellComm Group, Inc., John Blazek and Carol Rehtmeyer. (Incorporated by reference to Exhibit 2.2 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

      3.1 Certificate of Incorporation of I-trax, Inc. filed September 15, 2000 (Incorporated by reference to Exhibit 3.1 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862, filed on October 27, 2000.)

      3.2 Certificate of Amendment to Certificate of Incorporation of I-trax, Inc. filed June 4, 2001. (Incorporated by reference to Exhibit 3.2 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)

      3.3 Certificate of Amendment to Certificate of Incorporation of I-trax, Inc. filed on January 2, 2003.

      3.4 By-laws of I-trax, Inc. (Incorporated by reference to Exhibit 3.2 to I-trax, Inc.'s Registration Statement on Form S-4, Amendment No.1, Registration No. 333-48862, filed on December 22, 2000.)

      4.1 Form of Common Stock certificate of I-trax, Inc.'s Common Stock. (Incorporated by reference to Exhibit 4.1 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)

      4.2 6% Convertible Senior Debenture dated February 4, 2002 issued by I-trax, Inc. to Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit 4.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

      10.1 Office Lease dated October 22, 1999 by and between Reston Plaza I & II, LLC and Member-Link Systems, Inc. (Incorporated by reference to
            Exhibit 10.3 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275, filed on April 10, 2000.)

      10.2 Amendment Office Lease (Relocation) made as of January 31, 2002 by and between TMT Reston I & II, Inc. (as successor to Reston Plaza I & II, LLC) and I-trax Health Management Solutions, Inc. (as successor to Member-Link Systems, Inc.). (Incorporated by reference to Exhibit 10.2 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)

      10.3 Lease Agreement dated April 10, 2000 between I-Trax.com, Inc. and OLS Office Partners, L.P. (Incorporated by reference to Exhibit 10.1 to I-Trax.com, Inc.'s Quarterly Report Form 10-QSB for the quarter ended June 30, 2000, filed on August 15, 2000.)

      10.4 Lease Agreement dated May 28, 2002, between I-trax, Inc. and F & J Enterprises, Inc. dba Bedford Plaza. (Incorporated by reference to
            Exhibit 10.23 to I-trax, Inc.'s Registration Statement on Form SB-2, Amendment No. 1, Registration No. 333-87134, filed on December 22, 2000.)

      10.5 Contribution and Exchange Agreement dated as of September 22, 2000 by and among I-Trax.com, Inc., I-trax, Inc., iSummit Partners LLC (d/b/a MyFamilyMD), and Stuart Ditchek, A. David Fishman, and Granton Marketing Nederland BV. (Incorporated by reference to
            Exhibit 10.7 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862, filed on October 27, 2000.)

      10.6 Side Letter Agreement dated September 22, 2000 to the Contribution and Exchange Agreement dated as of September 22, 2000 by and among I-Trax.com, Inc., I-trax, Inc., iSummit Partners, LLC (d/b/a MyFamilyMD), and Stuart Ditchek, A. David Fishman, and Granton Marketing Nederland BV. (Incorporated by reference to Exhibit 10.8 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862, filed on October 27, 2000.)

      10.7 Amendment, effective as of February 7, 2001, to the Contribution and Exchange Agreement by and among I-Trax.com, Inc. and I-trax, Inc., on the one hand, and Stuart Ditchek, A. David Fishman, Granton Marketing Nederland BV and iSummit Partners, LLC (d/b/a MyFamilyMD), on the other hand, dated as of September 22, 2000. (Incorporated by reference to Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 22, 2001.)

      10.8 Amendments, effective as of December 31, 2001, to the Contribution and Exchange Agreement by and among I-Trax.com, Inc. and I-trax, Inc., on the one hand, and Stuart Ditchek, A. David Fishman, Granton Marketing Nederland BV and iSummit Partners, LLC (d/b/a MyFamilyMD), on the other hand, dated as of September 22, 2000. (Incorporated by reference to Exhibit 10.7 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)

      10.9 Employment Agreement entered into on September 28, 2000, effective as of January 1, 2000 between I-Trax.com, Inc. and David C. McCormack. (Incorporated by reference to Exhibit 10.15 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862, filed on October 27, 2000.)

      10.10 Employment Agreement effective as of December 29, 2000 between I-trax Health Management Solutions, Inc. (f/k/a I-Trax.com, Inc.) and Frank A. Martin. (Incorporated by reference to Exhibit 10.17 to I-trax Health Management Solutions, Inc. (f/k/a I-Trax.com, Inc.) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on April 2, 2001.)

      10.11 Employment Agreement effective as of December 29, 2000 between I-trax Health Management Solutions, Inc. (f/k/a I-Trax.com, Inc.) and Gary Reiss. (Incorporated by reference to Exhibit 10.19 to I-trax Health Management Solutions, Inc. (f/k/a I-Trax.com, Inc.) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 2, 2001.)

      10.12 Consulting Agreement dated as of July 1, 2002, as amended, between I-trax, Inc. and William S. Wheeler. (Incorporated by reference to
            Exhibit 10.1 to I-trax, Inc.'s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, filed on November 14, 2002.)

      10.13 I-Trax.com, Inc. 2000 Equity Compensation Plan. (Incorporated by reference to Exhibit 10.16 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

      10.14 I-trax, Inc. 2001 Equity Compensation Plan. (Incorporated by reference to Attachment to I-trax's 2001 Preliminary Proxy Statement on Schedule 14A, filed on April 20, 2001.)

      10.15 Amended and Restated Amended and Restated Promissory Note and Warrant Purchase Agreement dated as of March 2, 2001 among I-trax, Inc. and the Lenders (as defined therein) including form of Stock Purchase Warrant issued to Lenders attached thereto as Exhibit A and form of Stock Purchase Warrant issued to Lenders attached thereto as Exhibit B. (Incorporated by reference to Exhibit 10.21 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on April 2, 2001.)

      10.16 Purchase Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC. (Incorporated by reference to
            Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

      10.17 Registration Rights Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit 10.2 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

      10.18 Warrant to Purchase Common Stock of I-trax, Inc. dated February 4, 2002 issued by I-trax, Inc. to Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit 10.3 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

      10.19 Registration Rights Agreement dated as of February 5, 2002 by and among I-trax, Inc., and John Blazek, as an attorney-in-fact, for each stockholder of WellComm Group, Inc. (Incorporated by reference to Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

      10.20 Employment Agreement dated as of February 5, 2002 between I-trax Health Management Solutions, Inc. and John Blazek. (Incorporated by reference to Exhibit 10.2 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

      10.21 Employment Agreement dated as of February 5, 2002 between I-trax Health Management Solutions, Inc. and Carol Rehtmeyer. (Incorporated by reference to Exhibit 10.3 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

      10.22 Employment Agreement dated as of February 5, 2002 between I-trax Health Management Solutions, Inc. and Jane Ludwig. (Incorporated by reference to Exhibit 10.4 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

      10.23 License and Maintenance Agreement dated as of September 30, 2002, between I-trax, Inc. and UICI, Inc. (Incorporated by reference to Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-k for filed on October 8, 2002.)

      10.24 Employment Agreement dated as of October 15, 2002 between I-trax Health Management Solutions, Inc. and John Palumbo.

      21    Subsidiaries of I-trax, Inc.

      99.1 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

      99.2 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(b) Reports on Form 8-K

         We filed a current report on Form 8-K with the Securities and Exchange Commission on October 8, 2002 to report the execution of a License and Maintenance Agreement between UICI and us.

         We filed a current report on Form 8-K with the Securities and Exchange Commission on November 5, 2002 to report certain Regulation FD disclosures.

         We filed a current report on Form 8-K with the Securities and Exchange Commission on November 11, 2002 to report certain Regulation FD disclosures.

         We filed a current  report on Form 8-K with the Securities and Exchange
Commission    on   February    12,   2003   to   report   the    dismissal    of
PricewaterhouseCoopers, LLP as our auditors.

         We filed a current report on Form 8-K with the Securities and Exchange Commission on February 19, 2003 to report the engagement of Goldstein Golub Kessler LLP as our auditors.

ITEM 14. CONTROLS AND PROCEDURES

         Within the 90-day period prior to the filing of this report, we carried out an evaluation under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer of the effectiveness of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are effective to ensure that information we are required to disclose in reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. Subsequent to the date of this evaluation, there were no significant changes in our internal controls or in other factors that could significantly affect the disclosure controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized as of April 14, 2003.


                             I-TRAX, INC.

                             By:      /s/ Frank A. Martin
                                      -------------------
                                      Frank A. Martin, Chairman and
                                      Chief Executive Officer


                             By: /s/ Anthony Tomaro
                                      ------------------
                                       Anthony Tomaro, Chief Financial Officer
                                       (Principal Financial and Accounting
                                        Officer)

         In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Signature                                Title                                  Date
---------------------                    --------------------------             ----------------

/s/ Frank A. Martin                      Chairman, Chief Executive Officer      April 14, 2003
--------------------
Frank A. Martin                          and Director

/s/ Carol Rehtmeyer                      Director                               April 14, 2003
---------------------
Carol Rehtmeyer

/s/ John Blazek                          Director                               April 14, 2003
---------------------
John Blazek

/s/ David R. Bock.                       Director                               April 14, 2003
---------------------
David R. Bock

---------------------                    Director                               April ___, 2003
Philip D. Green

/s/ David Nash                           Director                               April 14, 2003
---------------------
Dr. Craig A. Jones

/s/ Michael M.E. Johns                   Director                               April 14, 2003
---------------------
Dr. Michael M.E. Johns

---------------------                    Director                               April ___, 2003
Dr. Arthur N. Leibowitz

/s/ John R. Palumbo                      Director                               April 14, 2003
---------------------
John R. Palumbo

/s/ William S. Wheeler                   Director                               April 14, 2003
---------------------
William S. Wheeler


                                  CERTIFICATION


         I, Frank A. Martin, certify that:

      1. I have reviewed this annual report on Form 10-KSB of I-trax, Inc.

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

                   a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

                   b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

                   c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

                   a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

                   b)  any  fraud,  whether  or  not  material,   that  involves
management or other employees who have a significant role in the registrant's internal controls; and

      6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                              Date:    April 14, 2003

                                                       /s/ Frank A. Martin
                                                       -------------------
                                                       Frank A. Martin
                                                       Chief Executive Officer

                                  CERTIFICATION


         I, Anthony Tomaro, certify that:

      1. I have reviewed this annual report on Form 10-KSB of I-trax, Inc.

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

                   a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

                   b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

                    c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

                   a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

                   b)  any  fraud,  whether  or  not  material,   that  involves
management or other employees who have a significant role in the registrant's internal controls; and

      6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                         Date:    April 14, 2003

                                                  /s/ Anthony Tomaro, CPA
                                                  -----------------------
                                                  Anthony Tomaro, CPA
                                                  Chief Financial Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark One)

      [X] QUARTERLY  REPORT  PURSUANT  TO SECTION 13 OR 15(D) OF THE  SECURITIES
          EXCHANGE ACT OF 1934

                 For the quarterly period ended: March 31, 2003

      [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
          EXCHANGE ACT


                         Commission File Number: 0-30275

                                  I-TRAX, INC.
                   ------------------------------------------
              (Exact name of small business issuer in its charter)

              Delaware                                 23-3057155
     --------------------------                --------------------------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                One Logan Square, 130 N. 18th Street, Suite 2615
                        Philadelphia, Pennsylvania 19103
                           --------------------------
                    (Address of principal executive offices)

                                 (215) 557-7488
                           --------------------------
                           (Issuer's telephone number)

                 -----------------------------------------------

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

State the number of shares outstanding of each of the issuer's classes of common equity, as of the last practicable date: As of May 2, 2003, the Registrant had 9,372,727 shares of its $0.001 par value common stock outstanding.

Transitional Small Business Disclosure Format (check one):  Yes  [ ]    No [X]

                                      INDEX


                                                                                                        Page No.

PART I.   FINANCIAL INFORMATION..............................................................................3

         Item 1.           Consolidated Financial Statements ................................................3

         Item 2.           Management's Discussion and Analysis of Financial Condition
                           and Results of Operations........................................................16

         Item 3.           Controls and Procedures..........................................................21

PART II.   OTHER INFORMATION................................................................................21

         Item 1.           Legal Proceedings................................................................21

         Item 2.           Changes in Securities............................................................21

         Item 3.           Defaults upon Senior Securities..................................................21

         Item 4.           Submission of Matters to a Vote of Security Holders..............................21

         Item 5.           Other Information................................................................21

         Item 6.           Exhibits and Reports on Form 8-K.................................................21



                                      G-77



                          PART I. FINANCIAL INFORMATION

Item 1.           Financial Statements




                                  I-TRAX, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)






                                                                                                    Page No.


Report of Independent Public Accountants                                                                       4

Consolidated Balance Sheets at March 31, 2003 (unaudited) and December 31, 2002                                5

Consolidated Statements of Operations for the three months ended March 31, 2003 and 2002 (unaudited)           6

Consolidated Statement of Stockholders' Equity for the three months ended March 31, 2003 (unaudited)           7

Consolidated Statements of Cash Flows for the three months ended March 31, 2003 and 2002 (unaudited)           8

Notes to consolidated financial statements                                                                    10



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders of I-trax, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of I-trax, Inc. (a Delaware corporation) and Subsidiaries as of March 31, 2003, and the related condensed consolidated statements of operations, stockholders' equity and cash flows for the three-month period then ended.. These financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the condensed financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated March 5, 2003, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2002, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 7, 2003



                          I-TRAX, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                            ASSETS
                                                                                        March 31,          December 31,
                                                                                           2003                2002
                                                                                       (unaudited)
                                                                                     -----------------   -----------------
Current assets:
     Cash                                                                                 $    32,153         $   360,166
     Deposit on potential acquisition                                                              --             200,000
     Accounts receivable, net                                                                 493,359             597,635
     Prepaid expenses                                                                         150,627              77,569
     Other current assets                                                                      28,390              20,960
                                                                                     -----------------   -----------------
         Total current assets                                                                 704,529           1,256,330
                                                                                     -----------------   -----------------


 Office equipment, furniture, leasehold improvements and software development
   costs, net                                                                                 560,517             412,779
Deferred marketing costs, net                                                               1,171,111           1,284,445
Goodwill                                                                                    8,424,062           8,424,062
Intangible assets, net                                                                      2,467,758           2,748,087
Debt issuance cost, net                                                                       191,748             249,273
Security deposits                                                                              31,564              31,564
                                                                                     -----------------   -----------------

       Total assets                                                                     $  13,551,289       $  14,406,540
                                                                                     =================   =================

                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Credit line payable                                                                      300,000             300,000
     Accounts payable                                                                       1,000,029             918,791
     Accrued expenses                                                                         960,500             743,151
     Due to officers, directors and other related parties                                     464,500             225,000
     Capital lease payable                                                                     59,519              60,047
     Deferred revenue                                                                         528,107           1,379,922
     Other current liabilities                                                                     --              13,423
                                                                                     -----------------   -----------------
       Total current liabilities                                                            3,312,655           3,640,334
                                                                                     -----------------   -----------------

Capital lease obligation, net of current portion                                               96,765              96,765
Promissory notes and debenture payable, net of discount                                     1,498,417           1,245,876
Due to officers and directors                                                               1,224,598           1,024,598
                                                                                     -----------------   -----------------
       Total liabilities                                                                    6,132,435           6,007,573
                                                                                     -----------------   -----------------

       Total liabilities

Commitments and contingencies (Note 7)

Stockholders' equity
     Preferred stock - $.001 par value, 2,000,000 shares authorized,
       -0- issued and outstanding                                                                  --                  --
     Common Stock - $.001 par value, 100,000,000 shares authorized,
       9,372,727 shares issued and outstanding                                                  9,372               9,372
     Additional paid in capital                                                            39,219,679          39,236,119
     Accumulated deficit                                                                  (31,810,197)        (30,846,524)
                                                                                     -----------------   -----------------
       Total stockholders' equity                                                           7,418,854           8,398,967
                                                                                     -----------------   -----------------

       Total liabilities and stockholders' equity                                       $  13,551,289       $  14,406,540
                                                                                     =================   =================



    See accompanying notes to consolidated financial statements (unaudited).


                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 30, 2003 AND 2002
                                   (UNAUDITED)

                                                                                Three months            Three months
                                                                                    ended                  ended
                                                                                  March 31,              March 31,
                                                                                    2003                    2002
                                                                              ------------------       ---------------
Revenue:
     Technology licenses                                                            $   914,702            $   44,500
     Services                                                                           701,429               361,857
                                                                              ------------------       ---------------
Total revenue                                                                         1,616,131               406,357
                                                                              ------------------       ---------------
Cost of revenue:
     Technology licenses                                                                 16,014                10,834
     Services                                                                           300,066               251,331
                                                                              ------------------       ---------------
Total cost of revenue                                                                   316,080               262,165
                                                                              ------------------       ---------------

Gross profit                                                                          1,300,051               144,192

Operating expenses:
     General and administrative                                                         308,504               382,119
     Salary and related benefits                                                        858,863             1,182,899
     Research and development                                                                --               119,500
     Depreciation and amortization                                                      436,548               219,987
     Marketing and publicity                                                             81,757               170,456
                                                                              ------------------       ---------------
Total operating expenses                                                              1,685,672             2,074,961
                                                                              ------------------       ---------------

Operating loss                                                                         (385,621)           (1,930,769)
                                                                              ------------------       ---------------

Other income (expenses):
     Amortization of debt issuance costs                                                (57,525)              (36,384)
     Costs in connection with uncompleted acquisition                                  (200,000)                   --
     Interest expense                                                                  (320,527)             (184,759)
                                                                              ------------------       ---------------
Total other income (expenses)                                                          (578,052)             (221,143)
                                                                              ------------------       ---------------

Net loss                                                                           $   (963,673)         $ (2,151,912)
                                                                              ==================       ================

Loss per common share:

Basic and diluted                                                                    $     (.10)            $    (.26)
                                                                              ==================       ================

Weighted average number of shares outstanding:                                        9,372,727             8,319,179
                                                                              ==================       ================


    See accompanying notes to consolidated financial statements (unaudited).


                          I-TRAX, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                   (UNAUDITED)




                                                     Common Stock             Additional                            Total
                                             -----------------------------    Paid-in          Accumulated      Stockholders'
                                                Shares          Amount         Capital          Deficit            Equity
                                             --------------  ------------- ----------------  --------------  ---------------

Balances at December 31, 2002                    9,372,727      $   9,372     $ 39,236,119   $ (30,846,524)    $  8,398,967

Issuance of compensatory stock options                                              23,942                           23,942

Mark to market  of warrants granted for
   investor relations services and stock
   options granted to a former employee                 --             --          (40,382)             --          (40,382)

Net loss for the quarter ended March 31, 2003           --             --               --        (963,673)        (963,673)
                                             --------------  ------------- ----------------  --------------  ---------------

Balances at March 31, 2003                       9,372,727      $   9,372     $ 39,219,679   $ (31,810,197)    $  7,418,854
                                             ==============  ============= ================  ==============  ===============





    See accompanying notes to consolidated financial statements (unaudited).


                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                                   (UNAUDITED)

                                                                               Three months         Three months
                                                                                  ended                 ended
                                                                              March 31, 2003       March 31, 2002
                                                                             -----------------     ----------------
Operating activities:
     Net loss                                                                    $   (963,673)       $  (2,151,912)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Accretion of discount on notes payable charged to interest expense           133,961               96,867
         Accretion of beneficial conversion value of debenture                        118,581               79,054
         Amortization of option liability                                             (13,423)             (26,846)
         Amortization of debt issuance costs                                           57,525               16,384
         Depreciation and amortization                                                436,548              239,988
         Issuance of securities for services                                          (16,440)             308,544
         Write off of deposit on cancelled acquisition                                200,000                   --
Changes in operating assets and liabilities, net of acquisitions:
     Decrease (increase) in:
       Accounts receivable                                                            104,276               87,965
       Prepaid expenses                                                               (73,058)             (83,468)
       Other current assets                                                            (7,430)             (15,579)
     (Decrease) increase in:
       Accounts payable                                                                81,238                2,708
       Accrued expenses                                                               217,349             (165,939)
       Deferred revenue                                                              (851,815)              69,066
                                                                             -----------------     ----------------
Net cash used in operating activities                                                (576,361)          (1,543,168)
                                                                             -----------------     ----------------
Investing activities:
     Proceeds from repayment of note receivable                                            --               37,500
     Cash used for property, equipment and software development costs                (190,624)                  --
     Proceeds from partial release of security deposit                                     --               16,484
     Net cash to acquire WellComm Group, Inc.                                              --           (2,045,065)
                                                                             -----------------     ----------------
Net cash used in investing activities                                                (190,624)          (1,991,081)
                                                                             -----------------     ----------------
Financing activities:
     Principal payments on capital leases                                                (528)             (12,906)
     Repayment to related parties                                                    (140,000)             (50,000)
     Proceeds from officers, directors and other related parties                      579,500                   --
     Proceeds from sale of common stock                                                    --            1,472,850
     Proceeds from sale of debenture option                                                --              161,078
     Costs of issuance of debenture                                                        --             (150,000)
     Proceeds from issuance of debenture                                                   --            1,838,922
                                                                             -----------------     ----------------
Net cash provided by financing activities                                             438,972            3,259,943
                                                                             -----------------     ----------------
Net decrease in cash                                                                (328,013)             (274,306)
Cash at beginning of period                                                           360,166            1,029,208
                                                                             -----------------     ----------------
Cash at end of period                                                             $    32,153          $   754,902
                                                                             =================     ================
Supplemental disclosure of non-cash flow information:  Cash paid during the year for:
       Interest                                                                   $    15,612          $     8,213
                                                                             =================     ================



                         (Continues on following page.)

                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                         (Continues from previous page.)


                                                                                 Three months        Three months
                                                                                     ended              ended
                                                                                March 31, 2003      March 31, 2002
                                                                                ----------------   -----------------

Schedule of non-cash investing activities:


     Issuance of 1,488,000  shares of common stock and granting of 112,000 stock options in connection with acquisition of WellComm Group,
       Inc.                                                                          $       --       $  10,480,000
                                                                                ================   =================

     Issuance of common stock and warrants for finder fee                            $       --         $   391,408
                                                                                ================   =================





    See accompanying notes to consolidated financial statements (unaudited).

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1--ORGANIZATION

I-trax, Inc. (the "Company") provides focused disease management and comprehensive health management solutions designed to improve the health of the populations it serves while reducing the cost of medical care. The Company was incorporated in the State of Delaware on September 15, 2000. The Company's common stock is traded on the American Stock Exchange under the symbol "DMX."

As of March 31, 2003, the Company had three wholly owned subsidiaries: I-trax Health Management Solutions, Inc. (formerly known as I-Trax.com, Inc.) ("Health Management"), a corporation, and iSummit Partners, LLC and WellComm Group, LLC, each a single member limited liability company.


NOTE 2--INTERIM RESULTS AND BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, the instructions to Form 10-QSB and Items 303 and 310(B) of Regulation S-B. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 2003 and the results of the operations and cash flows for the three months ended March 31, 2003. The results for the three months ended March 31, 2003 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2003. The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.

For the three months ended March 31, 2003, the Company capitalized software development costs amounting to $187,500 since technological feasibility has been achieved.

Loss per common share is computed pursuant to SFAS No. 128, "Earnings Per Share." Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. As of March 31, 2003 and 2002, 3,863,604 and 2,386,049, respectively, of options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2002 as included in the Company's report on Form 10-KSB for the fiscal year ended December 31, 2002 filed on April 15, 2003.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 3--ACQUISITION OF WELLCOMM GROUP, INC.

On February 6, 2002, the Company acquired all of the issued and outstanding common stock of WellComm Group, Inc. by issuing 1,488,000 shares of common stock valued at $9,746,400, granting 112,000 options valued at $733,600 to acquire common stock at a nominal exercise price and paying approximately $2,200,000 in cash. The aggregate acquisition price amounted to approximately $12,680,000. The financial statements include the operations of WellComm from February 1, 2002 forward.

The following unaudited pro forma results of operations of the Company give effect to the acquisition of WellComm for the quarter ended March 31, 2002 as if the acquisition was consummated at the beginning of that period.

                                                                    Three months
                                                                           ended
                                                                  March 31, 2002
                                                              -----------------

     Total revenue                                              $     660,136
                                                              =================
     Total expenses                                             $   2,835,031
                                                              =================
     Net loss                                                   $  (2,174,895)
                                                              =================

     Pro forma net loss per share:                              $        (.24)
       Basic and Diluted                                      =================

     Weighted average number of shares outstanding:                 9,036,190
       Basic and Diluted                                      =================

NOTE 4--RELATED PARTY TRANSACTIONS

At December 31, 2002, the Company had loans outstanding to certain officers and directors amounting to $1,024,598 and $225,000 to a relative of the Company's Chief Operating Officer.

During February 2003, pursuant to a promissory note, the former Chief Executive Officer of WellComm, now a member of the Company's Board of Directors, advanced $200,000 to the Company for working capital. The loan carries interest at 8% per year and it matures in February 2004.

During the three months ended March 31, 2003, the Company's Chief Executive and Operating Officers, along with certain stockholders and the former Chief Executive Officer of WellComm, now a member of the Company's Board of Directors, advanced the Company a total of $379,500 for working capital. The Company's Chief Executive and Operating Officers have committed to continue to fund the Company until it generates positive cash flow from operations and raises additional funds in the private placement described in Note 10, but at least through January 1, 2004.

During February 2003, the Company repaid $140,000 representing a portion of a loan made by a relative of the Company's Chief Operating Officer. The outstanding balance to this individual as of March 31, 2003 is $85,000 and is due on demand.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 4--RELATED PARTY TRANSACTIONS (cont'd)

At March 31, 2003, $464,500 of the outstanding amount has been classified as a current liability as it is due on demand and $1,224,598 has been classified as a long-term liability as it is subordinated to the convertible debenture.

Interest expense associated with related party loans and advances amounted to $29,386 and $14,292 for the three months ended March 31, 2003 and 2002, respectively.


NOTE 5--PROMISSORY NOTES PAYABLE

On March 2, 2001 the Company borrowed $692,809 from an investor group that included a venture capital fund managed by the Company's Chief Executive Officer. Such sum is included in promissory notes and debenture payable on the accompanying consolidated balance sheet. The loan bears interest at 8% per annum, with a default rate of 12% per annum, and is due five years from original date of issuance. The Company also granted to this investor group warrants to purchase 364,694 shares of common stock exercisable at $0.50 per share, which were exercised in the first quarter of 2002.

The value assigned to detachable warrants of $459,854 is being accreted to interest expense over the five-year term of the underlying promissory notes. For the three months ended March 31, 2003 and 2002, the amount accreted to interest expense was $22,677 and $22,677, respectively. At March 31, 2003, the carrying value of the notes amounted to $425,714 and is included in the promissory notes and debenture payable in the accompanying consolidated balance sheet.


NOTE 6--CONVERTIBLE DEBENTURE

The Company funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC. Pursuant to the purchase agreement, the Company also issued Palladin a warrant to purchase an aggregate of up to 307,692 shares of common stock at an exercise price of $5.50 per share. The outstanding principal and any interest under the debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any interest may be converted at any time at the election of Palladin into common stock. The current conversion price under the debenture is $3.03. The current conversion price is subject to "reset" as of August 4, 2003 but only if the closing bid price for the Company's common stock averaged during a period of 20 consecutive trading days ending on August 3, 2003, is less than the then current conversion price.

The value assigned to the warrant of $890,272 was recorded as a discount to the debenture and is being accreted to interest expense over the life of the debenture. For the three months ended March 31, 2003 and 2002, $111,284 and $74,189, respectively, of the discount, is accreted to interest expense. The Company also recorded $118,581 and $79,054 of interest expense for the three months ended March 31, 2003 and 2002, respectively, for the amortization of the portion of the beneficial conversion value of the debenture. The beneficial conversion value, which amounted to $948,651, represents the difference between the fair market value of the common stock on the date the debenture was sold and the price at which the debt could be converted into common stock. As of March 31, 2003, the carrying value of the debenture amounted to $1,072,703 and is included in the promissory notes and debenture payable in the accompanying consolidated balance sheet.

                         I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 7--COMMITMENTS AND CONTINGENCIES

Nature of Business

The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet and health care applications utilizing the Internet, intense competition and a limited operating history.

Significant Customers

Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of March 31, 2003, two customers represented 20% and 20%, respectively of the total accounts receivable. For the three months ended March 31, 2003, the Company had one unrelated customer, which accounted for 43% of total revenues.

Risk Based Contracts

The Company enters into risk-based contracts in certain disease management arrangements. These contracts are generally for terms of three to five years and provide that a percentage of the Company's fees may be refunded to a client if the Company does not save the client a certain percentage of the expenses incurred by individuals whose health is managed by the Company. As of March 31, 2003, the Company was a party to one risk-based contract, which the Company expects to implement during the second quarter.


NOTE 8--STOCKHOLDERS' EQUITY

Warrants

The following table summarizes the Company's activity as it relates to its warrants for the three months ended March 31, 2003:

            Balance outstanding at January 1, 2003              2,132,953
            Quarter ended March 31, 2003:
                     Granted                                           --
                     Exercised                                         --
                                                            -------------
            Balance outstanding at March 31, 2003               2,132,953
                                                            =============

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 8--STOCKHOLDERS' EQUITY (cont'd)

Options

The table below summaries the activity in the Company's stock option plans for the three months ended March 31, 2003:

                                                     Non-Qualified          Non-Plan
                              Incentive Options         Options           Non-Qualified            Total
                                                                             Options
   ------------------------- -------------------- -------------------- -------------------- --------------------
   Outstanding as of
   January 1, 2003                       735,829              535,973              439,000            1,710,802
   Granted                                20,000               40,000                   --               60,000
   Exercised                                  --                   --                   --                   --
   Forfeited/Expired                    (127,971)             (40,000)                  --             (167,971)
                             -------------------- -------------------- -------------------- --------------------
   Outstanding as of March
   31, 2003                              627,858              535,973              439,000            1,602,831
                             ==================== ==================== ==================== ====================
   Vesting Dates:
          December 31, 2003              133,261              157,670               75,834              366,765
          December 31, 2004              109,350               47,667               39,168              196,185
          December 31, 2005               58,265               19,335               26,668              104,268
          December 31, 2006               13,334                   --                   --               13,334
          December 31, 2007                   --                   --                   --                   --
                 Thereafter                   --                   --               20,000               20,000

As of March 31, 2003, there were outstanding an aggregate of 902,279 of exercisable plan and non-plan options with exercise prices ranging from $.01 to $10.00.

For the three months ended March 31, 2003, the Company recorded $23,942 for compensation expense in connection with grants to independent consultants.

The Company accounts for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123. . Had the Company determined compensation expense base on the fair value at the grant dates for those awards consistent with the method of SFAS 123, the Company's net loss per share would have been increased to the following pro forma amounts:

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 8--STOCKHOLDERS' EQUITY (cont'd)

Options (cont'd)


                                                                For the three         For the three
                                                                Months ended           Months ended
                                                                  March 31,             March 31,
                                                                    2003                   2002
                                                              ------------------    -------------------
         Net loss as reported                                        $  (963,673)         $  (2,151,912)

         Add back intrinsic value of the options issued to                     -
         employee and charged to operations                                                     163,200

         Deduct total stock based employee compensation expense determined under fair value based methods
         for all awards                                                 (710,365)              (882,286)
                                                              ------------------    -------------------

         Pro forma net loss                                        $  (1,674,038)         $  (2,870,998)
                                                              ==================    ===================

         Basic and diluted net loss per share as reported             $     (.10)            $     (.26)

         Pro forma basic and diluted net loss per share               $     (.18)            $     (.35)


NOTE 9--AGREEMENT TO ACQUIRE DxCG, INC.

On November 8, 2002, the Company entered into a merger agreement to acquire DxCG, Inc. for a total purchase price of approximately $10,000,000, of which the Company intended to pay $6,000,000 in cash and $4,000,000 in common stock. Under the terms of this agreement and at the time this agreement was executed, the Company deposited $200,000 into an escrow account. This sum was intended to be released to DxCG if DxCG terminated the merger agreement because the Company failed to satisfy certain conditions to closing, including third party financing for the cash portion of the purchase price. The Company did not secure the financing by January 31, 2003 and accordingly such agreement was terminated resulting in the Company charging the $200,000 to earnings.


NOTE 10--SUBSEQUENT EVENTS

Related Party Transactions

During May 2003, the Company's Chief Executive Officer advanced $150,000 to the Company for working capital. Such advance is due on demand with an interest rate of 8% per annum.

Private Placement Memorandum

During March 2003, the Company commenced a private placement in order to raise additional funds. The Company is offering to sell up to 1,000,000 Units of equity securities, each consisting of one share of common stock and one warrant to acquire one share of common stock.

Item 2. Management's Discussion And Analysis Of Financial Condition And Results Of Operations

         The following discussions of the financial condition and related results of operations of I-trax, Inc. and its subsidiaries should be reviewed in conjunction with our financial statements and related notes appearing on the preceding pages as well as our audited financial statements for the fiscal year ended December 31, 2002, incorporated into our Form 10-KSB, filed on April 15, 2003.

         This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements, which are based upon current expectations and involve a number of risks and uncertainties. In order for I-trax, Inc. to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by important factors, which are set forth below and elsewhere in this report, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include our ability to continue as a going concern and our ability to execute contracts for disease management services and software technology.

Our Business

         I-trax has historically developed enterprise and client server applications for collecting disease specific data at the point-of-care for several large hospitals and medical centers. In 2001, we expanded our product lines by developing additional software applications, adding services, and completing several strategic acquisitions.

         I-trax now provides focused disease management and comprehensive health management solutions designed to improve the health of the populations we serve while reducing the cost of medical care. Our solutions are designed to meet the needs of insurers, employers and consumers seeking to reduce costs and improve the quality of care by enabling healthcare organizations to evolve from fragmented care management practices into a cohesive and efficient system of healthcare management. Our solutions are fully integrated, use a single-data platform that allows all caregivers to share records and enable our clients to provide true coordination of care.

Our Services

         Our services are divided into three portfolios: Prediction, Prevention and Care Management. The specific services in each portfolio are:

         Prediction

         First, we license third party software to analyze our clients' historical information to predict future healthcare costs. By using predictive modeling, we identify our clients' future healthcare costs, the health conditions that will drive those costs and the people within our clients' populations who are at risk for those conditions.

         Prevention

         Second, we use what we believe to be state-of-the-art demand management and nurse triage services to effect our targeted interventions. Our services incorporate nationally recognized, evidence-based clinical guidelines to ensure that all caregivers and consumers are following the best practices. We also link the key stakeholders in this care delivery effort--consumers, physicians and care managers--through secure, web-based solutions. These solutions facilitate real-time sharing of information and support the adherence to our population and disease management programs. Our prevention products and services include:

o MyNurseLine(TM)--24 hours per day, 7 days per week demand management and nurse triage service staffed by skilled nurses;
o DoctorsLine(TM)--an after-hours custom triage and administrative outsourcing service;
o Health-e-Community(TM)--a specialized enrollment, marketing and fulfillment service;

o     eImmune(R)--a  clinical  immunization  and related adverse events tracking system;
o Medicive(R) Medical Enterprise Data System--a proprietary software architecture developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry, which serves as the foundation for our Care Coordination Platform offerings;
o Health-e-Coordinator(TM)--a web-based care management application; o MyFamilyMD(TM)--a consumer health management portal; and
o     CarePrime(R)--a clinical care application for physicians and clinicians.

         Care Services

         Finally, we offer what we believe to be the industry's most comprehensive health management and disease management solutions. Our disease management solutions currently address congestive heart failure (CHF), coronary artery disease (CAD), asthma, diabetes, lower back pain and chronic obstructive pulmonary disease (COPD). We also develop programs using evidenced-based guidelines based on our clients' requests. Health-e-Life Program(TM) is our comprehensive end-to-end solution for care management.

Listing on the American Stock Exchange

         Effective January 3, 2003 we completed a 1-for-5 reverse stock split. Our board of directors and stockholders authorized the reverse stock split in connection with the then pending application to list our common stock on the American Stock Exchange. We began trading on the American Stock Exchange on January 15, 2003 under the symbol "DMX."

Corporate Overview

         I-trax was incorporated in the State of Delaware on September 15, 2000. We currently have three wholly owned subsidiaries: I-trax Health Management Solutions, Inc. (formerly known as I-Trax.com, Inc.) ("Health Management"), a corporation, and iSummit Partners, LLC and WellComm Group, LLC, each a single member limited liability company. We conduct our operations through Health Management and WellComm Group, LLC.

Our Customers

         As of March 31, 2003, we served approximately 62 customers. Our customers include physician groups, hospitals, health plans, including plans providing Medicaid and Medicare covered services, universities and colleges and agencies and branches of the United States government.

         We continue to focus our marketing efforts on the following markets: health plans and health insurers; self-insured employers; military, government and public health agencies; college and university student health services; and hospital and health systems.

Results of Operations

Three Months Ended March 31, 2003 Compared to Three Months Ended March 31, 2002.

         Revenue for the three months ended March 31, 2003 was $1,616,131, an increase of $1,209,774 or 298% from $406,357 for the three months ended March 31, 2002. Total revenue was comprised of two components: (1) prevention and care services revenue of $701,429; and (2) technology license and services revenue of $914,702, of which $702,000 represents revenue from the exclusive license of CarePrime(R) and MyFamilyMD(TM) we granted to UICI and certain related software development work. We contracted this revenue in the third quarter of 2002 and we are recognizing it based on delivering required deliverables. We expect that in future periods we will generate a significant portion of our revenue from delivery of prevention services, such as MyNurseLine(TM), and care services that we deliver using the Health-e-Program(TM).

         Cost of revenue for the three months ended March 31, 2003 was $316,080, an increase of 21% from $262,165 for the three months ended March 31, 2002. The increase is attributable to the personnel costs required to service our prevention and care services contracts. We expect that in future periods our cost of revenue will increase or decrease in proportion to volume of business. This is because we expect to derive a significant portion of our future revenue from prevention and care services contracts, which require human involvement proportionate to the size of the contract.

         Outsourced research and development costs were $-0- for the three months ended March 31, 2003 as compared to $119,500 for the three months ended March 31, 2002, a decrease of 100%. The decrease was attributable in significant part to a shift of some software development work from a subcontractor to in-house. Despite the decrease, we expect to continue to spend funds on adding functionality to our products including to the MyFamilyMD(TM) application by adding MedWizard(R) tools, on CarePrime(TM) application, which interacts with MyFamilyMD(TM) and its MedWizard(R) tools, and on Health-e-Coordinator(TM) application by adding additional disease capabilities. Commencing in the first quarter of 2003, we began to capitalize certain costs, which are primarily developer labor costs based on which project the developers were working on and the stage of development of the applicable project. For the three months ended March 31, 2003, we capitalized $187,500, which includes outsourced services and certain internal costs.

         General and administrative expenses (excluding salary and related benefits which are discussed separately below) decreased from $382,119 for the three months ended March 31, 2002 to $308,504 for the three months ended March 31, 2003, a decrease of 19%. Our ability to reduce general and administrative expenses is attributable to increased efficiencies and the implementation of stringent budgetary controls. We believe that currently, we have the resources to handle increased revenue with minimal incremental fixed costs.

         Salary and related benefits were $858,863 for the three months ended March 31, 2003 as compared to $1,182,899 for the three months ended March 31, 2002. The decrease in salary and related benefits from the three months ended March 31, 2002 to the three months ended March 31, 2003 was $324,036 or 27%. Again, the reduction in salary and related benefits costs is a direct result of continued efforts by us to consolidate certain functions and improve efficiencies.

         Depreciation and amortization expenses were $436,548 for the three months ended March 31, 2003, as compared to $219,987 for the three months ended March 31, 2002. The increase is primarily attributable to the amortization of the value of intangible assets acquired in the WellComm acquisition.

         Marketing and advertising expenses were $81,757 for the three months ended March 31, 2003 as compared to $170,456 for the three months ended March 31, 2002. The decrease of 52% resulted from stringent budgetary constraints.

         Interest expense for the three months ended March 31, 2003 was $320,527, increasing by $135,768 or 74% from $184,759 for the three months ended March 31, 2002. For the three months ended March 31, 2003, interest expense includes the amortization and accretion on items related to the $2,000,000 debenture as follows: $118,581 associated with the beneficial conversion feature of the debenture; and $133,961 associated with the value of the warrants issued with the debenture. The balance of $67,985 is associated with interest on other debt and related party loans. Generally, the beneficial conversion value represents the benefit to the investor that results from purchasing an immediately convertible debenture with a conversion price that is less than fair market value on the date of purchase after first allocating a portion of the proceeds from the debenture to the associated warrants.

         Amortization of debt issuance and conversion costs was $57,525 and $36,384 for the three months ended March 31, 2003 and 2002, respectively. These were costs incurred in selling the $2,000,000 debenture to Palladin and are being amortized over the two year life of the debenture.

         During the quarter ended March 31, 2003, in connection with the termination of our agreement to acquire DxCG, Inc., a Boston-based predictive modeling company, we charged $200,000 to earnings. This sum was released to DxCG following DxCG's termination of the merger agreement because certain conditions to closing were not satisfied, including third party financing for the cash portion of the purchase price.

         Our net loss was $963,673 for the three months ended March 31, 2003 as compared to a net loss of $2,151,912 the three months ended March 31, 2002, a decrease of 55%.

Liquidity and Capital Resources

         Working Capital Deficiency

         As of March 31, 2003, we had a working capital deficiency of $2,608,126. Through March 31, 2003 and the date of this report, we have been able to finance these deficits with loans from our senior management team, their affiliates and a director. Although we continue to run cash flow deficits as of the date of this report, we also continue to make progress towards producing positive cash flow from operations and we expect, although no assurances exist, that we will reach operating cash flow break even in the third quarter of 2003.

         Additionally, during the three months ended March 31, 2003 and through the date of this report, our Chief Executive and Operating Officers, along with certain stockholders advanced to us in the form of loans $729,500 for working capital. Our Chief Executive and Operating Officers have committed to continue to fund us until we generate positive cash flow from operations and raise additional funds in the private placement, which we commenced subsequent to year-end, but at least through January 1, 2004.

         Sources and Uses of Cash

         Despite our negative cash flows from operations, which amounted to $576,361 for the three months ended March 31, 2003 and $1,543,168 for the three months ended March 31, 2002, we have been able to secure funds to support our operations. During the quarter ended March 31, 2002, we secured funding by selling equity securities and a debenture, which aggregated approximately $3,200,000. Of the $3,200,000, we used approximately $2,200,000 to acquire WellComm and the remainder to fund operations. During the quarter ended March 31, 2003, we also received (net of repayments) $439,500 from officers and related parties.

         As of March 31, 2003, our current liabilities were $3,312,655 of which $464,500 is due to related parties. The remainder of current liabilities of approximately $2,800,000 is made up, primarily, of trade payables of approximately $1,000,000 accrued expenses of approximately $960,000, $300,000 credit line payable, which was assumed with the acquisition of WellComm and approximately $530,000 of deferred revenue. We have good relationships with all of our vendors.

         As of March 31, 2003, the face value of our long-term debt amounted to approximately $3,700,000. This sum is comprised of 6% convertible senior debenture in the aggregate principal amount of $2,000,000 (but carrying value of $1,072,703) held by Palladin, for which principal and deferred interest is not due until February 3, 2004, $692,809 (but carrying value of $425,714) held by a group of investors led by Psilos Group Partners, L.P., which includes Nantucket Healthcare Ventures I, L.P., a venture fund managed by our Chief Executive Officer, for which principal and interest is not due until March 2006, and approximately $1,200,000 held by executive officer and members of our Board of Directors.

Critical Accounting Policies

         Impairment of Goodwill and Intangible

         We operate in an industry that is rapidly evolving and extremely competitive. It is reasonably possible that our accounting estimates with respect to the useful life and ultimate recoverability of our carrying basis of goodwill and intangible assets could change in the near term and that the effect of such changes on the financial statements could be material.

         Revenue Recognition

         We derive our revenue pursuant to different type contracts, including perpetual software licenses, subscription licenses and custom development services, all of which may also include support services revenue such as licensed software maintenance, training, consulting and web hosting arrangements. As described below, significant management judgments and estimates must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of our revenue for any period if our management made different judgments or utilized different estimates.

         We license our software products for a specific term or on a perpetual basis. Most of our license contracts also require maintenance and support. We apply the provisions of Statement of Position 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to all transactions involving the sale of software products and hardware transactions where the software is not incidental. For hardware transactions where software is not incidental, we do not unbundle the fee and we do not apply separate accounting guidance to the hardware and software elements. For hardware transactions where no software is involved we apply the provisions of Staff Accounting Bulletin 101 "Revenue Recognition." In addition, we apply the provisions of Emerging Issues Task Force Issue No. 00-03 "Application of AICPA Statement of Position 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity's Hardware" to our hosted software service transactions.

         We recognize revenue from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable and collection of the resulting receivable is reasonably assured. Delivery generally occurs when product is delivered to a common carrier.

         At the time of the transaction, we assess whether the fee associated with our revenue transactions is fixed and determinable and whether or not collection is reasonably assured. We assess whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, we account for the fee as not being fixed and determinable. In these cases, we recognize revenue as the fees become due.

         We assess collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. We do not request collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

         For arrangements with multiple obligations (for example, undelivered maintenance and support), we allocate revenue to each component of the arrangement using the residual value method based on the fair value of the undelivered elements. This means that we defer revenue from the arrangement fee equivalent to the fair value of the undelivered elements.

         We recognize revenue for maintenance services ratably over the contract term. Our training and consulting services are billed based on hourly rates, and we generally recognize revenue as these services are performed. However, at the time of entering into a transaction, we assess whether or not any services included within the arrangement require us to perform significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests. If these services are included as part of an arrangement, we recognize the entire fee using the percentage of completion method. We estimate the percentage of completion based on our estimate of the total costs estimated to complete the project as a percentage of the costs incurred to date and the estimated costs to complete.

         We recognize service revenue as the services are rendered. We contracts with our customers to provide services based on an established monthly fee, a per-call charge or a combination of both.

         Although as of the date of these financials, we have not entered into any risk-based contracts, we expect that in the very near future it will do so. These types of contracts are generally for terms of three to five years, provide for an automatic renewal and typically provide that a percentage of our fees may be refundable ("performance based") based on achieving a targeted percentage reduction in the customer's healthcare costs.

Item 3.           Controls and Procedures

         Within the 90-day period prior to the filing of this report, we carried out an evaluation under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer of the effectiveness of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are effective to ensure that information we are required to disclose in reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. Subsequent to the date of this evaluation, there were no significant changes in our internal controls or in other factors that could significantly affect the disclosure controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

PART II. OTHER INFORMATION

Item 1.           Legal Proceedings

         None.

Item 2.           Changes in Securities

         None.

Item 3.           Defaults upon Senior Securities

         We did not default upon any senior securities during the quarter ended March 31, 2003.

Item 5.           Other Information

         None.

Item 6.           Exhibits and Reports on Form 8-K

(a)      Exhibits

99.1 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.2 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(b) Reports on Form 8-K

         We filed a current  report on Form 8-K with the Securities and Exchange
Commission    on   February    12,   2003   to   report   the    dismissal    of
PricewaterhouseCoopers, LLP as our auditors.

         We filed a current report on Form 8-K with the Securities and Exchange Commission on February 19, 2003 to report the engagement of Goldstein Golub Kessler LLP as our auditors.

                                    SIGNATURE

         In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             I-TRAX, INC.

Date: May 14, 2003                           By: /s/  Frank A. Martin
                                                 ---------------------
                                             Name:   Frank A. Martin
                                             Title:  Chief Executive Officer

                                  CERTIFICATION


         I, Frank A. Martin, certify that:

         1. I have reviewed this quarterly report on Form 10-QSB of I-trax, Inc.

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

               a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

               b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

               c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

               a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

               b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                              Date:    May 14, 2003

                                                       /s/ Frank A. Martin
                                                       -------------------
                                                       Frank A. Martin
                                                       Chief Executive Officer

                                  CERTIFICATION


         I, Anthony Tomaro, certify that:

         1. I have reviewed this quarterly report on Form 10-QSB of I-trax, Inc.

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

               a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

               b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

               c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

               a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

               b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                           Date:    May 14, 2003

                                                    /s/ Anthony Tomaro
                                                    -------------------
                                                    Anthony Tomaro, CPA
                                                    Chief Financial Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended: June 30, 2003

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT


                         Commission File Number: 0-30275

                                  I-TRAX, INC.
                   ------------------------------------------
              (Exact name of small business issuer in its charter)

               Delaware                                23-3057155
      --------------------------               --------------------------
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)

                One Logan Square, 130 N. 18th Street, Suite 2615
                        Philadelphia, Pennsylvania 19103
                           --------------------------
                    (Address of principal executive offices)

                                 (215) 557-7488
                           --------------------------
                           (Issuer's telephone number)

                 -----------------------------------------------

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days. Yes [X]     No [ ]

State the number of shares outstanding of each of the issuer's classes of common equity, as of the last practicable date: As of August 13, 2003, the Registrant had 10,930,409 shares of its $0.001 par value common stock outstanding.

Transitional Small Business Disclosure Format (check one): Yes  [ ]   No [X]



                                      INDEX



                                                                                                         Page No.

PART I.   FINANCIAL INFORMATION..............................................................................3

         Item 1.           Consolidated Financial Statements ................................................3

         Item 2.           Management's Discussion and Analysis of Financial Condition
                           and Results of Operations........................................................19

         Item 3.           Controls and Procedures..........................................................26

PART II.   OTHER INFORMATION................................................................................26

         Item 1.           Legal Proceedings................................................................26

         Item 2.           Changes in Securities............................................................26

         Item 3.           Defaults upon Senior Securities..................................................27

         Item 4.           Submission of Matters to a Vote of Security Holders..............................27

         Item 5.           Other Information................................................................27

         Item 6.           Exhibits and Reports on Form 8-K.................................................28



                          PART I. FINANCIAL INFORMATION

Item 1.           Financial Statements




                                  I-TRAX, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



                                                                                                           Page No.


Report of Independent Public Accountants                                                                       4

Consolidated Balance Sheets at June 30, 2003 (unaudited) and December 31, 2002                                 5

Consolidated Statements of Operations for the three months ended June 30, 2003 and 2002 (unaudited)            6

Consolidated Statements of Operations for the six months ended June 30, 2003 and 2002 (unaudited)              7

Consolidated Statement of Stockholders' Equity for the six months ended June 30, 2003 (unaudited)              8

Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002 (unaudited)              9

Notes to consolidated financial statements                                                                    11






REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders of I-trax, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of I-trax, Inc. (a Delaware corporation) and Subsidiaries as of June 30, 2003, and the related condensed consolidated statements of operations for the three month and six month periods ended June 30, 2003 and the consolidated statements of stockholders' equity and cash flows for the six month period ended June 30, 2003. These financial statements are the responsibility of the company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the condensed financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated March 5, 2003, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2002, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

July 23, 2003



                          I-TRAX, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                            ASSETS
                                                                                            June 30,
                                                                                              2003                 December 31,
                                                                                           (unaudited)                 2002
                                                                                           ------------           ------------
Current assets:
     Cash                                                                                  $    361,138           $    360,166
     Deposit on potential acquisition                                                              --                  200,000
     Accounts receivable, net                                                                   462,197                597,635
     Prepaid expenses                                                                           131,825                 77,569
     Other current assets                                                                        22,815                 20,960
                                                                                           ------------           ------------
         Total current assets                                                                   977,975              1,256,330
                                                                                           ------------           ------------

 Office equipment, furniture, leasehold improvements and software development
   costs, net                                                                                   703,173                412,779
Deferred marketing costs, net                                                                 1,057,777              1,284,445
Goodwill                                                                                      8,424,062              8,424,062
Intangible assets, net                                                                        2,187,429              2,748,087
Debt issuance cost, net                                                                         134,223                249,273
Security deposits                                                                                31,564                 31,564
                                                                                           ------------           ------------

       Total assets                                                                        $ 13,516,203           $ 14,406,540
                                                                                           ============           ============


                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Credit line payable                                                                        300,000                300,000
     Accounts payable                                                                           688,551                918,791
     Accrued expenses                                                                           536,887                743,151
     Due to officers, directors and other related parties                                       107,330                225,000
     Notes payable - other, net of discount                                                     275,546                   --
     Capital lease payable                                                                       60,649                 60,047
     Deferred revenue                                                                           124,737              1,379,922
     Debenture payable, net of discount                                                         705,359                   --
     Other current liabilities                                                                     --                   13,423
                                                                                           ------------           ------------
       Total current liabilities                                                              2,799,059              3,640,334
                                                                                           ------------           ------------

Capital lease obligation, net of current portion                                                 61,473                 96,765
Promissory notes and debenture payable, net of discount                                         373,390              1,245,876
Due to officers and directors                                                                   780,230              1,024,598
                                                                                           ------------           ------------
       Total liabilities                                                                      4,014,152              6,007,573
                                                                                           ------------           ------------
       Total liabilities

Commitments and contingencies (Note 8)

Stockholders' equity
     Preferred stock - $.001 par value, 2,000,000 shares authorized,
       -0- issued and outstanding                                                                  --                     --
     Common Stock - $.001 par value, 100,000,000 shares authorized,
       10,930,409 and 9,372,727 shares issued and outstanding, respectively                      10,929                  9,372
     Additional paid in capital                                                              44,043,641             39,236,119
     Accumulated deficit                                                                    (34,552,519)           (30,846,524)
                                                                                           ------------           ------------
       Total stockholders' equity                                                             9,502,051              8,398,967
                                                                                           ------------           ------------

       Total liabilities and stockholders' equity                                          $ 13,516,203           $ 14,406,540
                                                                                           ============           ============


    See accompanying notes to consolidated financial statements (unaudited).



                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (UNAUDITED)



                                                       Three months            Three months
                                                           ended                  ended
                                                         June 30,                June 30,
                                                           2003                    2002
                                                     ------------------      -----------------

Revenue:
     Technology licenses                                $   395,354           $   135,000
     Services                                               655,842               463,660
                                                        -----------           -----------
Total revenue                                             1,051,196               598,660
                                                        -----------           -----------

Cost of revenue:
     Technology licenses                                     24,690                10,834
     Services                                               317,462               354,319
                                                        -----------           -----------
Total cost of revenue                                       342,152               365,153
                                                        -----------           -----------

Gross profit                                                709,044               233,507

Operating expenses:
     General and administrative                             188,197               440,995
     Salary and related benefits                            465,594               935,295
     Research and development                                  --                 103,320
     Depreciation and amortization                          440,616               627,535
     Marketing and publicity                              1,522,852               156,636
                                                        -----------           -----------
Total operating expenses                                  2,617,259             2,263,781
                                                        -----------           -----------
Operating loss                                           (1,908,215)           (2,030,274)
                                                        -----------           -----------

Other expenses:
     Amortization of debt issuance costs                   (179,753)              (54,576)
     Interest expense and financing costs                  (654,354)             (306,211)
                                                        -----------           -----------
Total other expenses                                       (834,107)             (360,787)
                                                        -----------           -----------

Net loss                                                $(2,742,322)          $(2,391,061)
                                                        ===========           ===========

Loss per common share:

Basic and diluted                                       $      (.28)          $      (.26)
                                                        ===========           ===========

Weighted average number of shares outstanding:            9,873,184             9,307,164
                                                        ===========           ===========



    See accompanying notes to consolidated financial statements (unaudited).



                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (UNAUDITED)



                                                                             Six months ended        Six months ended
                                                                                 June 30,                June 30,
                                                                                   2003                    2002
                                                                             ------------------      -----------------
Revenue:
     Technology licenses                                                          $  1,310,056            $   179,500
     Services                                                                        1,357,271                825,517
                                                                             ------------------      -----------------
Total revenue                                                                        2,667,327              1,005,017
                                                                             ------------------      -----------------

Cost of revenue:
     Technology licenses                                                                40,704                 21,668
     Services                                                                          617,528                605,650
                                                                             ------------------      -----------------
Total cost of revenue                                                                  658,232                627,318
                                                                             ------------------      -----------------

Gross profit                                                                         2,009,095                377,699

Operating expenses:
     General and administrative                                                        496,701                986,311
     Salary and related benefits                                                     1,324,457              1,954,997
     Research and development                                                               --                222,820
     Depreciation and amortization                                                     877,164                847,522
     Marketing and publicity                                                         1,604,609                327,092
                                                                             ------------------      -----------------
Total operating expenses                                                             4,302,931              4,338,742
                                                                             ------------------      -----------------

Operating loss                                                                      (2,293,836)            (3,961,043)
                                                                             ------------------      -----------------

Other expenses:
     Amortization of debt issuance costs                                              (237,278)               (90,960)
     Costs in connection with uncompleted acquisition                                 (200,000)                    --
     Interest expense and financing costs                                             (974,881)              (490,970)
                                                                             ------------------      -----------------
Total other expenses                                                                (1,412,159)              (581,930)
                                                                             ------------------      -----------------

Net loss                                                                         $  (3,705,995)          $ (4,542,973)
                                                                             ==================      =================

Loss per common share:

Basic and diluted                                                                  $      (.39)            $     (.52)
                                                                             ==================      =================

Weighted average number of shares outstanding:                                       9,620,206              8,782,304
                                                                             ==================      =================



    See accompanying notes to consolidated financial statements (unaudited).




                          I-TRAX, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                   (UNAUDITED)

                                                          Common Stock                Additional                          Total
                                                  -----------------------------        Paid-in        Accumulated    Stockholders'
                                                     Shares          Amount            Capital          Deficit          Equity
                                                  --------------  -------------    ----------------  --------------  ---------------

Balances at December 31, 2002                      9,372,727      $      9,372      $ 39,236,119       $(30,846,524)  $  8,398,967

Issuance of compensatory stock options                27,942            27,942

Mark to market of warrants granted for
   investor relations services and stock
   options granted to a former employee                 --                --              (4,097)              --           (4,097)

Fair market value of detachable warrants and
   additional beneficial conversion
   value in connection with re-pricing of
   convertible debenture                                --                --           1,007,833               --        1,007,833

Issuance of common stock for services                205,833               206           330,842               --          331,048

Contribution in the form of common stock
   given by shareholders for services
   rendered to the Company                           437,900           437,900

Sale of common stock, net of costs                   613,986               614         1,003,572               --        1,004,186

Issuance of warrants for services                       --                --             645,000               --          645,000

Fair value of detachable warrants issued in
   connection with convertible note                   68,000            68,000

Issuance of common stock for conversion of
   related party debt and assigned debt              668,152               668         1,168,602               --        1,169,270

Issuance of common stock for conversion of
   deferred salaries                                  69,711                69           121,928               --          121,997

Net loss for the six months ended June 30, 2003         --                --                --           (3,705,995)    (3,705,995)
                                                ------------      ------------      ------------       ------------   ------------

Balances at June 30, 2003
                                                  10,930,409      $     10,929      $ 44,043,641       $(34,552,519)  $  9,502,051
                                                ============      ============      ============       ============   ============



    See accompanying notes to consolidated financial statements (unaudited).






                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (UNAUDITED)

                                                                                         Six months
                                                                                            ended            Six months ended
                                                                                        June 30, 2003         June 30, 2002
                                                                                      ------------------     -----------------
Operating activities:
     Net loss                                                                             $(3,705,995)          $(4,542,973)

     Adjustments to reconcile net loss to net cash used in operating activities:
         Accretion of discount on notes payable charged to interest                           254,539               230,830
expense
         Accretion of beneficial conversion value of debenture                                525,556               197,636
         Amortization of option liability                                                     (13,423)              (67,115)
         Amortization of debt issuance costs                                                  237,278                90,960
         Amortization of deferred marketing costs                                             226,668                  --
         Depreciation and amortization                                                        650,496               847,522
         Expenses for compensatory stock options and warrants                                  23,845               163,200
         Issuance of securities for services                                                1,413,946               (83,400)
         Write off of deposit on cancelled acquisition                                        200,000                  --
Changes in operating assets and liabilities, net of acquisitions:
     Decrease (increase) in:
       Accounts receivable                                                                    135,438               (19,275)
       Prepaid expenses                                                                       (54,256)               82,923
       Other current assets                                                                    (1,855)              (20,525)
     (Decrease) increase in:
       Accounts payable                                                                      (230,240)               59,668
       Accrued expenses                                                                        79,896                56,609
       Deferred revenue                                                                    (1,255,185)              216,563
                                                                                          -----------           -----------
Net cash used in operating activities                                                      (1,513,292)           (2,787,377)
                                                                                          -----------           -----------

Investing activities:
     Proceeds from repayment of note receivable                                                  --                  52,500
     Cash used for property, equipment and software development costs                        (380,232)              (12,866)
     Proceeds from partial release of security deposit                                           --                  31,825
     Net cash to acquire WellComm Group, Inc.                                                    --              (2,045,065)
                                                                                          -----------           -----------
Net cash used in investing activities                                                        (380,232)           (1,973,606)
                                                                                          -----------           -----------
Financing activities:
     Principal payments on capital leases                                                     (34,690)              (38,312)
     Proceeds from credit line payable                                                           --                 125,000
     Repayment to related parties                                                            (140,000)              (65,000)
     Proceeds from officers, directors and other related parties                              740,000                  --
     Proceeds from sale of common stock                                                     1,004,186             1,943,476
     Proceeds from notes payable                                                              325,000                  --
     Proceeds from sale of debenture option                                                      --                 161,078
     Costs of issuance of debenture                                                              --                (150,000)
     Proceeds from issuance of debenture                                                         --               1,838,922
                                                                                          -----------           -----------

Net cash provided by financing activities                                                   1,894,496             3,815,164
                                                                                          -----------           -----------

Net increase (decrease) in cash                                                                   972              (945,819)
Cash at beginning of period                                                                   360,166             1,029,208
                                                                                          -----------           -----------
Cash at end of period                                                                     $   361,138           $    83,389
                                                                                          ===========           ===========
Supplemental disclosure of non-cash flow information: Cash paid during the period for:
       Interest                                                                           $      --             $     6,099
                                                                                          ===========           ===========

                         (Continues on following page.)


                                     G-108


                          I-TRAX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002

                         (Continues from previous page.)

                                                                                                                Six months
                                                                                       Six months ended           ended
                                                                                       June 30, 2003          June 30, 2002
                                                                                      -----------------       ----------------

Schedule of non-cash investing and financing activities:


     Issuance of 1,488,000 shares of common stock and granting of 112,000 stock options in connection with acquisition of WellComm Group,
       Inc                                                                                 $     --            $  10,480,000
                                                                                          ===========           ===========

     Issuance of common stock and warrants for finder fee                                  $     --            $    --
                                                                                          ===========           ===========

     Issuance of common stock for conversion of related party debt and                     $1,169,270          $    --
                                                                                          ===========           ===========
assigned debt
     Issuance of common stock for conversion of deferred salaries                          $  121,997          $    --
                                                                                          ===========           ===========




    See accompanying notes to consolidated financial statements (unaudited).


                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1--ORGANIZATION

I-trax, Inc. (the "Company") provides focused disease management and comprehensive health management solutions designed to improve the health of the populations it serves while reducing the cost of medical care. The Company was incorporated in the State of Delaware on September 15, 2000. The Company's common stock is traded on the American Stock Exchange under the symbol "DMX."

As of June 30, 2003, the Company had three wholly owned subsidiaries: I-trax Health Management Solutions, Inc. ("Health Management"), a corporation, iSummit Partners, LLC and WellComm Group, LLC, each a single member limited liability company.


NOTE 2--INTERIM RESULTS AND BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, the instructions to Form 10-QSB and Items 303 and 310(B) of Regulation S-B. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of June 30, 2003 and the results of the operations and cash flows for the three and six months ended June 30, 2003. The results for the three and six months ended June 30, 2003 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2003. The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.

For the six months ended June 30, 2003, the Company capitalized software development costs amounting to $375,545 since technological feasibility has been achieved.

Loss per common share is computed pursuant to SFAS No. 128, "Earnings Per Share." Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible debt. As of June 30, 2003 and 2002, 5,444,093 and 2,038,051, respectively, of options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2002 included in the Company's report on Form 10-KSB for the year ended December 31, 2002 filed on April 15, 2003.

For  comparability,   certain  2002  amounts  have  been   reclassified,   where
appropriate, to conform to the financial statement presentation used in 2003.

Effective January 3, 2003, the Company completed a 1-for-5 reverse stock split. Accordingly, all information for 2002 presented herein has been adjusted retroactively to reflect this reverse stock split.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 3--ACQUISITION OF WELLCOMM GROUP, INC.

On February 6, 2002, the Company acquired all of the issued and outstanding common stock of WellComm Group, Inc. by issuing 1,488,000 shares of common stock valued at $9,746,400, granting 112,000 options valued at $733,600 to acquire common stock at a nominal exercise price and paying approximately $2,200,000 in cash. The aggregate acquisition price amounted to approximately $12,680,000. The financial statements include the operations of WellComm from February 1, 2002 forward.

The following unaudited pro forma results of operations of the Company give effect to the acquisition of WellComm for the six months ended June 30, 2002 as if the acquisition was consummated at the beginning of that period.

                                                               Six months
                                                                 ended
                                                             June 30, 2002
                                                           -----------------

     Total revenue                                             $   1,258,796
                                                           =================
     Total expenses                                            $   5,786,062
                                                           =================
     Net loss                                                 $   (4,527,243)
                                                           =================
     Pro forma net loss per share:                              $       (.48)
                                                           =================
       Basic and Diluted
     Weighted average number of shares outstanding:                9,391,296
       Basic and Diluted                                   =================


NOTE 4--RELATED PARTY TRANSACTIONS

At December 31, 2002, the Company had loans outstanding to certain officers and directors amounting to $1,024,598 and $225,000 to a relative of the Company's Chief Operating Officer.

During February 2003, pursuant to two promissory notes, two members of the Company's Board of Directors, advanced $200,000 to the Company for working capital. The notes accrue interest at 8% per year and mature in February 2004. In addition, during the six months ended June 30, 2003, the Company's Chief Executive and Operating Officers, along with a member of the Company's Board of Directors, advanced the Company a total of $540,000 for working capital at an interest rate of 8% per year. The Company's Chief Executive and Operating Officers have committed to continue to support the Company until it generates positive cash flow from operations, but at least through July 1, 2004.

During June 2003, certain officers, members of the Company's Board of Directors and a venture capital fund managed by the Company's Chief Executive Officer converted at a $1.75 per share a total of $909,421, comprised of loans and advances of $790,697 and accrued interest of $118,724, into 519,667 shares of common stock. In addition, certain of the same parties assigned additional loans in the principal amount of $246,342 and accrued interest of $13,507 thereon, to an investor relations firm, which thereafter converted the assigned loans into common stock also at $1.75 per share. The price of the conversions was determined with reference to a private placement of common stock to third parties completed by the Company contemporaneously with the conversions as disclosed in Note 9 below.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 4--RELATED PARTY TRANSACTIONS (cont'd)

During February 2003, the Company repaid $140,000 of the $225,000 loan outstanding to a relative of the Company's Chief Operating Officer.

At June 30, 2003, based on repayment terms agreed upon with certain related parties, the Company classified $780,230 of outstanding loans and advances as a non-current liability because they are not due within the next twelve months.

The Company recorded $27,349 and $13,792, and $56,735 and $28,084 of interest expense for the three months and six months ended June 30, 2003 and 2002, respectively, associated with these related party loans and advances.


NOTE 5--NOTES PAYABLE--OTHER

In April 2003, the Company borrowed $100,000 from a shareholder pursuant to a convertible promissory note. The note, with an eleven-month term, accrues interest at 6% per annum and a default interest rate of 12% per annum. The principal and related accrued and unpaid interest is convertible by the shareholder into common stock at anytime at $1.50 per share. As consideration for this loan, the Company also granted the shareholder a warrant to acquire 100,000 shares of common stock at an exercise price of $1.50 per share. The value assigned to the warrant of $68,000 is recorded as a discount to the promissory note using the relevant fair value of the debt and the warrant to the actual proceeds from the convertible promissory note. The discount is being accreted to interest expense over the life of the convertible promissory note. For the three months ended June 30, 2003, the discount accreted to interest expense associated with the convertible promissory note amounted to $18,546. At June 30, 2003 the carrying value of the note amounted to $50,546 and is included in "Notes payable - other" on the accompanying balance sheet.

Pursuant to a promissory note dated April 10, 2003, the Company borrowed $150,000 from a shareholder with an interest rate of 12% per annum, requiring monthly payments of $25,000 plus accrued interest with a final payment due on December 31, 2003. As of June 30, 2003, the outstanding principal balance is $125,000. For the three months ended June 30, 2003, interest expense amounted to approximately $3,750.

On May 29, 2003, the Company borrowed $100,000 from a shareholder. The loan is due on September 29, 2003 and is accruing 12% during the four-month period it is expected to be outstanding. For the three months ended June 30, 2003, interest expense associated with such loan amounted to approximately $12,000.


NOTE 6--PROMISSORY NOTES PAYABLE

On March 2, 2001 the Company borrowed $692,809 from an investor group that included $75,000 from a venture capital fund managed by the Company's Chief Executive Officer. The loan bears interest at 8% per annum, with a default rate of 12% per annum, and is due on March 2, 2006. The Company also granted this investor group warrants to purchase 364,694 shares of common stock at $0.50 per share, which were exercised in the first quarter of 2002.

The value assigned to detachable warrants of $459,854 is being accreted to interest expense over the five-year term of the underlying promissory notes. For the three and six months ended June 30, 2003 and 2002, the amount accreted to interest expense was $22,677 and $22,677, and $45,354 and $45,354, respectively. At June 30, 2003, the carrying value of the notes amounted to $373,390 and is included in the "Promissory notes" in the accompanying consolidated balance sheet.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 6--PROMISSORY NOTES PAYABLE (cont'd)

In June 2003, as part of certain related parties converting and assigning debt as discussed in Note 4 above, the venture capital fund managed by the Company's Chief Executive Officer, with the consent of the Company, assigned the fund's loan in the principal amount of $75,000 and a portion of the accrued interest amounting to $6,669 thereon, to an investment relations firm, which thereafter converted the assigned loan into common stock at $1.75 per share. The balance of the accrued interest not assigned amounting to $6,098 was converted into 3,484 shares of common stock also at $1.75 per share. The price of the conversion was determined with reference to a private placement of common stock to third parties completed by the Company contemporaneously with the conversion as disclosed in Note 9 below.

NOTE 7--CONVERTIBLE DEBENTURE

The Company funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC. Pursuant to the purchase agreement, the Company also issued Palladin a warrant to purchase an aggregate of up to 307,692 shares of common stock at an exercise price of $5.50 per share. The outstanding principal and any interest under the debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any accrued interest may be converted at any time at the election of Palladin into common stock. The original conversion price of the debenture was $5.00 per share. In accordance with the terms of the debenture, the price was reset to $3.03 in February 2003 and to $1.75 in June 2003. In accordance with the terms of the warrant, the exercise price of the warrant was reset from $5.50 to $1.75 in June 2003.

The initial value assigned to the warrant of $890,272 was recorded as a discount to the debenture and is being accreted to interest expense over the life of the debenture. As a result of the reset of the exercise price of the warrant in June 2003, the Company recorded $203,077 of interest expense for the additional market value of the warrant on the date of the reset. For the three and six months ended June 30, 2003, and 2002, the Company recorded $314,362 and $111,285, and $222,570 and $222,570, respectively, of interest expense associated with the accretion of the original discount and the reset of the warrant. The Company also recorded $203,897 and $118,581, and $322,478 and $237,162 of interest expense for the three months and six months ended June 30, 2003 and 2002, respectively, for the amortization of the portion of the beneficial conversion value of the debenture. Upon the initial sale of the debenture, the Company recorded a beneficial conversion value of $948,651. The beneficial conversion value was increased by $682,528 as a result of the reset in June 2003. The beneficial conversion value represents the difference between the fair market value of the common stock on the date the debenture was sold (or the date the conversion price is changed) and the price at which the debt could be converted into common stock. As of June 30, 2003, the carrying value of the debenture amounted to $705,359 and it's classified as a current liability in the accompanying consolidated balance sheet.

Lastly, in connection with facilitating the transaction with Palladin, the Company initially recorded $416,610 of debt issuance costs comprised of $130,000 of cash, 6,200 shares of common stock valued at $40,610 and a warrant to acquire 40,000 shares of common stock at $5.00 per share valued at $246,000 delivered to a third party that brokered the transaction. In connection with the reset in June 2003 of the conversion price of Palladin's debenture and the exercise price of Palladin's warrant, the Company also, in accordance with a contractual commitment: (1) reset the exercise price of the warrant originally granted to the third party from $5.00 to $1.75 per share, resulting in a charge to operations of $26,400 for additional debt issuance costs; and (2) increased the shares issuable under the warrant by 74,285 shares of common stock, resulting in a further charge to operations of $95,828. For the three and six months ended June 30, 2003 and 2002 such amortization, inclusive of these one-time charges amounted to $179,753, $57,525 and $115,050 and $115,050, respectively.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 8--COMMITMENTS AND CONTINGENCIES

Nature of Business

The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet and health care applications utilizing the Internet, intense competition and a limited operating history.

Significant Customers

Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of June 30, 2003, two customers represented 32% and 10%, respectively of the total accounts receivable. For the three and six months ended June 30, 2003, the Company had one customer, which accounted for 36% and 40% of total revenue, respectively.

Risk Based Contracts

The Company enters into risk-based contracts in certain disease management arrangements. These contracts are generally for terms of three to five years and provide that a percentage of the Company's fees may be refunded to a client if the Company does not save the client a certain percentage of the expenses incurred by individuals whose health is managed by the Company. As of June 30, 2003, the Company is not a party to any risk-based contracts.

NOTE 9--STOCKHOLDERS' EQUITY

Issuance of Common Stock

During May and June 2003 the Company issued an aggregate of 205,833 shares of common stock to four investor relations firms. The common stock, valued at $331,048, based on the market price of the Company's common stock on the date of issuance, has been charged to operations for the three months ended June 30, 2003.

During May 2003, certain shareholders of the Company contributed loans (which were thereafter converted into common stock) and common stock such that an investor relations firm retained by the Company received an aggregate of 290,000 shares of common stock as compensation for services. The benefit that the Company has received from these contributions amounted to $437,900, based on the market price of the Company's common stock on the date of the contribution, and was charged to operations.

During June 2003 the Company sold an aggregate of 613,986 shares of common stock at $1.75 per share yielding net proceeds (after direct costs including 40,167 shares of common stock) of $1,004,186.

During June 2003, the Company issued 519,667 shares of common stock in connection with the conversion of related party debt and accrued interest thereon amounting to $909,421 based on the market price of the Company's common stock on the date of issuance.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


During June 2003, the Company issued 148,485 shares of common stock in connection with the conversion of assigned debt to an investor relations firm amounting to $259,849 based on the market price of the Company's common stock on the date of issuance.


NOTE 9--STOCKHOLDERS' EQUITY (cont'd)

Issuance of Common Stock (cont'd)

During June 2003, the Company issued 69,711 shares of common stock in connection with the conversion of deferred salaries amounting to $121,997 based on the market price of the Company's common stock on the date of issuance.

Issuance of Warrants

During May and June 2003, the Company granted fully vested, non-forfeitable warrants to purchase 375,000 shares of common stock with exercise prices ranging from $1.50 to $1.76 (based on market value at the date of issuance) to two individuals and an institution for investor relations services pursuant to three separate consulting agreements expiring in May and June 2004. The value of such warrants, utilizing the Black-Scholes model amounted to $645,000. Such amount has been charged to operations for the three months ended June 30, 2003.

During May 2003 pursuant to the approval of the Board of Directors, the Company granted an aggregate of 450,000 warrants with an exercise price of $1.80 per share (based on market value at the date of issuance) to its Chief Executive and Operating Officers for their continued financial support and for their guarantees to continue to support the Company through January 2004. The granting of such warrants did not result in any charges to operations since they are granted to employees.

In April 2003, the Company borrowed $100,000 from a shareholder pursuant to a convertible promissory note. The note, with an eleven-month term, accrues interest at 6% per annum and a default interest rate of 12% per annum. The principal and related accrued and unpaid interest is convertible at anytime by the shareholder at $1.50 per share. As consideration for this loan, the Company also granted the shareholder a warrant to acquire 100,000 shares of common stock at an exercise price of $1.50 per share. The value assigned to the warrant of $68,000 is recorded as a discount to the convertible promissory note using the relevant fair value of the debt and the warrants to the actual proceeds from the convertible promissory note and is being accreted to interest expense over the life of the note.

In connection with the reset in June 2003 of the conversion price of Palladin's debenture and the exercise price of Palladin's warrant, the Company also, in accordance with a contractual commitment, reset the exercise price of the warrant originally granted to the third party from $5.00 to $1.75 per share and amended the warrant to increase the number of shares issuable thereunder by 74,285 shares of common stock. This reset of the exercise and the amendment to the warrant resulted in a charge to operations of $95,828.

                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 9--STOCKHOLDERS' EQUITY (cont'd)

Issuance of Warrants (cont'd)

The following table summarizes the Company's activity as it relates to its warrants for the six months ended June 30, 2003:

        Balance outstanding at January 1, 2003                   2,132,953
        Quarter ended March 31, 2003:
                 Granted                                                --
                 Exercised                                              --
                                                         -----------------
        Balance outstanding at March 31, 2003                    2,132,953
                                                         -----------------
        Quarter ended June 30, 2003:
                 Granted                                           999,285
                 Exercised                                              --
                                                         -----------------
        Balance outstanding at June 30, 2003                     3,132,238
                                                         =================

Stock Options

The table below summaries the activity in the Company's stock option plans for the six months ended June 30, 2003:

                                                     Non-Qualified          Non-Plan
                              Incentive Options         Options           Non-Qualified            Total
                                                                             Options
   ------------------------- -------------------- -------------------- -------------------- --------------------
   Outstanding as of
   January 1, 2003                       735,829              535,973              439,000            1,710,802
   Granted                                20,000               40,000                   --               60,000
   Exercised                                  --                   --                   --                   --
   Forfeited/Expired                    (127,971)             (40,000)                 --              (167,971)
                             -------------------- -------------------- -------------------- --------------------
   Outstanding as of March
   31, 2003                              627,858              535,973              439,000            1,602,831
                             -------------------- -------------------- -------------------- --------------------
   Granted                               130,000              300,000              300,000              730,000
   Exercised                                  --                   --                   --                   --
   Forfeited/Expired                     (13,976)             (10,000)                                  (23,976)
                             -------------------- -------------------- -------------------- --------------------
   Outstanding as of June                743,882              825,973              739,000            2,308,855
   30, 2003
                             ===================================================================================

                             -------------------- -------------------- -------------------- --------------------
   Vesting Dates:
          December 31, 2003              125,144              139,004              189,164              453,312
          December 31, 2004              170,456              201,665              101,665              473,786
          December 31, 2005               88,796               83,165               75,006              246,967
          December 31, 2006               45,836               50,504                   --               96,340
          December 31, 2007                   --                  333                   --                  333
                 Thereafter                   --                   --               20,000               20,000

As of June 30, 2003, there were outstanding an aggregate of 1,018,117 of exercisable plan and non-plan options with exercise prices ranging from $.01 to $10.00.



                          I-TRAX, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 9--STOCKHOLDERS' EQUITY (cont'd)

Stock Options (cont'd)

The Company accounts for its employee incentive stock option plans and warrants issued to employees using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No.
123. Had the Company determined compensation expense base on the fair value at the grant dates for those awards consistent with the method of SFAS 123, the Company's net loss per share would have been increased to the following pro forma amounts:



                                      For the three        For the three         For the six         For the six
                                       months ended         months ended        months ended        months ended
                                      June 30, 2003        June 30, 2002        June 30, 2003       June 30, 2002
                                     -----------------    -----------------    ----------------    ----------------

Net loss as reported                      $(2,742,322)        $(2,391,061)        $(3,705,995)        $(4,542,973)

Add back intrinsic value of the                  --                  --                  --                     0
options issued to employee and
charged to operations                            --                  --                  --                163,20

Deduct total stock based employee                   5                   3                   4                   8
compensation expense determined
under fair value based methods for
all awards                                 (1,400,36)            (634,38)          (2,113,13)          (1,516,66)
                                          -----------         -----------         -----------         -----------

Pro forma net loss                        $(4,142,687)        $(3,025,444)        $(5,819,129)        $(5,896,441)
                                          ===========         ===========         ===========         ===========

Basic and diluted net loss per
share as reported                         $      (.28)        $      (.26)        $      (.39)        $      (.55)
                                          -----------         -----------         -----------         -----------

Pro forma basic and diluted net
loss per share                            $      (.42)        $      (.33)        $      (.60)        $      (.67)
                                          ===========         ===========         ===========         ===========

NOTE 10--AGREEMENT TO ACQUIRE DxCG, INC.

On November 8, 2002, the Company entered into a merger agreement to acquire DxCG, Inc. for a total purchase price of approximately $10,000,000, of which the Company intended to pay $6,000,000 in cash and $4,000,000 in common stock. Under the terms of this agreement and at the time this agreement was executed, the Company deposited $200,000 into an escrow account. This sum was intended to be released to DxCG if DxCG terminated the merger agreement because the Company failed to satisfy certain conditions to closing, including third party financing for the cash portion of the purchase price. The Company did not secure the financing by January 31, 2003 and accordingly such agreement was terminated resulting in the Company charging the $200,000 to earnings in the first quarter 2003.

NOTE 11--SUBSEQUENT EVENT

Private Placement Memorandum

During August 2003, the Company expects to commence a private placement in order to raise additional funds.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

      The following discussions of the financial condition and related results of operations of I-trax, Inc. and its subsidiaries should be reviewed in conjunction with our financial statements and related notes appearing on the preceding pages as well as our audited financial statements for the fiscal year ended December 31, 2002, incorporated into our Form 10-KSB, filed on April 15, 2003.

      This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements, which are based upon current expectations and involve a number of risks and uncertainties. In order for I-trax, Inc. to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by important factors, which are set forth below and elsewhere in this report, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include our ability to continue as a going concern and our ability to execute contracts for disease management services and software technology.

Our Business

      I-trax enables better healthcare through personalized health management programs.

      We believe that our personalized disease and life-style management solutions enable organizations to evolve from fragmented care management practices into a cohesive and efficient system of healthcare. Our solutions are fully integrated, use a single-data platform that allows all caregivers to share records, and enable our clients to provide true coordination of care. We believe that by facilitating real-time communication between all stakeholders within today's complex healthcare system, our solutions reduce costs and enable the best possible delivery of care.

      Health-e-LifeSM Program

      We deliver our solutions through our proprietary Health-e-LifeSM Program. The Program is designed to deliver lifestyle, disease and risk reduction interventions to an entire population by utilizing predictive science, technology, clinical expertise and care coordination.

      Predictive Science

      Our Health-e-LifeSM Program incorporates predictive science to analyze our clients' medical claims and pharmacy and clinical data to predict future healthcare costs. We believe this is an essential step to effective disease and life-style management. Experts agree that predictive science provides a comprehensive advantage to health plans, employers and providers, and leads to cost effective medical management and greater profitability. Using predictive science, we analyze our clients' entire populations to accurately predict our clients' future healthcare costs, including avoidable costs, the health conditions that will drive those costs and the people within our clients' populations who are at risk for those conditions. Armed with this information, I-trax is able to target the most appropriate resources to achieve the best savings and return on investment.

      Technology Solutions

      All technology components of our Health-e-LifeSM Program utilize a single data platform--Medicive(R) Medical Enterprise Data System--a proprietary software architecture developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry.

      Further, our web accessible solutions include portals for key stakeholders in the care delivery process--consumers, physicians and care managers--thus permitting real-time sharing of information and support the adherence to our health and disease intervention programs. The key technology we use for effective care coordination include:

      o     Health-e-Coordinator(TM), a web-based care management application;
      o     MyFamilyMD(TM), a consumer health management portal;
      o     CarePrime(R),   a  clinical  care  application  for  physicians  and
            clinicians; and
      o     I-talk(TM), interactive smart voice technology.

      Interventions and Clinical Expertise

      Our personalized health and disease interventions include intensive programs for individuals who suffer from, or are at high risk for, active or chronic disease and tailored programs for individuals who are at low risk. Depending on the individual's level of risk, our custom tailored interventions include self-help programs available through the web or person-assisted programs administered through our Care Communication Center, which is staffed by skilled nurses and other health professionals 24 hours per day, 7 days per week. All interventions include life-style and risk reduction programs that follow evidence-based clinical guidelines to optimize health, fitness, productivity and quality of life.

      We have designed and are implementing interventions for a number of specific chronic conditions, including congestive heart failure (CHF), coronary artery disease (CAD), asthma, diabetes, cancer management, cystic fibrosis lower back pain and chronic obstructive pulmonary disease (COPD).

      Care Communication Center

      Our Care Communications Center is staffed with registered nurses and other healthcare professionals 24 hours per day, 7 days per week. Through the Center, we effect targeted interventions to improve the health management of the populations we serve. The Center helps consumers make informed decisions about their health and provides ongoing support for those with chronic diseases. Our demand management and nurse triage services incorporate nationally recognized, evidence-based clinical guidelines to ensure that all caregivers and consumers are following the best practices.

      Listing on the American Stock Exchange

      Effective January 3, 2003 we completed a 1-for-5 reverse stock split. Our board of directors and stockholders authorized the reverse stock split in connection with the then pending application to list our common stock on the American Stock Exchange. We began trading on the American Stock Exchange on January 15, 2003 under the symbol "DMX."

      Corporate Overview

      I-trax was incorporated in the State of Delaware on September 15, 2000. We currently have three wholly owned subsidiaries: I-trax Health Management Solutions, Inc. (formerly known as I-Trax.com, Inc.) ("Health Management"), a corporation, and iSummit Partners, LLC and WellComm Group, LLC, each a single member limited liability company. We conduct our operations through Health Management and WellComm Group, LLC.

      Our Customers

      As of the date of this filing, we serve approximately 64 customers. Our customers include physician groups, hospitals, health plans, including plans providing Medicaid and Medicare covered services, universities and colleges and agencies and branches of the United States government.

      We continue to focus our marketing efforts on the following markets: health plans and health insurers; self-insured employers; military, government and public health agencies; college and university student health services; and hospital and health systems.

Results of Operations

      Three Months Ended June 30, 2003 Compared to Three Months Ended June 30, 2002

      Revenue for the three months ended June 30, 2003 was $1,051,196, an increase of $452,536 or 76% from $598,660 for the three months ended June 30, 2002. Total revenue was comprised of two components: (1) prevention and care services revenue of $655,842; and (2) technology license and services revenue of $395,354, of which approximately $375,000 represents revenue from the exclusive license of CarePrime(R) and MyFamilyMD(TM) we granted to UICI and certain related software development work. We contracted this revenue in the third quarter of 2002 and we are recognizing it based on delivering required deliverables. We expect that in future periods we will generate a significant portion of our revenue from delivery of care services through our Health-e-Life ProgramSM.

      Cost of revenue for the three months ended June 30, 2003 was $342,152, a decrease of 6% from $365,153 for the three months ended June 30, 2002. The small decrease is attributable to streamlining our personnel costs required to service our prevention and care services contracts. We expect that in future periods our cost of revenue will increase or decrease in proportion to volume of business because we expect to derive a significant portion of our future revenue from prevention and care services contracts, which require human involvement proportionate to the size of the contract.

      Outsourced and certain internal research and development costs of $188,045 were capitalized for the three months ended June 30, 2003 as compared to $103,320, which we expensed for the three months ended June 30, 2002. We expensed such costs during the quarter ended June 30, 2002 since the products had not reached technological feasibility and therefore could not be capitalized. We expect to continue to spend funds on improving our services and adding functionality to our technology products including to the MyFamilyMD(TM) application by adding MedWizard(R) tools, on CarePrime(TM) application, which interacts with MyFamilyMD(TM) and its MedWizard(R) tools, and on Health-e-Coordinator(TM) application by adding additional disease capabilities. Commencing in the first quarter of 2003, we have begun to capitalize development costs, which are primarily developer's salaries and outsourced expenses. As of June 30, 2003, we have capitalized an aggregate of $375,545.

      General and administrative expenses (excluding salary and related benefits which are discussed separately below) decreased from $440,995 for the three months ended June 30, 2002 to $188,197 for the three months ended June 30, 2003, a decrease of 57%. Our ability to reduce general and administrative expenses is attributable to increased efficiencies and the implementation of stringent budgetary controls. Additionally, during the quarter we successfully negotiated the settlement of certain payables. We believe that we currently have the resources to handle increased revenue with minimal incremental fixed costs.

      Salary and related benefits were $465,594 for the three months ended June 30, 2003 as compared to $935,295 for the three months ended June 30, 2002. The decrease in salary and related benefits from the three months ended June 30, 2002 to the three months ended June 30, 2003 was $469,701 or 50%. Again, the reduction in salary and related benefits expenses is a direct result of our continued efforts to consolidate positions and improve efficiencies.

      Depreciation and amortization expenses were $440,616 for the three months ended June 30, 2003, as compared to $627,535 for the three months ended June 30, 2002. The decrease is primarily attributable to the write down of certain intangible assets during December 2002 thereby reducing future amortization charges.

      Marketing and publicity expenses were $1,522,852 for the three months ended June 30, 2003 as compared to $156,636 for the three months ended June 30, 2002. The increase of 872% or $1,366,216 is a direct result of our ongoing marketing and investor relations campaigns to promote I-trax and our products and to penetrate the disease management market. Of the total expense of $1,522,852 for the quarter ended June 30, 2003, $1,467,395 was non-cash. The non-cash charges resulted from I-trax issuing common stock, granting warrants and having certain of its shareholders contribute shares to an investor relations firm as consideration for services rendered to us.

      Interest expense and financing costs for the three months ended June 30, 2003 was $654,354, increasing by $348,143 or 114% from $306,211 for the three months ended June 30, 2002.  For the three months ended June 30,

2003, interest expense includes charges for the amortization of the value assigned to the original beneficial conversion value of debenture and the associated warrants, with additional charges and amortization for additional beneficial conversion value resulting from the June 2003 reset of the conversion price of the debenture and the exercise price of the associated warrants. The charges for the quarter for all of these items amounted to $517,449. Generally, the beneficial conversion value represents the benefit to the investor that results from purchasing an immediately convertible debenture with a conversion price that is less than fair market value on the date of purchase after first allocating a portion of the proceeds from the debenture to the associated warrants. The remaining balance of interest expense of approximately $137,000 is associated with interest on other debt and the amortization of warrants granted to certain shareholders for loans made to us.

      Amortization of debt issuance and conversion costs was $179,753 and $54,576 for the three months ended June 30, 2003 and 2002, respectively. These costs were incurred in selling the $2,000,000 debenture to Palladin and are being amortized over the two-year life of the debenture. During the three months ended June 30, 2003, we took a charge of $122,228 in connection with the reset of the exercise price of the warrant granted to the party that brokered the transaction along with increasing the number of shares covered by the warrant as per the broker agreement.

      Our net loss was $2,742,322 for the three months ended June 30, 2003 as compared to a net loss of $2,391,061 for the three months ended June 30, 2002, an increase of 15%.

      Six Months Ended June 30, 2003 Compared to Six Months Ended June 30, 2002

      Revenue for the six months ended June 30, 2003 was $2,667,327, an increase of $1,662,310 or 165% from $1,005,017 for the six months ended June 30, 2002. Total revenue was comprised of two components: (1) prevention and care services revenue of $1,357,271; and (2) technology license and services revenue of $1,310,056, of which approximately $1,076,000 represents revenue from the exclusive license of CarePrime(R) and MyFamilyMD(TM) we granted to UICI and certain related software development work. We contracted this revenue in the third quarter of 2002 and we are recognizing it based on delivering required deliverables. We expect that in future periods we will generate a significant portion of our revenue from delivery of care services through our Health-e-Life ProgramSM.

      Cost of revenue for the six months ended June 30, 2003 was $658,232, an increase of 5% from $627,318 for the six months ended June 30, 2002. The increase is attributable to the personnel costs required to service our prevention and care services contracts. We expect that in future periods our cost of revenue will increase or decrease in proportion to volume of business because we expect to derive a significant portion of our future revenue from prevention and care services contracts, which require human involvement proportionate to the size of the contract.

      Outsourced and certain internal research and development costs amounting to $375,545 were capitalized for the six months ended June 30, 2003 as compared to $222,820, which we expensed for the six months ended June 30, 2002. We expensed such costs during the six months ended June 30, 2002 since the products had not reached technological feasibility and therefore could not be capitalized. We expect to continue to spend funds on improving our services and adding functionality to our technology products including to the MyFamilyMD(TM) application by adding MedWizard(R) tools, on CarePrime(TM) application, which interacts with MyFamilyMD(TM) and its MedWizard(R) tools, and on Health-e-Coordinator(TM) application by adding additional disease capabilities. Commencing in the first quarter of 2003, we began to capitalize certain costs, which are primarily developer salaries and out-sourced costs.

      General and administrative expenses (excluding salary and related benefits which are discussed separately below) decreased from $986,311 for the six months ended June 30, 2002 to $496,701 for the six months ended June 30, 2003, a decrease of 50%. Our ability to reduce general and administrative expenses is attributable to increased efficiencies and the implementation of stringent budgetary controls. Additionally, during the six months ended June 30, 2003, we successfully negotiated the settlement of certain payables. We believe that we currently have the resources to handle increased revenue with minimal incremental fixed costs.

      Salary and related benefits were $1,324,457 for the six months ended June 30, 2003 as compared to $1,954,997 for the six months ended June 30, 2002. The decrease in salary and related benefits from the six months ended June 30, 2002 to the six months ended June 30, 2003 was $630,540 or 32%. Again, the reduction in salary and related benefits expenses is a direct result of our continued efforts to consolidate positions and improve efficiencies.

      Depreciation and amortization expenses were $877,164 for the six months ended June 30, 2003, as compared to $847,522 for the six months ended June 30, 2002.

      Marketing and publicity expenses were $1,604,609 for the six months ended June 30, 2003 as compared to $327,092 for the six months ended June 30, 2002. The increase of 390% or $1,277,517 is a direct result of our ongoing marketing and investor relations campaigns to promote I-trax and our products and to penetrate the disease management market. Of the total expense of $1,604,609 for the six months ended June 30, 2003, $1,467,395 was non-cash. The non-cash charges resulted from I-trax issuing common stock, granting warrants and having certain of its shareholders contribute shares to an investor relations firm for services rendered to us.

      Interest expense and financing costs for the six months ended June 30, 2003 was $974,881, increasing by $483,911 or 99% from $490,970 for the six months ended June 30, 2002. For the six months ended June 30, 2003, interest expense includes charges for the amortization of the value assigned to the original beneficial conversion value of debenture and the associated warrants, with additional charges and amortization for additional beneficial conversion value resulting from the June 2003 reset of the conversion price of the debenture and the exercise price of the associated warrants. The charges for the six months for all of these items amounted to $748,125. Generally, the beneficial conversion value represents the benefit to the investor that results from purchasing an immediately convertible debenture with a conversion price that is less than fair market value on the date of purchase after first allocating a portion of the proceeds from the debenture to the associated warrants. The remaining balance of interest expense of approximately $227,000 is associated with interest on other debt and the amortization of warrants granted to certain shareholders for loans.

      Amortization of debt issuance and conversion costs was $237,278 and $90,960 for the six months ended June 30, 2003 and 2002, respectively. These costs were incurred in selling the $2,000,000 debenture to Palladin and are being amortized over the two-year life of the debenture. During the three months ended June 30, 2003, the Company took a one-time charge of $122,228 in connection with the re-pricing of the warrants granted to the party, which brokered the transaction along with increasing the number of shares covered by the warrant as per the broker agreement.

      During the quarter ended March 31, 2003, in connection with the termination of our agreement to acquire DxCG, Inc., a Boston-based predictive modeling company, we charged $200,000 to earnings. This sum was released to DxCG following DxCG's termination of the merger agreement because certain conditions to closing were not satisfied, including third party financing for the cash portion of the purchase price.

      Our net loss was $3,705,995 for the six months ended June 30, 2003 as compared to a net loss of $4,542,973 for the six months ended June 30, 2002, a decrease of 18%.

Liquidity and Capital Resources

      Working Capital Deficiency

      As of June 30, 2003, we had a working capital deficiency of $1,821,084. Through June 30, 2003 and the date of this report, we have been able to finance these deficits with loans from our senior management team, their affiliates, a director and through the continued sale of equity. Although we continue to run cash flow deficits as of the date of this report, we also continue to make progress towards producing positive cash flow from operations and we expect, although no assurances exist, that we will reach operating cash flow break even in the third quarter of 2003.

      Additionally, during the six months ended June 30, 2003 and through the date of this report, our Chief Executive and Operating Officers, along with certain stockholders advanced to us in the form of loans $740,000 for working capital. Our Chief Executive and Operating Officers have committed to continue to fund us until we generate positive cash flow from operations, but at least through July 1, 2004.

      Sources and Uses of Cash

      Despite our negative cash flows from operations, which amounted to $1,513,292 for the six months ended June 30, 2003 and $2,787,377 for the six months ended June 30, 2002, we have been able to secure funds to support our operations. During the six months ended June 30, 2002, we secured funding by selling equity securities and a debenture, which aggregated approximately $3,800,000. Of the $3,800,000, we used approximately $2,200,000 to acquire WellComm and the remainder to fund operations. During the six months ended June 30, 2003, we borrowed, (net of repayments) $925,000 from officers, related parties and certain shareholders. Additionally, during June of 2003, we raised approximately $1,000,000 in a private placement. The funds were used primarily to fund operating activities and to continue the investment in our technology.

      As of June 30, 2003, our current liabilities were $2,799,059, of which $107,330 is due to related parties. The remainder of current liabilities of approximately $2,700,000 is made up, primarily, of trade payables of approximately $690,000, accrued expenses of approximately $540,000, $300,000 credit line payable, which was assumed with the acquisition of WellComm, approximately $125,000 of deferred revenue, carrying value $700,000 of convertible debenture (with a face value of $2,000,000 maturing in February
2004) and $275,000 of loans from shareholders. We have good relationships with all of our vendors.

      As of June 30, 2003, the face value of our long-term debt amounted to $617,809 (but carrying value of $373,390) held by a group of investors led by Psilos Group Partners, L.P., for which principal and interest is not due until March 2006. Additionally, $780,230 is owed to officers and directors for advances made to the Company. This amount has been classified as non-current since neither us nor the officers and directors expect these advances to be repaid within the next twelve months unless circumstances change.

      Under a private placement initiated in June 2003, we raised approximately $1,000,000 in cash, converted approximately $1,169,270 in related party loans, of which $1,037,038 represented principal and $132,232 represented interest, and converted $121,997 of deferred salaries by selling or issuing, applicable, common stock. In this offering, we issued a total of 1,311,682 shares.

      During the quarter ended June 30, 2003, we also issued stock for services. Specifically, we issued 205,833 shares of common stock for investor relations services valued at $331,048.

      During May 2003, certain of our shareholders contributed loans (which were thereafter converted into common stock) and common stock such that an investor relations firm retained by us received an aggregate of 290,000 shares of common stock as compensation for services. The benefit that we have received from these contributions amounted to $437,900, based on the market price of our common stock on the date of the contribution, and was charged to operations.

      During May and June 2003, we granted 375,000 warrants with exercise prices ranging from $1.50 to $1.76 to two individuals and an institution for investor relations services pursuant to three separate consulting agreements expiring in May and June 2004. The value of such warrants, utilizing the Black-Scholes model, amounted to $645,000. Such amount has been charged to operations for the three months ended June 30, 2003.

      During May 2003 pursuant to the approval of our Board of Directors, we granted an aggregate of 450,000 warrants with an exercise price of $1.80 per share to our Chief Executive and Operating Officers for their continued financial support and for their guarantees to continue to support us through July 2004. The granting of such warrants did not result in any charges to operations since they are deemed to be granted to our employees and accordingly are treated similar to incentive stock options.

      In April 2003, we borrowed $100,000 from a shareholder pursuant to a convertible promissory note. The note, with an eleven-month term, accrues interest at 6% per annum and a default interest rate of 12% per annum. The principal and related accrued and unpaid interest is convertible by the shareholder into common stock at $1.50 per share at any time. As consideration for this loan, we also granted the shareholder a warrant to acquire 100,000 shares of common stock at an exercise price of $1.50 per share. The value assigned to the warrant of $68,000 is recorded as a discount to the convertible promissory note using the relevant fair value of the debt and the warrants to the actual proceeds from the convertible promissory note.

Critical Accounting Policies

      Impairment of Goodwill and Intangible

      We operate in an industry that is rapidly evolving and extremely competitive. It is reasonably possible that our accounting estimates with respect to the useful life and ultimate recoverability of our carrying basis of goodwill and intangible assets could change in the near term and that the effect of such changes on the financial statements could be material.

      Revenue Recognition

      We derive our revenue pursuant to different type contracts, including perpetual software licenses, subscription licenses and custom development services, all of which may also include support services revenue such as licensed software maintenance, training, consulting and web hosting arrangements. As described below, significant management judgments and estimates must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of our revenue for any period if our management made different judgments or utilized different estimates.

      We license our software products for a specific term or on a perpetual basis. Most of our license contracts also require maintenance and support. We apply the provisions of Statement of Position 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to all transactions involving the sale of software products and hardware transactions where the software is not incidental. For hardware transactions where software is not incidental, we do not unbundle the fee and we do not apply separate accounting guidance to the hardware and software elements. For hardware transactions where no software is involved we apply the provisions of Staff Accounting Bulletin 101 "Revenue Recognition." In addition, we apply the provisions of Emerging Issues Task Force Issue No. 00-03 "Application of AICPA Statement of Position 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity's Hardware" to our hosted software service transactions.

      We recognize revenue from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable and collection of the resulting receivable is reasonably assured. Delivery generally occurs when product is delivered to a common carrier.

      At the time of the transaction, we assess whether the fee associated with our revenue transactions is fixed and determinable and whether or not collection is reasonably assured. We assess whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, we account for the fee as not being fixed and determinable. In these cases, we recognize revenue as the fees become due.

      We assess collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. We do not request collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

      For arrangements with multiple obligations (for example, undelivered maintenance and support), we allocate revenue to each component of the arrangement using the residual value method based on the fair value of the undelivered elements. This means that we defer revenue from the arrangement fee equivalent to the fair value of the undelivered elements.

      We recognize revenue for maintenance services ratably over the contract term. Our training and consulting services are billed based on hourly rates, and we generally recognize revenue as these services are performed. However, at the time of entering into a transaction, we assess whether or not any services included within the arrangement require us to perform significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests. If these services are included as part of an arrangement, we recognize the entire fee using the percentage of completion method. We estimate the percentage of completion based on our estimate of the total costs estimated to complete the project as a percentage of the costs incurred to date and the estimated costs to complete.

      We recognize service revenue as the services are rendered. We contracts with our customers to provide services based on an established monthly fee, a per-call charge or a combination of both.

      Although as of the date of these financials, we have not entered into any risk-based contracts, we expect that we will do so in the very near future. These types of contracts are generally for terms of three to five years, provide for an automatic renewal and typically provide that a percentage of our fees may be refundable ("performance based") based on achieving a targeted percentage reduction in the customer's healthcare costs.

Material Equity Transactions

      Through June 30, 2003 we have executed equity transactions with related and unrelated parties in connection with the raising funds for working capital along with issuing securities in lieu of compensation for services received. We believe that we have valued all such transaction pursuant to the various accounting rules and that they ultimately represent the economic substance of each transaction.

Item 3.           Controls and Procedures

      Within the 90-day period prior to the filing of this report, we carried out an evaluation under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer of the effectiveness of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are effective to ensure that information we are required to disclose in reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. Subsequent to the date of this evaluation, there were no significant changes in our internal controls or in other factors that could significantly affect the disclosure controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

PART II. OTHER INFORMATION

Item 1.           Legal Proceedings

         None.

Item 2.           Changes in Securities

      Effective as of April 1, 2003, we issued a convertible promissory note in the principal amount of $100,000 and convertible into common stock at $1.50 per share and a warrant to acquire 100,000 shares of our common stock at $1.50 per share to a an existing stockholder. The shareholder is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.

      Effective as of June 2, 2003, we issued warrants to acquire 250,000 shares of our common stock at $1.50 per share to two consultants as consideration for investor relations services. We recorded an accounting expense of $430,000 in connection with this issuance. Each of the consultants is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

      Effective as of May 23, 2003, we issued a warrant to acquire 125,000 shares of our common stock at $1.76 per share to seven principals of an investment bank as consideration for investment banking services. We recorded an accounting expense of $215,000 in connection with this issuance. Each of the principals is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

      Effective as of May 15,2003 we issued 200,000 shares of our common stock to a consultant as consideration for investor relations and other services. We recorded an investor relations expense of $241,348 in connection with this issuance. The consultant is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

      As of June 30, 2003, we issued a total of 1,311,682 shares of common stock at $1.75 per share pursuant to a private placement initiated on June 2, 2003 in exchange for cash, loans and interest accrued on such loans, and accrued salaries. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. We filed a Form D with the Securities and Exchange Commission in connection with the issuance of our common stock in this transaction.

      In June 2003, in accordance with a contractual commitment, we reset the exercise price of the warrant originally granted to a third party from $5.00 to $1.75 per share and amended the warrant to increase the number of shares issuable thereunder by 74,285 shares of common stock. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

Item 3.           Defaults upon Senior Securities

      We did not default upon any senior securities during the quarter ended June 30, 2003.

Item 4.           Submission of Matters to a Vote of Security Holders

      We held our annual meeting of stockholders in Philadelphia, Pennsylvania on May 21, 2003. Of the 9,372,727 shares outstanding as of the record date, 6,578,387 shares were present or represented by proxy at the meeting. At this meeting the following actions were voted upon:

      (1) To elect the following directors to serve for a term ending upon the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified:

                                               For               Against
                                        ------------------- ------------------
   John Blazek                              6,529,988             2,000
   David R. Bock                            6,573,487             2,000
   Philip D. Green                          6,529,988             2,000
   Dr. Michael M.E. Johns                   6,529,988             2,000
   Dr. Arthur N. Leibowitz                  6,573,487             2,000
   Frank A. Martin                          6,529,988             2,000
   Dr. David Nash                           6,573,487             2,000
   John R. Palumbo                          6,529,988             2,000
   Dr. Carol Rehtmeyer                      6,529,588             2,000
   R. Dixon Thayer                          6,573,487             2,000
   William S. Wheeler                       6,573,487             2,000

         (2) Ratify the appointment of Goldstein Golub Kessler LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

             For                   Against                 Abstain
             --------------------- ----------------------- -------------------
             6,489,776             86,811                  1,800

Item 5.           Other Information

         None.

Item 6.           Exhibits and Reports on Form 8-K

(a)      Exhibits

                31.1 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

                31.2 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

                32.1 Certification Pursuant to 18 U.S.C section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                32.2 Certification Pursuant to 18 U.S.C section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


(b)      Reports on Form 8-K

         We filed a current report on Form 8-K with the Securities and Exchange Commission on April 22, 2003 to report a Regulation FD disclosure.

         We filed a current report on Form 8-K with the Securities and Exchange Commission on May 19, 2003 to report a Regulation FD disclosure.

                                    SIGNATURE

      In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            I-TRAX, INC.

Date: August 14, 2003                       By: /s/  Frank A. Martin
                                            --------------------------------
                                            Name:    Frank A. Martin
                                            Title:   Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               For the quarterly period ended: September 30, 2003

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT


                         Commission File Number: 0-30275

                                  I-TRAX, INC.
                   ------------------------------------------
              (Exact name of small business issuer in its charter)

            Delaware                                    23-3057155
   --------------------------                   --------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                One Logan Square, 130 N. 18th Street, Suite 2615
                        Philadelphia, Pennsylvania 19103
                           --------------------------
                    (Address of principal executive offices)

                                 (215) 557-7488
                           --------------------------
                           (Issuer's telephone number)

                 -----------------------------------------------

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: As of November 11, 2003, the Registrant had 13,004,965 shares of its $0.001 par value common stock outstanding.

Transitional Small Business Disclosure Format (check one):    Yes  [   ]  No [X]

                                      INDEX



                                                                        Page No.

PART I.   FINANCIAL INFORMATION................................................3

    Item 1.   Condensed Consolidated Financial Statements .....................3

    Item 2.   Management's Discussion and Analysis of Financial Condition
              and Results of Operations.......................................21

    Item 3.   Controls and Procedures.........................................29

PART II.   OTHER INFORMATION..................................................29

    Item 1.   Legal Proceedings...............................................29

    Item 2.   Changes in Securities...........................................29

    Item 3.   Defaults upon Senior Securities.................................29

    Item 4.   Submission of Matters to a Vote of Security Holders.............29

    Item 5.   Other Information...............................................29

    Item 6.   Exhibits and Reports on Form 8-K................................30

                          PART I. FINANCIAL INFORMATION

Item 1.           Financial Statements




                                  I-TRAX, INC.
              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)






                                                                        Page No.


Report of Independent Public Accountants                                   4

Consolidated Balance Sheets at September 30, 2003 (unaudited) and
December 31, 2002                                                          5

Consolidated Statements of Operations for the three months ended
September 30, 2003 and 2002 (unaudited)                                    6

Consolidated Statements of Operations for the nine months ended
September 30, 2003 and 2002 (unaudited)                                    7

Consolidated Statement of Stockholders' Equity for the nine months
ended September 30, 2003 (unaudited)                                       8

Consolidated Statements of Cash Flows for the nine months ended
September 30, 2003 and 2002 (unaudited)                                    9

Notes to consolidated financial statements                                11

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders of I-trax, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of I-trax, Inc. (a Delaware corporation) and Subsidiaries as of September 30, 2003, and the related condensed consolidated statements of operations for the three month and nine month periods ended September 30, 2003 and the consolidated statements of stockholders' equity and cash flows for the nine month period ended September 30, 2003. These financial statements are the responsibility of the company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the condensed financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated March 5, 2003, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2002, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

October 15, 2003

                                                I-TRAX, INC. AND SUBSIDIARIES
                                            CONDENSED CONSOLIDATED BALANCE SHEETS

                                                             ASSETS
                                                                                          September 30,
                                                                                               2003            December 31,
                                                                                           (unaudited)             2002
                                                                                        ----------------   -----------------
Current assets:
     Cash                                                                                 $     245,257       $     360,166
     Due from life insurance company                                                            500,000                  --
     Deposit on potential acquisition                                                                --             200,000
     Accounts receivable, net                                                                   564,167             597,635
     Prepaid expenses                                                                           243,346              77,569
     Other current assets                                                                        25,344              20,960
                                                                                        ----------------   -----------------
         Total current assets                                                                 1,578,114           1,256,330
                                                                                        ----------------   -----------------

Office equipment, furniture, leasehold improvements and software development
   costs, net                                                                                   924,830             412,779
Deferred marketing costs, net                                                                   944,443           1,284,445
Goodwill                                                                                      8,424,062           8,424,062
Intangible assets, net                                                                        1,907,100           2,748,087
Debt issuance cost, net                                                                          76,698             249,273
Security deposits                                                                                31,564              31,564
                                                                                        ----------------   -----------------

       Total assets                                                                       $  13,886,811       $  14,406,540
                                                                                        ================   =================

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Credit line payable                                                                        300,000             300,000
     Accounts payable                                                                           711,400             918,791
     Accrued expenses                                                                           442,559             743,151
     Due to officers, directors and other related parties                                       547,560             225,000
     Notes payable - other, net of discount                                                     119,092                  --
     Capital lease payable                                                                       60,680              60,047
     Deferred revenue                                                                                --           1,379,922
     Debenture payable, net of discount                                                       1,101,192                  --
     Other current liabilities                                                                       --              13,423
                                                                                        ----------------   -----------------
       Total current liabilities                                                              3,282,483           3,640,334
                                                                                        ----------------   -----------------

Capital lease obligation, net of current portion                                                 33,813              96,765
Promissory notes and debenture payable, net of discount                                         397,500           1,245,876
Due to officers and directors                                                                   315,000           1,024,598
                                                                                        ----------------   -----------------
       Total liabilities                                                                      4,028,796           6,007,573
                                                                                        ----------------   -----------------

Commitments and contingencies (Note 9)

Stockholders' equity
     Preferred stock - $.001 par value, 2,000,000 shares authorized,
       -0- issued and outstanding                                                                    --                  --
     Common stock - $.001 par value, 100,000,000 shares authorized,
       11,893,038 and 9,372,727 shares issued and outstanding, respectively                      11,892               9,372
     Additional paid in capital                                                              46,008,482          39,236,119
     Accumulated deficit                                                                    (36,162,359)        (30,846,524)
                                                                                        ----------------   -----------------
       Total stockholders' equity                                                             9,858,015           8,398,967
                                                                                        ----------------   -----------------

       Total liabilities and stockholders' equity                                         $  13,886,811       $  14,406,540
                                                                                        ================   =================

                           See accompanying notes to consolidated financial statements (unaudited).




                                             I-TRAX, INC. AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                                      (UNAUDITED)



                                                                               Three months            Three months
                                                                                   ended                  ended
                                                                               September 30,          September 30,
                                                                                   2003                    2002
                                                                             ------------------      -----------------
Revenue:
     Technology licenses                                                           $   243,288            $   366,340
     Services                                                                          757,225                405,160
                                                                             ------------------      -----------------
Total revenue                                                                        1,000,513                771,500
                                                                             ------------------      -----------------

Cost of revenue:
     Technology licenses                                                                34,154                 10,834
     Services                                                                          284,749                314,089
                                                                             ------------------      -----------------
Total cost of revenue                                                                  318,903                324,923
                                                                             ------------------      -----------------

Gross profit                                                                           681,610                446,577

Operating expenses:
     General and administrative                                                        499,674                467,173
     Salary and related benefits                                                       750,223                845,967
     Research and development                                                               --                 97,400
     Depreciation and amortization                                                     440,348                349,714
     Marketing and publicity                                                            96,762                 39,413
                                                                             ------------------      -----------------
Total operating expenses                                                             1,787,007              2,124,590
                                                                             ------------------      -----------------

Operating loss                                                                      (1,105,397)            (1,353,090)
                                                                             ------------------      -----------------

Other income (expenses):
     Proceeds from life insurance policy                                               500,000                     --
     Amortization of debt issuance costs                                               (57,525)               (54,576)
     Interest expense and financing costs                                             (946,918)              (287,965)
                                                                             ------------------      -----------------
Total other expenses                                                                  (504,443)              (342,541)
                                                                             ------------------      -----------------

Net loss                                                                         $  (1,609,840)         $  (1,695,631)
                                                                             ==================      =================

Loss per common share:

Basic and diluted                                                                  $      (.14)            $     (.18)
                                                                             ==================      =================

Weighted average number of shares outstanding:                                      11,121,724              9,391,370
                                                                             ==================      =================


                        See accompanying notes to consolidated financial statements (unaudited).


                                             I-TRAX, INC. AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                                      (UNAUDITED)


                                                                                Nine months             Nine months
                                                                                  ended                   ended
                                                                               September 30,           September 30,
                                                                                   2003                    2002
                                                                             ------------------      -----------------
Revenue:
     Technology licenses                                                          $  1,553,344            $   545,840
     Services                                                                        2,114,496              1,230,677
                                                                             ------------------      -----------------
Total revenue                                                                        3,667,840              1,776,517
                                                                             ------------------      -----------------

Cost of revenue:
     Technology licenses                                                                74,858                 32,501
     Services                                                                          902,277                919,740
                                                                             ------------------      -----------------
Total cost of revenue                                                                  977,135                952,241
                                                                             ------------------      -----------------

Gross profit                                                                         2,690,705                824,276

Operating expenses:
   General and administrative                                                        1,020,317              1,290,284
   Salary and related benefits                                                       2,074,680              2,964,164
   Research and development                                                                 --                320,220
   Depreciation and amortization                                                     1,317,512              1,197,236
   Marketing and publicity                                                           1,677,429                366,505
                                                                             ------------------      -----------------
Total operating expenses                                                             6,089,938              7,090,650
                                                                             ------------------      -----------------

Operating loss                                                                      (3,399,233)            (5,314,133)
                                                                             ------------------      -----------------

Other income (expenses):
   Proceeds from life insurance policy                                                 500,000
   Amortization of debt issuance costs                                                (294,803)              (145,536)
   Costs in connection with uncompleted acquisition                                   (200,000)                    --
   Interest expense and financing costs                                             (1,921,799)              (778,935)
                                                                             ------------------      -----------------
Total other expenses                                                                (1,916,602)              (924,471)
                                                                             ------------------      -----------------

Net loss                                                                         $  (5,315,835)          $ (6,238,604)
                                                                             ==================      =================

Loss per common share:

Basic and diluted                                                                $        (.53)          $       (.76)
                                                                             ==================      =================

Weighted average number of shares outstanding:                                      10,111,766              8,207,741
                                                                             ==================      =================



                        See accompanying notes to consolidated financial statements (unaudited).



                                                I-TRAX, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                         (UNAUDITED)



                                                       Common Stock            Additional                          Total
                                                       ------------             Paid-in        Accumulated     Stockholders'
                                                   Shares         Amount        Capital          Deficit          Equity
                                                 ---------      ---------     ------------   -------------     ------------

Balances at December 31, 2002                    9,372,727      $   9,372     $ 39,236,119   $ (30,846,524)    $  8,398,967

Issuance of compensatory stock options                                              27,942                           27,942

Mark to market of warrants granted for
   investor relations services and stock
   options granted to a former employee                 --             --           (4,097)             --           (4,097)

Fair market value of detachable  warrants
   and additional  beneficial  conversion
   value in connection with re-pricing of
   convertible debenture                                --             --        1,007,833              --        1,007,833

Issuance of common stock for services              205,833            206          330,842              --          331,048

Contribution in the form of common stock
   given by shareholders for services
   rendered to the Company                                                         437,900                          437,900

Sale of common stock, net of costs               1,253,986          1,254        2,404,135              --        2,405,389

Issuance of warrants for services                       --             --          645,000              --          645,000

Fair value of detachable warrants issued in
   connection with convertible note                                                 68,000                           68,000

Issuance of common stock for conversion of
   related party debt and assigned debt            668,152            668        1,168,602              --        1,169,270

Issuance of common stock for conversion of
   deferred salaries                                69,711             69          121,928              --          121,997

Issuance of common stock upon conversion of
   debenture                                       322,629            323          564,278                          564,601

Net loss for the nine months ended September
   30, 2003                                             --             --               --      (5,315,835)      (5,315,835)
                                             --------------  ------------- ----------------  --------------  ---------------

Balances at September 30, 2003                  11,893,038      $  11,892     $ 46,008,482   $ (36,162,359)     $ 9,858,015
                                             ==============  ============= ================  ==============  ===============

                           See accompanying notes to consolidated financial statements (unaudited).



                                                I-TRAX, INC. AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                                         (UNAUDITED)

                                                                                   Nine months               Nine months
                                                                                      ended                     ended
                                                                                  September 30,             September 30,
                                                                                       2003                     2002
                                                                                 -----------------        ----------------
Operating activities:
     Net loss                                                                     $    (5,315,835)        $    (6,238,604)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Accretion of discount on notes payable charged to interest expense               556,322                 364,791
         Accretion of beneficial conversion value of debenture                          1,053,064                 316,217
         Amortization of option liability                                                 (13,423)               (107,385)
         Amortization of debt issuance costs                                              294,803                 145,536
         Amortization of deferred marketing costs                                         340,002                      --
         Depreciation and amortization                                                    977,509               1,239,958
         Expenses for compensatory stock options and warrants                              23,845                 163,200
         Issuance of securities for services                                            1,413,946                (152,200)
         Write off of deposit on cancelled acquisition                                    200,000                      --
Changes in operating assets and liabilities, net of acquisitions:
     Decrease (increase) in:
       Accounts receivable                                                                 33,468                 174,858
       Prepaid expenses                                                                  (165,777)                (18,649)
       Other current assets                                                                (4,384)                (26,081)
       Due from life insurance company                                                   (500,000)                     --
     (Decrease) increase in:
       Accounts payable                                                                  (207,391)                253,618
       Accrued expenses                                                                   134,368                 112,954
       Deferred revenue                                                                (1,379,922)              2,668,063
                                                                             ---------------------    --------------------
Net cash used in operating activities                                                  (2,559,405)             (1,103,724)
                                                                             ---------------------    --------------------

Investing activities:
     Proceeds from repayment of note receivable                                                --                  67,500
     Cash used for property, equipment and software development costs                    (648,574)                (25,732)
     Proceeds from partial release of security deposit                                         --                  45,120
     Net cash to acquire WellComm Group, Inc.                                                  --              (2,045,065)
                                                                             ---------------------    --------------------
Net cash used in investing activities                                                    (648,574)             (1,958,127)
                                                                             ---------------------    --------------------

Financing activities:
     Principal payments on capital leases                                                 (62,319)                (64,677)
     Proceeds from credit line payable                                                         --                 125,000
     Repayment to related parties                                                        (165,000)                (65,000)
     Notes payable repayments                                                            (175,000)                     --
     Proceeds from officers, directors and other related parties                          740,000                 700,000
     Proceeds from sale of common stock                                                 2,405,389               1,943,476
     Proceeds from notes payable                                                          350,000                      --
     Costs of issuance of debenture                                                            --                (150,000)
     Proceeds from issuance of debenture                                                       --               2,000,000
                                                                             ---------------------    --------------------

Net cash provided by financing activities                                               3,093,070               4,488,799
                                                                             ---------------------    --------------------

Net increase (decrease) in cash                                                          (114,909)              1,426,948

Cash at beginning of period                                                               360,166               1,029,208
                                                                             ---------------------    --------------------

Cash at end of period                                                              $      245,257         $     2,456,156
                                                                             =====================    ====================
Supplemental disclosure of non-cash flow information:
     Cash paid during the period for:
       Interest                                                                     $      27,839           $      10,978
                                                                             =====================    ====================

                                                (Continues on following page.)



                                                I-TRAX, INC. AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

                                               (Continues from previous page.)

                                                                                 Nine months              Nine months
                                                                                    ended                    ended
                                                                                September 30,            September 30,
                                                                                     2003                    2002
                                                                             ---------------------    --------------------
Schedule of non-cash investing and financing activities:


     Issuance of 1,488,000  shares of common stock and granting of 112,000 stock options in connection with acquisition of WellComm
       Group, Inc.                                                                 $           --           $  10,480,000
                                                                             =====================    ====================

     Issuance of common stock and warrants for finder fee                          $           --           $     391,408
                                                                             =====================    ====================

     Issuance of common stock upon conversion of related party debt and
       assigned debt                                                               $    1,169,270           $          --
                                                                             =====================    ====================

     Issuance of common stock for conversion of deferred salaries                  $      121,997           $          --
                                                                             ---------------------    --------------------

                                                                             ---------------------    --------------------
Issuance of common stock upon conversion of debenture                              $      564,601           $          --
                                                                             =====================    ====================


                           See accompanying notes to consolidated financial statements (unaudited).



                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1--ORGANIZATION

I-trax, Inc. (the "Company") provides focused disease management and comprehensive health management solutions designed to improve the health of the populations it serves while reducing the cost of medical care. The Company was incorporated in the State of Delaware on September 15, 2000. The Company's common stock is traded on the American Stock Exchange under the symbol "DMX."

As of September 30, 2003, the Company had two wholly owned subsidiaries: I-trax Health Management Solutions, Inc. ("Health Management"), a corporation, and WellComm Group, LLC, a single member limited liability company.


NOTE 2--INTERIM RESULTS AND BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, the instructions to Form 10-QSB and Items 303 and 310(B) of Regulation S-B. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2003 and the results of the operations and cash flows for the three and nine months ended September 30, 2003. The results for the three and nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2003. The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.

For the nine months ended September 30, 2003, the Company capitalized software development costs amounting to $617,045 since technological feasibility has been achieved.

Loss per common share is computed pursuant to SFAS No. 128, "Earnings Per Share." Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible debt. As of September 30, 2003 and 2002, 5,809,093 and 1,836,556, respectively, of shares issuable upon exercise of options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2002 included in the Company's report on Form 10-KSB for the year ended December 31, 2002 filed on April 15, 2003.

For  comparability,   certain  2002  amounts  have  been   reclassified,   where
appropriate, to conform to the financial statement presentation used in 2003.

Effective January 3, 2003, the Company completed a 1-for-5 reverse stock split. Accordingly, all information for 2002 presented herein has been adjusted retroactively to reflect this reverse stock split.

                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 3--DUE FROM LIFE INSURANCE COMPANY

A senior executive officer and director of the Company died in September 2003. In October 2003, the Company received proceeds of $500,000 from a key-person life insurance policy maintained by the Company on the life of the deceased senior executive officer. Accordingly, this amount was accrued as of September 30, 2003. Because the Company pledged the proceeds from this insurance policy as security for loans made to the Company in 2002 and 2003 by the deceased senior executive officer, a former director and a key employee, the Company dispersed the proceeds from the insurance policy in October 2003 in partial satisfaction of such loans.


NOTE 4--ACQUISITION OF WELLCOMM GROUP, INC.

On February 6, 2002, the Company acquired all of the issued and outstanding common stock of WellComm Group, Inc. by issuing 1,488,000 shares of common stock valued at $9,746,400, granting options valued at $733,600 to acquire 112,000 shares common stock at a nominal exercise price, and paying approximately $2,200,000 in cash. The aggregate acquisition price amounted to approximately $12,680,000. The financial statements include the operations of WellComm from February 1, 2002 forward.

The following unaudited pro forma results of operations of the Company give effect to the acquisition of WellComm for the nine months ended September 30, 2002 as if the acquisition was consummated at the beginning of that period.

                                                                              Nine months
                                                                                 ended
                                                                             September 30,
                                                                                  2002
                                                                           -----------------

                  Total revenue                                                $    2,030,296
                                                                           ==================
                  Total expenses                                               $    8,253,170
                                                                           ==================
                  Net loss                                                     $   (6,222,874)
                                                                           ==================
                  Pro forma net loss per share:
                    Basic and Diluted                                          $         (.66)
                                                                           ==================
                  Weighted average number of shares outstanding:
                    Basic and Diluted                                               9,391,296
                                                                           ==================


NOTE 5--RELATED PARTY TRANSACTIONS

At December 31, 2002, the Company owed to certain officers and directors $1,024,598 and owed a relative of the Company's Chief Operating Officer an additional $225,000. During February 2003, the Company repaid $140,000 of the $225,000 loan outstanding to a relative of the Company's Chief Operating Officer.

During February 2003, pursuant to two promissory notes, two former directors of the Company advanced $200,000 to the Company for working capital. The notes accrue interest at 8% per year and mature in February 2004. In addition, through June 30, 2003, the Company's Chief Executive and Operating Officers, along with a director of the Company, advanced the Company a total of $540,000 for working capital at an interest rate of 8% per year. During the three months ended September 30, 2003, the Company repaid $25,000 to its Chief Executive Officer. The Company's Chief Executive and Operating Officers have committed to continue to support the Company through July 1, 2004.

                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5--RELATED PARTY TRANSACTIONS (cont'd)

In June 2003, certain of the Company's officers, directors and a venture capital fund managed by the Company's Chief Executive Officer converted $909,421, comprised of loans and advances of $790,697 and accrued interest of $118,724, into 519,667 shares of common stock at $1.75 per share. In addition, certain of the same parties assigned additional loans in the principal amount of $246,342, and accrued interest of $13,507 thereon, to an investor relations firm, which thereafter converted the assigned loans into common stock also at $1.75 per share. The price of the conversions was determined with reference to a private placement of common stock to third parties completed by the Company contemporaneously with the conversions as disclosed in Note 10 below.

At September 30, 2003, based on repayment terms agreed upon with certain officers, the Company classified $315,000 of outstanding loans and advances as a non-current liability because they are not due within the next twelve months.

Interest expense associated with related party loans amounted to $13,951 and $13,792 for the three months ended September 30, 2003 and 2002, respectively. For the nine months ended September 30, 2003 and 2002, interest expense associated with related party loans amounted to $70,686 and $41,876, respectively.

NOTE 6--NOTES PAYABLE--OTHER

In April 2003, the Company borrowed $100,000 from a shareholder pursuant to a convertible promissory note. The note, with an eleven-month term, accrues interest at 6% per annum and a default interest rate of 12% per annum. The principal and related accrued and unpaid interest is convertible by the shareholder into common stock at anytime at $1.50 per share. As consideration for this loan, the Company also granted the shareholder a warrant to acquire 100,000 shares of common stock at an exercise price of $1.50 per share. The value assigned to the warrant of $68,000 is recorded as a discount to the promissory note using the relevant fair value of the debt and the warrant to the actual proceeds from the convertible promissory note. The discount is being accreted to interest expense over the life of the convertible promissory note. For the three months ended September 30, 2003, the discount accreted to interest expense associated with the convertible promissory note amounted to $18,546. At September 30, 2003 the carrying value of the note amounted to $69,092 and is included in "Notes payable - other" on the accompanying condensed consolidated balance sheets.

Pursuant to a promissory note dated April 10, 2003, the Company borrowed $150,000 from a shareholder with an interest rate of 12% per annum, requiring monthly payments of $25,000 plus accrued interest with a final payment due on December 31, 2003. As of September 30, 2003, the outstanding principal balance on this loan is $50,000. For the three months ended September 30, 2003, interest expense amounted to approximately $3,750.

On May 29, 2003, the Company borrowed $100,000 from a shareholder. The loan was due on September 29, 2003 and it accrued interest at 12% during the four-month period it was outstanding. For the three months ended September 30, 2003, interest expense associated with this loan amounted to approximately $9,000. The loan and related interest amounting to $112,000 was repaid in full on September 29, 2003.

                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 7--PROMISSORY NOTES PAYABLE

On March 2, 2001 the Company borrowed $692,809 from an investor group that included $75,000 from a venture capital fund managed by the Company's Chief Executive Officer. The loan bears interest at 8% per annum, with a default rate of 12% per annum, and is due on March 2, 2006. The Company also granted this investor group warrants to purchase 364,694 shares of common stock at $0.50 per share, which were exercised in the first quarter of 2002.

The value assigned to detachable warrants of $459,854 is being accreted to interest expense over the five-year term of the underlying promissory notes. The amount accreted to interest expense amounted to $22,677 and $22,677 for the three months ended September 30, 2003 and 2002, respectively. For the nine months ended September 30, 2003 and 2002 the amount accreted to interest expense amounted to $68,031 and $68,031, respectively. At September 30, 2003, the carrying value of the notes amounted to $397,500 and is included in the "Promissory notes, net of discount" on the accompanying consolidated balance sheets.

In June 2003, as part of certain related parties converting and assigning debt as discussed in Note 5 above, the venture capital fund managed by the Company's Chief Executive Officer, with the consent of the Company, assigned the fund's loan in the principal amount of $75,000 and a portion of the accrued interest thereon amounting to $6,669 to an investment relations firm, which thereafter converted the assigned loan into common stock at $1.75 per share. The balance of the accrued interest not assigned in the amount of $6,098 was converted into 3,484 shares of common stock also at $1.75 per share. The price of the conversion was determined with reference to a private placement of common stock to third parties completed by the Company contemporaneously with the conversion as disclosed in Note 10 below.


NOTE 8--CONVERTIBLE DEBENTURE

The Company funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC. Pursuant to the purchase agreement, the Company also issued Palladin a warrant to purchase an aggregate of up to 307,692 shares of common stock at an exercise price of $5.50 per share. The outstanding principal and any interest under the debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any accrued interest may be converted at any time at the election of Palladin into common stock. The original conversion price of the debenture was $5.00 per share. In accordance with the terms of the debenture, the price was reset to $3.03 in February 2003 and to $1.75 in June 2003. In accordance with the terms of the warrant, the exercise price of the warrant was reset from $5.50 to $1.75 in June 2003. For the three months ended September 30, 2003, Palladin converted an aggregate of $564,601 of the amount due on the debenture for which the Company issued 322,629 shares of common stock.

The initial value assigned to the warrant of $890,272 was recorded as a discount to the debenture and is being accreted to interest expense over the life of the debenture. As a result of resetting of the exercise price of the warrant in June 2003, the Company recorded $203,077 of interest expense for the additional market value of the warrant on the date of resetting. The amount accreted to interest expense associated with the value assigned to the warrant amounted to $260,650 and $111,285 for the three months ended September 30, 2003 and 2002, respectively. For the nine months ended September 30, 2003 and 2002 the amount accreted to interest expense amounted to $575,012 and $333,855, respectively.

Upon the initial sale of the debenture, the Company recorded a beneficial conversion value of $948,651. The beneficial conversion value represents the difference between the fair market value of the common stock on the date the debenture was sold (or the date the conversion price is changed) and the price at which the debt could be converted into common stock.

                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 8--CONVERTIBLE DEBENTURE (cont'd)

The beneficial conversion value was increased by $682,528 as a result of the reset in June 2003. As of September 30, 2003, the carrying value of the debenture amounted to $1,101,192 and is classified as a current liability in the accompanying condensed consolidated balance sheet. The carrying value of the debenture is net of Palladin's partial conversion of the debenture as describe above.

As a result of Palladin's partial conversion of the debenture, the Company recorded $254,310 of additional interest expense for the quarter ended September 30, 2003. This amount represents the portion of the beneficial conversion value associated with the principal being converted and was therefore charged to interest expense immediately instead of being amortized over time.

Accordingly, the Company recorded $527,508 and $118,581 of interest expense for the three months ended September 30, 2003 and 2002, respectively for the amortization of the beneficial conversion value of the debenture. For the nine months ended September 30, 2003 and 2002, the Company recorded $849,986 and $355,743, respectively.

Lastly, in connection with facilitating the transaction with Palladin, the Company initially recorded $416,610 of debt issuance costs comprised of $130,000 of cash, 6,200 shares of common stock valued at $40,610 and a warrant to acquire 40,000 shares of common stock at $5.00 per share valued at $246,000 delivered to a third party that brokered the transaction. In connection with the reset in June 2003 of the conversion price of Palladin's debenture and the exercise price of Palladin's warrant, the Company also, in accordance with a contractual commitment: (1) reset the exercise price of the warrant originally granted to the third party from $5.00 to $1.75 per share, resulting in a charge to operations of $26,400 for additional debt issuance costs; and (2) increased the shares of common stock issuable under the warrant by 74,285 shares, resulting in a further charge to operations of $95,828. For the three months ended September 30, 2003 and 2002 the amortization of these debt issuance costs amounted to $57,525 and $54,576, respectively, whereas for the nine months ended September 30, 2003 and 2002, such amortization amounted to $294,803 and $145,536, respectively.


NOTE 9--COMMITMENTS AND CONTINGENCIES

Nature of Business

The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet and health care applications utilizing the Internet, intense competition and a limited operating history.

Significant Customers

Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of September 30, 2003, two customers represented 24% and 11% of the total accounts receivable. For the three months ended September 30, 2003, the Company had two customers, each of which accounted for 13% of total revenue. For the nine months ended September 30, 2003, the Company also had two customers that accounted for 38% and 11% of total revenue.

                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 9--COMMITMENTS AND CONTINGENCIES (cont'd)

Risk Sharing Contracts

The Company enters into risk sharing contracts with some customers in certain disease management arrangements. These contracts are generally for terms of three to five years and provide that a percentage of the Company's fees may be refunded to a customer if the Company does not save such customer a pre-determined percentage of the expenses incurred by individuals whose health is managed by the Company. As of September 30, 2003, the Company is not a party to any risk sharing contracts.


NOTE 10--STOCKHOLDERS' EQUITY

Issuance of Common Stock

During May and June 2003 the Company issued an aggregate of 205,833 shares of common stock to four investor relations firms. The common stock valued at $331,048, based on the market price of the Company's common stock on the date of issuance, has been charged to operations for the three months ended June 30, 2003.

During May 2003, certain shareholders of the Company contributed loans (which were thereafter converted into common stock) and common stock such that an investor relations firm retained by the Company received an aggregate of 290,000 shares of common stock as compensation for services. The benefit that the Company has received from these contributions aggregates $437,900 based on the market price of the Company's common stock on the date of the contribution, and was charged to operations.

During June 2003 the Company sold 613,986 shares of common stock at $1.75 per share yielding net proceeds (after direct costs including 40,167 shares of common stock) of $1,004,186.

During June 2003, the Company issued 519,667 shares of common stock in connection with the conversion of related party debt and accrued interest thereon amounting to $909,421 based on the market price of the Company's common stock on the date of issuance.

During June 2003, the Company issued 148,485 shares of common stock in connection with the conversion of assigned debt to an investor relations firm amounting to $259,849 based on the market price of the Company's common stock on the date of issuance.

During June 2003, the Company issued 69,711 shares of common stock in connection with the conversion of deferred salaries amounting to $121,997 based on the market price of the Company's common stock on the date of issuance.

During the three months ended September 30, 2003, Palladin converted $564,601 of principal outstanding under the convertible debenture into 322,629 shares of the Company's common stock.

During August 2003 the Company commenced a private placement whereby it offered as a unit, two shares of common stock and a warrant to purchase an additional share of common stock exercisable at $3.00 (the market price on the Company's common stock on the date the Company commenced the private placement) for a unit purchase price of $5. The maximum amount offered was $3,500,000. Through September 30, 2003, the Company has issued 640,000 shares of common stock and granted warrants to purchase 320,000 additional shares under this private placement. The Company has realized net proceeds of $1,401,203 after expenses as of September 30, 2003.

                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 10--STOCKHOLDERS' EQUITY (cont'd)

Issuance of Warrants

During May and June 2003, the Company granted fully vested, non-forfeitable warrants to purchase 375,000 shares of common stock with exercise prices of $1.50 and $1.76 (based on market value at the date of issuance) to two individuals and an institution for investor relations services pursuant to three separate consulting agreements expiring in May and June 2004. The value of such warrants, utilizing the Black-Scholes model amounted to $645,000. Such amount has been charged to operations for the three months ended June 30, 2003.

During May 2003 pursuant to the approval of the Board of Directors, the Company granted warrants to purchase an aggregate of 450,000 shares for an exercise price of $1.80 per share (representing a premium over market price on the date of grant) to its Chief Executive and Operating Officers for their continued financial support and for their guarantees to continue to support the Company through January 2004. The granting of such warrants did not result in any charges to operations because they were granted to employees.

In April 2003, the Company borrowed $100,000 from a shareholder pursuant to a convertible promissory note. The note, with an eleven-month term, accrues interest at 6% per annum and a default interest rate of 12% per annum. The principal and related accrued and unpaid interest is convertible at any time by the shareholder into common stock at $1.50 per share. As consideration for this loan, the Company also granted the shareholder a warrant to acquire 100,000 shares of common stock at an exercise price of $1.50 per share. The value assigned to the warrant is $68,000 and is recorded as a discount to the convertible promissory note using the relative fair value of the debt and the warrants to the actual proceeds from the convertible promissory note and is being accreted to interest expense over the life of the note.

In connection with the reset in June 2003 of the conversion price of Palladin's debenture and the exercise price of Palladin's warrant, the Company, in accordance with a contractual commitment, reset the exercise price of the warrant originally granted to a third party that brokered the Palladin investment from $5.00 to $1.75 per share and amended the warrant to increase the number of shares issuable thereunder by 74,285 shares of common stock. This reset of the exercise and the amendment to the warrant resulted in a charge to operations in the amount of $95,828.

The following table summarizes the Company's activity as it relates to its warrants for the nine months ended September 30, 2003:

                                                                                   Shares
                                                                             -----------------

                 Balance outstanding at January 1, 2003                               2,132,953
                 Quarter ended March 31, 2003:
                          Granted                                                            --
                          Exercised                                                          --
                                                                             ------------------
                 Balance outstanding at March 31, 2003                                2,132,953
                                                                             ------------------
                 Quarter ended June 30, 2003:
                          Granted                                                       999,285
                          Exercised                                                          --
                                                                             ------------------
                 Balance outstanding at June 30, 2003                                 3,132,238
                                                                             ------------------
                 Quarter ended September 30, 2003:
                          Granted                                                       320,000
                          Exercised
                                                                             ------------------
                 Balance outstanding at September 30, 2003                            3,452,238
                                                                             ==================

                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 10--STOCKHOLDERS' EQUITY (cont'd)

Stock Options

The table below summaries the activity in the Company's stock option plans for the nine months ended September 30, 2003:

                                                                                 Non-Plan
                                                           Non-Qualified       Non-Qualified
                                   Incentive Options          Options             Options               Total
   -------------------------------------------------------------------------------------------------------------
   Outstanding as of
   January 1, 2003                       735,829              535,973              439,000            1,710,802
   Granted                                20,000               40,000                   --               60,000
   Exercised                                  --                   --                   --                   --
   Forfeited/Expired                    (127,971)             (40,000)                  --             (167,971)
                             -----------------------------------------------------------------------------------
   Outstanding as of
   March 31, 2003                        627,858              535,973              439,000            1,602,831
                             -----------------------------------------------------------------------------------
   Granted                               130,000              300,000              300,000              730,000
   Exercised                                  --                   --                   --                   --
   Forfeited/Expired                     (13,976)             (10,000)                                  (23,976)
                             -----------------------------------------------------------------------------------
   Outstanding as of
   June 30, 2003                         743,882              825,973              739,000            2,308,855
   Granted                                48,000                    -                    -               48,000
   Exercised                                   -                    -                    -                    -
   Forfeited/Expired                           -                    -                    -                    -
                             -----------------------------------------------------------------------------------
   Outstanding as of
   September 30, 2003                    791,882              825,973              739,000            2,356,855
                             ===================================================================================
   Vesting Dates:
          December 31, 2003              125,144              141,004              189,164              453,312
          December 31, 2004              190,706              200,998              101,665              473,786
          December 31, 2005              104,795               82,665               75,006              246,967
          December 31, 2006               57,587               50,504                   --               96,340
          December 31, 2007                   --                  333                   --                  333
                 Thereafter                   --                   --               20,000               20,000

As of September 30, 2003, there were outstanding an aggregate of 1,017,617 of exercisable plan and non-plan options with exercise prices ranging from $.01 to $10.00.

                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 10--STOCKHOLDERS' EQUITY (cont'd)

Stock Options (cont'd)

The Company accounts for its employee incentive stock option plans and warrants issued to employees using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No.
123. Had the Company determined compensation expense base on the fair value at the grant dates for those awards consistent with the method of SFAS 123, the Company's net loss per share would have been increased to the following pro forma amounts:

                                    For the three         For the three         For the nine          For the nine
                                     months ended         months ended          months ended          months ended
                                    September 30,         September 30,        September 30,          September 30,
                                         2003                 2002                  2003                   2002
                                  -----------------    ------------------    -----------------    -------------------

Net loss as reported                  $   (1,609,840)       $   (1,695,631)      $   (5,315,835)       $    (6,238,604)

Add back intrinsic value of the
options issued to employee and
charged to operations                             --                    --               23,845                163,200

Deduct total stock based
employee compensation expense
determined under fair value
based methods for all awards                (817,118)             (639,310)          (2,952,906)            (2,155,403)
                                  ------------------   -------------------   ------------------   --------------------

Pro forma net loss                        (2,426,958)           (2,334,941)          (8,244,896)            (8,230,807)
                                  ==================   ===================   ==================   ====================

Basic and diluted net loss per
share as reported                        $      (.14)          $      (.18)         $      (.53)          $       (.76)
                                  ------------------   -------------------   ------------------   --------------------

Pro forma basic and diluted net
loss per share                           $      (.22)          $      (.25)         $      (.82)         $       (1.00)
                                  ==================   ===================   ==================   ====================


NOTE 11--AGREEMENT TO ACQUIRE DxCG, INC.

On November 8, 2002, the Company entered into a merger agreement to acquire DxCG, Inc. for a total purchase price of approximately $10,000,000. Under the terms of this agreement and at the time this agreement was executed, the Company deposited $200,000 into an escrow account. This sum was intended to be released to DxCG if DxCG terminated the merger agreement because the Company failed to satisfy certain conditions to closing, including third party financing for the cash portion of the purchase price. The Company did not secure the financing and accordingly such agreement was terminated which, in turn, resulted in the Company's charging the $200,000 to earnings in the first quarter of 2003.

                          I-TRAX, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 12--SUBESEQUENT EVENTS

During October 2003, the Company issued 760,000 shares of common stock and granted warrants to purchase an additional 380,000 shares of common stock pursuant to the private placement commenced during August 2003. The Company has realized $1,676,242 after expenses for these October sales. See Note 10 above for further discussion.

During October 2003, the Company received $175,000 from Palladin in connection with the partial exercise of its warrants to purchase 100,000 shares of common stock at $1.75 each.

During October 2003, Palladin converted $175,000 of principal outstanding under the convertible debenture into 100,000 shares of the Company's common stock.

During October 2003, the Company repaid $300,000 owed on its line of credit, representing payment in full.

During October 2003, the Company repaid to the estate of a deceased senior executive officer, a former director and a key employee $500,000 of loans using proceeds of a life insurance policy. See Note 3 above for further discussion.

During October 2003, the Company repaid a shareholder $50,000 (along with accrued interest), which represented the total balance outstanding as of September 30, 2003. The original loan in the amount of $150,000 was made to the Company pursuant to a promissory note dated April 10, 2003.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

         The following discussions of the financial condition and related results of operations of I-trax, Inc. and its subsidiaries should be reviewed in conjunction with our financial statements and related notes appearing on the preceding pages as well as our audited financial statements for the fiscal year ended December 31, 2002, incorporated into our Form 10-KSB, filed on April 15, 2003.

         This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements, which are based upon current expectations and involve a number of risks and uncertainties. In order for I-trax, Inc. to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by important factors, which are set forth below and elsewhere in this report, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include our ability to continue as a going concern and our ability to execute contracts for disease management services and software technology.

Our Business

         I-trax enables better healthcare through personalized health management programs.

         We believe that our personalized disease and life-style management solutions enable organizations to evolve from fragmented care management practices into a cohesive and efficient system of healthcare. Our solutions are fully integrated, use a single-data platform that allows all caregivers to share records, and enable our clients to provide true coordination of care. We believe that by facilitating real-time communication between all stakeholders within today's complex healthcare system, our solutions reduce costs and enable the best possible delivery of care.

         Health-e-Life(SM) Program

         We deliver our solutions through our proprietary Health-e-Life((SM)) Program. The Program is designed to deliver lifestyle, disease and risk reduction interventions to an entire population by utilizing predictive science, technology, clinical expertise and care coordination.

         Predictive Science

         Our Health-e-Life(SM) Program incorporates predictive science to analyze our clients' medical claims and pharmacy and clinical data to predict future healthcare costs. We believe this is an essential step to effective disease and life-style management. Experts agree that predictive science provides a comprehensive advantage to health plans, employers and providers, and leads to cost effective medical management and greater profitability. Using predictive science, we analyze our clients' entire populations to accurately predict our clients' future healthcare costs, including avoidable costs, the health conditions that will drive those costs and the people within our clients' populations who are at risk for those conditions. Armed with this information, I-trax is able to target the most appropriate resources to achieve the best savings and return on investment for our clients.

         Technology Solutions

         All technology components of our Health-e-Life(SM) Program utilize a single data platform--Medicive(R) Medical Enterprise Data System--a proprietary software architecture developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry.

         Further, our web accessible solutions include portals for key stakeholders in the care delivery process--consumers, physicians and care managers--thus permitting real-time sharing of information and adherence to our health and disease intervention programs. The key technology we use for effective care coordination include:


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                  o        Health-e-Coordinator(TM), a web-based care management
                           application;
                  o        MyFamilyMD(TM), a consumer health management portal;
                  o        CarePrime(R),   a  clinical  care   application   for
                           physicians and clinicians; and
                  o        I-talk(TM), interactive smart voice technology.

         Interventions and Clinical Expertise

         Our personalized health and disease interventions include intensive programs for individuals who suffer from, or are at high risk for, active or chronic disease and tailored programs for individuals who are at low risk. Depending on the individual's level of risk, our custom tailored interventions include self-help programs available through the web or person-assisted programs administered through our Care Communication Center, which is staffed by trained nurses and other health professionals 24 hours per day, 7 days per week. All interventions include life-style and risk reduction programs that follow evidence-based clinical guidelines to optimize health, fitness, productivity and quality of life.

         We have designed and are implementing interventions for a number of specific chronic conditions, including congestive heart failure (CHF), coronary artery disease (CAD), asthma, diabetes, cancer management, cystic fibrosis, lower back pain and chronic obstructive pulmonary disease (COPD).

         Care Communication Center

         Our Care Communications Center is staffed with registered nurses and other healthcare professionals 24 hours per day, 7 days per week. Through the Center, we affect targeted interventions to improve the health management of the populations we serve. The Center helps consumers make informed decisions about their health and provides ongoing support for those with chronic diseases. Our demand management and nurse triage services incorporate nationally recognized, evidence-based clinical guidelines to ensure that all caregivers and consumers are following the best practices.

Listing on the American Stock Exchange

         Effective January 3, 2003 we completed a 1-for-5 reverse stock split. Our Board of Directors and stockholders authorized the reverse stock split in connection with the then pending application to list our common stock on the American Stock Exchange. We began trading on the American Stock Exchange on January 15, 2003 under the symbol "DMX."

Corporate Overview

         I-trax was incorporated in the State of Delaware on September 15, 2000. We currently have two wholly owned subsidiaries: I-trax Health Management Solutions, Inc. (formerly known as I-Trax.com, Inc.) ("Health Management"), a corporation, and WellComm Group, LLC, a single member limited liability company. We conduct our operations through Health Management and WellComm Group, LLC.

Our Customers

         As of the date of this filing, we serve approximately 70 customers. Our customers include physician groups, hospitals, health plans, including plans providing Medicaid and Medicare covered services, universities, colleges and agencies and branches of the United States government.

Marketing Strategy

         We continue to focus the majority of our marketing efforts on the following markets:

                  o Self-Insured Employers. Self-insured employers have a significant stake in making sure that employees and their dependents are empowered with tools to make the best and most educated healthcare decisions. We believe that correct and informed decisions will not only reduce direct healthcare costs, but also reduce employee absenteeism and improve employees' focus at


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                           work.  Where  employees  are older or retired  and at
                           risk for chronic diseases, early risk identification and targeted interventions will help reduce costs and improve quality of life. Third party administrators,
                           the  organizations   that  process  claims  for  most
                           self-insured employers, are an important channel in pursuing this market segment.

                  o Health Plans and Health Insurers. We believe that the era of health maintenance organizations denying access to care as a measure to reduce costs is over. We believe that health plans and health insurers are under increasing pressure to revise their methods to reduce medical errors, coordinate care and implement technology enabled population health management solutions and disease management programs. We believe that denial of access was a short-term solution that is now causing escalated costs. Population health management is a long-term solution with proven return on investment.

                  o Health Systems and Hospitals. Hospitals and health systems are under increasing financial pressure to balance the expense of high quality medical care with public and private insurers' reimbursements. Our solutions assist hospitals and health systems to reduce costs while enhancing the service and care provided to patients.

Results of Operations

         Three Months Ended September 30, 2003 Compared to Three Months Ended September 30, 2002

         Revenue for the three months ended September 30, 2003 was $1,000,513, an increase of $229,013 or 30% from $771,500 for the three months ended September 30, 2002. Total revenue was comprised of two components: (1) prevention and care services revenue of $757,225; and (2) technology license and services revenue of $243,288. Of the total technology license and services revenue, $125,000 represents revenue from the exclusive license of CarePrime(R) and MyFamilyMD(TM) to UICI, Inc. We contracted this license and software development in the third quarter of 2002 and we are recognizing it based on deliverables. We expect that a significant portion of revenue in future periods will be generated from the delivery of care services through our Health-e-Life(SM) Program.

         Cost of revenue for the three months ended September 30, 2003 was $318,903, a decrease of 2% from $324,923 for the three months ended September 30, 2002. The small decrease is attributable to streamlining of personnel costs required to service our prevention and care services contracts. We expect future revenue to be made up largely of prevention and care services. Because the costs associated with these services are variable in nature, we expect our expenses will increase in line with our revenues.

         Commencing in the first quarter of 2003, we have begun to capitalize certain development costs, which are comprised primarily of developer's salaries and outsourced expenses. As of September 30, 2003, we have capitalized an aggregate of $617,045 in costs.

         For the three months ended September 30, 2003 we capitalized $241,500. Such costs were expensed during the quarter ended September 30, 2002 because the products under development had not reached technological feasibility and therefore the related expense could not be capitalized. We expect to continue to spend funds to improve our services and to add functionality to our technology products. Such products include the MyFamilyMD(TM) application and its MedWizard(R) tools, the CarePrime(TM) application, which interacts with MyFamilyMD(TM) and its MedWizard(R) tools, and the Health-e-Coordinator(TM) application, which is a disease management platform.

         General and administrative expenses (excluding salary and related benefits which are discussed separately below) increased slightly from $467,173 for the three months ended September 30, 2002 to $499,674 for the three months ended September 30, 2003. We believe that we currently have the resources to handle increased revenue without major increases in general and administrative expenses.

         Salary and related benefits were $750,223 for the three months ended September 30, 2003 as compared to $845,967 for the three months ended September 30, 2002. The decrease in salary and related benefits from the three months


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ended  September  30,  2002 to the three  months  ended  September  30, 2003 was
$95,744  or  11%   resulting   from   consolidating   positions   and  improving
efficiencies.

         Depreciation and amortization expenses were $440,348 for the three months ended September 30, 2003, as compared to $349,714 for the three months ended September 30, 2002. The increase is primarily attributable to certain intangible assets acquired in October 2002.

         Marketing and publicity expenses were $96,762 for the three months ended September 30, 2003 as compared to $39,413 for the three months ended September 30, 2002. The increase of 146% or $57,349 is a direct result of augmented marketing and investor relation campaigns to promote I-trax and penetrate the disease management market.

         Interest expense and financing costs for the three months ended September 30, 2003 were $946,918, an increase of $658,953 or 229% from $287,965 for the three months ended September 30, 2002. Interest expense for the three months ended September 30, 2003 includes charges of approximately $838,825 related to the Palladin debenture and related warrants. Of this amount, $29,571 represents 6% interest on the debenture for the three months ended September 30, 2003; $554,844 represents amortization of the value assigned to the original beneficial conversion value of the Palladin debenture and the associated warrants and additional charges and amortization for the further beneficial conversion value caused by the June 2003 resetting of the conversion price of such debenture and the exercise price of the associated warrants; and $254,310 represents an accelerated charge to interest expense for the portion of the debenture converted during the three months ended September 30, 2003. During this period, Palladin converted approximately $561,000 of principal outstanding under the debenture into common stock. Generally, the beneficial conversion value represents the benefit to the investor that results from purchasing an immediately convertible debenture with a conversion price that is less than fair market value on the date of purchase after first allocating a portion of the proceeds from the debenture to the associated warrants. The remaining balance of interest expense of approximately $108,093 is associated with interest on other debt and the amortization of warrants granted to certain shareholders for loans made to I-trax.

         Amortization of debt issuance and conversion costs was $57,525 and $54,576 for the three months ended September 30, 2003 and 2002, respectively. These amounts represent costs incurred in selling the $2,000,000 debenture to Palladin and will be amortized over the two-year life of the debenture.

         Carol Rehtmeyer, a senior executive officer and director of I-trax, died in September 2003. In October 2003, we received proceeds of $500,000 from a key-person life insurance policy we maintained on the life of the deceased senior executive officer. Accordingly, this amount was accrued as of September 30, 2003. Because we were obligated to use the proceeds of this policy to pay certain loans, we dispersed the proceeds from insurance policy in October 2003 in partial satisfaction of such loans.

         For the three months ended September 30, 2003 our net loss was $1,609,840 as compared to a net loss $1,695,631 for the three months ended September 30, 2002, a decrease of 5%.

         Nine Months Ended September 30, 2003 Compared to Nine Months Ended September 30, 2002

         Revenue for the nine months ended September 30, 2003 was $3,667,840, an increase of $1,891,323 or 106% from $1,776,517 for the nine months ended September 30, 2002. The increase in revenue is primarily attributable to I-trax recognizing approximately $1,400,000 of deferred revenue pursuant to a contract executed during the third quarter of 2002. The balance of the increase is associated with new care services contracts executed during the nine months ended September 30, 2003. Total revenue was comprised of two components: (1) prevention and care services revenue of $2,114,496; and (2) technology license and services revenue of $1,553,344. Of the total technology license and services revenue, $1,400,000 represents revenue from the exclusive license of CarePrime(R) and MyFamilyMD(TM) to UICI, Inc. We contracted this license and software development in the third quarter of 2002 and we are recognizing it based on deliverables. We expect that a significant portion of revenue in future periods will be generated from the delivery of care services through our Health-e-Life(SM) Program.

         Cost of revenue for the nine months ended September 30, 2003 was $977,135, an increase of 3% from $952,241 for the nine months ended September 30, 2002. The increase is attributable to the personnel costs required to


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service our prevention and care services contracts.  We expect future revenue to be made up largely of prevention care services. Because the costs associated with these services are variable in nature, we expect our expenses will increase in line with our revenues.

         Outsourced and certain internal research and development costs amounting to $617,045 were capitalized for the nine months ended September 30, 2003 as compared to $320,220 which was expensed for the nine months ended
September  30,  2002.  We  expensed  such  costs  during the nine  months  ended
September 30, 2002 because the products under development had not reached technological feasibility and therefore the related expense could not be capitalized. We expect to continue to spend funds to improve our services and to add functionality to our technology products. Such products include the MyFamilyMD(TM) application and its MedWizard(R) tools, the CarePrime(TM) application, which interacts with MyFamilyMD(TM) and its MedWizard(R) tools, and the Health-e-Coordinator(TM) application, which is a disease management platform. Commencing in the first quarter of 2003, we began to capitalize certain costs, which are comprised primarily of developer salaries and out-sourced costs.

         General and administrative expenses (excluding salary and related benefits which are discussed separately below) decreased from $1,290,284 for the nine months ended September 30, 2002 to $1,020,317 for the nine months ended September 30, 2003, a decrease of 21%. Our ability to reduce general and administrative expenses is attributable to increased efficiencies and implementation of stringent budgetary controls. Additionally, during the nine months ended September 30, 2003, we successfully settled certain payables on favorable terms that resulted in a $180,757 expense reversal. We believe that we currently have the resources to handle increased revenue without major increases in general and administrative expenses.

         Salary and related benefits were $2,074,680 for the nine months ended September 30, 2003 as compared to $2,964,164 for the nine months ended September 30, 2002. The decrease in salary and related benefits from the nine months ended September 30, 2002 to the nine months ended September 30, 2003 was $889,484 or 30%, resulting from consolidating positions and improving efficiencies.

         Depreciation and amortization expenses were $1,317,512 for the nine months ended September 30, 2003, as compared to $1,197,236 for the nine months ended September 30, 2002. The increase is primarily attributable to certain intangible assets acquired during October 2002.

         Marketing and publicity expenses were $1,677,429 for the nine months ended September 30, 2003 as compared to $366,505 for the nine months ended September 30, 2002. The increase of 358% or $1,310,924 is a direct result of augmented marketing and investor relation campaigns to promote I-trax in the capital markets and its products in the disease management market. A non-cash charge of approximately $1,467,000 for the nine months ended September 30, 2003, resulted from the issuance of common stock, granting of warrants and contribution of common stock by certain stockholders of I-trax to an investor relations firm.

         Interest expense and financing costs for the nine months ended September 30, 2003 were $1,921,799, increasing by $1,142,864 or 147% from
$778,935 for the nine months ended September 30, 2002. For the nine months ended September 30, 2003, interest expense includes charges of approximately $1,646,354 related to the Palladin debenture and related warrants. Of this amount $89,671 represents interest of 6% on the debenture for the nine months ended September 30, 2003; $1,302,373 represents amortization of the value assigned to the original beneficial conversion value of the Palladin debenture and the associated warrants and additional charges and amortization for the further beneficial conversion value caused by the June 2003 resetting of the conversion price of such debenture and the exercise price of the associated warrants; and $254,310 represents an accelerated charge to interest expense for the portion of the debenture converted during the nine months ended September 30, 2003. During the period, Palladin converted approximately $561,000 of principal outstanding under the debenture into common stock. Generally, the beneficial conversion value represents the benefit to the investor that results from purchasing an immediately convertible debenture with a conversion price that is less than fair market value on the date of purchase after first allocating a portion of the proceeds from the debenture to the associated warrants. The remaining balance of interest expense of approximately $275,445 is associated with interest on other debt and the amortization of the value of warrants granted to certain shareholders for loans made to I-trax.

         Amortization of debt issuance and conversion costs was $294,803 and $145,536 for the nine months ended September 30, 2003 and 2002, respectively. These amounts represented costs incurred in selling the $2,000,000 debenture to


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Palladin and will be amortized over the two-year life of the  debenture.  During the nine months ended September 30, 2003, we booked a one-time charge of $122,228 in connection with the re-pricing of the exercise price of the warrants granted to a third party that brokered the Palladin transaction and increasing the number of shares covered by the warrant as per the broker agreement.

         During the quarter ended March 31, 2003, in connection with the termination of our agreement to acquire DxCG, Inc., a Boston-based predictive modeling company, we charged $200,000 to earnings. This sum was released to DxCG following DxCG's termination of the merger agreement because certain conditions to closing, including third party financing for the cash portion of the purchase price, were not satisfied.

         For the nine months ended September 30, 2003, our net loss was $5,315,835 as compared to a net loss of $6,238,604 for the nine months ended September 30, 2002, a decrease of 15%.

Liquidity and Capital Resources

         Working Capital Deficiency

         As of September 30, 2003, we had a working capital deficiency of $1,704,369. As of the date of this report, we have secured funds sufficient to finance these deficits from the sales of equity instruments.

         During the nine months ended September 30, 2003, our Chief Executive and Operating Officers, along with certain stockholders advanced to us $740,000 in the form of loans for working capital. Our Chief Executive and Operating Officers have committed to continue to support us through July 1, 2004. Cash flow deficits from operations during the three months ended September 30, 2003 have averaged approximately $ 348,000 per month.

         Sources and Uses of Cash

         Despite negative cash flows from operations, which amounted to $2,559,405 for the nine months ended September 30, 2003 and $1,103,724 for the nine months ended September 30, 2002, we have been able to secure funds to support our operations. During the nine months ended September 30, 2002, we secured funding by selling equity securities, issuing a debenture and receiving advances from officers, directors and other related parties, which aggregated approximately $4,490,000. Of the $4,490,000, approximately $2,200,000 was used to acquire WellComm Group, Inc., and the remainder was used to fund operations. During the nine months ended September 30, 2003, we borrowed (net of repayments) $750,000 from officers, related parties and certain shareholders. Additionally, during the nine months ended September 30, 2003, we raised approximately $2,400,000 pursuant to private placements of our securities. The funds were used primarily to fund operations, continue the investment in our technology and satisfy certain liabilities.

         As of September 30, 2003, our current liabilities were $3,282,483, of which $547,560 is due to related parties. The remainder of current liabilities of $2,734,923 is comprised primarily of trade payables of approximately $711,000, accrued expenses of approximately $442,000, $300,000 credit line payable, which was assumed with the acquisition of WellComm, carrying value of $1,101,000 for convertible debenture we sold to Palladin (with a face value of $1,586,000 maturing in February 2004) and $119,000 of loans from shareholders. If we do not have sufficient funds to repay the convertible debenture we sold to Palladin when due, we will be in default on a material obligation and as a result our operations may be materially and adversely effected. We have good relationships with all of our vendors.

         As of September 30, 2003, the face value of our long-term debt amounted to $617,809 (with a carrying value of $397,500) held by a group of investors led by Psilos Group Partners, L.P., for which principal and interest is not due until March 2006. Additionally, we owe $315,000 to our Chief Executive and Operating Officers for advances made to us. This amount is classified as non-current since we do not expect these advances to be repaid within the next twelve months unless circumstances change.

         Under a private placement initiated in June 2003, we raised approximately $1,000,000 in cash, converted approximately $1,169,270 in related party loans, of which $1,037,038 represented principal and $132,232 represented


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interest,  and converted $121,997 of deferred salaries by selling or issuing, as applicable,  common  stock.  In this  offering,  we issued a total of  1,311,682 shares.

         During August 2003 we commenced a private placement whereby we offered as a unit two shares of common stock and a warrant to purchase an additional share of common stock exercisable at $3.00 (the market price of our common stock on the date we commenced the private placement) for a unit purchase price of $5. The maximum amount offered is $3,500,000. Through September 30, 2003, we issued 640,000 shares of common stock and granted warrants to purchase 320,000 additional shares under this private placement. We realized net proceeds of $1,401,203 after expenses as of September 30, 2003.

         During the quarter ended June 30, 2003, we also issued stock for services. Specifically, we issued 205,833 shares of common stock for investor relations services valued at $331,048.

         During May 2003, certain of our shareholders contributed loans (which were thereafter converted into common stock) and common stock such that an investor relations firm retained by us received an aggregate of 290,000 shares of common stock as compensation for services. The benefit that we have received from these contributions amounted to $437,900, based on the market price of our common stock on the date of the contribution, and was charged to operations.

         During May and June 2003, we granted 375,000 warrants with exercise prices ranging from $1.50 to $1.76 to two individuals and an institution for investor relations services pursuant to three separate consulting agreements expiring in May and June 2004. The value of such warrants, utilizing the Black-Scholes model, amounted to $645,000. This amount has been charged to operations for the three months ended June 30, 2003.

         During May 2003, pursuant to the approval of our Board of Directors, we granted an aggregate of 450,000 warrants with an exercise price of $1.80 per share to our Chief Executive and Operating Officers for their continued financial support and for their guarantees to continue to support us through July 1, 2004. The granting of such warrants did not result in any charges to operations since they are deemed to be granted to our employees and accordingly are treated similar to incentive stock options.

         In April 2003, we borrowed $100,000 from a shareholder pursuant to a convertible promissory note. The note, with an eleven-month term, accrues interest at 6% per annum and a default interest rate of 12% per annum. The principal and related accrued and unpaid interest is convertible by the shareholder into common stock at $1.50 per share at any time. As consideration for this loan, we also granted the shareholder a warrant to acquire 100,000 shares of common stock at an exercise price of $1.50 per share. The value assigned to the warrant of $68,000 is recorded as a discount to the convertible promissory note using the relevant fair value of the debt and the warrants to the actual proceeds from the convertible promissory note.

Critical Accounting Policies

         Impairment of Goodwill and Intangible

         We operate in an industry that is rapidly evolving and extremely competitive. It is reasonably possible that our accounting estimates with respect to the useful life and ultimate recoverability of our carrying basis of goodwill and intangible assets could change in the near term and that the effect of such changes on the financial statements could be material.

         Revenue Recognition

         We derive our revenue pursuant to different contract types, including perpetual software licenses, subscription licenses and custom development services, all of which may include support services revenue such as licensed software maintenance, training, consulting and web hosting arrangements. As described below, significant management judgments and estimates must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of our revenue for any period if our management made different judgments or utilized different estimates.

         We license our software products for a specific term or on a perpetual basis. Most of our license contracts also require maintenance and support. We apply the provisions of Statement of Position 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to all transactions involving the sale of software products and hardware transactions where the software is not incidental. For hardware transactions where software is not incidental, we do not unbundle our fee and, accordingly, do not apply separate accounting guidance to the hardware and software elements. For hardware transactions where no software is involved we apply the provisions of Staff Accounting Bulletin 101 "Revenue Recognition." In addition, we apply the provisions of Emerging Issues Task Force Issue No. 00-03 "Application of AICPA Statement of Position 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity's Hardware" to our hosted software service transactions.

         We recognize revenue from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable and collection of the resulting receivable is reasonably assured. Delivery generally occurs when product is delivered to a common carrier.

         Upon execution of a contract for services, we assess whether the fee associated with our revenue transactions is fixed and determinable and whether or not collection is reasonably assured. We assess whether the fee is fixed and determinable based on the payment terms associated with such contract. If a significant portion of a fee is due after our normal payment terms, which are generally 30 to 90 days from invoice date, we account for such fee as services are provided.

         We assess collection based on a number of factors, including past transaction history with the customer and the credit worthiness of the customer. We do not request collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

         For arrangements with multiple obligations (for example, undelivered maintenance and support), we allocate revenue to each component of the arrangement using the residual value method based on the fair value of the undelivered elements. Accordingly, we defer revenue for the amount equivalent to the fair value of the undelivered elements.

         We recognize revenue for maintenance services ratably over the contract term. Our training and consulting services are billed based on hourly rates, and we generally recognize revenue as these services are performed. However, upon execution of a contract, we determine whether or not any services included within the arrangement require us to perform significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests. If these services are included as part of an arrangement, we recognize the fee using the percentage of completion method. We determine the percentage of completion based on our estimate of costs incurred to date compared with the total costs budgeted to complete the project.

         We recognize service revenue as services are rendered. We contract with our customers to provide services based on an agreed upon monthly fee, a per-call charge or a combination of both.

         As of the date of this filing, we have not entered into any risk-sharing contracts, however we expect that we may do so in future periods. This type of contract is generally for a term of three to five years, provides for automatic renewal, and may provide that a percentage of our fee is refundable ("performance based") based on achieving a targeted percentage reduction in a customer's healthcare costs.

Material Equity Transactions

         As of September 30, 2003 we have executed equity transactions with related and unrelated parties in connection with raising funds for working capital and with issuing securities in lieu of compensation for services received. We believe that we have valued all such transactions pursuant to various applicable accounting rules and that they ultimately represent the economic substance of each transaction.

Item 3.           Controls and Procedures

         As of September 30, 2003, we carried out an evaluation under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer of the effectiveness of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are effective to ensure that information we are required to disclose in reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. Subsequent to the date of this evaluation, there were no significant changes in our internal controls or in other factors that could significantly affect the disclosure controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

PART II.          OTHER INFORMATION

Item 1.           Legal Proceedings

         None.

Item 2.           Changes in Securities

         On August 14, 2003 we commenced a private placement whereby we offered as a unit two shares of common stock and a warrant to purchase an additional share of common stock exercisable at $3.00 (the market price of our common stock on the date we commenced the private placement) for a unit purchase price of $5. Westminster Securities Corporation, Member New York Stock Exchange, acted as placement agent for this private placement. The maximum amount offered is $3,500,000. As of September 30, 2003, we issued 640,000 shares of common stock and granted warrants to purchase 320,000 additional shares under this private placement. As of September 30, 2003, we realized proceeds of $1,401,203, net of $198,797 in placement agent commissions and expenses. Each of the participants in this private placement is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

Item 3.           Defaults upon Senior Securities

         We did not default upon any senior securities during the quarter ended September 30, 2003.

Item 4.           Submission of Matters to a Vote of Security Holders

         We did not submit any matters to a vote of our security holders during the quarter ended September 30, 2003.

Item 5.           Other Information

         None.

Item 6.           Exhibits and Reports on Form 8-K

(a)      Exhibits

31.1 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(b)      Reports on Form 8-K

         We filed two Current Reports on Form 8-K with the Securities and Exchange Commission on August 15, 2003 to report the issuance of our earnings press release and Regulation FD disclosure.

         We filed a Current Report on Form 8-K with the Securities and Exchange Commission on October 17, 2003 to report a private placement of our securities.

                                    SIGNATURE

         In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         I-TRAX, INC.

Date: November 13, 2003                  By: /s/  Frank A. Martin
                                             --------------------------------
                                         Name:   Frank A. Martin
                                         Title:  Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   February 6, 2003

                                -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                              0-30275                    23-3057155
------------------------      ------------------------     ---------------------
(State or other jurisdiction        (Commission                  (IRS Employer
of incorporation)                   File Number)             Identification No.)

One Logan Square
130 N. 18th St., Suite 2615
Philadelphia, PA                                                  19103
----------------------------------------                  --------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:         (215) 557-7488

                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.           Changes in Registrant's Certifying Accountant

                  Effective February 6, 2003, I-trax, Inc, a Delaware corporation, dismissed PricewaterhouseCoopers LLP as its independent auditor. The decision to dismiss PricewaterhouseCoopers LLP was recommended and approved by the Audit Committee of I-trax's Board of Directors and approved by I-trax's Board of Directors.

                  Except as described in the following sentence, the reports of PricewaterhouseCoopers LLP on I-trax's financial statements for the calendar years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. The reports of PricewaterhouseCoopers LLP for the calendar years ended December 31, 2001 and 2000 were modified to express substantial doubt regarding the Company's ability to continue as a going concern.

                  During I-trax's two most recent calendar years and through the date of this Form 8-K, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to such disagreements in its reports.

                  I-trax has requested PricewaterhouseCoopers LLP to furnish to I-trax a letter addressed to the Securities and Exchange Commission regarding whether or not PricewaterhouseCoopers LLP agrees with the above statements. I-trax is filing this letter, dated February 12, 2003, as Exhibit 16 to this Form 8-K.

Item 7.           Financial Statements and Exhibits.

         16       Letter of PricewaterhouseCoopers LLP to the Securities and
Exchange Commission dated February 12, 2003.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                I-TRAX, INC.



Date:  February 12, 2003                        By:/s/ Anthony Tomaro
                                                -------------------------------
                                                Name:  Anthony Tomaro
                                                Title: Chief Financial Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   February 18, 2003

                                -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                               0-30275               23-3057155
------------------------        -------------------          -------------------
(State or other jurisdiction      (Commission                (IRS Employer
of incorporation)                  File Number)              Identification No.)

One Logan Square
130 N. 18th St., Suite 2615
Philadelphia, PA                                                19103
------------------------------------------           ---------------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:       (215) 557-7488

                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

     Effective February 18, 2003, I-trax, Inc, a Delaware corporation, engaged Goldstein Golub Kessler LLP as the principal accountant to audit I-trax's 2002 financial statements. The decision to engage Goldstein Golub Kessler LLP was recommended and approved by the Audit Committee of I-trax's Board of Directors.

     Neither I-trax nor anyone on its behalf consulted Goldstein Golub Kessler LLP regarding the application of accounting principals to a specific completed or contemplated transaction or regarding the type of audit opinion that Goldstein Golub Kessler LLP would render on I-trax's financial statements prior to this engagement.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           I-TRAX, INC.



Date:  February 19, 2003                   By:      /s/ Anthony Tomaro
                                               -------------------------------
                                           Name:   Anthony Tomaro
                                           Title:     Chief Financial Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   April 22, 2003

                                -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                 0-30275                              23-3057155
       ------------------------                ------------------------               ------------------------
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            incorporation)

                     One Logan Square
                130 N. 18th St., Suite 2615
                Philadelphia, Pennsylvania                                            19103
     ------------------------------------------------                  -----------------------------------
         (Address of principal executive offices)                                   (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

         I-trax, Inc. is holding an investor conference call on Tuesday, April 22, 2003 beginning at 2:00 p.m. EST. The conference is accessible by the investing public by dialing 800-328-1382, which was publicized through a press release issued on April 16, 2003. The purpose of the call is for Frank A. Martin, I-trax's Chief Executive Officer to review I-trax's 2002 performance and I-trax's prospects for 2003. The text of Mr. Martin's presentation is attached to this current report as Exhibit 99.1.

         A tape of the investor conference call will be available through Tuesday, May 6, 2003 at 800-642-1687. The conference ID number is 9828651.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              I-TRAX, INC.



Date:  April 22, 2003                         By:   /s/ Frank A. Martin
                                                  ------------------------------
                                              Name:   Frank A. Martin
                                              Title:     Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 14, 2003
                                                        -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                    0-30275                     23-3057155
--------------------       ------------------------         -------------------
(State or other            (Commission File Number)           (IRS Employer
 jurisdiction of                                            Identification No.)
 incorporation)

             One Logan Square
        130 N. 18th St., Suite 2615
        Philadelphia, Pennsylvania                          19103
-----------------------------------------              --------------
 (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

         On May 14, 2003, I-trax, Inc. issued a press release, attached to this current report as Exhibit 99.1, announcing its result of operations for the quarter ended March 31, 2003. In the same press release, I-trax also announced an investor conference call, which was held on Thursday, May 15, 2003 beginning at 3:00 p.m. EST. The conference call was accessible by the investing public by dialing 800-328-1382. The purpose of the call was for Frank A. Martin, I-trax's Chief Executive Officer, to review I-trax's performance for the quarter ended March 31, 2003.

         The text of Mr. Martin's presentation is available by accessing the investor relations' section of I-trax's web site at www.i-trax.com.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            I-TRAX, INC.



Date:  May 19, 2003                         By:   /s/ Frank A. Martin
                                            Name:   Frank A. Martin
                                            Title:     Chief Executive Officer






E

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   August 15, 2003

                                -----------------

                                  I-TRAX, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                         0-30275                        23-3057155
   ------------------------        ------------------------         ------------------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer Identification No.)
        incorporation)

            One Logan Square
       130 N. 18th St., Suite 2615
            Philadelphia, PA                                  19103
--------------------------------------------         ---------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure.

A press release issued by I-trax,  Inc. on August 14, 2003 is attached hereto as
Exhibit 99.1.

Item 7.           Exhibits.

99.1              Press Release, issued August 14, 2003.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             I-TRAX, INC.



Date:  August 14, 2003                       By:   /s/Frank A. Martin
                                                 -------------------------------
                                             Name:   Frank A. Martin
                                             Title:     Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported):   August 15, 2003

                                -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                 0-30275                              23-3057155
   ------------------------                ------------------------               ------------------------
(State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
        incorporation)

             One Logan Square
        130 N. 18th St., Suite 2615
             Philadelphia, PA                                   19103
---------------------------------------------          -------------------------
 (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure

         Frank A. Martin, Chairman and CEO of I-trax, Inc., intends to disclose at a meeting with broker-dealers and investment bankers on August 15, 2003 that I-trax management is currently projecting calendar 2003 revenue of approximately $7 to $8 million and a net loss of approximately $4.4 to $4.9 million. In addition, Mr. Martin intends to disclose that I-trax management is projecting calendar 2004 revenue of approximately $12 to 14 million with earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $2.4 to
2.8 million and net income of approximately $300,000 to $500,000. Further, management expects calendar 2005 revenue of approximately $16 to $20 million with EBITDA of $4 to $5 million and net income of $2.5 to 3.2 million. In the same meeting, Mr. Martin also intends to disclose that management expects the projected year-over-year growth in revenue to be generated from its current pipeline without including any potential major transactions or possible acquisitions.

         Safe Harbor Statement: This Current Report on Form 8-K contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for I-trax to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: I-trax's ability to execute new contracts for disease management services, population health management services and technology solutions; the risks associated with a significant concentration of I-trax's revenues with a limited number of customers; I-trax's ability to effectively improve its technology and service solutions; I-trax's ability to renew and maintain contracts with its current customers under existing terms; I-trax's ability to execute on its business plan; I-trax's ability to obtain adequate financing to provide the capital that may be needed to support the growth of its business; acceptance of I-trax's solutions by the marketplace; and general economic conditions. I-trax undertakes no obligation to update or revise any such forward-looking statements. These and other risks pertaining to I-trax are described in greater detail in I-trax's periodic filings with the Securities and Exchange Commission.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             I-TRAX, INC.



Date:  August 15, 2003                       By:   /s/ Frank A. Martin
                                                 -------------------------------
                                             Name:   Frank A. Martin
                                             Title:     Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   October 15, 2003
                                                     -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      0-30275                 23-3057155
   ------------------------            -----------        ----------------------
(State or other jurisdiction of       (Commission            (IRS Employer
        incorporation)                File Number)         Identification No.)


                     One Logan Square
                130 N. 18th St., Suite 2615
                     Philadelphia, PA                               19103
     ------------------------------------------------            ------------
         (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

         A press release issued by I-trax, Inc. on October 15, 2003 is attached hereto as Exhibit 99.1.

Item 7.           Exhibits.

99.1              Press Release, issued October 15, 2003.



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 I-TRAX, INC.



Date:  October 17, 2003                          By:    /s/Frank A. Martin
                                                 -------------------------------
                                                 Name:  Frank A. Martin
                                                 Title: Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   November 13, 2003

                                -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                    0-30275             23-3057155
   ------------------------         ------------     ----------------------
(State or other jurisdiction of     (Commission         (IRS Employer
        incorporation)              File Number)      Identification No.)

              One Logan Square
         130 N. 18th St., Suite 2615
              Philadelphia, PA                                 19103
 ---------------------------------------------         ------------------------
  (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.           Exhibits.

99.1      Press Release, issued November 13, 2003.

Item 12.  Results of Operations and Financial Condition.

A press release issued by I-trax, Inc. on November 13, 2003 is attached hereto as Exhibit 99.1.



                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              I-TRAX, INC.



Date:  November 17, 2003                      By:   /s/Frank A. Martin
                                              -------------------------------
                                              Name:   Frank A. Martin
                                              Title:  Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2003
                                                  -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                       0-30275                  23-3057155
   ------------------------      ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                 One Logan Square
            130 N. 18th St., Suite 2615
                 Philadelphia, PA                             19103
     ------------------------------------------         ------------------
     (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (215) 557-7488


                                      N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

                  On December 26, 2003, I-trax, Inc., a Delaware corporation ("I-trax"), DCG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of I-trax ("Acquisition"), CHDM Healthcare, LLC, a Delaware limited liability company of which I-trax is the sole member ("Acquisition LLC"), and Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare), a Delaware corporation ("CHD Meridian") entered into a Merger Agreement (the "Merger Agreement"). We refer to the transactions described in the Merger Agreement as the "Merger."

                  CHD Meridian, a privately-held company, is a leading provider of outsourced, employer-sponsored healthcare services to Fortune 1000 companies and the Federal government. CHD Meridian's programs are designed to allow employers to contract directly for a wide range of employee related healthcare services delivered at or near the worksite. CHD Meridian offers programs in four areas: (1) primary care services; (2) pharmacy services and benefits; (3) staffing and management of on-site occupational health facilities; and (4) corporate health staffing and management services. CHD Meridian currently maintains contracts with 90 leading U.S. employers serving approximately 650,000 lives. Headquartered in Nashville, TN, CHD Meridian employs approximately 1,600 people and operates in over 150 sites in more than 30 states.

                  The Merger Agreement provides for delivery of: 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax Series A Preferred Stock, and cash. CHD Meridian stockholders will also receive additional shares of I-trax common stock if CHD Meridian, continuing its operations following the closing of the Merger as a subsidiary of I-trax, achieves certain calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization ("EBITDA"). If EBITDA exceeds $8.1 million, the number of such additional I-trax common shares payable will be 3,600,000; the number of such shares increases proportionately up to a maximum of 4,000,000 such additional I-trax common shares if EBITDA exceeds $9.0 million.

                  The amount of cash payable as part of the Merger consideration will be $35 million less (1) the amount, if any, by which CHD Meridian's cash at closing is less than $13.3 million and (2) the amount CHD Meridian spends to redeem any of its outstanding common stock or options to acquire common stock, which may equal up to $11 million.

                  The amount of cash, I-trax common stock, Series A Preferred Stock, and the contingent consideration to be issued by I-trax in the Merger was determined by arms length negotiations between I-trax and CHD Meridian. As a basis for such negotiations, I-trax management reviewed CHD Meridian's contracts, pipeline, projections, cash flow and other factors, such as anticipated synergy between the companies' services and products and anticipated consumer demand for the combined companies' products.

                  I-trax expects to fund the cash portion of the Merger consideration by selling additional shares of Series A Preferred Stock and obtaining a senior credit facility with a national lender, which allows a closing date draw of least $16 million.

                  I-trax has received subscriptions from institutional investors for an aggregate of $20 million of Series A Preferred Stock, which I-trax will issue at the closing of the Merger. The Series A Preferred Stock will accrue dividends at the rate of 8% per year. Dividends will be payable in I-trax common stock or cash, at the election of I-trax, when the Series A Preferred Stock is converted into I-trax common stock. The Series A Preferred Stock is convertible into I-trax common stock at a conversion price of $2.50 per share. Holders of Series A Preferred Stock may convert such shares into I-trax common stock at any time. In addition, shares of Series A Preferred Stock will convert into I-trax common stock automatically if (1) shares of I-trax common stock issuable upon conversion are registered for resale under the Securities Act of 1933, (2) the closing price of I-trax common stock is at least $7.50 per share for 20 of 30 consecutive trading days, (3) there is an effective registration statement and prospectus permitting resale of conversion shares during the 30 consecutive trading days, (4) the conversion shares are listed or admitted for trading on The Nasdaq National Market, The American Stock Exchange or the New York Stock Exchange and (5) I-trax otherwise honors all conversions. Notwithstanding the preceding, Series A Preferred Stock will not automatically convert into I-trax common stock with respect to a holder if conversion will result in such holder owning more than 4.9% of the outstanding I-trax common stock. Rather, such holder will have 90 days to reduce such holder's potential ownership to below 4.9%. The Series A Preferred Stock has a liquidation preference of $25 per share (the original purchase price), plus accrued dividends payable in the event of liquidation, dissolution or winding up of I-trax or in certain corporate transactions that would constitute a change of control of I-trax.

                  With regard to the senior credit facility, I-trax and CHD Meridian have received an loan commitment in the form of a term sheet for a facility from a national lender. The facility will permit the companies to borrow $16 million towards the cash portion of the Merger consideration.

                  There are no material relationships between I-trax, its officers, directors and affiliates and their associates, on the one hand, and CHD Meridian, its officers, directors and affiliates and their associates, on the other hand. The parties intend that after the Merger, Haywood D. Cochrane, Jr., the Chief Executive Officer of CHD Meridian, will be elected to the Board of Directors of I-trax.

                  Promptly following the Merger, I-trax expects to file a registration statement covering (1) I-trax common stock that it will issue in the Merger and (2) I-trax common stock issuable upon conversion of the Series A Preferred Stock that I-trax will issue in the Merger and to subscribing institutional investors.

                  The Merger Agreement and the form of Subscription Agreement concerning the sale of Series A Preferred Stock are attached hereto as exhibits and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such documents.

                  In addition to normal and customary deliveries at closing, there are also material conditions to closing of the Merger including:

                    o I-trax and CHD Meridian stockholders must approve the transaction.

                    o I-trax must close on the Series A Preferred Stock subscriptions and the senior credit facility in an aggregate amount sufficient to fund the cash portion of the Merger consideration.

                    o There must not be a material change in the business and operation of I-trax and CHD Meridian.

                    o    The    applicable     waiting    period    under    the
                         Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended must have expired.

                  In addition to normal and customary conditions to closing, there are also material conditions to closing on the Series A Preferred Stock subscriptions including:

                    o No event shall have occurred which has led I-trax to believe (or which should have led I-trax to believe in the exercise of reasonable business judgment) that any material assumption underlying the financial forecast delivered by I-trax to the investors is untrue or is more likely than not to become untrue.

                    o The expected pro forma net income of I-trax and CHD Meridian and their respective subsidiaries for calendar year 2003, measured in accordance with generally accepted accounting principles before any expenses for interest, taxes, depreciation and amortization (and excluding certain adjustments), equals at least $5,500,000.

                  In addition to normal and customary conditions to closing, there are also material conditions to closing on the senior credit facility including:

                    o Existing I-trax debt must have had its respective maturity dates extended beyond the expiration date of the new senior credit facility and all such debt shall have been subordinated to the senior debt facility.

                    o I-trax must have a "capital base" in form and substance satisfactory to the lender.

                    o Field examination of accounts receivable and accounts receivable systems with results satisfactory to the lender.

                    o Systems review to ensure compliance with the Health Insurance Portability and Accountability Act of 1995.

                  Although I-trax believes that I-trax and CHD Meridian will satisfy these as well as other conditions to closing, there is no assurance that such conditions to closing will in fact be satisfied.

                  The Merger Agreement provides for a two-step reorganization transaction. The initial step of the reorganization transaction will involve a merger of Acquisition with and into CHD Meridian, in which merger CHD Meridian will continue as the surviving corporation. The second step of the reorganization transaction will involve a statutory merger of the surviving corporation of the initial step of the reorganization transaction with and into Acquisition LLC, in which merger Acquisition LLC will continue as the surviving entity. I-trax and CHD Meridian intend to complete the initial step and the second step of the reorganization as part of an integrated plan, such that the two steps will constitute a single transaction treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

                  The parties anticipate that the Merger will close by April 30, 2004.

                  The press release relating to the completion of the Merger is attached hereto as an exhibit and is incorporated herein by reference.

         Safe Harbor Statement: Statements regarding aspects of I-trax's business and its expectations as to the transaction with CHD Meridian set forth herein or otherwise made in writing or orally by I-trax may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although I-trax believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that might cause or contribute to such differences include, but are not limited to, whether I-trax and CHD Meridian will in fact satisfy the conditions to closing and complete the transaction described in this press release, the ability of the two companies to integrate their businesses successfully, demand for the combined companies' products and services, uncertainty of future profitability and changing economic conditions. These and other risks pertaining to I-trax are described in greater detail in I-trax's filings with the Securities and Exchange Commission including those on forms 10-KSB and 10-QSB.

Item 7.           Exhibits.

2.1 Merger Agreement dated December 26, 2003 by and among I-trax, Inc., DCG Acquisition, Inc., CHD Meridian Healthcare LLC and Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare).

4.1 From of Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock.

10.1 Form of Subscription Agreement concerning issuance of Series A Convertible Preferred Stock dated as of December 26, 2003.

99.1        Press Release issued December 29, 2003.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        I-TRAX, INC.



Date:  December 29, 2003                By: /s/ Frank A. Martin
                                            --------------------------------
                                        Name:   Frank A. Martin
                                        Title:     Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):         December 29, 2003
                                                            -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    0-30275               23-3057155
   ------------------------       ----------------       --------------------
(State or other jurisdiction of     (Commission            (IRS Employer
        incorporation)              File Number)         Identification No.)

                One Logan Square
           130 N. 18th St., Suite 2615
           Philadelphia, Pennsylvania                           19103
 -----------------------------------------------          --------------------
    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure

     I-trax, Inc. held an investor conference call on Monday, December 29, 2003. The conference call was accessible by the investing public through an "800" number and publicized through a press release. The purpose of the call was for Frank A. Martin, Chief Executive Officer of I-trax, and Haywood D. Cochrane, Jr., the Chief Executive Officer of Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare), to discuss the recently announced merger agreement between CHD Meridian and I-trax, pursuant to which CHD Meridian would merge with and into a wholly owned subsidiary of I-trax. On the conference call, Mr. Martin and Mr. Cochrane discussed the following aspects of their respective businesses:

o At this time, CHD Meridian is providing its service to approximately 25% of its clients' employee and dependent population. CHD Meridian and I-trax's management believe that the combined companies could expand their relationships with CHD Meridian's existing clients by offering I-trax's services to the remaining 75% of those clients' employee and dependent population.

o The combined companies expect to experience "top line" and "bottom line" growth of approximately 20% year over year over the following three years.

o CHD Meridian's 2003 revenues are expected to be approximately $182 million, of which approximately $85 million will come from its pharmacy business, approximately $45 to $50 million will come from its primary care business, approximately $30 to $35 million will come from its occupational health business and $10 to $15 million will come from its corporate health business. CHD Meridian anticipates 2003 earnings before interest, taxes, depreciation and amortization of approximately $6.7 million. CHD Meridian is a calendar year company.

o CHD Meridian's current service contracts are structured as "cost plus." This model generates profitability margins of approximately 15% to 20%. CHD Meridian management believes that with regard to certain of its existing clients and certain potential clients there is an opportunity to improve these margins by structuring contracts such that CHD Meridian receives a percentage of long term savings generated by CHD Meridian's programs. The latter structure is similar to that employed by I-trax.

o Upon consummation of the transaction, the combined companies will show goodwill of approximately $34 million.

o A tape of today's conference call will be available through February 15th by calling 800-642-1687 and referencing the conference ID number of 4723072.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  I-TRAX, INC.



Date:  December 29, 2003                     By:   /s/ Frank A. Martin
                                                 -------------------------------
                                             Name:   Frank A. Martin
                                             Title:  Chief Executive Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   February 2, 2004
                                                     ----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                    0-30275                  23-3057155
   ------------------------         -------------         ----------------------
(State or other jurisdiction of      (Commission              (IRS Employer
        incorporation)               File Number)           Identification No.)

             One Logan Square
        130 N. 18th St., Suite 2615
             Philadelphia, PA                                    19103
-------------------------------------------         ----------------------------
 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On December 26, 2003, I-trax, Inc., a Delaware corporation ("I-trax"), DCG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of I-trax, CHD Meridian Healthcare, LLC, a Delaware limited liability company of which I-trax is the sole member, and Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare), a Delaware corporation ("CHD Meridian") entered into a merger agreement.

          The merger agreement provides for delivery to the CHD Meridian stockholders of 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax convertible preferred stock and cash. CHD Meridian stockholders will also receive additional shares of I-trax common stock if CHD Meridian, continuing its operations following the closing of the merger as a subsidiary of I-trax, achieves certain calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization (or EBITDA). If EBITDA equals or exceeds $8.1 million, the number of such additional I-trax common shares payable will be 3,600,000; the number of such shares increases proportionately up to a maximum of 4,000,000 such additional I-trax common shares if EBITDA equals or exceeds $9.0 million.

          The amount of cash payable as part of the merger consideration will be $35 million less (1) the amount, if any, by which CHD Meridian's cash at closing is less than $13.3 million and (2) the amount CHD Meridian spends to redeem any of its outstanding common stock or options to acquire common stock, which may equal up to $11 million.

          I-trax expects to fund the cash portion of the merger consideration by selling additional shares of convertible preferred stock yielding proceeds to I-trax of $15 to $25 million and obtaining a senior credit facility with a national lender, which allows a closing date draw of least $16 million.

          The convertible preferred stock will accrue dividends at the rate of 8% per year. Dividends will be payable in I-trax common stock or cash, at the election of I-trax, when the convertible preferred stock is converted into I-trax common stock. The convertible preferred stock is convertible into I-trax common stock at a conversion price of $2.50 per share. Holders of convertible preferred stock may convert such shares into I-trax common stock at any time. In addition, shares of convertible preferred stock will convert into I-trax common stock automatically if (1) shares of I-trax common stock issuable upon conversion are registered for resale under the Securities Act of 1933, (2) the closing price of I-trax common stock is at least $7.50 per share for 20 of 30 consecutive trading days, (3) there is an effective registration statement and prospectus permitting resale of conversion shares during the 30 consecutive trading days, (4) the conversion shares are listed or admitted for trading on The Nasdaq National Market, The American Stock Exchange or the New York Stock Exchange and (5) I-trax otherwise honors all conversions. Notwithstanding the preceding, convertible preferred stock will not automatically convert into I-trax common stock with respect to a holder if conversion will result in such holder owning more than 4.9% of the outstanding I-trax common stock. Rather, such holder will have 90 days to reduce such holder's potential ownership to below 4.9%. The convertible preferred stock has a liquidation preference of $25 per share (the original purchase price), plus accrued dividends payable in the event of liquidation, dissolution or winding up of I-trax or in certain corporate transactions that would constitute a change of control of I-trax.

          With regard to the senior credit facility, I-trax and CHD Meridian have received a loan commitment, subject to customary conditions for a facility from a national lender. The facility will permit the companies to borrow $16 million towards the cash portion of the merger consideration.

          I-trax and CHD Meridian expect that the closing of the merger contemplated by the merger agreement will occur on or before April 30, 2004, subject to stockholder approval and other customary conditions. I-trax is filing this Current Report on Form 8-K to disclose the following:

          o The unaudited financial statements of CHD Meridian and its Subsidiaries as of September 30, 2003 and December 31, 2002 and for the nine months ended September 30, 2003 and 2002.

          o The audited financial statements of CHD Meridian and its Subsidiaries as of and for the years ended December 31, 2002, 2001 and 2000.

          o The unaudited pro forma condensed combined balance sheet at September 30, 2003 and pro forma condensed combined statements of operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002 of I-trax and its Subsidiaries and CHD Meridian and its Subsidiaries. The unaudited pro forma condensed combined balance sheet gives effect to the proposed merger as of September 30, 2003 and the pro forma condensed combined statements of operations give effect to the proposed merger if it was consummated as of January 1, 2002.

          o Certain risk factors relating to CHD Meridian and the proposed transaction.

                              FINANCIAL STATEMENTS




CONSOLIDATED FINANCIAL STATEMENTS

Meridian Occupational Healthcare Associates, Inc. and Subsidiaries (d/b/a CHD Meridian Healthcare)

Nine Months ended September 30, 2003 and 2002 (unaudited)

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                        Consolidated Financial Statements
                                   (Unaudited)
                  Nine Months ended September 30, 2003 and 2002


                                    Contents


Consolidated Financial Statements

Consolidated Balance Sheet.....................................................6
Consolidated Statement of Operations...........................................7
Consolidated Statement of Stockholders' Equity.................................8
Consolidated Statement of Cash Flows...........................................9
Notes to Consolidated Financial Statements....................................10

                                Meridian Occupational Healthcare Associates, Inc.
                                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                           Consolidated Balance Sheet
                                                   (Unaudited)
                                      (in thousands, except per share data)



                                                                            As of                   As of
                                                                        September 30,            December 31,
                                                                             2003                    2002
                                                                   ---------------------------------------------
 Assets
 Current assets:
     Cash and cash equivalents                                          $   12,157               $   7,621
     Accounts receivable, less allowance for doubtful accounts of
      $624 and $639 at September 30, 2003 and December 31, 2002,
      respectively                                                          14,537                  14,373
     Other current assets                                                    1,668                   1,598
                                                                   ---------------------------------------------
        Total current assets                                                28,362                  23,592

 Property and equipment, net                                                 2,840                   3,063

 Goodwill                                                                    8,181                   8,181
 Customer lists, net                                                         7,201                   7,645
 Other intangibles, net                                                          2                      --
 Other long-term assets                                                         36                      36
                                                                   ---------------------------------------------
 Total assets                                                           $   46,622              $   42,517
                                                                   =============================================

 Liabilities and stockholders' equity
 Current liabilities:
     Accounts payable                                                   $    4,812               $   5,796
     Accrued employee benefits                                               3,745                   3,496
     Deferred revenue                                                        2,311                   1,644
     Net liabilities of discontinued operations                              1,299                   1,299
     Other accrued liabilities                                               5,779                   4,066
                                                                   ---------------------------------------------
 Total current liabilities                                                  17,946                  16,301

 Other long-term liabilities                                                 2,548                   2,896

 Stockholders' equity:
     Common stock,  $0.001 par value;  authorized
        250,000  shares,  207,715 and 208,415 shares
        issued and outstanding at September 30, 2003
        and December 31, 2002, respectively                                      -                       -
     Additional paid-in capital                                             66,844                   66,44
     Accumulated deficit                                                   (40,716)                (43,624)
                                                                   ---------------------------------------------
 Total stockholders' equity                                                 26,128                  23,320
                                                                   ---------------------------------------------
 Total liabilities and stockholders' equity                             $   46,622               $  42,517
                                                                   =============================================

See accompanying notes to consolidated financial statements (unaudited).



                           Meridian Occupational Healthcare Associates, Inc.
                           and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                 Consolidated Statements of Operations
                                              (Unaudited)
                                            (in thousands)


                                                           For the Nine Months   For the Nine Months
                                                           Ended September 30,   Ended September 30,
                                                                   2003                  2002
                                                          -------------------------------------------

 Net revenues                                                $     86,588          $     78,634

 Costs and expenses:
     Operating expenses                                            71,513                65,254
     General and administrative expenses                           10,316                10,156
     Depreciation and amortization                                  1,125                 1,447
                                                          -------------------------------------------
 Total costs and expenses                                          82,954                76,857
                                                          -------------------------------------------

 Operating income                                                   3,634                 1,777

 Other (income) expense:
     Interest, net                                                    (62)                  (93)
                                                          -------------------------------------------
     Other, net                                                         -                     -
 Total other (income) expense                                         (62)                  (93)
                                                          -------------------------------------------

 Income from continuing operations before income taxes              3,696                 1,870

 Provision for income taxes                                           788                   265
                                                          -------------------------------------------

                                                          -------------------------------------------
 Net income                                                  $      2,908          $      1,605
                                                          ===========================================



See accompanying notes to consolidated financial statements (unaudited).



                                      Meridian Occupational Healthcare Associates, Inc.
                                       and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                       Consolidated Statements of Stockholders' Equity
                                    For the Nine Months Ended September 30, 2003 and 2002
                                                         (Unaudited)
                                              (in thousands, except share data)



                                                                                    Additional                      Total
                                         Common Stock          Preferred Stock       Paid-in     Accumulated    Stockholders'
                                     Shares      Amount       Shares     Amount      Capital       Deficit         Equity
                                  ------------------------------------------------------------------------------------------

Balance at December 31, 2002          208,415    $  -             -     $     -     $  66,944     $ (43,624)      $23,320
   Repurchase of common stock            (700)      -             -           -          (100)                       (100)
   Net income                               -       -             -           -             -         2,908         2,908
                                  ------------------------------------------------------------------------------------------
Balance at September 30, 2003         207,715    $  -             -     $     -     $  66,844     $ (40,716)      $26,128
                                  ==========================================================================================


See accompanying notes to consolidated financial statements (unaudited).




                         Meridian Occupational Healthcare Associates, Inc.
                          and Subsidiaries (d/b/a CHD Meridian Healthcare)

                               Consolidated Statements of Cash Flows
                                            (Unaudited)
                                 (in thousands, except share data)

                                                             For the Nine       For the Nine
                                                             Months Ended       Months Ended
                                                             September 30,      September 30,
                                                                 2003                2002
                                                          ----------------------------------------
 Operating activities
 Net income from continuing operations                          $   2,908          $   1,605
 Adjustments to reconcile net income from continuing
    operations to net cash provided by operating
    activities:
    Depreciation and amortization                                   1,125              1,447
    Changes in operating assets and liabilities, net of
      effects of acquisitions:
        Accounts receivable                                          (164)               749
        Other current assets                                          (70)              (858)
        Accounts payable                                             (984)            (1,634)
        Accrued employee benefits                                     249                196
        Deferred revenue                                              667             (1,497)
        Other accruals and liabilities                              1,713               (385)
        Other long-term liabilities                                  (348)               182
                                                          ----------------------------------------
 Net cash provided by operating activities                          5,096               (195)
                                                          ----------------------------------------

 Investing activities
 Purchase of property and equipment                                  (460)              (793)
 Proceeds from sale of fixed assets                                                       65
                                                          ----------------------------------------
 Net cash used in investing activities                               (460)              (728)
                                                          ----------------------------------------

 Financing activities
 Repurchase of common stock                                          (100)                 -
 Proceeds from exercise of common stock options                         -
                                                          ----------------------------------------
 Net cash used in financing activities                               (100)
                                                          ----------------------------------------

 Discontinued operations
 Cash flows of discontinued operations                                  -              2,308
                                                          ----------------------------------------
 Net cash provided by discontinued operations                           -              2,308
                                                          ----------------------------------------

 Net change in cash and cash equivalents                            4,536              1,385
 Cash and cash equivalents at beginning of year                     7,621              3,155
                                                          ----------------------------------------
 Cash and cash equivalents at end of year                      $   12,157         $    4,540
                                                          ========================================

 Supplemental cash flow information:
    Cash paid for interest                                     $      19          $        0
                                                          ========================================
    Cash paid for income taxes                                 $     162          $      250
                                                          ========================================


See accompanying notes to consolidated financial statements (unaudited).



                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                   Notes to Consolidated Financial Statements

                               September 30, 2003

1. Reporting Entity and Principles of Consolidation

Reporting Entity

Effective January 1, 2000, Meridian Occupational Healthcare Associates, Inc. ("Meridian") acquired Corporate Health Dimensions, based in Latham, New York. In conjunction with the acquisition, Meridian began doing business as CHD Meridian Healthcare ("CHD Meridian"), also referred to herein as the "Company".

CHD Meridian Healthcare is the nation's largest provider of outsourced health care services to the employer-sponsored market. The Company's model allows employers to contract directly for a wide range of health care services on behalf of employees, dependents, and retirees that are delivered through facilities located at or near the work site. CHD Meridian develops and manages custom designed facilities that address the pharmacy, primary care, occupational health, and corporate health demands of its clients. CHD Meridian currently provides employer-sponsored services to 90 clients at 156 locations in 30 states.

Physician services are provided at CHD Meridian's locations under management agreements with affiliated physician associations (the Physician Groups), which are organized professional corporations that hire licensed physicians who provide medical services.

Pursuant to the service agreements, the Physician Groups provide all medical aspects of CHD Meridian's services, including the development of professional standards, policies, and procedures for a fee. CHD Meridian provides a wide array of business services to the Physician Group, including administrative services, support personnel, facilities, marketing, and non-medical services in exchange for a management fee.

Principles of Consolidation

The consolidated financial statements include accounts of Meridian Occupational Healthcare Associates, Inc., its wholly owned subsidiaries, and the Physician Groups. The financial statements of the Physician Groups are consolidated with CHD Meridian in accordance with the nominee shareholder model of EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements". CHD Meridian has unilateral control over the assets and operations of the Physician Groups. Consolidation of the Physician Groups with CHD Meridian is necessary to present fairly the financial position and results of operations of CHD Meridian. Control of the Physician Groups is perpetual and other than temporary because of the nominee shareholder model and the management agreements between the entities. The net tangible assets of the Physician Groups were not material at September 30, 2003. All significant intercompany accounts and transactions have been eliminated in consolidation.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)



2.  Interim Results and Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2003 and the results of the operations and cash flows for the nine months ended September 30, 2003 and 2002. The results for the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2003.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.

These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2002 included in elsewhere in this filing.

3. Long-Term Debt

In January 2000, Bank of America purchased the Company's line of credit from First Union and extended the maturity date to May 2000. Effective May 15, 2000, the Company obtained a permanent $7.5 million credit facility from Bank of America that expired on November 15, 2002. Effective November 15, 2002, the Company amended the permanent $7.5 million credit facility from Bank of America. The permanent credit facility was reduced to $6.5 million and extended to November 15, 2005. The credit facility has a $2.25 million letter of credit portion with the remainder being a term loan revolver. The letter of credit of $2 million has been issued for the benefit of AIG, the Lexington Group, the Company's medical malpractice carrier. The credit facility is secured by substantially all of the Company's assets. At no time may the borrowings on the credit facility exceed 75% of the Company's assets. Borrowings, at the Company's election, may be either base rate loans or LIBOR loans. Base rate loans bear interest at the federal funds rate plus 5% per annum. The LIBOR loans bear interest at the LIBOR rate plus a range of 1.5% to 3.0% based on the Company's leverage ratio. At September 30, 2003, the Company had no debt outstanding on the term loan.

The credit facility includes certain financial covenants customary for the amount and duration of this commitment. The Company was in compliance with all such covenants at September 30, 2003.

4. Stockholders' Equity

Capital Stock

The Company has 93,500 authorized shares of Series A preferred stock and 60,000 authorized shares of Series B preferred stock. Through September 30, 2003, the Company has not issued any of the preferred series stock.

The Company has 250,000 authorized shares of common stock. During 2003, the company repurchased 700 shares of common stock. Through September 30, 2003, the Company has 207,715 issued and outstanding shares of common stock.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


4. Stockholders' Equity (continued)

Stock Option Plan

The Company's 1997 Stock Incentive Plan (the "Plan"), provides for qualified and non-qualified incentive stock option grants which may be granted to key employees as designated by the Board of Directors. The options are exercisable commencing on dates specified in the option agreements and generally vest ratably over a four-year period. All option agreements stipulate immediate vesting upon a change of control of ownership. The options expire at the earlier of ten years from the date of grant or three months after the termination of the holder's employment with the Company.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("Statement 148"), which amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"). Statement 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. Statement 148 is effective for financial statements issued for fiscal years ending after December 15, 2002. The Company has elected to account for stock-based compensation plans under the intrinsic value-based method of accounting prescribed by APB 25 that does not utilize the fair value method.

All options have been granted with exercise prices equal to or greater than management's estimate of the fair value of the Company's common stock on the date of grant. As a result, no compensation cost has been recognized. If the alternative method of accounting for stock option plans prescribed by Statement 123 and Statement 148 had been followed, the Company's net income (loss) would not have been materially different for the nine months ended September 30, 2003.

A summary of the status of the Company's options issued to employees is as follows at September 30, 2003:

                                                                      Weighted Average
                                                 Number of Shares      Exercise Price
                                               -----------------------------------------
Outstanding at December 31, 2002                      36,092           $      137
   Canceled                                             (625)                 143
                                               -----------------------------------------
Outstanding at September 30, 2003                     35,467           $      112
                                               =========================================


Available for future grant                             1,253
                                               ===================

Exercisable at September 30, 2003                     29,960                $ 106
                                               =========================================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


5. Employee Benefit Plan

The Company has a defined-contribution employee benefit plan that was established under provisions of Section 401(k) of the Internal Revenue Code. Substantially all full-time regular employees of the Company are eligible to participate in the plan. Under the plan's provisions, an employee may contribute, on a tax-deferred basis, up to 15% of total cash compensation within a calendar year, subject to Internal Revenue Code limitations. Matching contributions and discretionary contributions can be made by the Company. The Company made matching contributions of $440,000 for the nine months ended September 30, 2003.

6. Commitments and Contingencies

Concentration of Credit Risks

The Company's credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts, whose balances may exceed federally-insured limits from time-to-time. Accounts receivable consist primarily of amounts due from corporate customers. The Company continually reviews collectibility of its accounts receivable and maintains allowances for doubtful accounts.

The Company had one customer for the Nine Months Ended September 30, 2003 that accounted for 11% of total revenue.

Estimated Medical Professional Liability Claims

The Company is insured for medical professional liability claims on a claims-made basis through commercial insurance policies. It is the Company's policy that provision for estimated medical professional liability costs be made for asserted and unasserted claims based on actuarially projected estimates, based on historical loss payment patterns. Provision for such professional liability claims includes estimates of the ultimate costs of such claims. The Company evaluates the financial condition of its insurers and reinsurers and monitors its credit risk related to insolvencies. September 30, 2003, certain of the Company's policy years were insured by two companies who are either insolvent or under regulatory supervision. The Company's provision for losses from professional liability claims assumes these policy years to be self-insured. The Company's estimated liability for its self-insured retention related to medical professional claims was $3,254,000 at September 30, 2003.

Litigation

The Company is involved in certain legal actions and claims on a variety of matters related to the normal course of business. It is the opinion of management that such legal actions will not have a material effect on the results of operations or the financial position of the Company.

Healthcare Regulations

The healthcare industry is subject to numerous laws and regulations of Federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

CONSOLIDATED FINANCIAL STATEMENTS

Meridian Occupational Healthcare Associates, Inc. and Subsidiaries
(d/b/a CHD Meridian Healthcare)
Years ended December 31, 2002, 2001 and 2000 with Report of Independent Auditors

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                        Consolidated Financial Statements

                  Years ended December 31, 2002, 2001 and 2000


                                    Contents

Report of Independent Auditors................................................16

Consolidated Financial Statements

Consolidated Balance Sheets...................................................17
Consolidated Statements of Operations.........................................18
Consolidated Statements of Stockholders' Equity...............................19
Consolidated Statements of Cash Flows.........................................20
Notes to Consolidated Financial Statements....................................21

                         Report of Independent Auditors


The Board of Directors
CHD Meridian Healthcare

We have audited the accompanying consolidated balance sheets of Meridian Occupational Healthcare Associates, Inc. and subsidiaries (d/b/a CHD Meridian Healthcare), a Delaware corporation, as of December 31, 2002, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meridian Occupational Healthcare Associates, Inc. and subsidiaries at December 31, 2002, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company changed its method of accounting for goodwill and other intangible assets.

As discussed in Note 3, in 2001 the Company changed its method of accounting for discontinued operations.


/s/ Ernst & Young LLP
Nashville, Tennessee
March 13, 2003

                                  Meridian Occupational Healthcare Associates, Inc.
                                  and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                             Consolidated Balance Sheets
                                          (in thousands, except share data)
                                                                                   December 31
                                                                     2002             2001             2000
                                                               ----------------------------------------------------
 Assets
 Current assets:
     Cash and cash equivalents                                       $   7,621        $   3,155        $   1,908
     Accounts receivable, less allowance for doubtful accounts
      of $639, $834, and $1,199 at December 31, 2002, 2001 and
      2000, respectively                                                14,373           13,595           16,532
     Income tax receivable                                                 529              649                -
     Net assets of discontinued operations                                   -            1,009            4,569
     Other current assets                                                1,069              484              508
                                                               ----------------------------------------------------
        Total current assets                                            23,592           18,892           23,517

 Property and equipment, net                                             3,063            2,977            2,786

 Goodwill                                                                8,181            8,181            8,047
 Customer lists, net                                                     7,645            8,394            8,899
 Non-compete agreements, net                                                 -                -               60
 Other intangibles, net                                                      -                -              256
 Other long-term assets                                                     36               36               80
                                                               ----------------------------------------------------
 Total assets                                                        $  42,517        $  38,480       $   43,645
                                                               ====================================================

 Liabilities and stockholders' equity
 Current liabilities:
     Accounts payable                                                $   5,796        $   5,548        $   6,014
     Accrued employee benefits                                           3,496            2,954            2,008
     Deferred revenue                                                    1,644            2,444            1,341
     Income taxes payable                                                    -                -              270
     Net liabilities of discontinued operations                          1,299                -                -
     Other accrued liabilities                                           4,066            3,413            2,974
                                                               ----------------------------------------------------
 Total current liabilities                                              16,301           14,359           12,607

 Line of credit                                                              -                -            6,030

 Other long-term liabilities                                             2,896            2,725            1,904

 Stockholders' equity:
     Preferred stock, 153,500 authorized shares, none
        outstanding                                                          -                -                -
     Common stock, $0.001 par value; authorized 250,000
        shares, 208,415 shares issued and outstanding at
        December 31, 2002, 2001 and 2000                                     -                -                -
     Additional paid-in capital                                         66,944           66,944           66,944
     Accumulated deficit                                               (43,624)         (45,548)         (43,840)
                                                               ----------------------------------------------------
 Total stockholders' equity                                             23,320           21,396           23,104
                                                               ----------------------------------------------------
 Total liabilities and stockholders' equity                          $  42,517        $  38,480        $  43,645
                                                               ====================================================

See accompanying notes to consolidated financial statements.



                                  Meridian Occupational Healthcare Associates, Inc.
                                  and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                        Consolidated Statements of Operations
                                                   (in thousands)


                                                                              Year ended December 31
                                                                     2002             2001              2000
                                                               -----------------------------------------------------

 Net revenues                                                     $    107,124    $    100,411      $     96,671

 Costs and expenses:
     Operating expenses                                                 88,858          82,950            79,037
     General and administrative expenses                                14,275          14,057            15,002
     Depreciation and amortization                                       1,854           2,117             1,886
                                                               -----------------------------------------------------
 Total costs and expenses                                              104,987          99,124            95,925
                                                               -----------------------------------------------------

 Operating income                                                        2,137           1,287               746

 Other (income) expense:
     Interest, net                                                        (124)            255               198
     Other, net                                                              -               -                (8)
                                                               -----------------------------------------------------
 Total other (income) expense                                             (124)            255               190
                                                               -----------------------------------------------------

 Income from continuing operations before income taxes                   2,261           1,032               556

 Provision for income taxes                                                337             139               368
                                                               -----------------------------------------------------

 Income from continuing operations                                       1,924             893               188

 Gain on discontinued operations, net of income taxes of $80
    and $418 at December 31, 2001 and 2000, respectively                     -             527               814
 Gain (loss) on disposal of discontinued operations, net of
     income tax benefit (expense) of $506 and $(134) at
     December 31, 2001 and 2000, respectively                                -          (3,128)              216
                                                               -----------------------------------------------------
 Net income (loss)                                                $      1,924    $     (1,708)      $     1,218
                                                               =====================================================

See accompanying notes to consolidated financial statements.



                                          Meridian Occupational Healthcare Associates, Inc.
                                          and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                           Consolidated Statements of Stockholders' Equity
                                                  (in thousands, except share data)



                                                                                         Additional                     Total
                                             Common Stock           Preferred Stock       Paid-in     Accumulated    Stockholders'
                                         Shares       Amount     Shares       Amount      Capital       Deficit         Equity
                                        --------------------------------------------------------------------------------------------

Balance at December 31, 1999               14,609     $  -       104,044     $52,022       $   500     $ (44,965)     $  7,557
   Repurchase of common stock             (14,981)       -             -           -          (648)          (93)         (741)
   Conversion of preferred stock to
      common stock                        104,043        -      (104,044)    (52,022)       52,022             -             -
   Issuance of common stock in
      conjunction with acquisition        104,044        -             -           -        15,000             -        15,000
   Options exercised                          700        -             -           -            70             -            70
   Net income                                   -        -             -           -             -         1,218         1,218
                                        ------------------------------------------------------------------------------------------
Balance at December 31, 2000              208,415        -             -           -        66,944       (43,840)       23,104
   Net loss                                     -        -             -           -             -        (1,708)       (1,708)
                                        ------------------------------------------------------------------------------------------
Balance at December 31, 2001              208,415        -             -           -        66,944       (45,548)       21,396
   Net income                                   -        -             -           -             -         1,924         1,924
                                        ------------------------------------------------------------------------------------------
Balance at December 31, 2002              208,415     $  -             -     $     -       $66,944     $ (43,624)      $23,320
                                        ==========================================================================================


See accompanying notes to consolidated financial statements.



                                  Meridian Occupational Healthcare Associates, Inc.
                                   and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                        Consolidated Statements of Cash Flows
                                          (in thousands, except share data)

                                                                                Year ended December 31
                                                                         2002             2001             2000
                                                                  --------------------------------------------------

 Operating activities
 Net income from continuing operations                                  $   1,924       $     893       $     188
 Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
    Depreciation and amortization                                           1,854           2,117           1,886
    Loss on disposal of fixed assets                                           72               -               -
    Changes in operating assets and liabilities, net of effects of acquisitions:
        Accounts receivable                                                  (778)          2,955          (4,414)
        Other current assets                                                 (585)           (581)          1,285
        Accounts payable                                                      (17)           (466)         (3,773)
        Income taxes receivable                                               120            (270)            270
        Deferred revenue                                                     (800)          1,103              24
        Other accruals and liabilities                                      1,195           1,377            (166)
        Other long-term liabilities                                           171             521            (108)
                                                                  --------------------------------------------------
 Net cash provided by (used in) operating activities                        3,156           7,649          (4,808)
                                                                  --------------------------------------------------

 Investing activities
 Purchase of property and equipment                                        (1,170)         (1,266)         (1,026)
 Proceeds from sale of fixed assets                                           172               -           4,074
 Cash paid for acquisitions                                                     -             (43)           (917)
 Increase in other assets                                                       -               -             (54)
                                                                  --------------------------------------------------
 Net cash provided by (used in) investing activities                         (998)         (1,309)          2,077
                                                                  --------------------------------------------------

 Financing activities
 (Payments) borrowings under line of credit, net                                -          (6,030)          4,230
 Payments on debt and capital lease obligations                                 -             (22)           (125)
 Repurchase of common stock                                                     -               -            (741)
 Proceeds from exercise of common stock options                                 -               -              70
                                                                  --------------------------------------------------
 Net cash provided by (used in) financing activities                            -          (6,052)          3,434
                                                                  --------------------------------------------------

 Discontinued operations
 Cash flows of discontinued operations                                      2,308             959           1,191
                                                                  --------------------------------------------------
 Net cash provided by discontinued operations                               2,308             959           1,191
                                                                  --------------------------------------------------

 Net change in cash and cash equivalents                                    4,466           1,247           1,894
 Cash and cash equivalents at beginning of year                             3,155           1,908              14
                                                                  --------------------------------------------------
 Cash and cash equivalents at end of year                              $    7,621       $   3,155       $   1,908
                                                                  ==================================================

 Supplemental cash flow information:
    Cash paid for interest                                             $       -        $     350       $     352
                                                                  ==================================================
    Cash paid for income taxes                                         $     217        $   1,392       $     170

 Supplemental non-cash investing and financing information:
    Conversion of Series A and Series B preferred stock to
      104,043 shares of common stock                                   $       -        $       -       $  52,022

See accompanying notes to consolidated financial statements.



                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                   Notes to Consolidated Financial Statements

                                December 31, 2002


1. Reporting Entity and Principles of Consolidation

Reporting Entity

Effective January 1, 2000, Meridian Occupational Healthcare Associates, Inc. ("Meridian") acquired Corporate Health Dimensions, based in Latham, New York. In conjunction with the acquisition, Meridian began doing business as CHD Meridian Healthcare ("CHD Meridian"), also referred to herein as the "Company".

CHD Meridian Healthcare is the nation's largest provider of outsourced health care services to the employer-sponsored market. The Company's model allows employers to contract directly for a wide range of health care services on behalf of employees, dependents, and retirees that are delivered through facilities located at or near the work site. CHD Meridian develops and manages custom designed facilities that address the pharmacy, primary care, occupational health, and corporate health demands of its clients. CHD Meridian currently provides employer-sponsored services to 88 clients at 156 locations in 31 states.

Physician services are provided at CHD Meridian's locations under management agreements with affiliated physician associations (the Physician Groups), which are organized professional corporations that hire licensed physicians who provide medical services.

Pursuant to the service agreements, the Physician Groups provide all medical aspects of CHD Meridian's services, including the development of professional standards, policies, and procedures for a fee. CHD Meridian provides a wide array of business services to the Physician Group, including administrative services, support personnel, facilities, marketing, and non-medical services in exchange for a management fee.

Principles of Consolidation

The consolidated financial statements include accounts of Meridian Occupational Healthcare Associates, Inc., its wholly owned subsidiaries, and the Physician Groups. The financial statements of the Physician Groups are consolidated with CHD Meridian in accordance with the nominee shareholder model of EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." CHD Meridian has unilateral control over the assets and operations of the Physician Groups.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                   Notes to Consolidated Financial Statements

                                December 31, 2002


1. Reporting Entity and Principles of Consolidation (continued)

Principles of Consolidation (continued)

Consolidation of the Physician Groups with CHD Meridian is necessary to present fairly the financial position and results of operations of CHD Meridian. Control of the Physician Groups is perpetual and other than temporary because of the nominee shareholder model and the management agreements between the entities. The net tangible assets of the Physician Groups were not material at December 31, 2002, 2001 or 2000. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Summary of Significant Accounting Policies

Revenue Recognition and Accounts Receivable

Revenue is recorded at estimated net amounts to be received from employers for services rendered. The allowance for doubtful accounts represents management's estimate of potential credit issues associated with amounts due from employers.

Concentration of Credit Risks

The Company's credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts, whose balances may exceed federally-insured limits from time-to-time. Accounts receivable consist primarily of amounts due from corporate customers. The Company continually reviews collectibility of its accounts receivable and maintains allowances for doubtful accounts.

The Company had one customer in 2002, 2001 and 2000 that accounted for 11%, 11% and 10% of total revenue, respectively.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

                                                       Years
                                            ---------------------------
Furniture and equipment                                 5-7
Leasehold improvements                      Remaining life of the lease

Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over fair value of net tangible assets acquired. Through December 31, 2001, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally forty years. In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("Statement 142"). Effective January 1, 2002, the amortization of all goodwill was discontinued upon the adoption of Statement
142. This statement prohibits the amortization of goodwill and other indefinite lived intangible assets over a set period, rather these assets must be tested for impairment at least annually using a fair value method. The Company performed a transitional goodwill impairment test, noting no impairment. Impairment is measured at the reporting unit level using a discounted cash flows model to determine the fair value of the reporting units.

The Company will perform a goodwill impairment test whenever events or changes in facts or circumstances indicate that impairment may exist, or at least annually during the fourth quarter each year.

Other intangible assets represent customer lists, which are amortized on a straight-line basis over the expected periods to be benefited, generally 16 years. The Company evaluates impairment of its customer lists through SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("Statement 144"), as discussed below.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company adopted Statement 144 on September 1, 2001. Statement 144 supersedes
Statement  121  and  addresses  financial   accounting  and  reporting  for  the
impairment of long-lived assets and for long-lived assets to be disposed of.

Management evaluates the carrying value of long-lived assets, including property and equipment in accordance with Statement 144. Statement 144 requires that companies consider whether events or changes in facts and circumstances, both internally and externally, may indicate that an impairment of long-lived assets held for use is present. If this review indicates that such long-lived assets will not be recoverable based on undiscounted cash flows of the related assets, the Company would record an impairment charge, representing the difference between carrying value and fair value (generally determined based on discounted cash flows). Other than as described in Note 3, management has determined that there was no impairment of long-lived assets at December 31, 2002, 2001 or 2000.

Stock Option Plan

The Company applies the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") "Accounting for Stock Issued to Employees," and related interpretations in accounting for its options. As such, compensation expense would generally be recorded on the date of grant only if the then current market price of the underlying stock exceeded the exercise price.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Estimated Medical Professional Liability Claims

The Company is insured for medical professional liability claims on a claims-made basis through commercial insurance policies. It is the Company's policy that provision for estimated medical professional liability costs be made for asserted and unasserted claims based on actuarially projected estimates, based on historical loss payment patterns. Provision for such professional liability claims includes estimates of the ultimate costs of such claims. The Company evaluates the financial condition of its insurers and reinsurers and monitors its credit risk related to insolvencies. At December 31, 2002, certain of the Company's policy years were insured by two companies who are either insolvent or under regulatory supervision. The Company's provision for losses from professional liability claims assumes these policy years to be self-insured. The Company's estimated liability for its self-insured retention related to medical professional claims was $3,098,000, $2,178,000 and $1,373,000 at December 31, 2002, 2001 and 2000, respectively.

Disclosure About Fair Value of Financial Instruments

The fair value of the Company's cash and cash equivalents, accounts receivable, other current assets, accounts payable, and accrued expenses approximate carrying amounts because of the short maturity of those instruments.

The fair value of the Company's debt instruments is estimated based on the current rates offered to the Company for similar instruments of the same maturities and approximates the carrying amounts.

Reclassifications

Certain prior year balances have been reclassified to conform with the current year presentation. Such reclassifications had no effect on the net results of operations as previously reported.

Business Segment

The Company operates in a single reportable business segment.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


3. Discontinued Operations

During 2001, the Company was notified of the cancellation of two government contracts, located in Fairfax, VA and Woodbridge, VA. The cancellation of these contracts met the requisite requirements to be accounted for as discontinued operations under Statement 144 because of the distinct financial information of the component entities that was available and reviewed by management. In accordance with Statement 144, the gain on discontinued operations of these two contracts of $607,000 and $1,232,000 for the years ended December 31, 2001 and 2000 was reclassified and reflected separately in the accompanying Consolidated Statements of Operations. In accordance with Statement 144, the Company recorded a loss on disposal of the discontinued operations of $3,716,000 for the year ended December 31, 2001, which consisted predominantly of the write-down of the equipment and intangible assets. Any remaining gains or losses on the discontinued operations will be recorded in the period incurred, in accordance with the requirements of Statement 144. At December 31, 2001, the net assets of discontinued operations consisted of accounts receivable ($2,509), net of severance accruals of ($201) and contract staffing accruals of ($1,299). At December 31, 2002, the net liabilities of discontinued operations consisted of the contract staffing accruals. The contract staffing accruals represent management's estimate of the Company's obligations related to the government's right to audit the contract terms and conditions.

The Company divested of its 11 freestanding occupational healthcare clinics located in Northern California (California Operations) during 1998. The sale of the California Operations was accounted for as discontinued operations in the accompanying consolidated financial statements. During 2000, one of two remaining leases was cancelled through an early payment settlement, resulting in a gain on discontinued operations of $350,000, which represents the difference between the obligation and the settlement payment. During 2001, the remaining lease expired, resulting in a gain on disposal of discontinued operations of $82,000. There was no impact to the financial statements related to the California Operations during 2002.

4. Business Combinations

2000 Acquisition

Effective January 1, 2000, the Company acquired all of the assets and liabilities of Corporate Health Dimensions, Inc. in exchange for 104,044 shares of common stock.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


4. Business Combinations (continued)

2000 Acquisition (continued)

The aggregate purchase price of $15,000,000 for this acquisition is summarized as follows (in thousands):

                Fair value of tangible assets acquired         $  11,581
                Liabilities assumed                              (10,749)
                Goodwill                                           5,723
                Customer lists                                     8,445
                                                            ---------------
                Common stock issued                          $    15,000
                                                            ---------------

Corporate Health Dimensions, Inc. operated and managed on-site healthcare clinics for large employers. Their delivery model for employer-sponsored healthcare services was very similar to the Company's model. They operated in the primary care, pharmacy and occupational areas and had been a competitor on most large contracts prior to the merger. From a strategic standpoint, Corporate Health Dimensions, Inc. was the only nationwide competitor for the Company, and thus, an excellent candidate for merger. Their client list was a complement to the Company's own client list, and together established the combined Company as the single source for on-site healthcare for Fortune 1000 companies.

5. Property and Equipment

Property and equipment consist of the following (in thousands):

                                                               December 31
                                                2002               2001              2000
                                            ------------------------------------------------------
 Furniture and equipment                     $     6,089        $      5,894      $      4,709
 Leasehold improvements                              180                 264               183
                                            ------------------------------------------------------
                                                   6,269               6,158             4,892
 Less accumulated depreciation                    (3,206)             (3,181)           (2,106)
                                            ------------------------------------------------------
                                             $     3,063        $      2,977      $      2,786
                                            ======================================================

Depreciation expense was $1,105,000, $1,083,000 and $895,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


6. Goodwill and Other Intangible Assets

In accordance with Statement 142, the Company discontinued the amortization of goodwill effective January 1, 2002. A reconciliation of previously reported net income (loss) to the pro forma amounts adjusted for the exclusion of goodwill amortization net of the related income tax effect follows (in thousands):

                                                             Year ended December 31,
                                                     2002              2001             2000
                                               --------------------------------------------------

Reported net income (loss)                           $1,924         $(1,708)           $1,218
Add:  goodwill amortization                               -              200              153
                                               --------------------------------------------------
Pro forma adjusted net income (loss)                 $1,924         $(1,508)           $1,371
                                               ==================================================


The Company's separately identifiable intangible assets, which consists of customer lists, are as follows:

                                                                  December 31,
                                                     2002              2001             2000
                                               ----------------------------------------------------
Amortized intangible assets:
Carrying amount                                     $ 10,691         $   10,691         $ 10,679
Accumulated amortization                              (3,046)            (2,297)          (1,464)
                                               ----------------------------------------------------
Net                                                 $  7,645         $    8,394       $    9,215
                                               ====================================================

Amortization expense for the year ended December 31, 2002 was $749,000. Estimated amortization expense for each of the succeeding five fiscal years is as follows:

        Year ending December 31
            2003                                   $   637,833
            2004                                       609,688
            2005                                       609,688
            2006                                       609,688
            2007                                       609,688

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


7. Long-Term Debt

In January 2000, Bank of America purchased the Company's line of credit from First Union and extended the maturity date to May 2000. Effective May 15, 2000, the Company obtained a permanent $7.5 million credit facility from Bank of America which expired on November 15, 2002. Effective November 15, 2002, the Company amended the permanent $7.5 million credit facility from Bank of America. The permanent credit facility was reduced to $6.5 million and extended to November 15, 2005. The credit facility has a $1 million letter of credit portion with the remainder being a term loan revolver. The letter of credit of $1 million has been issued for the benefit of The Reciprocal Alliance, the Company's medical malpractice carrier. The credit facility is secured by substantially all of the Company's assets. At no time may the borrowings on the credit facility exceed 75% of the Company's assets. Borrowings, at the Company's election, may be either base rate loans or LIBOR loans. Base rate loans bear interest at the federal funds rate plus 5% per annum. The LIBOR loans bear interest at the LIBOR rate plus a range of 1.5% to 3.0% based on the Company's leverage ratio. At December 31, 2002, and 2001, the Company had no debt outstanding on the term loan. At December 31, 2000, the Company had $6,030,000 outstanding on the term loan.

The credit facility includes certain financial covenants customary for the amount and duration of this commitment. The Company was in compliance with all such covenants at December 31, 2002.

8. Income Taxes

Income tax expense is comprised of the following for the years ended December 31 (in thousands):

                                          2002              2001               2000
                                   --------------------------------------------------------
   Current:
     Federal                        $             -     $         (128)    $         162
     State                                      337                267               206
   Deferred                                       -                  -                 -
                                   --------------------------------------------------------
     Income tax expense             $           337     $          139     $         368
                                   ========================================================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


8. Income Taxes (continued)


During the year ended December 31, 2001 and all years prior to December 31, 2000, the Company generated net operating loss (NOL) carryforwards for federal and state income tax purposes. The NOL carryforwards are applicable to both discontinued and continuing operations. As a result of each period's loss and existing NOL carryforwards, the Company has not recorded a provision for current federal income tax for the years ended December 31, 2002, 2001 and 2000. At December 31, 2002, 2001 and 2000, the Company has a cumulative NOL carryforward for federal income tax purposes of $18.2 million, $19.8 million, and $19.5 million, respectively, which expires between 2011 and 2021. At December 31, 2002, 2001 and 2000, the Company has cumulative NOL carryforwards for state income tax purposes of $33.7 million, $25.0 million, and $16.3 million, respectively, which expire between 2006 and 2021. For financial reporting purposes, a valuation allowance has been recorded against the deferred tax assets related to these carryforwards.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company's deferred tax assets and liabilities for continuing and discontinued operations are as follows (in thousands):

                                                            2002               2001               2000
                                                      -------------------------------------------------------
Deferred tax assets:
    Net operating loss carryforwards                   $         7,880   $         7,989     $         7,462
    Allowance for doubtful accounts                                249               325                 436
    Accrued expenses                                             1,712             1,805               1,546
    Amortization                                                 1,387             1,549               1,679
    Other                                                          331               323                 382
                                                      -------------------------------------------------------
Total gross deferred tax assets                                 11,559            11,991              11,505
    Less:  Valuation allowance                                 (11,248)          (11,775)            (11,367)
                                                      -------------------------------------------------------
Total deferred tax assets                                          311               216                 138
Deferred tax liability:
    Depreciation                                                  (311)             (216)               (138)
                                                      -------------------------------------------------------
Net deferred tax asset (liability)                     $             -   $             -     $             -
                                                      =======================================================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


8. Income Taxes (continued)

The provision for income taxes for continuing operations for the years ended December 31, 2002, 2001 and 2000 differs from the amount computed by applying the statutory rate of 34% due to the following (in thousands):

                                                 2002              2001              2000
                                           -----------------------------------------------------

Tax at federal statutory rate               $          769    $          351    $           189
State income taxes                                     223               176                136
Nondeductible amortization                             225               309                285
Other                                                   24               129                 69
Change in valuation allowance                         (904)             (826)              (311)
                                           -----------------------------------------------------
  Income tax provision (benefit)            $          337    $          139    $           368
                                           =====================================================

During 2001, the valuation allowance changed by approximately $1.2 million for the tax effect of discontinued operations.

9. Stockholders' Equity

Capital Stock

The Company has 93,500 authorized shares of Series A preferred stock and 60,000 authorized shares of Series B preferred stock. Through December 31, 2002, the Company has not issued any of the preferred series stock.

On January 1, 2000, all holders of Meridian common stock, representing 14,609 shares, exchanged their shares for $593,000. Thereafter, just prior to the acquisition of Corporate Health Dimensions, Inc., all holders of Series A and Series B preferred stock converted their shares into 104,043 shares of Meridian common stock at a conversion price of $500 per preferred share. Effective January 1, 2000, Meridian issued an additional 104,044 shares of common stock to the shareholders of Corporate Health Dimensions stock in exchange for 100% of the outstanding shares of Corporate Health Dimensions stock.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


9. Stockholders' Equity (continued)

Stock Option Plan

The Company's 1997 Stock Incentive Plan (the "Plan"), provides for qualified and non-qualified incentive stock option grants which may be granted to key employees as designated by the Board of Directors. The options are exercisable commencing on dates specified in the option agreements and generally vest ratably over a four-year period. The options expire at the earlier of ten years from the date of grant or three months after the termination of the holder's employment with the Company.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("Statement 148"), which amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"). Statement 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. Statement 148 is effective for financial statements issued for fiscal years ending after December 15, 2002. The Company has elected to account for stock-based compensation plans under the intrinsic value-based method of accounting prescribed by APB 25 that does not utilize the fair value method.

All options have been granted with exercise prices equal to or greater than management's estimate of the fair value of the Company's common stock on the date of grant. As a result, no compensation cost has been recognized. If the alternative method of accounting for stock option plans prescribed by Statement 123 and Statement 148 had been followed, the Company's net income (loss) would not have been materially different for the years ended December 31, 2002, 2001 and 2000, respectively.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


9. Stockholders' Equity (continued)

Stock Option Plan (continued)

A summary of the status of the Company's options issued to employees is as follows at December 31, 2002, 2001 and 2000:

                                                                            Weighted Average
                                                       Number of Shares      Exercise Price
                                                     --------------------- -------------------
Outstanding at December 31, 1999                             5,503                $ 100
   Granted                                                  31,397                  143
   Canceled                                                   (998)                 108
   Exercised                                                  (700)                 100
                                                     -----------------------------------------
Outstanding at December 31, 2000                            35,202                  137
   Granted                                                   2,890                  143
   Canceled                                                 (1,545)                 139
   Exercised                                                     -                    -
                                                     -----------------------------------------
Outstanding at December 31, 2001                            36,547                $ 137
   Granted                                                       -                    -
   Canceled                                                   (455)                 141
   Exercised                                                     -                    -
                                                     -----------------------------------------
Outstanding at December 31, 2002                            36,092                $ 137
                                                     =========================================


Available for future grant                                     628
                                                     ===================

Exercisable at December 31, 2002                            18,276                $ 136
                                                     =========================================
Exercisable at December 31, 2001                            10,363                $ 130
                                                     =========================================
Exercisable at December 31, 2000                             1,986                $ 100
                                                     =========================================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


10. Employee Benefit Plan

The Company has a defined-contribution employee benefit plan that was established under provisions of Section 401(k) of the Internal Revenue Code. Substantially all full-time regular employees of the Company are eligible to participate in the plan. Under the plan's provisions, an employee may contribute, on a tax-deferred basis, up to 15% of total cash compensation, not to exceed, within a calendar year, subject to Internal Revenue Code limitations. Matching contributions and discretionary contributions can be made by the Company. The Company made matching contributions of $498,000, $565,000 and $181,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

11. Lease Obligations

The Company leases corporate office space, operating facilities, and equipment under various operating lease agreements. Future minimum lease payments under noncancelable operating leases as of December 31, 2002, are as follows (in thousands):

        Year ending December 31
            2003                                    $   1,167
            2004                                        1,055
            2005                                          846
            2006                                          815
            2007                                          706
            Thereafter                                  1,199
                                               ---------------
                                                     $  5,788
                                               ===============

Rent expense on operating leases for the years ended December 31, 2002, 2001 and 2000 was $2,753,000, $3,117,000, and 3,557,000, respectively.

12. Commitments and Contingencies

Litigation

The Company is involved in certain legal actions and claims on a variety of matters related to the normal course of business. It is the opinion of management that such legal actions will not have a material effect on the results of operations or the financial position of the Company.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


12. Commitments and Contingencies (continued)

Healthcare Regulations

The healthcare industry is subject to numerous laws and regulations of Federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

Unaudited Pro Forma Condensed Combined Financial Information of I-trax, Inc. and its Subsidiaries and Meridian Occupational Healthcare Associates, Inc. and Subsidiaries (d/b/a CHD Meridian Healthcare)

General

         On December 26, 2003, I-trax, Inc. ("I-trax") entered into a merger agreement with Meridian Occupational Healthcare Associates, Inc. and Subsidiaries (d/b/a CHD Meridian Healthcare) ("CHD Meridian"), a privately held company and a leading provider of outsourced, employer-sponsored healthcare services to Fortune 1,000 companies.

         The merger agreement provides for delivery of: 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax convertible preferred stock and cash. CHD Meridian stockholders will also receive additional shares of I-trax common stock if CHD Meridian, continuing its operations following the closing of the merger as a subsidiary of I-trax, achieves certain calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization (or EBITDA). If EBITDA exceeds $8.1 million, the number of such additional I-trax common shares payable will be 3,600,000; the number of such shares increases proportionately up to a maximum of 4,000,000 such additional I-trax common shares if EBITDA exceeds $9.0 million.

         The amount of cash payable as part of the merger consideration will be $35 million less (1) the amount, if any, by which CHD Meridian's cash at closing is less than $13.2 million and (2) the amount CHD Meridian spends to redeem any of its outstanding common stock or options to acquire common stock, which may equal up to $11 million.

         I-trax expects to fund the cash portion of the merger consideration by selling 800,000 shares of convertible preferred stock at $25 per share and convertible into common stock at a price of $2.50 per share, for gross proceeds of $20 million, and obtaining a senior credit facility with a national lender, which allows a closing date draw of least $16 million.

Pro Forma Condensed Combined Financial Statements

         The following information has been provided to aid you in your analysis of the financial aspects of the merger. This information was derived from the audited consolidated financial statements of each of I-trax and CHD Meridian for year 2002 and the unaudited condensed consolidated financial statements of each of I-trax and CHD Meridian for the nine months ended September 30, 2003. The information should be read together with the historical financial statements and related notes contained in I-trax's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003 and Current Reports on Form 8-K filed since January 1, 2003 filed with the Securities and Exchange Commission.

         The unaudited pro forma adjustments are based on management's preliminary estimates of the value of the tangible and intangible assets and liabilities acquired. As a result, the actual determination of the value of the tangible and intangible assets and liabilities acquired may differ materially from those presented in these unaudited pro forma condensed combined financial statements. A change in the unaudited pro forma condensed combined balance sheet adjustments of the purchase price for the acquisition would primarily result in the reallocation affecting the value assigned to tangible and intangible assets. The income statement effect of these changes will depend on the nature and the amount of the assets or liabilities adjusted.

         The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of I-trax that would have occurred had the purchase been consummated as of the dates indicated above. In addition, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the future financial condition or operating results of I-trax.

Accounting Treatment

         The merger will be accounted for under the purchase method of accounting, with I-trax treated as the acquirer. As a result, I-trax will record the assets and liabilities of CHD Meridian at their estimated fair values and will record as goodwill the excess of the purchase price over such estimated fair values. The unaudited pro forma condensed combined financial statements reflect preliminary estimates of the allocation of the purchase price for the acquisition that may be adjusted. The operating results of CHD Meridian will be combined with the results of I-trax from the date of the merger. As a result, I-trax's earnings for 2004 will not include CHD Meridian's 2004 earnings prior to the merger.

Periods Covered

         The following unaudited pro forma condensed combined balance sheet as of September 30, 2003, is presented as if the merger had occurred on September 30, 2003. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2003, and for the year ended December 31, 2002, are presented as if the companies had merged as of January 1, 2002.

                             Pro Forma Condensed Combined Balance Sheet September 30, 2003 (Unaudited)

                                               (In thousands, except per share price.)

                                                                                Meridian                             Pro Forma
                                                                              Occupational                          Consolidated
                                                              I-trax, Inc.     Healthcare                           I-trax, Inc.
                        I-trax, Inc.                              and          Associates,                               and
                            and                               Subsidiaries      Inc., and             Pro Forma     Subsidiaries
                        Subsidiaries            Activity      September 30,    Subsidiaries          Adjustments    (Unaudited)
                        September 30,  Adj.    Adjustment       2003 as       September 30,   Adj.   (Unaudited)   September 30,
                          2003 (a)     Ref.        (b)        adjusted (c)       2003 (d)     Ref.       (e)            2003
                      --------------  -----    ----------    -------------    -------------  -----   -----------   -------------

Current assets

Cash and cash
   equivalents                $   245    1        $ 1,676      $  2,197      $   12,157        A       $ 36,000     $  13,187
                                         2            175                                      F        (22,899)
                                         4           (300)                                     F         (1,568)
                                         5            (50)                                     C         (1,200)
                                         8            451                                      E        (11,000)
                                                                                               H           (500)
Due from insurance
   company                        500    6           (500)           --              --                                    --
Accounts receivable,
   net                            564                               564          14,537                                15,101
Other current assets              269                               269           1,668                                 1,937
                       ----------------        ----------- ------------- ---------------           ------------- -------------
Total current assets            1,578               1,452         3,030          28,362                 (1,167)        30,225
                       ----------------        ----------- ------------- ---------------           ------------- -------------

Investments in CHD
   Meridian                                                                                    F         80,467             -
                                                                                               G        (80,467)
Property, equipment
   and furniture, net             925                               925           2,840                                 3,765
Deferred marketing
   costs, net                     944                               944              --                                   944
Goodwill                        8,424                             8,424           8,181        G         32,669        49,274
Customer
   lists\relations, net           946                               946           7,201        G         32,669        40,816
Non-compete
   agreements, net                961                               961                                                   961
Other intangibles, net             77                                77               2                                    79
Other long term assets             32                                32              36                                    68
                       ----------------        ----------- ------------- ---------------           ------------- -------------

Total assets                 $ 13,887             $ 1,452      $ 15,339       $  46,622                $ 64,171     $ 126,132
                       ================        =========== ============= ===============           ============= =============

                                                   (Continues on following page.)



                                                   (Continues from previous page.)

                                                                                Meridian                             Pro Forma
                                                                              Occupational                          Consolidated
                                                              I-trax, Inc.     Healthcare                           I-trax, Inc.
                        I-trax, Inc.                              and          Associates,                               and
                            and                               Subsidiaries      Inc., and             Pro Forma     Subsidiaries
                        Subsidiaries            Activity      September 30,    Subsidiaries          Adjustments    (Unaudited)
                        September 30,  Adj.    Adjustment       2003 as       September 30,   Adj.   (Unaudited)   September 30,
                          2003 (a)     Ref.        (b)        adjusted (c)       2003 (d)     Ref.       (e)            2003
                      --------------  -----    ----------    -------------    -------------  -----   -----------   -------------

Current liabilities

Credit line payable         $     300    4      $    (300)    $      --        $        --                             $       --
Accounts payable                  710                               710              4,812                                  5,522
Accrued expenses                  443                               443              9,524                                  9,967
Due to related parties            548    6           (500)           48                 --                                     48
Deferred revenue                   --                                --              2,311                                  2,311
Promissory notes and
   debenture payable            1,220    3           (175)          845                 --                                    845
                                         7           (200)
Other current
   liabilities                     61                                61              1,299                                  1,360
                       ----------------        ----------- -------------   ----------------        --------------   --------------
Total current
   liabilities                  3,282              (1,175)        2,107             17,946                    --           20,053
                       ----------------        ----------- -------------   ----------------        --------------   --------------

Credit lines payable,
   long term                                                         --                 --   A            16,000           16,000
Due to related parties            315    5            (50)          265                 --                                    265
Promissory notes, net
   of discount                    398                               398                 --                                    398
Other long term
   liabilities                     34                                34              2,548                                  2,582
                       ----------------        ----------- -------------   ----------------        --------------   --------------
Total liabilities               4,029              (1,225)        2,804             20,494                16,000           39,298
                       ----------------        ----------- -------------   ----------------        --------------   --------------

Preferred stock                                                      --                 --   A            20,000           30,000
                                                                                             F            10,000

Common stock and
   additional paid
   -in-capital                 46,020    1          1,676        48,697             66,834   F            46,000          105,796
                                         2            175                                    C            (1,200)
                                         3            175                                    E           (11,000)
                                         7            200                                    B            12,000
                                         8            451                                    D             1,364
                                                                                             D            (1,364)
                                                                                             G           (55,835)
                                                                                             H               300
Accumulated deficit
   and other                  (36,162)                          (36,162)           (40,706)  G            40,706          (48,962)
                                                                                             B           (12,000)
                                                                                             H              (800)
                       ----------------        ----------- -------------   ----------------        --------------   --------------
Total stockholders'
   equity                       9,858               2,677        12,535             26,128                48,171           86,834
                       ----------------        ----------- -------------   ----------------        --------------   --------------

Total liabilities and
   stockholder's equity      $ 13,887             $ 1,452      $ 15,339         $   46,622              $ 64,171        $ 126,132
                       ================        =========== =============   ================        ==============   ==============

                                                   (Continues on following page.)



                         (Continues from previous page.)

(a) Represents historical balance sheet of I-trax, Inc. as of September 30, 2003 derived from the unaudited consolidated financial statements included in the Quarterly Report on Form 10-QSB.

(b) To give effect to certain material transactions as of September 30, 2003, which occurred during October 2003.

(c) Represents the historical balance sheet of I-trax, Inc. as of September 30, 2003 adjusted for certain material transactions which occurred during October 2003.

(d) Represents historical balance sheet of Meridian Occupational Healthcare Associates, Inc. and subsidiaries as of September 30, 2003, derived from the unaudited consolidated financial statements.

(e) The pro forma adjustments give effect to the financings of the acquisition and the acquisition of CHD Meridian Healthcare as if it were consummated as of September 30, 2003.


             See accompanying notes to unaudited pro forma condensed
                         combined financial information.

                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                             (UNAUDITED)

                                               (In thousands, except per share price.)

                                                                Meridian Occupational                                Pro Forma
                                           I-trax, Inc. and     Healthcare Associates,                          consolidated I-trax,
                                           Subsidiaries for    Inc. and Subsidiaries                           Inc. and Subsidiaries
                                           the nine months      for the nine months                Pro Forma     for the nine months
                                          ended September 30,    ended September 20,   Adj.       adjustments    ended September 30,
                                         2003 (Unaudited) (a)   2003 (Unaudited) (b)   Ref.      (Unaudited) (c)   2003 (Unaudited)
                                         --------------------   --------------------   ----      ---------------   ----------------


Revenue                                       $      3,668         $       86,588                                   $    90,256

Cost and expenses:
  Operating expenses                                   977                 71,513                                        72,490
  General and administrative                         3,095                 10,316       H                                13,411
  Depreciation and amortization                      1,318                  1,125       I               6,056             8,499
  Marketing and publicity                            1,677                     --                                         1,677
                                           ----------------     ------------------               -------------     ---------------
Total costs and expenses                             7,067                 82,954                       6,056            96,077
                                           ----------------     ------------------               -------------     ---------------

Operating (loss) income                             (3,399)                 3,634                      (6,056)           (5,821)
                                           ----------------     ------------------               -------------     ---------------

Other income (expenses):
  Proceeds from life insurance policy                  500                     --                                           500
  Costs in connection with uncompleted
   acquisition                                        (200)                    --                                          (200)
  Amortization of debt issuance costs                 (295)                    --                                          (295)
  Interest (expense) income and
   financing costs                                  (1,922)                    62       J                (840)           (2,700)
                                           ----------------     ------------------               -------------     ---------------
Total other expenses                                (1,917)                    62                        (840)           (2,695)
                                           ----------------     ------------------               -------------     ---------------

Net income (loss) before provision for
   income taxes                                     (5,316)                 3,696                      (6,896)           (8,516)
                                           ----------------     ------------------               -------------     ---------------

Provision for income taxes                              --                    788                          -                788
                                           ----------------     ------------------               -------------     ---------------

Net Income (loss)                                   (5,316)                 2,908                      (6,896)           (9,304)

Less: dividends applicable to preferred
   stockholders                                         --                     --                          --                --
                                           ----------------     ------------------               -------------     ---------------

Net income (loss) applicable to common
   stock                                     $      (5,316)          $      2,908                 $    (6,896)     $     (9,304)
                                           ================     ==================               =============     ===============

Loss per common share:

Basic and diluted                            $       (0.53)                                                        $      (0.29)
                                           ================                                                        ================

Weighted average number of shares
   outstanding:                                     10,112                                                               32,512
                                           ================                                                        ================


                                                   (Continues on following page.)



                         (Continues from previous page.)

(a) Represents historical statement of operations of I-trax for the nine months ended September 30, 2003 derived from the unaudited statements included in the quarterly report on Form 10-QSB.

(b) Represents historical statement of operations for CHD Meridian and subsidiaries for the nine months ended September 30, 2003 included in its unaudited consolidated financial statements.

(c) The pro forma adjustments give effect to the financings of the acquisition and the acquisition of CHD Meridian as if it were consummated on January 1, 2002.





             See accompanying notes to unaudited pro forma condensed
                         combined financial information.

                                               (In thousands, except per share price.)

                                                                  Meridian
                                                               Occupational                                         Pro Forma
                                         I-trax, Inc. and        Healthcare                                       consolidated
                                         Subsidiaries for   Associates, Inc. and                                I-trax, Inc. and
                                          the year ended    Subsidiaries for the              Pro Forma         Subsidiaries for
                                           December 31,          year ended          Adj.     adjustments        the year ended
                                             2002 (a)        December 31, 2002 (b)   Ref.   (Unaudited) (c)    December 31, 2002
                                         ------------------ ---------------------- -------  ---------------- --------------------


Revenue                                         $    3,932          $     107,124                                    $   111,056
                                           ----------------   --------------------                             ------------------

Cost and expenses:
  Operating expenses                                 1,229                 88,858                                         90,087
  General and administrative                         5,955                 14,275     H                 800               21,030
  Depreciation and amortization                      2,045                  1,854     I               8,075               11,974
  Marketing and publicity                              774                     --                                            774
  Research & Development                               410                     --                                            410
  Impairment charges related to
   intangible assets                                 1,648                     --                                          1,648
                                           ----------------   --------------------            --------------   ------------------
Total costs and expenses                            12,061                104,987                     8,875              125,923
                                           ----------------   --------------------            --------------   ------------------

Operating (loss) income                             (8,129)                 2,137                    (8,875)             (14,867)
                                           ----------------   --------------------            --------------   ------------------

Other income (expenses):
  Amortization of debt issuance costs                 (187)                    --                                           (187)
  Interest (expense) income and
   financing costs                                  (1,108)                   124    J               (1,120)              (2,104)
                                           ----------------   --------------------            --------------   ------------------
Total other expenses                                (1,295)                   124                    (1,120)              (2,291)
                                           ----------------   --------------------            --------------   ------------------

Net income(loss) before provision for
   income taxes                                     (9,424)                 2,261                    (9,995)             (17,158)
                                           ----------------   --------------------            --------------   ------------------

Provision for income taxes                              --                    337                                            337
                                           ----------------   --------------------            --------------   ------------------

Net Income (loss)                                   (9,424)                 1,924                    (9,995)             (17,495)

Less: dividends applicable to preferred
   stockholders                                         --                     --     B              12,000               12,000
                                           ----------------   --------------------            --------------   ------------------

Net income (loss) applicable to common
   stock                                        $   (9,424)               $ 1,924                 $ (21,995)        $    (29,495)
                                           ================   ====================            ==============   ==================

Loss per common share:

Basic and diluted                              $     (1.04)                                                        $       (0.94)
                                           ================                                                    ==================

Weighted average number of shares
   outstanding:                                      9,097                                                                31,497
                                           ================                                                    ==================


                                                   (Continues on following page.)




                         (Continues from previous page.)



(a) Represents historical statement of operations of I-trax for the year ended December 31, 2002 derived from the audited statements included in the annual report on Form 10-KSB.

(b) Represents historical statement of operations for CHD Meridian and subsidiaries for the year ended December 31, 2002 included in its audited consolidated financial statements.

(c) The pro forma adjustments give effect to the financings of the acquisition and the acquisition of CHD Meridian as if it were consummated on January 1, 2002.



             See accompanying notes to unaudited pro forma condensed
                        combined financial information.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The activity adjustments below give effect to material transactions as if they were consummated as of September 30, 2003.

1. To give effect as of September 30, 2003, the sale of I-trax common stock during October 2003 in a private placement commenced in August 2003. I-trax realized proceeds of $1,676 after expenses for these October sales.

2. To give effect as of September 30, 2003, the receipt of $175 during October 2003 as a result of the exercise of warrants from a debenture holder.

3. To give effect as of September 30, 2003, the conversion of $175 of debenture principal into equity during October 2003 from the Company's debenture holder.

4. To give effect as of September 30, 2003, the repayment of I-trax's credit line during October 2003 amounting to $300.

5. To give effect as of September 30, 2003, the repayment of $50 to a related party during October 2003.

6. To give effect as of September 30, 2003, the repayment of $500 of related party loans during October 2003, using proceeds from a pledged from a life insurance policy on the life of a deceased senior executive officer and director of I-trax.

7. To give effect for the granting of 50,000 warrants to I-trax's debenture holder for extending the maturity date of the debenture for one year. The warrants were valued at $200 utilizing the Black-Scholes Model. The value of the warrant is recorded as a discount to the debenture and will be accreted to interest expense over the remaining life of the debenture.

8. To give effect to the exercise of 257,692 warrants from the Company's debenture holder yielding the Company $451.

         The pro forma adjustments to the condensed combined balance sheet below give effect to the financing of the CHD Meridian acquisition and the acquisition of CHD Meridian as if they were both consummated as of September 30, 2003. The pro forma adjustments to the condensed combined statement of profit and loss below give effect to the financing of the CHD Meridian acquisition and the acquisition of CHD Meridian as if they were both consummated as of January 1, 2002.

A. To give effect to the receipt of $36,000 of cash comprised of a $16,000 draw down from a senior credit facility and $20,000 from the issuance of 800,000 shares of I-trax's convertible preferred stock at $25 per share. Each share of preferred stock is convertible into 10 shares of I-trax's common stock at $2.50 per share.

B. In connection with the expected issuance of convertible preferred stock, I-trax has recorded the value of a beneficial conversion feature for the underlying common stock amounting to $12,000 under the assumption that the acquisition is effected with an estimated market price of approximately $4.00 per share. The beneficial value, which is the benefit realized by the preferred stockholder, is treated as a dividend for purpose of computing earnings per share. The dividend is computed by multiplying the difference between the current market value of the underlying common stock ($4.00 per share) and the conversion price ($2.50 per share) by the number of shares of common stock for which the preferred is convertible into (8,000,000 shares).

C. To give effect to the placement agent commission fees associated with the sale of $20,000 of convertible preferred stock computed at 6% of the gross proceeds or $1,200 in cash.

D. To give effect to the additional placement agent commission fees associated with the sale of $20,000 of convertible preferred stock. The consideration consists of warrants purchase 400,000 shares of common stock at $2.50 per share. Based on the Black-Scholes model, I-trax has valued such warrants at $1,364.

E. To give effect to CHD Meridian redeeming approximately $11,000 of common stock and options from its current stockholders and option holders.

F. To give effect to the acquisition of CHD Meridian estimated at $80,467. The pro forma adjustment gives effect to the following items: i) disbursement of the cash portion of the acquisition in the amount of $22,899, as adjusted for the redemption of CHD Meridian common stock and options, and for a minimum cash balance requirement as per the merger agreement; ii) estimated disbursements in connection with the costs of the transaction amounting to $1,568; iii) issuance of 10,000,000 shares of I-trax common stock valued at $4.00 per share (based on an approximate current value; this amount will change based on the market value on the actual date of closing), or $40,000; iv) issuance of 400,000 shares of convertible preferred stock at $25 per share or $10,000, convertible into 4,000,000 shares of I-trax common stock. In connection with the expected issuance of the 400,000 shares of convertible preferred stock, I-trax has also recorded the value of beneficial conversion feature of the underlying common stock in the amount of $6,000. The beneficial value to the convertible preferred stock holders is treated as additional consideration given in the acquisition. The beneficial value is computed by multiplying the difference between the current market value of the underlying I-trax common stock of $4.00 per share less the conversion price of $2.50 per share by the number of share of I-trax common stock to be issued.

G. To give effect to the consolidation and the elimination of CHD Meridian's equity and to preliminarily allocate the purchase price over the estimated fair values of the assets and liabilities acquired with the excess assigned to goodwill.

H. To give effect to the bonus pool approved by the Compensation Committee for employees associated with the merger. The bonus pool aggregating to $800 is composed of $500 in cash and $300 in the form of I-trax common stock.

I. To give effect to the amortization expense associated with the estimated amount of customer lists/relations acquired for the nine months ended September 30, 2003 and the year ended December 31, 2002 over an estimated average useful life of four years.

J. To give effect to the interest expense associated with the draw down of $16,000 credit line facility, which has been utilized to fund a portion of the acquisition price as discussed in Note A above.

                                  RISK FACTORS

Risks Related to the Merger and the Merged Companies After the Merger

         The price of I-trax common stock will fluctuate which will affect the value of shares issued to CHD Meridian stockholders.

         The price of I-trax common stock has been and we believe will continue to be volatile. For example during 2003, the per share price of I-trax common stock fluctuated from a high of $5.00 to a low of $1.37. The stock's volatility may be influenced by the market's perceptions of the healthcare sector in general or of other companies believed to be similar to us, or by the market's perception of our operations and future prospects. Many of these perceptions are beyond our control.

         A significant fluctuation in I-trax common stock price will affect, possibly adversely, the value of the merger consideration. CHD Meridian stockholders are advised to obtain recent market quotations for I-trax common stock. CHD Meridian can terminate the merger agreement if the closing price of I-trax's common stock is less than $2.25 for ten consecutive trading days. Finally, I-trax common stock is not heavily traded and therefore, the ability to achieve relatively quick liquidity without a negative impact on the stock price is limited.

         Shares  eligible  for future sale upon the  conversion  of  outstanding
         I-trax convertible debt and upon the exercise of issued options and warrants may cause dilution.

         As of January 29, 2004 (and without taking into account I-trax common stock to be issued in the merger and upon conversion of I-trax convertible preferred stock to be issued in the merger and in the related financing), approximately 5,947,472 shares of I-trax common stock were reserved for issuance upon conversion or exercise of I-trax's warrants, options and convertible debt. Our stockholders, therefore, could experience dilution of their investment upon conversion or exercise, as applicable, of these securities.

         We may be unable successfully to integrate our operations and realize the full cost savings we anticipate.

         The merger involves the integration of two companies that have previously operated independently in different segments of the healthcare industry. The difficulties of combining the companies' operations include:

         o        integrating   complementary   businesses   under   centralized
                  management efficiently;

         o        the  necessity  of   coordinating   geographically   separated
                  organizations;

         o        integrating personnel with diverse business backgrounds; and

         o        combining different corporate cultures.

         The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business, results of operations or financial condition of the merged company.

         Among the factors considered by the CHD Meridian and the I-trax boards of directors in connection with their respective approvals of the merger agreement were the opportunities for reduction of operating costs and improvements in operating efficiencies or other financial synergies that could result from the merger. We cannot give any assurance that these savings will be realized, or if realized, will be realized within the time periods contemplated by management.

         Obtaining required regulatory approvals may delay consummation of the merger.

         Consummation of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods, and any extension of the waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We intend to vigorously pursue all required regulatory approvals. The requirement for these approvals could delay the consummation of the merger for a significant period of time after our stockholders have approved the proposals relating to the merger.

         CHD Meridian Stockholders may not receive a portion of the merger consideration if CHD Meridian does not achieve agreed upon fiscal 2004 financial results.

         The merger includes an earn-out component, under which all of the last 4,000,000 shares of I-trax common stock that may potentially be issued to CHD Meridian stockholders will only be issued if CHD Meridian, and the surviving entity in the merger that continues to operate the CHD Meridian business, record calendar year 2004 earnings before interest, taxes, depreciation, and amortization of not less than $9 million. If the 2004 earnings before interest, taxes, depreciation, and amortization are less than $8.1 million, none of the earn-out shares would be earned. For 2004 earnings before interest, taxes, depreciation, and amortization of between $8.1 million and $9 million, the number of shares of I-trax common stock earned would be between 3,600,000 and 4,000,000. Although CHD Meridian management believes that the prospects of achieving the targeted earnings levels are reasonable, there can be no assurance that these targets will be met. Even if the required financial goals are met, issuance of the additional earn-out shares also is subject to possible reduction in the event of claims against the earn-out escrow by I-trax caused by breaches of the representations or warranties made by CHD Meridian in the merger agreement. Any escrowed shares not delivered to CHD Meridian stockholders in accordance with the merger agreement will be returned to I-trax and canceled.

         Neither party may have a meaningful remedy after closing of the merger if the other party has materially breached its representations and warranties in the merger agreement.

         Under the merger agreement, I-trax has agreed that its sole remedy for any breach of representations or warranties of CHD Meridian will be to reduce the number of additional shares of common stock potentially issuable to the CHD Meridian stockholders. At the time of the closing of the merger, 4,000,000 shares of I-trax common stock will be placed in escrow. This escrow serves the dual purpose of providing additional consideration to the CHD Meridian stockholders if the financial targets described in the preceding paragraph are met, and also creating a pool of shares a portion of which I-trax could use to offset any losses to which it may be subject in the event of a breach of representations or warranties made by CHD Meridian under the merger agreement. If any of the representations, warranties or covenants of CHD Meridian in the merger agreement has been breached, the amount that I-trax can recover is limited to the lesser of (a) 3,200,000 shares of I-trax common stock, (b) shares of I-trax common stock with a value, measured at the time of final resolution of such claim, of $8 million, or (c) shares of I-trax common stock with a value, measured at the time of final resolution of such claim, equal to the losses I-trax has suffered from that breach. Even if the number of such shares is not sufficient to cover the full amount of the losses suffered by I-trax, I-trax is not entitled to make any further claim against the CHD Meridian stockholders, regardless of whether all or any of the escrowed shares would otherwise have been earned in light of the financial targets described in the preceding paragraph. In the case of a breach of representation or warranty by I-trax, Haywood D. Cochrane, Jr., in his capacity as representative of the former CHD Meridian stockholders and on their behalf, could make a claim under the merger agreement against I-trax. After the merger, however, former CHD Meridian stockholders will own between 35% and 40% of I-trax common stock, and the revenues, profits and assets of the former CHD Meridian business will represent an even larger percentage of the combined businesses. In light of those circumstances, there can be no assurance that a practical remedy would be available to compensate the former CHD Meridian stockholders even for a successful claim. Also, in order to recover for any losses arising from a breach of the representations, warranties or covenants of the other party in the merger agreement, the party suffering that loss must make a claim in writing for such losses by August 14, 2004, after which any such claim would be time barred.

         The merged companies will be limited in their ability to offset taxable income with I-trax's net operating losses.

         As a result of the merger transactions, I-trax will have an ownership change for certain tax purposes. I-trax has tax net operating losses of approximately $16.2 million through December 31, 2002, which losses will expire from 2020 to 2022. The ownership change will cause a substantial limitation on the ability of I-trax to use such net operating losses to offset future taxable income. While CHD Meridian will also have an ownership change for tax purposes as a result of the merger transactions, its tax net operating losses were already subject to a limitation as a result of a prior ownership change and should not be further limited as a result of the merger.

Risks Related to CHD Meridian Healthcare Business

         CHD Meridian expects increasing competition for contracts to establish and manage employer-dedicated pharmacies and clinics.

         CHD Meridian pioneered the field of employer-dedicated pharmacies and primary care clinics. Although CHD Meridian has always faced competition from other methods by which business enterprises can arrange and pay for healthcare services for their employees, until recently CHD Meridian has rarely experienced face-to-face bidding for a contract to manage a particular employer's pharmacy or clinic. CHD Meridian has recently begun to see direct competition for employer-dedicated pharmacy management contracts, and expect this competition will increase over time. CHD Meridian believes that it has certain advantages in such competition, which include its status as the market leader, experience and valuable know-how that CHD Meridian competitors do not yet have. CHD Meridian also faces some disadvantages, which include the fact that some of its competitors and potential competitors are of substantially greater size and financial resources, including prescription benefit management companies with revenues in the multiple billions of dollars. CHD Meridian believes that the potential market for employer-dedicated pharmacies is large enough for CHD Meridian to meet its growth plans despite increasing competition, but there are no assurances that CHD Meridian will in fact be able to do so. CHD Meridian's ability to maintain existing clients, expand services to existing clients, add new clients so as to meet its growth objectives, and maintain attractive pricing for its services, will depend on the interplay between these factors of overall growth in the use of employer-dedicated facilities, entry of new competitors to the business, and its success or failure in maintaining its market position as against these new entrants.

         In addition to this increasing head-to-head competition for contracts to establish and manage employer-dedicated facilities, CHD Meridian will continue to face competition for the large employer's healthcare budget from other kinds of enterprises, including without limitation pharmacy benefit managers, health insurers, managed health care plans and retail pharmacy chains.

         Loss of key management could adversely affect the merged companies side of the merged companies' business.

         CHD Meridian's business has enjoyed a strong and stable management team, including among others, Haywood D. Cochrane, Jr., CHD Meridian's chief executive officer, Charles D. (Chip) Phillips, CHD Meridian's president and chief operating officer, and Shannon W. Farrington, CHD Meridian's chief financial officer. Following the merger, Mr. Cochrane will join the I-trax board of directors as vice-chairman, and Mr. Phillips and Ms. Farrington will remain with the merged companies. Although CHD Meridian believes that the earn out applicable to a portion of the merger consideration will create an incentive for these individuals to remain with the merged company and to focus on its success through 2004 at a minimum, there is no assurance that any of these individuals will do so. Each of these individuals will receive a portion of the merger consideration in respect of their equity interests in CHD Meridian at closing, which could reduce these individuals' incentive to remain with the merged company. Finally, although CHD Meridian believes that the CHD Meridian management team has reasonable depth, the loss of one or several of these individuals, could have an adverse effect on CHD Meridian's business.

         Loss of advantageous pharmaceutical pricing could adversely affect CHD Meridian's income and the value that CHD Meridian provides to its clients.

         CHD Meridian receives favorable pricing from pharmaceutical manufacturers as a result of its class of trade designation, which in turn is based on selling products only to CHD Meridian clients' employees, dependents and retirees. CHD Meridian also receives rebates from pharmaceutical manufacturers for driving market share to preferred products. The benefit of favorable pricing is generally passed on to CHD Meridian clients under the terms of client contracts. In the last few years, retail pharmacies have brought legal cases against pharmaceutical manufacturers challenging class of trade designations as unlawful price discrimination under the Robinson-Patman Act. Although these challenges have generally failed, there remains a possibility that CHD Meridian would lose the benefit of this favorable pricing, either due to legal challenge or to a change in policies of the pharmaceutical manufacturers. Such a loss would diminish the value that CHD Meridian can provide to its clients and, therefore, would make its services less attractive. CHD Meridian also receives volume performance incentives from its pharmaceutical wholesaler which directly affect CHD Meridian revenue, and the loss of which could adversely affect CHD Meridian's business.

         CHD Meridian's business involves exposure to professional liability claims, and a failure effectively to manage CHD Meridian's professional liability risks could have an adverse impact on CHD Meridian's business.

         Under the terms of CHD Meridian's contracts with clients, it is responsible for procuring professional liability insurance covering the operations of clinics and pharmacies that it manages. CHD Meridian also typically indemnifies its clients against vicarious professional liability claims arising out of acts or omissions of healthcare providers working at the clinics and pharmacies manage by CHD Meridian. Under the terms of its services agreements with affiliated professional corporations, CHD Meridian is also contractually obligated for procuring malpractice insurance on behalf of the professional corporations and their employed physicians, and CHD Meridian typically absorbs such claims as are subject to the policy self insured retention limit or above the policy limits. There also exists the possibility of vicarious professional liability claims being made directly against CHD Meridian. As a result of these contractual arrangements, CHD Meridian routinely incurs significant expenses arising out of professional liability claims. If CHD Meridian fails to manage the professional liability claims and associated risk effectively, its business will be adversely affected.

         Certain of CHD Meridian's past professional liability insurance policy years were insured by two insurance companies that are now either insolvent or under regulatory supervision. As a result, CHD Meridian is effectively partially uninsured for those periods. CHD Meridian has established reserves in connection with the six pending claims from such policy years. Although CHD Meridian's management believes such reserves are reasonable based on CHD Meridian's historic loss experience, there is no assurance that these reserves will be sufficient to pay any judgments or settlements. In addition, because CHD Meridian current professional liability insurance self-insured retention is $500,000, it is effectively partially uninsured against a variety of claims that may arise from other years. CHD Meridian has maintained a layer of excess insurance that begins with losses in excess of $1,000,000 per claim, including for the years in which its primary insurer is insolvent. CHD Meridian's balance sheet includes reserves for projected future professional liability expenses based on its operations to date. But the estimates could prove wrong, and the size of CHD Meridian's ultimate uninsured liability could exceed the established reserves. CHD Meridian's professional liability insurance policies are written on a claims-made basis, meaning that they cover only claims made during the policy period, and not events that occur during the policy period but result in a claim after the expiration of the policy. With this insurance strategy, it is necessary that CHD Meridian continue to renew or replace coverage each year in order to have coverage for prior years' operations. Availability and cost of such coverage are subject to market conditions, which can fluctuate significantly.

         CHD Meridian expects to establish a captive insurance company, which, once established, will be subject it to risks associated with insurance business, including additional regulatory requirements.

         CHD Meridian is planning to establish a captive insurance subsidiary to insure its professional liability exposure. CHD Meridian believes this approach that will enhance the company's ability to manage malpractice exposure and stabilize insurance costs. Although CHD Meridian has hired a manager for the captive insurer, and has engaged an actuarial consulting firm, its operation of the captive insurer will nonetheless be subject to the risks associated with any insurance business, which include investment risk relating to the performance of its investment of assets set aside as reserves for future claims, and the challenges associated with making actuarial estimates of projected future professional liability losses and loss adjustment expenses. Failure to make an adequate return on CHD Meridian's investments, or to maintain the principal of invested funds, or failure to estimate such future loss and loss adjustment expenses accurately, could have an adverse effect on CHD Meridian and therefore, of the merged companies. Also, operation of a captive insurer will expose CHD Meridian to substantial additional regulatory requirements, with attendant risks if it fails to comply with applicable regulations.

         CHD Meridian is subject to complex and extensive legal requirements, and failure to comply with those requirements could have an adverse effect on its business.

         The healthcare industry is subject to numerous Federal, state, and local laws, regulations and judicial doctrines. These legal requirements cover, among other topics, licensure, corporate practice of medicine, privacy of patient medical records, government healthcare program participation requirements and restrictions, reimbursement for patient services, and Medicare and Medicaid fraud and abuse.

         There are judicial and statutory prohibitions on "corporate practice of medicine," which vary from state to state. The corporate practice of medicine doctrine prohibits a corporation, other than a professional corporation, from practicing medicine or employing physicians. Some states also prohibit a non-physician from splitting or sharing fees charged by a physician for medical services. The services that CHD Meridian provides to its clients include establishing and managing medical clinics. Most physician services at clinics that managed by CHD Meridian are provided by physicians who are employees of professional corporations with which CHD Meridian has agreements and under which it provides non-professional services such as purchasing equipment and supplies, patient scheduling, billing, collection, accounting, and computer services. The professional corporations control hiring and supervising physicians and all medical functions. CHD Meridian has option agreements with the physician-owners of affiliated professional corporations entitling the company to require them to sell the stock of the professional corporations to another licensed physician designated by CHD Meridian. This structure is intended to permit consolidation of the professional corporations' financial statements with those of CHD Meridian, while still maintaining sufficient separateness to comply with the corporate practice of medicine doctrine and with fee-splitting prohibitions. Although CHD Meridian does not believe so, there remains, however, potential exposure to claims that this structure violates the corporate practice of medicine doctrine or fee-splitting prohibitions. If such a claim is successfully asserted against CHD Meridian in any jurisdiction, it could be subject to civil and criminal penalties, or could be required to restructure its contractual arrangements with clients. Any restructuring of contractual arrangements could result in lower revenues, increased expenses and reduced influence over the business decisions of those operations. Alternatively, some existing CHD Meridian contracts could be found to be illegal and unenforceable, which could result in the termination of those contracts and an associated loss of revenue, or inability to enforce valuable provisions of those contracts.

         CHD Meridian personnel have custody of confidential patient records at various clinics and pharmacies, and its computer servers also contain confidential health risk assessments completed by employees of clients. Many patient records are subject to a rule entitled Privacy of Individually Identifiable Health Information promulgated by the U.S. Department of Health and Human Services under HIPAA (or HIPAA Privacy Rule), and also to any state laws that may have more stringent privacy requirements. CHD Meridian attempts to protect the privacy and security of confidential patient information in accordance with applicable law, but could face claims of violation of the HIPAA Privacy Rule, invasion of privacy or similar claims, if its files or computers were compromised, or if its interpretations of the applicable privacy requirements, many of which are complex, were incorrect or allegedly incorrect, or if CHD Meridian fails to maintain a sufficiently effective compliance program.

         In recent years, various government entities have actively investigated potential violations of fraud and abuse statutes and regulations by healthcare providers and by pharmaceutical manufacturers. Violations of these laws and regulations can result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Although CHD Meridian's services and those of its affiliated professional corporations are generally paid for by employer clients, CHD Meridian does bill the Medicare and Medicaid programs, and private insurance companies, as agent of its affiliated professional corporations, to recover reimbursable amounts that offset the healthcare costs borne by CHD Meridian's clients. CHD Meridian therefore is subject to various regulations under the Medicare and Medicaid programs, including fraud and abuse prohibitions. CHD Meridian believes that it is compliant with these requirements, but could face claims of non-compliance if its interpretations of the applicable requirements, many of which are complex, were incorrect or allegedly incorrect, or if it fails to maintain a sufficiently effective compliance program.

         Although CHD Meridian believes that it complies in all material respects with applicable law, compliance with laws, regulations and judicial doctrines can be complex and may be subject to future review and interpretation by government agencies and others, and there remains a possibility that future legal actions against CHD Meridian would adversely affect its business.

         Deterioration of the financial health of CHD Meridian's clients, many of which are large U.S. manufacturing enterprises, could adversely affect its business volume and collections.

         An adverse trend in one or more U.S. manufacturing industries could lead to plant closings or layoffs that could eliminate or reduce the need for some of CHD Meridian's employer-dedicated healthcare facilities. Also, if any CHD Meridian client becomes insolvent, CHD Meridian may not be able to recover outstanding accounts receivable owed by that client, and may suffer premature contract termination. CHD Meridian's professional liability insurance is written on a claims-made basis, and, in order to fund continued coverage of an operation after termination of a contract, CHD Meridian typically has charged its clients for tail insurance coverage at the time that a contract terminates. If a client is insolvent at the time of contract termination, CHD Meridian may not be able to recoup the cost of tail insurance coverage, or other costs related to facility shutdown. CHD Meridian has already experienced this in the case of one major steel manufacturer, for which it formerly managed several facilities, which became the debtor in a federal bankruptcy proceeding. This resulted in difficulty in collecting some amounts due to, and also generated a claim against CHD Meridian for repayment of an allegedly preferential transfer previously received from the client. Because of the risks associated with client insolvency, and the concentration of CHD Meridian's client base, its business is to some extent dependent on the continued health of U.S. manufacturing industries.

         CHD Meridian cannot yet predict the impact of the recently adopted Medicare prescription drug benefit on its business.

         In December 2003, President Bush signed into law the Medicare Prescription Drug, Improvement, and Modernization Act of 2003. This law provides Medicare beneficiaries with insurance coverage that offers access to prescription medicines. The prescription drug benefit, which will be called Medicare Part D, begins January 1, 2006. In the interim, a national prescription drug discount card for Medicare eligible seniors will be instituted in April 2004. Under the new law, drug benefits will be provided through risk-bearing private plans contracting with the government (including plans offering only the Part D coverage as well as integrated plans offering all Medicare benefits). There will be an annual open period during which Medicare beneficiaries will choose their drug plan from among those available in their area of residence. In any areas where there are fewer than two private plan choices, the government will make a drug plan available directly.

         This law could affect CHD Meridian's business either positively or negatively and its ultimate effect is not yet clear. Subsidies for employers providing retiree drug benefits will decrease the costs to those employers of providing such benefits, and therefore might be expected to increase the number of employers willing to provide retiree drug benefits, which would positively affect our business. On the other hand, it is possible that employers that presently offer prescription drug benefits will decide no longer to offer those benefits, on the basis that their retirees now will be able to obtain such benefits on their own through Medicare. In that case, such employers would have less need for employer-dedicated pharmacies of the kinds that we establish and manage and the CHD Meridian business would be negatively affected.

Item 7.  Exhibits.

23.1     Consent of Ernst & Young LLP.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       I-TRAX, INC.



Date:  February 2, 2004                By:      /s/ Frank A. Martin
                                           -------------------------------------
                                       Name:   Frank A. Martin
                                       Title:  Chief Executive Officer

                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 13, 2003, with respect to the consolidated financial statements of Meridian Healthcare Associates, Inc. and subsidiaries (d/b/a CHD Meridian Healthcare) included in the Current Report on Form 8-K of I-trax, Inc. dated February 2, 2004.


/s/ Ernst & Young LLP
January 29, 2004
Nashville, Tennessee

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.____)

Filed by the Registrant /X/.  Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Under Rule 14a-12

                                  I-TRAX, INC.
       -------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

/X/     No fee required
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         5) Total fee paid:

--------------------------------------------------------------------------------

/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount Previously Paid:

--------------------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

         3) Filing Party:

--------------------------------------------------------------------------------

         4) Date Filed:

--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
Health Management Solutions
I-trax, Inc.
One Logan Square, Suite 2615
130 N. 18th Street
Philadelphia, PA 19103




                                 April 25, 2003



Dear Stockholder:

We cordially invite you to attend I-trax's annual stockholders' meeting. The meeting will be held on Wednesday, May 21, 2003, at 10:00 A.M. at 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania.

At the meeting stockholders will vote on several important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person, you may still do so.

Thank you for your support of I-trax.


                                            Very truly yours,


                                        /s/ FRANK A. MARTIN
                                        ----------------------------
                                            FRANK A. MARTIN
                                            Chairman and Chief Executive Officer

[GRAPHIC OMITTED]
Health Management Solutions
I-trax, Inc.
One Logan Square, Suite 2615
130 N. 18th Street
Philadelphia, PA 19103


Notice of Annual Meeting of Stockholders

Dear Stockholder:

I-trax's annual stockholders' meeting will be held on Wednesday, May 21, 2003, at 10:00 A.M., at 1735 Market Street, 51st Floor in Philadelphia, Pennsylvania.

At the meeting, stockholders will be asked to

          o    elect directors,

          o ratify the selection of I-trax's independent auditors for 2003, and

          o    consider any other business properly brought before the meeting.

The close of business on April 14, 2003, is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at I-trax's headquarters, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania, before the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope so that your shares will be represented whether or not you plan to attend the annual meeting.


                                             By Order of the Board of Directors,

                                                /s/ Yuri Rozenfeld
                                                Yuri Rozenfeld
                                                General Counsel and Secretary
April 25, 2003

1

                                  I-TRAX, INC.
                          One Logan Square, Suite 2615
                               130 N. 18th Street
                             Philadelphia, PA 19103

                      -------------------------------------

                                 PROXY STATEMENT
                     FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

                      -------------------------------------

         I-trax, Inc., a Delaware corporation, is delivering these proxy materials in connection with the solicitation of proxies by the board of directors of I-trax for its 2003 annual meeting of stockholders and any adjournments or postponements of the meeting. The 2003 annual meeting will be held at 10:00 A.M. on May 21, 2003, at 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103. These proxy materials were first mailed to stockholders on or about April 28, 2003. The address of I-trax's principal executive office is One Logan Square, Suite 2615, 130 N. 18th Street,
Philadelphia, Pennsylvania. Sending a signed proxy will not affect the stockholder's right to attend the annual meeting and vote in person. Every stockholder has the power to revoke his or her proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with I-trax's Secretary a notice in writing revoking it, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Explanatory Note About I-trax Common Stock

         Effective January 3, 2003, I-trax completed a 1-for-5 reverse stock split. The board of directors and stockholders of I-trax authorized the reverse stock split in connection with the then pending application to list I-trax common stock on the American Stock Exchange. I-trax common stock began trading on the American Stock Exchange on January 15, 2003 under the symbol "DMX." The information presented in this proxy statement about the number of outstanding shares of I-trax common stock, historic information about the number of shares of common stock issued in connection with completed transactions and related prices, and option and warrant information has been adjusted to reflect the completed reverse stock split.

Stockholders Entitled to Vote

         The close of business of April 14, 2003 was the record date for stockholders entitled to notice of and to vote at the 2003 annual meeting. As of the record date, there were 9,372,727 outstanding shares of I-trax common stock.

Quorum Required

         The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the transaction of business at the 2003 annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

         Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the 2003 annual meeting. The eleven nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

         Proposals 2. Ratification of Goldstein Golub Kessler LLP as I-trax's independent auditors for the fiscal year ending December 31, 2003 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the 2003 annual meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

         A form of proxy is enclosed. All properly executed proxies received by I-trax's board of directors, and not revoked, will be voted as indicated in accordance with the instructions written on the proxies. In the absence of contrary instructions, shares represented by returned proxies will be voted for the election of the directors as described in this proxy statement, in favor of the ratification of Goldstein Golub Kessler LLP as I-trax's independent auditors and, in the discretion of the proxy holders, on any other matter properly brought before the meeting.

Solicitation of Proxies

         I-trax will bear all of the costs of soliciting proxies. I-trax will arrange with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of I-trax common stock, and may reimburse these persons or institutions for expenses incurred in connection with this distribution. Directors, officers or employees of I-trax, none of whom will receive additional compensation, may solicit proxies in person or by telephone, facsimile, e-mail or other means.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         I-trax's board of directors currently consists of eleven directors. All eleven directors are to be elected at the 2003 annual meeting to serve until the 2004 annual meeting. The board's nominees for election as directors are John Blazek, David R. Bock, Philip D. Green, Michael M.E. Johns, M.D., Arthur N. Leibowitz, M.D., Frank A. Martin, David Nash, M.D., John R. Palumbo, Carol M. Rehtmeyer, Ph.D., R. Dixon Thayer and William S. Wheeler, each of whom is currently serving on the board.

         The proxy holders intend to vote all proxies received by them in the accompanying form for these nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the 2003 annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy, or, in the alternative, the board may reduce the number of directors. As of the date of this proxy statement, I-trax is not aware of any nominee who is unable or unwilling to serve as a director.

         The following table lists the name and age, as of April 2, 2003, of each nominee to the board of directors.

Name                                              Age            Position
---------------------------------------    ------------------    ---------------------------------------------------

Frank A. Martin                                   52             Chairman, Chief Executive Officer, Treasurer and
                                                                 Director
John Blazek                                       48             Director
David R. Bock                                     59             Director
Philip D. Green                                   52             Director
Michael M.E. Johns, M.D.                          61             Director
Arthur N. Leibowitz, M.D.                         56             Director
David Nash, M.D.                                  47             Director
John R. Palumbo                                   52             Vice Chairman, President and Director
Carol M. Rehtmeyer, Ph.D.                         53             Executive Vice President and Director
R. Dixon Thayer                                   51             Director
William S. Wheeler                                46             Director

         Frank A. Martin has been a director, Chairman and Chief Executive Officer of I-trax since September 2000. Mr. Martin has been a director of I-trax Health Management Solutions, Inc. ("Health Management"), a predecessor of I-trax and currently its operating subsidiary, since 1996. Mr. Martin founded, and has been a managing director of, The Nantucket Group, LLC ("Nantucket"), a healthcare venture capital firm specializing in investing in early stage healthcare service and technology companies since December 1998. He currently serves on the board of directors of Saddletude, Inc., an Internet-based equestrian sports network. Mr. Martin served as the Chief Executive Officer and director of EduNeering, Inc., an electronic knowledge management company, from April 1999 to April 2000. In November 1992, Mr. Martin founded Physician Dispensing Systems, Inc. ("PDS"), a healthcare information technology company that developed pharmaceutical software for physicians' offices. Mr. Martin assisted in the sale of PDS to Allscripts Healthcare Solutions, Inc. ("Allscripts"), a provider of point-of-care solutions to physicians, in December 1996 and then joined its board of directors on which he served until 1998.

         John Blazek, M.B.A., R.Ph., has been a director of I-trax since February 2002. Mr. Blazek joined I-trax's board of directors when I-trax acquired WellComm Group, Inc. ("WellComm") in February 2002. From May 2000 to February 2002, Mr. Blazek served as the Chief Executive Officer of WellComm. From 1998 to 1999, Mr. Blazek served as an Assistant to Mayor Hal Daub, City of Omaha, in which capacity he oversaw economic development for the City of Omaha. From 1996 to 1999, Mr. Blazek served as President of Blazek & Associates, Inc., a consulting firm. Mr. Blazek was co-owner of a company that was twice named among Omaha's "25 fastest growing companies" before it was sold to Coram Healthcare in 1992.

         David R. Bock has been a director of I-trax since February 2001. Mr. Bock was a director of Health Management from February 2000 to February 2001. Mr. Bock has been a managing partner of Federal City Capital Advisors, LLC, an investment banking firm located in Washington, D.C., since August 1997 and is also a managing director of Nantucket. Mr. Bock served as Executive Vice President and Chief Financial Officer of Pedestal, Inc., an Internet-based company providing information on the secondary mortgage marketplace, from January 2000 to April 2002. From 1992 to 1995, Mr. Bock was a managing director in the London corporate finance group of Lehman Brothers where he was responsible for developing Lehman Brothers' investment banking business in emerging markets, including India, Russia, Turkey and Central Europe. Mr. Bock also served in a variety of positions at the World Bank, including as Chief of Staff for the Bank's worldwide lending operations.

         Philip D. Green has been a director of I-trax since February 2001. Mr. Green was a director of Health Management from March 2000 to February 2001. Since July 2000, Mr. Green has been a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a leading international law firm. From its formation in 1989 until it merged with Akin Gump in July 2000, Mr. Green was the founding principal of the Washington, D.C. based law firm of Green, Stewart, Farber & Anderson, P.C. Mr. Green practices healthcare law and assists entities in corporate planning and transactions. Mr. Green represents a significant number of major teaching hospitals and integrated healthcare delivery systems. Mr. Green also represents a number of public and private for-profit healthcare companies. Mr. Green is currently a member of the boards of directors of Allscripts and Imagyn Medical Technologies, Inc., a medical device manufacturer.

         Michael M.E. Johns, M.D., has been a director of I-trax since February 2001. Dr. Johns was a director of Health Management from October 2000 to February 2001. Since 1996, Dr. Johns has served as an Executive Vice President for Health Affairs of Emory University, overseeing Emory University's widespread academic and clinical programs in health sciences. In this position, Dr. Johns leads strategic planning initiatives for both patient care and research. In addition, since 1996, Dr. Johns has served as the Chairman of the Board of Emory Healthcare, a comprehensive healthcare system in metropolitan Atlanta. Dr. Johns also is Chairman of the Board of EHCA, LLC, a company overseen jointly by Emory Healthcare and HCA Corporation. Through EHCA, Emory is responsible for clinical performance improvement and quality assurance in six local hospitals and five surgery centers owned by HCA Corporation. From 1990 to 1996, Dr. Johns served as the Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University.

         Arthur (Abbie) N. Leibowitz, M.D., FAAP, has been a director of I-trax since March 2002. Since 2001, Dr. Leibowitz has been the Executive Vice President for Business Development and Chief Medical Officer of Health Advocate, Inc., a health services company, which he helped form. Health Advocate helps consumers navigate the healthcare system. In 2000, Dr. Leibowitz served as Executive Vice President for Digital Health Strategy and Business Development and director of Medscape, Inc., a clinical information company. Dr. Leibowitz's experience includes his tenure at Aetna U.S. Healthcare from 1987 to 2000 where he served in several positions, including as Aetna's Chief Medical Officer for over four years. Dr. Leibowitz is a nationally recognized leader in the healthcare industry and an authority on managed care, clinical management and medical information systems.

         David Nash, M.D., M.B.A., FACP, has been a director of I-trax since February 2003. Since 2000, Dr. Nash has been The Dr. Raymond C. and Doris N. Grandon Professor of Health Policy and Medicine at Thomas Jefferson University Hospital. In 1995 he was named Associate Dean for Health Policy and Professor of Medicine, Division of Internal Medicine at Jefferson Medical College. In 1990, Dr. Nash was named Director of Health Policy and Clinical Outcomes at Thomas Jefferson University Hospital. Dr. Nash has also served as a member of the Disease Management Association of America, The Washington Business Group on Health, and the National Committee for Quality Assurance (NCQA) Disease Management Advisory Council. As of 2000, Dr. Nash has served as Editor-In-Chief of Disease Management and is on the editorial board of eight other peer-reviewed journals.

         John R. Palumbo has been a director of I-trax since February 2001, Vice Chairman since October 2002 and President since February 2003. Mr. Palumbo was a director of Health Management from March 2000 to February 2001. From July 2001 to October 2002, Mr. Palumbo was a Vice President of Siemens Medical Solutions Health Services, a provider of solutions and services for integrated healthcare. From 1996 until it was acquired by Siemens, Mr. Palumbo served as Area Vice President of Shared Medical Systems Corporation, a worldwide leader of health information solutions. At Shared Medical Systems, Mr. Palumbo oversaw the start-up of the national health services division, which marketed to and serviced the for-profit and not-for profit national health systems. From 1995 to 1996, Mr. Palumbo served as an Executive Vice President and Chief Operating Officer of Allscripts.

         Carol M. Rehtmeyer, Ph.D., MSN, RN, has been a director since February 2002 and Executive Vice President since February 2003. Dr. Rehtmeyer joined I-trax as director and a member of I-trax's Office of the President when I-trax acquired WellComm in February 2002. Dr. Rehtmeyer formed WellComm in 1997 after determining there was a need in healthcare for clinically based, customer oriented telehealth information services. Dr. Rehtmeyer served as the President of WellComm from its formation until February 2002. Dr. Rehtmeyer has more than twenty-five years of healthcare experience in areas of practice teaching, administration and leadership in clinical and managed care settings.

         R. Dixon Thayer has been a director of I-trax since April 2003. Mr. Thayer is the founder and senior partner of ab3 Resources, Inc., a strategic consulting and private equity investment company. From 1999 to 2002, Mr. Thayer served as Officer of Global New Business Operations for Ford Motor Company. In this capacity, Mr. Thayer led corporate initiatives to develop, acquire and grow "next generation" aftermarket service businesses to help transform Ford into a global relationship-based consumer products and services company. From 1998 to 1999, Mr. Thayer served as President and Chief Executive Officer of Provant Consulting Companies, where he helped lead the merger and integration of several independent consultancies and training companies into the largest publicly traded company of its type. From 1996 to 1998, Mr. Thayer served as President of Sunbeam International Division and was an original member of the turnaround team that successfully rescued the company from impending bankruptcy. From 1995 to 1996, Mr. Thayer was the Senior Vice President of Research, Development, Engineering & Global Growth for Kimberly Clark Corporation and was a key architect of the merger between Scott Paper and Kimberly Clark. From 1992 to 1995, he was Vice President AFH Europe, Scott Paper Company where he also served as Chief Operating Officer of the European division.

         William S. Wheeler has been a director of I-trax since February 2001. Mr. Wheeler was a director of Health Management from September 1999 to February 2001. Mr. Wheeler is the Chief Executive Officer of the Tracer Group, Inc. a company providing logistics support to the manufacturing industry. From March 2001 to March 2002, Mr. Wheeler was the Chief Operating Officer and Chief Financial Officer of Net2Voice, a telecommunications company. Mr. Wheeler was a Vice President at Cable & Wireless USA from June 1989 until February 1999. During this period, Mr. Wheeler held the positions of Vice President and Controller, Senior Vice President, Finance and acting President of the Dial Internet Services division.

         There are no family relationships among directors, executive officers and persons nominated to become directors.

Board of Directors Meetings

         The board of directors of I-trax held a total of six meetings during 2002. Each director who served in 2002, other than and Dr. Craig Jones, who resigned from the board effective December 22, 2002, and Dr. Johns, attended more than 75% of the meetings of the board and its committees of which he or she is a member.

Board of Directors' Committees

         The board of directors has a compensation committee and an audit committee.

         Compensation Committee

         The compensation committee is primarily responsible for determining the compensation payable to the officers and key employees of I-trax and recommending to the board additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by I-trax. No member of the committee, however, may participate in decisions pertaining to his or her compensation or benefits in his or her capacity as a director of I-trax. The committee also is primarily responsible for administering I-trax's stock option plans, awarding stock options to I-trax's key employees and non-employee directors and determining the terms and conditions on which the options are granted. The committee currently has one member, Mr. Bock. Dr. Jones served on the committee through the date of his resignation from the Board on December 22, 2002. The committee did not hold separate meetings during 2002. Rather, members of the committee participated in all board meetings concerning compensation issues and had recommended a course of action with respect to compensation matters to the board at those meetings. The board of directors expects to elect a new member to the compensation committee at the 2003 annual meeting of directors, which will follow I-trax's 2003 annual meeting of stockholders.

         Audit Committee

         The audit committee is primarily responsible for approving the services performed by I-trax's independent auditors and reviewing and evaluating I-trax's accounting principles and reporting practices. The audit committee is also responsible for monitoring I-trax's system of internal accounting controls and has the responsibility and authority described in its charter, which is attached as Exhibit A to this proxy statement. The audit committee and the board of directors expect to review and, if necessary, amend the committee's charter as may be required by the Sarbanes-Oxley Act of 2002 and related rules and regulations at the 2003 annual meeting of directors, which will follow the 2003 annual meeting of stockholders. Currently, the audit committee consists of Mr. Wheeler, as Chairman, and Mr. Bock. Mr. Palumbo served on the committee until his resignation effective as of October 15, 2002 when he joined I-trax as an employee. Mr. Wheeler currently serves as a consultant to I-trax, and the board of directors expects to assess his continued service on the committee at the 2003 annual meeting of directors in light of the Sarbanes-Oxley Act of 2002 and related rules and regulations. The committee held two separate meeting in 2002 and one separate meeting in 2003 to review I-trax's 2002 financial statements. All of the members of the audit committee are independent, as defined in Section 121(A), as in effect on April 25, 2003, of the American Stock Exchange listing standards.

Compensation of Directors

         During 2002, directors did not receive any cash payments. When Dr. Leibowitz joined the board in March 2002, he received an option grant that would allow him to purchase up to 20,000 shares of I-trax common stock at $5.83 per share. This option grant vests over a period of two years. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending board meetings.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN THIS PROXY STATEMENT.

                                 PROPOSAL NO. 2
                      RATIFICATION OF INDEPENDENT AUDITORS

         I-trax is asking the stockholders to ratify the appointment of Goldstein Golub Kessler LLP as I-trax's independent auditors for the fiscal year ending December 31, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the 2003 annual meeting will be required to ratify the appointment of Goldstein Golub Kessler LLP.

         In the event the stockholders fail to ratify the appointment, the audit committee of the board of directors will reconsider its selection. Even if the appointment is ratified, the audit committee of the board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the board feels that such a change would be in I-trax's and its stockholders' best interests.

         Representatives of Goldstein Golub Kessler LLP are expected to be present at the 2003 annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         I-trax engaged Goldstein Golub Kessler LLP on February 19, 2003, pursuant to the authorization of the audit committee of the board to audit I-trax's financial statements for the years ending December 31, 2002 and 2003. PricewaterhouseCoopers LLP had audited I-trax's financial statements for the years ending December 31, 2000 and 2001.

         I-trax filed with the Securities and Exchange Commission on February 12, 2003 a Current Report on Form 8-K to report the dismissal of PricewaterhouseCoopers LLP effective February 6, 2003 and on February 19, 2003 a Current Report on Form 8-K to report the engagement of Goldstein Golub Kessler LLP effective February 18, 2003. The board of directors and the audit committee dismissed PricewaterhouseCoopers LLP and engaged Goldstein Golub Kessler LLP after reviewing PricewaterhouseCoopers LLP's proposed fees to audit I-trax's 2002 financial statements and comparing those fees with those quoted by comparable audit firms.

          During the two years ending December 31, 2002 and through February 12, 2003 there were no disagreements between I-trax and PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to such disagreements in its reports. PricewaterhouseCoopers LLP furnished to I-trax a letter addressed to the Securities and Exchange Commission agreeing with this statement. This letter, dated February 12, 2003, was filed as an exhibit to Form 8-K announcing the dismissal of PricewaterhouseCoopers LLP.


         In addition, neither I-trax nor anyone on its behalf consulted Goldstein Golub Kessler LLP regarding the application of accounting principals to a specific completed or contemplated transaction or regarding the type of audit opinion that Goldstein Golub Kessler LLP would render on I-trax's financial statements prior to Goldstein Golub Kessler LLP's engagement.

         During     2002,     I-trax's     former     independent      auditors,
PricewaterhouseCoopers LLP, provided services in the following categories and amounts:


      1.  Audit Fees                                                    $48,125
      2.  Financial Information Systems Design and Implementation            --
      3.  All Other Fees                                                 11,800


         The audit committee has considered the above non-audit services and has
determined   that  these  services  did  not  compromise  the   independence  of
PricewaterhouseCoopers LLP.

         In addition, subsequent to 2002, Goldstein Golub Kessler LLP provided services in the following categories and amounts:

       1.  Audit Fees                                                    $50,000
       2.  Financial Information Systems Design and Implementation            --
       3.  All Other Fees                                                  5,000

         Goldstein Golub Kessler LLP has a continuing relationship with American Express Tax and Business Services Inc. from which it leases auditing staff who are full time, permanent employees of American Express Tax and Business Services and through which its partners provide non-audit services. As a result of this arrangement, Goldstein Golub Kessler LLP has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF GOLDSTEIN GOLUB KESSLER LLP AS I-TRAX'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of April 20, 2003, the number of shares and percentage of I-trax common stock beneficially owned by:

          o our Chief Executive Officer, four other most highly compensated executive officers based on compensation earned during 2002, and one executive officer elected in 2002;

          o    each director;

          o    all directors and executive officers as a group; and

          o each person who is known by I-trax to own beneficially five percent or more of I-trax's outstanding common stock.

         Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares, such as upon exercise of options or warrants, within 60 days of April 20, 2003, the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by such person (and only such person) by reason of any acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

         To I-trax's knowledge, except as indicated in the footnotes to this table and under applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                  Shares of       Options and
                                                Common Stock        Warrants
                                                Beneficially      Exercisable
Named Executive Officers and Directors*             Owned        Within 60 Days        Total       Percent of Class
--------------------------------------------------------------------------------------------------------------------

Frank A. Martin (1)                                  1,140,308           295,894        1,436,202        14.9
John Blazek                                            945,296             3,333          948,629        10.1
Gary Reiss (2)                                         161,261           479,005          640,266         6.5
David R. Bock (1)                                      566,681                --          566,681         6.1
Carol M. Rehtmeyer, Ph.D.                              321,803            68,500          390,303         4.1
David C. McCormack                                     156,536            94,378          250,914         2.7
Yuri Rozenfeld (3)                                      18,580           108,151          126,731         1.3
Anthony Tomaro                                           6,136           114,732          120,868         1.3
John R. Palumbo                                         30,500            76,000          106,500         1.1
Philip D. Green (4)                                      1,200            69,280           70,480          **
Michael M.E. Johns, M.D.                                    --            40,000           40,000          **
William S. Wheeler                                      10,000            20,000           30,000          **
Arthur N. Leibowitz, M.D.                                   --            10,000           10,000          **
David Nash, M.D.                                            --                --               --          --
R. Dixon Thayer                                             --                --               --          --
All executive officers and directors as a
group (15 persons)                                   2,891,620         1,379,273        4,270,893        39.7






                                                                  Warrants and
                                                  Shares of       Convertible
                                                Common Stock       Securities
                                                Beneficially      Exercisable
5% Stockholders                                     Owned        Within 60 Days        Total       Percent of Class
--------------------------------------------------------------------------------------------------------------------

Palladin Opportunity Fund, LLC (5)                          --           968,631          968,631        10.0
Woodglen Group, L.P. (6)                               631,108           225,000          856,108         8.9
Hans Kastensmith                                       544,234            46,322          590,556         6.3
Raymond Markman                                        516,758                --          516,758         5.5
----------------------------------------------

* Named executive officers and directors can be reached at I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.

** Less than 1% of the outstanding shares of common stock.

(1) Messrs. Martin and Bock are members and managing directors of The Nantucket Group, LLC ("Nantucket"). Nantucket is the general partner of Nantucket Healthcare Ventures I, L.P. ("Nantucket Ventures"), an owner of 466,681 shares. Nantucket has sole voting and sole dispositive power with respect to these shares. Therefore, Messrs. Martin and Bock may be deemed to have beneficial ownership of the shares held by Nantucket Ventures. Messrs. Martin and Bock disclaim beneficial ownership of the shares held by Nantucket Ventures, except to the extent of their respective pecuniary interest in Nantucket Ventures. Mr. Bock own directly 100,000 shares. Mr. Martin own directly and with his wife 651,127 shares and exercises investment control over 22,500 shares owned by his mother. The address for Nantucket Ventures is c/o The Nantucket Group, LLC, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.

(2) Includes 3,800 shares held in the name of Mr. Reiss' wife.

(3) Mr. Rozenfeld is a partner of The Spartan Group Limited Partnership ("Spartan"), an owner of 6,000 shares. Mr. Rozenfeld has shared voting and shared dispositive power with respect to the shares held by Spartan. Mr. Rozenfeld may be deemed to have beneficial ownership of the shares held by Spartan. Mr. Rozenfeld disclaims beneficial ownership of the shares held by Spartan, except to the extent of his pecuniary interest in Spartan. Mr. Rozenfeld owns 12,580 shares directly.

(4) Mr. Green is an affiliate of Health Industry Investments, LLC and Akin Gump Health Strategies, LLC, holders of options to purchase 20,000 and 6,400 shares, respectively, exercisable as of June 20, 2003.

(5) Palladin Asset Management, L.L.C. ("PAM") is the managing member of Palladin. Palladin Capital Management, LLC ("PCM"), is the sole general partner of The Palladin Group, L.P. ("Palladin Group"). Palladin Group is the investment advisor of Palladin. PAM and PCM have shared voting and shared dispositive power with respect to the shares held by Palladin. Because its beneficial ownership arises solely from its status as the investment advisor of Palladin, Palladin Group expressly disclaims equitable ownership of and pecuniary interest in any shares. Palladin may not convert its debentures or exercise its warrants for shares of common stock in excess of that number of shares of common stock that, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by Palladin and its affiliates to exceed 9.99% of the outstanding shares of the common stock following such conversion or exercise; therefore, POF disclaims beneficial ownership of any shares of common stock in excess of such amount. The business address of Palladin is c/o The Palladin Group, 195 Maplewood Avenue, Maplewood, New Jersey 07040.

(6) Woodglen Associates, LLC is the general partner of Woodglen Group, L.P., and, as such, has sole voting and sole dispositive power with respect to the shares it holds. Its address is 101 East Street Road, Kennett Square, Pennsylvania 19348.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         I-trax's executive officers and their ages as of April 2, 2003 are as follows:

                Name                             Age                                  Position
--------------------------------------     -----------------    ------------------------------------------------------
Frank A. Martin                                   52            Chairman, Chief Executive Officer, Treasurer and
                                                                Director
John R. Palumbo                                   52            Vice-Chairman and President
Gary Reiss                                        53            Executive Vice President and Chief Operating Officer
Carol M. Rehtmeyer, Ph.D.                         53            Executive Vice President
Anthony Tomaro, CPA                               38            Vice President and Chief Financial Officer
David C. McCormack                                33            Vice President and Chief Technology Officer
Yuri Rozenfeld                                    34            Vice President, General Counsel and Secretary

         Please see information under Proposal No. 1 above for biographical information of Dr. Rehtmeyer and Messrs. Martin and Palumbo.

         Gary Reiss has been an Executive Vice President of I-trax since February 2003 and the Chief Operating Officer of I-trax since February 2003 and, previously, from February 2001 to March 2002. Mr. Reiss served as a Member of the Office of the President of I-trax from March 2002 to February 2003. Mr. Reiss was the Chief Operating Officer of Health Management from March 2000 to February 2001. From November 1999 to March 2000, Mr. Reiss served as the Chief Operating Officer of EduNeering, Inc., an electronic knowledge management company, where he was responsible for positioning the company as a web provider and portal. From 1996 to 1999, Mr. Reiss served as the Chief Operating Officer of Allscripts. From 1992 to 1995, Mr. Reiss was an Executive Vice President and Chief Operating Officer of PDS, a company he founded with Mr. Martin and which was later acquired by Allscripts.

         Anthony Tomaro, CPA has been the Chief Financial Officer of I-trax and Health Management since January 2001 and Vice President of I-trax since February 2003. Prior to joining I-trax, Mr. Tomaro was a partner in the New York certified public accounting firm of Massella, Tomaro & Co., LLP. He is a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants. Since 1994, Mr. Tomaro has served as a partner in accounting firms specializing in Securities and Exchange Commission accounting and auditing services along with domestic taxes and consulting services.

         David C. McCormack has been the Chief Technology Officer of I-trax since February 2001 and Vice President of I-trax since February 2003. Mr. McCormack was the Vice President of Engineering of Member-Link Systems, Inc. from January 1999 until it was acquired by Health Management in December 1999. Mr. McCormack oversees all of I-trax's software development efforts. He has developed and deployed systems in most major programming languages. From April 1997 until January 1999, Mr. McCormack served as a partner in a Virginia based consulting firm, where he oversaw all software developed by the firm, including: an inventory management system; an EDI transaction processing system; and an electronic document management system. From January 1995 until April 1997, Mr. McCormack acted as a consultant to Lockheed Martin Mission Systems during its development of the Global Transportation Network (GTN) for the Air Force. Mr. McCormack's prior responsibilities have included the design, development and integration of mission critical systems for the Army, Navy and Air Force. Mr. McCormack has a U.S. Government Top Secret clearance.

         Yuri Rozenfeld has been the General Counsel of I-trax since July 2000, Secretary of I-trax since March 2002 and Vice President since February 2003. From July 2000 to March 2002, Mr. Rozenfeld served as the General Counsel and Assistant Secretary of I-trax and of Health Management. From April 1997 to July 2000, Mr. Rozenfeld was an associate in the Business and Finance Group at Ballard Spahr Andrews & Ingersoll, LLP, where he represented small- and mid-cap public companies and venture capital funds in a broad range of corporate matters, including stock and asset acquisitions, mergers, venture capital investments, venture fund formations, partnership and limited liability company matters and securities law matters. From 1995 to April 1997, Mr. Rozenfeld was an associate specializing in product liability litigation with Riker, Danzig, Scherer, Hyland & Perretti LLP.

Executive Compensation

         The following Summary Compensation Table sets forth the compensation earned by the following individuals: I-trax's Chief Executive Officer; its President, appointed on October 15, 2002; and four other most highly compensated executive officers who were serving as such as of December 31, 2002.


                                            Summary Compensation Table

                                                    Annual Compensation                             Long-Term
                                                                                                  Compensation
Name and Position                      Year          Salary (1)                    Other        Number of Options
--------------------------------------------------------------------------------------------------------------------

Frank A. Martin                        2002           $ 173,543  (2)              $ 6,000 (4)              1,750
  Chairman, Chief Executive            2001             175,000  (3)                6,000 (4)             70,000
  Officer and Treasurer                2000             146,063  (3)                4,500 (4)             70,000


John R. Palumbo                        2002            $ 40,000  (2)              $ 1,000 (4)            162,000
  Vice-Chairman and President          2001                  --                        --                 20,000 (5)
                                       2000                  --                        --                 20,000 (5)

Gary Reiss                             2002           $ 173,543  (2)              $ 6,000 (4)              1,750
  Executive Vice President and         2001             175,000  (3)                6,000 (4)            140,000
  Chief Operating Officer              2000             134,965  (3)                4,500 (4)            140,000


Carol M. Rehtmeyer, Ph.D.              2002           $ 131,168  (2)                   --                 31,250
  Executive Vice President             2001                  --                        --                     --
                                       2000                  --                        --                     --

Anthony Tomaro                         2002           $ 150,000  (2)                                      11,500
  Vice President and Chief             2001             150,000  (3)                   --                 40,000
  Financial Officer                    2000                  --                        --                 40,000 (6)


Yuri Rozenfeld                         2002           $ 128,917  (2)                                      11,300
  Vice President, General              2001             124,375  (3)                   --                 40,000
  Counsel and Secretary                2000              49,271  (3)                   --                 40,000
----------------------------------

(1) Salary includes amounts deferred under I-trax's 401(k) Plan.

(2) Salary includes the following amounts deferred by the named executive officers at the request of I-trax to conserve cash: Mr. Martin, $20,418; Mr. Palumbo, $23,333; Mr. Reiss, $20,418; Dr. Rehtmeyer, $14,582; Mr. Tomaro, $11,250; and Mr. Rozenfeld, $9,750. Repayment terms have not been set.

(3) Salary includes amounts deferred under I-trax's salary deferment program in effect from November 2000 to December 31, 2001. Pursuant to the program, Mr. Martin deferred $29,166 in 2000 and $135,357 in 2001; Mr. Reiss deferred $29,166 in 2000 and $135,357 in 2001; Mr. Tomaro deferred $70,665 in 2001; and Mr.
Rozenfeld deferred $8,958 in 2000 and $65,132 in 2001. Further, effective as of December 31, 2001, these executive officers, surrendered the deferred salary in exchange for warrants to acquire I-trax common stock. These officers received a warrant to acquire one share of common stock exercisable at $.75 per share for each $1.75 of deferred salary. Accordingly, if an officer exercises these warrants in the future, the effective per share price for each share of common stock that such officer would receive upon exercise would be $2.50. The price of $2.50 per share was intended to equal the price per share paid by third-party investors purchasing common stock from I-trax in 2001 private placements. Accordingly, Messrs. Martin and Reiss each received warrants to purchase 94,013 shares, Mr. Tomaro received warrants to purchase 40,380 shares and Mr. Rozenfeld received warrants to purchase 42,337 shares. Effective as of December 31, 2001 and pursuant to the salary deferment program described above, the named executive officers were granted warrants to purchase 52,269 shares of common stock at an exercise price of $2.50 per share and warrants to purchase 14,062 shares of common stock at an exercise price of $5.00 per share. The warrants exercisable at $2.50 were allocated as follows: Mr. Martin, 19,687; Mr. Reiss, 19,687; Mr. Tomaro,

6,250; and Mr. Rozenfeld, 6,645. The warrants exercisable at $5.00 were allocated as follows: Mr. Martin, 4,375; Mr. Reiss, 4,375; Mr. Tomaro, 2,604; and Mr. Rozenfeld, 2,708. These extra warrants were issued to all employees that participated in the salary deferment program because similar warrants were issued by I-trax to third-party investors in connection with the several private placement completed by I-trax in 2001. As a condition to deferring pay in the salary deferment program, I-trax promised the participating employees that they would be treated in the same manner as third-party investors in I-trax.

(4) Automobile and parking allowance.

(5) These options were granted to Mr. Palumbo in connection with his service on the board of directors of I-trax before he joined I-trax as an executive officer.

(6) Grant approved by the board of directors on December 29, 2000, effective as of January 1, 2001.


         The following table contains information concerning the stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2002. No stock appreciation rights were granted in 2002.

                                        Option Grants in Last Fiscal Year 2002

                                        Number of      Percent of Total
                                       Securities     Options Granted to
                                       Underlying        Employees in        Exercise Price
Name                                  Options Granted    Fiscal Year (1)    (Dollars per Share)    Expiration Date
--------------------------------------------------------------------------------------------------------------------

Frank A. Martin                                1,750                  0.3               $ 3.00            12/22/2012

John R. Palumbo                              160,000                 23.9                 2.75            10/13/2012
                                               2,000                  0.3                 3.00            12/22/2012

Gary Reiss                                     1,750                  0.3                 3.00            12/22/2012

Carol M. Rehtmeyer, Ph.D.                     30,000                  4.5                 6.05             2/11/2012
                                               1,250                  0.2                 3.00            12/22/2012

Anthony Tomaro                                10,000                  1.5                 6.25              1/3/2012
                                               1,500                  0.2                 3.00            12/22/2012

Yuri Rozenfeld                                10,000                  1.5                 6.25              1/3/2012
                                               1,300                  0.2                 3.00            12/22/2012

------------------------------------

(1) Based on options to acquire an aggregate of 668,578 shares granted in the fiscal year.

         The following table contains information about each of the identified executive officers option exercises in fiscal year 2002 and option holdings as of December 31, 2002. No stock appreciation rights were outstanding at the end of that year.


                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                    Number of Securities
                                    Shares                         Underlying Unexercised      Value of Unexercised
                                 Acquired on    Value               Options at Year End        In-the-Money Options
Name                               Exercise    Realized           Exercisable/Unexercisable       at Year End (1)
--------------------------------------------------------------------------------------------------------------------

Frank A. Martin                             --              --               76,665 / 65,085                      --

John R. Palumbo                             --              --              76,000 / 126,000                      --

Gary Reiss                                  --              --              184,162 / 97,588                      --

Carol M. Rehtmeyer, Ph.D.                   --              --                    0 / 31,250                      --

Anthony Tomaro                              --              --               46,665 / 44,835                      --

Yuri Rozenfeld                              --              --               56,665 / 34,635                      --
-------------------------------

(1) The closing price of I-trax common stock on December 31, 2002 was $2.75 per share. All options held by the named executive officers are exercisable at $2.75 or more.

Employment Contracts

         Health Management, I-trax's operating subsidiary, is party to an employment agreement with Messrs. Martin, Reiss and Palumbo and Dr. Rehtmeyer.

         Frank A. Martin and Gary Reiss

         On December 29, 2000, Health Management entered into an employment agreement with each of Messrs. Martin and Reiss. Each agreement is for an initial term of three years ending on December 28, 2003. Thereafter, each employment agreement extends automatically for successive periods of one year, unless the applicable executive officer elects not to renew the agreement. Each agreement provides for an annual base salary during the initial term of $175,000.

         Health Management may terminate Mr. Martin or Mr. Reiss' employment with or without cause at any time. In addition, Mr. Martin or Mr. Reiss may terminate their employments upon 90 days' notice or upon shorter notice for good reason. Good reason includes the failure by Health Management to continue the executive officer in his executive position, material diminution of the executive officer's responsibilities, duties or authority, assignment to the executive officer of duties inconsistent with his position or requiring the executive officer to be permanently based anywhere other than within 25 miles of Philadelphia, Pennsylvania.

         In the event either employment agreement is terminated without cause or for good reason, Health Management will pay the applicable executive officer severance equal to one year's salary, payable over one year. In addition, in the event either employment agreement is terminated without cause or for good reason, the executive officer will remain subject to the non-competition restrictions described below only as long as he is receiving severance payments. Finally, all options granted to such executive officers will accelerate and vest immediately.

         With the exception of the circumstances described in the immediately preceding paragraph, each executive officer agreed not to compete against Health Management for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. Each executive officer also agreed not to use or disclose any confidential information of Health Management for at least five years after the expiration of the original term or any renewal term, even if the actual employment is terminated prior to such expiration. Finally, each executive officer agreed that any invention he develops during his employment relating to the business of Health Management will belong to Health Management.

         Dr. Carol M. Rehtmeyer

         On February 5, 2002, Health Management entered into an employment agreement with Dr. Rehtmeyer. The agreement is for an initial term of three years ending on February 5, 2005. Thereafter, the agreement extends automatically for successive periods of one year, unless Dr. Rehtmeyer or Health Management elects not to renew the agreement. The agreement provides for an annual base salary during the initial term of $125,000.

         Health Management may terminate Dr. Rehtmeyer's employment with or without cause at any time. In addition, Dr. Rehtmeyer may terminate her employment upon 90 days' notice or upon shorter notice for good reason. Good reason includes the failure by Health Management to continue Dr. Rehtmeyer in her executive position, material diminution of her responsibilities, duties or authority, assignment to her of duties inconsistent with her position or requiring her to be permanently based anywhere other than within 25 miles of Omaha, Nebraska.

         If the employment agreement is terminated without cause or for good reason during the first year of the initial term, Health Management will pay Dr. Rehtmeyer severance equal to one year's salary, payable over one year. If the employment agreement is terminated without cause or for good reason after the first year of the initial term, Health Management will pay Dr. Rehtmeyer severance equal to six months' salary, payable over six months. In addition, if the employment agreement is terminated without cause or for good reason, Dr. Rehtmeyer will remain subject to the non-competition restrictions described below only as long as she is receiving severance payments. If the employment agreement is terminated without cause or for good reason following a change of control of I-trax that results in a payment to Dr. Rehtmeyer on account of her I-trax common stock, Health Management will not pay Dr. Rehtmeyer severance. Finally, all options granted to Dr. Rehtmeyer will accelerate and vest immediately in any circumstances described in this paragraph.

         With the exception of the circumstances described in the immediately preceding paragraph, Dr. Rehtmeyer agreed not to compete against Health Management for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. She also agreed not to use or disclose any confidential information of Health Management for at least five years after the expiration of the original term or any renewal term, even if the actual employment is terminated prior to such expiration. Finally, Dr. Rehtmeyer also agreed that any invention she develops during her employment relating to the business of Health Management will belong to Health Management.

         John R. Palumbo

         On October 15, 2002, Health Management entered into an employment agreement with Mr. Palumbo. The agreement is for an initial term of three years ending on October 25, 2005. Thereafter, the agreement extends automatically for successive periods of one year, unless Mr. Palumbo elects not to renew the agreement. The agreement provides for an annual base salary during the initial term of $200,000.

         Health Management may terminate Mr. Palumbo's employment with or without cause at any time. In addition, Mr. Palumbo may terminate his employment upon 90 days' notice or upon shorter notice for good reason. Good reason includes the failure by Health Management to continue Mr. Palumbo in his executive position, material diminution of his responsibilities, duties or authority, assignment to him of duties inconsistent with his position or requiring him to be permanently based anywhere other than within 25 miles of Philadelphia, Pennsylvania.

         If the  employment  agreement is  terminated  without cause or for good reason, Health Management will pay Mr. Palumbo severance equal to one year's salary, payable over one year. In addition, in the event the employment agreement is terminated without cause or for good reason, Mr. Palumbo will remain subject to the non-competition restrictions described below only as long as he is receiving severance payments. All options granted to Mr. Palumbo will accelerate and vest immediately in any circumstances described in this paragraph.

         With the exception of the circumstances described in the immediately preceding paragraph, Mr. Palumbo agreed not to compete against Health Management for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. He also agreed not to use or disclose any confidential information of Health Management for at least five years after the expiration of the original term or any additional term, even if the actual employment is terminated prior to such expiration. Finally, Mr. Palumbo also agreed that any invention he develops during his employment relating to the business of Health Management will belong to Health Management.

Change of Control Arrangements

         The compensation committee, as administrator of I-trax's 2000 Equity Compensation Plan and 2001 Equity Compensation Plan, can provide for accelerated vesting of the shares of common stock subject to outstanding options in connection with certain changes in control of I-trax.

        SECTION 16(a) OF THE EXCHANGE ACT BENEFICIAL OWNERSHIP COMPLIANCE

         I-trax's board members, executive officers and persons who hold more than 10% of I-trax's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act of 1934, as amended, which require them to file reports with respect to their common stock ownership and their transactions in common stock. Based upon the copies of Section 16(a) reports that I-trax received from such persons for their 2002 fiscal year transactions in I-trax common stock and their common stock holdings and the written representations received from one or more of these persons that no annual Form 5 reports were required to be filed by them for the 2002 fiscal year, I-trax believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by I-trax's executive officers, board members and greater than 10% stockholders.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Dr. Jones, a director of I-trax through December 22, 2002, is the Director of the Division of Allergy & Immunology at the Los Angeles County and University of Southern California Medical Center, which is operated by the Los Angeles County Department of Health Services (DHS). The Los Angeles County DHS purchased an information system from I-trax to support implementation of a clinical disease management program for which it paid I-trax approximately $61,000 in 2001.

         In May 2000, Health Management entered into a consulting agreement with Health Industry Investments, LLC, an affiliate of Mr. Green, a director of I-trax. This consulting agreement was superseded by a new consulting agreement between Health Management and Akin Gump Health Strategies, LLC, likewise an affiliate of Mr. Green. Under the new consulting agreement, Health Strategies agreed to introduce Health Management to potential customers for I-trax's services and Health Management agreed to compensate Health Strategies if Health Management closes transactions with such potential customers. I-trax has not made any payment under the original or new consulting agreement. In addition, under the original consulting agreement, I-trax granted Health Management in April 2001, options to acquire 40,000 shares of I-trax common stock at an exercise price of $2.75 as compensation for continuing to perform services under the consulting agreement. These options vest over two years.

         Effective as of December 29, 2000, Health Management issued to each of Messrs. Martin and Reiss, the Chief Executive Officer and Chief Operating Officer, respectively, 50,000 shares of Health Management common stock at a per share purchase price of $10. The aggregate purchase price was payable pursuant to a Promissory Note and Pledge Agreement in the principal amount of $499,750. The principal amount of each Promissory Note and Pledge Agreement accrues interest at an annual rate of 5.87%. The principal and interest on each Promissory Note and Pledge Agreement was payable in five annual installments of principal and interest beginning on December 29, 2001. Furthermore, in the event these officers were performing their duties adequately and were accomplishing I-trax's goals, the compensation committee of I-trax's board of directors had the option of waiving and forgiving any of the annual payments of principal and interest in lieu of granting such officers a cash bonus. These transaction were rescinded in 2001.

         From November 2000 through May 2001, I-trax completed an offering of convertible promissory notes and stock purchase warrants. I-trax raised $2,000,000 in this offering. Of this total, $700,000 was loaned to I-trax by Woodglen Group, L.P., a 5% stockholder, $250,000 was loaned to

I-trax by Mr. Martin and $250,000 was loaned to I-trax by Mr. Reiss. The convertible promissory notes had a maturity date of one year from the date of issue and accrue interest at an annual rate of 8% with a default annual rate of 12%. The principal amount of, and accrued and unpaid interest under, the convertible promissory notes were convertible into common stock. The stock purchase warrants granted the holders a right to purchase one shares of common stock for each $10 in original principal amount of convertible promissory notes. The initial conversion price of the convertible promissory notes and the exercise price of the stock purchase warrants were $10 per share, subject, in each case, to full-ratchet anti-dilution adjustment in the event of a subsequent offering with an effective per share price of less than $10.

         On June 25, 2001 and pursuant to an Exchange Agreement dated May 14, 2001, the holders of the convertible promissory notes, including Woodglen Group, L.P., a 5% stockholder, Mr. Martin and Mr. Reiss exchanged the principal of, and accrued interest through May 15, 2001 under, the promissory notes in the aggregate amount of $2,280,157 for I-trax common stock at the exchange price of $2.50 per share. As consideration for the exchange, I-trax reset the exercise price of the warrants to acquire 440,000 shares of common stock, originally issued together with the convertible promissory notes, to $2.50 per share. Accordingly, in the transaction, Woodglen Group, L.P. received 291,108 shares and warrants to acquire 140,000 shares, Mr. Martin received 104,690 shares and warrants to acquire 50,000 shares and Mr. Reiss received 104,361 shares and warrants to acquire 50,000 shares.

         Effective as of June 25, 2001, I-trax completed a private placement of 440,000 shares of common stock at $2.50 per share, yielding to I-trax $1,100,000. Woodglen Group, L.P., a 5% stockholder, invested $850,000 in this private placement. As consideration for completing the private placement, I-trax issued to the participating investors stock purchase warrants to purchase one share of common stock for each $10 invested in this private placement at an exercise price of $5.00 per share. I-trax, therefore, issued warrants to acquire a total of 110,000 shares of common stock, of which a warrant to acquire 85,000 shares of common stock was issued to Woodglen Group, L.P.

         During the first and second quarters of 2001, Mr. Martin loaned I-trax $515,000 to fund I-trax's working capital deficiency. Of this amount, I-trax repaid $240,000 in June 2001. On June 25, 2001, Mr. Martin exchanged the remaining $275,000 of the loan, and accrued interest of $9,163, into common stock at the exchange price of $2.50 per share. I-trax issued 113,664 shares in this exchange. In addition, I-trax issued Mr. Martin a stock purchase warrants to acquire 103,000 shares at an exercise price of $2.50 per share as consideration for this bridge financing. The terms of this exchange transaction and warrant issuance, including the exchange price and the calculation of the number of warrants granted, were intended to be identical to those applicable to the debt exchange transaction closed by I-trax on June 25, 2001 and described above.

         During the first and second quarters of 2001, Mr. Reiss loaned I-trax $240,000 to fund I-trax's working capital deficiency. I-trax repaid this amount in June 2001. On June 25, 2001, as consideration for the loan, I-trax issued Mr. Reiss stock purchase warrants to acquire 48,000 shares of common stock at an exercise price of $2.50 per share. The terms of the warrant issuance, including the calculation of the number of warrants granted, were intended to be identical to those applicable to the debt exchange transaction closed by I-trax on June 25, 2001 and described above.

         On March 2, 2001, I-trax entered into an Amended and Restated Promissory Note and Warrant Purchase Agreement with a group of investors led by Psilos Group Partners, L.P. (collectively, the "Psilos Group") pursuant to which the Psilos Group agreed, among other things, to loan I-trax up to $1,000,000. The Psilos Group included Nantucket, a venture fund managed by Mr. Martin. As consideration, I-trax granted the Psilos Group warrants to acquire .05264 shares of common stock at $.50 per share for each $1 of the face amount of the loan. The loan accrues interest at an annual rate of 8%, with an annual default rate of 12%, and is due five years from original date of issuance. The Psilos Group funded $692,809 of the $1,000,000 and received warrants to purchase 364,694 shares of common stock. Of such total amounts, Nantucket funded $75,000 and received warrants to purchase 39,480 shares of common stock. Effective as of January 4, 2002, all Psilos Group investors exercised their warrants using a cashless exercise feature and received an aggregate of 340,316 shares of common stock.

         Beginning in November 2000, in an effort to conserve cash, I-trax established a salary deferment program whereby certain executive officers, including Messrs. Martin, Reiss, Tomaro, McCormack and Rozenfeld, and other employees agreed to defer all or a portion of their salaries. To induce employees to participate in the salary deferment program, I-trax agreed to pay interest at an annual rate of 8% on the deferred salary. In addition, I-trax promised participating employees that they would receive (1) an option to convert deferred salary into equity on the same basis as third-party investors in I-trax and (2) "coverage warrants" to the extent they were also granted to third-party investors while participating employees were deferring pay. I-trax ended the salary deferment program on December 31, 2001. As of December 31, 2001, I-trax accrued $1,038,876 on account of deferred salaries and interest thereon. Certain participating employees, including Messrs. Martin, Reiss, Tomaro, McCormack and Rozenfeld, agreed to exchange a total of $814,595 of accrued salary, together with interest thereon, for warrants to acquire 465,480 shares of common stock with an exercise price of $0.75 per share. The number of warrants issued to each employee electing to surrender accrued salary was calculated by dividing the employee's total accrued salary and interest thereon by $1.75. Accordingly, if an employee elected to exchange accrued salary for warrants and later exercised these warrants, the effective per share price for the shares of common stock that the employee would receive would be $2.50. The price of $2.50 per share was intended to equal the price per share paid by third-party investors purchasing common stock in several private placements completed by I-trax in 2001. I-trax also granted the participating employees warrants to acquire 142,193 shares of common stock at an exercise price of $2.50 per share and warrants to acquire 20,538 shares of common stock at $5.00 per share. These extra warrants were issued to all employees that participated in the salary deferment program because similar warrants were issued by I-trax to third-party investors in connection with the several private placement completed by I-trax in 2001.

         During the third and fourth quarters of 2001, Mr. Reiss loaned I-trax $296,000, Mr. Martin loaned I-trax $280,000 and Alan Sakal, I-trax's Senior Vice President, loaned I-trax $100,000, in each case, to fund I-trax's working capital deficiency. I-trax repaid Mr. Sakal's loan in January 2002. The outstanding loans accrue interest at an annual rate of 8%. On December 20, 2001, as consideration for the loans, I-trax issued Messrs. Reiss, Martin and Sakal stock purchase warrants to acquire 29,600 shares, 28,000 shares and 10,000 shares of common stock, respectively, at an exercise price of $5.00 per share. The terms of these warrants, including the calculation of the number of warrants granted, were intended to be identical to the warrants issued by I-trax in a private placement of $1,100,000 of common stock and warrants closed on June 25, 2001 and described above.

         Effective as of December 31, 2001, Mr. Martin exercised warrants to purchase 94,013 shares of common stock by agreeing to cancel a portion of a loan in the amount of $70,510 payable by I-trax to Mr. Martin. The exercised warrants were originally issued to Mr. Martin under the salary deferment program described above.

         Lauren Reiss-Pollard, a daughter of Mr. Reiss, is an employee of Health Management. Mrs. Reiss-Pollard received cash compensation of $78,000 in 2001 and $80,717 in 2002.

         Sean Martin, the son of Mr. Martin, is an employee of Health Management. Mr. Sean Martin received cash compensation of $62,500 in 2002.

         In addition to advances to I-trax made by Messrs. Martin and Reiss described elsewhere in this section, in 2001 Messrs. Martin and Reiss advanced to I-trax an aggregate of $380,000 and subsequent to year ended 2002, Messrs. Martin and Reiss advanced to I-trax an aggregate of $140,000. These advances accrue interest at an annual rate of 8%. I-trax and Messrs. Martin and Reiss have not yet agreed on repayment terms.

         Effective February 6, 2002, I-trax acquired WellComm in a two-step reorganization pursuant to a Merger Agreement dated January 28, 2002 by and among I-trax, WC Acquisition, Inc., an Illinois corporation and a wholly-owned subsidiary of I-trax, WellComm and Mr. Blazek and Dr. Rehtmeyer. In the merger, I-trax issued WellComm stockholders approximately $2,200,000 in cash and 1,488,000 shares of I-trax common stock. Dr. Rehtmeyer also received options to acquire 56,000 shares of I-trax common stock at a nominal exercise price. After the merger, Mr. Blazek and Dr. Rehtmeyer were elected to I-trax's board of directors.

         I-trax funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC pursuant to a Purchase Agreement dated as of February 4, 2002 between Palladin and I-trax. Pursuant to the purchase agreement, I-trax also issued Palladin a warrant to purchase an aggregate of up to 307,692 shares of common stock at an exercise price of $5.50 per share. The outstanding principal and any interest under the debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any interest may be converted at any time at the election of Palladin into I-trax common stock. As a result of this transaction, Palladin became a 5% stockholder.

         In 2002, Mr. Blazek loaned I-trax $234,500, Dr. Rehtmeyer loaned I-trax $92,750 and Jane Ludwig, a Vice President of I-trax, loaned I-trax $22,750. Subsequent to year ended 2002, Mr. Blazek loaned I-trax $149,200 and Dr. Rehtmeyer loaned I-trax $50,800. These loans are due on February 27, 2004 and are accruing interest at an annual rate of 8%.

         A relative of Mr. Reiss advanced to I-trax $350,000 in 2002. I-trax repaid $125,000 of this sum in 2002 and $140,000 subsequent to year ended 2002. The balance is due on demand and is accruing interest at an annual rate of 8%.

         Subsequent to year ended 2002, Mr. Blazek, acting in his capacity as limited agent of certain I-trax stockholders that that acquired I-trax common stock as a result of the acquisition of WellComm by I-trax, loaned I-trax $139,500. I-trax and Mr. Blazek have not yet agreed on repayment terms.

         Subsequent to year ended 2002, Acorn II, an investment fund affiliated with Woodglen Group, L.P., a 5% stockholder, loaned I-trax $150,000. The loan is due on December 31, 2003 and is accruing interest at an annual rate of 12%.

         Pursuant to a consulting agreement dated July 1, 2002, I-trax engaged Mr. Wheeler to analyze and, if necessary, improve the company's accounting practices and financial reporting. Under this consulting agreement, in 2002 Mr. Wheeler received compensation from I-trax of $23,334.

         The Certificate of Incorporation of I-trax limits the liability of I-trax's directors for monetary damages arising from a breach of their fiduciary duty as directors, except for any breach of the director's duty of loyalty to I-trax or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit and as otherwise required by Delaware General Corporation Law. This limitation of liability does not limit equitable remedies such as injunctive relief or rescission.

         I-trax's bylaws require I-trax to indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

                             AUDIT COMMITTEE REPORT

         The audit committee of the board of directors developed an updated charter for the committee in 2000, which was approved by the full board. The complete text of the charter is reproduced in Exhibit A to this proxy statement.

         The audit committee of the board of directors recommends to the board the accounting firm to be retained to audit the company's financial statements and, once retained, consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records, and financial controls of the company.

         Accordingly, the audit committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with Goldstein Golub Kessler LLP, the company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (c) received the written disclosures and the letter from Goldstein Golub Kessler LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with Goldstein Golub Kessler LLP its independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board. The audit committee also discussed with Goldstein Golub Kessler LLP the overall scope and plans for its audit. The audit committee met with management and Goldstein Golub Kessler LLP to discuss the results of the auditors' examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting.

         In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

         This report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other I-trax filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that I-trax specifically incorporates this report by reference therein.

                                Members of the Audit Committee
                                William S. Wheeler, Chairman
                                David R. Bock

                                   FORM 10-KSB

         The Company will mail without charge, upon written request, a copy of the Company's Form 10-KSB Report for fiscal year ended December 31, 2002, including its financial statements. Requests should be sent to I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103,
Attn: Corporate Secretary.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Stockholders who intend to have a proposal considered for inclusion in I-trax's proxy materials for presentation at I-trax's 2004 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, must submit the proposal to the company at its offices at One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103, Attn: Yuri Rozenfeld, not later than December 27, 2003. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in I-trax's proxy materials pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, are required to provide advance notice of such proposal to I-trax at the aforementioned address not later than December 27, 2003. I-trax reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

                                  OTHER MATTERS

         I-trax's board of directors knows of no other matters to be presented for stockholder action at the 2003 annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the board of directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                    EXHIBIT A

                                  I-TRAX, INC.

                             Audit Committee Charter

Role

         The Audit Committee of the Board of Directors shall be responsible to the Board of Directors for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and shall perform such other duties as may be directed by the Board. The Committee shall maintain free and open communication with the Company's independent auditors and management of the Company and shall meet in executive session at least annually. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Membership and Independence

         The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the American Stock Exchange's listing standards applicable to companies with securities traded on The American Stock Exchange.
The Chairperson of the Audit Committee, who shall be appointed by the Board of Directors, shall be responsible for leadership of the Committee, including preparing agendas for and presiding over meetings, making Committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the Chief Executive Officer and Chief Financial Officer of the Company and the lead independent audit partner.

Responsibilities

         Internal Control

          o Discuss with management and the independent auditors the quality and adequacy of the Company's computer systems (and their security), internal accounting controls and personnel.

          o    Review  with  the   independent   auditors  and   management  any
               management   letter  issued  by  the  independent   auditors  and
               management's responses thereto.

         Financial Reporting

          o Keep informed of important new pronouncements from the accounting profession and other regulatory bodies, as well as other significant accounting and reporting issues, that may have an impact on the Company's accounting policies and/or financial statements.

          o Review the audited financial statements and management's discussion and analysis of financial condition and results of operations and discuss them with management and the independent auditors. These discussions shall include consideration of the quality of the Company's accounting policies and principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgment areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make a recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-KSB.

         External Audit

          o Review the performance of the independent auditors and recommend to the Board the independent auditors to be engaged to audit the financial statements of the Company and, if appropriate, the termination of that relationship. In doing so, the Committee will request from the auditors a written affirmation that the auditors are independent, discuss with the auditors any relationships that may impact the auditors' independence (including non-audit services), and recommend to the Board any actions necessary to oversee the auditors' independence.

          o Oversee the independent auditors relationship by discussing with the independent auditors the nature, scope and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on appropriate matters.

         Reporting to Board of Directors

          o Report Audit Committee activities to the full Board and issue annually a report (including appropriate oversight conclusions) to be included in the Company's proxy statement for its annual meeting of shareholders.

          o Review the Audit Committee Charter with the Board of Directors annually.

PROXY                         I-TRAX, INC.                                PROXY

    One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, PA 19103

   This Proxy is Solicited on Behalf of the Board of Directors of I-trax, Inc.
        for the Special Meeting of Stockholders to be held March 17, 2004

         The undersigned holder of Common Stock of I-trax, Inc. ("I-trax") hereby appoints Frank A. Martin and Yuri Rozenfeld, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of I-trax that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on Wednesday, March 17, 2004 at 10:00 a.m., local time, at 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania, and at any adjournments or postponements of the Special Meeting.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:


                                                                                        /x/   Please mark votes as in this example.
1.   A proposal to approve the  issuance  of up to  13,859,200  shares of I-trax        FOR         AGAINST           ABSTAIN
     Common Stock and 400,000  shares of I-trax Series A  Convertible  Preferred        /  /        /  /              /  /
     Stock to be delivered in connection with the Merger Agreement,  dated as of
     December 26,  2003,  as amended,  among  Meridian  Occupational  Healthcare
     Associates, Inc. (d/b/a CHD Meridian Healthcare) ("CHD Meridian"),  I-trax,
     DCG  Acquisition,  Inc.,  a  wholly-owned  subsidiary  of  I-trax,  and CHD
     Meridian Healthcare, LLC, a company of which I-trax is the sole member.


2.   A proposal to approve the merger of DCG  Acquisition,  Inc., a wholly-owned        FOR         AGAINST           ABSTAIN
     subsidiary of I-trax with and into CHD Meridian.                                   /  /        /  /              /  /


3.   A proposal  to  approve  the sale of up to  1,100,000  shares of I-trax FOR        FOR         AGAINST           ABSTAIN
     AGAINST ABSTAIN Series A Convertible  Preferred Stock to raise a portion of        /  /        /  /              /  /
     the cash consideration to be used in the merger and for working capital.


4.   A proposal to ratify and approve the issuance,  in a private placement that        FOR         AGAINST           ABSTAIN
     closed on October 31, 2003, of 1,400,000  shares of I-trax Common Stock and        /  /        /  /              /  /
     warrants to purchase 840,000 shares of I-trax Common Stock, and approve the issuance of 840,000 shares of I-trax Common Stock upon the exercise of such warrants.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.







                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE DESCRIBED PROPOSALS 1, 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of I-trax either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.


                    The  undersigned  acknowledges  receipt of the  accompanying
                    Notice  of  Special  Meeting  of   Stockholders   and  Proxy
                    Statement.

       --------------------------------------------------------------------
       Signature

       --------------------------------------------------------------------
       Signature (if held jointly)


       Date:_________________________________________________, 2004

                    When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.

Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope.